    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                                ---------------

                                   AT&T CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEW YORK                              4811                            13-4924710
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                                ---------------

    32 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, 10013-2412 (212) 387-5400 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                            MARILYN J. WASSER, ESQ.
                       VICE PRESIDENT--LAW AND SECRETARY
                                   AT&T CORP.
                             295 NORTH MAPLE AVENUE
                            BASKING RIDGE, NJ 07920
                                 (908) 221-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                        COPIES OF ALL COMMUNICATIONS TO:

    Steven A. Rosenblum, Esq.            Stephen M. Brett, Esq.           Frederick H. McGrath, Esq.
 Wachtell, Lipton, Rosen & Katz        Tele-Communications, Inc.            Baker & Botts, L.L.P.
       51 West 52nd Street                  Terrace Tower II                 599 Lexington Avenue
    New York, New York 10019                5619 DTC Parkway               New York, New York 10022
         (212) 403-1000                Englewood, Colorado 80111                (212) 705-5000
                                             (303) 267-5500

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective time of the Registration Statement and the effective time of the merger (the "Merger") of a subsidiary of AT&T Corp. with and into Tele-Communications, Inc., as described in the Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998 (the "Merger Agreement"), attached as Appendix A to the Proxy Statement/Prospectus forming a part of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                               PROPOSED
                                                MAXIMUM   PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF                         OFFERING      AGGREGATE
    SECURITIES TO BE         AMOUNT TO BE      PRICE PER      OFFERING         AMOUNT OF
       REGISTERED             REGISTERED         SHARE          PRICE       REGISTRATION FEE
--------------------------------------------------------------------------------------------
Common Stock, par value
 $1.00 per share........ 499,876,427 Shares(1)    (2)    $34,720,676,225(3)  $ 9,652,348(3)
--------------------------------------------------------------------------------------------
Class A Liberty Media
 Group Common Stock,
 par value $1.00 per
 share.................. 604,502,284 Shares(4)    (2)    $26,624,435,660(5)  $ 7,401,594(5)
--------------------------------------------------------------------------------------------
Class B Liberty Media
 Group Common Stock,
 par value $1.00 per
 share..................  56,720,431 Shares(6)    (2)    $ 2,588,611,076(7)  $   719,634(7)
--------------------------------------------------------------------------------------------
Total...................                                 $63,933,722,961     $17,773,576(8)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Based upon the sum of (i) 400,444,373, the product of (a) 516,236,138, the total number of shares of Series A TCI Group common stock, par value $1.00 per share, of Tele-Communications, Inc. ("TCI") (including 42,579,131 shares issuable pursuant to certain outstanding options, convertible securities and other rights, whether or not currently exercisable ("rights"), to acquire TCI Group Series A Shares) ("TCI Group Series A Shares") and (b) 0.7757, the TCI Group Class A Exchange Ratio (as defined in the attached Merger Agreement); (ii) 54,990,230, the product of (a) 64,444,193, the total number of shares of Series B TCI Group common stock, par value $1.00 per share, of TCI ("TCI Group Series B Shares") and (b) 0.8533, the TCI Group Class B Exchange Ratio (as defined in the attached Merger Agreement); (iii) 4,490,818, the product of (a) 43,575, the total number of outstanding shares of Convertible Preferred Stock, Series C-TCI Group, par value $.01 per share, of TCI ("Series C-TCI Group Shares") and
    (b) 103.059502, the Series C-TCI Group Preferred Exchange Ratio (as defined in the attached Merger Agreement); (iv) 5,948,573, the product of (a) 6,444,244, the total number of outstanding shares of Redeemable Convertible TCI Group Preferred Stock, Series G, par value $.01 per share, of TCI ("Series G Shares") and (b) 0.923083, the Series G Preferred Ratio (as defined in the attached Merger Agreement); (v) 7,561,059, the product of
    (a) 4,600,000, the total number of outstanding shares of Series A Preferred Stock, par value $.01 per share, of TCI Communications, Inc. ("TCIC Series A Shares") and (b) 1.6437083, the product of (1) 2.119, the ratio for which TCIC Series A Shares are convertible into TCI Group Series A Shares and (2) 0.7757, the TCI Group Class A Exchange Ratio; and (vi) 26,441,374, the product of (a) 6,257,961, the total number of outstanding shares of Class A Senior Cumulative Exchangeable Preferred Stock, par value $100 per share, of TCI Pacific Communications, Inc. ("TCI Pacific Class A Shares") and (b) 4.2252379, the product of (1) 5.447, the ratio for which TCI Pacific Class A Shares are convertible into TCI Group Series A Shares and (2) 0.7757, the TCI Group Class A Exchange Ratio.
(2) Not applicable.
(3) Estimated solely for the purpose of calculating the registration fee. The registration fee was computed pursuant to Rules 457(f)(1), 457(f)(2) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), by calculating the sum of (i) 28,280,086,747, the product of (a) $54.7813, the average of the high and low prices of the TCI Group Series A Shares on the Nasdaq National Market tier of The Nasdaq Stock Market ("NASDAQ"), on December 31, 1998, as reported in published financial sources, and (b) 516,236,138, the total number of TCI Group Series A Shares (including rights); (ii) 3,931,095,773, the product of (a) $61, the average of the high and low prices of the TCI Group Series B Shares on NASDAQ, on December 31, 1998, as reported in published financial sources, and (b) 64,444,193, the total number of TCI Group Series B Shares; (iii) $85,732,737, the book value of the Series C-TCI Group Shares as of December 31, 1998; (iv) $141,515,966, the book value of the Series G Shares as of December 31, 1998; (v) 517,500,000, the product of (a) $112.50, the average of the bid and ask prices of the TCIC Series A Shares on NASDAQ, on December 31, 1998, as reported in published financial sources, and (b) 4,600,000, the total number of TCIC Series A Shares; and (vi) 1,764,745,002, the product of (a) $282, the average of the bid and ask prices of the TCI Pacific Class A Shares on NASDAQ, on December 31, 1998, as reported in published financial sources, and (b) 6,257,961, the total number of TCI Pacific Class A Shares. The sum of 34,720,676,225 was then multiplied by .000278.
(4) Based upon the sum of (i) 383,360,787, the total number of shares of Series A Liberty Media Group common stock, par value $1.00 per share, of TCI (including 47,686,063 shares issuable pursuant to certain rights to acquire Liberty Group Series A Shares) ("Liberty Group Series A Shares"); (ii) 213,294,321, the product of (a) 410,181,386, the total number of shares of Series A TCI Ventures Group common stock, par value $1.00 per share, of TCI (including 32,989,606 shares issuable pursuant to certain rights to acquire Ventures Group Series A Shares) ("Ventures Group Series A Shares") and (b) 0.52, the TCI Ventures Class A Exchange Ratio (as defined in the attached Merger Agreement); (iii) 3,969,844, the product of (a) 70,575, the total number of outstanding shares of Convertible Preferred Stock, Series C-Liberty Media Group, par value $.01 per share, of TCI ("Series C-Liberty Media Group Shares") and (b) 56.25, the Series C-Liberty Media Exchange Ratio (as defined in the attached Merger Agreement); and (iv) 3,877,332, the product of (a) 6,564,794, the total number of outstanding shares of Redeemable Convertible Liberty Media Group Preferred Stock, Series H, par value $.01 per share, of TCI ("Series H Shares") and (b) 0.590625, the Series H Preferred Ratio (as defined in the attached Merger Agreement).
(5) Estimated solely for the purpose of calculating the registration fee. The registration fee was computed pursuant to Securities Act Rules 457(f)(1), 457(f)(2) and 457(c) by calculating the sum of (i) 17,143,434,362, the product of (a) $44.7188, the average of the high and low prices of the Liberty Group Series A Shares on NASDAQ, on December 31, 1998, as reported in published financial sources, and (b) 383,360,787, the total number of Liberty Group Series A Shares (including rights); (ii) 9,408,535,542, the product of (a) $22.9375, the average of the high and low prices of the Ventures Group Series A Shares on NASDAQ, on December 31, 1998, as reported in published financial sources, and (b) 410,181,386, the total number of Ventures Group Series A Shares (including rights); (iii) $36,425,009, the book value of the Series C-Liberty Media Group Shares as of December 31, 1998; and (iv) $36,040,747, the book value of the Series H Shares as of December 31, 1998. The sum of 26,624,435,660 was then multiplied by .000278.
(6) Based upon the sum of (i) 31,698,895, the total number of outstanding shares of Series B Liberty Media Group common stock, par value $1.00 per share, of TCI ("Liberty Group Series B Shares") and (ii) 25,021,536, the product of (a) 48,118,338, the total number of shares of Series B TCI Ventures Group common stock, par value $1.00 per share, of TCI (including 2,800,000 shares issuable pursuant to certain rights to acquire Ventures Group Series B Shares) ("Ventures Group Series B Shares") and (b) 0.52, the TCI Ventures Class B Exchange Ratio (as defined in the attached Merger Agreement).
(7) Estimated solely for the purpose of calculating the registration fee. The registration fee was computed pursuant to Securities Act Rules 457(f)(1) and 457(c) by calculating the sum of (i) 1,484,896,698, the product of (a) $46.8438, the average of the high and low prices of the Liberty Group Series B Shares on NASDAQ, on December 31, 1998, as reported in published financial sources, and (b) 31,698,895, the number of outstanding Liberty Group Series B Shares and (ii) 1,103,714,378, the product of (a) $22.9375, the average of the high and low prices of the Ventures Group Series B Shares on NASDAQ, on December 31, 1998, as reported in published financial sources, and (b) 48,118,338, the total number of Ventures Group Series B Shares (including rights). The sum of 2,588,611,076 was then multiplied by .000278.
(8) Pursuant to Rule 0-11(a)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the total registration fee of $17,773,576 was reduced in amount by $8,727,249, the filing fee paid by the Registrant pursuant to Exchange Act Rule 0-11 in connection with the filing of the preliminary proxy materials of the Registrant and TCI with the Securities and Exchange Commission (the "Commission") on October 16, 1998.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


[LOGO] AT&T


PROXY STATEMENT/PROSPECTUS

THE MERGER OF AT&T AND TCI

Local Telephone Service

Long-Distance                           VOTE NOW!

Wireless/Cellular Service

High-Speed Internet Access

Cable TV/Entertainment

[AT&T Letterhead]

                                                                 January 8, 1999


Dear AT&T Shareowner:

  As part of our strategic plans for AT&T, we are working on several fronts to expand our business and our potential in the marketplace. I am writing you today about an important part of our plans.

  As you know, AT&T has agreed to acquire Tele-Communications, Inc., one of the largest cable television providers in the country. By merging with TCI, we plan to create an advanced broadband network that can deliver an array of communications, entertainment and information services directly to millions of U.S. households, all under the AT&T brand name. We consider this a critical step toward our goal of becoming the "total communications source" for our customers--supplying complete packages of local telephone, long-distance, wireless, Internet, entertainment and next-generation digital services.

  Before we can go ahead with this merger, the shareowners of AT&T must vote on the specific proposal that will allow the merger to take place. This proposal approves the issuance of shares of AT&T common stock and the creation and issuance of a new class of AT&T common shares, New Liberty Media Group tracking stock, in the merger. AT&T common stock is listed on The New York Stock Exchange under the symbol "T" and we expect to list the New Liberty Media Group tracking stock on The New York Stock Exchange. We are very excited by the opportunities we see in merging with TCI, so we are urging you to vote FOR the proposal explained in the enclosed proxy statement/prospectus. YOUR BOARD OF DIRECTORS HAS CAREFULLY STUDIED THE TERMS AND CONDITIONS OF THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE PROPOSAL.

  YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE MERGER THAT WE DESCRIBE STARTING ON PAGE 21 OF THIS PROXY STATEMENT/PROSPECTUS.

  TO VOTE YOUR SHARES, you may use the enclosed proxy card, vote by telephone or via the Internet, or attend a special shareowner meeting that will be held for this important vote. The special meeting will be held on Wednesday, February 17, 1999, at 8:00 a.m., at the Meadowlands Exposition Center, 355 Plaza Drive, Secaucus, New Jersey.

  YOUR VOTE IS VERY IMPORTANT. To vote FOR the proposal, you must cast a "yes" vote by following the instructions stated on the enclosed proxy card or given over the telephone or via the Internet. If you do not vote at all, it will, in effect, count as a vote against the proposal.

  We believe this merger will enhance AT&T's long-standing position as a leader in the industry and offer us opportunities to expand our business in exciting new ways. We urge you to vote FOR this proposal, an important step in the move ahead for your AT&T.

                                    Sincerely,

                                    /s/ C. Michael Armstrong

                                    C. Michael Armstrong
                                    Chairman of the Board and
                                    Chief Executive Officer

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares of AT&T common stock or New Liberty Media Group tracking stock to be issued in the merger, or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where such an offer or solicitation would be illegal.


  This proxy statement/prospectus is dated January 8, 1999, and was first mailed to AT&T shareholders on January 11, 1999.

                                                                 January 8, 1999
[LOGO OF TCI]

Dear Shareholder:

  TCI has agreed to be acquired by AT&T Corp. in a merger transaction in which the holders of TCI Group stock will receive shares of AT&T common stock and holders of Liberty Media Group stock and TCI Ventures Group stock will receive shares of a new class of common stock of AT&T that we refer to as New Liberty Media Group tracking stock. In addition, the Board of Directors has approved a plan to combine the Liberty Media Group and the TCI Ventures Group in a transaction in which the holders of TCI Ventures Group stock would become holders of Liberty Media Group stock. Finally, the Board of Directors has approved amendments to the charter to increase the authorized shares of Liberty Media Group tracking stock if the Liberty Media Group and the TCI Ventures Group are combined. The combination and the increase in the number of authorized shares would occur irrespective of whether the merger with AT&T is approved or completed.

  Before we can proceed with the merger, the combination or increase the number of authorized shares, the shareholders of TCI must vote in favor of these proposals. Each of these proposals is described in detail in the accompanying proxy statement/prospectus, which I urge you to read carefully.

  The Board of Directors, acting upon the recommendation of a special committee, has approved each of these proposals and unanimously recommends that the shareholders vote FOR such proposals. We have scheduled a special meeting of our shareholders to vote on these proposals. You may vote on these proposals at the special meeting in person or by using the enclosed proxy card. The special meeting will be held at TCI's National Digital Television Center, 4100 East Dry Creek Road, Littleton, Colorado, on February 17, 1999 at 10:00 a.m.

  YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to complete and return the accompanying proxy card. If you sign and mail the proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of both proposals. IF YOU DO NOT RETURN YOUR PROXY CARD OR VOTE IN PERSON AT THE SPECIAL MEETING, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST EACH OF THE PROPOSALS.

  YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 21 OF THIS PROXY STATEMENT/PROSPECTUS.

                                        Sincerely,

                                        /s/ John C. Malone

                                        John C. Malone
                                        Chairman of the Board and
                                        Chief Executive Officer


   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares of AT&T common stock or New Liberty Media Group tracking stock to be issued in the merger or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where such an offer or solicitation would be illegal.


  THIS PROXY STATEMENT/PROSPECTUS IS DATED JANUARY 8, 1999, AND WAS FIRST MAILED TO SHAREHOLDERS ON JANUARY 11, 1999.

                                   AT&T CORP.
                           32 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10013-2412

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                   TO BE HELD ON WEDNESDAY, FEBRUARY 17, 1999

                               ----------------

  A special meeting of the shareholders of AT&T Corp., a New York corporation, will be held at 8:00 a.m., local time, on Wednesday, February 17, 1999, at the Meadowlands Exposition Center, 355 Plaza Drive, Secaucus, New Jersey, for the following purposes:

    1. To consider and vote on the amendment to the AT&T Charter to authorize the creation of New Liberty Media Group tracking stock, and on the issuance of AT&T common stock and New Liberty Media Group tracking stock in connection with the merger of a subsidiary of AT&T with Tele-Communications, Inc.

    2. To transact such other business as may properly come before the special meeting or any adjournment or postponement.

  We describe these items of business more fully in the proxy statement/prospectus attached to this Notice.

  Only holders of record of AT&T common stock at the close of business on December 24, 1998 are entitled to notice of, and will be entitled to vote at, the special meeting or any adjournment or postponement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Marilyn J. Wasser
                                          Vice President-Law and Secretary

New York, New York
January 8, 1999

  TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, WE URGE YOU TO VOTE BY TELEPHONE, VIA THE INTERNET, OR TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU CAN WITHDRAW YOUR PROXY, OR CHANGE YOUR VOTE, AT ANY TIME BEFORE IT IS VOTED BY EXECUTING A LATER-DATED PROXY, BY VOTING BY BALLOT AT THE SPECIAL MEETING, BY TELEPHONE OR VIA THE INTERNET, OR BY FILING AN INSTRUMENT OF REVOCATION WITH THE INSPECTORS OF ELECTION IN CARE OF THE VICE-PRESIDENT--LAW AND SECRETARY AT THE ABOVE ADDRESS.

                           TELE-COMMUNICATIONS, INC.

                                TERRACE TOWER II
                                5619 DTC PARKWAY
                         ENGLEWOOD, COLORADO 80111-3000

                                ---------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON FEBRUARY 17, 1999

                                ---------------
  A special meeting of the shareholders of Tele-Communications, Inc., a Delaware corporation, will be held at 10 a.m., local time, on February 17, 1999 at TCI's National Digital Television Center, 4100 East Dry Creek Road, Littleton, Colorado, for the following purposes:

    1. To consider and vote on a proposal to amend TCI's Restated Certificate of Incorporation, as amended, to combine the Liberty Media Group and the TCI Ventures Group, reclassify each share of TCI Ventures Group tracking stock into 0.52 of a share of Liberty Media Group tracking stock, provide that the number of authorized shares of Liberty Media Group tracking stock following the combination will be equal to the sum of the number of shares of Liberty Media Group tracking stock and TCI Ventures Group tracking stock currently authorized and amend the definition of the assets and businesses of the Liberty Media Group.

    2. To consider and vote on a proposal to increase the number of authorized shares of Series A Liberty Media Group common stock to 2,500,000,000 and the number of authorized shares of Series B Liberty Media Group common stock to 250,000,000 if the Liberty/Ventures combination is approved.

    3. To consider and vote on a proposal to approve the Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998, among AT&T Corp., Italy Merger Corp. and TCI, under which TCI would become a wholly owned subsidiary of AT&T and holders of TCI common stock would receive AT&T common stock.

    4. To transact such other business as may properly come before the special meeting or any adjournment or postponement.

  We describe these items of business more fully in the proxy statement/prospectus attached to this Notice.

  Holders of record at the close of business on December 31, 1998 of shares of TCI Group tracking stock, Liberty Media Group tracking stock, TCI Ventures Group tracking stock, TCI Series C-Liberty Media Group preferred stock and TCI Series C-TCI Group preferred stock will be entitled to vote at the special meeting or any adjournment or postponement. Holders of record at the close of business on December 31, 1998 of shares of TCI Class B preferred stock, TCI Series F preferred stock, TCI Series G preferred stock and TCI Series H preferred stock are entitled to notice of, but not to vote at, the special meeting. A list of shareholders entitled to vote at the special meeting will be available during ordinary business hours at TCI's offices at Terrace Tower II, 5619 DTC Parkway, Englewood, CO 80111-3000 for a period of at least 10 days prior to the special meeting for examination by any TCI shareholder entitled to vote at the special meeting for any purpose germane to the special meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Stephen M. Brett

                                      Stephen M. Brett
                                      Secretary
Englewood, Colorado
January 8, 1999

  TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU CAN WITHDRAW YOUR PROXY, OR CHANGE YOUR VOTE, AT ANY TIME BEFORE IT IS VOTED.

  The following diagrams illustrate the proposed transactions in general terms and are not comprehensive. They reflect the economic substance of the transactions, but do not precisely reflect the legal and corporate entities used to implement the transactions. For a more complete description of the proposed transactions, see "The Proposed Transactions" starting on page 24 and "The Transaction Agreements--The Merger Agreement" starting on page 67.

                               CURRENT STRUCTURE

  [Chart showing current structure of AT&T, with one class of common stock, and TCI, with three tracking stocks: TCI Group Tracking Stock, Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock.]

STEP 1 -- LIBERTY/VENTURES COMBINATION

  [Chart showing combination of the Liberty Media Group and TCI Ventures Group, with the resulting structure of TCI with two tracking stocks: TCI Group Tracking Stock and Liberty/Ventures Group Tracking Stock.]

STEP 2-MERGER



[Chart showing asset transfers from the Liberty/Ventures Group to the TCI Group, and the merger of Italy Merger Corp., a wholly owned subsidiary of AT&T, into TCI, with TCI becoming a subsidiary of AT&T. Chart indicates that the TCI Group is grouped together with existing AT&T businesses while the Liberty/Ventures Group becomes the New Liberty Media Group.]



                             POST-MERGER STRUCTURE


[Chart showing post-merger structure of AT&T, with two groups consisting of the AT&T Common Stock Group and the New Liberty Media Group.]

                WHAT TCI SHAREHOLDERS WILL RECEIVE IN THE MERGER

  The following charts illustrate the consideration that the holders of TCI capital stock will receive in the merger in exchange for their shares of TCI capital stock. To show the cash payments TCI holders will receive in place of fractional shares, we assume a value of AT&T common stock equal to $70 per share and a value of New Liberty Media Group tracking stock (Class A and Class
B) equal to $40 per share. The actual cash payment will depend on trading prices after the merger.

TCI GROUP TRACKING STOCK

                     NUMBER OF SHARES          NUMBER OF SHARES CASH PAYMENT IN
                       OF TCI GROUP   EXCHANGE  OF AT&T COMMON     PLACE OF A
                      TRACKING STOCK    RATE        STOCK       FRACTIONAL SHARE
                     ---------------- -------- ---------------- ----------------
 SERIES A..........        100         0.7757         77             $39.90
 SERIES B..........        100         0.8533         85             $23.10

LIBERTY MEDIA GROUP TRACKING STOCK

                     NUMBER OF SHARES          NUMBER OF SHARES
                     OF LIBERTY MEDIA           OF NEW LIBERTY  CASH PAYMENT IN
                      GROUP TRACKING  EXCHANGE   MEDIA GROUP       PLACE OF A
                          STOCK         RATE    TRACKING STOCK  FRACTIONAL SHARE
                     ---------------- -------- ---------------- ----------------
 SERIES A..........        100           1.00   100 (Class A)            $0
 SERIES B..........        100           1.00   100 (Class B)            $0

TCI VENTURES GROUP TRACKING STOCK

  Prior to the merger, TCI may combine the Liberty Media Group and the TCI Ventures Group. If the combination occurs, TCI will reclassify each share of TCI Ventures Group tracking stock into 0.52 of a share of the corresponding series of Liberty Media Group tracking stock. Each reclassified share will then become one share of New Liberty Media Group tracking stock in the merger. If the combination does not occur prior to the merger, each share of TCI Ventures Group tracking stock will be converted directly into 0.52 of a share of New Liberty Media Group tracking stock in the merger. In either event, the New Liberty Media Group will consist of the combined businesses of the current Liberty Media Group and the TCI Ventures Group, after giving effect to asset transfers that we describe in this document. Because the practical effect of either route is the same, TCI does not currently intend to complete the combination as a separate transaction if it expects the merger will occur soon after the shareholders meeting. The following assumes the exchange of TCI Ventures Group tracking stock directly in the merger.

               NUMBER OF SHARES              NUMBER OF SHARES   CASH PAYMENT IN
               OF TCI VENTURES    EXCHANGE OF NEW LIBERTY MEDIA    PLACE OF A
             GROUP TRACKING STOCK  RATIO   GROUP TRACKING STOCK FRACTIONAL SHARE
             -------------------- -------- -------------------- ----------------
 SERIES A..           80            0.52       41 (Class A)          $24.00
 SERIES B..           80            0.52       41 (Class B)          $24.00

TCI PREFERRED STOCK

  In the merger, TCI convertible preferred shares will be exchanged for AT&T shares. Holders of shares of TCI convertible preferred stock will receive the same number of shares of AT&T common stock or New Liberty Media Group tracking stock in the merger as they would receive if they were to convert their shares of preferred stock into shares of TCI Group tracking stock or Liberty Media Group tracking stock just before the merger. Shares of TCI Class B preferred stock will not be exchanged in the merger and will remain outstanding.

                                                                                       CASH PAYMENT
                                                       NUMBER OF        NUMBER OF           IN
                              NUMBER OF                SHARES OF      SHARES OF NEW     PLACE OF A
                              SHARES OF     EXCHANGE      AT&T     LIBERTY MEDIA GROUP  FRACTIONAL
                           PREFERRED STOCK   RATIO    COMMON STOCK   TRACKING STOCK       SHARE
                           --------------- ---------- ------------ ------------------- ------------
 SERIES C--TCI GROUP.....         50       103.059502    5,152              --            $68.26
 SERIES C--LIBERTY MEDIA
  GROUP..................         50            56.25      --             2,812           $20.00
 SERIES G................         50         0.923083       46              --            $10.79
 SERIES H................         50         0.590625      --                29           $21.25

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:  WHAT WILL HAPPEN TO OUTSTANDING SHARES OF AT&T COMMON STOCK IN THE MERGER?

A: Nothing. Currently outstanding shares of AT&T common stock will remain outstanding with no change. After the merger, shares of AT&T common stock will reflect the combined assets and businesses of AT&T and the TCI Group.

Q:  IS THE MERGER TAXABLE?

A: AT&T and TCI each expect the merger to be tax free. We have structured the merger so that our legal counsel will be able to deliver opinions that neither AT&T, TCI nor the TCI shareholders should recognize any gain or loss for U.S. federal income tax purposes in the merger, except with respect to any cash that TCI shareholders will receive instead of fractional shares. Receipt of these opinions is a non-waivable condition to completion of the merger. In addition, no gain or loss should be recognized by AT&T shareholders with respect to their AT&T shares as a result of the merger.

  We describe the material U.S. federal income tax consequences of the transactions in more detail on page 57. The tax consequences to you will depend on the facts of your own situation. Please consult your tax advisors for a full understanding of the tax consequences to you of the merger.

Q:  AM I ENTITLED TO APPRAISAL RIGHTS?

A: It depends. Holders of AT&T common stock and holders of TCI common stock, of any class or series, are not entitled to appraisal rights in connection with the merger. Only holders of TCI convertible preferred shares will have appraisal rights. We describe the procedures for exercising appraisal rights in this proxy statement/prospectus and we attach the provisions of Delaware law that govern appraisal rights as Appendix G.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger in the first quarter of 1999. Because the merger is subject to governmental approvals, however, we cannot predict the exact timing.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After we complete the merger, AT&T will send instructions to TCI shareholders whose shares were converted in the merger. These instructions will explain how to exchange your TCI share certificates for the appropriate AT&T share certificates.

Q:  HOW DO I VOTE?

A: Just mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your shareholders meeting. AT&T shareholders may also vote by telephone or via the Internet, as we describe in this proxy statement/prospectus.

Q:  CAN I CHANGE MY VOTE?

A: Yes. You may change your vote by delivering a later-dated, signed proxy card to your company's corporate secretary before your shareholders meeting, or by attending your shareholders meeting and voting in person. AT&T shareholders may also change their votes by telephone or via the Internet prior to the AT&T shareholders meeting.

Q:  WHOM CAN I CALL WITH QUESTIONS?

A: If you have any questions about the merger or any related transactions, please call AT&T at (800) 947-9727 or TCI at (800) 888-9824. Information regarding AT&T and the merger is also available on the AT&T Investor Relations Home Page on the Internet at www.att.com/ir.

  If you would like copies of any of the documents we refer to in this proxy statement/prospectus, you should call AT&T at (800) 348-8288 if the documents relate to AT&T, or call TCI at (800) 888-9824 if the documents relate to TCI.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................   1
The Companies.............................................................   1
The Proposed Transactions.................................................   1
AT&T's Reasons for the Merger.............................................   2
TCI's Reasons for the Merger..............................................   3
TCI's Reasons for the Liberty/Ventures Combination........................   3
TCI's Reasons for the Increased Authorization.............................   3
Opinions of Financial Advisors............................................   3
The Merger................................................................   4
The Liberty/Ventures Combination and Increased Authorization..............   6
AT&T after the Merger.....................................................   7
Markets and Market Prices.................................................   9
Selected Historical and Pro Forma Financial Information...................   9
Selected Historical Financial Information.................................  11
Selected Pro Forma Condensed Financial Information........................  15
Unaudited Comparative Per Share Data......................................  17
Comparative Per Share Market Price and Dividend Information...............  18
Where You Can Find More Information.......................................  19
RISK FACTORS RELATING TO THE MERGER.......................................  21
Benefits of Combining AT&T and TCI May Not be Realized....................  21
Regulatory Agencies May Impose Conditions on Consents Relating to the
 Merger...................................................................  21
Value of AT&T Stock to be Received in the Merger May Fluctuate............  21
Holders of Different Classes of AT&T Stock May Have Competing Interests...  21
The Board of Directors of Liberty Media Corporation, a Majority of Which
 Will Be Individuals Designated by TCI Prior to the Merger, Has the Power
 to Take Actions That May Not Be in the Best Interests of AT&T or Holders
 of New Liberty Media Group Tracking Stock................................  22
The Board of Directors of Liberty Media Corporation May Have No Fiduciary
 Duties to Holders of New Liberty Media Group Tracking Stock..............  22
Lack of Certainty that Merger Will be Tax Free............................  22

                                                                            PAGE
                                                                            ----
THE COMPANIES.............................................................   23
AT&T......................................................................   23
Italy Merger Corp.........................................................   23
TCI.......................................................................   23
THE PROPOSED TRANSACTIONS.................................................   24
Special Meetings to Vote on the Proposed Transactions.....................   24
Structure of the Transactions.............................................   25
Background................................................................   28
AT&T's Reasons for the Merger; Recommendation of the AT&T Board...........   30
TCI's Reasons for the Transactions; Recommendation of the Special
 Committee and the TCI Board..............................................   34
Opinions of AT&T's Financial Advisors.....................................   40
Opinions of TCI's Financial Advisor.......................................   44
Management and Operations of AT&T following the Merger....................   49
Accounting Treatment......................................................   50
Interests of Certain Persons in the Transactions..........................   50
Material Federal Income Tax Consequences..................................   57
Regulatory Matters........................................................   60
Appraisal Rights..........................................................   63
Federal Securities Laws Consequences......................................   66
THE TRANSACTION AGREEMENTS................................................   67
The Merger Agreement......................................................   67
Other Transaction Agreements..............................................   79
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION.......................   83
THE AT&T TRACKING STOCK AMENDMENT.........................................   97
General...................................................................   97
Special Considerations Relating to the Issuance of Tracking Stock and the
 Merger...................................................................   97
RELATIONSHIP BETWEEN THE AT&T COMMON STOCK GROUP AND THE NEW LIBERTY MEDIA
 GROUP....................................................................  104
Capital Stock Committee...................................................  104
Policy Statement..........................................................  104
Agreements between the AT&T Common Stock Group and the New Liberty Media
 Group....................................................................  105

                                                                           PAGE
                                                                           ----
DESCRIPTION OF AT&T CAPITAL STOCK......................................... 109
General................................................................... 109
AT&T Common Stock......................................................... 109
AT&T Preferred Stock...................................................... 110
AT&T Tracking Stock Amendment............................................. 112
COMPARISON OF CERTAIN RIGHTS OF SHAREHOLDERS OF AT&T AND TCI.............. 118
Business Combinations..................................................... 118
State Takeover Legislation................................................ 119
Appraisal Rights.......................................................... 120
Amendments to Charters.................................................... 121
Amendments to By-Laws..................................................... 122
No Preemptive Rights...................................................... 122
Duration of Proxies....................................................... 123
Shareholder Action........................................................ 123
Nomination Procedures and Shareholder Proposals........................... 123
Special Shareholder Meetings.............................................. 124
Cumulative Voting......................................................... 124
Size of the Board of Directors and Classification of the TCI Board........ 124
Removal of Directors...................................................... 125
Vacancies................................................................. 125
Indemnification of Directors and Officers................................. 126
Limitation of Personal Liability of Directors............................. 128
LIBERTY/VENTURES COMBINATION.............................................. 142
Background of and Reasons for the Liberty/Ventures Combination............ 142
Business of the Liberty Media Group and the TCI Ventures Group............ 143
Terms of the Liberty/Ventures Combination................................. 144
DESCRIPTION OF LIBERTY/VENTURES GROUP TRACKING STOCK AND EFFECTS ON
 EXISTING TCI COMMON STOCK................................................ 147
General................................................................... 147
Voting Rights............................................................. 148
Dividends................................................................. 149
Share Distributions....................................................... 151
Conversion and Redemption................................................. 153

                                                                           PAGE
                                                                           ----
Liquidation Rights........................................................ 165
Determinations by the TCI Board........................................... 166
No Preemptive Rights...................................................... 166
Dividend Policy........................................................... 166
Stock Transfer Agent and Registrar........................................ 166
Inclusion in NASDAQ/NM.................................................... 166
Existing Capital Stock.................................................... 167
Description of TCI Capital Stock.......................................... 167
Anti-Takeover Considerations.............................................. 170
THE INCREASED AUTHORIZATION PROPOSAL...................................... 172
BUSINESS OF THE LIBERTY MEDIA GROUP....................................... 173
Overview of the Liberty Media Group....................................... 173
Description of the Liberty Media Group.................................... 178
BUSINESS OF THE TCI VENTURES GROUP........................................ 185
Description of the TCI Ventures Group..................................... 186
THE SPECIAL MEETINGS...................................................... 191
AT&T Special Meeting...................................................... 191
TCI Special Meeting....................................................... 193
EXPERTS................................................................... 195
LEGAL MATTERS............................................................. 197
SUBMISSION OF SHAREHOLDER PROPOSALS....................................... 197
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS......................... 198
INDEX OF DEFINED TERMS.................................................... 199
APPENDICES
Appendix A: Merger Agreement.............................................. A-1
Appendix B: Form of New Liberty Media Group Tracking Stock Amendment...... B-1
Appendix C: Form of By-Law Amendment for the Capital Stock Committee and
 Policy Statement......................................................... C-1
Appendix D: Opinion of Credit Suisse First Boston Corporation............. D-1
Appendix E: Opinion of Goldman,
 Sachs & Co............................................................... E-1

                                                                           PAGE
                                                                           ----
Appendix F-1: Opinion of Donaldson,
 Lufkin & Jenrette Securities Corporation regarding the Liberty/Ventures
 Combination.............................................................. F1-1
Appendix F-2: Opinion of Donaldson, Lufkin & Jenrette Securities
 Corporation regarding the Merger......................................... F2-1
Appendix G: Section 262 of the General Corporation Law of the State of
 Delaware.................................................................  G-1
Appendix H-1: Proposed Amendments to the Restated Certificate of
 Incorporation of Tele-Communications, Inc. (Implementing the
 Liberty/Ventures Combination Proposal)................................... H1-1
Appendix H-2: Proposed Amendments to the Restated Certificate of
 Incorporation of Tele-Communications, Inc. (Implementing the Increased
 Authorization Proposal).................................................. H2-1

                                    SUMMARY

  This summary highlights selected information from this proxy statement/prospectus, and may not contain all of the information that is important to you. To better understand the merger and the Liberty/Ventures combination, and for a more complete description of the legal terms of these transactions, you should read this entire document carefully, as well as those additional documents to which we refer you. See "Where You Can Find More Information" on page 19.

THE COMPANIES

AT&T Corp.
32 Avenue of the Americas
New York, New York 10013-2412
Tel: (212) 387-5400

  AT&T is among the world's communications leaders, providing voice, data and video telecommunications services to large and small businesses, consumers and government entities. AT&T and its subsidiaries furnish regional, domestic, international, local and Internet communication transmission services, including cellular telephone and other wireless services.

  Following the merger, AT&T will be divided into two groups:

  . "AT&T Common Stock Group," which will consist of the combined assets and businesses of AT&T and the TCI Group; and

  . "New Liberty Media Group," which will consist of the combined Liberty
   Media Group and the TCI Ventures Group, except for certain assets that the TCI Ventures Group transfers to the TCI Group prior to the merger. Current AT&T shareholders will not obtain any economic participation in the New Liberty Media Group by their ownership of AT&T common stock.

Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado 80111-3000
(303) 267-5500

  TCI, through its subsidiaries and affiliates, engages principally in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. TCI also has investments in cable and telecommunications operations and television programming in certain international markets, as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies.

  TCI is currently divided into three groups:

  . "TCI Group," which consists principally of TCI's domestic cable assets;

  . "Liberty Media Group," which consists principally of TCI's programming assets; and

  . "TCI Ventures Group," which consists of TCI's principal international assets and businesses and its non-cable and non-programming assets.

THE PROPOSED TRANSACTIONS (SEE PAGE 23)

  The transactions will involve the following steps:

  . Liberty/Ventures Combination: TCI plans to combine the Liberty Media
   Group and the TCI Ventures Group prior to the merger, and to reclassify each share of TCI Ventures Group Series A or Series B tracking stock into

   0.52 of a share of Liberty Media Group Series A or Series B tracking stock. We refer to the combined groups as the "Liberty/Ventures Group." We refer to the Liberty Media Group tracking stock following this combination as "Liberty/Ventures Group tracking stock." We refer to the Liberty/Ventures Group following the merger, and after giving effect to the asset transfers that we describe below, as the "New Liberty Media Group."

  . Increased Authorization: If the combination of the Liberty Media Group and the TCI Ventures Group is approved, TCI also plans to increase the authorized number of shares of Liberty Media Group tracking stock to 2.5 billion shares of Series A and 250 million shares of Series B.

  . Pre-Merger Asset Transfers: Prior to the merger, the TCI Group will acquire from the Liberty/Ventures Group its ownership interests in At Home Corporation and Western Tele-Communications, Inc., the shares of AT&T common stock now owned by the TCI Ventures Group and the business of National Digital Television Center, Inc. In exchange, the TCI Group will transfer to the Liberty/Ventures Group an aggregate of approximately $5.5 billion in cash.

  . The Merger: TCI will become a wholly owned subsidiary of AT&T. The aggregate value of the shares of AT&T common stock that AT&T will issue in the merger is approximately $36 billion, based on the closing price of $82.8125 per share of AT&T common stock on January 6, 1999.

   The New Liberty Media Group tracking stock that AT&T will issue in the merger is not currently traded. Assuming, however, that the value of this stock is equal to the value of Liberty Media Group tracking stock and TCI Ventures Group tracking stock for which it will be exchanged, the aggregate value of New Liberty Media Group tracking stock that AT&T will issue is approximately $22 billion. This is based on the closing prices of $45.8125 and $45.875 per share for Liberty Media Group Series A and Series B tracking stock, and $23.00 and $22.75 per share for TCI Ventures Group Series A and Series B tracking stock, on January 6, 1999.

  AT&T and TCI intend to proceed with the merger regardless of whether the proposals relating to the Liberty/Ventures combination are approved. In addition, TCI intends to proceed with the proposals relating to the Liberty/Ventures combination regardless of whether the merger with AT&T is approved.

AT&T'S REASONS FOR THE MERGER (SEE PAGE 30)

  AT&T believes the merger will enable AT&T to create a broadband communications network that permits the delivery of a seamless bundle of communications, entertainment and information services. The merger also will accelerate AT&T's entry into, among other things, residential local telephony, and will position AT&T to become a fully integrated residential communications services provider in TCI service areas. Following the merger, AT&T expects to offer a wide array of consumer communications services--including local telephone, long-distance and wireless communications, cable television, dial-up, and Internet access services at a range of speeds--all under the AT&T brand name.

TCI'S REASONS FOR THE MERGER (SEE PAGE 34)

  TCI believes that the merger offers the holders of TCI Group tracking stock an attractive premium for their shares, while enabling them to participate in the future growth potential of the combined businesses of AT&T and the TCI Group. TCI believes that the combination of the businesses of AT&T and TCI will result in a company that is better able to compete in the changing communications marketplace than either company would be able to alone.

  In addition, TCI believes that the merger will provide significant benefits to the holders of Liberty/Ventures Group tracking stock because of AT&T's ability to accelerate the introduction of digital services and other consumer products that may increase demand for programming services. TCI also believes that the merger will benefit holders of Liberty/Ventures Group tracking stock because the Liberty/Ventures Group will receive approximately $5.5 billion in cash as a result of the asset transfers we describe above, and may use a U.S. federal tax loss carryforward that TCI estimates at $1.6 billion at September 30, 1998 to offset its tax liabilities.

TCI'S REASONS FOR THE LIBERTY/VENTURES COMBINATION (SEE PAGE 36)

  TCI believes that the Liberty/Ventures combination is in the best interests of TCI, holders of TCI Ventures Group tracking stock and holders of Liberty Media Group tracking stock because of the complementary nature of the assets of the TCI Ventures Group and the Liberty Media Group and the management efficiencies that would result from the combination. In addition, TCI believes that holders of Liberty Media Group tracking stock will benefit from the combination because it will significantly increase the amount of publicly held assets of the Liberty Media Group, which will provide the Liberty Media Group with additional flexibility in future financings and other transactions.

TCI'S REASONS FOR THE INCREASED AUTHORIZATION (SEE PAGE 36)

  TCI believes that increasing the authorized number of shares of Liberty Media Group tracking stock will give TCI additional flexibility in structuring future transactions by making additional shares of capital stock available for issuance for general corporate purposes.

OPINIONS OF FINANCIAL ADVISORS

 AT&T (see page 40)

  AT&T's financial advisors, Credit Suisse First Boston Corporation and Goldman, Sachs & Co., have each given a written opinion to AT&T's Board of Directors that, as of June 23, 1998, the exchange ratios for TCI common stock in the merger, taken as a whole, were fair to AT&T from a financial point of view. Each opinion is subject to the qualifications and limitations referred to in the opinion. We attach these opinions as Appendices D and E and we encourage you to read both opinions.

 TCI (see page 44)

  In deciding to approve the proposed transactions, the special committee of TCI's Board of Directors and the full TCI Board of Directors each considered the opinions of Donaldson, Lufkin & Jenrette Securities Corporation, TCI's financial advisor, that, as of the date of the opinions:

  . the exchange ratios relating to the Liberty/Ventures combination were fair, from a financial point of view, to the holders of Liberty Media Group tracking stock and TCI Ventures Group tracking stock, other than those shareholders who are affiliates of TCI; and

  . the exchange ratios in the merger were fair, from a financial point of view, to the holders of each series of TCI Group tracking stock and Liberty/Ventures Group tracking stock, other than those shareholders who are affiliates of TCI.

  Each opinion is subject to the qualifications and limitations referred to in the opinion. We attach these opinions as Appendices F-1 and F-2 and we encourage you to read them.

THE MERGER

 Agreements (see page 67)

  We have attached the merger agreement, which is the legal document that governs the merger, as Appendix A, and we have attached the proposed AT&T charter amendment to create the New Liberty Media Group tracking stock as Appendix B. We encourage you to read these documents. We have also filed other related agreements as exhibits to AT&T's registration statement. Please see the section titled "Where You Can Find More Information," on page 19, for instructions on how to obtain copies of these exhibits.

 Conditions (see page 77)

  We will complete the merger only if certain conditions are satisfied or waived, including the following:

  . approval by the AT&T and TCI shareholders;

  . clearance under antitrust laws and consent from the Federal
   Communications Commission, in each case, without restrictions or conditions that would materially adversely affect the companies or groups within the companies;

  . opinions of tax counsel that the merger and related transactions should be non-taxable for U.S. federal income tax purposes; and

  . as a condition for AT&T, receipt of all other material authorizations and approvals, without restrictions or conditions that would materially adversely affect the companies.

 Termination (see page 78)

  The merger agreement may be terminated in the following circumstances:

  . Either company may terminate the merger agreement if:

   --the merger is not completed by March 31, 1999, which date may be extended by either party first to June 30, 1999 and then to September 30, 1999 if necessary to obtain regulatory approvals;

   --a final and nonappealable order is issued enjoining or prohibiting the proposed transactions; or

   --shareholders of AT&T or TCI do not approve the merger proposals before March 31, 1999.

  . AT&T may terminate the merger agreement if:

   --TCI's Board of Directors withdraws or changes its approval or recommendation of the merger agreement or the merger;

   --TCI fails to comply materially with its obligations in certain circumstances; or

   --shareholders of TCI who entered into a voting agreement regarding the merger breach their obligations.

  . TCI may terminate the merger agreement if:

   --AT&T's Board of Directors withdraws or changes its approval or recommendation of the charter amendment relating to creation of New Liberty Media Group tracking stock and the issuance of AT&T common stock and New Liberty Media Group tracking stock in the merger; or

   --AT&T fails to comply materially with its obligations in certain circumstances.

  AT&T and TCI may also mutually agree to terminate the merger agreement without completing the transactions.

 Termination Fees (see page 79)

  If the merger agreement is terminated because AT&T's Board of Directors withdraws its recommendation or AT&T's shareholders do not approve the AT&T charter amendment creating New Liberty Media Group tracking stock and the issuance of shares in the merger, AT&T must pay TCI a termination fee of $1.75 billion. AT&T must also pay TCI a termination fee of $1.75 billion if, under certain circumstances, the merger agreement is terminated because AT&T announces or completes a transaction that causes a regulatory delay in the merger beyond September 30, 1999.

  If the merger agreement is terminated because TCI's Board of Directors withdraws its recommendation or TCI's shareholders do not approve the merger, TCI must pay AT&T a termination fee of $1.75 billion.

 Regulatory Matters (see page 60)

  AT&T and TCI have made filings and taken other actions, and will continue to take actions, necessary to obtain approvals from U.S. and foreign governmental authorities in connection with the proposed transactions, including U.S. and foreign antitrust authorities and the Federal Communications Commission. On October 2, 1998, the U.S. Department of Justice requested additional information from the companies under the Hart-Scott-Rodino Antitrust Improvements Act. On November 19, 1998, the parties substantially complied with the request, and, on December 9, 1998 the waiting period under the Act expired. On December 30, 1998, AT&T, TCI and the U.S. Department of Justice entered into a stipulation relating to TCI's investment in Sprint Corporation's PCS common stock. We expect to obtain all material required governmental approvals and complete the merger in the first quarter of 1999. We cannot be certain, however, that AT&T and TCI will obtain all required governmental approvals, or that we will obtain these approvals without conditions that would be detrimental to AT&T or TCI.

 Accounting Treatment (see page 50)

  AT&T will account for the merger as a purchase in accordance with generally accepted accounting principles.

 NYSE Listing

  AT&T will list the shares of AT&T common stock to be issued in the merger on the New York Stock Exchange. AT&T also expects to list the shares of New Liberty Media Group tracking stock to be issued in the merger on the New York Stock Exchange.

 Ownership of Shares after the Merger

  After giving effect to the merger, the former holders of TCI Group tracking stock, and TCI preferred shares convertible into TCI Group tracking stock, will hold about 19.4% of the outstanding AT&T common stock. This will represent about 18.5% of the voting power of all outstanding AT&T shares. The former holders of Liberty Media Group tracking stock, TCI Ventures Group tracking stock and TCI preferred shares convertible into Liberty Media
Group tracking stock, will hold all of the outstanding shares of New Liberty Media Group tracking stock. This will represent approximately 4.7% of the voting power of all outstanding AT&T shares. All percentages are as of September 30, 1998.

 Interests of Officers and Directors (see page 50)

  When considering the recommendations of AT&T's Board of Directors and TCI's Board of Directors, you should be aware that the officers and directors of AT&T and TCI may have interests and arrangements that may be different from your interests as shareholders. In particular, certain directors and/or executive officers of TCI have been granted options to purchase an aggregate of 5.5 million shares of Liberty Media Group Series A tracking stock and restricted stock awards aggregating 488,500 shares of TCI Group tracking stock. Such grants vest over time and are contingent upon the merger occurring. Completion of the merger will not cause any of these grants to vest early. Assuming that these grants were fully vested, and based on the closing prices of Liberty Media Group Series A tracking stock of $45.8125 and AT&T common stock of $82.8125 on January 6, 1999, these grants would be worth an aggregate of approximately $45 million. In addition, Liberty Media Corporation has agreed to pay to Jerome H. Kern, a director and executive officer of TCI, immediately prior to the merger the sum of $10 million for his services in negotiating the merger agreement and completing the merger. Further, officers and directors of TCI hold equity-related benefits, such as stock options, stock appreciation rights and restricted stock awards, the vesting and exercisability of which may accelerate upon certain termination events following the merger. In addition, certain persons, including officers and directors of TCI, will enter into tax protection agreements with TCI prior to the merger, which will protect such employees from the effects of certain U.S. federal excise taxes that may become payable upon certain termination events following the merger. We discuss these interests in this proxy statement/prospectus.

 Vote Required

  Approval of the AT&T proposal to create New Liberty Media Group tracking stock and to issue shares of AT&T common stock and New Liberty Media Group tracking stock in the merger requires the favorable vote of holders of a majority of the outstanding shares of AT&T common stock. Approval of the TCI proposal to approve the merger agreement requires the favorable vote of the holders of a majority of the total voting power of TCI Group tracking stock, Liberty Media Group tracking stock, TCI Ventures Group tracking stock, and TCI Series C-TCI Group and TCI Series C-Liberty Media Group preferred stocks, voting together as a single class. The voting power of the two series of TCI preferred stock is based on the voting power of the shares of TCI common stock into which the preferred stock is convertible.

 Voting Agreement (see page 79)

  John C. Malone, TCI's Chairman, and his wife, Leslie Malone, have agreed to vote the TCI shares they own or have the right to vote in favor of the merger. As of December 31, 1998, these shares represented approximately 47% of the total voting power of TCI shares entitled to vote on the merger. Dr. and Mrs. Malone have also agreed to vote these shares against any other takeover proposal. This obligation will continue for nine months following termination of the merger agreement, unless the merger agreement terminates for failure to receive specified regulatory approvals or unless AT&T breaches certain obligations in the voting agreement.

THE LIBERTY/VENTURES COMBINATION AND INCREASED AUTHORIZATION

 Charter Amendment

  We have attached the proposed TCI charter amendments to reclassify TCI
Ventures

Group tracking stock into Liberty Media Group tracking stock and to increase the number of authorized shares of Liberty Media Group tracking stock, to copies of the proxy statement/ prospectus mailed to TCI shareholders, as Appendices H-1 and H-2. We encourage TCI shareholders to read the proposed amendments.

 Completion

  If TCI shareholders approve the Liberty/ Ventures combination, TCI plans to effect the combination promptly following the TCI shareholders meeting. If the merger with AT&T is likely to be completed promptly after the TCI shareholders meeting, however, TCI may decide not to combine the groups prior to the merger and, instead, to have the combination occur as part of the merger. TCI intends to complete the combination regardless of whether the merger is approved or completed.

 Vote Required

  Approval of the Liberty/Ventures combination requires the favorable vote of:

  . holders of 66 2/3% of the total voting power of TCI Group tracking stock, Liberty Media Group tracking stock, TCI Ventures Group tracking stock, and TCI Series C-TCI Group and TCI Series C-Liberty Media Group preferred stocks, voting together as a single class; and

  . holders of a majority of the total voting power of each of Liberty Media
   Group tracking stock and TCI Ventures Group tracking stock, each voting as a separate class of stock.

  Approval of the increased authorization requires the favorable vote of holders of 66 2/3% of the total voting power of TCI Group tracking stock, Liberty Media Group tracking stock, TCI Ventures Group tracking stock, and TCI Series C-TCI Group and TCI Series C-Liberty Media Group preferred stocks, voting together as a single class.

  Certain officers and directors of TCI have informed TCI that they intend to vote in favor of the Liberty/Ventures combination and the increased authorization. As of December 31, 1998, these officers and directors held approximately 43% of the voting power of Liberty Media Group tracking stock, approximately 51% of the voting power of TCI Ventures Group tracking stock, approximately 48% of the total voting power of all series of TCI common stock and approximately 48% of TCI common stock and TCI preferred stock entitled to vote on those proposals.

AT&T AFTER THE MERGER

 Capital Stock (see page 109)

  After the merger, AT&T's capital stock will consist of AT&T common stock and two classes of New Liberty Media Group tracking stock--Class A and Class B. AT&T common stock will be designed to reflect the economic performance of all of AT&T other than the New Liberty Media Group. New Liberty Media Group tracking stock will be designed to reflect the economic performance of the New Liberty Media Group. The primary difference between the two classes of New Liberty Media Group tracking stock is that Class A will have one-tenth of a vote per share and Class B will have one vote per share.

 How Tracking Stocks Work

  As we describe above, AT&T will issue shares of New Liberty Media Group tracking stock in the merger. A tracking stock is a separate class or series of a company's common stock that is designed to reflect the economic performance of a group of assets or a specific business unit, division, subsidiary or equity investment. Holders of New Liberty Media Group tracking stock will be shareholders of

AT&T and not of Liberty Media Corporation, whose performance is tracked by New Liberty Media Group tracking stock. The terms of the tracking stock tie the economic value of the stock to the performance of the tracked business or subsidiary, rather than to the performance of the entire parent company. We describe the legal terms of New Liberty Media Group tracking stock in detail starting on page .

 Management and Operations of AT&T after the Merger

  Following the merger, AT&T's organizational structure will continue to evolve to improve efficiency and responsiveness to market demands. A centralized network group will handle day-to-day management of most of AT&T's network assets, including business and consumer long-distance and local and wireless assets. In addition to the network group, two other groups will be established: one to manage AT&T's cable assets and the other to manage AT&T's international assets. Similarly, a single business services group will manage marketing and sales for all business offers. In addition, initially, a centralized consumer marketing organization of the AT&T Consumer Services division will generally be responsible for overseeing the marketing and sales efforts of all products within the AT&T Consumer Services division. The consumer marketing organization's duties are expected to include (a) bundling products of the different groups, designing integrated service offerings, assuring technical compatibility of the offerings and establishing prices charged to the public for such offerings, (b) coordinating the marketing activities of the groups, and (c) seeking to enhance the efficient operation of each of the groups.

  C. Michael Armstrong, Chairman and Chief Executive Officer of AT&T, will continue to have overall responsibility for all of these operations. John D. Zeglis, President of AT&T, also will become chief executive of the consumer services group. Leo J. Hindery, Jr., President and Chief Operating Officer of TCI, will be responsible for all of AT&T's cable-based businesses and will head all cable activities, including investments in cable affiliates and development of cable telephony through partnerships and other investments. Daniel E. Somers, Senior Executive Vice President and Chief Financial Officer of AT&T, also will oversee AT&T's international investments and services. Robert Annunziata, President of Business Services of AT&T, will be responsible for the business services group; and Daniel R. Hesse, President and Chief Executive Officer of AT&T's wireless services business, will be in charge of wireless operations. Frank Ianna, President of Network Services of AT&T, will have direct responsibility for the network group; and David C. Nagel, President of AT&T Labs and Chief Technology Officer of AT&T, will oversee research and technology development.

 Management of the New Liberty Media Group after the Merger

  The current managements of the Liberty Media Group and the TCI Ventures Group will manage the New Liberty Media Group following the merger. Dr. Malone, TCI's Chairman, will be Chairman of the New Liberty Media Group. Robert R. Bennett, President and Chief Executive Officer of Liberty Media Corporation, will be President and Chief Executive Officer of the New Liberty Media Group, and Gary
S. Howard, President of the TCI Ventures Group, will be Executive Vice President and Chief Operating Officer of the New Liberty Media Group.

  Although, the assets and businesses of the New Liberty Media Group will be held by a wholly owned subsidiary of AT&T, the Board of Directors and management of Liberty Media Corporation, the primary operating unit of the New Liberty Media Group, will have control of the business and affairs of the group following the merger. A majority of Liberty Media Corporation's Board of Directors will consist of individuals designated by TCI prior to the merger. If these individuals or their designated successors cease to constitute a majority of Liberty Media Corporation's Board, Liberty Media Corporation will transfer the assets and businesses of the New Liberty Media Group to a new entity. This new entity will be owned substantially by AT&T but will be controlled by persons other than those designated by AT&T. In addition, AT&T will form a new committee of AT&T's Board of Directors, comprised of Dr. Malone and two outside AT&T directors, to oversee the interaction between the New Liberty Media Group and the other assets and businesses of AT&T.

 Dividends

  Following the merger, AT&T expects to continue to pay its regular quarterly dividend on AT&T common stock at its current rate, subject to any change that AT&T's Board of Directors may determine. AT&T does not expect any dividends to be paid on New Liberty Media Group tracking stock for the foreseeable future.

MARKETS AND MARKET PRICES (SEE PAGE 18)

  The shares of AT&T common stock are listed on the New York Stock Exchange (the NYSE) under the symbol "T." The shares of TCI Group tracking stock are listed on the Nasdaq National Market tier of The Nasdaq Stock Market (NASDAQ/NM) under the symbols "TCOMA" and "TCOMB," respectively. On June 23, 1998, the last trading date prior to the public announcement of the proposed transactions, AT&T common stock closed at $65.3750 per share, TCI Group Series A tracking stock closed at $38.6875 per share and TCI Group Series B tracking stock closed at $38.1250 per share. On January 6, 1999, AT&T common stock closed at $82.8125 per share, TCI Group Series A tracking stock closed at $61.0625 per share and TCI Group Series B tracking stock closed at $67.00 per share.

  The shares of the Liberty Media Group tracking stock and TCI Ventures Group tracking stock are listed on NASDAQ/NM under the symbols "LBTYA," "LBTYB," "TCIVA" and "TCIVB," respectively. On June 23, 1998, the last trading date prior to the public announcement of the proposed combination of the Liberty Me-dia Group and the TCI Ventures Group, Liberty Media Group Series A tracking stock closed at $36.0625 per share, Liberty Media Group Series B tracking stock closed at $36.3750 per share, TCI Ventures Group Series A tracking stock closed at $17.3750 per share and TCI Ventures Group Series B tracking stock closed at $17.1250 per share. On January 6, 1999, Liberty Media Group Series A tracking stock closed at $45.8125 per share, Liberty Media Group Series B tracking stock closed at $45.8750 per share, TCI Ventures Group Series A tracking stock closed at $23.00 per share and TCI Ventures Group Series B tracking stock closed at $22.75 per share.

  You may obtain more recent stock price quotes from most newspapers or other financial sources.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

HISTORICAL FINANCIAL INFORMATION

  We are providing or incorporating by reference in this proxy statement/prospectus selected historical financial information for the following companies or businesses to help you in your analysis of the financial aspects of the proposed transactions:

  . AT&T;
  . TCI;
  . TCI Group; and

  . Liberty/Ventures Group (representing the combined financial position and results of operations of the proposed Liberty/Ventures Group).

  We derived this information from the audited and unaudited financial statements of AT&T and TCI for the periods presented. The information is only a summary and you should read it together with the financial information included or incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 19.

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

  We are also providing unaudited pro forma condensed financial information in this proxy statement/prospectus to show you how the following companies or businesses might have looked if the merger, the merger-related transactions and the Liberty/Ventures combination had been completed as of the dates or at the beginning of the periods presented:
  . AT&T; and
  . New Liberty Media Group.

  The pro forma financial information was prepared using the purchase method of accounting, with AT&T treated as the acquirer.

  If we had actually completed these transactions in prior periods, these companies and businesses might have performed differently. You should not rely on the pro forma financial information as an indication of the results that we would have achieved if the transactions had taken place earlier or the future results that the companies will experience after completion of the transactions.

MERGER-RELATED EXPENSES

  AT&T and TCI estimate that the merger will result in fees and expenses totaling approximately $250 million, which are reflected in the AT&T pro forma financial information. After the merger, the AT&T Common Stock Group may also incur charges and expenses relating to integrating the operations of the TCI Group. We did not adjust the pro forma information for all of these charges and expenses or for any operating efficiencies that the companies may realize as a result of the merger.

SELECTED HISTORICAL FINANCIAL INFORMATION

 AT&T

  In the table below, we provide you with selected historical consolidated financial data of AT&T. We prepared this information using the consolidated financial statements of AT&T as of the dates indicated and for each of the fiscal years in the five-year period ended December 31, 1997 and for the nine-month periods ended September 30, 1998 and 1997. We derived the consolidated income statement data below for each of the three years ended December 31, 1997 and the consolidated balance sheet data at December 31, 1997 and 1996 from financial statements audited by PricewaterhouseCoopers LLP, independent accountants. We derived the remaining data from unaudited consolidated financial statements.

                         AT OR FOR THE NINE
                            MONTHS ENDED
                            SEPTEMBER 30,     AT OR FOR THE YEAR ENDED DECEMBER 31,
                         ------------------- ---------------------------------------
                          1998/1/    1997     1997    1996   1995/2/  1994   1993/3/
                         ------------------- ------- ------- ------- ------- -------
                                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                 (UNAUDITED)
INCOME STATEMENT DATA:
 Revenues............... $  39,695 $  38,674 $51,577 $50,688 $48,449 $46,063 $43,779
 Operating income.......     4,144     4,845   6,836   8,709   5,169   7,393   6,556
 Income from continuing
  operations before
  extraordinary losses
  and cumulative
  effects of accounting
  changes...............     3,151     2,998   4,249   5,458   2,981   4,230   3,768
 Income before
  extraordinary losses
  and cumulative
  effects of accounting
  changes...............     4,451     3,153   4,415   5,793      85   4,680   3,684
 Net income (loss)...... $   4,314 $   3,153 $ 4,415 $ 5,793 $    85 $ 4,680 $(5,924)
 Weighed average common
  shares and potential
  common shares.........     1,810     1,784   1,789   1,767   1,741   1,714   1,697
 Per common share--
  basic:
   Income from
    continuing
    operations before
    extraordinary losses
    and cumulative
    effects of
    accounting changes.. $    1.76 $    1.69 $  2.39 $  3.10 $  1.72 $  2.48 $  2.23
   Net income (loss)....      2.40      1.77    2.48    3.29    0.05    2.74   (3.51)
 Per common share--
  diluted:
   Income from
    continuing
    operations before
    extraordinary losses
    and cumulative
    effects of
    accounting changes..      1.74      1.69    2.38    3.09    1.71    2.47    2.22
   Net income (loss)....      2.38      1.77    2.47    3.28    0.05    2.73   (3.49)
 Cash dividends
  declared per common
  share.................      0.99      0.99    1.32    1.32    1.32    1.32    1.32
BALANCE SHEET DATA:
 Total assets........... $  58,161 $  58,568 $61,095 $57,348 $62,864 $57,817 $50,388
 Long-term debt,
  including capital
  leases................     6,079     8,149   7,857   8,878   8,913   9,138  10,317
 Shareowners' equity....    24,067    22,736  23,678  21,092  17,400  18,100  13,583

--------
(1) 1998 net income includes $1.8 billion of restructuring and other charges, and a $137 million extraordinary charge, or $0.07 per diluted share, for the early retirement of debt.
(2) 1995 net income includes $5.4 billion of restructuring and other charges.
(3) 1993 net income reflects a $9.6 billion net charge for three accounting changes.

 TCI

  In the table below, we provide you with selected historical consolidated financial data of TCI. We prepared this information using the consolidated financial statements of TCI as of the dates indicated and for each of the fiscal years in the five-year period ended December 31, 1997 and for the nine-month periods ended September 30, 1998 and 1997. We derived the consolidated income statement data below for each of the years in the three-year period ended December 31, 1997 and the consolidated balance sheet data at December 31, 1997 and 1996 from financial statements audited by KPMG LLP, independent accountants.

  When you read the selected historical financial information, you should consider reading along with it the historical financial statements and accompanying notes that TCI has included in its December 31, 1997 Annual Report on Form 10-K. You can obtain this report by following the instructions we provide under "Where You Can Find More Information" on page 19.

                         AT OR FOR THE NINE
                            MONTHS ENDED
                            SEPTEMBER 30,       AT OR FOR THE YEAR ENDED DECEMBER 31,
                         ------------------    -------------------------------------------------
                          1998/5/    1997      1997/5/       1996     1995        1994    1993
                         ------------------    ---------    -------  -------     ------- -------
                                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                 (UNAUDITED)
INCOME STATEMENT DATA:
 Revenues............... $   5,510    5,637      7,570        8,022    6,506       4,682   3,977
 Operating income....... $     323      824        849          632      542         788     916
 Net income (loss)...... $   1,387     (234)      (561)         292     (183)         91     (13)
 Weighted average
  common shares and
  potential
  common shares:
   TCI Class A and Class
    B common stock......       --       --         --           --       648/1/      541     433
   TCI Group tracking
    stock...............       600      670        632          665      656/2/      --      --
   Liberty Media Group
    tracking stock......       392      409        366          374      369/2/      --      --
   TCI Ventures Group
    tracking stock......       452      435/4/     410/3/       --       --          --      --
 Net income (loss) per
  common share--basic:
   TCI Class A and Class
    B common stock...... $     --       --         --           --      (.12)/1/     .15   (.03)
   TCI Group tracking
    stock............... $     .25     (.71)      (.85)       (1.20)    (.17)/2/     --      --
   Liberty Media Group
    tracking stock...... $     .64      .50        .34         2.82     (.07)/2/     --      --
   TCI Ventures Group
    tracking stock...... $    2.40   .07/4/       (.47)/3/      --       --          --      --
 Net income (loss) per
  common share--
  diluted:
   TCI Class A and Class
    B common stock...... $     --       --         --           --      (.12)/1/     .15    (.03)
   TCI Group tracking
    stock............... $     .22     (.71)      (.85)       (1.20)    (.17)/2/     --      --
   Liberty Media Group
    tracking stock...... $     .58      .45        .31         2.58     (.07)/2/     --      --
   TCI Ventures Group
    tracking stock...... $    2.24   .07/4/       (.47)/3/      --       --          --      --
 Cash dividends
  declared per common
  share................. $     --       --         --           --       --          --      --
BALANCE SHEET DATA:
 Total assets........... $  36,573   32,091     32,477       30,169   25,429      19,148  16,351
 Debt, including
  capital leases........ $  14,895   15,153     15,250       14,926   13,211      11,162   9,900
 Shareowners' equity.... $   7,316    4,660      4,506        4,178    4,461       2,578   2,010

--------
(1) From January 1, 1995 through August 10, 1995, the date of the transactions that resulted in the creation of TCI Group tracking stock and Liberty Media Group tracking stock.
(2) From August 10, 1995, the date of the transactions that resulted in the creation of TCI Group tracking stock and Liberty Media Group tracking stock, through December 31, 1995.
(3) From September 10, 1997, the date TCI Ventures Group tracking stock was first issued, through December 31, 1997.
(4) From September 10, 1997, the date TCI Ventures Group tracking stock was first issued, through September 30, 1997.
(5) TCI has restated its consolidated financial statements for the indicated periods to record non-cash costs of certain distribution agreements as assets to be amortized over the exclusivity periods set forth in the respective distribution agreements. Such non-cash costs had originally been expensed in the period that the underlying warrants had become exercisable. This restatement resulted in increases to total assets of $208 million and $164 million at September 30, 1998 and December 31, 1997, respectively, and increases to shareowners' equity of $82 million and $65 million at September 30, 1998 and December 31, 1997, respectively. In addition, the restatement resulted in a $17 million increase to net income for the nine months ended September 30, 1998, a $65 million decrease to net loss for the year ended December 31, 1997, a $.04 increase to basic and diluted net income attributable to common stockholders per share of TCI Ventures Group tracking stock for the nine months ended September 30, 1998, and a $.15 decrease to basic and diluted net loss attributable to common stockholders per share of TCI Ventures Group tracking stock for the year ended December 31, 1997.

 TCI GROUP

  In the table below, we provide you with selected historical combined financial data of the TCI Group. We prepared this information using the combined financial statements of the TCI Group as of the dates indicated and for each of the fiscal years in the three-year period ended December 31, 1997 and for the nine-month periods ended September 30, 1998 and 1997. We derived the combined income statement data below for each of the years in the three-year period ended December 31, 1997 and the combined balance sheet data at December 31, 1997 and 1996 from financial statements audited by KPMG LLP, independent accountants. We derive the data as of and for the nine months ended September 30, 1998 and 1997 from unaudited combined financial statements.

  When you read the selected historical information of the TCI Group, you should consider reading along with it the historical combined financial statements and accompanying notes of the TCI Group that TCI has included in its December 31, 1997 Annual Report on Form 10-K. You can obtain this report by following the instructions we provide under "Where You Can Find More Information" on page 19.

                          AT OR FOR THE NINE
                             MONTHS ENDED       AT OR FOR THE YEAR ENDED
                            SEPTEMBER 30,             DECEMBER 31,
                          -------------------- ----------------------------
                            1998       1997      1997      1996      1995
                          ---------  --------- --------  --------  --------
                             (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                           (UNAUDITED)
COMBINED INCOME
 STATEMENT DATA:
 Revenues...............  $   4,560     4,779     6,429     5,881     4,827
 Operating income.......  $     602       904     1,147       596       686
 Net income (loss)......  $     148      (448)     (495)     (764)     (156)
 Weighted average common
  shares and potential
  common shares.........        600       670       632       665       656 /1/
 Net income (loss) per
  common share--basic...  $     .25      (.71)     (.85)    (1.20)     (.17)/1/
 Net income (loss) per
  common share--diluted.  $     .22      (.71)     (.85)    (1.20)     (.17)/1/
 Cash dividends declared
  per common share......        --        --        --        --        --
COMBINED BALANCE SHEET
 DATA:
 Total assets...........  $  22,286    23,767    23,578    22,819    19,529
 Debt, including capital
  leases................  $  12,250    14,188    14,106    14,319    12,690
 Combined equity
  (deficit).............  $    (382)     (611)     (802)     (764)      468

--------
(1) From August 10, 1995, the date of the transactions that resulted in the creation of TCI Group tracking stock and Liberty Media Group tracking stock, through December 31, 1995.

 LIBERTY/VENTURES GROUP

  In the table below, we provide you with selected historical combined financial data of the Liberty/Ventures Group. We prepared this information using the combined financial statements of the Liberty/Ventures Group as of September 30, 1998, December 31, 1997 and 1996 and for each of the fiscal years in the three-year period ended December 31, 1997 and for the nine-month periods ended September 30, 1998 and 1997. We derived the combined income statement data below for each of the years in the three-year period ended December 31, 1997 and the combined balance sheet data at December 31, 1997 and 1996 from financial statements audited by KPMG LLP, independent accountants. We derive the remaining data from unaudited combined financial statements.

  When you read the selected historical information of the Liberty/Ventures Group, you should consider reading along with it the historical combined financial statements and accompanying notes of the Liberty/Ventures Group that TCI has included in its Current Report on Form 8-K filed on January 7, 1999.

                              AT OR FOR THE NINE
                                 MONTHS ENDED      AT OR FOR THE YEAR ENDED
                                SEPTEMBER 30,            DECEMBER 31,
                              -------------------  ----------------------------
                               1998(1)     1997     1997(1)    1996     1995
                              ----------  -------  ---------- -------- --------
                                (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                              (UNAUDITED)
COMBINED INCOME STATEMENT
 DATA:
 Revenues...................  $    1,137      972      1,299     2,237    1,752
 Operating income (loss)....  $     (274)     (80)      (298)       36     (144)
 Net income (loss)..........  $    1,238     (130)      (411)      798        4
 Cash dividends declared per
  common share..............         --       --         --        --       --
COMBINED BALANCE SHEET DATA:
 Total assets...............  $   14,375               8,927     7,356
 Debt, including capital
  leases....................  $    2,646               1,144       728
 Combined equity............  $    7,699               5,309     4,945

--------
(1) Liberty/Ventures Group has restated its combined financial statements to record non-cash costs of certain distribution agreements as assets to be amortized over the exclusivity periods set forth in the respective distribution agreements. Such non-cash costs had originally been expensed in the period that the underlying warrants had become exercisable. This restatement resulted in increases to total assets of $208 million and $164 million at September 30, 1998 and December 31, 1997, respectively, and increases to combined equity of $82 million and $65 million at September 30, 1998 and December 31, 1997, respectively. In addition, the restatement resulted in a $17 million increase to net income for the nine months ended September 30, 1998, a $65 million decrease to net loss for the year ended December 31, 1997, a $.04 increase to basic and diluted net earnings attributable to common stockholders per share of TCI Ventures Group tracking stock for the nine months ended September 30, 1998 and a $.15 decrease to basic and diluted net loss attributable to common stockholders per share of TCI Ventures Group tracking stock for the nine months ended September 30, 1998.

SELECTED PRO FORMA CONDENSED FINANCIAL INFORMATION

 AT&T

  In the table below, we provide you with unaudited selected pro forma condensed financial information for AT&T as if the merger, certain merger-related asset transfers and the charter amendments relating to the Liberty/Ventures combination had been completed on January 1 of the period being presented for income statement purposes and on September 30, 1998 for balance sheet purposes. Because AT&T will not obtain a "controlling financial interest" in the New Liberty Media Group, the New Liberty Media Group has been reflected as an equity method investment in the pro forma financial statements.

  This unaudited selected pro forma condensed financial information should be read in conjunction with the separate historical financial statements and accompanying notes of AT&T that are incorporated by reference in this proxy statement/prospectus. It is also important that you read the unaudited pro forma condensed financial information and accompanying discussion that we have included in this proxy statement/prospectus starting on page 81 under "Unaudited Pro Forma Condensed Financial Information." You should not rely on the unaudited selected pro forma financial information as an indication of the results of operations or financial position that would have been achieved if the merger, certain merger-related asset transfers and the charter amendments related to the Liberty/Ventures combination had taken place earlier or of the results of operations or financial position of AT&T after the completion of such transactions.

                                                       NINE MONTHS
                                                          ENDED      YEAR ENDED
                                                      SEPTEMBER 30, DECEMBER 31,
                                                         1998/1/      1997/2/
                                                      ------------- ------------
                                                       (IN MILLIONS, EXCEPT PER
                                                             SHARE DATA)
UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT DATA:
  Revenues..........................................    $ 44,375      $58,156
  Operating income..................................       4,106        7,196
  Net income attributable to common shareowners.....    $  1,901      $ 2,101
  Weighted average shares and potential common
   shares of AT&T common stock......................       2,215        2,189
  Net income per AT&T common share--basic...........    $   1.17      $  1.44
  Net income per AT&T common share--diluted.........    $   1.14      $  1.40
  Weighted average shares of New Liberty Media Group
   tracking stock...................................         585          585
  Net loss per New Liberty Media Group tracking
   share--basic.....................................    $  (1.04)     $ (1.63)
                                                      SEPTEMBER 30,
                                                          1998
                                                      -------------
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET DATA:
  Total assets......................................    $134,806
  Long-term debt, including capital leases..........      22,349
  Shareowners' equity--AT&T.........................      46,271
  Shareowners' equity--New Liberty Media Group......    $ 22,686

--------
(/1/)1998 net income for AT&T, on a pro forma basis, includes $2.1 billion of restructuring and other charges.
(/2/)1997 net income for AT&T, on a pro forma basis, includes $0.2 billion of restructuring and other charges.

 NEW LIBERTY MEDIA GROUP

  In the table below, we provide you with unaudited selected pro forma financial information for the New Liberty Media Group as if the merger, certain merger-related asset transfers and the charter amendments relating to the Liberty/Ventures combination had been completed on January 1 for the period being presented for income statement purposes and on September 30, 1998 for balance sheet purposes.

  This unaudited selected pro forma financial information should be read in conjunction with the separate historical combined financial statements and accompanying notes of the Liberty/Ventures Group that are included in TCI's Current Report on Form 8-K filed on January 7, 1999. It is also important that you read the unaudited pro forma condensed financial information and accompanying discussion that we have included in this proxy statement/prospectus starting on page 81 under "Unaudited Pro Forma Condensed Financial Information." You should not rely on the unaudited selected pro forma financial information as an indication of the results of operations or financial position that would have been achieved if the merger, certain merger-related asset transfers and the charter amendments related to the Liberty/Ventures combination had taken place earlier or of the results of operations or financial position of the New Liberty Media Group after the completion of such transactions.

                                                          NINE
                                                         MONTHS
                                                          ENDED      YEAR ENDED
                                                      SEPTEMBER 30, DECEMBER 31,
                                                          1998          1997
                                                      ------------- ------------
                                                       (IN MILLIONS, EXCEPT PER
                                                             SHARE DATA)
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATE-
 MENT DATA:
  Revenues..........................................     $ 1,022       1,176
  Operating loss....................................     $  (323)       (422)
  Net loss..........................................     $  (606)       (951)
  Weighted average shares and potential common
   shares of New Liberty Media Group................         585         585
  Basic and diluted loss attributable to common
   shareholders per
   common share.....................................     $ (1.04)      (1.63)
                                                      SEPTEMBER 30,
                                                          1998
                                                      -------------
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
 DATA:
  Total assets......................................     $29,533
  Debt and capital lease obligations................     $   150
  Total combined equity.............................     $22,686

UNAUDITED COMPARATIVE PER SHARE DATA

  In the table below, we provide you with historical and pro forma per share financial information as of and for the nine months ended September 30, 1998 and for the year ended December 31, 1997. The pro forma financial information assumes that the merger, certain merger-related asset transfers and the charter amendments relating to the Liberty/Ventures combination had been completed on January 1 for the period being presented and on September 30, 1998 for balance sheet purposes.

  It is important that when you read this information, you read along with it the financial statements and accompanying notes of AT&T, TCI, the Liberty Media Group and the TCI Ventures Group included in the documents described on page 19 of this proxy statement/prospectus under "Where You Can Find More Information." It is also important that you read the pro forma condensed financial information and accompanying discussion and notes that we have included in this proxy statement/prospectus starting on page 81 under "Unaudited Pro Forma Condensed Financial Information." You should not rely on the pro forma financial information as an indication of the results of operations or financial position that would have been achieved if the merger, certain merger-related asset transfers and the charter amendments relating to the Liberty/Ventures combination had taken place earlier or the results of AT&T and the Liberty/Ventures Group after the completion of such transactions.

                             AT&T COMMON STOCK                  TCI GROUP TRACKING STOCK
                          ----------------------- ----------------------------------------------------
                                                             EQUIVALENT PRO FORMA EQUIVALENT PRO FORMA
                                                             FOR TCI GROUP SERIES FOR TCI GROUP SERIES
                          HISTORICAL PRO FORMA/1/ HISTORICAL A TRACKING STOCK/2/  B TRACKING STOCK/3/
                          ---------- ------------ ---------- -------------------- --------------------
Book value per share:
 September 30, 1998.....    $13.72      $21.60      $(.73)          $16.76               $18.43
 December 31, 1997......    $13.24       20.18      (1.58)           15.65                17.22
Income from continuing
operations:
Earnings (loss) per
share - basic:
 For the nine months
  ended September 30,
  1998..................    $ 1.76        1.17        .25              .91                 1.00
 For the year ended
  December 31, 1997.....    $ 2.39        1.41       (.85)            1.09                 1.20
Income from continuing
operations:
Earnings (loss) per
share - diluted:
 For the nine months
  ended September 30,
  1998..................    $ 1.74        1.13        .22              .88                  .96
 For the year ended
  December 31, 1997.....    $ 2.38        1.37       (.85)            1.06                 1.17

                                                TCI VENTURES GROUP       LIBERTY MEDIA GROUP
                                                  TRACKING STOCK           TRACKING STOCK
                          NEW LIBERTY MEDIA -------------------------- -----------------------
                          TRACKING STOCK--                 EQUIVALENT              EQUIVALENT
                            PRO FORMA/1/    HISTORICAL/7/ PRO FORMA/4/ HISTORICAL PRO FORMA/5/
                          ----------------- ------------- ------------ ---------- ------------
Book value per share--
 September 30, 1998.....       $38.78           8.46         20.17       11.55       38.78
 December 31, 1997......       $38.82           5.70         20.19        8.50       38.82
Basic earnings (loss)
 attributable to common
 shareholders per common
 share:
 For the nine months
  ended September 30,
  1998..................       $(1.04)          2.40          (.54)        .64       (1.04)
 For the year ended
  December 31, 1997.....       $(1.63)          (.47)/6/      (.85)        .34       (1.63)
Diluted earnings (loss)
 attributable to common
 shareholders per common
 share:
 For the nine months
  ended September 30,
  1998..................       $(1.04)          2.24          (.54)        .58       (1.04)
 For the year ended
  December 31, 1997.....       $(1.63)          (.47)/6/      (.85)        .31       (1.63)

--------
(1) Pro forma information gives effect to the merger, certain merger-related asset transfers and the charter amendments relating to the Liberty/Ventures combination as of and for the period beginning on the dates indicated.
(2) The equivalent pro forma per share data for TCI Group Series A tracking stock is computed by multiplying AT&T's pro forma per share information by the exchange ratio of 0.7757.
(3) The equivalent pro forma per share data for TCI Group Series B tracking stock is computed by multiplying AT&T's pro forma per share information by the exchange ratio of 0.8533.
(4) The equivalent pro forma per share data for TCI Ventures Group tracking stock is computed by multiplying the pro forma information for New Liberty Media tracking stock by the exchange ratio of 0.52.
(5) The equivalent pro forma per share data for Liberty Media Group tracking stock is computed by multiplying the pro forma information for New Liberty Media tracking stock by the merger exchange ratio of 1.0.
(6) From September 10, 1997, the date TCI Ventures Group tracking stock was first issued, through December 31, 1997.
(7) TCI has restated its consolidated financial statements as of and for the nine months ended September 30, 1998, and as of and for the year ended December 31, 1997 to record non-cash costs of certain distribution agreements as assets to be amortized over the exclusivity periods set forth in the respective distribution agreements. Such non-cash costs had originally been expensed in the period that the underlying warrants had become exercisable.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

  The following table sets forth the high and low sale prices for a share of AT&T common stock and for a share of each series of TCI Group tracking stock, Liberty Media Group tracking stock and TCI Ventures Group tracking stock, rounded up to the nearest eighth, and, in the case of AT&T common stock, the dividends declared, for the periods indicated. TCI and its predecessors have never paid any cash dividends with respect to TCI common stock. The prices are, in the case of AT&T common stock, as reported on the NYSE Composite Transaction Tape and, in the case of TCI shares, as reported on NASDAQ/NM, in each case, based on published financial sources.

                                                   TCI GROUP        TCI GROUP      LIBERTY MEDIA     LIBERTY MEDIA
                                                    SERIES A        SERIES B       GROUP SERIES      GROUP SERIES
                                                    TRACKING        TRACKING        A TRACKING        B TRACKING
                      AT&T COMMON STOCK/1/           STOCK            STOCK            STOCK             STOCK
                   ---------------------------- ---------------- --------------- ----------------- -----------------
                                        CASH
                                      DIVIDENDS
                     HIGH      LOW    PER SHARE   HIGH     LOW    HIGH     LOW     HIGH      LOW    HIGH      LOW
                   --------- -------  --------- -------- ------- ------- ------- --------- ------- ------- ---------
1996
 First Quarter...  $68 7/8   $60 1/8    $0.33   $22 3/8  $18 3/8 $22 3/4 $18 1/2 $13       $11 1/2 $13 7/8 $11 5/8
 Second Quarter..   64 7/8    58         0.33    20 1/8   17 3/8  20 1/2  17 1/2  13 7/8    11 1/2  14      12
 Third Quarter...   62 3/8    49 1/4     0.33    18 1/2   13 1/8  18      13 3/4  13 1/8     9 1/4  13 1/4  10 1/4
 Fourth Quarter..   44 1/2    33 1/4     0.33    15       11 3/8  15      11 5/8  13 1/4     9 7/8  13      10 1/2
1997
 First Quarter...   41 7/8    34 3/8     0.33    14 7/8   11 7/8  14 3/4  12      15 7/8    12      15 1/2  12 3/8
 Second Quarter..   38 1/4    30 3/4     0.33    17 1/8   10 3/4  18      10 1/4  18        12 1/2  17 7/8  12 3/8
 Third Quarter...   45 15/16  34 1/4     0.33    21 1/8   14 1/8  22      15 1/2  20 1/8    15 7/8  19 3/4  16 1/4
 Fourth Quarter..   63 15/16  43 3/16    0.33    29 1/8   19 1/2  29 1/2  21      24 5/8    19 5/8  25      20 1/4
1998
 First Quarter...   68        58 3/8     0.33    33 1/8   26 1/4  33 1/2  26 1/4  35        22 1/8  35 1/8  23 3/8
 Second Quarter..   67 1/8    56 7/16    0.33    44       30 1/2  47 7/8  30 3/4  40 1/8    30 3/8  41      31 3/8
 Third Quarter...   60 5/8    50 1/8     0.33    42 5/8   30 3/8  46 3/4  33 1/2  44        31 3/4  47 3/4  33 1/2
 Fourth Quarter .   74 3/16   57         0.33    55 5/16  37 1/8  62      38 3/8  46 1/16   33 1/8  47 1/2  34 11/16
1999
 First Quarter
  (through
  January 6,
  1999)..........   82 7/8    77 7/8      --     61 1/16  57 1/4  67      62      45 13/16  45      45 7/8  45 7/8
                     TCI VENTURES    TCI VENTURES
                     GROUP SERIES    GROUP SERIES
                      A TRACKING      B TRACKING
                        STOCK            STOCK
                   ---------------- ---------------
                     HIGH     LOW    HIGH     LOW
                   -------- ------- ------- -------
1996
 First Quarter...  $--      $--     $--     $--
 Second Quarter..   --       --      --      --
 Third Quarter...   --       --      --      --
 Fourth Quarter..   --       --      --      --
1997
 First Quarter...   --       --      --      --
 Second Quarter..   --       --      --      --
 Third Quarter...   10 3/4    9 5/8  10 7/8  10 1/8
 Fourth Quarter..   14 7/8    9 7/8  14 3/8  10 1/8
1998
 First Quarter...   18       13 1/2  18      13 1/2
 Second Quarter..   20 1/4   15 3/4  20 5/8  15 1/2
 Third Quarter...   22 1/8   15 7/8  22 3/4  16 3/8
 Fourth Quarter .   23 9/16  16      23 1/4  16
1999
 First Quarter
  (through
  January 6,
  1999)..........   23       22 3/4  22 3/4  22 3/4

-------
/1/The AT&T common stock price has not been adjusted to reflect the spin-off stock dividends of (a) .324084 shares of Lucent Technologies, Inc. for each share of AT&T common stock in the third quarter of 1996 or (b) .0625 shares of NCR Corporation for each share of AT&T common stock in the fourth quarter of 1996.

WHERE YOU CAN FIND MORE INFORMATION

  AT&T and TCI file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the SEC). You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

  AT&T filed a Registration Statement on Form S-4 to register with the SEC the AT&T common stock and the New Liberty Media Group tracking stock to be issued to TCI shareholders in the merger (the REGISTRATION STATEMENT). This proxy statement/prospectus is a part of that Registration Statement and constitutes a prospectus of AT&T, as well as being a proxy statement of each of AT&T and TCI for their respective special meetings.

  As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

  The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their financial condition.

   AT&T SEC FILINGS (FILE
   NO. 1-1105)                PERIOD
   ----------------------     ------
   Annual Report on Form
    10-K                      Year ended December 31, 1997
   Quarterly Reports on Form  Quarters ended March 31, 1998, June 30, 1998 and
    10-Q                      September 30, 1998 (as amended on January 8,
                              1999)
   Current Reports on Form    Filed on January 16, 1998, March 2, 1998,
    8-K                       July 6, 1998, October 16, 1998 (as amended on
                              January 8, 1999), October 21, 1998,
                              December 8, 1998 and January 8, 1999
   Proxy Statement            Dated March 26, 1998
   TCI SEC FILINGS (FILE NO.
   0-20421)                   PERIOD
   -------------------------  ------
   Annual Report on Form      Year ended December 31, 1997 (as amended on
    10-K                      January 7, 1999)
   Quarterly Reports on Form  Quarters ended March 31, 1998, June 30, 1998 (as
    10-Q                      amended on November 19, 1998) and September 30,
                              1998
   Current Reports on Form    Filed on February 25, 1998, March 6, 1998 (as
    8-K                       amended on June 23, 1998 and June 30, 1998),
                               July 1, 1998, October 22, 1998, December 8,
                              1998, January 7, 1999 and January 8, 1999
   Proxy Statement            Dated April 30, 1998

  AT&T and TCI also incorporate by reference into this proxy statement/prospectus additional documents that may be filed with the SEC from the date of this proxy statement/prospectus to the date of the special meetings. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

  AT&T has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to AT&T and TCI has supplied all such information relating to TCI.

  If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC or the SEC's Internet world wide web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

             AT&T Corp.                       Tele-Communications, Inc.
     32 Avenue of the Americas                     5619 DTC Parkway
   New York, New York 10013-2412            Englewood, Colorado 80111-3000
        Tel: (212) 387-5400                      Tel: (303) 267-5500
    Attn.: Corporate Secretary's              Attn.: Corporate Secretary
             Department

  If you would like to request documents from us, please do so by February 9, 1999 to receive them before your special meeting.

  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE TRANSACTIONS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED JANUARY 8, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF AT&T COMMON STOCK OR NEW LIBERTY MEDIA GROUP TRACKING STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                      RISK FACTORS RELATING TO THE MERGER

BENEFITS OF COMBINING AT&T AND TCI MAY NOT BE REALIZED

  AT&T and TCI entered into the merger agreement with the expectation that the merger will result in certain benefits, including, among other things, acceleration of deployment of new cable telephony services and improvements in revenues and earnings from new services and combined service packages. Achieving the benefits of the merger will depend in part upon the accelerated deployment of services and development of new service packages and there can be no assurance that this will occur. The new telephony and combined package offers to be developed will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration processes could have an adverse effect on the revenues, levels of expenses and operating results of the combined company. There can be no assurance that the combined company will realize any of the anticipated benefits.

REGULATORY AGENCIES MAY IMPOSE CONDITIONS ON CONSENTS RELATING TO THE MERGER

   A condition to AT&T's obligation to complete the merger is that AT&T receive all material required regulatory consents and approvals relating to the merger without any material restrictions or conditions. Several parties who have submitted comments to the U.S. Federal Communications Commission (the FCC) as part of its review of the merger have advocated that, as a condition to its approval, the FCC require that AT&T and TCI unbundle their cable facilities and make them available to competitors. There can be no assurance that the FCC will not impose such obligations on AT&T and TCI as a condition of its approval of the merger or at some later date. Some of those same parties have advocated to various local franchise authorities, from which consent to the change of control in TCI is required, that they also impose such an unbundling requirement. Although TCI and AT&T firmly believe that such action by a local franchise authority would be unlawful, two local franchise authorities, representing in the aggregate less than .5% of TCI subscribers, already have imposed such a condition. In addition, as of January 6, 1999, other local franchise authorities, representing in the aggregate approximately 7%-8% of TCI subscribers, have indicated that they are considering imposing such a condition. There can be no assurance that others will not impose such a condition. Depending on the nature of any such obligations, such obligations may jeopardize or delay completion of the merger if imposed by the FCC or local franchise authorities as a condition to its approval, or lessen the anticipated benefits of the merger if imposed by the FCC or local franchise authorities as a condition to the merger or at a later date. See "The Proposed Transactions-- Regulatory Matters--State and Local Governmental Authorities."

VALUE OF AT&T STOCK TO BE RECEIVED IN THE MERGER MAY FLUCTUATE

  The number of shares of AT&T common stock to be received in the merger for each share of TCI common or preferred stock is fixed. Therefore, because the market price of AT&T common stock is subject to fluctuation, the value at the time of the merger of the consideration to be received by these TCI shareholders will depend on the market price of AT&T common stock at that time. There can be no assurance as to the fair market value at the time of the merger of the consideration to be received by these TCI shareholders. For historical and current market prices of AT&T common stock, see "Summary--Comparative Per Share Market Price and Dividend Information."

HOLDERS OF DIFFERENT CLASSES OF AT&T STOCK MAY HAVE COMPETING INTERESTS

  After completion of the merger, potential conflicts of interest may arise between holders of AT&T common stock and holders of New Liberty Media Group tracking stock with respect to, among other things, the payment of dividends, asset dispositions, and operational and financial decisions of the AT&T Board. For a description of potential conflicts of interest between the holders of AT&T common stock and the holders of New Liberty Media Group tracking stock, see "The AT&T Tracking Stock Amendment--Special Considerations Relating to the Issuance of Tracking Stock and the Merger."

THE BOARD OF DIRECTORS OF LIBERTY MEDIA CORPORATION, A MAJORITY OF WHICH WILL BE INDIVIDUALS DESIGNATED BY TCI PRIOR TO THE MERGER, HAS THE POWER TO TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTERESTS OF AT&T OR HOLDERS OF NEW LIBERTY MEDIA GROUP TRACKING STOCK

  Following the merger, a majority of the Liberty Media Corporation board of directors will be individuals designated by TCI prior to the merger. If these individuals or their designated successors cease to constitute a majority of the Liberty Media Corporation board, a new entity controlled by officers of Liberty Media Corporation has the power to require Liberty Media Corporation to transfer the assets and businesses of the New Liberty Media Group to that new entity.

  Subject to its fiduciary duties to AT&T and any other shareholders of Liberty Media Corporation, and to the obligations under an inter-group agreement between AT&T and Liberty Media Corporation, the Liberty Media Corporation board of directors has the power under Delaware law to manage the business and affairs of the corporation. This includes, among other things, the power to:
(1) set management compensation, (2) issue shares of stock of Liberty Media Corporation, including preferred shares, (3) repurchase securities, including securities owned by officers or directors of Liberty Media Corporation, (4) cause Liberty Media Corporation to engage in businesses and activities that compete directly with AT&T, or (5) cause Liberty Media Corporation to pursue business opportunities that may also be of interest to AT&T. This creates the risk that the Liberty Media Corporation board could take actions that AT&T does not believe are in the best interests of AT&T or holders of New Liberty Media Group tracking stock. In the event of such actions, AT&T's recourse is limited to making a claim for breach of the fiduciary duties owed by the Liberty Media Corporation board to AT&T in its capacity as a shareholder of Liberty Media Corporation, or a claim under the inter-group agreement if it applies. There is no assurance, however, that AT&T would be able to obtain effective relief by making any such claim.

THE BOARD OF DIRECTORS OF LIBERTY MEDIA CORPORATION MAY HAVE NO FIDUCIARY DUTIES TO HOLDERS OF NEW LIBERTY MEDIA GROUP TRACKING STOCK

  Neither AT&T nor TCI is aware of any legal precedent under Delaware law that would impose on the Liberty Media Corporation board any fiduciary duties directly to holders of New Liberty Media Group tracking stock. For this reason, there is no assurance that holders of New Liberty Media Group tracking stock would be able to pursue a claim for breach of fiduciary duty against the Liberty Media Corporation board for actions taken by that board, even if those actions were not in the best interests of the holders of New Liberty Media Group tracking stock. In the event that AT&T is unwilling to pursue its own claim with respect to such actions, the only recourse available to a holder of New Liberty Media Group tracking stock may be to claim a breach of fiduciary duty against the AT&T board of directors for failing to make a claim on behalf of AT&T against the Liberty Media Corporation board. There is no assurance that any holder of New Liberty Media Group tracking stock would be able to obtain effective relief by making such a claim.

LACK OF CERTAINTY THAT MERGER WILL BE TAX FREE

  It is a condition to the obligation of each of AT&T and TCI to complete the merger that such party receive a tax opinion from its counsel that provides, among other things, that (a) the merger should be treated for U.S. federal income tax purposes as a "reorganization," (b) no gain or loss should be recognized by a shareholder of TCI as a result of the merger with respect to shares of TCI common stock converted solely into AT&T common stock or New Liberty Media Group tracking stock, and (c) no gain or loss should be recognized by TCI as a result of the merger. There are no Internal Revenue Code provisions, U.S. federal income tax regulations, court decisions or published Internal Revenue Service rulings bearing directly on the treatment of tracking stocks for the above-described U.S. federal income tax purposes and, as a result, it is possible that the Internal Revenue Service could take a position inconsistent with the tax opinions. If the Internal Revenue Service were to take such a position and prevail, then:

  . a TCI shareholder would likely recognize gain or loss in an amount equal to the difference between the fair market value on the date of the merger of AT&T common stock and New Liberty Media Group tracking stock that the shareholder receives in the merger and the shareholder's basis in the TCI shares exchanged by the shareholder;

  . the shareholder's basis in the shares of AT&T common stock and New
    Liberty Media Group tracking stock received would likely equal their fair market value on the date of the merger; and

  . TCI could possibly recognize gain for U.S. federal income tax purposes equal to the excess of the fair market value of Liberty Media Corporation over TCI's basis in Liberty Media Corporation.

  For a description of the material federal income tax consequences of the merger, including counsels' views as to the likelihood that the IRS would prevail if it sought to treat the tracking stocks as property other than stock of AT&T or TCI, respectively, see "The Proposed Transactions--Material Federal Income Tax Consequences."

                                 THE COMPANIES

  For your convenience, we have included an index of certain defined terms used in this Proxy Statement/Prospectus. The "Index of Defined Terms" is printed on blue paper towards the end of this Proxy Statement/Prospectus to help you locate it quickly.

AT&T

  AT&T is among the world's communications leaders, providing voice, data and video telecommunications services to large and small businesses, consumers and government entities. AT&T and its subsidiaries furnish regional, domestic, international, local and Internet communication transmission services, including cellular telephone and other wireless services. AT&T also provides billing, directory and calling card services to support its communications business.

  AT&T was incorporated in 1885 under the laws of the State of New York and has its principal executive offices at 32 Avenue of the Americas, New York, New York 10013-2412 (telephone number 212-387-5400). Internet users can access information about AT&T and its services at www.att.com.

  As a result of the Merger, AT&T common stock will be divided into two groups, with each group intended to reflect the separate performance of a specified group of assets and businesses of AT&T. The first group, AT&T Common Stock, is intended to reflect the performance of the "AT&T COMMON STOCK GROUP," which will consist of the combined AT&T and the TCI Group. The second group, New Liberty Media Group Tracking Stock, is intended to reflect the performance of the "NEW LIBERTY MEDIA GROUP," which will consist of all of the businesses conducted by the Liberty/Ventures Group after giving effect to the Liberty/Ventures Combination and the Asset Transfers described in this Proxy Statement/Prospectus.

ITALY MERGER CORP.

  Italy Merger Corp. ("MERGER SUB") is a Delaware corporation formed by AT&T in June 1998 solely for the purpose of being merged with and into TCI and is wholly owned by AT&T. The mailing address of Merger Sub's principal executive offices is c/o AT&T Corp., 32 Avenue of the Americas, New York, New York 10013-2412 (telephone number 212-387-5400).

TCI

  TCI, through its subsidiaries and affiliates, engages principally in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. TCI also has investments in cable and telecommunications operations and television programming in certain international markets, as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. TCI is a Delaware corporation and was incorporated in 1994. TCI Communications, Inc., a subsidiary of TCI, and its predecessors have been engaged in the cable television business since the early 1950's.

  TCI has its principal offices at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000 (telephone number 303-267-5500).

  TCI common stock is currently divided into three groups, with each group intended to reflect the separate performance of a specified group of assets and businesses of TCI. TCI Group tracking stock is intended to reflect the separate performance of the "TCI GROUP," which consists primarily of TCI's domestic cable television and information distribution business, including the ownership and operation of various cable television systems, as well as TCI's minority interests in various partnerships owning and operating cable television systems.

  The Liberty Media Group tracking stock is intended to reflect the separate performance of the "LIBERTY MEDIA GROUP," which consists primarily of TCI's assets and business relating to production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software, including multimedia products, and electronic retailing, direct marketing, advertising sales relating to programming services, infomercials and transaction processing.

  TCI Ventures Group tracking stock is intended to reflect the separate performance of the "TCI VENTURES GROUP," which is comprised of TCI's principal international assets and businesses and substantially all of TCI's non-cable and non-programming assets.

                           THE PROPOSED TRANSACTIONS

SPECIAL MEETINGS TO VOTE ON THE PROPOSED TRANSACTIONS

  AT&T and TCI are furnishing this Proxy Statement/Prospectus to their shareholders in connection with the solicitation of proxies by AT&T for use at the AT&T Special Meeting and the solicitation of proxies by TCI for use at the TCI Special Meeting.

  The AT&T Special Meeting will be held at the Meadowlands Exposition Center, 355 Plaza Drive, Secaucus, New Jersey, on Wednesday, February 17, 1999, at 8:00 a.m. local time. At the AT&T Special Meeting, AT&T shareholders will be asked to vote upon the "AT&T MERGER PROPOSAL," which is a proposal to approve the issuance of shares of:

  . common stock, par value $1.00 per share, of AT&T ("AT&T COMMON STOCK");

  . Class A Liberty Media Group common stock, par value $1.00 per share, of AT&T ("NEW LIBERTY MEDIA GROUP CLASS A TRACKING STOCK"); and

  . Class B Liberty Media Group common stock, par value $1.00 per share, of AT&T ("NEW LIBERTY MEDIA GROUP CLASS B TRACKING STOCK" and together with New Liberty Media Group Class A Tracking Stock, "NEW LIBERTY MEDIA GROUP TRACKING STOCK")

in the merger of a subsidiary of AT&T with and into TCI (the "MERGER"), and to approve and adopt the "AT&T TRACKING STOCK AMENDMENT," an amendment to the AT&T Charter to authorize the creation of New Liberty Media Group Tracking Stock.

  The TCI Special Meeting will be held at TCI's National Digital Television Center, 4100 East Dry Creek Road, Littleton, Colorado, on Wednesday, February 17, 1999, at 10:00 a.m. local time. At the TCI Special Meeting, TCI shareholders will be asked to vote upon:

  . The "LIBERTY/VENTURES COMBINATION PROPOSAL," a proposal to approve and adopt the "TCI CHARTER AMENDMENT," an amendment to the TCI Charter that effects the Liberty/Ventures Combination. Specifically, this includes:

   -- reclassifying each share of Series A TCI Ventures Group common stock, par value $1.00 per share, of TCI ("TCI VENTURES GROUP SERIES A TRACKING STOCK") and Series B TCI Ventures Group common stock, par value $1.00 per share, of TCI ("TCI VENTURES GROUP SERIES B TRACKING STOCK" and together with TCI Ventures Group Series A Tracking Stock, "TCI VENTURES GROUP TRACKING STOCK") as 0.52 of a share of the corresponding series of Liberty/Ventures Group Tracking Stock;

   -- providing that the number of authorized shares of Liberty/Ventures
     Group Tracking Stock following the Liberty/Ventures Combination will be equal to the sum of the number of authorized shares of Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock currently authorized; and

   -- amending the definition of the Liberty Media Group to include the assets and businesses of the TCI Ventures Group;

  . The "INCREASED AUTHORIZATION PROPOSAL," a proposal, conditioned upon approval of the Liberty/Ventures Combination Proposal, to increase the number of authorized shares of Series A Liberty Media Group common stock, par value $1.00 per share ("LIBERTY MEDIA GROUP SERIES A TRACKING STOCK"), and Series B Liberty Media Group common stock, par value $1.00 per share ("LIBERTY MEDIA GROUP SERIES B TRACKING STOCK" and together with the Liberty Media Group Series A Tracking Stock, "LIBERTY MEDIA GROUP TRACKING STOCK"), of TCI; and

  . The "TCI MERGER PROPOSAL," a proposal to approve and adopt the Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998, among AT&T, Merger Sub, and TCI (the "MERGER AGREEMENT") pursuant to which TCI would become a wholly owned subsidiary of AT&T (the TCI Merger Proposal, the Liberty/Ventures Combination Proposal and the Increased Authorization Proposal are collectively referred to as the "TCI PROPOSALS").

STRUCTURE OF THE TRANSACTIONS

  Shareholder approval is needed to enable AT&T and TCI to proceed with the Merger and the Liberty/Ventures Combination (collectively, the "TRANSACTIONS"), which will consist of the following steps:

 MERGER

  Merger Sub will merge with and into TCI, with TCI being the Surviving Corporation in the Merger and becoming a wholly owned subsidiary of AT&T. Prior to, but conditioned upon, the closing of the Merger (the "CLOSING"), the Liberty/Ventures Group (or the TCI Ventures Group in the event the Liberty/Ventures Combination has not become effective prior to the Merger) will transfer or attribute to the TCI Group its entire interest in the following assets (collectively, the "ASSET TRANSFERS"):

  . At Home Corporation ("@HOME");

  . National Digital Television Center, Inc. ("NDTC");

  . 46,952,832 shares of AT&T Common Stock received by the TCI Ventures Group in exchange for its shares of Teleport Communications Group Inc. ("TELEPORT") in the merger of Teleport with a subsidiary of AT&T (the "TELEPORT MERGER"); and

  . Western Tele-Communications, Inc. ("WTCI").

  In exchange for the Asset Transfers, the TCI Group will pay the Liberty/Ventures Group (or the TCI Ventures Group if the Liberty/Ventures Combination has not already occurred) an aggregate of approximately

$5.5 billion in cash. In addition, following the Merger, the New Liberty Media Group will become entitled to the U.S. federal income tax benefits of any net operating tax loss carryforwards possessed by TCI at the time of the Merger (which TCI estimates to be approximately $1.6 billion at September 30, 1998).

  In connection with the Merger:

  . each share of Series A TCI Group common stock, par value $1.00 per share, of TCI ("TCI GROUP SERIES A TRACKING STOCK") will be exchanged for 0.7757 of a share of AT&T Common Stock;

  . each share of Series B TCI Group common stock, par value $1.00 per share, of TCI ("TCI GROUP SERIES B TRACKING STOCK" and together with TCI Group Series A Tracking Stock, "TCI GROUP TRACKING STOCK") will be exchanged for
   0.8533 of a share of AT&T Common Stock (together with the exchange ratio described in the preceding bullet, the "TCI GROUP EXCHANGE RATIOS");

  . each share of Liberty Media Group Series A Tracking Stock (following the
   Liberty/Ventures Combination, referred to as "LIBERTY/VENTURES GROUP SERIES A TRACKING STOCK") will be exchanged for one share of New Liberty Media Group Class A Tracking Stock and each share of Liberty Media Group Series B Tracking Stock (following the Liberty/Ventures Combination, referred to as "LIBERTY/VENTURES GROUP SERIES B TRACKING STOCK" and together with Liberty/Ventures Group Series A Tracking Stock, "LIBERTY/VENTURES GROUP TRACKING STOCK") will be exchanged for one share of New Liberty Media Group Class B Tracking Stock (collectively, the "LIBERTY/VENTURES GROUP EXCHANGE RATIOS");

  . each share of Class B 6% Cumulative Redeemable Exchangeable Preferred
   Stock of TCI ("TCI CLASS B PREFERRED STOCK") will remain outstanding as one share of Class B junior preferred stock of the Surviving Corporation;

  . each share of preferred stock, par value $.01 per share, of TCI ("TCI
   PREFERRED STOCK") that is convertible into TCI Group Tracking Stock or Liberty/Ventures Group Tracking Stock after the Liberty/Ventures Combination is effected (collectively, the "TCI CONVERTIBLE PREFERRED STOCK"), other than any shares with respect to which appraisal rights are perfected under the Delaware General Corporation Law (the "DGCL"), will be exchanged for that number of shares of AT&T Common Stock or New Liberty Media Group Tracking Stock that such TCI Preferred Stock would have been exchanged for had such TCI Preferred Stock been converted into TCI Group Tracking Stock or Liberty/Ventures Group Tracking Stock, as appropriate, immediately prior to the Merger. Specifically:

   -- each share of Convertible Preferred Stock, Series C-TCI Group of TCI
     ("TCI SERIES C-TCI GROUP PREFERRED STOCK") will be exchanged for
     103.059502 shares of AT&T Common Stock (the "TCI SERIES C-TCI GROUP EXCHANGE RATIO");

   -- each share of Convertible Preferred Stock, Series C-Liberty Media
     Group of TCI ("TCI SERIES C-LIBERTY MEDIA GROUP PREFERRED STOCK" and together with the TCI Series C-TCI Group Preferred Stock, the "TCI SERIES C PREFERRED STOCK") will be exchanged for 56.25 shares of New Liberty Media Group Class A Tracking Stock (the "TCI SERIES C-LIBERTY MEDIA GROUP EXCHANGE RATIO");

   -- each share of Redeemable Convertible TCI Group Preferred Stock, Series
     G of TCI ("TCI SERIES G PREFERRED STOCK") will be exchanged for
     0.923083 of a share of AT&T Common Stock (the "TCI SERIES G EXCHANGE RATIO"); and

   -- each share of Redeemable Convertible Liberty Media Group Preferred
     Stock, Series H of TCI ("TCI SERIES H PREFERRED STOCK") will be exchanged for 0.590625 of a share of New Liberty Media Group Class A Tracking Stock; and

  . if the Liberty/Ventures Combination is not completed prior to the Merger:

   -- each share of Liberty Media Group Series A Tracking Stock will be exchanged for one share of New Liberty Media Group Class A Tracking Stock and each share of Liberty Media Group Series B Tracking Stock will be exchanged for one share of New Liberty Media Group Class B Tracking Stock (the "LIBERTY MEDIA GROUP EXCHANGE RATIOS"); and

   -- each share of TCI Ventures Group Series A Tracking Stock will be exchanged for 0.52 of a share of New Liberty Media Group Class A Tracking Stock and each share of TCI Ventures Group Series B Tracking Stock will be exchanged for 0.52 of a share of New Liberty Media Group Class B Tracking Stock (the "TCI VENTURES GROUP EXCHANGE RATIOS").

  . No fractional shares will be issued in the Merger, and cash equal to the value of any fraction of a share will be paid in lieu thereof.

  The Merger will become effective when a Certificate of Merger is filed with the Secretary of State of Delaware or at such other time as will be specified in the Certificate of Merger (the "EFFECTIVE TIME"). The Effective Time will occur as soon as practicable after the last of the conditions in the Merger Agreement has been satisfied or waived. We expect the Merger to occur in the first half of 1999. Because the Merger is subject to governmental approvals, however, we cannot predict the exact timing.

 LIBERTY/VENTURES COMBINATION

  Independent of the Merger, TCI is seeking shareholder approval of the TCI Charter Amendment in order to combine the Liberty Media Group and the TCI Ventures Group. The TCI Charter Amendment will result in:

  . each share of TCI Ventures Group Series A Tracking Stock being reclassified as 0.52 of a share of Liberty Media Group Series A Tracking Stock;

  . each share of TCI Ventures Group Series B Tracking Stock being reclassified as 0.52 of a share of Liberty Media Group Series B Tracking Stock (together with the exchange ratio described in the preceding bullet, the "LIBERTY/VENTURES COMBINATION EXCHANGE RATIOS");

  . deletion of references to the "TCI Ventures Group" currently contained in the TCI Charter and the redefinition of the "Liberty Media Group" in the TCI Charter to include the assets and businesses held by the Liberty Media Group and the TCI Ventures Group immediately prior to the combination of the Liberty Media Group and the TCI Ventures Group;

  . the number of authorized shares of Liberty Media Group Tracking Stock being equal to the sum of the number of shares of Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock currently authorized; and

  . certain other conforming changes to the TCI Charter necessary to effect the combination of the Liberty Media Group and the TCI Ventures Group.

  If the TCI Charter Amendment is approved at the TCI Special Meeting, TCI intends to file the TCI Charter Amendment and combine the Liberty Media Group and the TCI Ventures Group as soon as practicable thereafter. However, if the Merger is expected to be completed promptly after the TCI Special Meeting, TCI presently intends not to combine the Liberty Media Group and the TCI Ventures Group prior to the Merger and, instead, to have such combination occur as part of the Merger. TCI intends to file the TCI Charter Amendment and combine the Liberty Media Group and the TCI Ventures Group regardless of whether the Merger Agreement is approved at the TCI Special Meeting or the Merger is consummated. Upon the effectiveness of the TCI Charter Amendment, all of the capital stock of Liberty Media Corporation, which holds substantially all of the assets and businesses of the Liberty Media Group, will be contributed to TCI Ventures Group, LLC, which holds substantially all of the assets and businesses of the TCI Ventures Group. Thereafter, the name of TCI Ventures Group, LLC will be changed to "Liberty Ventures LLC." Following the combination of the Liberty Media Group and the TCI Ventures Group, the combined Liberty Media Group and TCI Ventures Group will be referred to as the "LIBERTY/VENTURES GROUP" for purposes of this Proxy Statement/Prospectus. John
C. Malone, Chairman and Chief Executive Officer of TCI, will be Chairman of the Liberty/Ventures Group, Robert R. Bennett, President and Chief Executive Officer of Liberty Media Corporation, will be President and Chief Executive Officer of the Liberty/Ventures Group, and Gary S. Howard, President of the TCI Ventures Group, will be Executive Vice President and Chief Operating Officer of the Liberty/Ventures Group.

  For ease of reference, we refer to the foregoing transactions collectively as the "LIBERTY/VENTURES COMBINATION."

INCREASED AUTHORIZATION

  TCI is seeking shareholder approval, independent of the Merger and conditioned upon shareholder approval of the Liberty/Ventures Combination, of an additional amendment to the TCI Charter to increase the number of authorized shares of Liberty Media Group Series A Tracking Stock to 2.5 billion shares and the number of authorized shares of Liberty Media Group Series B Tracking Stock to 250 million shares. If the Increased Authorization Proposal is approved by the shareholders, the amendment to the TCI Charter filed in connection with the Liberty/Ventures Combination also will reflect the increased number of authorized shares of Liberty Media Group Tracking Stock.

  For ease of reference, we refer to the increase in the authorized shares of Liberty Media Group Tracking Stock as the "INCREASED AUTHORIZATION."

BACKGROUND

  In pursuing their strategies for enhancing shareholder value, each of AT&T and TCI regularly consider opportunities for acquisitions, joint ventures and other strategic alliances. From time to time, AT&T and TCI have discussed possible transactions between the two companies.

  Beginning in late May, 1998, AT&T and TCI began to pursue discussions about a possible combination of the TCI Group's cable business and AT&T's consumer telecommunications services business. After retaining legal and financial advisors, AT&T and TCI entered into negotiations regarding the possibility of such a transaction. These discussions did not result in any agreement with respect to such a transaction.

  During the course of these discussions, however, commencing around June 14, 1998, AT&T and TCI began to discuss a possible transaction that would involve a merger of TCI with a subsidiary of AT&T. Over the following days, AT&T, TCI, and their respective financial and legal advisors, proceeded to discuss alternative terms for a merger between TCI and a subsidiary of AT&T.

  On June 15, 1998, at a regular meeting of the TCI Board of Directors, management of TCI informed the TCI Board of their discussions with AT&T concerning a potential merger transaction. The TCI Board formed a special committee (the "SPECIAL COMMITTEE") for the purpose of evaluating a potential merger. The TCI Board appointed John W. Gallivan and Paul A. Gould, two members of the TCI Board who were not officers or employees of TCI, as the members of the Special Committee, and authorized them to evaluate any potential merger. At this TCI Board meeting, management of TCI also informed the TCI Board of a proposal to combine the Liberty Media Group and the TCI Ventures Group into a single group. The TCI Board requested that TCI's management consider the matters further and directed the Special Committee to consider an appropriate exchange ratio in the event the Liberty Media Group and the TCI Ventures Group were to be combined. The TCI Board authorized the retention of Donaldson Lufkin & Jenrette Securities Corporation ("DLJ") as financial advisor to TCI and the Special Committee for the purpose of evaluating any potential transaction with AT&T as well as an appropriate exchange ratio in the event the TCI Ventures Group were to be combined with the Liberty Media Group. The TCI Board directed DLJ to work with TCI's management in structuring any potential transaction with AT&T and directed DLJ to report separately to the Special Committee.

  On June 17, 1998, at a regularly scheduled meeting of the AT&T Board of Directors, AT&T management reviewed the status of negotiations with respect to the possible merger transaction, potential synergies and remaining open issues. At this meeting, Credit Suisse First Boston Corporation ("CSFB") and Goldman, Sachs & Co., financial advisors to AT&T, reviewed with the AT&T Board certain financial aspects of the potential merger. After discussion, the AT&T Board authorized the officers of AT&T to continue negotiations.

  Following their respective Board of Directors meetings, AT&T and TCI, advised by their respective legal and financial advisors, negotiated the terms and conditions of the Merger Agreement and certain related agreements (the "TRANSACTION AGREEMENTS"). These negotiations focused particularly on the exchange ratios in the Merger, the terms of the New Liberty Media Group Tracking Stock, the governance of the New Liberty Media Group following the Merger, and intercompany and inter-group arrangements between the AT&T Common Stock Group and the New Liberty Media Group. In addition, management of each of the Liberty Media Group and the TCI Ventures Group continued their discussions concerning a proposed combination of the two groups and the exchange ratio at which TCI Ventures Group Tracking Stock would be reclassified into Liberty/Ventures Group Tracking Stock in such a combination.

  On June 19, 1998, the Special Committee met with representatives from TCI, DLJ and DLJ's legal counsel to review the structure of the proposed Liberty/Ventures Combination and the proposed Merger, the status of the negotiations with AT&T, the status of DLJ's financial due diligence and various other legal issues relating to the proposed transactions.

  The Special Committee met twice on June 21, 1998, once in the morning and once in the evening. At each of these meetings, the Special Committee received updates from TCI's management as to the status of the negotiations with AT&T. The Special Committee also reviewed with representatives from DLJ and DLJ's legal counsel, respectively, the financial and legal aspects of the proposed Liberty/Ventures Combination and the proposed Merger.

  On June 22, 1998, the members of the Special Committee met individually with representatives of DLJ to review DLJ's preliminary financial analysis of the proposed Liberty/Ventures Combination and the proposed Merger.

  On June 23, 1998, the AT&T Board held a special meeting. At that meeting, AT&T's management reviewed the status of negotiations (including the resolution of previously open issues) and the principal terms of the proposed transactions. AT&T's legal counsel reviewed the Merger Agreement and the other Transaction Agreements. CSFB and Goldman Sachs made a joint presentation as to the financial analyses performed in connection with their respective opinions, and each rendered to the AT&T Board an opinion to the effect that, as of such date and based upon and subject to certain matters stated in such opinions, the TCI Group Exchange Ratios, the Liberty/Ventures Group Exchange Ratios, the Liberty Media Group Exchange Ratios and the TCI Ventures Group Exchange Ratios taken as a whole (collectively, the "MERGER EXCHANGE RATIO"), were fair to AT&T from a financial point of view. See "--Opinions of AT&T's Financial Advisors." After concluding that the Merger and the related transactions were fair and in the best interests of AT&T and its shareholders, the AT&T Board voted to approve the Merger, to authorize the execution of the Merger Agreement and the other Transaction Agreements, and to recommend that AT&T's shareholders approve the issuance of AT&T Common Stock and New Liberty Media Group Tracking Stock in the Merger and the AT&T Tracking Stock Amendment.

  On June 23, 1998, prior to a meeting of the TCI Board, the Special Committee met with representatives of DLJ and DLJ's legal counsel to discuss the terms of the proposed Liberty/Ventures Combination and the proposed Merger. DLJ reviewed with the Special Committee DLJ's financial analysis as to the fairness to TCI shareholders of the proposed reclassification of TCI Ventures Group Tracking Stock and the proposed Merger.

Thereafter, DLJ informed the Special Committee of DLJ's opinions that the Liberty/Ventures Combination Exchange Ratios, the TCI Group Exchange Ratios and the Liberty/Ventures Group Exchange Ratios were fair, from a financial point of view, to the TCI shareholders affected thereby. In addition, the Special Committee reviewed a summary of the terms of the proposed Merger Agreement prepared by DLJ's legal counsel and discussed the terms of the proposed Merger Agreement with DLJ's legal counsel. At the end of this meeting, the Special Committee unanimously voted to recommend that the TCI Board approve the Liberty/Ventures Combination and the Merger.

  Immediately following the Special Committee meeting, the TCI Board held a special meeting to consider the Merger and the terms of the proposed Liberty/Ventures Combination. At this meeting, the Special Committee reported to the TCI Board on its review of the Merger Agreement and the Transaction Agreements and the terms of the Liberty/Ventures Combination. TCI's management and legal counsel then reviewed with the TCI Board the terms and conditions of the Merger Agreement, the Transaction Agreements and the Liberty/Ventures Combination. Following this presentation, on June 23, 1998, DLJ delivered to the TCI Board its oral opinion, which opinion was subsequently confirmed in a written opinion dated as of June 23, 1998 (the "LIBERTY/VENTURES OPINION"), that, as of such date, and based on and subject to the assumptions, limitations and qualifications as set forth in such opinion, with respect to the holders of Liberty Media Group Tracking Stock (other than shareholders who are affiliates of TCI), each Liberty/Ventures Combination Exchange Ratio was fair to such holders from a financial point of view and, with respect to the holders of each series of TCI Ventures Group Tracking Stock (other than shareholders who are affiliates of TCI), the Liberty/Ventures Combination Exchange Ratio relating to such series was fair to such holders from a financial point of view. On the same date, DLJ delivered to the TCI Board its oral opinion, which opinion was subsequently confirmed in a written opinion dated as of June 23, 1998 (the "TCI MERGER OPINION" and, together with the Liberty/Ventures Opinion, the "DLJ OPINIONS"), that, as of such date, and based on and subject to the assumptions, limitations and qualifications as set forth in such opinion, with respect to the holders of each series of TCI Group Tracking Stock and Liberty/Ventures Group Tracking Stock (other than shareholders who are affiliates of TCI), the TCI Group Exchange Ratios and the Liberty/Ventures Group Exchange Ratios relating to such series were fair to such holders from a financial point of view. See "--Opinions of TCI's Financial Advisor."

  Following these presentations, the TCI Board determined that the terms of each of the Liberty/Ventures Combination and the Merger Agreement and the other Transaction Agreements were advisable and fair to and in the best interests of the shareholders of TCI, and the TCI Board unanimously recommended that the shareholders of TCI approve the amendment to the TCI Charter effecting the Liberty/Ventures Combination and the Merger Agreement.

  After the Boards of Directors meetings concluded, the parties finalized the Merger Agreement and other Transaction Agreements, and executed the Merger Agreement. On June 24, 1998, AT&T and TCI issued a joint press release announcing execution of the Merger Agreement. Concurrently, TCI issued a press release announcing the proposed Liberty/Ventures Combination and the terms thereof.

  On December 10, 1998, the TCI Board unanimously approved an amendment to the TCI Charter to increase the authorized numbers of shares of Liberty Media Group Series A Tracking Stock and Liberty Media Group Series B Tracking Stock conditioned upon shareholder approval of the amendment to the TCI Charter effecting the Liberty/Ventures Combination as well as shareholder approval of the amendment to the TCI Charter effecting the Increased Authorization Proposal.

AT&T'S REASONS FOR THE MERGER; RECOMMENDATION OF THE AT&T BOARD

  The following briefly describes the material reasons, factors and information taken into account by the AT&T Board in deciding to approve the Merger and to recommend that AT&T shareholders approve the AT&T Merger Proposal.

 AT&T'S REASONS FOR THE MERGER

  Strategic Business Opportunity. AT&T believes the Merger will redefine the communications industry landscape. Through the Merger, as well as through continued evolution of AT&T's nationwide network and through future alliances, AT&T believes it will be able to obtain significantly accelerated entry into residential local telephony, residential Internet services, including "next generation" Internet protocol telephony, and other on-line and electronic and diversified digital data and video services for consumers. Combining AT&T's capital, expertise and established telephony brand with the TCI Group is expected to strengthen AT&T's new product offerings and marketing efforts. AT&T expects that it will become a fully-integrated residential communications services provider in TCI service areas, including the ability to provide long-distance, video, local, wireless, Internet and other data services on a packaged, as well as individualized, basis.

  Competitive Advantage. The Merger is expected to produce a fully-integrated residential communications services company and an alternative path to the consumer, enabling AT&T to follow a strategy of offering broadband, all-distance consumer services directly to the residential market through ownership of facilities, including cable networks. AT&T believes that the ability to provide cable television services, bundled with telecommunications services, and the ability to offer an increasing array of broadband services over its own facilities will enable it to distinguish its services from those of its competitors. Because it is widely anticipated that substantial numbers of long-distance customers will seek to purchase local, long-distance and other services from a single carrier as part of a combined or full-service package, AT&T believes that the ability to offer all such services at competitive rates using its own facilities will be increasingly important.

  Improved Marketing Capabilities. AT&T believes that the Merger will increase not only the customer base for telecommunications services but also for cable television services through the use of the combined AT&T-branded bundle of offers to existing customers of each of AT&T and TCI. In addition, the Merger is expected to provide AT&T with lower-cost customer acquisition channels through TCI's cable and high-speed Internet access business, and enable AT&T to attract and retain customers more cost effectively through the use of bundled offers. In addition, AT&T expects to use its existing distribution channels to market bundled offers that include TCI's cable and high-speed Internet access services.

  Expanded Services Offerings. AT&T believes that broadband capacity is necessary to provide the wide variety of multimedia broadband video, voice and Internet protocol services that consumers increasingly desire. To provide these services, TCI's cable infrastructure will need to be upgraded to provide for the delivery of advanced video and data transmissions. Following the Merger, AT&T plans to continue the upgrade of the TCI network and architecture to a high-speed system that will carry two-way voice services with the quality, clarity and reliability that will be necessary to attract customers from their current incumbent local exchange carriers. AT&T also plans to add innovative technology to TCI's networks, including enhanced switching and other systems. Ultimately, AT&T expects to participate with its vendors in the development and deployment of new multi-purpose digital customer terminals with technology that will permit the integration of voice, data and video service. Consumers then will be able to access a broad range of services, including digital and "downloadable" video programming, Internet access, on-line shopping and bill paying, interactive programming, and other forms of electronic commerce, in addition to a full range of local and long-distance voice services utilizing high-quality telephony.

  Satisfies Goals of the Telecommunications Act. AT&T believes that the Merger fulfills the ideals of the Telecommunications Act of 1996 (the "TELECOMMUNICATIONS ACT") and will offer consumers significant new choices. The Telecommunications Act was designed to foster local exchange competition by establishing a regulatory framework to govern new competitive entry in local and long-distance telecommunications services. To date, AT&T has been largely unsuccessful in its attempts to provide local service to residential customers. AT&T relied primarily on resale of services and/or wholesale network elements from incumbent local exchange carriers, which has not provided a viable option for local service entry. As a result, AT&T had to pursue alternative means of local access to the consumer, including through cable infrastructure. AT&T anticipates that the Merger will promote competition in the provision of local residential telephone service in areas where TCI has existing cable infrastructure and will accelerate the development of telephony offerings by cable companies in other areas.

  Cable Plant Access Strategy. AT&T believes that the cable plant offers an attractive foundation for a significant initial residential local access strategy. The cable plant more readily supports broadband products, such as interactive video and Internet access, and AT&T believes these features may be of competitive importance in differentiating its product offering from product offerings of telecommunications competitors. In addition, as one of the largest cable operators, TCI provides a leadership position in forming technological, marketing and new product alliances. As a result of the Merger, AT&T expects to be able to provide a competitive facilities-based local telephone service to residential consumers on a schedule that greatly exceeds the pace at which AT&T or TCI independently could provide such service. AT&T and TCI anticipate combining their assets to invest in and develop advanced wireline facilities that will compete directly with incumbent local exchange carriers to provide toll-quality voice and high-speed data communications to homes in the United States.

  Economies of Scale. AT&T expects to achieve economies of scale through the Merger that will both expedite its ability to provide new and differentiated services and make those services more economically efficient to provide. As an initial matter, AT&T has access to an existing wired network with access to current cable television customers. Beyond simply obtaining access to TCI's wireline infrastructure, AT&T and TCI plan to accomplish the upgrade of TCI's infrastructure to provide for both two-way voice and digital video and data transmissions at the same time. AT&T also can, in certain instances, connect TCI's facilities to Teleport's switches, thereby using Teleport's switches and transport facilities to carry the local traffic of the post-Merger AT&T voice customers. AT&T expects that this architecture will enable AT&T to spread the high fixed costs associated with these facilities over more lines and services, thereby enhancing AT&T's ability to price its products more competitively against entrenched local carriers. In addition, following the Merger, AT&T will be a leading provider of consumer cable, wireless mobility and telecommunications services with one of the largest local connectivity footprints in the country. AT&T expects that this architecture will enable AT&T to spread the high fixed costs associated with these facilities over more lines and services, thereby enhancing AT&T's ability to price its products more competitively against entrenched local exchange carriers.

 INFORMATION AND FACTORS CONSIDERED BY THE AT&T BOARD

  In connection with its approval of the Merger and recommendation that shareholders approve the AT&T Merger Proposal, the AT&T Board considered the following factors:

  . the reasons described under "--AT&T's Reasons for the Merger;"

  . the terms and conditions of the Transaction Agreements, including, among other things, (a) the Merger Exchange Ratio, including the fact that the Merger Exchange Ratio is fixed and that fluctuations in the price of the AT&T Common Stock could affect the consideration to be received by holders of TCI Group Tracking Stock in the Merger, (b) the agreement of certain shareholders of TCI to vote in favor of the Merger as described under "The Transaction Agreements--Other Transaction Agreements--Voting Agreement,"
   (c) the terms of the intercompany and inter-group agreements as described under "Relationship between the AT&T Common Stock Group and the New Liberty Media Group," (d) the limitations upon the interim business operations of the TCI Group, (e) the conditions to consummation of the Merger, and (f) the circumstances under which the agreements could be terminated, including the termination fees associated therewith;

  . the familiarity of the AT&T Board with the business, properties and prospects of AT&T, including the opportunities and alternatives available to AT&T if the Merger were not to be undertaken;

  . the business rationale for the Merger, including the strategic fit between AT&T and the TCI Group and the belief that the combination of AT&T and the TCI Group has the potential to enhance shareholder value through additional opportunities for expansion and operating efficiencies (although such opportunities may not be achieved);

  . the expected tax treatment of the Merger for U.S. federal income tax purposes;

  . the accounting treatment of the Merger, including the goodwill that will be recorded on the financial statements of AT&T;

  . the presentations by AT&T's management and AT&T's financial, legal and other advisors regarding the Merger;

  . the opinions of CSFB and Goldman Sachs to the effect that, as of June 23, 1998 and based upon and subject to certain matters stated in their respective opinions, the Merger Exchange Ratio was fair to AT&T from a financial point of view (copies of the CSFB opinion and the Goldman Sachs opinion, setting forth the assumptions made and limitations on the review undertaken in rendering such opinions, are attached as Appendices D and E, respectively, to this Proxy Statement/Prospectus and are described under "--Opinions of AT&T's Financial Advisors");

  . the degree of independence of the New Liberty Media Group following the Merger; and

  . the interests of the officers and directors of AT&T and TCI in the Transactions, including the matters described under "--Interests of Certain Persons in the Transactions," and the impact of the Merger on the customers and employees of each of AT&T and TCI.

  The AT&T Board also considered the following potential adverse consequences of the Transactions:

  . the challenges and potential costs of combining the businesses of two major companies of this size and the attendant risks of not achieving the expected operating efficiencies or improvements in earnings, and of diverting management focus and resources from other strategic opportunities and from operational matters for an extended period of time;

  . the risk that the Merger will not be consummated;

  . the lack of complete certainty as to the tax treatment of the Merger;

  . the complexity of AT&T's capital structure following the creation of New
   Liberty Media Group Tracking Stock;

  . the operational complexities resulting from the allocation of assets and distribution channels to different tracking entities;

  . the dilution to earnings of AT&T expected to result from the Merger, the impact of which on a pro forma basis for the nine months ended September 30, 1998 was to dilute earnings from $1.76 per share to $1.17 (see "Summary--Unaudited Comparative Per Share Data"); and

  . the special considerations relating to the existence of tracking stock described under "The AT&T Tracking Stock Amendment--Special Considerations Relating to the Issuance of Tracking Stock and the Merger."

  The foregoing discussion of the information and factors considered and given weight by the AT&T Board is not intended to be exhaustive but includes the material factors considered by the AT&T Board. In its consideration of the tax treatment of the Merger, the AT&T Board did not separately consider whether it would approve the Merger if the Merger was a taxable transaction. Rather, the AT&T Board relied on the fact that it would receive an opinion of its special counsel that the Merger should not be taxable to TCI or to holders of TCI common stock, the receipt of which opinion is a non-waivable condition to the Merger. As a result, the AT&T Board considered the risk of the Merger being taxable to TCI and its shareholders to be small and was comfortable with the risk in light of the expected benefits of the Merger and recommends that AT&T shareholders approve the Merger in spite of the lack of complete certainty of the tax treatment of the Merger. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the AT&T Board did not find it practicable to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. In addition, other than as described above, the AT&T Board did not undertake to make any specific determination as to whether any particular factor (or any aspect of any particular factor) was favorable or unfavorable to AT&T, but, rather, conducted an overall analysis of the factors described above, including thorough discussions with AT&T's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the AT&T Board may have given different weight to different factors. The AT&T Board considered all these factors as a whole, and overall considered the factors to be favorable to and to support its determination.

 RECOMMENDATION OF THE AT&T BOARD

  For the reasons discussed above, the AT&T Board has unanimously approved the AT&T Merger Proposal and recommends that AT&T shareholders vote "FOR" approval of the AT&T Merger Proposal.

TCI'S REASONS FOR THE TRANSACTIONS; RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE TCI BOARD

  The following briefly describes the material reasons, factors and information taken into account by the Special Committee in deciding to recommend approval by the TCI Board of the Merger Agreement and the terms of the Liberty/Ventures Combination and by the TCI Board in deciding to approve the Merger Agreement, the terms of the Liberty/Ventures Combination and the Increased Authorization and to recommend that TCI shareholders approve each of the TCI Proposals.

 TCI'S REASONS FOR THE MERGER

  Merger Price Premium. Both the Special Committee and the TCI Board considered the historical market prices of TCI Group Tracking Stock and the premium to be received by the holders of TCI Group Tracking Stock in the Merger. The value of AT&T Common Stock to be received by the holders of TCI Group Tracking Stock pursuant to the Merger Agreement, $48.87 per share of TCI Group Series A Tracking Stock and $53.76 per share of TCI Group Series B Tracking Stock (based upon the closing prices of AT&T Common Stock on June 22, 1998), represents a premium of approximately 41.2% over the average closing price per share of TCI Group Series A Tracking Stock of $34.60, and approximately 47.0% over the average closing price per share of TCI Group Series B Tracking Stock of $34.90, each for the 30-day period preceding June 22, 1998. The value of AT&T Common Stock to be received by the holders of TCI Group Tracking Stock pursuant to the Merger Agreement represents a premium of approximately 36.9% over the $35.69 closing price per share of TCI Group Series A Tracking Stock as of June 22, 1998 and approximately 51.4% over the $35.50 closing price per share of TCI Group Series B Tracking Stock as of June 22, 1998. In addition, each of the Special Committee and the TCI Board considered the rights, terms and preferences of the New Liberty Media Group Tracking Stock to be received in the Merger by holders of Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock, and determined that it was appropriate that holders of Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock not receive a premium in connection with the Merger. This determination was based on the fact that the New Liberty Media Group Tracking Stock would continue to reflect the results of substantially the same assets and businesses (after the Asset Transfers) as Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock represented prior to the Merger and that the New Liberty Media Group would retain a sufficient level of independence from AT&T following the Merger and would be controlled by substantially the same management that controlled the Liberty Media Group prior to the Merger.

  Strategic Combination. TCI believes that the Merger will provide its shareholders with a unique investment opportunity in a company that will be capable of providing consumers with an end-to-end bundled telecommunications solution consisting of local and long-distance telephony and data services, wireless telephony and data services, video entertainment, interactive television services and both high- and low-speed Internet connectivity. Each of the Special Committee and the TCI Board believes that the Merger will enhance shareholder value through, among other things, the following strategic advantages:

  . Accelerated Deployment of New Services. Delivery of new services through the cable infrastructure, such as local telephony, interactive television through the advanced set top devices or boxes and high-

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

   speed Internet access, will require the expenditure of significant capital investments in order to upgrade the cable plant and equipment of TCI's cable systems and also will require technology skills that TCI possesses only in limited amounts. Although TCI was committed prior to the signing of the Merger Agreement to upgrading its cable systems and acquiring and installing advanced set top devices or boxes in order to deploy many of these new services, TCI believes that AT&T will invest the amounts necessary to accelerate such deployment following the Merger in order to take advantage of its investment in TCI and to initiate and expedite entry into local telephony markets. In addition, TCI believes that AT&T will seek to expand and accelerate the group of services to be offered to customers over the services TCI would have offered in the same time frame because of AT&T's expertise in telephony and other technology areas and its available cash flow. TCI believes that such accelerated deployment will result in improved subscriber growth and customer satisfaction.

  . Bundled Services. TCI has long believed that the ability to offer customers bundled packages of communications and entertainment services would increase customer satisfaction and drive subscriber penetration. TCI believes that the combined company's ability to offer customers "one-stop shopping" for all of their video entertainment, information and communication needs will be a significant advantage to AT&T following the Merger, and that shareholders will ultimately benefit from increases in sales and customer satisfaction that may result from this ability.

  . AT&T Brand and Marketing. AT&T is acknowledged to have a strong and well-recognized brand that consumers associate with reliable services. Use of such brand in connection with the delivery of video entertainment and Internet services could improve subscriber identification of the services. AT&T also has a strong marketing presence in many of the local markets in which TCI operates and utilizing the capabilities of AT&T's marketing force along with the bundling of various service offerings could provide operating efficiencies as well as improved customer acquisition.

  . Participation in Potential Growth of AT&T's Businesses. TCI believes that the provision of local telephone service through the cable infrastructure is a tremendous business opportunity that TCI alone would not be able to exploit in the near term because of capital as well as technological constraints. The combination of TCI's cable infrastructure and AT&T's technological expertise, free cash flow and access to capital markets should enable the combined company to take better advantage of this opportunity than TCI could independently, although there can be no assurance as to the combined company's success in this area. Former holders of TCI Group Tracking Stock will be able to benefit from this potential business through their ownership of AT&T Common Stock received in the Merger.

  Diversification of Revenue Sources. Each of the Special Committee and the TCI Board believes that the Merger will benefit former holders of TCI Group Tracking Stock because AT&T's diversified sources of revenue will result in less reliance upon cable subscriber revenue as a primary source of revenue. Currently, the TCI Group derives most of its total revenue from the provision of cable television services to subscribers. These revenues are used primarily to finance operations as well as the upgrade of cable plant and equipment of TCI cable systems and for debt service. The prices TCI charges to its subscribers for the provision of these services are currently regulated by the U.S. federal government. In the past, government regulations affecting cable service prices (including mandatory price reductions and price freezes) have had a significant impact on TCI's business and have resulted in delays in cable system upgrades and the introduction of new digital and other services. If government-imposed price freezes or roll-backs were to be reimposed in the future, TCI may again have to delay its cable system upgrade plans and the introduction of new services. The TCI Board believes that, as a result of the Merger, additional sources of financing will become available for cable system upgrades and the provision of advanced services. The TCI Board believes that TCI could realize significant benefits for its customers by providing digital services, but that any delay in upgrading systems or rolling out new products may cause TCI to lose such advantages. Because revenues from cable television services will account for a significantly smaller portion of the total revenue of AT&T, the timing of cable system upgrades will not be solely dependent upon subscriber revenue sources.

  Protection for Holders of Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock. Following the Merger, New Liberty Media Group Tracking Stock will continue to represent an interest in the same assets and businesses as Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock did prior to the Merger (after giving effect to the Asset Transfers). Pursuant to the Transaction Agreements, the New Liberty Media Group will be managed separately from the AT&T Common Stock Group. In particular, until the seventh anniversary of the Merger, a majority of the members of the Board of Directors of Liberty Media Corporation (the "LIBERTY BOARD"), the entity that will hold substantially all of the interests of the New Liberty Media Group, as well as of the boards of directors or similar bodies of other entities attributed to the New Liberty Media Group, will be designees chosen by TCI prior to the Merger. After the seventh anniversary, AT&T cannot elect a majority of the Liberty Board without causing a Triggering Event. If a Triggering Event occurs, the assets and businesses of the New Liberty Media Group would be transferred to a new entity managed by Liberty Management LLC, which is a separate entity owned by the current officers of Liberty Media Corporation, unless the Triggering Event is waived by Liberty Management LLC. See "--Interests of Certain Persons in the Transactions--Management of the New Liberty Media Group." Under the DGCL, the business of Liberty Media Corporation will be conducted by the Liberty Board, and its shareholder, AT&T, would have only those rights provided to shareholders under law. In addition to election of directors, these rights consist of the right to vote for approval of the merger or sale of all of the assets of Liberty Media Corporation, the liquidation of Liberty Media Corporation, and the amendment of Liberty Media Corporation's certificates of incorporation. In addition, the AT&T Tracking Stock Amendment will provide the holders of New Liberty Media Group Tracking Stock with certain procedural protections regarding the assets and businesses of the New Liberty Media Group (such as separate class voting of the holders of New Liberty Media Group Tracking Stock on certain matters), in addition to those protections afforded to such holders by virtue of the fiduciary duties of the AT&T Board that will be owed to all shareholders of AT&T, including the holders of New Liberty Media Group Tracking Stock. The TCI Board noted, however, that the business of the New Liberty Media Group would be limited by the terms of the Transaction Agreements following the Merger. The Transaction Agreements provide that the New Liberty Media Group may not incur indebtedness in excess of 25% of its total market capitalization (without the consent of AT&T), or enter into any agreement or incur any liability or obligation which binds the AT&T Common Stock Group without its consent. In addition, the Transaction Agreements prohibit Liberty Media Corporation from issuing and selling an amount of its equity securities that would result in Liberty Media Corporation ceasing to be a "Qualifying Subsidiary" within the meaning of the AT&T Charter. The TCI Board believes that these limitations will not materially affect the business of the New Liberty Media Group and that such limitations will not materially affect the types of businesses in which the New Liberty Media Group may engage in the future. In addition, the TCI Board believes that the Liberty/Ventures Group may obtain significant benefits as a result of the Merger by virtue of being part of a company that is significantly larger than TCI while continuing to have separate management focused on its assets and businesses.

  Efficiencies. The TCI Board believes the integration of its cable infrastructure with AT&T's services businesses will enable AT&T to take advantage of certain operating efficiencies, including efficiencies in the areas of customer service and marketing.

 TCI'S REASONS FOR THE LIBERTY/VENTURES COMBINATION AND THE INCREASED AUTHORIZATION

  Change in Business. TCI's Management proposed the Liberty/Ventures Combination because of recent changes in the type and characteristics of the assets held by the TCI Ventures Group. The Special Committee and the TCI Board reviewed the nature of the assets held and businesses conducted by the Liberty Media Group and the TCI Ventures Group, and determined that the Liberty/Ventures Combination was likely to result in operational and management efficiencies that would benefit both groups of shareholders. In addition, because the rights of the holders of TCI Group Tracking Stock are independent of the rights of the holders of each of Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock and because the Liberty/Ventures Combination only combined such rights and did not expand such rights, the Special Committee and the TCI Board each determined that the Liberty/Ventures Combination would not have an adverse effect upon the rights of the holders of TCI Group Tracking Stock.

  Market Price Comparison. Each of the Special Committee and the TCI Board considered the historical market prices of Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock. The value of the Liberty Media Group Tracking Stock to be received by the holders of TCI Ventures Group Tracking Stock (based upon the closing market prices of Liberty Media Group Tracking Stock as of June 22, 1998) equals $18.33 per share of TCI Ventures Group Series A Tracking Stock, representing a premium of 8.4% over the average closing price per share of TCI Ventures Group Series A Tracking Stock of $16.90, and $17.97 per share of TCI Ventures Group Series B Tracking Stock, representing a premium of 7.7% over the average closing price per share of TCI Ventures Group Series B Tracking Stock of $16.69, in each case, over the 30-day period prior to June 22, 1998.

  No Change of Control. Each of the Special Committee and the TCI Board believes that the Liberty/Ventures Combination does not constitute a change in control of the type that might generally justify the payment of a premium to the holders of TCI Ventures Group Tracking Stock.

  Increase in Authorized Shares. In connection with seeking approval of the Liberty/Ventures Combination, the TCI Board has determined that it would be appropriate to increase the number of authorized shares of Liberty/Ventures Group Tracking Stock. The increase in the number of authorized shares will provide TCI with flexibility in structuring future transactions by making additional shares of capital stock available for issuance for general corporate purposes, including, but not limited to, stock dividends and splits, acquisitions, and financings. If each of the TCI Proposals and the AT&T Merger Proposal are adopted and the Liberty/ Ventures Combination is effected, the number of authorized shares of New Liberty Media Group Tracking Stock will be equal to the number of authorized shares of Liberty/Ventures Group Tracking Stock. See "Description of AT&T Capital Stock--AT&T Tracking Stock Amendment-- General."

 INFORMATION AND FACTORS CONSIDERED BY THE SPECIAL COMMITTEE AND THE TCI BOARD

  In connection with the Special Committee's recommendation to the TCI Board to approve the Liberty/Ventures Combination and the Merger Agreement and the TCI Board's approval of the terms of the Liberty/Ventures Combination, the Increased Authorization and the Merger Agreement and its determination to recommend that TCI shareholders approve the TCI Proposals, each of the Special Committee and the TCI Board considered certain affirmative and negative factors. The affirmative factors considered by the Special Committee and the TCI Board included the following factors:

  . the reasons described under "--TCI's Reasons for the Liberty/Ventures
   Combination and the Increased Authorization" and "--TCI's Reasons for the Merger;"

  . the terms and conditions of the Merger Agreement, including, but not limited to:

   -- the termination fee of $1.75 billion payable by AT&T to TCI under certain circumstances upon termination of the Merger Agreement;

   -- the assets to be transferred or attributed by the TCI Ventures Group to the TCI Group in return for a tax-free transfer of $5.5 billion;

  . the ability of the New Liberty Media Group to utilize, through tax sharing arrangements following the Merger, the U.S. federal income tax benefits of any net operating tax loss carryforwards possessed by TCI at the time of the Merger;

  . the fact that the covenants in the Merger Agreement relating to actions
   TCI may take prior to the Effective Time will permit the TCI Group to continue the upgrade of its cable systems, and that the limitations applicable to the Liberty Media Group and the TCI Ventures Group prior to the Merger would not unduly restrict them from conducting their businesses in the ordinary course;

  . the terms and conditions of certain of the Transaction Agreements, including, among other things, the agreement of certain shareholders of TCI to vote in favor of the proposed transaction as described under "The Transaction Agreements--Other Transaction Agreements--Voting Agreement," the terms of the intercompany and inter-group agreements, which will impose certain limits on the businesses conducted by the Liberty/Ventures Group after the Merger as described under "Relationship between the AT&T Common Stock Group and the New Liberty Media Group--Agreements between the AT&T Common Stock Group and the New Liberty Media Group--Inter-Group Agreement" and "-- Liberty Intercompany Agreement," the other conditions to consummation of the Merger and the circumstances under which the agreements could be terminated;

  . the fact that New Liberty Media Group Tracking Stock will continue to represent an interest in the same group of assets and businesses following the Merger (after giving effect to the Asset Transfers) as Liberty/Ventures Group Tracking Stock represented prior to the Merger, and that the holders of the Liberty/Ventures Group Tracking Stock would not receive a premium for their shares in the Merger;

  . the degree of independence of the New Liberty Media Group following the Merger;

  . the expected tax treatment of the Liberty/Ventures Combination and the Merger for U.S. federal income tax purposes;

  . the business rationale for the Transactions, including the strategic fit between AT&T and the TCI Group, AT&T's incentive to accelerate TCI's existing cable system upgrade plans in order to commence provision of local telephony services prior to the entry by a regional Bell operating company into long-distance telephone services, the belief that the combination of AT&T and TCI has the potential to enhance shareholder value through additional opportunities for global expansion and operating efficiencies (although such opportunities may not be fulfilled), including the ability to offer telephony products to consumers under the AT&T brand;

  . the presentations by TCI's management and TCI's financial, legal, accounting and other advisors regarding the terms of the Liberty/Ventures Combination and the Merger;

  . the rights granted to the New Liberty Media Group to provide interactive video programming over the TCI cable systems on favorable terms following the Merger;

  . the DLJ Opinions (copies of the DLJ Opinions, setting forth the assumptions, limitations and qualifications to the DLJ Opinions, are attached as Appendices F-1 and F-2 to this Proxy Statement/Prospectus and the DLJ Opinions are described under "--Opinions of TCI's Financial Advisor"); and

  . the familiarity of the TCI Board with the business, properties and prospects of AT&T and TCI, including the opportunities and alternatives available to TCI if the Merger were not to be undertaken.

  The Special Committee and the TCI Board also considered the following potentially adverse factors relating to the Merger, the Liberty/Ventures Combination and the Increased Authorization:

  . the challenges and potential costs of combining the businesses of two major companies of this size, as well as the businesses of the Liberty/Ventures Group, and the attendant risks of not achieving the expected operating efficiencies or improvements in earnings and of diverting management focus and resources from other strategic opportunities and from operational matters for an extended period of time;

  . the terms and conditions of the Merger Agreement, including, but not limited to:

   -- the termination fee of $1.75 billion payable by TCI to AT&T under certain circumstances upon termination of the Merger Agreement;

   -- the fact that the Merger Exchange Ratio is fixed and that fluctuations in the price of AT&T Common Stock could affect the consideration to be received by holders of TCI Group Tracking Stock in the Merger;

   -- the limitations upon the interim business operations of the TCI Group imposed by the Merger Agreement and the risks to the TCI Group's continuing businesses if the Merger is not consummated;

   -- the limitations upon the interim business operations of the Liberty
     Media Group and the TCI Ventures Group imposed by the Merger Agreement and, following the Merger, under the terms of the other Transaction Agreements;

  . the risk that the Merger will not be consummated;

  . the lack of complete certainty as to the tax treatment of the Merger and the Liberty/Ventures Combination;

  . the complexity of AT&T's capital structure following the creation of New
   Liberty Media Group Tracking Stock; and

  . the interests of the officers and directors of AT&T and TCI in the Transactions, including the matters described under "--Interests of Certain Persons in the Transactions," and the impact of the Merger on the customers and employees of each company.

  In addition, the TCI Board also considered the recommendation of the Special Committee that (a) the Liberty/Ventures Combination Exchange Ratios were fair to the holders of both Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock and (b) the TCI Group Series A Exchange Ratio and the TCI Group Series B Exchange Ratio were fair to holders of TCI Group Series A Tracking Stock and TCI Group Series B Tracking Stock, respectively. In considering issues relating to the tax treatment of the Merger, the TCI Board noted that tax counsel had advised it, and was prepared to deliver an opinion to the effect, that the Merger should be tax free to TCI and its shareholders. In approving the Merger and the Merger Agreement and determining to recommend approval of the Merger to its shareholders, the TCI Board relied upon such advice and the fact that it would be a non-waivable condition to the Merger that TCI receive an opinion of its counsel to such effect, and determined that it would not proceed with the Merger without receiving such opinion. As a result, the TCI Board did not separately consider the advisability of the Merger in the event it was determined to be a taxable transaction. The TCI Board has further requested that TCI's counsel deliver an opinion to TCI that the Liberty/Ventures Combination should be tax-free to TCI and to holders of shares of TCI Ventures Group Tracking Stock whose shares are converted solely into shares of Liberty/Ventures Group Tracking Stock. The TCI Board has determined that TCI will not complete the Liberty/Ventures Combination if it does not receive such an opinion. The foregoing discussion of the information and factors considered and given weight by the Special Committee and the TCI Board is not intended to be exhaustive, but includes the material factors considered by each of the Special Committee and the TCI Board. In view of the wide variety of factors considered in connection with the evaluation of the terms of the Liberty/Ventures Combination and the Merger by the Special Committee and the TCI Board, and the complexity of these matters, neither the Special Committee nor the TCI Board found it practicable to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. Each of the Special Committee and the TCI Board relied on the experience and expertise of DLJ for a quantitative analysis of the financial terms of the Liberty/Ventures Combination and the Merger. See "--Opinions of TCI's Financial Advisor." In addition, other than as described above, neither the Special Committee nor the TCI Board undertook to make any specific determination as to whether any particular factor (or any aspect of any particular factor) was favorable or unfavorable to TCI, but, rather, conducted an overall analysis of the factors, described above, including thorough discussions with and questioning of TCI's management and legal, financial and accounting advisors. In considering the factors described above, individual members of each of the Special Committee and the TCI Board may have given different weight to different factors. Each of the Special Committee and the full TCI Board considered all these factors as a whole, and overall considered the factors to be favorable to and to support their respective determinations.

 RECOMMENDATION OF THE TCI BOARD

  For the reasons discussed above, the TCI Board has unanimously approved and deemed advisable each of the TCI Proposals and recommends that TCI shareholders vote "FOR" approval of each of the TCI Proposals.

OPINIONS OF AT&T'S FINANCIAL ADVISORS

 CSFB OPINION

  CSFB has acted as financial advisor to AT&T in connection with the Merger. CSFB was selected by AT&T based on CSFB's experience, expertise and familiarity with AT&T and its business. CSFB is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In addition to acting as AT&T's financial advisor in connection with the Merger, CSFB has provided certain investment banking services to AT&T from time to time, including having acted as its financial advisor in connection with the Teleport Merger.

  In connection with CSFB's engagement, AT&T requested that CSFB evaluate the fairness of the consideration to be paid by AT&T in the Merger from a financial point of view. On June 23, 1998, the date on which the Merger Agreement was executed, CSFB rendered to the AT&T Board its oral opinion (which was subsequently confirmed in a written opinion dated June 23, 1998) that, as of such date and based upon and subject to certain matters stated in such opinion, the Merger Exchange Ratio was fair to AT&T from a financial point of view.

  THE FULL TEXT OF CSFB'S WRITTEN OPINION TO THE AT&T BOARD DATED JUNE 23, 1998, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN RENDERING SUCH OPINION, IS ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF AT&T ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. CSFB'S OPINION IS DIRECTED TO THE AT&T BOARD AND RELATES ONLY TO THE FAIRNESS OF THE MERGER EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO AT&T, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE AT&T SPECIAL MEETING. THE SUMMARY OF THE OPINION OF CSFB SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In arriving at its opinion, CSFB reviewed the Merger Agreement and certain publicly available business and financial information relating to AT&T and TCI. CSFB also reviewed certain other information relating to AT&T and TCI, including financial forecasts, provided to or otherwise discussed with CSFB by AT&T and TCI, and met with the managements of AT&T and TCI to discuss the businesses and prospects of AT&T and TCI. CSFB also considered certain financial and stock market data of AT&T and TCI, and compared those data with similar data for other publicly held companies in businesses similar to AT&T and TCI, and considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions recently effected. CSFB also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that CSFB deemed relevant.

  In connection with its review, CSFB did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, AT&T informed CSFB, and CSFB assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of AT&T and TCI as to the future financial performance of AT&T and TCI and the potential strategic benefits and synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. CSFB was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of AT&T or TCI, nor was CSFB furnished with any such evaluations or appraisals. In addition, CSFB assumed, with the consent of the AT&T Board, that, with regard to the proposed issuance of New Liberty Media Group Tracking Stock and the governance arrangements and corporate structure relating to the New Liberty Media Group, the financial condition of AT&T would not be affected by the financial condition of the New Liberty Media Group. CSFB's opinion was necessarily based upon information available to, and financial, economic, market and other conditions as they existed and could be evaluated by, CSFB on the date of its opinion. CSFB did not express any opinion as to the actual value of AT&T Common Stock and New Liberty Media Group Tracking Stock when issued pursuant to the Merger or the prices at which such securities will trade subsequent to the Merger. Although CSFB evaluated the Merger Exchange Ratio from a financial point of view to AT&T, CSFB was not requested to, and did not, recommend the specific consideration payable in the Merger, which consideration was determined through negotiation between AT&T and TCI. No other limitations were imposed by AT&T on CSFB with respect to the investigations made or procedures followed by CSFB in rendering its opinion.

 GOLDMAN SACHS OPINION

  Goldman Sachs has acted as financial advisor to AT&T in connection with the Merger. Goldman Sachs is a nationally recognized investment banking firm and was selected by AT&T based on the firm's reputation and experience in investment banking in general and its recognized expertise in the valuation of businesses. Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In addition to acting as AT&T's financial advisor in connection with the Merger, Goldman Sachs has provided certain investment banking services to AT&T from time to time, including having acted as its financial advisor in connection with the Teleport Merger and as Joint Global Coordinator in the initial public offering and subsequent spin-off of the common stock of Lucent Technologies Inc. in April 1996 and September 1996, respectively.

  At the meeting of the AT&T Board held on June 23, 1998, Goldman Sachs delivered to the AT&T Board, subject to its review of the final Merger Agreement, its oral opinion (which was subsequently confirmed in a written opinion dated June 23, 1998) that, as of such date and based upon and subject to the matters set forth therein, the Merger Exchange Ratio was fair from a financial point of view to AT&T.

  THE FULL TEXT OF GOLDMAN SACHS' WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX E TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF AT&T ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY.

  In connection with rendering its opinion, Goldman Sachs, among other things,
(a) reviewed the Merger Agreement; (b) reviewed Annual Reports to Shareholders and Annual Reports on Form 10-K of AT&T and TCI for the five years ended December 31, 1997, certain interim reports to shareholders and Quarterly Reports on Form 10-Q of AT&T and TCI and certain other communications from AT&T and TCI to their respective shareholders; (c) reviewed certain internal financial analyses and forecasts for AT&T and TCI prepared by their respective managements and certain analyses and forecasts of cost savings and operating synergies anticipated to result from the Merger prepared by the management of AT&T (the "SYNERGIES"); (d) held discussions with members of the senior management of AT&T and TCI regarding the strategic rationale for, and expected benefits of, the Merger, the possible combination of AT&T's consumer services business and certain businesses of TCI and the past and current business operations, financial condition and future prospects of AT&T and TCI; (e) reviewed the reported price and trading activity for AT&T Common Stock and the different classes of publicly traded TCI common stock; (f) compared certain financial and stock market information for AT&T and TCI with similar information for certain other companies the securities of which are publicly traded; (g) reviewed the financial terms of certain recent business combinations in the cable television and telecommunications services industries specifically and in other industries generally; and (h) performed such other studies and analyses as it considered appropriate.

  As set forth more fully in its opinion, Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it, and, for purposes of rendering its opinion, assumed such accuracy and completeness. With respect to the financial forecasts, AT&T informed Goldman Sachs, and Goldman Sachs assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of AT&T and TCI as to the future financial performance of AT&T and TCI on a combined basis and the potential strategic benefits and Synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. Goldman Sachs has also assumed, with AT&T's consent, that, with regard to the proposed issuance of New Liberty Media Group Tracking Stock and the governance arrangements and corporate structure relating to the New Liberty Media Group, the financial condition of AT&T will not be affected by the financial condition of the New Liberty Media Group. Goldman Sachs did not make, nor was it furnished with, an independent evaluation or appraisal of the assets and liabilities of AT&T or TCI or any of their subsidiaries.

  The opinion of Goldman Sachs was provided for the information and assistance of the AT&T Board in connection with its consideration of the Merger and does not constitute a recommendation as to how any holder of AT&T Common Stock should vote with respect to the transaction.

 FINANCIAL ANALYSES

  In preparing their respective opinions to the AT&T Board, CSFB and Goldman Sachs performed a variety of financial and comparative analyses, including those described below. The summary of the analyses of CSFB and Goldman Sachs set forth below describes the material analyses performed by CSFB and Goldman Sachs but does not purport to be a complete description of the analyses underlying the opinions of CSFB and Goldman Sachs. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at their respective opinions, CSFB and Goldman Sachs made qualitative judgments as to the significance and relevance of each analysis and factor they considered. Accordingly, CSFB and Goldman Sachs believe that their analyses must be considered as a whole and that selecting portions of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinions. In their analyses, CSFB and Goldman Sachs made numerous assumptions with respect to AT&T, TCI, industry performance, regulatory, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of AT&T and TCI. No company, transaction or business used in such analyses as a comparison is identical to AT&T, TCI or the Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. The opinions and financial analyses of CSFB and Goldman Sachs were only one of many factors considered by the AT&T Board in its evaluation of the Merger and should not be viewed as determinative of the views of the AT&T Board or AT&T's management with respect to the Merger Exchange Ratio or the Merger.

  The following is a summary of the material financial analyses reviewed by CSFB and Goldman Sachs in their presentation to the AT&T Board with regard to their oral opinions on June 23, 1998:

  Selected Companies Analysis. CSFB and Goldman Sachs compared certain financial, market and operating information of the TCI Group with corresponding data of the following selected publicly traded companies in the cable industry:
Cox Communications, Inc., Comcast Corporation, MediaOne Group Inc., Cablevision Systems Corporation and Time Warner Inc. (together, the "TCI SELECTED COMPANIES"). CSFB and Goldman Sachs calculated adjusted market values (equity market value plus total debt, preferred stock and minority interests, less cash and cash equivalents and the estimated value of the non-consolidated cable and the non-cable assets) as multiples of estimated calendar 1998 and 1999 cable-only earnings before interest, taxes, depreciation and amortization ("EBITDA"), based on publicly available research analyst estimates. The range of cable-only EBITDA multiples for the TCI Selected Companies in calendar 1998 was 11.2x to 13.1x, compared with 11.8x for the TCI Group, and in calendar 1999 was 10.0x to 11.8x, compared with 10.8x for the TCI Group.

  Selected Transactions Analysis. CSFB and Goldman Sachs reviewed the implied transaction multiples paid in the following selected merger and acquisition transactions in the cable industry (acquiror/target): Cox/Prime South Diversified, Inc., Vulcan Ventures, Inc./Marcus Cable Company L.L.C., US WEST Media Group/Continental Cablevision, Inc., Comcast/E.W. Scripps Co., TCI/Viacom, Inc., and Time Warner/Houston Industries, Inc. (the "TCI SELECTED TRANSACTIONS"). CSFB and Goldman Sachs calculated adjusted transaction values, the amount paid in the transaction for the equity of the target, plus total debt, preferred stock and minority interests, less cash and cash equivalents and the estimated value of the non-consolidated cable and the non-cable assets (the "ADJUSTED TRANSACTION VALUE"), in the TCI Selected Transactions (a) as a multiple of estimated current-year cable-only EBITDA and (b) per subscriber. The Adjusted Transaction Values of the TCI Selected Transactions ranged from 10.7x to 14.0x current-year cable-only EBITDA and from $1,818 to $3,564 per subscriber. CSFB and Goldman Sachs calculated that the Adjusted Transaction Value for the Merger was 14.2x estimated calendar 1999 EBITDA as estimated by TCI management and AT&T management. The Adjusted Transaction Value for the Merger plus the value of non-consolidated cable interests was $2,970 per estimated 1999 subscriber (consolidated and non-consolidated).

  Discounted Cash Flow Analysis for TCI Group. CSFB and Goldman Sachs estimated the present value of the future stand-alone, unlevered free cash flows that could be produced by the TCI Group, based on internal estimates of the management of TCI (the "TCI MANAGEMENT CASE") and on certain sensitivities to the TCI Management Case based on discussions with the management of AT&T that assumed, among other things, AT&T management's view of the telephony and data business of TCI (the "TCI ALTERNATIVE CASE"). The net present value ranges were estimated by applying terminal value multiples of 2002 projected EBITDA of 11.0x to 13.0x and discount rates ranging from 10.0% to 12.0%. This analysis indicated an implied blended equity value per share of TCI Group Tracking Stock ranging from approximately $55.14 to $72.49 (TCI Management Case) and from approximately $44.40 to $59.06 (TCI Alternative Case). This compares with the implied blended per share price for TCI Group Tracking Stock in the Merger of approximately $49.35 (based on the closing price of AT&T Common Stock on June 22, 1998).

  Pro Forma Merger Analysis. CSFB and Goldman Sachs analyzed the potential pro forma effects of the Merger on AT&T's projected earnings per share ("EPS") for fiscal years 1999 through 2002 based on (a) forecasts developed in conjunction with AT&T management (the "AT&T MANAGEMENT CASE") and (b) certain sensitivities to the AT&T Management Case based on discussions with AT&T's management that assumed, among other things, a reduction in consumer long-distance revenues (the "AT&T ALTERNATIVE CASE"). These plans were analyzed in combination with the TCI Alternative Case. This analysis indicated that the Merger would be dilutive to AT&T's EPS in fiscal years 1999 through 2002 under the AT&T Management Case and dilutive through 2001 but accretive in 2002 under the AT&T Alternative Case. The actual results achieved by the combined company may vary from projected results and the variations may be material.

  Certain Other Factors and Comparative Analyses. In their presentation to the AT&T Board, CSFB and Goldman Sachs reviewed certain other factors and other comparative analyses, including, among other things, (a) the historical stock price performance of TCI Group Tracking Stock, AT&T Common Stock, the S&P 500, and indexes composed of selected companies in the long-distance and cable industries, and (b) the estimated present value of the future stand-alone, unlevered free cash flows that could be produced by AT&T.

 MISCELLANEOUS

  Pursuant to the terms of their engagement, AT&T has agreed to pay each of CSFB and Goldman Sachs for its financial advisory services in connection with the Merger an aggregate fee of $30 million, of which $10 million became payable upon execution of the Merger Agreement, $10 million will be payable upon approval by the AT&T shareholders of the AT&T Merger Proposal, and $10 million will be payable upon the Closing. AT&T also has agreed to reimburse each of CSFB and Goldman Sachs for reasonable out-of-pocket expenses incurred by each of CSFB and Goldman Sachs in performing its services, including the fees and expenses of legal counsel and any other advisor retained by each of CSFB and Goldman Sachs, and to indemnify each of CSFB and Goldman Sachs and certain related persons against certain liabilities, including liabilities under the U.S. federal securities laws, arising out of the engagement of CSFB and Goldman Sachs.

  Each of CSFB and Goldman Sachs has in the past provided financial services to AT&T, TCI and certain of their respective affiliates unrelated to the Merger, for which services CSFB and Goldman Sachs have received compensation. In the ordinary course of their respective businesses, each of CSFB and Goldman Sachs and their respective affiliates may actively trade the debt and equity securities of AT&T, TCI and their respective affiliates for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

OPINIONS OF TCI'S FINANCIAL ADVISOR

  TCI engaged DLJ to act as TCI's financial advisor in connection with the proposed Liberty/Ventures Combination and the proposed Merger and to evaluate the fairness to TCI shareholders, from a financial point of view, of the Liberty/Ventures Combination Exchange Ratios, the TCI Group Exchange Ratios and the Liberty/Ventures Group Exchange Ratios as they relate to the relevant holders of each series of TCI Group Tracking Stock, Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock (collectively, "TCI COMMON STOCK"). On June 23, 1998, DLJ delivered to the TCI Board its oral opinion, which opinion was subsequently confirmed in writing in the Liberty/Ventures Opinion, that, as of such date, and based on and subject to the assumptions, limitations and qualifications as set forth in such opinion, with respect to the holders of Liberty Media Group Tracking Stock (other than shareholders who are affiliates of TCI), each Liberty/Ventures Combination Exchange Ratio was fair to such holders from a financial point of view and, with respect to the holders of each series of TCI Ventures Group Tracking Stock (other than shareholders who are affiliates of TCI), the Liberty/Ventures Combination Exchange Ratio relating to such series was fair to such holders from a financial point of view. On the same date, DLJ delivered to the TCI Board its oral opinion, which opinion was subsequently confirmed in writing in the TCI Merger Opinion, that, as of such date, and based on and subject to the assumptions, limitations and qualifications as set forth in such opinion, with respect to the holders of each series of TCI Group Tracking Stock and Liberty/Ventures Group Tracking Stock (other than shareholders who are affiliates of TCI), the TCI Group Exchange Ratios and the Liberty/Ventures Group Exchange Ratios relating to such series were fair to such holders from a financial point of view.

  THE FULL TEXT OF THE DLJ OPINIONS ARE ATTACHED AS APPENDICES F-1 AND F-2 TO THIS PROXY STATEMENT/PROSPECTUS. THE SUMMARY OF THE DLJ OPINIONS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE DLJ OPINIONS. TCI SHAREHOLDERS ARE URGED TO READ THE DLJ OPINIONS CAREFULLY AND IN THEIR ENTIRETY FOR THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ IN CONNECTION WITH SUCH OPINIONS.

  The DLJ Opinions were prepared for the TCI Board and were directed only to the fairness from a financial point of view, as of the date thereof, of the various exchange ratios to TCI shareholders (other than shareholders who are affiliates of TCI). The DLJ Opinions do not address the relative merits of the Liberty/Ventures Combination and the Merger or of any other business strategies being considered by the TCI Board, nor do they address the TCI Board's decision to proceed with the Liberty/Ventures Combination and the Merger. DLJ expressed no opinion in the DLJ Opinions as to the prices at which Liberty Media Group Series A Tracking Stock, Liberty Media Group Series B Tracking Stock, AT&T Common Stock, New Liberty Media

Group Class A Tracking Stock and New Liberty Media Group Class B Tracking Stock will actually trade at any time. The DLJ Opinions also do not constitute a recommendation to any shareholder as to how such shareholder should vote on the Liberty/Ventures Combination or the Merger.

  TCI selected DLJ as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in the media and communications industries and is familiar with TCI and its businesses. DLJ was not retained as an advisor to or agent of the shareholders of TCI or any other person. The type and amount of consideration in the Merger was determined in arm's-length negotiations between TCI and AT&T. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

  In arriving at the Liberty/Ventures Opinion, DLJ discussed the Liberty/Ventures Combination with TCI and counsel to TCI, reviewed the terms of the Liberty/Ventures Combination as set forth in the Merger Agreement and reviewed financial and other information that was publicly available or furnished to DLJ by TCI, including information provided during discussions with TCI's management. Included in the information provided during such discussions with management were certain financial analyses of TCI prepared by TCI's management. In addition, DLJ reviewed the historical stock prices and trading volumes of TCI Ventures Group Series A Tracking Stock, TCI Ventures Group Series B Tracking Stock, Liberty Media Group Series A Tracking Stock, Liberty Media Group Series B Tracking Stock, and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering the Liberty/Ventures Opinion.

  In arriving at the TCI Merger Opinion, DLJ reviewed the Merger Agreement and reviewed financial and other information that was publicly available or furnished to DLJ by TCI and AT&T, including information provided during discussions with management of TCI and AT&T. Included in the information provided during discussions with management were certain financial analyses of TCI and AT&T, certain projections of TCI for the period beginning January 1, 1998 and ending on December 31, 2002 prepared by TCI's management and certain projections of AT&T for the period beginning January 1, 1998 and ending on December 31, 2002 prepared by AT&T's management. In addition, DLJ compared certain financial and securities data of TCI and AT&T with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of TCI Group Series A Tracking Stock, TCI Group Series B Tracking Stock, TCI Ventures Group Series A Tracking Stock, TCI Ventures Group Series B Tracking Stock, Liberty Media Group Series A Tracking Stock, Liberty Media Group Series B Tracking Stock and AT&T Common Stock, reviewed prices and premiums paid in certain other business combinations, and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering the TCI Merger Opinion.

  In rendering the DLJ Opinions, DLJ relied upon and assumed the accuracy, completeness and fairness of all the financial and other information that was available to DLJ from public sources, was provided to DLJ by TCI, AT&T or their respective representatives, or was otherwise reviewed by DLJ. With respect to the financial analyses and projections supplied to DLJ by TCI and AT&T, DLJ assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of TCI and AT&T, respectively, as to the future operating and financial performance of TCI and AT&T, respectively. With respect to the TCI Merger Opinion, DLJ assumed that the Liberty/Ventures Combination would be completed prior to the consummation of the Merger. With respect to the Liberty/Ventures Opinion, DLJ assumed that any transactions undertaken by TCI before or in connection with the consummation of the Liberty/Ventures Combination would not affect the relative valuations of Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock. DLJ did not assume any responsibility for making an independent evaluation of TCI's or AT&T's assets or liabilities or for making any independent verification of any of the information reviewed by DLJ. DLJ relied as to certain legal matters on advice of counsel to TCI. In addition, DLJ assumed that the Liberty/Ventures Combination and the Merger would be tax free for U.S. federal income tax purposes to TCI, AT&T and holders of each series of TCI Common Stock.

  In rendering the TCI Merger Opinion, DLJ also assumed that obtaining the necessary regulatory and governmental approvals for the Merger would not significantly delay consummation of the Merger, and that, in the course of obtaining such approvals, no restriction would be imposed that will have a material adverse effect on the contemplated benefits of the Merger. DLJ was not requested to, and did not, solicit the interest of any other party in acquiring TCI or any of its assets.

  The DLJ Opinions are necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to DLJ as of, the date thereof. The DLJ Opinions state that, although subsequent developments may affect the DLJ Opinions, DLJ does not have any obligation to update, revise or reaffirm its opinions.

  The following is a summary of the presentation made by DLJ to the Special Committee on June 23, 1998 and, later that day, to the TCI Board in connection with the rendering of the DLJ Opinions.

 LIBERTY/VENTURES OPINION

  TCI Ventures Group Valuation. DLJ analyzed the equity values of TCI Ventures Group Tracking Stock using current (as of June 19, 1998) and historical (20-day average, 30-day average and 60-day average) stock prices, research analysts' consensus (based on a review of publicly available analyst research) 1998 target price, research analysts' consensus 1998 private market value, DLJ's estimate of public market value and DLJ's estimate of private market value (with and without applying a portfolio discount). Under these analyses, the value per share of TCI Ventures Group Tracking Stock ranged from $16.67 to $26.57.

  Liberty Media Group Valuation. DLJ analyzed the equity values of Liberty Media Group Tracking Stock using current (as of June 19, 1998) and historical (20-day average, 30-day average and 60-day average) stock prices, research analysts' consensus (based on a review of publicly available analyst research) 1998 target price, research analysts' consensus 1998 private market value, DLJ's estimate of public market value and DLJ's estimate of private market value. Under these analyses, the value per share of Liberty Media Group Tracking Stock ranged from $33.16 to $45.04.

  Exchange Ratio Analysis. DLJ performed exchange ratio analyses of the equity values of TCI Ventures Group Tracking Stock and Liberty Media Group Tracking Stock using the values derived above. The calculated exchange ratios of Liberty Media Group Tracking Stock for each share of TCI Ventures Group Tracking Stock ranged from 0.4804x to 0.6590x with a median of 0.5183x and a mean of 0.5345x, as compared to the Liberty/Ventures Combination Exchange Ratios of 0.52x for TCI Ventures Group Series A Tracking Stock and 0.52x for TCI Ventures Group Series B Tracking Stock.

 TCI MERGER OPINION

  Public Comparables Analysis. DLJ analyzed selected historical and projected operating information, stock market data and financial ratios for certain publicly traded cable companies that DLJ deemed to be comparable to TCI. The cable companies consisted of Comcast, Cox, Century Communications Corp., Cablevision Systems Corporation, Jones Intercable, Inc., TCA Cable TV, Inc. and MediaOne Group Inc. (collectively, the "COMPARABLE CABLE COMPANIES").

  DLJ compared the enterprise value (defined as the value of fully-diluted common equity plus long-term debt and the liquidation value of outstanding preferred stock, if any, minus cash, the proceeds, if any, from the exercise of outstanding options and warrants and the value of certain other assets, including minority interests in other entities, at a discount to the private market value thereof) of each of the Comparable Cable Companies as of June 19, 1998 to certain selected financial data. In examining these Comparable Cable Companies, DLJ analyzed the enterprise value of the companies as a multiple of each company's respective 1998 estimated EBITDA and 1999 estimated EBITDA and the enterprise value per cable system subscriber. Estimated 1998 EBITDA and estimated 1999 EBITDA were obtained from DLJ's equity research analysts. DLJ's analysis of

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

the Comparable Cable Companies yielded the following: 1998 estimated EBITDA multiples ranged from 10.7x to 13.3x with a median of 11.6x; 1999 estimated EBITDA multiples ranged from 9.8x to 12.1x with a median of 10.7x; and enterprise value per subscriber ranged from $2,347.1 to $2,751.4 with a median of $2,461.5.

  DLJ then calculated implied exchange ratios of TCI Group Tracking Stock by applying TCI's actual and certain forecasted financial results to the high, median and low multiples derived from its analysis of the Comparable Cable Companies. DLJ calculated ranges of implied per share exchange ratios of TCI Group Tracking Stock as follows: 0.474x to 0.615x with a median of 0.521x (based on enterprise value as a multiple of 1998 EBITDA); 0.499x to 0.648x with a median of 0.561x (based on enterprise value as a multiple of 1999 EBITDA); and 0.507x to 0.615x with a median of 0.538x (based on enterprise value per subscriber), each as compared to the TCI Group Series A Exchange Ratio of 0.7757x and a blended exchange ratio in the Merger of 0.7825x for TCI Group Series A Tracking Stock and TCI Group Series B Tracking Stock.

  M&A Comparables Analysis. DLJ reviewed 13 selected acquisitions or proposed acquisitions involving companies or cable systems that DLJ deemed to be comparable to TCI: (a) Avalon Cable (ABRY Partners Inc.)/Cable Michigan, Inc.;
(b) public shareholders/Bob Rogers estate; (c) Cox/Prime Cable Co.; (d) TCI/Jones Intercable, Inc.; (e) Paul Allen/Marcus Cable Co.; (f) Mediacom Inc./Cablevision Systems Corp.; (g) Renaissance Media, Inc./Time Warner; (h) Prime Cable Co./SBC Communications Inc.; (i) InterMedia Partners VI/TCI; (j) Charter Communications Inc./US West Inc.; (k) US WEST Media Group/Continental Cablevision Inc.; (l) Times Mirror Cable Television/Cox; and (m) Bell Atlantic Corp. /TCI (collectively, the "M&A COMPARABLE COMPANIES"). In examining these acquisitions, DLJ compared the enterprise value of the acquired company implied by each of these transactions as a multiple of forward EBITDA (for the fiscal year following the current fiscal year as obtained by DLJ from various publicly available sources) to certain selected financial data and the enterprise value per cable system subscriber. DLJ's analysis of enterprise value as a multiple of forward EBITDA of the M&A Comparable Companies yielded a range of multiples of 9.5x to 13.1x with a median of 11.5x. Enterprise value per subscriber ranged from $1,186.8 to $3,840.1 with a median of $2,049.9.

  DLJ then calculated implied exchange ratios per share of TCI Group Tracking Stock by applying TCI's actual and estimated financial results to the high and low multiples derived from its analysis of the M&A Comparable Companies. DLJ calculated ranges of implied exchange ratios of TCI Group Tracking Stock of 0.482x to 0.712x with a median of 0.610x (based on enterprise value as a multiple of forward EBITDA) and 0.196x to 0.907x with a median of 0.428x (based on enterprise value per subscriber), each as compared to the TCI Group Series A Exchange Ratio of 0.7757x and a blended exchange ratio in the Merger of 0.7825x for TCI Group Series A Tracking Stock and TCI Group Series B Tracking Stock.

  Comparable Premiums Paid Analysis. DLJ determined the implied premium over the common stock trading prices for one day, one week and four weeks prior to the announcement date of all acquisitions announced over the last five years with a transaction value of greater than $10 billion. The median premiums for the selected transactions over the common stock trading prices for one day, one week and four weeks prior to the announcement date were 24.2%, 25.1% and 31.6%, respectively, and the average premiums for the selected transactions over the same time periods were 28.2%, 30.3% and 32.6%, respectively, as compared to the implied premiums in the Merger for TCI Group Series A Tracking Stock, individually, and the blended implied premiums for TCI Group Series A Tracking Stock and TCI Group Series B Tracking Stock, together, one day, one week and four weeks prior to June 22, 1998 of 40.5%, 52.6% and 37.1%, respectively, and 41.7%, 53.9% and 38.3%, respectively.

  DLJ then calculated implied exchange ratios per share of TCI Group Tracking Stock by applying TCI's implied premiums to the median premiums and the mean premiums derived from its analysis of comparable premiums paid. DLJ calculated, for the implied premiums over the common stock trading prices for one day, one week and four weeks prior to June 19, 1998, (a) implied median exchange ratios for TCI Group Tracking Stock of 0.686x, 0.636x and 0.745x, respectively, and
(b) implied mean exchange ratios for TCI Group Tracking Stock of 0.708x, 0.662x and 0.750x, respectively, each as compared to the TCI Group Series A

Exchange Ratio of 0.7757x and a blended exchange ratio in the Merger of 0.7825x for TCI Group Series A Tracking Stock and TCI Group Series B Tracking Stock.

  Discounted Cash Flow Analysis. DLJ performed a discounted cash flow ("DCF") analysis (i.e., an analysis of the present value of projected cash flows using the discount rates and terminal year EBITDA multiples indicated below) for the period commencing June 30, 1998 and ending December 31, 2002 of TCI Group, using projections and assumptions provided by TCI's management. The DCF for the video portion of TCI's cable business was estimated using discount rates ranging from 10% to 13% and terminal multiples of estimated EBITDA for TCI's fiscal year ending 2002 ranging from 9.0x to 10.0x. The DCF for the Internet and telephony portion of TCI's cable business was estimated using discount rates ranging from 14% to 16% and terminal multiples of estimated EBITDA for TCI's fiscal year ending 2002 ranging from 9.0x to 11.0x. Certain non-operating assets of TCI were valued by applying multiples to estimated 1998 EBITDA obtained by using publicly available research estimates and/or historical cost. This analysis yielded an implied exchange ratio range of 0.6763x to 0.8739x per fully diluted share of TCI Group Tracking Stock, as compared to the TCI Group Series A Exchange Ratio of 0.7757x and a blended exchange ratio in the Merger of 0.7825x for TCI Group Series A Tracking Stock and TCI Group Series B Tracking Stock.

  Valuation of @Home. DLJ analyzed the equity value of @Home held by TCI Ventures Group using current (as of June 19, 1998) and historical (20-day average, 30-day average and 60-day average) stock prices. The enterprise value of @Home held by TCI Ventures Group based on the then-current stock price was $1,666.8 million and based on historical stock prices ranged from $1,643.3 million (20-day average) to $1,732.0 million (30-day average).

  Valuation of Certain Other Assets. DLJ performed a DCF analysis for the period commencing June 30, 1998 and ending December 31, 2003 of NDTC/Headend in the Sky ("HITS"), using projections and assumptions provided by the management of TCI. The DCF was estimated using discount rates ranging from 12.0% to 14.0% and terminal multiples of estimated EBITDA for NDTC/HITS' fiscal year ending 2003 ranging from 8.0x to 10.0x. Based on TCI management estimates, the DCF values ranged from $887.7 million to $1,180.3 million, and, based on TCI management estimates while holding EBITDA margins to a maximum of 35%, DCF values ranged from $581.1 million to $778.9 million.

  The summary set forth above does not purport to be a complete description of the analyses performed by DLJ but describes, in summary form, the principal elements of the presentation made by DLJ to the Special Committee and the TCI Board on June 23, 1998. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the Liberty/Ventures Combination or the Merger, as the case may be, and to add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusions, DLJ considered the results of the analyses in light of each other and ultimately reached each opinion based on the results of all analyses undertaken in connection with such opinion taken together as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ has indicated to TCI that, with respect to each of the DLJ Opinions, it believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

  Pursuant to the terms of an engagement agreement dated June 23, 1998 (the "DLJ ENGAGEMENT LETTER"), TCI agreed to pay (a) a fee of $1 million, payable upon the execution of the DLJ Engagement Letter; (b) a fee of $9 million, payable upon the earlier of the execution of the Merger Agreement or the delivery by DLJ of the TCI Merger Opinion (irrespective of the conclusion reached therein); and (c) an additional $30

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

million, payable upon the Closing. In addition, TCI agreed to reimburse DLJ, upon request by DLJ from time to time, for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by DLJ in connection with its engagement, and to indemnify DLJ and certain related persons against certain liabilities in connection with the engagement, including liabilities under U.S. federal securities laws. DLJ and TCI management negotiated the terms of the fee arrangement, and the TCI Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Merger.

  In the ordinary course of business, DLJ and its affiliates may own or actively trade the securities of TCI and AT&T for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in TCI or AT&T securities. DLJ has performed investment banking and other services in the past for TCI and has been compensated for such services.

  In addition, subsequent to the execution of the Merger Agreement, TCI engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") to render financial advisory services in connection with the Liberty/Ventures Combination and the Merger. TCI has agreed to pay Merrill Lynch, upon consummation of the Merger, a fee of $1 million for rendering such services and up to an additional $4 million at the sole discretion of TCI. Merrill Lynch was not present at any meetings of, and did not render any opinion to, the Special Committee or the TCI Board in connection with TCI's consideration of the Liberty/Ventures Combination and the Merger.

MANAGEMENT AND OPERATIONS OF AT&T FOLLOWING THE MERGER

  Following the Merger, AT&T's organizational structure will continue to evolve to improve efficiency and responsiveness to market demands. A centralized network group will handle day-to-day management of most of AT&T's network assets, including business and consumer long-distance and local and wireless assets. In addition to the network group, two other groups will be established: one to manage AT&T's cable assets and the other to manage AT&T's international assets. Similarly, a single business services group will manage marketing and sales for all business offers. In addition, initially, a centralized consumer marketing organization of the AT&T Consumer Services division will generally be responsible for overseeing the marketing and sales efforts of all products within the AT&T Consumer Services division. The consumer marketing organization's duties are expected to include (a) bundling products of the different groups, designing integrated service offerings, assuring technical compatibility of the offerings and establishing prices charged to the public for such offerings, (b) coordinating the marketing activities of the groups, and (c) seeking to enhance the efficient operation of each of the groups.

  C. Michael Armstrong, Chairman and Chief Executive Officer of AT&T, will continue to have overall responsibility for all of these operations. John D. Zeglis, President of AT&T, also will become chief executive of the consumer services group. Leo J. Hindery, Jr., President and Chief Operating Officer of TCI, will be responsible for all of AT&T's cable-based businesses and will head all cable activities, including investments in cable affiliates and development of cable telephony through partnerships and other investments. Daniel E. Somers, Senior Executive Vice President and Chief Financial Officer of AT&T, also will oversee AT&T's international investments and services. Robert Annunziata, President of Business Services of AT&T, will be responsible for the business services group; and Daniel R. Hesse, President and Chief Executive Officer of AT&T's wireless services business, will be in charge of wireless operations. Frank Ianna, President of Network Services of AT&T, will have direct responsibility for the network group; and David C. Nagel, President of AT&T Labs and Chief Technology Officer of AT&T, will oversee research and technology development.

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

ACCOUNTING TREATMENT

 THE MERGER

  The Merger will be accounted for under the purchase method of accounting, with AT&T treated as the acquirer. As a result, AT&T will record the assets and liabilities of TCI at their estimated fair values and will record as goodwill the excess of the purchase price over such estimated fair values. The operating results of TCI will be combined with the results of AT&T from the date of the Merger. As a result, AT&T's earnings for 1999 will not include TCI's 1999 earnings prior to the Merger. See "Unaudited Pro Forma Condensed Financial Information" for a description of the adjustments expected to be recorded to the financial statements of AT&T.

 GENERAL ACCOUNTING MATTERS FOLLOWING THE TRANSACTIONS

  Following the Merger, AT&T will account for its interests in the New Liberty Media Group under the equity method. New Liberty Media Tracking Stock will track the performance of the equity interests in the New Liberty Media Group held by AT&T and will represent an indirect interest in the same assets and businesses that the Liberty/Ventures Group Tracking Stock did prior to the Merger (after giving effect to the Asset Transfers). However, pursuant to the Transaction Agreements, the New Liberty Media Group will be managed separately from AT&T, and, under Delaware corporate law, the Liberty Board will have virtually all of the New Liberty Media Group's corporate governance powers. In addition, the Class B and C directors on the Liberty Board (who will be designees of TCI prior to the Merger) will constitute a majority of the Liberty Board and AT&T's rights as the sole shareholder of the common stock of the New Liberty Media Group following the Merger will be limited to actions that will require shareholder approval. Those actions are (a) approval of the merger or sale of all or substantially all of the assets of Liberty Media Corporation,
(b) the liquidation of Liberty Media Corporation, (c) amendment of the Liberty Media Corporation Certificate of Incorporation and (d) the election of directors. AT&T will not have the ability to remove the Class B and C directors (or their designees), or have an opportunity to elect a majority of the Liberty Board until 2006, at which time the election by AT&T to the Liberty Board of persons other than those designated by the then Class B and C directors will constitute a Triggering Event that will result in all of the assets and businesses of the New Liberty Media Group being transferred into an entity controlled by persons other than AT&T unless the Triggering Event is waived by Liberty Management LLC. For these reasons, management has concluded that AT&T will not have a controlling financial interest (as that term is used in SFAS
94) in the New Liberty Media Group following the Merger.

  If the Transactions are consummated, AT&T will prepare financial statements in accordance with generally accepted accounting principles, consistently applied, for each group, and these financial statements, taken together, and after giving effect to eliminations and other adjustments, will comprise all of the accounts included in the corresponding financial statements of AT&T. The financial statements of each of the groups will principally reflect the financial position, results of operations and cash flows of the businesses included therein. Notwithstanding any allocation of assets or liabilities for dividend purposes or the purpose of preparing group financial statements, AT&T Common Stock and New Liberty Media Group Tracking Stock will both be common stock of AT&T, and holders of AT&T Common Stock and New Liberty Media Group Tracking Stock will continue to be subject to risks associated with an investment in a single corporation and all of AT&T's businesses, assets and liabilities.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

  Members of TCI's management and the TCI Board may be deemed to have interests in the Merger that are different from, or in addition to, the interests of TCI shareholders generally. The Special Committee and the TCI Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. In addition, members of AT&T's management and the AT&T Board may be deemed to have interests in the Merger that are different from, or in addition to, the interests of AT&T shareholders generally. The AT&T Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. These interests are described below.

 AT&T BOARD

  At the Effective Time, AT&T will expand the size of the AT&T Board by one and will appoint Dr. Malone to the AT&T Board. In the event Dr. Malone is unable to serve, AT&T will appoint another individual designated by TCI and reasonably satisfactory to AT&T to the AT&T Board. From the Effective Time until the third anniversary of the Effective Time, AT&T will nominate Dr. Malone (or such other individual) for reelection to the AT&T Board. After the third anniversary of the Effective Time, so long as any New Liberty Media Group Tracking Stock is outstanding, AT&T will nominate and recommend for election to the AT&T Board an individual (who may be Dr. Malone) who, in the AT&T Board's reasonable judgment, by virtue of his or her background and experience, will understand and reflect issues of concern to the New Liberty Media Group and the holders of New Liberty Media Group Tracking Stock.

 MANAGEMENT OF THE NEW LIBERTY MEDIA GROUP

  Following the Liberty/Ventures Combination, Dr. Malone, currently Chairman and Chief Executive Officer of TCI, will be Chairman of the Liberty/Ventures Group, Mr. Bennett, currently President and Chief Executive Officer of Liberty Media Corporation, will be President and Chief Executive Officer of the Liberty/Ventures Group and Mr. Howard, currently President of the TCI Ventures Group, will be Executive Vice President and Chief Operating Officer of the Liberty/Ventures Group. Following the Merger, such individuals will hold similar positions in the New Liberty Media Group.

  Following the Merger, all of the equity interests in the New Liberty Media Group will be owned by AT&T; however, a majority of the members of the Liberty Board will be individuals designated by TCI prior to the Merger. Liberty Media Corporation will have three classes of directors: one class elected for a term of one year; one class elected for a term of seven years; and one class elected for a term of 10 years. Each class of directors will have an equal number of members. Such directors may not be removed other than for "cause," and, in the event of the death or resignation of a director, the remaining directors of such class will choose a successor to fill the remaining term of such deceased or resigning director. Thus, the second and third classes of directors will constitute a majority of the Liberty Board until at least 2006. Under Delaware law, the business of a corporation is managed by its board of directors. As a result, although AT&T will own all of the equity interests in the New Liberty Media Group and, initially, all of the common stock of Liberty Media Corporation, the incumbent directors of Liberty Media Corporation at the Effective Time (and their successors) will be able to control most aspects of the day-to-day business of Liberty Media Corporation and its subsidiaries following the Merger.

  In addition, in the event the incumbent directors (and their designated successors) cease to constitute a majority of the Liberty Board, or Liberty Management LLC determines that, in its reasonable judgment, the incumbent Liberty Board is likely to cease to constitute a majority of the Liberty Board, such event will constitute a "TRIGGERING EVENT." Liberty Management LLC is a limited liability company, the equity interests of which are owned by certain current officers of Liberty Media Corporation. Upon the occurrence of a Triggering Event, subject to the terms and conditions of a contribution agreement (the "CONTRIBUTION AGREEMENT") that TCI will cause Liberty Media Corporation and Liberty Ventures LLC to enter into in connection with the Merger, all of the assets of Liberty Media Corporation and of certain other entities included in the New Liberty Media Group will be contributed to a limited liability company ("LIBERTY MEDIA GROUP LLC"), substantially all of the equity interests of which are owned by AT&T, unless the Triggering Event is waived by Liberty Management LLC. However, Liberty Management LLC will own the remaining equity interests in Liberty Media Group LLC, will be the sole manager of Liberty Media Group LLC and will own a "controlling financial interest" (as that term is used in SFAS 94) in Liberty Media Group LLC.

  As a result of these arrangements, persons other than AT&T will be able to exercise control over the management of the business of the New Liberty Media Group following the Merger such that AT&T will not have a "controlling financial interest" (as that term is used in SFAS 94) in the New Liberty Media Group. This means that, subject to its fiduciary duties to AT&T and any other shareholders of Liberty Media Corporation, and to the obligations under an inter-group agreement between AT&T and Liberty Media Corporation (the "INTER-GROUP AGREEMENT"), the Liberty Board, a majority of which will be individuals designated by TCI prior to the Merger, may under Delaware law operate Liberty Media Corporation in any manner that it determines to be in the best interests of Liberty Media Corporation, although such interests may differ from the interests of AT&T or the holders of New Liberty Media Group Tracking Stock. For example, subject to these duties and obligations, the Liberty Board may: (1) set management compensation, (2) issue shares of stock of Liberty Media Corporation, including preferred shares, (3) repurchase securities, including securities owned by officers or directors of Liberty Media Corporation, (4) cause Liberty Media Corporation to engage in businesses and activities that compete directly with AT&T, or (5) cause Liberty Media Corporation to pursue business opportunities that may also be of interest to AT&T. See "Risk Factors Relating to the Merger--The Board of Directors of Liberty Media Corporation, a Majority of Which Will Be Individuals Designated by TCI Prior to the Merger, Has the Power to Take Actions that May Not Be in the Best Interests of AT&T or Holders of New Liberty Media Group Tracking Stock" and "--The Board of Directors of Liberty Media Corporation May Have No Fiduciary Duties to Holders of New Liberty Media Tracking Stock."

  Certain other corporations that will be attributed to the New Liberty Media Group but which are not subsidiaries of Liberty Media Corporation will have governance arrangements similar to those of Liberty Media Corporation described above. Moreover, the various Transaction Agreements will provide the New Liberty Media Group with a level of financial and operational separation from AT&T, certain access rights to AT&T's cable networks and certain rights enabling it to finance its operations separately from those of AT&T.

 TCI STOCK OWNERSHIP

  All directors and executive officers of TCI are beneficial owners of TCI Group Tracking Stock, Liberty Media Group Tracking Stock and/or TCI Ventures Group Tracking Stock.

  The Merger Agreement provides that each share of TCI Group Series B Tracking Stock will be exchanged at the TCI Group Series B Exchange Ratio of 0.8533 of a share of AT&T Common Stock, whereas each share of TCI Group Series A Tracking Stock will be exchanged at the TCI Group Series A Exchange Ratio of 0.7757 of a share of AT&T Common Stock. The difference in the TCI Group Exchange Ratios constitutes an approximate 10% premium payable to the holders of TCI Group Series B Tracking Stock. As of December 31, 1998, Dr. Malone and his spouse collectively owned 30,401,772 shares of TCI Group Series B Tracking Stock (excluding shares that they have the right to vote but in which they do not have a direct economic interest), or approximately 47.2% of the total number of shares of TCI Group Series B Tracking Stock outstanding as of such date. In addition, as of December 31, 1998, the other directors and members of management of TCI own an aggregate of 23,990,555 shares of TCI Group Series B Tracking Stock (including shares in which they have a direct economic interest but do not have the right to vote) or approximately 37.2% of the total number of shares of TCI Group Series B Tracking Stock outstanding as of such date. The TCI Board and the Special Committee carefully considered the premium payable to the holders of the TCI Group Series B Tracking Stock in connection with its decision to approve the Merger Agreement and determined that such premium was an acceptable control premium to such holders under the circumstances, and, in the case of Dr. Malone and Leslie Malone (collectively, the "MALONES") and the Estate of Bob Magness, the Estate of Betsy Magness, Gary Magness (individually and in certain representative capacities) and Kim Magness (individually and in certain representative capacities) (collectively, the "MAGNESS GROUP"), did not exceed the control premium limit established by TCI in separate agreements entered into with the Magness Group (the "MAGNESS GROUP CALL AGREEMENT") and the Malones (the "MALONE CALL AGREEMENT" and together with the Magness Group Call Agreement, the "CALL AGREEMENTS").

  In addition, the Merger Agreement provides that holders of Liberty/Ventures Group Series B Tracking Stock will receive shares of New Liberty Media Group Class B Tracking Stock that entitle such holders to cast one vote per share, while holders of Liberty/Ventures Group Series A Tracking Stock will receive shares of New Liberty Media Group Class A Tracking Stock that entitle such holders to cast 1/10 vote per share. This distinction between the shares of New Liberty Media Group Class A Tracking Stock and New Liberty Media Group Class B Tracking Stock maintains the present 10-to-one voting ratio currently in effect between the holders of Liberty Media Group Series B Tracking Stock and TCI Ventures Group Series B Tracking Stock and the holders of Liberty Media Group Series A Tracking Stock and TCI Ventures Group Series A Tracking Stock. As of December 31, 1998, Dr. Malone and his spouse beneficially owned 34,775,586 shares of Liberty Media Group Series B Tracking Stock and TCI Ventures Group Series B Tracking Stock, or approximately 45.2% of such shares outstanding as of such date. In addition, as of December 31, 1998, the other directors and members of management of TCI owned an aggregate of 34,392,372 of such shares, or approximately 44.7% of such shares outstanding as of such date. Dr. Malone also holds options to acquire an additional 1,125,000 shares of Liberty Media Group Series A Tracking Stock, 1,200,000 shares of TCI Ventures Group Series A Tracking Stock and 2,800,000 shares of TCI Ventures Group Series B Tracking Stock. Pursuant to the terms of the Shareholders' Agreement, dated as of February 9, 1998, among TCI, the Magness Group and the Malones (the "SHAREHOLDERS' AGREEMENT"), Dr. Malone will have the power to vote all shares of New Liberty Media Group Class B Tracking Stock held by the Magness Group. Dr. Malone also will have the power to vote all shares of New Liberty Media Group Class B Tracking Stock held by certain trusts of which Mr. Hindery is the trustee. As a result, immediately following the Merger and assuming the exercise of his options to purchase shares of Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock, Dr. Malone will have the power to vote securities having approximately 46.1% of the voting power with respect to any matters upon which the holders of New Liberty Media Group Tracking Stock will vote as a separate class.

  Three persons who are directors and/or executive officers of TCI own shares of the 12% Series C Cumulative Compounding preferred stock of WestMarc Communications, Inc., a subsidiary of TCI. Dr. Malone, an executive officer and director of TCI, owns, as trustee for his children, 68 shares, Kim Magness, a director of TCI, owns 31 shares individually and owns 944 shares as personal representative of the Estate of Bob Magness, and Larry E. Romrell, an executive officer of TCI, owns 103 shares.

  As described more fully under "The Transaction Agreements--The Merger Agreement--Certain Actions by AT&T and the Surviving Corporation," AT&T has agreed that, for a period of 15 years following the Effective Time, neither it nor the Surviving Corporation will take certain actions with regard to the preferred stock of WestMarc Communications, including any redemption of, or modification of the terms of, such preferred stock or any actions that would adversely affect WestMarc Communications' ability to pay the required dividends of 12% per annum on such preferred stock. The terms of such preferred stock provide that it may be redeemed by WestMarc Communications following a "change in control" of TCI.

  Most of the outstanding shares of WestMarc Communications preferred stock were issued in connection with TCI's 1990 acquisition of WestMarc Communications, a then separate public company. TCI has since issued shares of WestMarc Communications preferred stock to executive officers as incentive equity-based compensation as well as in connection with certain acquisitions. Currently, there are 24 holders of record of such preferred stock, including the persons referred to above.

  In considering the terms of the Merger Agreement, the TCI Board determined that such restrictions were necessary in order to protect the economic value of the WestMarc Communications preferred stock. In making this determination, the TCI Board noted that the holders of the preferred stock had accepted such shares based in part upon the fact that they were not redeemable by WestMarc Communications other than in connection with a change in control and that the TCI Board had no plan or intention to cause WestMarc Communications to redeem such preferred stock. Under the circumstances in which TCI was being acquired in a negotiated transaction, the TCI Board believed that it was appropriate to obtain protection for such holders through the protective covenants that were included in the Merger Agreement.

  Except as described above, shares of each series of TCI Group Tracking Stock will be treated identically in the Merger and shares of each series of Liberty/Ventures Group Tracking Stock will be treated identically in the Merger.

 TCI OPTIONS

  Certain directors and executive officers of TCI hold options (and stock appreciation rights ("TCI SARS") granted in tandem) to purchase shares of TCI Group Tracking Stock, Liberty Media Group Tracking Stock or TCI Ventures Group Tracking Stock. In addition, certain executive officers of TCI have been granted options to purchase 5.5 million shares of Liberty Media Group Tracking Stock, contingent upon completion of the Merger. Pursuant to the Merger Agreement, each option to purchase shares of TCI Group Tracking Stock will be assumed by AT&T and converted into an option to purchase a number of shares of AT&T Common Stock determined by multiplying the number of shares of TCI Group Tracking Stock subject to such option at the Effective Time by the appropriate TCI Group Exchange Ratio. The per share exercise price of such AT&T Common Stock options will be equal to the exercise price per share of the corresponding TCI Group Tracking Stock option immediately prior to the Effective Time divided by the applicable TCI Group Exchange Ratio, rounded down to the nearest whole cent. Each option to purchase shares of Liberty/Ventures Group Tracking Stock will be assumed by AT&T and converted into an option to purchase a number of shares of New Liberty Media Group Tracking Stock equal to the number of shares of Liberty/Ventures Group Tracking Stock subject to such option immediately prior to the Effective Time. The per share exercise price will be equal to the exercise price per share of the corresponding Liberty/Ventures Group Tracking Stock option immediately prior to the Effective Time. Notwithstanding the foregoing, if the Liberty/Ventures Combination is not completed prior to the Merger, (a) each option to purchase shares of Liberty Media Group Tracking Stock will be assumed by AT&T and converted into an option to purchase a number of shares of New Liberty Media Group Tracking Stock equal to the number of shares of Liberty Media Group Tracking Stock subject to such option immediately prior to the Effective Time, and (b) each option to purchase shares of TCI Ventures Group Tracking Stock will be assumed by AT&T and converted into an option to purchase a number of shares of New Liberty Media Group Tracking Stock determined by multiplying the number of shares of TCI Ventures Group Tracking Stock subject to such option by 0.52. The exercise price for the option described in clause (a) of the preceding sentence will be equal to the exercise price per share of the corresponding Liberty Media Group Tracking Stock option immediately prior to the Effective Time and the exercise price for the option described in clause (b) of the preceding sentence will be equal to the exercise price of the corresponding TCI Ventures Group Tracking Stock option immediately prior to the Effective Time divided by 0.52, rounded down to the nearest whole cent. No fractional shares of AT&T Common Stock or New Liberty Media Group Tracking Stock will be issued upon the exercise of options, and, if the foregoing conversion of options would result in such option becoming exercisable for a fractional share, the number of shares subject to such option will be rounded up to the nearest whole number of shares, with no cash payment with respect thereto. The terms and conditions (including schedules for vesting) of each such option shall otherwise remain as they exist at the Effective Time. Corresponding adjustments will be made to each TCI SAR granted in tandem with such option.

  Subsequent to the date of execution of the Merger Agreement, TCI amended the option agreements relating to grants made under the TCI 1996 Stock Incentive Plan to provide that, upon a termination of employment by a TCI employee with "good reason" or by TCI without "cause" following the Effective Time, the options, TCI SARs or other awards granted under such plan and outstanding as of the Effective Time will be fully vested and, in the case of stock options or TCI SARs, be immediately exercisable, and will remain outstanding for their full original term as if the individual had remained employed by TCI. The practical effect of this amendment is that, under certain specified circumstances, options granted under the TCI 1996 Stock Incentive Plan will become fully vested upon the option holder's separation from AT&T. For example, if, as a result of the Merger, AT&T chose to close an office of TCI and move the employees to another state, an individual could terminate employment with TCI for "good reason" due to such relocation. Upon such termination and assuming such individual had been granted options pursuant to the 1996 Stock Incentive Plan, all options held by such individual would become fully vested.

 TCI RESTRICTED STOCK AWARDS

  Certain executive officers and directors of TCI hold restricted stock awards ("TCI RESTRICTED STOCK AWARDS") under certain TCI employee benefit plans representing the right to receive, upon vesting, shares of TCI Group Series A Tracking Stock, TCI Ventures Group Series A Tracking Stock and Liberty Media Group Series A Tracking Stock. TCI Restricted Stock Awards of 488,500 shares of TCI Group Tracking Stock have been granted to certain directors and executive officers of TCI, contingent upon the completion of the Merger. At the Effective Time, by virtue of the Merger and without any further action on the part of any holder thereof, each restricted share of TCI Common Stock will be converted into restricted shares of AT&T Common Stock or New Liberty Media Group Tracking Stock (as applicable) and will remain subject to the same restrictions applicable to such restricted share immediately prior to the Effective Time. See "The Transaction Agreements--The Merger Agreement--Conversion or Cancellation of TCI Shares in the Merger."

 TAX PROTECTION AGREEMENTS

  As provided in the Merger Agreement, prior to the Effective Time, TCI will enter into agreements with certain of its employees (including directors and executive officers of TCI) providing for indemnification of such individuals from the effects of certain U.S. federal excise taxes that may become payable by such employees as a result of the Merger and the resulting change in control of TCI. The Surviving Corporation will be required to assume the financial obligations under such agreements with respect to employees of the TCI Group and the New Liberty Media Group will be required to assume the financial obligations under such agreements with respect to employees of the New Liberty Media Group. Assuming that all employees who currently hold unvested options, TCI SARs and restricted stock, and/or who are eligible to receive certain contractual severance payments, either terminate employment with good reason or are terminated without cause on March 1, 1999 as a result of the Merger, and that each such employee would have been subject to the effects of certain U.S. federal excise taxes, the maximum potential liability of the Surviving Corporation and the New Liberty Media Group with respect to the tax protection agreements is currently estimated to be approximately $220 million, calculated based on December 11, 1998 closing stock prices.

 EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

  TCI has existing employment agreements and other compensation arrangements with the following executive officers: Dr. Malone, Mr. Hindery, Marvin Jones, Executive Vice President, Stephen M. Brett, Executive Vice President, Secretary and General Counsel, and Larry E. Romrell, Executive Vice President. In addition, Donne F. Fisher and J.C. Sparkman, former executive officers of TCI who are members of the TCI Board, have existing consulting agreements with TCI. AT&T has agreed to cause the Surviving Corporation to honor, from and after the Effective Time, the obligations with respect to the executive, employment and other agreements and arrangements of those officers who are officers of the TCI Group. In addition, AT&T has agreed to assume the obligations under all of the employee plans and benefit arrangements relating to the TCI Group. Separately, Liberty Media Corporation has agreed to pay to Jerome H. Kern, a director and executive officer of TCI, immediately prior to the Merger the sum of $10 million for services rendered in connection with the negotiation of the Merger Agreement and the consummation of the Merger.

 INDEMNIFICATION

  The Merger Agreement provides that the present and former directors, officers and employees of TCI and any of its subsidiaries will be indemnified by AT&T against all liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including the Transactions). The Merger Agreement also provides that AT&T will advance expenses to such individuals as incurred to the fullest extent permitted under applicable law, provided that the individual to whom expenses are advanced undertakes to repay such advances if it is ultimately determined that such individual is not entitled to indemnification. In both cases, indemnification shall be provided only to the extent any directors' and officers' liability insurance policy of TCI or its subsidiaries does not provide coverage and payment of the liabilities.

  Further, AT&T's indemnification obligations will not apply to any liabilities arising out of actions or omissions that relate to the Liberty Media Group or the TCI Ventures Group (including with respect to the Liberty/Ventures Group Exchange Ratios or, if applicable, the Liberty Media Group Exchange Ratios and the TCI Ventures Group Exchange Ratios, the Liberty/Ventures Combination (insofar as it relates to the Liberty Media Group and the TCI Ventures Group), disclosures with respect to the Liberty/Ventures Group, the Liberty Media Group or the TCI Ventures Group, or any other decisions with respect to the Liberty/Ventures Group, the Liberty Media Group or the TCI Ventures Group); provided that the foregoing will not affect the obligations of the Surviving Corporation under the Merger Agreement. In addition, AT&T has agreed that all rights to indemnification under the TCI Charter, the TCI By-Laws or other agreements and instruments in favor of directors and officers of TCI and its subsidiaries in respect of periods prior to the Effective Time will remain in effect for a period of six years following the Effective Time. AT&T will cause the Surviving Corporation to maintain in effect for not less than six years after the Effective Time the current policies (or comparable policies) of directors' and officers' liability insurance maintained by TCI and TCI's subsidiaries with respect to matters occurring prior to the Effective Time.

 TCI DIRECTORS

  The Merger Agreement provides that the members of the TCI Board at the Effective Time will become the Board of Directors of the Surviving Corporation, which will then be a wholly owned subsidiary of AT&T.

 CALL AGREEMENTS AND RELATED MATTERS

  In connection with the settlement of certain litigation, TCI, the Magness Group and the Malones entered into the Shareholders' Agreement, which provides for, among other things, certain participation rights by the Magness Group and the Malones with respect to transactions in TCI Group Series B Tracking Stock, Liberty Media Group Series B Tracking Stock and TCI Ventures Group Series B Tracking Stock (collectively, "TCI SERIES B TRACKING STOCK"). Such agreement also provides that a representative of Dr. Malone and a representative of the Magness Group will consult with each other on all matters to be brought to a vote of TCI's shareholders: provided, however, that, if a mutual agreement on how to vote cannot be reached, Dr. Malone shall vote TCI Series B Tracking Stock owned by the Magness Group pursuant to an irrevocable proxy given by the Magness Group.

  Also, in connection with such settlement, TCI entered into the Call Agreements. Under the Call Agreements, each of the Magness Group and the Malones granted to TCI a right to acquire all of the shares of TCI Series B Tracking Stock owned by them upon Dr. Malone's death or upon a contemplated sale of such TCI Series B Tracking Stock to third parties. When such right is triggered, TCI may acquire the TCI Series B Tracking Stock at a price equal to the market price of the TCI Group Series A Tracking Stock, Liberty Media Group Series A Tracking Stock or TCI Ventures Group Series A Tracking Stock (collectively, "TCI SERIES A TRACKING STOCK") corresponding to the TCI Series B Tracking Stock to be acquired, plus a 10% premium, or, in the event of a sale, the lesser of such price and the price offered by such third parties. In addition, each Call Agreement provides that, if TCI is sold to a third party, then the maximum premium the Magness Group or the Malones may receive for their TCI Series B Tracking Stock would be the price paid for the respective TCI Series A Tracking Stock by such third party, plus a 10% premium. Each Call Agreement also prohibits any member of the Magness Group or the Malones from disposing of their TCI Series B Tracking Stock, except for certain exempt transfers (such as transfers to related parties or to the other group or public sales of up to an aggregate of 5% of their TCI Series B Tracking Stock after conversion to the respective TCI Series A Tracking Stock) and except for a transfer made in compliance with TCI's purchase right described above. If TCI exercises its call right as to one group, TCI may also be required to purchase shares of TCI Series B Tracking Stock from the other group if such group exercises its "tag-along" rights under the Shareholders' Agreement.

  In connection with the Merger, Liberty Media Corporation will become entitled to exercise TCI's rights under each Call Agreement and the Shareholders' Agreement with respect to New Liberty Media Group Class B Tracking Stock to be acquired by the Malones and the Magness Group as a result of the Merger. As a result, upon Dr. Malone's death or a contemplated sale by the Malones or the Magness Group of New Liberty Media Group Class B Tracking Stock following the Merger, the Liberty Board will be in a position to control the disposition of New Liberty Media Group Class B Tracking Stock. In the event that the shares of New Liberty Media Group Tracking Stock are exchanged for shares of a subsidiary, the rights and obligations of Liberty Media Corporation under each Call Agreement and the Shareholders' Agreement will become exercisable by such subsidiary, and the provisions of the Call Agreements and the Shareholders' Agreement will continue to apply with respect to any shares of such subsidiary issued to the Malones or the Magness Group in such transaction that are entitled to higher voting rights than the other shares issued in such transaction.

  The interests of the members of TCI's management and of the TCI Board described above constitute all of the material interests of those persons known to TCI in the Transactions that are different from, or constitute an extra or special benefit not shared on a pro rata basis with, the public shareholders of TCI.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

 TAX OPINIONS AND MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO TCI SHAREHOLDERS

  It is a non-waivable condition of the Merger that TCI receive an opinion from Baker & Botts, L.L.P., counsel to TCI, that:

  . the Merger should be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

  . each of AT&T, Merger Sub and TCI should be a party to the reorganization within the meaning of Section 368(b) of the Code;

  . no gain or loss should be recognized by TCI as a result of the Merger;
   and

  . no gain or loss should be recognized by a shareholder of TCI as a result of the Merger with respect to shares of TCI Common Stock converted solely into AT&T Common Stock or New Liberty Media Group Tracking Stock.

  It is a non-waivable condition of the Merger that AT&T receive an opinion from Wachtell, Lipton, Rosen & Katz, special counsel to AT&T, that:

  . the Merger should be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

  . each of AT&T, Merger Sub and TCI should be a party to the reorganization within the meaning of Section 368(b) of the Code;

  . no gain or loss should be recognized by TCI, AT&T or Merger Sub as a result of the Merger; and

  . no gain or loss should be recognized by a shareholder of TCI as a result of the Merger with respect to shares of TCI Common Stock converted solely into AT&T Common Stock or New Liberty Media Group Tracking Stock.

  The effect of any cash received by a TCI shareholder in lieu of a fractional share of AT&T Common Stock or New Liberty Media Group Tracking Stock is discussed below.

  Opinions of counsel are not equivalent to rulings from the IRS, and the conclusions expressed in such opinions could be challenged by the IRS. Certain of the conclusions expressed by counsel in their opinions are based on the view that Liberty/Ventures Group Tracking Stock (or, if the Liberty/Ventures Combination is not completed prior to the Merger, Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock) would be common stock of TCI and New Liberty Media Group Tracking Stock would be common stock of AT&T. There are, however, no Code provisions, U.S. federal income tax regulations, court decisions or published IRS rulings bearing directly on the treatment of tracking stocks for purposes of the matters to be addressed in the opinions. In addition, the IRS announced during 1987 that it was studying the U.S. federal income tax consequences of stock that has certain voting and liquidation rights in an issuing corporation, but whose dividend rights are determined by reference to the earnings of a segregated portion of the issuing corporation's assets, and that it would not issue any advance rulings regarding such stock. Although the IRS has since withdrawn such stock from its list of matters under consideration, it has reiterated that it will not issue advance rulings regarding such stock. Although counsel for TCI believes that the Liberty/Ventures Group Tracking Stock (or, if the Liberty/Ventures Combination is not completed prior to the Merger, Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock) represents stock of TCI and counsel for TCI and counsel for AT&T believe that New Liberty Media Group Tracking Stock represents stock of AT&T, in the absence of authorities directly on point for the above-described purposes or an advance ruling from the IRS, this issue is not entirely free from doubt and there is a risk that the IRS could assert that such tracking stocks represent property other than stock of TCI or AT&T, respectively. If the IRS were to assert that the tracking stocks were property other than stock of the respective issuing corporations (TCI or AT&T, as described above), counsel for TCI (with respect to New Liberty Media Group Tracking Stock and TCI tracking stocks) and AT&T (with respect to New Liberty Media Group Tracking Stock) believe, in reliance upon general principles of law, that it is unlikely that the IRS would prevail in a court of law on this issue due to the particular rights inherent in such tracking stocks. See "Risk Factors Relating to the Merger--Lack of Certainty that Merger Will be Tax Free."

  Assuming that the Merger qualifies as a reorganization within the meaning of
Section 368(a) of the Code:

  . no gain or loss will be recognized by a shareholder of TCI as a result of the Merger with respect to shares of TCI Convertible Preferred Stock converted solely into AT&T Common Stock or New Liberty Media Group Tracking Stock;

  . the aggregate tax basis of the AT&T Common Stock and New Liberty Media
   Group Tracking Stock received by TCI shareholders in the Merger will be the same, in each instance, as the aggregate tax basis of the TCI Common Stock and TCI Preferred Stock surrendered in exchange therefor, excluding any basis allocable to fractional share interests in AT&T Common Stock or New Liberty Media Group Tracking Stock for which cash is received; and

  . the holding period of the AT&T Common Stock or New Liberty Media Group
   Tracking Stock received by TCI shareholders in the Merger will include the period during which the TCI Common Stock or TCI Preferred Stock surrendered in exchange therefor were held, provided that such TCI shares were held as capital assets at the Effective Time.

  A holder of shares of TCI Common Stock or TCI Preferred Stock who receives cash in the Merger in lieu of a fractional share interest in AT&T Common Stock or New Liberty Media Group Tracking Stock will be treated as having received the fractional share interest and then having sold such interest for the cash received. This sale will generally result in the recognition of gain or loss for U.S. federal income tax purposes, measured by the difference between the amount of cash received and the tax basis of the shares of TCI Common Stock or TCI Preferred Stock allocable to such fractional share interest, which gain or loss will be capital gain or loss, provided that the shares of TCI Common Stock or TCI Preferred Stock were held as a capital asset at the Effective Time. In addition, in the case of an individual holder of shares of TCI Common Stock or TCI Preferred Stock, any such capital gain will generally be subject to a maximum U.S. federal income tax rate of 20% if the shareholder's holding period in such shares was more than one year at the Effective Time.

 MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO AT&T SHAREHOLDERS

  Based on the advice of its counsel, AT&T expects that there will be no federal income tax consequences of the Merger to AT&T shareholders with respect to their AT&T shares. Thus, AT&T shareholders will recognize no gain or loss with respect to their AT&T shares as a result of the Merger, and the AT&T shareholders' tax basis and holding period in such shareholders' AT&T shares will not change as a result of the Merger.

 MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE LIBERTY/VENTURES COMBINATION TO HOLDERS OF TCI VENTURES GROUP TRACKING STOCK

  It is a non-waivable condition of the Liberty/Ventures Combination that TCI receive an opinion from Baker & Botts, L.L.P., counsel to TCI, that:

  . the Liberty/Ventures Combination should be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

  . TCI should be a party to the reorganization within the meaning of Section
    368(b) of the Code;

  . no gain or loss should be recognized by TCI as a result of the Liberty/Ventures Combination; and

  . no gain or loss should be recognized by a shareholder of TCI as a result of the Liberty/Ventures Combination with respect to shares of TCI Ventures Group Tracking Stock reclassified solely into Liberty/Ventures Group Tracking Stock.

  The effect of any cash received by a TCI shareholder in lieu of a fractional share of Liberty/Ventures Group Tracking Stock is discussed below.

  As indicated previously, opinions of counsel are not equivalent to rulings from the IRS, and the conclusions expressed in such opinions could be challenged by the IRS. Certain of the conclusions expressed in the aforesaid opinions are dependent on the Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock being common stock of TCI. Also, as indicated previously, there is an absence of express authority dealing with this issue, but counsel to TCI believes it unlikely that the IRS would prevail in a court of law on this issue due to the particular rights inherent in such tracking stocks.

  Assuming that the Liberty/Ventures Combination qualifies as a reorganization within the meaning of Section 368(a) of the Code:

  . the aggregate tax basis of Liberty/Ventures Group Tracking Stock received by TCI shareholders in the exchange will be the same as the aggregate tax basis of TCI Ventures Group Tracking Stock surrendered in exchange therefor, excluding any basis allocable to fractional share interests in Liberty/Ventures Group Tracking Stock for which cash is received; and

  . the holding period of Liberty/Ventures Group Tracking Stock received by TCI shareholders in the exchange will include the period during which TCI Ventures Group Tracking Stock surrendered in exchange therefor was held, provided that such shares of TCI Ventures Group Tracking Stock were held as capital assets at the effective time of the exchange.

  A holder of TCI Ventures Group Tracking Stock who receives cash in the exchange in lieu of a fractional share interest in Liberty/Ventures Group Tracking Stock will be treated as having received the fractional share interest and then having sold such interest for the cash received. This sale will generally result in the recognition of gain or loss for U.S. federal income tax purposes measured by the difference between the amount of cash received and the tax basis of TCI Ventures Group Tracking Stock allocable to such fractional share interest, which gain or loss will be capital gain or loss, provided that TCI Ventures Group Tracking Stock was held as a capital asset at the effective time of the exchange. In addition, in the case of an individual holder of TCI Ventures Group Tracking Stock, any such capital gain will generally be subject to a maximum U.S. federal income tax rate of 20% if the shareholder's holding period in TCI Ventures Group Tracking Stock was more than one year at the effective time of the exchange.

  The foregoing discussion under this section "--Material Federal Income Tax Consequences" is only a summary of the material U.S. federal income tax consequences of the Merger and of the Liberty/Ventures Combination. It is not a complete analysis or listing of all potential tax effects relevant to the Merger Agreement, the Merger and the Liberty/Ventures Combination. The discussion does not address the tax consequences that may be relevant to a particular TCI shareholder or AT&T shareholder subject to special

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treatment under certain U.S. federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-U.S. persons and shareholders who acquired their TCI shares or AT&T shares pursuant to the exercise of options or otherwise as compensation, nor any consequences arising under the laws of any state, locality or foreign jurisdiction. Moreover, the tax consequences to holders of AT&T options or TCI options are not discussed. In rendering the opinions referred to in this section, respective counsel for the companies will rely upon factual representations made by AT&T, Merger Sub and TCI in the Merger Agreement and related documents and in certificates to be executed in connection with the Merger. The discussion is based upon the Code, Treasury regulations thereunder and administrative rulings and court decisions as of the date hereof. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion. We urge you to consult your own tax advisors concerning the U.S. federal, state and local and foreign tax consequences of the Merger and the Liberty/Ventures Combination to you.

  AT&T has received the opinion of Wachtell, Lipton, Rosen & Katz to the effect that the foregoing discussion under this section "--Material Federal Income Tax Consequences," insofar as it relates to the U.S. federal income tax consequences of the Merger, is accurate in all material respects, and TCI has received the opinion of Baker & Botts, L.L.P. to the effect that the foregoing discussion under this section "--Material Federal Income Tax Consequences," insofar as it relates to the U.S. federal income tax consequences of the Merger and the Liberty/Ventures Combination, is accurate in all material respects.

REGULATORY MATTERS

 HSR ACT AND ANTITRUST

  AT&T and TCI have observed the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"). The HSR Act provides for an initial 30-calendar-day waiting period following the filing with the U.S. Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "ANTITRUST DIVISION") of certain Notification and Report Forms by the parties to the Merger. The HSR Act further provides that, if, within the initial 30-calendar-day waiting period, the FTC or the Antitrust Division issues a request for additional information or documents, the waiting period will be extended until 11:59 p.m. on the 20th day after the date of substantial compliance by the filing parties with such request. Only one such extension of the initial waiting period is permitted under the HSR Act; however, the filing parties may voluntarily extend the waiting period.

  On September 3, 1998, AT&T and TCI filed the Notification and Report Forms with the Antitrust Division and the FTC for review in connection with the Merger. On October 2, 1998, the Antitrust Division requested additional information from the companies. The parties substantially complied with the request on November 19, 1998 and the waiting period under the HSR Act expired on December 9, 1998.

  TCI, AT&T and the Antitrust Division have executed and filed a Stipulation, dated December 30, 1998 (the "STIPULATION"), containing a proposed form of final judgment (the "PROPOSED FINAL JUDGMENT"), that the parties thereto propose be entered by the U.S. District Court for the District of Columbia in connection with the Merger. If, following compliance with the requirements of the Antitrust Procedures and Penalties Act, 15 U.S.C. (S) 16, the court approves the Proposed Final Judgment, a final judgment would be entered on substantially the same terms as those contained in the Proposed Final Judgment and TCI and AT&T would be bound thereby. Notwithstanding the foregoing, the Antitrust Division has reserved the right to withdraw its consent to the Proposed Final Judgment contained in the Stipulation at any time prior to the entry of a final judgment by such court.

  The Proposed Final Judgment requires TCI to transfer, prior to the consummation of the Merger, all of its beneficial ownership interests in Sprint Corporation's PCS tracking stock ("SPRINT PCS STOCK") to a trustee acceptable to the Antitrust Division (the "TRUSTEE") pursuant to a form of trust agreement approved by the

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Antitrust Division (the "TRUST AGREEMENT") for the purpose of accomplishing the divestiture described below and in the Proposed Final Judgment. The Trustee will not be a director, officer, manager, agent or employee of AT&T or of Liberty Media Corporation.

  The Proposed Final Judgment requires the divestiture by the Trustee on or before May 23, 2002 of that portion of the shares of Sprint PCS Stock beneficially owned by the New Liberty Media Group sufficient to cause the New Liberty Media Group to beneficially own no more than 10% of the outstanding Sprint PCS Stock on a fully diluted basis (assuming the issuance of all shares of Sprint PCS Stock ultimately issuable in respect of the applicable securities of Sprint upon the exercise, conversion or other issuance thereof in accordance with the terms of such securities). On or before May 23, 2004, the Trustee must divest the remainder of the Sprint PCS Stock beneficially owned by the New Liberty Media Group.

  Pursuant to the Proposed Final Judgment, the Trust Agreement will grant the Trustee the sole right to sell Sprint PCS Stock beneficially owned by the New Liberty Media Group and will provide that all decisions regarding such divestiture will be made by the Trustee without discussion or consultation with AT&T or TCI; however, the Proposed Final Judgment provides that the Trustee shall consult with the Liberty Board regarding such divestiture (other than certain directors of Liberty Media Corporation expected to be appointed by AT&T following the Merger and any director, officer or shareholder of Liberty Media Corporation that owns more than 0.10% of the outstanding common stock of AT&T). The Trustee will have the power and authority to accomplish such divestiture only in a manner reasonably calculated to maximize the value of Sprint PCS Stock to the holders of New Liberty Media Group Tracking Stock.

  The Proposed Final Judgment provides that the Trustee will be instructed to not vote Sprint PCS Stock beneficially owned by the New Liberty Media Group so long as such securities are held by the Trustee.

  The Proposed Final Judgment also generally prohibits the acquisition by Liberty Media Corporation of additional Sprint PCS Stock (other than in connection with the exercise of certain warrants or the conversion of shares of Sprint PCS preferred stock) without the prior written consent of the Antitrust Division.

  Notwithstanding expiration of the waiting period, the FTC, the Antitrust Division and others could take action under the antitrust laws to challenge the Merger, including seeking to enjoin the consummation of the Merger, seeking the divestiture by AT&T of all or part of the stock or assets of TCI or of other business conducted by AT&T, or seeking to subject AT&T or TCI to certain operating conditions, before or after the Merger is completed. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, AT&T will prevail. The obligations of AT&T and TCI to consummate the Merger are subject to the condition that there be no decree, order or injunction of a court of competent jurisdiction that prohibits the consummation of the Merger.

 INJUNCTIONS

  The obligations of AT&T and TCI to consummate the Merger are subject to the condition that there be no preliminary or permanent injunction or other order by any court or governmental or regulatory authority of competent jurisdiction, including any state governmental or regulatory authorities, prohibiting consummation of the Merger or permitting such consummation only subject to any condition or restriction that has or would have a material adverse effect (as defined in the Merger Agreement) on TCI or on the TCI Group or on the Liberty/Ventures Group (or an effect on AT&T and its subsidiaries that, were such effect applied to TCI and its subsidiaries, would constitute a material adverse effect on TCI or on the TCI Group).

 FEDERAL COMMUNICATIONS COMMISSION

  In addition, AT&T and TCI are required to obtain approvals from the FCC. On September 14, 1998, AT&T and TCI filed the required applications with the FCC seeking approval of the transfer of control to AT&T of the FCC licenses and authorizations held by certain TCI subsidiaries. In evaluating such applications,

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

the FCC will consider whether AT&T is qualified to control such licenses and authorizations and whether the public interest, convenience and necessity will be served by such transfer of control. As required, the FCC is seeking public comments on the applications. Initial comments by interested parties were filed on October 29, 1998 and reply comments were filed November 13, 1998.

  Several parties who have submitted comments to the FCC as part of its review of the Merger have advocated that, as a condition to its approval, the FCC require that AT&T and TCI unbundle their cable facilities and make them available to competitors. There can be no assurance that the FCC will not impose such obligations on AT&T and TCI as a condition to its approval of the Merger or at some later date. Depending on the nature of any such obligations, such obligations could jeopardize or delay completion of the Merger if imposed by the FCC as a condition to its approval, or lessen the anticipated benefits of the Merger if imposed by the FCC as a condition to the Merger or at a later date.

 STATE AND LOCAL GOVERNMENTAL AUTHORITIES

  The Merger is also subject to certain state and local governmental approvals or actions. TCI and AT&T have filed applications and formal notifications in connection with the Merger in nine states and with approximately 970 local franchising authorities. The filings seek the level of review appropriate under each state's laws or local franchise authority's franchise agreement. Where approval or consent is required for transfers of control of cable television franchises, the governing legal standard is the legal, technical and financial qualifications of the company acquiring control. Where approval is required for transfer of control of regulated telephony service providers, the governing legal standard is typically whether the transaction is "in the public interest." As of January 6, 1999, approval had been obtained or deemed obtained under federal law from approximately 585 state and local franchise authorities. This represents approximately 28% of the total TCI subscribers in addition to the approximately 41% of TCI subscribers for which no approval is necessary.

  In addition, several parties have advocated to various local franchise authorities, from whom consent to the change of control in TCI is required, that such local franchise authorities impose, as a condition to their approval, that AT&T and TCI unbundle their cable facilities and make them available to competitors. AT&T and TCI firmly believe that such action by a local franchise authority would be unlawful as a result of, among other things, preemption by the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act. However, as of January 6, 1999, two local franchise authorities (representing in the aggregate approximately .5% of TCI subscribers) have imposed such a condition and other local franchise authorities (representing in the aggregate approximately 7%-8% of TCI subscribers) have indicated that they are considering imposing such a condition. There can be no assurance that additional local franchise authorities will not seek to impose such a condition. The imposition of such a condition could reduce the economic benefits to AT&T of the Merger. TCI and AT&T currently intend to contest any such conditions imposed by local franchise authorities. If such conditions were imposed and if it were ultimately determined that AT&T's failure to comply with any such condition were unlawful, AT&T could face financial penalties or potential loss of the applicable local franchise.

  Pursuant to the Merger Agreement, it is a condition to AT&T's obligation to consummate the Merger that all required state and local governmental authorizations be obtained without any condition that has or would have a material adverse effect on TCI (or an effect on AT&T and its subsidiaries that, were such effect applied to TCI and its subsidiaries, would constitute a material adverse effect on TCI), except for such authorizations the failure of which to have been made or obtained does not and would not, individually or in the aggregate, have a material adverse effect on TCI (or an effect on AT&T and its subsidiaries that, were such effect applied to TCI and its subsidiaries, would constitute a material adverse effect on TCI).

  As a result, depending on the nature of any such conditions, such conditions could jeopardize or delay completion of the Merger or lessen the anticipated benefits of the Merger if AT&T were to consummate this Merger notwithstanding such conditions or if such conditions were imposed at a later date.


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

 FOREIGN REGULATORY FILINGS

  Under Regulation (EEC) No. 4064/89 of the Council of the European Union, the Merger may not be consummated until the Commission of the European Communities (the "EUROPEAN COMMISSION") has granted its approval thereof. The requisite notification was filed with respect to the Merger with the European Commission on November 3, 1998. The European Commission approved the Merger on December 4, 1998.

  AT&T and TCI are not aware of any other foreign governmental approvals or actions that may be required for consummation of the Merger. However, AT&T and TCI conduct operations in a number of foreign countries, some of which have voluntary and/or post-merger notification systems. Should any other approval or action be required, AT&T and TCI currently contemplate that such approval or action would be sought. The failure to make any such filings or to obtain any such approvals is not anticipated to have a material effect on the Merger or the combined company.

  AT&T and TCI believe that they will obtain all material required regulatory approvals prior to the Special Meetings. However, it is not certain that all such approvals will be received by such time and governmental authorities may impose unfavorable conditions for granting the required approvals.

APPRAISAL RIGHTS

 TCI SHAREHOLDERS

  TCI Common Stock. TCI is a Delaware corporation. Section 262 of the DGCL provides appraisal rights (sometimes referred to as "dissenters' rights") under certain circumstances to shareholders of a Delaware corporation that is involved in a merger. However, Section 262 appraisal rights are not available to shareholders of a corporation whose securities are listed on a national securities exchange or NASDAQ/NM and whose shareholders are not required to accept in exchange for their stock anything other than stock of another corporation listed on a national securities exchange or NASDAQ/NM or stock of the surviving corporation of the merger and, in either case, cash in lieu of fractional shares. Because all series of TCI Common Stock are traded on NASDAQ/NM, and because holders of TCI Common Stock will receive AT&T Common Stock or New Liberty Media Group Tracking Stock in the Merger, which will be traded on the NYSE, shareholders of TCI Common Stock will not have appraisal rights with respect to the Merger.

  TCI Preferred Stock. Record holders of TCI Convertible Preferred Stock that follow the appropriate procedures are entitled to appraisal rights under
Section 262 in connection with the Merger. Because TCI Class B Preferred Stock is traded on NASDAQ/NM and because holders of TCI Class B Preferred Stock will continue to hold Class B junior preferred stock of the Surviving Corporation, holders of TCI Class B Preferred Stock will not be entitled to appraisal rights with respect to the Merger.

  THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262, WHICH IS REPRINTED IN ITS ENTIRETY AS APPENDIX G TO THIS PROXY STATEMENT/PROSPECTUS. ALL REFERENCES IN SECTION 262 TO A "SHAREHOLDER" AND IN THIS DISCUSSION TO A "RECORD HOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF TCI CONVERTIBLE PREFERRED STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF TCI CONVERTIBLE PREFERRED STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

  Under the DGCL, record holders of TCI Convertible Preferred Stock who follow the procedures set forth in Section 262 will be entitled to have their shares of TCI Convertible Preferred Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by the Delaware Court of Chancery.


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

  Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of shareholders, as in the case of the TCI Special Meeting, not less than 20 days prior to the meeting, TCI must notify each of its shareholders entitled to appraisal rights that such appraisal rights are available and include in each such notice a copy of Section 262. THIS PROXY STATEMENT/PROSPECTUS CONSTITUTES SUCH NOTICE TO THE HOLDERS OF TCI CONVERTIBLE PREFERRED STOCK. Any holder of TCI Convertible Preferred Stock who wishes to exercise appraisal rights or wishes to preserve such holder's right to do so should review the following discussion and Appendix G carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under DGCL.

  A holder of TCI Convertible Preferred Stock wishing to exercise such holder's appraisal rights must deliver to TCI, before the vote on the approval and adoption of the Merger Agreement at the TCI Special Meeting, a written demand for appraisal of such holder's TCI Convertible Preferred Stock and must reasonably inform TCI of the identity of the holder of record as well as the intention of the holder to demand an appraisal of the fair value of the shares held. In addition, a holder of TCI Convertible Preferred Stock wishing to exercise appraisal rights or wishing to preserve such holder's right to do so must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time.

  Only a holder of record of TCI Convertible Preferred Stock is entitled to assert appraisal rights for TCI Convertible Preferred Stock or TCI Class B Preferred Stock registered in such holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates, and must state that such holder intends thereby to demand appraisal of such holder's shares of TCI Convertible Preferred Stock.

  If the shares of TCI Convertible Preferred Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and, if the shares of TCI Convertible Preferred Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder, such as a broker who holds TCI Convertible Preferred Stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of TCI Convertible Preferred Stock held for one or more beneficial owners while not exercising such rights with respect to the TCI Convertible Preferred Stock held for other beneficial owners. In such case, however, the written demand should set forth the number of shares of TCI Convertible Preferred Stock as to which appraisal is sought. If no number of shares of TCI Convertible Preferred Stock is expressly mentioned, the demand will be presumed to cover all TCI Convertible Preferred Stock held in the name of the record owner. Holders of TCI Convertible Preferred Stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

  All written demands for appraisal of TCI Convertible Preferred Stock should be mailed or delivered to TCI at Terrace Tower II, 5619 DTC Parkway, Englewood, CO 80111, Attention: Corporate Secretary, so as to be received before the vote on the approval and adoption of the Merger Agreement at the TCI Special Meeting.

  Within 10 days after the Effective Time, TCI, as the Surviving Corporation, must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of Section 262. Within 120 days after the Effective Time, but not thereafter, TCI, or any holder of TCI Convertible Preferred Stock entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. TCI is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the TCI Convertible Preferred Stock. Accordingly, it is the obligation of the holders of the shares of TCI Convertible Preferred Stock to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

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

  Within 120 days after the Effective Time, any record holder of TCI Convertible Preferred Stock who has complied with the requirements for exercise of appraisal rights will be entitled to request in writing a statement from TCI setting forth the aggregate number of shares of TCI Convertible Preferred Stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request has been received by TCI or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

  If a holder of TCI Convertible Preferred Stock timely files a petition for appraisal and serves a copy of such petition upon TCI, TCI will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all shareholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such shareholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those shareholders who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the holders of shares of TCI Convertible Preferred Stock who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceeding. If any shareholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such shareholder.

  After determining the holders of TCI Convertible Preferred Stock entitled to appraisal, the Delaware Court of Chancery will appraise the fair value of their shares of TCI Convertible Preferred Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their TCI Convertible Preferred Stock as determined under Section 262 could be more than, the same as or less than the value of the consideration that they would otherwise receive in the Merger if they did not seek appraisal of their TCI Convertible Preferred Stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. More specifically, the Delaware Supreme Court has stated that: "Fair value, in an appraisal context, measures "that which has been taken from the shareholder, viz., his proportionate interest in a going concern.' In the appraisal process the corporation is valued 'as an entity,' not merely as a collection of assets or by the sum of the market price of each share of its stock. Moreover, the corporation must be viewed as an on-going enterprise, occupying a particular market position in the light of future prospects." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a shareholder's exclusive remedy. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of TCI Convertible Preferred Stock have been appraised. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any holder of TCI Convertible Preferred Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of TCI Convertible Preferred Stock entitled to appraisal.

  Any holder of TCI Convertible Preferred Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of TCI Convertible Preferred Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of TCI Convertible Preferred Stock as of a date prior to the Effective Time).

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  If any holder of TCI Convertible Preferred Stock who demands appraisal of such holder's shares of TCI Convertible Preferred Stock under Section 262 fails to perfect, or effectively withdraws or loses such holder's right to appraisal, as provided in the DGCL, the TCI Convertible Preferred Stock of such holder will be converted into either AT&T Common Stock or New Liberty Media Group Tracking Stock in accordance with the Merger Agreement (without interest), as more fully described under "The Transaction Agreements--The Merger Agreement-- Conversion or Cancellation of TCI Shares in the Merger." A holder of TCI Convertible Preferred Stock will fail to perfect, or will effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. A holder may withdraw a demand for appraisal by delivering to TCI a written withdrawal of the demand for appraisal and an acceptance of the Merger. Any such attempt to withdraw made more than 60 days after the Effective Time will, however, require the written approval of AT&T. Further, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

  FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A HOLDER OF TCI CONVERTIBLE PREFERRED STOCK WILL BE ENTITLED TO RECEIVE ONLY THE CONSIDERATION SET FORTH IN THE MERGER AGREEMENT FOR EACH SHARE OF TCI CONVERTIBLE PREFERRED STOCK ISSUED AND OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE TIME OWNED BY SUCH HOLDER).

  The foregoing is a summary of certain of the provisions of Section 262 and is qualified in its entirety by reference to the full text of such Section 262, a copy of which is attached as Appendix G to this Proxy Statement/Prospectus.

 AT&T SHAREHOLDERS

  Because AT&T is not a party to the Merger (a wholly owned subsidiary of AT&T will merge with TCI), AT&T shareholders will not be entitled to appraisal rights in connection with the Merger.

FEDERAL SECURITIES LAWS CONSEQUENCES

  All shares of AT&T Common Stock and New Liberty Media Group Tracking Stock that will be issued in the Merger will be freely transferable, except for certain restrictions on "affiliates" of AT&T or TCI. Shares of AT&T Common Stock or New Liberty Media Group Tracking Stock received by persons who are deemed to be affiliates of TCI may be resold by them only in transactions permitted by the resale provisions of Rule 145 (or Rule 144 in the case of such persons who become affiliates of AT&T) or as otherwise permitted under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Persons who may be deemed to be affiliates of AT&T or TCI generally include certain officers, directors and significant shareholders of AT&T or TCI, respectively. The Merger Agreement requires TCI to use all reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such persons will not offer or sell or otherwise dispose of any of the shares of AT&T stock issued to them in the Merger in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

  This Proxy Statement/Prospectus does not cover resales of AT&T Common Stock and New Liberty Media Group Tracking Stock to be received by the shareholders of TCI in the Merger, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.

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

                           THE TRANSACTION AGREEMENTS

  The following is a description of the material terms of the Transaction Agreements, copies of which are attached as Appendices to this Proxy Statement/Prospectus or as exhibits to the Registration Statement of AT&T of which this Proxy Statement/Prospectus is a part and are incorporated herein by reference. To receive copies of the incorporated documents, see "Summary--Where You Can Find More Information."

THE MERGER AGREEMENT

  THE DESCRIPTION OF THE MERGER AGREEMENT SET FORTH BELOW DESCRIBES THE MATERIAL TERMS BUT DOES NOT PURPORT TO DESCRIBE ALL THE TERMS OF THE MERGER AGREEMENT. THE FULL TEXT OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED BY REFERENCE HEREIN. ALL SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

 PRE-MERGER RESTRUCTURING

  The Merger Agreement provides that, to the extent practicable prior to the Effective Time, and subject to the reasonable satisfaction of AT&T with the form and substance of such transactions, TCI will use its reasonable best efforts to cause direct or indirect subsidiaries of the TCI Group owning shares of TCI Group Tracking Stock to merge into TCI (or their respective parent corporations) or otherwise to liquidate so that such shares of TCI Group Tracking Stock are not outstanding for U.S. federal income tax purposes at the Effective Time, provided that any such merger or liquidation is tax free.

  The Merger Agreement provides that, at or prior to the Effective Time, to the extent the TCI Board so determines, TCI may, but shall not be required to:

  . amend and restate the Certificate of Incorporation and By-Laws of Liberty
   Media Corporation (collectively, the "LIBERTY CHARTER DOCUMENTS");

  . cause Liberty Media Corporation to enter into the Contribution Agreement, in which event AT&T shall execute and deliver to Liberty Management LLC and Liberty Media Group LLC a letter pursuant to which AT&T will agree to promptly and diligently make such filings and cooperate in good faith to obtain any consents of governmental authorities as are required in order to consummate the transactions contemplated by the Contribution Agreement); and

  . create Liberty Media Group LLC.

  In the event TCI takes the foregoing actions, the rights and obligations of Liberty Media Corporation under the Inter-Group Agreement to be entered into at the Effective Time by AT&T, on behalf of the AT&T Common Stock Group, and Liberty Media Corporation, on behalf of the New Liberty Media Group, shall be assignable to Liberty Media Group LLC. See "--Other Transaction Agreements-- Agreements Relating to Governance and Structure of the New Liberty Media Group." TCI may take equivalent actions with respect to certain other of its subsidiaries that will be included in the New Liberty Media Group but are not subsidiaries of Liberty Media Corporation.

  Subject to the terms and conditions of the Merger Agreement, prior to the Effective Time, and provided that all of the conditions to the consummation of the transactions contemplated by the Merger Agreement to be satisfied prior to the Closing have been satisfied or duly waived, TCI and its appropriate affiliates shall, on a tax-free basis, make such other transfers of assets and businesses, and assumptions of liabilities, if any, as are reasonably necessary to cause the representations and warranties of TCI with respect to the separation of assets and liabilities between the TCI Group and the Liberty/Ventures Group to be true and correct in all material respects.

 THE ASSET TRANSFERS

  Subject to the terms and conditions of the Merger Agreement, prior to the Effective Time, and provided that all of the conditions to the consummation of the transactions contemplated by the Merger Agreement to be satisfied prior to the Closing have been satisfied or duly waived, TCI will cause the Liberty/Ventures Group to effect the Asset Transfers, pursuant to which the Liberty/Ventures Group will transfer or attribute to the TCI Group the following assets in exchange for approximately $5.5 billion in cash:

  . 31,860,000 @Home Class A shares and 15,400,000 @Home Class B shares;

  . 46,952,832 shares of AT&T Common Stock received by TCI Ventures Group in exchange for 1,011,528 shares of Class A common stock of Teleport and 48,779,388 shares of Class B common stock of Teleport;

  . the business of NDTC; and

  . all of its equity interest in WTCI.

  In addition, the Liberty/Ventures Group and the TCI Group will exchange certain other assets. The Merger Agreement provides that, to the extent feasible, such actions will be effected on a tax-free basis without creating any deferred intercompany gain or other tax consequences, in a manner reasonably satisfactory to AT&T.

 THE MERGER

  Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into TCI at the Effective Time. The separate corporate existence of Merger Sub will cease. TCI will be the Surviving Corporation in the Merger and will continue its corporate existence as a subsidiary of AT&T and will continue to be governed by the laws of the State of Delaware.

  Effective Time and Closing. The Merger Agreement provides that the Merger will become effective at the Effective Time. The Closing will be on the earliest practicable date (the "CLOSING DATE") (but no later than the fifth business day) following the satisfaction or waiver of the conditions to the Merger (other than those conditions to be satisfied or waived at the Closing) or on such other date as AT&T, TCI and Merger Sub shall agree.

  Certificate of Incorporation and By-Laws. The Merger Agreement provides that the TCI Charter shall be amended pursuant to the Certificate of Merger to be identical to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, except to indicate that the name of the Surviving Corporation shall be "Tele-Communications, Inc." The TCI Charter, as so amended, will become the Certificate of Incorporation of the Surviving Corporation. The TCI By-Laws shall be amended as of the Effective Time to be identical to the By-Laws of Merger Sub in effect immediately prior to the Effective Time, except to the extent required to reflect that the name of the Surviving Corporation shall be "Tele-Communications, Inc.," and the TCI By-Laws, as so amended, will become the By-Laws of the Surviving Corporation.

  Directors and Officers. The Merger Agreement provides that the directors and officers of TCI at the Effective Time will be the directors and officers of the Surviving Corporation.

 CONVERSION OR CANCELLATION OF TCI SHARES IN THE MERGER

  Conversion of Shares. The Merger Agreement provides that, at the Effective Time and without any action on the part of the shareholders, each issued and outstanding share of TCI Common Stock and TCI Preferred Stock and each option to purchase TCI Common Stock or each restricted share of TCI Common Stock shall be treated as follows (subject to the treatment of fractional shares described below):

  . Each share of TCI Group Series A Tracking Stock will be exchanged at the
   TCI Group Series A Exchange Ratio of 0.7757 of a share of AT&T Common
   Stock.

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

  . Each share of TCI Group Series B Tracking Stock will be exchanged at the
   TCI Group Series B Exchange Ratio of 0.8533 of a share of AT&T Common
   Stock.

  . Each share of Liberty/Ventures Group Series A Tracking Stock will be exchanged into one share of New Liberty Media Group Class A Tracking Stock and each share of Liberty/Ventures Group Series B Tracking Stock will be exchanged into one share of New Liberty Media Group Class B Tracking Stock.

  . If the Liberty/Ventures Combination has not occurred prior to the Merger:

   -- each share of Liberty Media Group Series A Tracking Stock and Liberty
     Media Group Series B Tracking Stock will be exchanged for one share of New Liberty Media Group Class A Tracking Stock or New Liberty Media Group Class B Tracking Stock, as appropriate; and

   -- each share of TCI Ventures Group Series A Tracking Stock and TCI
     Ventures Group Series B Tracking Stock will be exchanged for 0.52 of a share of New Liberty Media Group Class A Tracking Stock or New Liberty Media Group Class B Tracking Stock, as appropriate.

  . Each outstanding option to purchase shares of TCI Group Tracking Stock issued pursuant to TCI's stock option or similar plans and any non-plan options to acquire TCI Group Tracking Stock pursuant to an option agreement or otherwise, will be assumed by AT&T and will constitute an option to acquire, on the same terms and conditions as were applicable under such assumed option, that number of shares of AT&T Common Stock equal to the product of the TCI Group Exchange Ratio and the number of shares of TCI Group Tracking Stock subject to such option, at an exercise price per share of AT&T Common Stock equal to the exercise price per share of such option immediately prior to the Effective Time divided by the applicable TCI Group Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share of AT&T Common Stock, then the number of shares of AT&T Common Stock subject to such option will be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share.

  . Each outstanding option to purchase shares of Liberty Media Group
   Tracking Stock issued pursuant to TCI's stock option or similar plans and any non-plan options to acquire Liberty Media Group Tracking Stock pursuant to an option agreement or otherwise will be assumed by AT&T. Each such option will be converted into an option to acquire, on the same terms and conditions, a number of shares of New Liberty Media Group Tracking Stock equal to the number of shares of Liberty Media Group Tracking Stock subject to such option at the Effective Time, at an exercise price per share of New Liberty Media Group Tracking Stock equal to the exercise price per share of such option immediately prior to the Effective Time.

  . Each outstanding option to purchase shares of TCI Ventures Group Tracking
   Stock issued pursuant to TCI's stock option or similar plans and any non-plan options to acquire TCI Ventures Group Tracking Stock pursuant to an option agreement or otherwise will be assumed by AT&T. Each such option will be converted into an option to acquire, on the same terms and conditions, that number of shares of New Liberty Media Group Tracking Stock equal to the product of the number of shares of TCI Ventures Group Tracking Stock subject to such option and 0.52 at an exercise price per share of such option immediately prior to the Effective Time divided by 0.52, rounded down to the nearest whole cent. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share of New Liberty Media Group Tracking Stock, then the number of shares of New Liberty Media Group Tracking Stock subject to such option will be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share.

  . All restricted shares of TCI Common Stock granted pursuant to any TCI employee plan or benefit arrangement, and all individual awards of restricted shares of TCI Common Stock not granted pursuant to any TCI employee plan or benefit arrangement, shall be converted into shares of restricted AT&T Common Stock or New Liberty Media Group Tracking Stock, as the case may be, and will remain subject to the same restrictions applicable to such restricted shares of TCI Common Stock immediately prior to the Effective Time.

  . All outstanding awards of any type granted pursuant to any TCI employee plan or benefit arrangement, and all outstanding individual awards not granted pursuant to any TCI employee plan or benefit arrangement will not vest or become exercisable on an accelerated basis in connection with the Merger and will not terminate at the Closing Date.

  . Each share of TCI Class B Preferred Stock will remain outstanding as one share of Class B junior preferred stock of the Surviving Corporation.

  . Each share of TCI Convertible Preferred Stock, other than any shares with respect to which appraisal rights are perfected under the DGCL, will be exchanged for that number of shares of AT&T Common Stock or New Liberty Media Group Tracking Stock that such TCI Convertible Preferred Stock would have been exchanged for had such TCI Convertible Preferred Stock been converted into TCI Group Tracking Stock or Liberty Media Group Tracking Stock, as appropriate, immediately prior to the Effective Time.
   Specifically:

   -- each share of TCI Series C-TCI Group Preferred Stock will be exchanged at the TCI Series C-TCI Group Exchange Ratio of 103.059502 shares of AT&T Common Stock;

   -- each share of TCI Series C-Liberty Media Group Preferred Stock will be exchanged at the TCI Series C-Liberty Media Group Exchange Ratio of
     56.25 shares of New Liberty Media Group Class A Tracking Stock;

   -- each share of TCI Series G Preferred Stock will be exchanged at the TCI Series G Exchange Ratio of 0.923083 of a share of AT&T Common Stock; and

   -- each share of TCI Series H Preferred Stock will be exchanged at the TCI Series H Exchange Ratio of 0.590625 of a share of New Liberty Media Group Class A Tracking Stock.

  Series F Preferred Stock. The Merger Agreement provides that, prior to the Effective Time, TCI will take all action necessary either to:

  . cause each share of Series F Convertible Redeemable Participating preferred stock, par value $.01 per share, of TCI ("TCI SERIES F PREFERRED STOCK") beneficially owned by it or any of its subsidiaries to be converted into 1,496.65 shares of TCI Group Series A Tracking Stock in accordance with the terms of the TCI Charter; or

  . redeem all shares of TCI Series F Preferred Stock in exchange for shares of TCI Group Series A Tracking Stock in accordance with the TCI Charter.

  Fractional Shares. No fractional shares of AT&T Common Stock or New Liberty Media Group Tracking Stock will be issued in the Merger. In lieu of any fractional shares of AT&T Common Stock, each holder of shares of TCI Group Tracking Stock who would otherwise have been entitled to a fraction of a share of AT&T Common Stock pursuant to the Merger Agreement will be paid an amount in cash, without interest, equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by an exchange agent selected by AT&T and reasonably acceptable to TCI (the "EXCHANGE AGENT"), on behalf of all such holders, of the aggregate fractional shares of AT&T Common Stock, if any (the "EXCESS AT&T COMMON STOCK"), that would have been issued in the Merger. In the event that the Liberty/Ventures Combination is not completed prior to the Merger, in lieu of any fractional shares of New Liberty Media Group Tracking Stock, each holder of TCI Ventures Group Tracking Stock or Liberty Media Group Tracking Stock who would otherwise have been entitled to a fraction of a share of New Liberty Media Group Tracking Stock pursuant to the Merger Agreement will be paid an amount in cash, without interest, equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent on behalf of all such holders, of the aggregate fractional shares of New Liberty Media Group Tracking Stock, if any (the "EXCESS NEW LIBERTY MEDIA GROUP TRACKING STOCK" and together with the Excess AT&T Common Stock, the "EXCESS STOCK"), that would have been issued in the Merger. As soon as practicable following the Effective Time, the Exchange Agent will determine the amount of Excess AT&T Common Stock and Excess New Liberty Media Group Tracking Stock, and, assuming the New Liberty Media Group Tracking Stock is listed on the NYSE, the Exchange Agent will sell any such Excess Stock at the prevailing prices on the NYSE. The sale of any Excess Shares will be executed through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. AT&T will pay all commissions, transfer taxes and other out-of-pocket transactions costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of fractional shares.

  Exchange of Certificates in the Merger. Promptly after the Effective Time, the Exchange Agent will mail to each holder of record of certificates that immediately prior to the Effective Time represented outstanding shares of TCI Group Tracking Stock, Liberty Media Group Tracking Stock or TCI Ventures Group Tracking Stock (if applicable) (collectively, the "CERTIFICATES") a letter of transmittal and instructions for use in effecting the surrender of Certificates. The letter of transmittal and instructions are for use by each holder of record in surrendering the Certificates in exchange for certificates representing that number of shares of AT&T Common Stock or New Liberty Media Group Tracking Stock, as appropriate, and cash for any fractional shares thereof to which such holder would otherwise be entitled. WE REQUEST THAT YOU NOT SURRENDER YOUR CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE SUCH LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS. At and after the Effective Time and until so surrendered, the Certificates will represent only the right to receive the appropriate consideration as described above. No dividends or other distributions declared or made after the Effective Time with respect to AT&T Common Stock or New Liberty Media Group Tracking Stock will be paid to the holder of record of any unsurrendered Certificate. However, upon surrender of such Certificate, the holder of record will be paid, without interest, any dividends or distributions effected after the Effective Time but prior to surrender of such Certificate. No transfers of shares of TCI Common Stock or TCI Preferred Stock shall be made after the close of business on the day prior to the date of the Effective Time.

  After the Effective Time, AT&T and TCI will establish reasonable procedures to facilitate the exchange of the shares of TCI Convertible Preferred Stock for shares of AT&T Common Stock or New Liberty Media Group Tracking Stock as provided in the Merger Agreement.

 LISTING OF AT&T COMMON STOCK AND NEW LIBERTY MEDIA GROUP TRACKING STOCK

  In the Merger Agreement, AT&T has agreed to use all reasonable efforts to register the shares of AT&T Common Stock and New Liberty Media Group Tracking Stock that are to be issued pursuant to the Merger Agreement and upon exercise of options granted to employees of TCI and its subsidiaries (or upon conversion of any convertible or exchangeable securities) under the Securities Act and applicable state securities laws and to cause such shares to be listed for trading on the NYSE or, in the case of New Liberty Media Group Tracking Stock, at AT&T's option, on NASDAQ/NM. AT&T expects, however, that shares of New Liberty Media Group Tracking Stock will be listed on the NYSE. Effectiveness of the registration statement relating to AT&T Common Stock and New Liberty Media Group Tracking Stock and approval of such securities for listing on the NYSE and, if applicable, NASDAQ/NM, subject only to official notice of issuance, is a condition to the obligations of AT&T, Merger Sub and TCI to consummate the Merger.

 REPRESENTATIONS AND WARRANTIES

  Representations and Warranties by TCI. The Merger Agreement includes standard representations and warranties by TCI to AT&T and Merger Sub as to:

  . corporate organization, standing and power of TCI and its subsidiaries;

  . power and authority of TCI to execute the Merger Agreement, including approval of the TCI Board, subject to shareholder approval;

  . possession and validity of all necessary government permits and compliance with all applicable laws;

  . fairness opinion delivered by TCI's financial advisor;

  . capitalization of TCI;

  . pending or threatened litigation;

  . compliance with instruments, including the TCI Charter, the TCI By-Laws and certain agreements to which TCI is a party;

  . existence, terms and compliance with applicable laws of TCI's employee benefit plans;

  . certain tax matters;

  . ownership of and rights to use certain intellectual property;

  . accuracy of TCI's financial statements and reports filed with the SEC;

  . conduct by TCI and its subsidiaries of business in the ordinary course and consistent with past practice since December 31, 1997;

  . certain contracts, leases, agreements, or understandings to which TCI or any of its subsidiaries is a party or otherwise bound;

  . brokers and finders employed by TCI;

  . accuracy of information supplied by TCI for inclusion in the Registration
    Statement and this Proxy Statement/Prospectus; and

  . separation of the assets and liabilities of the TCI Group, the Liberty
    Media Group and the TCI Ventures Group.

  Representations and Warranties by AT&T and Merger Sub. The Merger Agreement also contains standard representations and warranties by AT&T and Merger Sub as to:

  . corporate organization, standing, and power of AT&T and its subsidiaries;

  . power and authority of AT&T to execute the Merger Agreement, including approval of the AT&T Board, subject to shareholder approval;

  . possession and validity of all necessary government permits and compliance with all applicable laws;

  . fairness opinions delivered by AT&T's financial advisors;

  . capitalization of AT&T;

  . authorization and validity of the shares of AT&T Common Stock and New
    Liberty Media Group Tracking Stock to be issued pursuant to the Merger Agreement;

  . pending or threatened litigation;

  . compliance with instruments including the AT&T Charter, the AT&T By-Laws and certain agreements to which AT&T is a party;

  . certain tax matters;

  . ownership of and rights to use certain intellectual property;

  . accuracy of AT&T's financial statements and reports filed with the SEC;

  . brokers and finders employed by AT&T;

  . accuracy of information supplied by AT&T for inclusion in the Registration Statement and this Proxy Statement/Prospectus;

  . ownership, activities and assets of Merger Sub; and

  . ownership of shares of TCI by AT&T.

 ADDITIONAL COVENANTS AND AGREEMENTS

  Conduct of Business of TCI Pending the Merger. The Merger Agreement generally provides, with certain exceptions, that, prior to the Effective Time, TCI will, and will cause each of the members of TCI Group to, conduct the TCI Group business in the ordinary course consistent with past practice, and, to the extent consistent with the foregoing, to seek to preserve intact its current business organizations, keep available the service of its current directors, officers and employees, and preserve its relationships with customers, suppliers and others having business dealings with it, in each case, with respect to the businesses of the TCI Group, with the objective that the goodwill and ongoing businesses of the TCI Group will be unimpaired at the Effective Time. TCI has agreed that, unless AT&T agrees in writing or except as otherwise permitted pursuant to the Merger Agreement, prior to the Effective Time, TCI will not and will not permit any of the members of the TCI Group to:

  . issue, deliver, sell, dispose of, pledge or otherwise encumber any additional shares of its capital stock of any class, or any securities or rights convertible into, or exchangeable for, any shares or its capital stock, or any other securities in respect of, in lieu of, or in substitution for, shares outstanding on June 23, 1998, other than:

   --TCI Group Tracking Stock issued upon exercise of options or other rights outstanding as of June 23, 1998 under TCI employee plans or benefit arrangements in accordance with the terms thereof;

   --TCI Group Tracking Stock issued in connection with the conversion of convertible or exchangeable securities of TCI or its subsidiaries outstanding as of June 23, 1998 in accordance with the terms of such securities;

   --shares of TCI Group Series A Tracking Stock issued upon conversion of shares of TCI Group Series B Tracking Stock outstanding on June 23, 1998 or issued pursuant to convertible securities to acquire TCI Group Series B Tracking Stock outstanding on June 23, 1998 in accordance with the terms of TCI's Charter as in effect on June 23, 1998;

   --with respect to Liberty Media Group Tracking Stock or TCI Ventures
     Group Tracking Stock to the extent permitted by the Merger Agreement;

   --options to purchase, restricted stock awards of, or other compensation payable in shares of, TCI Group Series A Tracking Stock up to an aggregate of 3,000,000 shares; and

   --issuance of up to 14,511,570 shares of TCI Group Series B Tracking
     Stock that Dr. Malone and certain members of the Magness family have the right to acquire from TCI;

  . redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities other than pursuant to existing agreements requiring TCI to repurchase or acquire any shares of its capital stock (provided that such repurchase or acquisition is in accordance with the terms of such agreement as in effect on June 23,
    1998) and other than with respect to Liberty Media Group Tracking Stock or TCI Ventures Group Tracking Stock to the extent permitted by the Merger Agreement;

  . split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such, except for dividends or distributions paid by wholly owned subsidiaries of TCI, dividends required to be paid on

   TCI Preferred Stock outstanding on June 23, 1998 in accordance with the terms thereof, conversions of shares of TCI Group Series B Tracking Stock outstanding on June 23, 1998 into shares of TCI Group Series A Tracking Stock in accordance with the terms of the TCI Charter as in effect on such date, and conversions of TCI Preferred Stock outstanding on June 23, 1998 in accordance with the terms thereof;

  . grant any increases in the compensation of any of its directors, officers or employees, except in the ordinary course of business consistent with past practice;

  . pay or award or agree to pay or award any pension, retirement allowance, or other non-equity incentive awards, or other employee benefit, not required by any of the employee plans or benefit arrangements to any current or former director, officer or employee, whether past or present, or to any other person, except for payments or awards that are in the ordinary course of business, consistent with past practice, and that are not material;

  . pay or award or agree to pay or award any stock option or equity incentive awards, except to the extent permitted by the Merger Agreement and except for options to purchase or awards of Liberty Media Group Tracking Stock or TCI Ventures Group Tracking Stock, subject to the limitations set forth in the Merger Agreement;

  . enter into any new or amend any existing employment agreement with any director, officer or employee, except for employment agreements with new employees entered into in the ordinary course of business, consistent with past practice, and except for amendments in the ordinary course of business, consistent with past practice, that do not materially increase benefits or payments;

  . enter into any new or amend any existing severance agreement with any current or former director, officer or employee, except for agreements or amendments in the ordinary course of business, consistent with past practice, that do not provide for material benefits;

  . become obligated under any new employee plan or benefit arrangement, which was not in existence on the date hereof, or amend or exercise discretion pursuant to any such employee plan or benefit arrangement in existence on June 23, 1998, except for any such amendment or exercise of discretion in the ordinary course of business, consistent with past practice, that does not provide for material benefits; provided, however, that the foregoing shall not be applicable to any such payment or increase, or any such agreement, so long as the associated costs and expenses related thereto are attributed to the Liberty/Ventures Group; and provided, further, that TCI is expressly authorized to enter into tax protection agreements with certain of its employees in the form set forth in a schedule to the Merger Agreement;

  . adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of TCI or any member of the TCI Group, subject to certain exceptions relating to the reorganization of certain subsidiaries set forth in the Merger Agreement;

  . make any acquisition, by means of merger, consolidation or otherwise, other than any acquisition by any Liberty Media Group member or any TCI Ventures Group member as permitted by the Merger Agreement, of:

   --any direct or indirect ownership interest in or assets comprising any business enterprise or operation; or

   --any other assets, except in the ordinary course and consistent with past practice; provided, however, that:

    --TCI may make such acquisitions for cash in an amount not to exceed $10 million in the case of any single acquisition or $50 million for all such acquisitions in the aggregate during any 12-month period;

    --such acquisitions do not and would not prevent or materially delay the consummation of the Merger;

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

    --the foregoing shall not prevent TCI from exploring on a preliminary basis and conducting diligence investigations, including having discussions with any potential acquisitions target, with respect to any potential acquisition that would require AT&T's consent hereunder, for the purpose of determining the desirability of such potential acquisition and developing the basis on which to seek AT&T's consent, so long as TCI does not submit any formal proposal or indication of interest with respect to such an acquisition to such acquisition target, or make any binding commitments with respect to such potential acquisition, without obtaining AT&T's consent; and

    --in the event TCI is offered an opportunity under which it is required either to acquire or dispose of certain of its cable television system and related assets or related investments prior to the Effective Time and the taking of such action requires AT&T's consent under the Merger Agreement, AT&T will not withhold its consent unreasonably;

  . (a) dispose of any controlling interest in any material business enterprise or operation of the TCI Group, (b) make any other disposition of any other direct or indirect ownership interest in or assets comprising a material business enterprise or operation of the TCI Group, except for the replacement or upgrade of assets, or disposition of unnecessary assets, in the ordinary course and consistent with past practice, or (c) dispose of any other assets of the TCI Group, except in the ordinary course and consistent with past practice;

  . adopt any amendments to the TCI Charter or the TCI By-Laws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any TCI Group member that is not an inactive subsidiary, except as otherwise permitted under the Merger Agreement;

  . incur any indebtedness for borrowed money or guarantee any indebtedness of any other person or make any loans, advances or capital contributions to, or investments in, any other person (other than to TCI or any wholly owned subsidiary of TCI), except that:

   --TCI may incur additional indebtedness under existing credit facilities
     (or any renewals thereof) resulting in aggregate net proceeds to TCI from such additional indebtedness not exceeding $50 million;

   --TCI may refinance outstanding indebtedness without increasing the amount thereof so long as the terms thereof are no less favorable to TCI and the maturity thereof is no more than one year or such debt is prepayable without penalty; and

   --any subsidiary of TCI that is not a member of the TCI Group will be permitted to do any of the forgoing to the extent permitted by the Merger Agreement;

  . engage in the conduct of any business other than TCI's existing businesses, except that the Liberty Media Group and the TCI Ventures Group may engage in other businesses to the extent permitted by the Merger Agreement;

  . enter into any agreement or exercise any discretion providing for acceleration of payment or performance as a result of a change of control of TCI or its subsidiaries, provided that the provision described in this bullet point shall not restrict TCI's right to respond or take action in response to any such acceleration so long as such action is permitted under the Merger Agreement;

  . enter into any contracts, arrangements or understandings requiring, in the aggregate, the purchase of equipment, materials, supplies or services in excess of $50 million (or, with respect to the Liberty Media Group and the TCI Ventures Group, as permitted by the Merger Agreement), other than any such contracts, arrangements or understandings providing for capital spending of TCI or the TCI Group members in accordance with a capital spending plan previously delivered to AT&T;

  . enter into or amend or waive any right under any agreement with any affiliates of TCI (other than its subsidiaries) or with Dr. Malone or Leslie Malone or any affiliate of either of the Malones, other than as set forth in a voting agreement among AT&T and the Malones (the "VOTING AGREEMENT") entered into concurrently with the execution of the Merger Agreement, except that any of the foregoing may be done in the ordinary course of business as long as it is not material, individually or in the aggregate, to the TCI Group;

  . settle or compromise any material litigation with respect to the TCI
    Group or waive, release or assign any material rights or claims with respect to the TCI Group, except in the ordinary course of business consistent with past practice;

  . take any action (other than the Merger and as specified in the Merger
    Agreement) that would result in a change in the interest of the TCI Group in the Liberty Media Group or the TCI Ventures Group;

  . engage in or allow any direct or indirect transfer of any material properties or assets or obligations or liabilities between any of the TCI Group members, on the one hand, and any Liberty Media Group member or TCI Ventures Group member, on the other hand, or engage in any other transaction involving any TCI Group member, on the one hand, and any Liberty Media Group member or TCI Ventures Group member, on the other hand, except as expressly contemplated by the Liberty/Ventures Combination or except as expressly permitted by the Merger Agreement; and

  . authorize, recommend or propose (other than to AT&T), or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, except as expressly contemplated by the Liberty/Ventures Combination or except as expressly permitted by the Merger Agreement.

  The Merger Agreement permits the Liberty Media Group and the TCI Ventures Group to take certain actions prior to the Merger in accordance with the Inter-Group Agreement.

 NO SOLICITATION

  Under the Merger Agreement, TCI has agreed that, prior to the Effective Time, TCI will not, nor shall it permit any of its subsidiaries to, or authorize or permit any officer, director, employee or other agent, advisor or representative to, (a) solicit, initiate, knowingly encourage, or enter into any agreement with respect to, (b) participate in discussions or negotiations regarding, or (c) furnish any information with respect to, any Takeover Proposal. The Merger Agreement further provides that the TCI Board will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to AT&T, the approval or recommendation by the TCI Board of the Merger Agreement or approve or recommend or propose to approve or recommend a Takeover Proposal. TCI may, however, to the extent required by the fiduciary obligations of the TCI Board, as determined in good faith by a majority of the TCI Board (after receipt of advice from outside legal counsel), (a) in response to unsolicited requests, participate in discussions with or furnish information to any person who indicates a willingness to make a Superior Proposal, and, (b) notwithstanding the foregoing sentence, approve or recommend a Superior Proposal (and, in connection therewith, withdraw or modify its approval or recommendation of the Merger Agreement or the Merger). The TCI Board and TCI are also not prevented from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), with regard to a Takeover Proposal. For purposes of the Merger Agreement, "TAKEOVER PROPOSAL" means any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving TCI or any of its significant subsidiaries (within the meaning of Rule 1-02 of Regulation S-X of the SEC) or any proposal or offer to acquire an equity interest in, any TCI Voting Securities of, or a substantial portion of the assets of, TCI or any of its significant subsidiaries, other than any transaction involving solely the Liberty Media Group members or the TCI Ventures Group members that would not prevent or materially delay consummation of the Merger; and "SUPERIOR PROPOSAL" means a bona fide written proposal made by a third party to acquire TCI pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all of TCI's assets or otherwise on terms that a majority of the TCI Board determines in good faith (taking into account the advice of independent financial advisors) to be more favorable to TCI and its shareholders than the Merger (and any revised proposal made by AT&T) and for which financing is then fully committed or reasonably determined by the TCI Board to be available. The term "TCI VOTING SECURITIES" is defined in the TCI Charter to include TCI Group Series A Tracking Stock, TCI Group Series B Tracking Stock, Liberty Media Group Series A Tracking Stock, Liberty Media Group Series B Tracking Stock, TCI Ventures Group Series A Tracking Stock and TCI Ventures Group Series B Tracking Stock and any class or series of TCI Preferred Stock entitled to vote with the holders of TCI Common Stock generally upon all matters that may be submitted to a vote of shareholders at any annual or special meeting.

  Except as otherwise required pursuant to the fiduciary duties of their respective Boards of Directors (after receipt of advice from outside legal counsel), TCI will recommend to its shareholders the approval and adoption of the Merger Agreement and the Merger, AT&T will recommend to its shareholders the approval and adoption of the AT&T Tracking Stock Amendment and of the issuance of AT&T Common Stock and New Liberty Media Group Tracking Stock in the Merger, and each of TCI and AT&T will use their respective best efforts to obtain the foregoing approvals from their respective shareholders.

 OTHER TRANSACTIONS OF AT&T

  The Merger Agreement generally provides that AT&T may engage in other mergers, acquisitions, business combinations, or other transactions so long as such transactions would not prevent or delay AT&T's ability to consummate the Merger by September 30, 1999 or cause the Merger to fail to qualify as a tax-free reorganization. The parties will not delay the Closing in order to obtain any authorizations or governmental approvals to close another subsequently announced transaction.

 CERTAIN ACTIONS BY AT&T AND THE SURVIVING CORPORATION

  The Merger Agreement provides that, prior to the Effective Time, neither AT&T nor its subsidiaries will enter into any transaction in which the holders of AT&T Common Stock become entitled to exchange shares of AT&T Common Stock for other securities of AT&T or its subsidiaries. In addition, for a period of 15 years following the Effective Time, neither AT&T nor the Surviving Corporation will take any action to redeem or change or modify the terms and provisions of the 12% Series C Cumulative Compounding preferred stock of WestMarc Communications, Inc., a subsidiary of TCI, or cause the holders of such preferred stock to become entitled to rights of appraisal, or sell, transfer or dispose of all or substantially all of the assets of WestMarc Communications or take any other action the effect of which is to impact WestMarc Communications' ability to pay dividends on the preferred stock of WestMarc Communications in accordance with its terms. Substantially all of the outstanding shares of WestMarc Communications preferred stock are held by directors and executive officers of TCI or for the benefit of their family members. The restrictions on AT&T regarding WestMarc Communications were implemented to preserve for such persons the economic benefits of such preferred stock. Prior to the Effective Time, AT&T will not issue any shares of New Liberty Media Group Tracking Stock, and will not grant any options, warrants or other rights to acquire, or securities convertible into or exercisable or exchangeable for, shares of New Liberty Media Group Tracking Stock.

 CONDITIONS

  The Merger Agreement generally provides that the respective obligations of each party to consummate the transactions contemplated in the Merger Agreement are subject to customary conditions, including the following:

  Shareholder Approval. Approval of the AT&T Merger Proposal and the TCI Merger Proposal by shareholders of AT&T and TCI, respectively.

  HSR Act; FCC. Consent of the FCC to the transfer to AT&T of control of certain licenses issued by the FCC to TCI and its subsidiaries pursuant to the Merger and the expiration or termination of any waiting period applicable under the HSR Act, in each case, without limitation, restriction or condition that has or would have a material adverse effect on TCI, on the TCI Group or on the Liberty/Ventures Group (or an effect on AT&T and its subsidiaries that, were such effect applied to TCI and its subsidiaries, would constitute a material adverse effect on TCI or on the TCI Group).

  No Injunction. Absence of any judgment, writ, order, injunction, or decree that would prevent consummation of the transactions contemplated by the Merger Agreement or permit such consummation only subject to any condition or restriction that has or would have a material adverse effect on TCI, on the TCI Group or on the Liberty/Ventures Group (or an effect on AT&T and its subsidiaries that, were such effect applied to TCI and its subsidiaries, would constitute a Material Adverse Effect on TCI or on the TCI Group).

  Effectiveness of Registration Statement. Declaration of effectiveness of the Registration Statement and effectiveness of the Registration Statement at the Effective Time.

  Listing of AT&T Shares. Approval of AT&T Common Stock and New Liberty Media Group Tracking Stock for listing on the NYSE (or, in the case of New Liberty Media Group Tracking Stock, at the option of AT&T, NASDAQ/NM), subject only to official notice of issuance.

  Representations and Warranties. The representations and warranties of the other party contained in the Merger Agreement are, to the extent qualified by materiality or material adverse effect, true, and to the extent not so qualified, true in all material respects, in each case, when made and generally as of the Closing Date.

  Performance. The other party shall have performed or complied in all material respects with all agreements and conditions contained in the Merger Agreement.

  Tax Opinion. AT&T and TCI shall have each received an opinion from their respective counsel to the effect that, among other things, the Merger should be treated for U.S. federal income tax purposes as a tax-free reorganization.

  Other Authorizations. As a condition to AT&T's obligation to consummate the Merger, all other governmental authorizations required for execution and delivery of the Merger Agreement and the performance of the obligations under the Merger Agreement are made or obtained without any limitation, restriction or condition that has or would have a material adverse effect on TCI (or an effect on AT&T and its subsidiaries that, were such effect applied to TCI and its subsidiaries, would constitute a material adverse effect on TCI), except for such authorizations the failure of which to have been made or obtained does not and would not, individually or in the aggregate, have a material adverse effect on TCI (or an effect on AT&T and its subsidiaries that, were such effect applied to TCI and its subsidiaries, would constitute a material adverse effect on TCI).

  Except as set forth below, each of the foregoing conditions is waivable by AT&T or TCI, as the case may be, to the extent legally permissible. AT&T and TCI will not complete the Merger without the requisite shareholder approval, FCC consent, expiration of the waiting period under the HSR Act and effectiveness of the Registration Statement. In addition, the condition described under "--Tax Opinion" is a non-waivable condition to the Merger.

 TERMINATION

  Termination by Either AT&T or TCI. The Merger Agreement may be terminated by mutual consent of AT&T and TCI or by either AT&T or TCI if (a) the Merger has not been consummated by March 31, 1999, provided, however, that the party seeking to terminate did not fail to fulfill any obligation causing the Merger not to be consummated by that date, and provided, further, that such date may be extended (1) first to June 30, 1999 by either party in the event that the delay is attributable to a transaction permitted in connection with obtaining regulatory approval, due to the failure to have obtained the requisite regulatory approvals or due to an injunction or other governmental action preventing the consummation of the Merger, and (2) then to September 30, 1999 as long as the party extending such date believes in good faith that such conditions are capable of being satisfied by such date, (b) a court of competent jurisdiction or a governmental entity enters an order, decree or ruling, or takes other action which prevents the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or (c) the AT&T Merger Proposal or the TCI Merger Proposal is not approved by the requisite vote of the shareholders of AT&T and TCI, respectively, on or prior to March 31, 1999.

  Termination by TCI. The Merger Agreement may be terminated by TCI if (a) the AT&T Board withdraws or modifies its approval or recommendation of the AT&T Merger Proposal, or (b) AT&T or Merger Sub breaches or fails in any material respect to perform or comply with its covenants and agreements or breaches its representations and warranties contained in the Merger Agreement, in each case, in a manner that is not curable.

  Termination by AT&T or Merger Sub. The Merger Agreement may be terminated (a) by AT&T or Merger Sub if (1) the TCI Board withdraws or modifies its approval or recommendation of the TCI Merger Proposal or (2) TCI breaches or fails in any material respect to perform or comply with its covenants and agreements, or breaches its representations and warranties contained in the Merger Agreement, in each case, in a manner that is not curable, or (b) by AT&T if the Malones shall have breached any of their respective representations, covenants or obligations under the Voting Agreement in any material respect and such breach is not curable.

  Effect of Termination. The Merger Agreement generally provides that, in the event of termination of the Merger Agreement and abandonment of the Merger, no party will have any liability or further obligation to any other party to the Merger Agreement, except with regard to the confidential treatment of information and the payment of the termination fees described below and except that no party will be relieved of liability for any breach of the Merger Agreement.

  Termination Fees. AT&T will be required to pay TCI a termination fee equal to $1.75 billion in cash if (a) AT&T announces or effects a merger, acquisition, joint venture, business combination or other transaction involving the acquisition of significant businesses, assets or properties, (b) such announcement or transaction is a significant factor in the failure of certain conditions to be satisfied or waived prior to September 30, 1999, (c) the Merger Agreement is terminated as described in clause (a) under "--Termination by Either AT&T or TCI," and (d) AT&T would otherwise have been obligated to consummate the Merger but for a failure to receive regulatory approvals or authorizations.

  In addition, either AT&T or TCI will be required to pay the other a termination fee equal to $1.75 billion in cash in the event that its shareholders do not approve the AT&T Merger Proposal or the TCI Merger Proposal, respectively, or its Board of Directors withdraws or modifies its approval or recommendation of the AT&T Merger Proposal or the TCI Merger Proposal, respectively.

 AMENDMENT

  The parties to the Merger Agreement may not amend, change, supplement, waive or otherwise modify the Merger Agreement, except by an instrument in writing signed by the party against whom enforcement is sought, provided that, after the adoption of the Merger Agreement by TCI shareholders, no such amendment, change, supplement or waiver shall be made without the further requisite approval of TCI shareholders if required by law.

OTHER TRANSACTION AGREEMENTS

 VOTING AGREEMENT

  Concurrently with the execution of the Merger Agreement, AT&T and the Malones entered into the Voting Agreement. Pursuant to the Voting Agreement, each of the Malones generally agreed to vote all TCI

Voting Securities that such holder owns or has the right to vote (collectively, the "COVERED SHARES"), for approval and adoption of the Merger Agreement, the Merger and any related action reasonably required in furtherance thereof. As of December 31, 1998, the Malones owned approximately 5% of the outstanding shares of TCI Common Stock and owned or had the right to vote or direct the voting of TCI Voting Securities constituting approximately 47% of the outstanding voting power of TCI.

  In addition, each of the Malones agreed in the Voting Agreement that, until the Termination Date, such holder will vote against any Takeover Proposal and will not, directly or indirectly, sell, pledge, encumber, grant a proxy or enter into any voting or similar agreement with respect to, transfer or otherwise dispose of, or agree to transfer any Covered Shares other than, in the case of Dr. Malone, the sale or disposition of up to 2 million Covered Shares prior to the Merger, 3 million Covered Shares in the period following termination of the Merger Agreement to the Termination Date and pledges of up to 30 million Covered Shares, as provided in the Voting Agreement. The term "TERMINATION DATE" means the first to occur of (a) the nine-month anniversary of the date the Merger Agreement is terminated, (b) the date the Merger is consummated, and (c) the date of any breach or violation of the AT&T covenant described in the following paragraph; provided, however, that, if the AT&T Merger Proposal is not approved at the AT&T Special Meeting or if the Merger Agreement is terminated because specified regulatory approvals are not received, the Termination Date will be the date of termination of the Merger Agreement.

  The Voting Agreement provides that AT&T will not require, and no provision of the Voting Agreement will be deemed to require, either of the Malones to agree, in his or her capacity as a shareholder, to the inclusion, in any governmental authorization required in connection with the Merger or the other transactions contemplated by the Merger Agreement of any restriction on such holder's exercise and enjoyment, in his or her capacity as a shareholder, of full rights of ownership of AT&T Common Stock or New Liberty Media Group Tracking Stock to be received in the Merger (including, without limitation, the voting rights related thereto); provided, however, that the foregoing will not limit or reduce any of the obligations of TCI pursuant to the Merger Agreement or otherwise alter the rights and obligations of the parties pursuant to the Merger Agreement or apply to any matters set forth in the Merger Agreement relating to TCI or any of its subsidiaries or their respective assets, businesses or properties.

 TAX SHARING AGREEMENT

  Prior to the Merger, AT&T and TCI will enter into an amendment to TCI's existing tax sharing agreement (as so amended, the "TAX SHARING AGREEMENT") to provide, among other things, that:

  . to the extent that the inclusion of the New Liberty Media Group within the consolidated U.S. federal income tax return (or any combined, consolidated or unitary tax return) filed by a member of the AT&T Common Stock Group increases tax liability for any period, the New Liberty Media Group will be responsible for paying the AT&T Common Stock Group such increased tax liability; and

  . to the extent that such inclusion of the New Liberty Media Group reduces such tax liability, the AT&T Common Stock Group will be responsible for paying the New Liberty Media Group such reduced tax liability.

  To the extent that the affiliated group of which TCI is the common parent prior to the Merger (the "TCI AFFILIATED GROUP") has an actual net operating loss for U.S. federal income tax purposes as of the first day of the first taxable year following the Closing Date, such net operating loss (the "NEW LIBERTY MEDIA GROUP ALLOCATED NOL") shall be allocated to the New Liberty Media Group to offset any obligations it would otherwise incur under the Tax Sharing Agreement for periods after the Closing Date, and upon deconsolidation, if any, of the New Liberty Media Group for U.S. federal income tax purposes from the affiliated group of which AT&T is the parent corporation, the AT&T Common Stock Group shall be required to pay the New Liberty Media Group an amount equal to the product of (a) the amount of the New Liberty Media Group Allocated NOL that has not been so used as an offset to the New Liberty Media Group's obligations under the

Tax Sharing Agreement, and that has been, or is reasonably expected to be, utilized by the AT&T Common Stock Group and (b) 35%. Any other tax carryover of the TCI Affiliated Group shall be allocated to the AT&T Common Stock Group to offset any obligations it would otherwise incur under the Tax Sharing Agreement for periods after the Closing Date. In general, with respect to the TCI Affiliated Group, for periods ending on or prior to the Closing Date:

  . the Liberty Media Group, the TCI Ventures Group, the Liberty/Ventures
   Group or the New Liberty Media Group shall pay TCI any portion of regular tax liability attributable to the Liberty Media Group, the TCI Ventures Group or the Liberty/Ventures Group;

  . any regular tax losses or other tax attributes may be used by the Liberty
   Media Group, the TCI Ventures Group, the Liberty/Ventures Group or the TCI Group without compensation to any other group; and

  . if the TCI Affiliated Group has an alternative minimum tax liability, the group, if any, generating alternative minimum tax losses will be paid for such losses to the extent that such losses reduce alternative minimum tax liability of the TCI Affiliated Group but the Liberty Media Group, the TCI Ventures Group and the Liberty/Ventures Group will not otherwise be required to pay their share of such alternative minimum tax liability.

 AGREEMENTS RELATING TO GOVERNANCE AND STRUCTURE OF THE NEW LIBERTY MEDIA GROUP

  Liberty Charter Documents. The Merger Agreement provides that, at or prior to the Effective Time, TCI may (but is not required to) amend and restate the Liberty Charter Documents as set forth in the forms attached to the Merger Agreement, copies of which are filed as exhibits to the Registration Statement and incorporated herein by reference. TCI intends to amend and restate the Liberty Charter Documents in this manner immediately prior to the Merger.

  The Liberty Charter Documents, as so amended, will provide that Liberty Media Corporation will have three classes of directors: one class elected for a term of one year (the "CLASS A DIRECTORS"); one class elected for a term of seven years (the "CLASS B DIRECTORS"); and one class elected for a term of 10 years (the "CLASS C DIRECTORS"). The Class B Directors and the Class C Directors initially will be designated by TCI prior to the Merger. The members of the Liberty Board will only be removable for cause (as defined in the Liberty Charter Documents), and, in the event of the death or resignation of a director in any class, the remaining directors of that class will choose a successor to fill the remaining term of the deceased or resigning director. Accordingly, directors originally designated by TCI will comprise two-thirds of the Liberty Board following the Merger for at least seven years. Prior to the Merger, TCI may institute similar governance arrangements with respect to certain other of its subsidiaries that will be included in the New Liberty Media Group but are not subsidiaries of Liberty Media Corporation.

  Under the DGCL, the business of Liberty Media Corporation will be managed by the Liberty Board. In accordance with the Liberty Charter Documents, action by the Liberty Board will generally require the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, which majority must include a majority of the Class B Directors and Class C Directors (a "REQUIRED MAJORITY VOTE"). The Class B Directors and the Class C Directors are the directors that have been designated by TCI prior to the Merger and that serve for terms of seven and 10 years, respectively. In addition, under the DGCL and the Liberty Charter Documents, Liberty Media Corporation will be operated by its officers, who are elected by the Liberty Board. The Liberty Charter Documents provide that the officers of Liberty Media Corporation may only be removed by a Required Majority Vote. Accordingly, all of the officers of Liberty Media Corporation will be selected by the members of the Liberty Board designated by TCI.

  Contribution Agreement. The Merger Agreement also provides that TCI may (but is not required to) cause Liberty Media Corporation to enter into the Contribution Agreement, a copy of which is filed as an exhibit to the Registration Statement and incorporated herein by reference. TCI intends to cause Liberty Media

Corporation to enter into such Contribution Agreement immediately prior to the Merger. The Contribution Agreement provides that, in the event of a Triggering Event, Liberty Media Corporation will be obligated to transfer all of its assets to Liberty Media Group LLC, an entity controlled by current Liberty Media Corporation officers and directors through Liberty Management LLC, the managing member, unless the Triggering Event is waived by Liberty Management LLC. A Triggering Event will occur if the incumbent directors (and their successors) cease to constitute a majority of the Liberty Board, or Liberty Management LLC reasonably determines that such event is reasonably likely to occur. The operating agreement for the Liberty Media Group LLC is filed as an exhibit to the Registration Statement and is incorporated herein by reference.

  AT&T Tracking Stock Amendment. The terms of New Liberty Media Group Tracking Stock are described under "Description of AT&T Capital Stock--AT&T Tracking Stock Amendment."

  Inter-Group Agreement; Liberty Intercompany Agreements. The Merger Agreement provides that, in connection with the Merger, AT&T and Liberty Media Corporation will enter into the Inter-Group Agreement and the Intercompany Agreements, the principal terms of which are attached as exhibits to the Registration Statement and incorporated herein by reference. These agreements are described under "Relationship between the AT&T Common Stock Group and the New Liberty Media Group--Agreements between the AT&T Common Stock Group and the New Liberty Media Group."

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

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

  The unaudited pro forma information set forth below for AT&T and the New Liberty Media Group gives effect to the Merger, the Asset Transfers and the Liberty/Ventures Combination as if they had been completed on January 1, 1997 for the period presented for income statement purposes and September 30, 1998 for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma financial information. AT&T has accounted for the New Liberty Media Group in the AT&T pro forma financial statements under the equity method of accounting.

  Following the Merger, New Liberty Media Group Tracking Stock will continue to represent an interest in the same assets and businesses as Liberty/Ventures Group Tracking Stock did prior to the Merger (after giving effect to the Asset Transfers). Pursuant to the Transaction Agreements, the New Liberty Media Group will be managed separately from the AT&T Common Stock Group. Under Delaware corporate law, the Liberty Board will have virtually all of the New Liberty Media Group's corporate governance powers and the Class B and C directors on the Liberty Board (who were designees of TCI prior to the merger) will constitute a majority of the Liberty Board. AT&T will initially designate one third of the directors and its rights as the sole shareholder of the common stock of the New Liberty Media Group following the Merger will be limited to actions which will require shareholder approval. Those actions are limited to
(a) approval of the merger or sale of all or substantially all of the assets of Liberty Media Corporation, (b) the liquidation of Liberty Media Corporation,
(c) amendment of Liberty Media Corporation's certificate of incorporation, and
(d) election of directors. Furthermore, AT&T will not have the ability to remove the Class B and C directors (or their designees) or have an opportunity to elect a majority of the Liberty Board until 2006, at which time election by AT&T to the Liberty Board of persons other than those designated by the then Class B and C directors will constitute a Triggering Event which will result in all of the assets and businesses of the New Liberty Media Group being transferred into an entity controlled by persons other than AT&T unless the Triggering Event is waived by Liberty Management LLC. Therefore, management has concluded that AT&T will not have a controlling financial interest (as that term is used in SFAS 94) in the New Liberty Media Group following the Merger, and will account for its equity investment in New Liberty Media Group under the equity method.

  This pro forma financial information should be read in conjunction with the financial data appearing under "Summary--Selected Historical and Pro Forma Financial Information" and the historical financial statements of AT&T, TCI, the TCI Group and the Liberty/Ventures Group and the respective notes thereto that have been incorporated herein by reference. See "Summary--Where You Can Find More Information."

  The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achievable with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling and marketing expenses for any future operating changes.

  The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger, the Asset Transfers and the Liberty/Ventures Combination been consummated on the dates, or at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the Merger are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto, including the exchange of all the outstanding shares of TCI Group Tracking Stock for an aggregate of approximately 435 million shares of AT&T Common Stock.

  For purposes of preparing the AT&T consolidated financial statements, AT&T will establish a new basis for TCI's assets and liabilities based upon the fair values thereof and the AT&T purchase price, including the costs of the Merger. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information are preliminary and have been made solely for purposes of developing such pro forma combined financial information. AT&T will undertake a study to determine the fair value of certain of TCI's assets and liabilities (as so adjusted) and will make appropriate purchase accounting adjustments upon completion of that study. AT&T currently knows of no events that would require a material change to the preliminary purchase price allocation. Assuming completion of the Merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date on which the Merger takes place.

                                      AT&T

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1998
                                 (IN MILLIONS)

                                                  PRO FORMA
                                                  LIBERTY/       OTHER           PRO FORMA
                          HISTORICAL HISTORICAL   VENTURES     PRO FORMA           AT&T
                           AT&T/1/     TCI/1/   ADJUSTMENT/2/ ADJUSTMENTS        WITH TCI
                          ---------- ---------- ------------- -----------        ---------
ASSETS:
Cash and cash              $ 4,190    $   320      $  (199)     $(2,500)/4/b     $  4,237
 equivalents............                                         (3,000)/8/
                                                                   (250)/4/c
                                                                    176 /5/
                                                                  5,500 /7/
Receivables--net........     9,383        664         (150)         --              9,897
Other current assets....     1,990        375          (76)         --              2,289
                           -------    -------      -------      -------          --------
 Total current assets...    15,563      1,359         (425)         (74)           16,423
Property, plant and
 equipment--net.........    25,093      6,992         (147)         --             31,938
Licensing cost--net.....     8,079        --           --           --              8,079
Investments.............     3,430     12,312       (2,095)       1,108 /4/j       28,934
                                                                    (30)/5/
                                                                 16,953 /13/
                                                                 (2,744)/16/
Franchise costs,
 goodwill and other                                              29,361 /4/q,/5/
 long-term assets--net..     5,996     15,910       (2,327)         492 /4/i       49,432
                           -------    -------      -------      -------          --------
 Total assets...........   $58,161    $36,573      $(4,994)     $45,066          $134,806
                           =======    =======      =======      =======          ========
LIABILITIES:
Accounts payable........   $ 5,768    $   149      $   (38)     $   --           $  5,879
Debt maturing within one
 year...................     1,009      2,143         (502)       1,100 /7/         3,750
Other current
 liabilities............     7,946      1,592         (454)         --              9,084
                           -------    -------      -------      -------          --------
 Total current
  liabilities...........    14,723      3,884         (994)       1,100            18,713
Long-term debt..........     6,079     12,752       (1,971)       4,400 /7/        22,349
                                                                  1,089 /4/l
Deferred income taxes...     5,075      7,871       (1,614)         424 /4/p       10,872
                                                                   (884)/16/
Other long-term              8,217      1,369         (109)                        10,053
 liabilities and                                                    561 /4/h
 deferred credits.......                                             15 /4/o
                           -------    -------      -------      -------          --------
 Total liabilities......    34,094     25,876       (4,688)       6,705            61,987
Minority interest.......       --       1,554         (287)         926 /4/m        2,193
Mandatorily redeemable
 preferred equity.......       --       1,500          --           160 /4/n        1,660
Redeemable securities...       --         327          (19)        (299)/4/f            9
Common shares...........     1,754      1,500          --        (3,254)/17/          --
Additional paid in
 capital................    15,170      5,275          --       (20,445)/17/          --
Retained earnings.......     7,253        572          --        (7,825)/17/          --
Other...................      (110)       (31)         --           141 /17/          --
                           -------    -------      -------      -------          --------
Total shareowners'                                     --       (31,383)              --
 equity (deficit).......                                         31,383 /17/
                                                                 16,953 /13/
                                                                 26,204 /4/a
                                                                    382 /4/d
                                                                   (105)/4/e
                                                                 (1,000)/4/g
                                                                 (3,000)/8/
                                                                (46,271)/14/
                                                                (22,686)/14/
                                                                 (1,860)/16/
AT&T Equity (pro forma).                                         46,271 /14/       46,271
New Liberty Media Group
 equity (Tracking
 stock).................                                         22,686 /14/       22,686
                           -------    -------      -------      -------          --------
 Total liabilities and
  shareowners' equity...   $58,161    $36,573      $(4,994)     $45,066          $134,806
                           =======    =======      =======      =======          ========

     See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements.

                                      AT&T

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                  TOTAL
                                                   PRO FORMA        OTHER       PRO FORMA
                          HISTORICAL HISTORICAL LIBERTY/VENTURES  PRO FORMA     AT&T WITH
                           AT&T/1/     TCI/1/    ADJUSTMENT/2/   ADJUSTMENTS       TCI
                          ---------- ---------- ---------------- -----------    ---------
REVENUES................   $39,695     $5,510        $ (830)       $   --        $44,375
OPERATING EXPENSES:
Access and other
 interconnection........    11,649        --            --             --         11,649
Network and other
 communications
 services...............     7,268      2,157          (402)           --          9,023
Depreciation and
 amortization...........     3,388      1,289           (86)           551 /9/     5,142
Selling, general and
 administrative.........    10,419      1,741          (532)           --         11,628
Restructuring and other
 charges................     2,827        --            --             --          2,827
                           -------     ------        ------        -------       -------
 Total operating
  expenses..............    35,551      5,187        (1,020)           551        40,269
                           -------     ------        ------        -------       -------
OPERATING INCOME (LOSS).     4,144        323           190           (551)        4,106
Other income (expense)--
 net....................     1,169      2,940          (140)          (342)/13/    1,095
                                                                       (42)/9/
                                                                    (2,490)/16/
Interest expense........       322        808           (63)           273 /10/    1,340
                           -------     ------        ------        -------       -------
Income (loss) from
 continuing operations
 before income taxes ...     4,991      2,455           113         (3,698)        3,861
Provision (benefit) for
 income taxes...........     1,840      1,068           113           (120)/11/    1,953
                                                                      (948)/16/
                           -------     ------        ------        -------       -------
Net income (loss) from
 continuing operations..     3,151      1,387           --          (2,630)        1,908
Dividend requirements on
 preferred stocks.......       --         (18)          --              11 /12/       (7)
                           -------     ------        ------        -------       -------
NET INCOME (LOSS) FROM
 CONTINUING OPERATIONS
 ATTRIBUTABLE TO COMMON
 SHAREOWNERS............   $ 3,151     $1,369        $  --         $(2,619)      $ 1,901
                           =======     ======        ======        =======       =======
AT&T EPS CALCULATION:
Net Income attributable
 to AT&T common
 shareowners............   $ 3,151                                               $ 2,507
Weighted average shares
 outstanding (basic)....     1,795                                                 2,135
Basic EPS...............   $  1.76                                               $  1.17
Net Income attributable
 to AT&T common
 shareowners............     3,151                                               $ 2,518
Weighted average shares
 outstanding (diluted)..     1,810                                                 2,215
Diluted EPS.............   $  1.74                                               $  1.14
New Liberty Media Group
 EPS....................
Basic...................                                                         $ (1.04)
Diluted.................                                                         $ (1.04)


     See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements.

                                      AT&T

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                  PRO FORMA                    TOTAL
                                                  LIBERTY/       OTHER       PRO FORMA
                          HISTORICAL HISTORICAL   VENTURES     PRO FORMA     AT&T WITH
                           AT&T/1/     TCI/1/   ADJUSTMENT/2/ ADJUSTMENTS       TCI
                          ---------- ---------- ------------- -----------    ---------
REVENUES................   $51,577     $7,570      $ (991)      $             $58,156
OPERATING EXPENSES:
Access and other
 interconnection........    16,350        --          --            --         16,350
Network and other
 communications
 services...............     9,412      2,850        (450)          --         11,812
Depreciation and
 amortization...........     3,982      1,623        (138)          734 /9/     6,201
Selling, general and
 administrative.........    14,997      2,233        (633)          --         16,597
Restructuring and other
 charges................       --          15         (15)          --            --
                           -------     ------      ------       -------       -------
 Total operating
  expenses..............    44,741      6,721      (1,236)          734        50,960
                           -------     ------      ------       -------       -------
OPERATING INCOME (LOSS).     6,836        849         245          (734)        7,196
Other income (expense)-
 net....................       443       (484)       (145)         (485)/13/     (832)
                                                                    (55)/9/
                                                                   (106)/16/
Interest expense........       307      1,160         (45)          381 /10/    1,803
                           -------     ------      ------       -------       -------
Income (loss) from
 continuing operations
 before income taxes....     6,972       (795)        145        (1,761)        4,561
Provision (benefit) for
 income taxes...........     2,723       (234)        145          (167)/11/    2,450
                                                                    (17)/16/
                           -------     ------      ------       -------       -------
Net income (loss) from
 continuing operations..     4,249       (561)        --         (1,577)        2,111
Dividend requirements on
 preferred stocks.......       --         (42)        --             32 /12/      (10)
                           -------     ------      ------       -------       -------
NET INCOME (LOSS) FROM
 CONTINUING OPERATIONS
 ATTRIBUTABLE TO COMMON
 SHAREOWNERS............   $ 4,249     $ (603)     $  --        $(1,545)      $ 2,101
                           =======     ======      ======       =======       =======
AT&T EPS CALCULATION:
Net income attributable
 to AT&T common
 shareowners............   $ 4,249                                            $ 3,052
Weighted average shares
 outstanding (basic)....     1,781                                              2,115
Basic EPS...............   $  2.39                                            $  1.44
Net income attributable
 to AT&T common
 shareowners............     4,249                                            $ 3,066
Weighted average shares
 outstanding (diluted)..     1,789                                              2,189
Diluted EPS.............   $  2.38                                            $  1.40
New Liberty Media Group
 EPS....................
Basic...................                                                      $ (1.63)
Diluted.................                                                      $ (1.63)


     See Notes to Unaudited AT&T Condensed Pro Forma Financial Statements.

             NOTES TO UNAUDITED AT&T PRO FORMA FINANCIAL STATEMENTS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

1. These columns represent historical results of operations and financial position.
2. These columns represent the deconsolidation to the equity method of accounting of the historical results of operations and financial position for the interests represented by the shares of New Liberty Media Group Tracking Stock to be issued in the Merger. See Note 3. AT&T has accounted for the New Liberty Media Group under the equity method because it does not possess a "controlling financial interest" in the New Liberty Media Group. Such deconsolidated interests exclude those interests to be included in the Asset Transfers. These columns also reflect adjustments to inter-group eliminations as a result of the Asset Transfers. In addition, the Liberty/Ventures Group and the TCI Group will exchange certain other assets. These other asset exchanges are immaterial and are not reflected in these unaudited pro forma financial statements. New Liberty Media Group Tracking Stock reflects the separate performance of the businesses and assets to be attributed to the New Liberty Media Group subsequent to the Merger. See separate New Liberty Media Group pro forma financial statements.
3. The following schedules reconcile the pro forma Liberty Ventures adjustments to the New Liberty Media Group pro forma financial statements.

                                               AT SEPTEMBER 30, 1998
                             -----------------------------------------------------------
                                                           DECONSOL-  ADJUST- PRO FORMA
                              LIBERTY/            ADJUSTED  IDATED    MENT TO  LIBERTY/
                              VENTURES    ASSET   LIBERTY/ LIBERTY/   EQUITY   VENTURES
                             FINANCIALS TRANSFERS VENTURES VENTURES   METHOD  ADJUSTMENT
                             ---------- --------- -------- ---------  ------- ----------
   Cash....................   $   403    $  (204) $   199  $   (199)  $  --    $  (199)
   Receivables-net.........       176        (26)     150      (150)     --       (150)
   Other current assets....        82         (6)      76       (76)     --        (76)
   Property, plant and
    equipment-net..........       572       (425)     147      (147)     --       (147)
   Investments.............    10,572     (2,744)   7,828    (7,828)   5,733    (2,095)
   Franchise costs,
    goodwill & other long-
    term assets-net........     2,570       (243)   2,327    (2,327)     --     (2,327)
                              -------    -------  -------  --------   ------   -------
   Total Assets............   $14,375    $(3,648) $10,727  $(10,727)  $5,733   $(4,994)
                              =======    =======  =======  ========   ======   =======
   Accounts payable........   $    54    $   (16) $    38  $    (38)  $  --    $   (38)
   Debt maturing within one
    year...................       538        (36)     502      (502)     --       (502)
   Other current
    liabilities............       807       (353)     454      (454)     --       (454)
   Long-term debt..........     2,108       (137)   1,971    (1,971)     --     (1,971)
   Deferred income taxes...     2,391       (777)   1,614    (1,614)     --     (1,614)
   Other long-term
    liabilities and
    deferred credits.......       114         (5)     109      (109)     --       (109)
                              -------    -------  -------  --------   ------   -------
   Total Liabilities.......     6,012     (1,324)   4,688    (4,688)     --     (4,688)
                              =======    =======  =======  ========   ======   =======
   Minority interest.......       645       (358)     287      (287)     --       (287)
   Redeemable securities...        19        --        19       (19)     --        (19)
   Combined equity.........     7,699     (1,966)   5,733    (5,733)   5,733       --
                              -------    -------  -------  --------   ------   -------
   Total liabilities and
    equity.................   $14,375    $(3,648) $10,727  $(10,727)  $5,733   $(4,994)
                              =======    =======  =======  ========   ======   =======

                                            NINE MONTHS ENDED SEPTEMBER 30, 1998
                             -------------------------------------------------------------------
                                                                    DECONSOL- ADJUST- PRO FORMA
                              LIBERTY/            LIBERTY/ ADJUSTED  IDATED   MENT TO  LIBERTY/
                              VENTURES    ASSET   VENTURES LIBERTY/ LIBERTY/  EQUITY   VENTURES
                             FINANCIALS TRANSFERS  ELIMS   VENTURES VENTURES  METHOD  ADJUSTMENT
                             ---------- --------- -------- -------- --------- ------- ----------
   Revenue.................    $1,137    $  (115)  $(192)   $ 830     $(830)   $ --     $(830)
   Operating, selling,
    general &
    administrative.........     1,238       (112)   (192)     934      (934)     --      (934)
   Depreciation and
    amortization...........       173        (87)    --        86       (86)     --       (86)
                               ------    -------   -----    -----     -----    -----    -----
   Operating income (loss).      (274)        84     --      (190)      190      --       190
   Other income (expense)-
    net....................     2,421     (2,537)     (8)    (124)      124     (264)    (140)
   Interest expense........        81        (10)     (8)      63       (63)     --       (63)
                               ------    -------   -----    -----     -----    -----    -----
   Income (loss) from
    continuing operations
    before income taxes....     2,066     (2,443)    --      (377)      377     (264)     113
   Provision (benefit) for
    income taxes...........       828       (941)    --      (113)      113      --       113
                               ------    -------   -----    -----     -----    -----    -----
   Net income (loss).......    $1,238    $(1,502)  $ --     $(264)    $ 264    $(264)   $ --
                               ======    =======   =====    =====     =====    =====    =====

                          YEAR ENDED DECEMBER 31, 1997

                                                                                       DECONSOL- ADJUST-
                                                                                        IDATED   MENT TO    PRO FORMA
                          LIBERTY/VENTURES   ASSET   LIBERTY/VENTURES     ADJUSTED     LIBERTY/  EQUITY  LIBERTY/VENTURES
                             FINANCIALS    TRANSFERS      ELIMS       LIBERTY/VENTURES VENTURES  METHOD     ADJUSTMENT
                          ---------------- --------- ---------------- ---------------- --------- ------- ----------------
Revenue.................       1,299         (123)         (185)             991          (991)    --           (991)
Operating, selling,
 general &
 administrative.........       1,386         (118)         (185)           1,083        (1,083)    --         (1,083)
Depreciation and
 amortization...........         196          (58)          --               138          (138)    --           (138)
Restructuring & other
 charges................          15          --            --                15           (15)    --            (15)
                               -----         ----          ----            -----        ------    ----        ------
Operating income (loss).        (298)          53           --              (245)          245     --            245
Other income (expense)-
 net....................        (168)        (137)          (16)            (321)          321    (466)         (145)
Interest expense........          75          (14)          (16)              45           (45)    --            (45)
                               -----         ----          ----            -----        ------    ----        ------
Net income (loss)
 from continuing
 operations before
 income taxes...........        (541)         (70)          --              (611)          611    (466)          145
Provision (benefit) for
 income taxes...........        (130)         (15)          --              (145)          145     --            145
                               -----         ----          ----            -----        ------    ----        ------
Net income (loss).......        (411)         (55)          --              (466)          466    (466)          --
                               =====         ====          ====            =====        ======    ====        ======

4. This adjustment reflects the acquisition of the TCI Group and the Asset Transfers by AT&T and the excess consideration over net assets acquired (goodwill) (in millions, except per share amounts).

     Shares of TCI Group Series A Tracking Stock Outstanding at Septem-
      ber 30, 1998.....................................................      474
     Restricted stock and shares reserved for issuance under TCI Pre-
      ferred Stock to be converted into AT&T Common Stock..............       16
                                                                         -------
     Shares of TCI Group Series A Tracking Stock to be exchanged.......      490
     AT&T exchange ratio per share.....................................   0.7757
                                                                         -------
     Equivalent AT&T shares............................................      380
     AT&T share price based on the average closing price a few days be-
      fore and after the Merger was agreed to and announced............  $ 60.24
                                                                         -------
     Subtotal..........................................................  $22,891
     Shares of TCI Group Series B Tracking Stock outstanding at Septem-
      ber 30, 1998.....................................................       50
     Rights shares reserved for issuance...............................       15
                                                                         -------
     Shares of TCI Group Series B Tracking Stock to be exchanged.......       65
     AT&T exchange ratio per share.....................................   0.8533
                                                                         -------
     Equivalent AT&T shares............................................       55
     AT&T share price based on the average closing price a few days be-
      fore and after the Merger was agreed to and announced............  $ 60.24
                                                                         -------
     Subtotal..........................................................  $ 3,313
                                                                         -------
     a. Total consideration for the TCI Group equity...................  $26,204
     b. Cash consideration for @Home, NDTC and WTCI....................    2,500
     c. Merger costs (estimated).......................................      250
                                                                         -------
     Total Consideration...............................................  $28,954

     d. Historical net book value of the TCI Group..........      382
     e. Historical net book value of @Home, NDTC, WTCI......     (105)
     Fair value adjustments relating to:
       f. Redeemable securities of TCI Group converted......     (299)
       g. In-process research and development...............   (1,000)
       h. Tax benefit payable to New Liberty Media Group
          (See note 6)......................................      561
       i. Advances to New Liberty Media Group (See note 15).     (492)
       j. Investment in Cablevision Systems Corporation.....   (1,108)
       k. Warrants (see note 5).............................     (146)
       l. Convertible notes.................................    1,089
       m. Preferred stock issued by subsidiaries............      926
       n. Trust preferred stock.............................      160
       o. Employee Stock Options............................       15
       p. Deferred tax impacts..............................      424
                                                              -------
       q. Preliminary goodwill..............................  $29,361
                                                              =======

  The total consideration will be allocated to the specific identifiable tangible and intangible assets and liabilities of the TCI Group and the Asset Transfers upon the completion of third-party appraisals. All third-party appraisals and adjustments to deferred income taxes are expected to be completed upon the Closing. Preliminarily, consideration has been allocated to the TCI Group investment in Cablevision Systems Corporation and certain debt and publicly traded preferred securities of the TCI Group that may ultimately be converted into shares of AT&T although such conversion is not forced by the terms of the Merger. The fair values of the investment in Cablevision and the publicly traded preferred securities were based on quoted market prices. Debt and other preferred securities were valued assuming the instruments converted into shares of AT&T at September 30, 1998. The purchase accounting allocation may also include certain in-process research and development projects and other intangible assets, such as franchise agreements that would be amortized over 40 years (see Note 9).

  In-process research and development, which is not expected to have reached technological feasibility by the Closing Date and which will have no alternative future use, includes: certain research and development projects that are or will be underway, as of the Closing Date, at TCI. Projects that may be characterized as in-process research and development have been identified at TCI Communications, Inc., NDTC and @Home. TCI Communications is involved in efforts to increase the depth of optical fiber in its network, integrate the use of open standards modems, and implement voice over Internet protocol. NDTC is involved in software development for advanced set-top devices, as well as for the transmission of data signals. @Home has research and development efforts underway including efforts to introduce premium services, support the development and deployment of self-installable modems, enhance cashing and replication techniques to improve network performance and efficiency, enhance @Home's advanced network management capabilities, and build a next generation network-based service provisioning and customer care platform. If, due to the uncertainties surrounding the successful completion of the acquired in-process research and development, AT&T is unable to establish technological feasibility and produce a commercially viable product/service, then anticipated incremental future cash flows attributable to expected profits from such new products/services may not be realized. Although there are significant technological issues to overcome in order to successfully complete the acquired in-process research and development, including integrating more advanced network software, integrating advanced set-top device software, and introducing new and advanced services over the existing networks, AT&T expects to successfully complete the in-process research and development to be acquired from TCI. A preliminary estimate of in-process research and development of approximately $1 billion was used in these pro forma financial statements.

  Consideration allocated to in-process research and development projects would be recorded as a charge against net income in the period the acquisition of the TCI Group and the Asset Transfers occurs. Each $1 billion allocated to in-process research and development would have the effect of increasing net income by $25 million annually by reducing goodwill amortization expense ($0.01 per share in both the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively, excluding the effect of the in-process research and development charge). Assuming an estimated useful life of 10 years, each $1 billion of consideration allocated to property, plant and equipment would have the effect of decreasing net income by $46 million annually ($0.02 per share for the year ended December 31, 1997 and $0.01 per share for the nine months ended September 30, 1998).

5. Reflects warrants currently attributed to the TCI Group to be transferred to the Liberty/Ventures Group in exchange for up to $176 million in cash. TCI's carrying value for the warrants is approximately $30 million.

6. Gives effect to the transfer from the TCI Group to the New Liberty Media Group of the benefit of all of the net operating loss carryforwards available to the entities included in TCI's consolidated income tax return as of the date of the Merger. Under the terms of the Tax Sharing Agreement, the associated federal tax benefits of all pre-merger TCI Group net operating loss carryforwards are allocated exclusively to the New Liberty Media Group. Accordingly, the TCI Group has recorded an intercompany payable to the New Liberty Media Group that results in an increase to goodwill.

7. Reflects additional borrowing of $5.5 billion to fund the TCI Group's payment to the New Liberty Media Group in connection with the Asset Transfers (see Notes 4 and 8). A borrowing mix of 20% short-term and 80% long-term is assumed.

8. Asset Transfer consideration includes the purchase of $3 billion of AT&T Common Stock currently owned by the TCI Ventures Group as a result of the Teleport Merger. The Teleport Merger was completed in July 1998.

9. This entry represents the amortization of goodwill resulting from the preliminary allocation of the excess of consideration over the net assets of the TCI Group and the assets acquired by AT&T in the Asset Transfers (see Note 4). AT&T expects the amount of excess consideration allocated to goodwill and franchise agreements upon completion of third-party appraisals to be amortized over 40 years. The amortization period of intangible assets, including goodwill, of 40 years is based upon the expected useful life of the franchise agreements and value related to the access to homes passed. The factors considered in determining the appropriate amortization period included legal and regulatory issues, experience with renewing franchises and territories, future changes in technology, anticipated market demand and competition. An allocation to customer lists and other intangibles with shorter amortization periods will be made, although the amounts allocated are not expected to be material. AT&T will evaluate the periods of amortization continually to determine whether later events and circumstances warrant revised estimates of useful lives. As discussed in
    Note 4, amounts allocated to property, plant and equipment, investments and identifiable intangible assets may be amortized over shorter periods resulting in a lower net income. An assessment of the useful lives attributable to those assets is not complete. However, we do not expect a material change as a result of the final appraisal. Any amount allocated to goodwill will also be impacted by an in-process research and development charge also discussed in Note 4. Consideration allocated to the TCI Group investment in Cablevision has been amortized over a period of 20 years.

10. These entries represent the recognition of incremental interest expense on the additional borrowings to fund the cash paid to the New Liberty Media Group in connection with the Asset Transfers (see Note 7). Interest expense was calculated using an interest rate of 6.92% for 1997 and 6.61% for 1998 based on a credit rating agency profile indicative of the industry in which the TCI Group operates. An increase of 25 basis points in the assumed interest rates would result in additional interest expense of approximately $14 million annually.

11. These adjustments represent the statutory tax effect of the pro forma adjustments.

12. Gives effect to the elimination of dividend requirements on certain TCI Group Preferred Stock to be converted at the time of the Merger.

13.  See separate New Liberty Media Group pro forma financial statements.

14. Represents the issuance of New Liberty Media Group Tracking Stock and AT&T Common Stock.

15.  Represents the intercompany receivable from the Liberty/Ventures Group.

16. Represents the elimination of the Liberty/Ventures Group's investment in AT&T and certain non-recurring gains with respect to the Liberty/Ventures Group's investment in @Home and Teleport.

17. To close out the components of equity to total equity for allocation of pro forma equity between AT&T and the New Liberty Media Group.

                            NEW LIBERTY MEDIA GROUP
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                 (IN MILLIONS)

                             HISTORICAL                    OTHER       PRO FORMA
                          LIBERTY/VENTURES    ASSET      PRO FORMA    NEW LIBERTY
                               GROUP       TRANSFERS/1/ ADJUSTMENTS   MEDIA GROUP
                          ---------------- ------------ -----------   -----------
ASSETS
Cash, receivables and
 other current assets...      $   661           (236)      5,500 /2/     3,426
                                                            (176)/3/
                                                          (2,323)/4/
Investment in affiliates
 and related
 receivables............        2,832            --       10,359 /5/    13,191
Investment in Time
 Warner.................        4,996            --          --          4,996
Investment in AT&T......        2,744         (2,744)        --            --
Other investments and
 related receivables....        1,192            --           30 /3/     1,467
                                                             245 /5/
Property and equipment,
 net of accumulated
 depreciation...........          572           (425)        104 /5/       251
Intangible assets and
 other assets, net of
 accumulated
 amortization...........        1,378           (243)      5,067 /5/     6,202
                              -------         ------      ------        ------
                              $14,375         (3,648)     18,806        29,533
                              =======         ======      ======        ======
LIABILITIES AND COMBINED
 EQUITY
Payables and accruals...      $   861           (369)        --            492
Debt and capital lease
 obligations............        2,646           (173)     (2,323)/4/       150
Deferred income taxes...        2,391           (777)      4,176 /5/     5,790
Other liabilities.......          114             (5)        --            109
                              -------         ------      ------        ------
    Total liabilities...        6,012         (1,324)      1,853         6,541
                              -------         ------      ------        ------
Minority interests......          645           (358)        --            287
Obligation to redeem
 common stock...........           19            --          --             19
Combined equity:
 Combined equity........        5,545         (1,970)      5,500 /2/    22,755
                                                            (146)/3/
                                                             561 /6/
                                                          13,265 /5/
 Accumulated other
  comprehensive
  earnings, net of
  taxes.................        1,662              4      (1,666)/5/       --
 Due to (from) related
  parties...............          492            --         (561)/6/       (69)
                              -------         ------      ------        ------
    Total combined
     equity.............        7,699         (1,966)     16,953        22,686
                              -------         ------      ------        ------
                              $14,375         (3,648)     18,806        29,533
                              =======         ======      ======        ======

  See New Liberty Media Group Notes to Pro Forma Condensed Combined Financial
                                  Statements.

                            NEW LIBERTY MEDIA GROUP
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                            HISTORICAL                    OTHER      PRO FORMA
                         LIBERTY/VENTURES    ASSET      PRO FORMA   NEW LIBERTY
                              GROUP       TRANSFERS/1/ ADJUSTMENTS  MEDIA GROUP
                         ---------------- ------------ -----------  -----------
Revenue.................      $1,137           (115)       --          1,022
Operating, selling,
 general and
 administrative
 expenses...............        (975)           112        --           (863)
Stock compensation......        (263)           --         --           (263)
Depreciation and
 amortization...........        (173)            87       (133)/7/      (219)
                              ------         ------       ----        ------
  Operating loss........        (274)            84       (133)         (323)
Other income (expense)
 Interest expense
  including interest
  expense to related
  parties...............         (81)            10         38/8/        (33)
 Dividend and interest
  income including
  interest income from
  related parties.......          66            (19)       --             47
 Share of losses of
  affiliates, net.......        (861)            32       (388)/9/    (1,217)
 Minority interests in
  losses (earnings) of
  attributed
  subsidiaries..........          42            (44)       --             (2)
 Gain on dispositions,
  net...................       2,862         (2,288)       --            574
 Gain on sale of stock
  by attributed
  subsidiaries..........          55            (17)       --             38
 Gain on issuance of
  stock by affiliates...         259           (201)       --             58
 Other, net.............          (2)           --         --             (2)
                              ------         ------       ----        ------
  Earnings (loss) before
   income taxes.........       2,066         (2,443)      (483)         (860)
Income tax benefit
 (expense)..............        (828)           941        141/10/       254
                              ------         ------       ----        ------
  Net earnings (loss)...      $1,238         (1,502)      (342)         (606)
                              ======         ======       ====        ======
Weighted average shares
 outstanding (basic and
 diluted)...............                                                 585
Basic and diluted loss
 attributable to common
 shareholders per common
 share..................                                              $(1.04)/11/


  See New Liberty Media Group Notes to Pro Forma Condensed Combined Financial
                                  Statements.

                            NEW LIBERTY MEDIA GROUP
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                            HISTORICAL                    OTHER      PRO FORMA
                         LIBERTY/VENTURES  TCI ASSET    PRO FORMA   NEW LIBERTY
                              GROUP       TRANSFERS/1/ ADJUSTMENTS  MEDIA GROUP
                         ---------------- ------------ -----------  -----------
Revenue.................     $ 1,299          (123)         --          1,176
Operating, selling,
 general and
 administrative
 expenses...............      (1,090)          118          --           (972)
Impairment of assets....         (15)           --          --            (15)
Stock compensation......        (296)           --          --           (296)
Depreciation and
 amortization...........        (196)           58        (177)/7/       (315)
                             -------          ----        ----        -------
  Operating loss........        (298)           53        (177)          (422)
Other income (expense)..
 Interest expense
  including interest
  expense to related
  parties...............         (75)           14           7/8/         (54)
 Dividend and interest
  income including
  interest income from
  related parties.......          63            (3)         --             60
 Share of losses of
  affiliates, net.......        (850)           66        (518)/9/     (1,302)
 Minority interests in
  losses (earnings) of
  attributed
  subsidiaries..........          25           (35)         --            (10)
 Gain on dispositions,
  net...................         420             7          --            427
 Gain on sale of stock
  of attributed
  subsidiaries..........          60           (60)         --             --
 Gain on issuance of
  stock by affiliates...         112          (112)         --             --
 Other, net.............           2            --          --              2
                             -------          ----        ----        -------
  Loss before income
   taxes................        (541)          (70)       (688)        (1,299)
Income tax benefit......         130            15         203/10/        348
                             -------          ----        ----        -------

  Net loss..............     $  (411)          (55)       (485)          (951)
                             =======          ====        ====        =======
Weighted average shares
 outstanding (basic and
 diluted)...............                                                  585
Basic and diluted loss
 attributable to common
 shareholders per common
 share..................                                              $ (1.63)/11/


  See New Liberty Media Group Notes to Pro Forma Condensed Combined Financial
                                  Statements.

                            NEW LIBERTY MEDIA GROUP

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998
                                  (UNAUDITED)

 (1) Represents the elimination of the Liberty/Ventures Group's investment in AT&T, the historical results of operations and financial position related to @Home, NDTC and WTCI, including adjustments to inter-group eliminations as a result of the Asset Transfers, as well as the elimination of the Liberty/Ventures Group's historical share of losses of Teleport. In addition, nonrecurring gains with respect to the Liberty/Ventures Group's investments in Teleport and @Home have been eliminated. Such eliminated gains with respect to Teleport aggregated $2,489 million (before deducting related taxes of $954 million) and $112 million (before deducting related taxes of $43 million) during the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively. Such eliminated gains with respect to @Home aggregated $17 million and $60 million during the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively. The Liberty/Ventures Group acquired its investment in shares of AT&T Common Stock upon consummation of the Teleport Merger. Accordingly, the Liberty/Ventures Group's investment in Teleport has been viewed for pro forma purposes as the predecessor investment to the shares of AT&T Common Stock that will be transferred from the Liberty/Ventures Group to AT&T immediately prior to the Closing.

 (2) Represents $5.5 billion in cash to be received from the TCI Group in exchange for @Home, NDTC, WTCI and the shares of AT&T Common Stock owned by the Liberty/Ventures Group.

 (3) Represents the acquisition of certain warrants from the TCI Group for a cash purchase price of $176 million. The excess of such cash purchase price over the TCI Group's $30 million carrying value for such warrants has been reflected as a reduction of combined equity.

 (4) Represents repayments of certain debt from a portion of the $5.5 billion cash proceeds to be received.

 (5) Represents an allocation of the purchase price to tangible and intangible assets, including the estimated incremental deferred income tax liability associated with the purchase price allocations. Such allocation reflects the estimated fair value of the assets and liabilities acquired by AT&T based upon information available at the date of the preparation of the accompanying condensed pro forma combined financial statements. Such allocation will be adjusted upon the final determination of such fair values. Management is not aware of any circumstances that would cause the final purchase price allocation to be significantly different from that which is reflected in the accompanying condensed pro forma combined balance sheet. However, actual valuations and allocations may differ from those reflected herein.

  The aggregate purchase price was calculated as follows:

                                                              SEPTEMBER 30, 1998
                                                              ------------------
                                                                  (MILLIONS)
     New Liberty Media Group Class A Tracking Stock to be
      issued in the Merger..................................           530
     New Liberty Media Group Class A Tracking Stock to be
      issued upon conversion of certain TCI Group debt......            30
                                                                   -------
     New Liberty Media Group Class A Tracking Stock to be
      valued in the Merger..................................           560
     Liberty Media Group Series A Tracking Stock price based
      on the average closing price a few days before and
      after the Merger was agreed to and announced..........       $ 36.82
                                                                   -------
     Subtotal...............................................       $20,619
                                                                   -------
     New Liberty Media Group Class B Tracking Stock to be
      issued in the Merger..................................            55
     Liberty Media Group Series B Tracking Stock price based
      on the average closing price a few days before and
      after the Merger was agreed to and announced..........       $ 37.59
                                                                   -------
     Subtotal...............................................       $ 2,067
                                                                   -------
     Total Consideration....................................       $22,686
     Historical net book value of the Liberty/Ventures
      Group.................................................        (7,699)
     Historical net book value of the Asset Transfers ......         1,966
     Cash to be received in exchange for the Asset
      Transfers.............................................        (5,500)
     Excess over cash purchase price of certain warrants
      acquired from the TCI Group...........................           146
     Fair value adjustments relating to:
       Investments in affiliates ...........................       (10,359)
       Other investments and related receivables............          (245)
       Property and equipment...............................          (104)
       Deferred tax impacts.................................         4,176
                                                                   -------
     Preliminary goodwill...................................       $ 5,067
                                                                   =======

  For purposes of the accompanying condensed pro forma combined financial statements, the number of shares of New Liberty Media Group Tracking Stock to be issued in the Merger assumes that the Liberty/Ventures Combination has been consummated. Such shares have been valued based on the weighted average market value of Liberty Media Group Tracking Stock a few days before and after the Merger was agreed to and announced. Liberty Media Group Tracking Stock was used to value New Liberty Media Group Tracking Stock to be issued in the Merger because the fair value of Liberty Media Group Tracking Stock is more readily determinable than the fair value of New Liberty Media Group Tracking Stock.

 (6) Represents the intercompany receivable from the TCI Group that will result from the Tax Sharing Agreement. The Tax Sharing Agreement will provide for the New Liberty Media Group to be entitled to the benefit of all of the net operating loss carryforwards available for federal income tax purposes to entities included in TCI's consolidated income tax return as of the date of the Merger. The pro forma adjustment is calculated by multiplying the TCI Group's estimated net operating loss carryforwards of $1,602 million at September 30, 1998 by an assumed income tax rate of 35%.

 (7) Represents the elimination of historical depreciation and amortization of $86 million and $138 million for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively, and the adjustment for new depreciation and amortization expense of $219 million and $315 million for the same periods, respectively, based upon the purchase price allocation. Such depreciation and amortization is based upon weighted average lives of 12.5 years for property and equipment and 30 years for intangible assets and other assets. Such adjustment does not reflect any change in depreciation or amortization methods.

 (8) Represents elimination of interest expense on certain debt to be repaid with a portion of the $5.5 billion cash proceeds.

 (9) Represents amortization of the excess of the New Liberty Media Group's investments in affiliates over the New Liberty Media Group's proportionate share of such affiliates' net assets. Such amortization is based upon a weighted average life of 20 years.

(10) Represents the estimated income tax effect of the pro forma adjustments.

(11) Reflects loss per common share assuming 585 million weighted average shares of New Liberty Media Group Tracking Stock were outstanding during the nine months ended September 30, 1998 and the year ended December 31, 1997. Such weighted average share amount assumes that the estimated number of shares of New Liberty Media Group Tracking Stock that would have been issued if the Merger and the Liberty/Ventures Combination had occurred on September 30, 1998 had been outstanding since January 1, 1997.

                       THE AT&T TRACKING STOCK AMENDMENT

GENERAL

  In connection with the Merger, AT&T is proposing to adopt the AT&T Tracking Stock Amendment. Approval of the AT&T Merger Proposal by AT&T shareholders will constitute approval of the AT&T Tracking Stock Amendment.

  The AT&T Tracking Stock Amendment would, among other things:

  . define the group--the "New Liberty Media Group"--that New Liberty Media
    Group Tracking Stock is intended to reflect. Following the Merger, the New Liberty Media Group will consist of all of the businesses conducted by the Liberty/Ventures Group after giving effect to the Liberty/Ventures Combination and the Asset Transfers;

  . define the group--the "AT&T Common Stock Group"--that AT&T Common Stock is intended to reflect. Following the Merger, the AT&T Common Stock Group will consist of all of the businesses conducted by AT&T and any of its subsidiaries, other than any businesses, assets and liabilities of the New Liberty Media Group after giving effect to the Asset Transfers;

  . establish the terms of the newly created classes of AT&T common stock:
    (a) New Liberty Media Group Class A Tracking Stock, consisting of 2.5 billion authorized shares and entitling the holders thereof to a vote per share equal to 1/10 of the vote per share of New Liberty Media Group Class B Tracking Stock, and (b) New Liberty Media Group Class B Tracking Stock, consisting of 250 million authorized shares and entitling the holders thereof to one vote per share (the same vote per share as AT&T Common Stock); and

  . provide that New Liberty Media Group Class B Tracking Stock may be issued only: (a) pursuant to the Merger Agreement, (b) upon conversion, exercise or exchange of certain convertible securities that were outstanding immediately following the Effective Time and were convertible, exercisable or exchangeable for New Liberty Media Group Class B Tracking Stock, (c) in a subdivision (by stock split or otherwise) of outstanding New Liberty Media Group Class B Tracking Stock, or (d) as a share distribution solely on a pro rata basis to existing holders of New Liberty Media Group Class B Tracking Stock made concurrently with an equivalent distribution of New Liberty Media Group Class A Tracking Stock, on a pro rata basis, to existing holders of New Liberty Media Group Class A Tracking Stock.

  The form of the proposed AT&T Tracking Stock Amendment is attached as Appendix B to this Proxy Statement/Prospectus and is incorporated herein by reference. Please read "Description of AT&T Capital Stock--AT&T Tracking Stock Amendment" for a more detailed description of the terms of New Liberty Media Group Tracking Stock.

SPECIAL CONSIDERATIONS RELATING TO THE ISSUANCE OF TRACKING STOCK AND THE
MERGER

  AT&T and TCI shareholders should consider the following factors, in addition to the other information contained elsewhere in this Proxy
Statement/Prospectus, in connection with the AT&T Merger Proposal, in the case of AT&T shareholders, and the TCI Merger Proposal, in the case of TCI shareholders (together, the "PROPOSALS").

 SHAREHOLDERS OF ONE COMPANY; FINANCIAL IMPACTS ON ONE GROUP COULD AFFECT THE OTHERS

  Notwithstanding the allocation of assets and liabilities (including contingent liabilities) and shareholders' equity between the AT&T Common Stock Group and the New Liberty Media Group for the purpose of preparing the respective financial statements of each group, the change in the capital structure of AT&T contemplated by the AT&T Tracking Stock Amendment will not affect the legal title to such assets or legal responsibility for such liabilities of AT&T or any of its subsidiaries.

  The AT&T Common Stock Group, on the one hand, and the New Liberty Media Group, on the other hand, will be subject to contractual restrictions designed to limit the impact of actions taken by one group on the other. See "Relationship between the AT&T Common Stock Group and the New Liberty Media Group." Nevertheless, holders of AT&T Common Stock and New Liberty Media Group Tracking Stock will each be common shareholders of AT&T and may be subject to risks associated with an investment in a single company and all of AT&T's businesses, assets and liabilities. Financial effects arising from any group that affect AT&T's consolidated results of operations or financial condition could, if significant, affect the combined results of operations or financial position of the other groups or the market price of the class of AT&T common stock relating to such other group. In addition, the incurrence of significant indebtedness by AT&T or one of its subsidiaries on behalf of a group, including indebtedness incurred or assumed in connection with acquisitions of or investments in businesses, including the Merger, would affect the credit ratings of AT&T and its subsidiaries and, therefore, could increase the borrowing costs of any other group and AT&T as a whole. Any net losses of the AT&T Common Stock Group or the New Liberty Media Group, and dividends or distributions on, or repurchases of, shares of AT&T Common Stock, New Liberty Media Group Tracking Stock or any shares of preferred stock, par value $1.00 per share, of AT&T ("AT&T PREFERRED STOCK"), will reduce the funds of AT&T legally available for payment of future dividends on AT&T Common Stock and New Liberty Media Group Tracking Stock. Accordingly, pro forma financial information of AT&T should be read in conjunction with the pro forma financial information of the New Liberty Media Group.

  If the Proposals are approved, AT&T will provide to holders of AT&T Common Stock and New Liberty Media Group Tracking Stock financial statements, management's discussion and analysis of financial condition and results of operations, business descriptions and other information for the AT&T Common Stock Group and the New Liberty Media Group. The financial statements of the New Liberty Media Group will reflect the financial position, results of operations and cash flows of the businesses and investments included therein. The pro forma financial statements for each of AT&T and the New Liberty Media Group are included in this Proxy Statement/Prospectus under "Unaudited Pro Forma Condensed Financial Information;" and the financial statements, management's discussion and analysis of financial condition and results of operations, business descriptions and other information for AT&T and the Liberty/Ventures Group are incorporated herein by reference. See "Summary-- Where You Can Find More Information."

 LIMITED SEPARATE SHAREHOLDER RIGHTS; NO ADDITIONAL RIGHTS WITH RESPECT TO THE GROUPS; EFFECTS ON VOTING POWER

  Under the Proposals, holders of New Liberty Media Group Tracking Stock and AT&T Common Stock will have only the rights specified in the AT&T Charter and the rights provided under New York law. These rights do not include direct voting rights in their corresponding group or any right to vote on matters as a separate class other than (a) with respect to New Liberty Media Group Tracking Stock, (1) under certain circumstances, in connection with the sale by AT&T of its equity investment in the New Liberty Media Group; (2) under certain circumstances, in connection with a merger, consolidation, reorganization or other transaction in or pursuant to which New Liberty Media Group Tracking Stock is converted, reclassified or changed into or otherwise exchanged for consideration; and (3) with respect to any amendment, alteration or repeal of any provision of the AT&T Charter that would increase or decrease the number of authorized shares of, or the par value of the shares of, New Liberty Media Group Tracking Stock or would adversely alter or change the powers, preferences, privileges or special rights of New Liberty Media Group Tracking Stock (see "Description of AT&T Capital Stock--AT&T Tracking Stock Amendment-- Voting Rights"), and (b) as required by the New York Business Corporation Law (the "NYBCL"). Separate meetings for the holders of New Liberty Media Group Tracking Stock will not be held.

  When a vote is taken on any matter as to which all common shares of AT&T are voting together as one class, any class of such AT&T common stock that is entitled to more than the number of votes required to approve such matter will be in a position to control the outcome of the vote on such matter. Holders of New Liberty Media Group Class A Tracking Stock will be entitled to 1/10 of a vote per share, while holders of

AT&T Common Stock and New Liberty Media Group Class B Tracking Stock will be entitled to one vote per share. As discussed below, certain matters on which holders of AT&T Common Stock and New Liberty Media Group Tracking Stock would vote together as a single class could involve a divergence or the appearance of a divergence of interests between the holders of AT&T Common Stock and New Liberty Media Group Tracking Stock.

 POTENTIAL DIVERGING INTERESTS

  General. The existence of separate classes of AT&T common stock could give rise to occasions when the interests of the holders of AT&T Common Stock and/or New Liberty Media Group Tracking Stock diverge or appear to diverge. Examples include determinations by the AT&T Board to:

  . pay or omit the payment of dividends on AT&T Common Stock or New Liberty
   Media Group Tracking Stock;

  . approve certain dispositions of assets attributed to a group; and

  . make operational and financial decisions with respect to one group that could be considered to be detrimental to the other group.

  When making decisions with regard to matters that create potential diverging interests, the AT&T Board will act in accordance with the terms of the AT&T Charter, the Policy Statement and the Inter-Group Agreement, each as described under "Relationship between the AT&T Common Stock Group and the New Liberty Media Group," to the extent applicable, and its fiduciary duties, which require the AT&T Board to consider the impact of such decisions on all shareholders. See "--Fiduciary Duties of the AT&T Board." The AT&T Board could also from time to time refer to the Capital Stock Committee matters involving such conflict issues and have the Capital Stock Committee report to the AT&T Board on such matters or decide such matters to the extent permitted by the AT&T By-Laws and applicable law.

  No Assurance of Payment of Dividends. The AT&T Board currently pays a cash dividend on AT&T Common Stock equal to $0.33 per share per quarter. Determinations as to the future dividends on AT&T Common Stock and New Liberty Media Group Tracking Stock will be based primarily upon the financial condition, results of operations and business requirements of the relevant group and AT&T as a whole. In addition, the AT&T Charter places certain limitations on AT&T's ability to pay dividends as we describe under "Description of AT&T Capital Stock--AT&T Tracking Stock Amendment--Dividends." Also, in connection with the Merger, the AT&T Board will adopt a dividend policy statement with respect to New Liberty Media Group Tracking Stock that will generally provide dividends and distributions received by a member of the AT&T Common Stock Group from a member of the New Liberty Media Group will be distributed to the holders of New Liberty Media Group Tracking Stock, subject to the limitations in the AT&T Charter. This dividend policy may be amended, modified or rescinded only by the unanimous consent of the AT&T Board. See "Relationship between the AT&T Common Stock Group and the New Liberty Media Group--Policy Statement--Dividend Policy."

  Subject only to the limitations we describe in the preceding paragraph, the AT&T Board reserves the right to declare and pay dividends on AT&T Common Stock and New Liberty Media Group Tracking Stock in any amount, and could, in its sole discretion, declare and pay dividends exclusively on AT&T Common Stock or exclusively on New Liberty Media Group Tracking Stock or both, in equal or unequal amounts, notwithstanding the relative available dividend amounts, the amount of prior dividends declared on each class, the respective voting or liquidation rights of each class or any other factor. In addition, net losses of any group or dividends and distributions on, and repurchases of any class of AT&T common stock or AT&T Preferred Stock would reduce the assets of AT&T legally available for future dividends on AT&T Common Stock and New Liberty Media Group Tracking Stock. See "Description of AT&T Capital Stock--AT&T Tracking Stock Amendment--Dividends."

  Dispositions of Group Assets. Assuming the assets attributed to any group represent less than substantially all of the properties and assets of AT&T, the AT&T Board could, in its sole discretion and without shareholder approval, approve sales and other dispositions of any amount of the properties and assets attributed to a group because the NYBCL requires shareholder approval only for a sale or other disposition of all or substantially all of the properties and assets of the entire company. With respect to the New Liberty Media Group, the AT&T Charter will require the separate class approval of New Liberty Media Group Tracking Stock for a sale or transfer generally by AT&T of its equity interest in the New Liberty Media Group or a grant of a pledge or other security interest in the capital stock of the New Liberty Media Group. See "Description of AT&T Capital Stock--AT&T Tracking Stock Amendment--Voting Rights." Covered Dispositions of AT&T's equity interest in the New Liberty Media Group are also subject to certain restrictions contained in the Inter-Group Agreement. See "Relationship between the AT&T Common Stock Group and the New Liberty Media Group." The proceeds from any such Covered Disposition would be assets attributed to such group and used for its benefit. In addition, shareholders of AT&T, regardless of the number and proportion of shares they may hold in any particular group, will not be able to compel the sale or other disposition of property or assets attributed to such group. Under New York law, the AT&T Board, in its sole discretion and without shareholder approval, could decline to dispose of assets of a group despite the request of a majority of the holders of the tracking stock designed to track the assets and business of such group.

  Subject to certain exceptions set forth in the AT&T Charter, in the event of a Disposition of all or substantially all of the properties and assets of the New Liberty Media Group, which is defined as 80% or more on a current market value basis, the AT&T Charter generally requires AT&T to do one of the following: pay a dividend to holders of New Liberty Media Group Tracking Stock in an amount equal to the net proceeds of such Disposition and/or, to the extent that the New Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in such amount, redeem all of, or, in the case of a Disposition of substantially all, but less than all, of the properties and assets of such group, redeem pro rata, the outstanding shares of New Liberty Media Group Tracking Stock in an amount equal to the net proceeds of such Disposition. For a discussion of these provisions, see "Description of AT&T Capital Stock--AT&T Tracking Stock Amendment--Redemption--Mandatory Dividend or Redemption in Case of a Disposition of New Liberty Media Group Assets." AT&T's Charter will not require the AT&T Board to select the option that would result in the distribution with the highest value to the holders of the relevant class of AT&T common shares. In such a circumstance, the AT&T Board will select an option based upon its good faith business judgment that such option is in the best interests of AT&T and all of its shareholders. See "--Fiduciary Duties of the AT&T Board."

  Operational and Financial Decisions. The AT&T Board could, in its sole discretion, but subject to the terms of the Inter-Group Agreement, from time to time, make operational and financial decisions or implement policies that affect disproportionately the businesses of the AT&T Common Stock Group and the New Liberty Media Group, such as the allocation of financing opportunities in the public markets and the allocation of business opportunities, resources and personnel that may be suitable for one or both groups. Any such decision may favor one group at the expense of the other. For example, the decision to obtain funds for one group may adversely affect the ability of the other group to obtain funds sufficient to implement its growth strategies. In addition, the increasing overlap between the businesses of the groups as a result of regulatory changes and technological advancements will make such operational and financial decisions more difficult. All such decisions will be made by the AT&T Board in its good faith business judgment or in accordance with procedures and policies adopted by the AT&T Board from time to time, including the policies set forth in the Policy Statement, to ensure that such decisions will be made in a manner consistent with the best interests of AT&T and its shareholders.

 FIDUCIARY DUTIES OF THE AT&T BOARD

  Although AT&T is not aware of any legal precedent under New York law involving the fiduciary duties of directors of corporations having two or more classes of common stock, or separate classes or series of capital stock, principles of Delaware law established in cases involving differing treatment of two classes of capital stock or two groups of holders of the same class of capital stock provide that a board of directors owes an

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

equal duty to all shareholders regardless of class or series. Under these principles of Delaware law and the related principle known as the "business judgment rule," absent abuse of discretion, a good faith business decision made by a disinterested and adequately informed board of directors, or a committee thereof, with respect to any matter having a disparate impact upon holders of AT&T Common Stock or New Liberty Media Group Tracking Stock would be a defense to any challenge to such determination made by or on behalf of the holders of any class of AT&T common shares. Nevertheless, a New York court hearing a case involving such a challenge may decide to apply principles of New York law different from the principles of Delaware law discussed above.

 FINANCING OF OPERATIONS

  If the AT&T Tracking Stock Amendment is adopted, all debt incurred or preferred stock issued by AT&T and its subsidiaries following the issuance of New Liberty Media Group Tracking Stock would be specifically attributed to and reflected in the financial statements of the group that includes the entity for whose benefit the debt is incurred or the preferred stock issued. Any debt or preferred stock obligations of the New Liberty Media Group, existing or to be issued, would be without recourse to the AT&T assets that exist outside of the New Liberty Media Group. Any debt or preferred stock obligations of the AT&T Common Stock Group, existing or to be issued, would be without recourse to the AT&T assets that exist outside of the AT&T Common Stock Group. The cash investment and financing needs and operations of the New Liberty Media Group would be managed independently of AT&T's general cash investment and financing program, with the restriction that debt incurrence would not be permitted to exceed 25% of the New Liberty Media Group's total market capitalization if such excess would adversely affect the credit rating of AT&T.

 LIMITATIONS ON POTENTIAL UNSOLICITED ACQUISITIONS

  If either of the AT&T Common Stock Group or the New Liberty Media Group were a stand-alone corporation, any person interested in acquiring such corporation without negotiation with AT&T's management could seek control of the outstanding stock of such corporation by means of a tender offer or proxy contest. A person interested in acquiring either such group without negotiation with AT&T's management would, however, still be required to seek control of the voting power represented by all of the outstanding capital stock of AT&T entitled to vote on such acquisition, including the class of AT&T common stock related to the other group. See "--Limited Separate Shareholder Rights; No Additional Rights with Respect to the Groups; Effects on Voting Power."

 POTENTIAL EFFECTS OF POSSIBLE DISPOSITION OF ASSETS ATTRIBUTED TO THE NEW LIBERTY MEDIA GROUP

  The terms of New Liberty Media Group Tracking Stock provide that, upon a Disposition of all or substantially all of the properties and assets of the New Liberty Media Group, AT&T would be required, subject to certain exceptions, either to pay a dividend on or redeem outstanding shares of New Liberty Media Group Tracking Stock. If the New Liberty Media Group were a separate independent company and its shares were acquired by another person, certain costs of such Disposition, including corporate-level taxes, might not be payable in connection with such an acquisition. As a result, the consideration that would be received by shareholders of such separate independent company in connection with such an acquisition might be greater than the value of the net proceeds that would be received by holders of New Liberty Media Group Tracking Stock if the assets attributed to such group were sold. In addition, no assurance can be given that the net proceeds per share of New Liberty Media Group Tracking Stock to be received in connection with a Disposition of all of the assets attributed to such group will be equal to or greater than the market value per share of New Liberty Media Group Tracking Stock prior to or after announcement of such Disposition. See "Description of AT&T Capital Stock--AT&T Tracking Stock Amendment--Redemption--Mandatory Dividend or Redemption in Case of a Disposition of New Liberty Media Group Assets."


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

 NO ASSURANCE AS TO MARKET PRICE

  The market price of AT&T Common Stock and New Liberty Media Group Tracking Stock will be determined in the trading markets, and could be influenced by many factors, including the consolidated results of AT&T, as well as the performance of the AT&T Common Stock Group and the New Liberty Media Group, investors' expectations for AT&T as a whole and for the AT&T Common Stock Group and the New Liberty Media Group, the regulatory environment, trading volume, share issuances and repurchases, and general economic and market conditions. There can be no assurance that investors will assign a value to AT&T Common Stock and New Liberty Media Group Tracking Stock based on the reported financial results and prospects of the AT&T Common Stock Group or the New Liberty Media Group, respectively, or the dividend policies established by the AT&T Board with respect to such class of AT&T common stock. Accordingly, financial effects of the AT&T Common Stock Group and/or the New Liberty Media Group that affect AT&T's consolidated results of operations or financial condition could affect the market price of shares of AT&T Common Stock and/or New Liberty Media Group Tracking Stock.

 THE EFFECT OF STOCK PRICE FLUCTUATIONS ON THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF TCI GROUP TRACKING STOCK IN THE MERGER; FIXED EXCHANGE RATIOS; NO ASSURANCE AS TO VALUE

  The relative prices of shares of AT&T Common Stock and TCI Group Tracking Stock at the Effective Time may vary significantly from the prices as of the date of execution of the Merger Agreement, the date hereof or the date of the Special Meetings. These variances may be due to changes in the businesses, operations, results and prospects of AT&T or the TCI Group, the effect of any conditions or restrictions imposed on or proposed with respect to the combined companies by regulatory agencies in connection with or following consummation of the Merger, general market and economic conditions, and other factors. The TCI Group Exchange Ratios are fixed, and no adjustments will be made thereto in the case of any such fluctuations in the market price of AT&T Common Stock or TCI Group Tracking Stock, which fluctuations may be substantial.

  The Merger Agreement contemplates the exchange of Liberty/Ventures Group Tracking Stock for New Liberty Media Group Tracking Stock (or, if the Liberty/Ventures Combination has not occurred prior to the Merger, of Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock for New Liberty Media Group Tracking Stock). No formal estimate has been made, however, of the relative value of the stock to be exchanged, and no assurance can be given that the market will assign a value to New Liberty Media Group Tracking Stock received in such exchange that will be identical to the value of Liberty/Ventures Group Tracking Stock (or, if applicable, Liberty Media Group Tracking Stock or TCI Ventures Group Tracking Stock) prior to such exchange.

 MANAGEMENT OF THE NEW LIBERTY MEDIA GROUP

  Following the Merger, all of the equity interests in the New Liberty Media Group will be owned by AT&T; however, a majority of the members of the Liberty Board will be individuals designated by TCI prior to the Merger. Pursuant to the Liberty Charter Documents, such individuals will continue to constitute a majority of the members of the Liberty Board until at least 2006. Under Delaware law, the business of a corporation is managed by its board of directors. Thus, although AT&T will own all of the equity interests in the New Liberty Media Group and, initially, all of the common stock of Liberty Media Corporation, the incumbent directors of Liberty Media Corporation at the Effective Time (and their successors) will be able to control most aspects of the day-to-day business of Liberty Media Corporation and its subsidiaries following the Merger. See "The Proposed Transactions--Interests of Certain Persons in the Transactions--Management of the New Liberty Media Group."

  In addition, upon the occurrence of a Triggering Event, subject to the terms and conditions of the Contribution Agreement, all of the assets of Liberty Media Corporation will be contributed to Liberty Media Group LLC, substantially all of the equity interests of which are owned by AT&T, unless the Triggering Event is waived by Liberty Management LLC. Liberty Management LLC, the equity interests of which are owned by certain current officers of Liberty Media Corporation, will own the remaining equity interests in Liberty Media Group LLC and will be the sole manager of Liberty Media Group LLC.

  As a result of these arrangements, management of Liberty Media Corporation will be able to exercise control over the management of the business of the New Liberty Media Group following the Merger. This means that, subject to its fiduciary duties to AT&T and any other shareholders of Liberty Media Corporation, and to the obligations the Inter-Group Agreement, the Liberty Board, a majority of which will be individuals designated by TCI prior to the Merger, may under Delaware law operate Liberty Media Corporation in any manner that it determines to be in the best interests of Liberty Media Corporation, although such interests may differ from the interests of AT&T or the holders of New Liberty Media Group Tracking Stock. For example, subject to these duties and obligations, the Liberty Board may: (1) set management compensation, (2) issue shares of stock of Liberty Media Corporation, including preferred shares,
(3) repurchase securities, including securities owned by officers or directors of Liberty Media Corporation, (4) cause Liberty Media Corporation to engage in businesses and activities that compete directly with AT&T, or (5) cause Liberty Media Corporation to pursue business opportunities that may also be of interest to AT&T. See "Risk Factors Relating to the Merger--The Board of Directors of Liberty Media Corporation, a Majority of Which Will Be Individuals Designated by TCI Prior to the Merger, Has the Power to Take Actions that May Not Be in the Best Interests of AT&T or Holders of New Liberty Media Group Tracking Stock" and "--The Board of Directors of Liberty Media Corporation May Have No Fiduciary Duties to Holders of New Liberty Media Tracking Stock."

  Certain other corporations that will be attributed to the New Liberty Media Group but which are not subsidiaries of Liberty Media Corporation will have governance arrangements similar to those of Liberty Media Corporation described above. Moreover, the various transaction agreements to be entered into between AT&T and Liberty Media Corporation prior to the Merger will provide the New Liberty Media Group with a level of financial and operational separation from AT&T, certain access rights to AT&T's cable networks and certain rights enabling it to finance its operations separately from those of AT&T, except as otherwise set forth in any Intercompany Agreement. See "Relationship between the AT&T Common Stock Group and the New Liberty Media Group."

 POTENTIAL REDEMPTION OF NEW LIBERTY MEDIA GROUP TRACKING STOCK

  Pursuant to the AT&T Tracking Stock Amendment, under certain circumstances, AT&T may redeem all of the outstanding shares of New Liberty Media Group Tracking Stock in exchange for shares of the common stock of one or more AT&T subsidiaries that hold all of the assets and liabilities of the New Liberty Media Group and that hold no other material assets or liabilities. If AT&T chooses to redeem such shares of New Liberty Media Group Tracking Stock, there can be no assurance that the market value of the common stock received in such redemption will not be less than the market value of the New Liberty Media Group Tracking Stock so redeemed. See "Description of AT&T Capital Stock--AT&T Tracking Stock Amendment--Redemption."

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

                RELATIONSHIP BETWEEN THE AT&T COMMON STOCK GROUP
                        AND THE NEW LIBERTY MEDIA GROUP

  The description of the Capital Stock Committee and the Policy Statement set forth below does not purport to be complete and is qualified in its entirety by reference to the By-Law Amendment and the Policy Statement, copies of which are attached as Appendix C to this Proxy Statement/Prospectus and incorporated herein by reference. All shareholders are urged to read them in their entirety.

CAPITAL STOCK COMMITTEE

  At the Effective Time, AT&T will amend the AT&T By-Laws (the "BY-LAW AMENDMENT") to establish the Capital Stock Committee of the AT&T Board to oversee the interaction between the businesses of the AT&T Common Stock Group (including the TCI Group) and the New Liberty Media Group following the Merger. The Capital Stock Committee shall consist of three members, which will initially be Dr. Malone and two directors who are not current or former officers or employees of AT&T or current or former officers, directors or employees of any of its affiliates, or otherwise affiliated with AT&T (other than as members of the AT&T Board or any other committee thereof). The By-Law Amendment provides that the AT&T Board shall delegate to the Capital Stock Committee authority to:

  . interpret, make determinations under, and oversee the implementation of the policies set forth in the Policy Statement Regarding New Liberty Media Group Tracking Stock Matters (the "POLICY STATEMENT") described under "--Policy Statement."

  . to the extent permitted by law, take all actions required to be taken by the AT&T Board in connection with authorization of the issuance of shares of New Liberty Media Group Tracking Stock.

POLICY STATEMENT

  In connection with the Merger, AT&T will, effective at the Effective Time, adopt the Policy Statement, which AT&T intends to follow.

 GENERAL POLICY

  The AT&T Board has determined that all material matters in which holders of AT&T Common Stock and New Liberty Media Group Tracking Stock may have divergent interests will be resolved in a manner that is in the best interests of AT&T and all of its common shareholders after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of AT&T common stock. Pursuant to the Policy Statement, the relationship between the AT&T Common Stock Group and the New Liberty Media Group and the means by which the terms of any material transaction between them will be determined will be governed by a process of fair dealing.

 CAPITAL STOCK COMMITTEE

  The Capital Stock Committee shall have authority to interpret, make determinations under, and oversee the implementation of the Policy Statement.

 FIDUCIARY DUTIES

  The Policy Statement provides that, in making any and all determinations in connection with the Policy Statement, either directly or by appropriate delegation of authority, the members of the Capital Stock Committee will act in accordance with their fiduciary duties as members of the AT&T Board.


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

 DIVIDEND POLICY

  The Policy Statement sets forth the AT&T Board's dividend policy as it relates to New Liberty Media Group Tracking Stock. The Policy Statement provides that the cash dividend policy will be to distribute, subject to the limitations in the AT&T Charter, any dividends received by AT&T from an entity included in the New Liberty Media Group in respect of AT&T's interest in such entity directly to the holders of New Liberty Media Group Tracking Stock. The Policy Statement further establishes that it is the AT&T Board's intention, subject to the limitations in the AT&T Charter, to distribute as a dividend directly to the holders of New Liberty Media Group Tracking Stock, the amount and type of any non-cash dividend received by AT&T from an entity included in the New Liberty Media Group in respect of AT&T's interest in such entity.

 FINANCIAL REPORTING

  The Policy Statement provides that, as long as New Liberty Media Group Tracking Stock is outstanding, AT&T will prepare and include in its filings with the SEC consolidated financial statements of AT&T and combined financial statements of the New Liberty Media Group.

 AMENDMENT AND MODIFICATION TO THE POLICY STATEMENT

  The Policy Statement, including any resolution implementing the provisions of the Policy Statement, may be amended, modified or rescinded at any time and from time to time by the AT&T Board. The AT&T Board may also adopt additional or other policies or make exceptions to the application of the policies set forth in the Policy Statement, all as the AT&T Board may determine, consistent with its fiduciary duties to AT&T and all of its shareholders. Notwithstanding the foregoing, the policies described above under "--Dividend Policy" may be amended, modified or rescinded only by the unanimous consent of the AT&T Board.

AGREEMENTS BETWEEN THE AT&T COMMON STOCK GROUP AND THE NEW LIBERTY MEDIA GROUP

 INTER-GROUP AGREEMENT

  At the Effective Time, AT&T and Liberty Media Corporation will enter into the Inter-Group Agreement, the terms of which are attached as an exhibit to the Registration Statement and incorporated herein by reference. The following is a description of the material terms of such Inter-Group Agreement.

  Obligations; Corporate Opportunities; Trademarks. The Inter-Group Agreement provides that the AT&T Common Stock Group, on the one hand, and the New Liberty Media Group, on the other hand, will have no obligations or responsibilities to one another to provide financial support to, offer corporate opportunities to or otherwise assist, one another, except as set forth in any Intercompany Agreement. Without limiting the generality of the foregoing, neither the AT&T Common Stock Group nor the New Liberty Media Group will have any rights to any trade names, trademarks, service marks or other intellectual property rights of the other group, except as expressly set forth in any Intercompany Agreements.

  Indebtedness. The Inter-Group Agreement provides that neither the New Liberty Media Group, on the one hand, nor the AT&T Common Stock Group, on the other hand, will incur any debt or other obligation (including any preferred equity obligation) that has or purports to have recourse to any member, or to the assets of any member, of the other group. The Inter-Group Agreement also provides that, except for any Intercompany Agreements, no member of the New Liberty Media Group or the AT&T Common Stock Group will enter into any agreement, or incur any other liability or obligation, that binds or purports to bind or impose any liabilities or obligation on any member of the other group. In addition, AT&T will not create, authorize or issue any AT&T Preferred Stock attributed to the New Liberty Media Group without the consent of the Liberty Board.

  In addition to the foregoing, the New Liberty Media Group will not incur any debt, other than the refinancing of debt without any increase in amount, that would cause the total indebtedness of the New Liberty Media Group at any time to be in excess of 25% of the total market capitalization of New Liberty Media

Group Tracking Stock if such excess debt, whether incurred before or after the Merger, would adversely affect the credit rating of AT&T. Prior to incurring any debt such that its total debt would be in excess of such amount, the New Liberty Media Group will consult with AT&T and, if requested by AT&T, with one or more nationally recognized credit rating agencies, to determine if such debt would adversely affect the credit rating of AT&T.

  Liabilities; Allocation of Certain Expenses; Indemnification. The Inter-Group Agreement provides that the New Liberty Media Group, on the one hand, and the AT&T Common Stock Group, on the other hand, will be responsible for all claims, obligations, liabilities and costs arising from such group's operations and businesses, including, without limitation, (a) all obligations to such group's employees, (b) all liabilities relating to actions taken by such group's officers and employees, and (c) all liabilities relating to information publicly disclosed by such group or information provided by such group for inclusion in any such public disclosure, whether arising before, on or after the Closing Date. Without limiting the generality of the foregoing, the New Liberty Media Group will be responsible for any claims relating to:

  . the transfer of assets between the Liberty Media Group and the TCI
   Ventures Group;

  . the exchange of TCI Ventures Group Tracking Stock for Liberty Media Group
   Tracking Stock or, if applicable, the relative Liberty Media Group Exchange Ratios and TCI Ventures Group Exchange Ratios; and

  . the amended and restated Liberty Charter Documents, the charter documents of certain other members of the Liberty Media Group, Liberty Media Group LLC and any agreements between Liberty Media Group LLC and any member of the New Liberty Media Group.

  The TCI Group will be responsible for TCI's legal, financial advisory and accounting fees and printing expenses, in each case, incurred in connection with the Merger Agreement and the Merger. Each of the New Liberty Media Group and the AT&T Common Stock Group will indemnify the other group, and hold the other group, harmless against all claims, liabilities, losses and expenses, including attorneys' fees, allocated to the indemnifying group pursuant to the foregoing.

  Allocation of Corporate Overhead Expenses. The Inter-Group Agreement provides that the AT&T Common Stock Group will not allocate general overhead expenses to the New Liberty Media Group, except to the extent that the New Liberty Media Group receives specific services pursuant to services agreements or similar arrangements between the AT&T Common Stock Group and the New Liberty Media Group and except for any allocable share of AT&T's annual audits. The Inter-Group Agreement further provides that the AT&T Common Stock Group and the New Liberty Media Group will cooperate with each other with respect to common functions, such as tax reporting and financial reporting.

  Stock Issuances. The Inter-Group Agreement governs Liberty Media Corporation's ability to issue stock. It provides that Liberty Media Corporation may issue additional shares of its common stock and may authorize and issue shares of one or more series of its preferred stock, in any such case, only if, after giving effect to such issuance, Liberty Media Corporation would remain a Qualifying Subsidiary. The Inter-Group Agreement provides that the proceeds of any issuance of New Liberty Media Group Tracking Stock will be contributed to Liberty Media Corporation. As defined in the AT&T Charter, a "QUALIFYING SUBSIDIARY" of a person means a subsidiary of such person in which such person's ownership and voting interest is sufficient to satisfy the ownership and voting requirements of the Code and the regulations thereunder for a distribution of such person's interest in such subsidiary to the holders of New Liberty Media Group Class A Tracking Stock and New Liberty Media Group Class B Tracking Stock (or such securities into which the same may have been converted, reclassified or changed or for which they may have been exchanged) to be tax free to such holders. Thus, in order to retain its status as a Qualifying Subsidiary, Liberty Media Corporation will not be permitted to issue shares if such issuance would result in neither AT&T nor a subsidiary of AT&T owning at least 80% of the total combined voting power of all classes of stock of Liberty Media Corporation entitled to vote and at least 80% of the total number of all other classes of shares of Liberty Media Corporation.


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

  Redemptions of New Liberty Media Group Tracking Stock. The Inter-Group Agreement provides that, if AT&T redeems the outstanding New Liberty Media Group Tracking Stock for stock of a Qualifying Subsidiary that holds all of the assets and liabilities of the New Liberty Media Group and holds no other material assets and liabilities as permitted by the AT&T Charter under circumstances where, generally, the assets and liabilities of the New Liberty Media Group are held by one or more subsidiaries included in the New Liberty Media Group and the redemption would be tax free to holders of New Liberty Media Group Tracking Stock, as described more fully under "Description of AT&T Capital Stock--AT&T Tracking Stock Amendment--Redemption--Redemption in Exchange for Stock of Qualifying Subsidiaries:"

  . the provisions of the Liberty Charter Documents or other organizational or constituent instruments of Liberty Media Corporation (or any other member of the New Liberty Media Group) will no longer contain any provisions relating to the election of directors, including, without limitation, provisions relating to the term and removal of directors, or relating to any other matter that could reasonably be expected to impair the ability of a third party to seek control of such entity that are more restrictive than any provision contained in the TCI Charter and the TCI By-Laws as of the date of the Merger Agreement;

  . no Triggering Event shall thereafter occur; and

  . in the event that a Triggering Event has occurred, Liberty Media Group
   LLC will be automatically dissolved.

  In connection with such redemption, AT&T will, to the extent practicable, reclassify the stock of such Qualifying Subsidiary into two series of common stock that are substantially equivalent in all respects except for differences in their relative voting rights and related differences in designation, conversion and share distribution provisions, provided that such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions between New Liberty Media Group Class A Tracking Stock and New Liberty Media Group Class B Tracking Stock, with the holders of shares of New Liberty Media Group Class B Tracking Stock receiving the class having the higher relative voting rights. Further, such Qualifying Subsidiary would agree that, if the holders of certain existing notes that following the Merger will be exchangeable for both AT&T Common Stock and New Liberty Media Group Tracking Stock elect to exercise their exchange rights following such redemption, such Qualifying Subsidiary will deliver any consideration required to be paid upon such exchange in respect of its capital stock in accordance with the terms of such notes, and, if the performance of such obligation results in a tax liability to AT&T or the obligor on such notes, such Qualifying Subsidiary will bear 40% of such liability.

  Sprint PCS Investment. The Inter-Group Agreement gives the New Liberty Media Group, subject to certain exceptions, the sole and exclusive and irrevocable power to direct the disposition of the New Liberty Media Group's investment in Sprint PCS Stock, and, following any such disposition, the sole rights to direct the application of the proceeds of such disposition.

  Financial Reporting. The Inter-Group Agreement repeats the financial reporting obligation of AT&T set forth in the Policy Statement. See "--Policy Statement--Financial Reporting."

  Additional AT&T Covenants Relating to the New Liberty Media Group. Pursuant to the Inter-Group Agreement, AT&T generally agrees that it will not, and will not permit any member of the AT&T Common Stock Group to, directly or indirectly:

  . sell, transfer, dispose of or otherwise convey, whether by merger, consolidation, sale or contribution of assets or stock, or otherwise, any direct or indirect equity interest of AT&T in Liberty Media Corporation or Liberty Media Group LLC;

  . issue any indebtedness secured by, or pledge or grant a lien, security interest or other encumbrance on, any direct or indirect equity interest of AT&T in Liberty Media Corporation or Liberty Media Group LLC; or

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

  . create any derivative instrument whose value is based on any direct or indirect equity interest of AT&T in Liberty Media Corporation or Liberty Media Group LLC;

provided, however, that the foregoing will not apply to:

  . any of the foregoing approved by the Liberty Board prior to the occurrence of a Triggering Event or approved by Liberty Management LLC after the occurrence of a Triggering Event;

  . AT&T's issuance or sale of its own securities, other than indebtedness secured by any direct or indirect equity interest of AT&T in the Liberty Media Corporation or Liberty Media Group LLC and other than any derivative instrument whose value is based on any direct or indirect equity interest of AT&T in Liberty Media Corporation or Liberty Media Group LLC; or

  . AT&T's participation in any merger, consolidation, exchange of shares or other business combination transaction in which AT&T, or its successors, continues immediately following such transaction to hold the same interest in the business, assets and liabilities comprising the New Liberty Media Group that it held immediately prior to such transaction, other than as a result of any action by Liberty Media Corporation or any other person included in the New Liberty Media Group.

 LIBERTY INTERCOMPANY AGREEMENT

  At the Effective Time, TCI, on behalf of the TCI Group, and the appropriate subsidiaries of TCI, on behalf of the New Liberty Media Group, will enter into one or more agreements (the "INTERCOMPANY AGREEMENTS"), the terms of which are attached as an exhibit to the Registration Statement and incorporated herein by reference. The following is a description of the material terms of such Intercompany Agreements.

  Preferred Vendor Status. Liberty Media Corporation will be granted preferred vendor status with respect to access, timing and placement of new programming services. This means that AT&T will use its reasonable efforts to provide digital basic distribution of new services created by Liberty Media Corporation and its affiliates, on mutual "most favored nation" terms and conditions and otherwise consistent with industry practices, subject to the programming meeting standards that are consistent with the type, quality and character of AT&T's cable services as they may evolve over time.

  Pending TCI Agreements. The TCI Group and the Liberty Media Group (including its programming affiliates) have agreed upon certain terms of pending agreements for the carriage of specified services for New Odyssey, the Telemundo Network, The Box service offered by TCI Music, Inc., Canales n, Prevue Interactive Guide, Court TV and Fox Sports Chicago.

  Liberty Media Corporation Affiliation Agreements. AT&T will agree to extend any existing affiliation agreement of Liberty Media Corporation and its affiliates that expires in the first five years following the Effective Time to a date of not less than 10 years following the Effective Time, provided that most favored nation terms are offered and the arrangements are consistent with industry practice.

  Interactive Video Services. AT&T will enter into arrangements with Liberty Media Corporation for interactive video services under one of the two arrangements described below, at the election of AT&T:

  . Pursuant to a five-year arrangement, renewable for an additional four-year period on then-current most favored nation terms, AT&T will make available to Liberty Media Corporation capacity equal to one 6 megahertz channel (in digital form and including interactive enablement, first screen access and hot links to relevant Web sites--all to the extent implemented by AT&T cable systems) to be used for interactive, category-specific video channels that will provide entertainment, information and merchandising programming. Nothing set forth in the preceding sentence shall compel AT&T to disrupt other programming or other channel arrangements. The suite of services will be accessible through advanced set top devices or boxes deployed by AT&T, except that, unless specifically addressed in a mutually acceptable manner, AT&T will have no obligation to deploy set top devices or boxes of a

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   type, design or cost materially different from that it would otherwise have deployed. The content categories may include, among others, music, travel, health, sports, books, personal finance, automotive, home video sales and games.

  . AT&T may enter into one or more mutually agreeable ventures with Liberty
   Media Corporation for the interactive video services described in the first sentence of the preceding paragraph. Such ventures will be structured as 50/50 ventures for a reasonable commercial term and provide that AT&T and Liberty Media Corporation will not provide interactive services in the category(s) of interactive video services provided through the ventures for the duration of such term other than the joint venture services in the applicable categories. When the distribution of such interactive video services occurs through a venture arrangement, AT&T will share in the revenue and expense of the provision of such interactive services pro rata to its ownership interest in lieu of the commercial arrangements described in the preceding paragraph. At the third anniversary of the formation of any such venture, AT&T may elect to purchase the ownership interest of Liberty Media Corporation in such venture at fair market value. The parties will endeavor to make such transaction, if any, tax efficient to Liberty Media Corporation.

                       DESCRIPTION OF AT&T CAPITAL STOCK

  The following description of certain terms of the capital stock of AT&T does not purport to be complete and is qualified in its entirety by reference to the AT&T Charter and the AT&T Tracking Stock Amendment, a copy of which is attached as Appendix B to this Proxy Statement/Prospectus. For more information as to how you can obtain the AT&T Charter, see "Summary--Where You Can Find More Information."

GENERAL

  The AT&T Charter currently provides that AT&T is authorized to issue 6.1 billion shares of capital stock, consisting of 6 billion shares of AT&T Common Stock and 100 million shares of AT&T Preferred Stock. As of January 1, 1999, 1,753,579,504 shares of AT&T Common Stock and no shares of AT&T Preferred Stock were issued and outstanding.

  If the AT&T Merger Proposal is approved and the Merger is consummated, AT&T will increase the number of its authorized common shares. See "--AT&T Tracking Stock Amendment--General." The authorized number of shares of AT&T Preferred Stock will remain unchanged under the AT&T Tracking Stock Amendment.

AT&T COMMON STOCK

  The holders of AT&T Common Stock are entitled to one vote for each share on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the AT&T Board with respect to any series of AT&T Preferred Stock, the holders of such shares possess all voting power. The AT&T Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of AT&T Preferred Stock created by the AT&T Board from time to time, the holders of AT&T Common Stock are entitled to such dividends as may be declared from time to time by the AT&T Board from funds available therefor, and, upon liquidation, will be entitled to receive pro rata all assets of AT&T available for distribution to such holders.

  If the AT&T Merger Proposal is approved and the Merger is consummated, the AT&T Charter will be amended to create New Liberty Media Group Tracking Stock and to make other changes in the AT&T Charter relating to the creation of a separate class of AT&T common shares as described under "--AT&T Tracking Stock Amendment."


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

AT&T PREFERRED STOCK

  AT&T Preferred Stock may be issued from time to time in one or more series. All shares of AT&T Preferred Stock of all series will rank equally and be identical in all respects, except that the AT&T Board is authorized to fix the number of shares in each series, the designation thereof, and, subject to the provisions of Article Third of the AT&T Charter, the relative rights, preferences and limitations of each series and the variations in such rights, preferences and limitations as between series and specifically is authorized to fix with respect to each series:

  . the dividend rate on the shares of such series and the date or dates from which dividends will be cumulative;

  . the times when, the prices at which, and all other terms and conditions upon which, shares of such series will be redeemable;

  . the amounts that the holders of shares of such series will be entitled to receive upon the liquidation, dissolution or winding up of AT&T, which amounts may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates;

  . whether or not the shares of such series will be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which such purchase, retirement or sinking fund will be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of the said fund or funds;

  . whether or not the shares of such series will be convertible into or exchangeable for shares of any other class or series or for any class of common shares and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

  . the restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase or other acquisition of, common shares;

  . the restrictions, if any, upon the creation of indebtedness, and the restrictions, if any, upon the issue of any additional shares ranking on a parity with or prior to the shares of such series in addition to the restrictions provided for in Article Third of the AT&T Charter;

  . the voting powers, if any, of the shares of such series in addition to the voting powers provided for in Article Third of the AT&T Charter; and

  . such other rights, preferences and limitations as will not be inconsistent with Article Third of the AT&T Charter.

  All shares of any particular series will rank equally and be identical in all respects, except that shares of any one series issued at different times may differ as to the date from which dividends will be cumulative.

  Dividends on shares of AT&T Preferred Stock of each series will be cumulative from the date or dates fixed with respect to such series, and will be paid or declared or set apart for payment for all past dividend periods and for the current dividend period before any dividends (other than dividends payable in common shares) will be declared or paid or set apart for payment on common shares. Whenever, at any time, full cumulative dividends for all past dividend periods and for the current dividend period will have been paid or declared and set apart for payment on all then-outstanding shares of AT&T Preferred Stock and all requirements with respect to any purchase, retirement or sinking fund or funds for all series of AT&T Preferred Stock will have been complied with, the AT&T Board may declare dividends on the common shares and the shares of AT&T Preferred Stock will not be entitled to share therein.

  Upon any liquidation, dissolution or winding up of AT&T, the holders of shares of AT&T Preferred Stock of such series will be entitled to receive the amounts to which such holders are entitled as fixed with respect to such series, including all dividends accumulated to the date of final distribution, before any payment or

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

distribution of assets of AT&T will be made to or set apart for the holders of common shares and, after such payments will have been made in full to the holders of shares of AT&T Preferred Stock, the holders of common shares will be entitled to receive any and all assets remaining to be paid or distributed to shareholders and the holders of shares of AT&T Preferred Stock will not be entitled to share therein. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of AT&T or a consolidation or merger of AT&T with one or more other corporations (whether or not AT&T is the surviving corporation of such consolidation or merger) will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

  The aggregate amount that all shares of AT&T Preferred Stock outstanding at any time will be entitled to receive on involuntary liquidation, dissolution or winding up will not exceed $8 billion.

  So long as any shares of AT&T Preferred Stock are outstanding, AT&T will not:

  . authorize shares of stock ranking prior to shares of AT&T Preferred Stock or change any provision of Article Third of the AT&T Charter so to affect adversely shares of AT&T Preferred Stock without the affirmative vote or consent of the holders of at least 66 2/3% of all the shares of AT&T Preferred Stock at the time outstanding;

  . change any of the provisions of any series of AT&T Preferred Stock at the time outstanding so as to affect adversely shares of such series without the affirmative vote or consent of the holders of at least 66 2/3% of such series of AT&T Preferred Stock; or

  . increase the authorized number of shares of AT&T Preferred Stock or increase the authorized number of shares of any class of stock ranking on a parity with the AT&T Preferred Stock without the affirmative vote or consent of the holders of at least a majority of all the shares of AT&T Preferred Stock at the time outstanding.

  Whenever, at any time or times, dividends payable on shares of AT&T Preferred Stock will be in default in an aggregate amount equivalent to six full quarterly dividends on any series of AT&T Preferred Stock at the time outstanding, the number of directors then constituting the AT&T Board will ipso facto be increased by two, and the outstanding shares of AT&T Preferred Stock will, in addition to any other voting rights, have the exclusive right, voting separately as a class and without regard to series, to elect two directors of AT&T to fill such newly created directorships, and such right will continue until such time as all dividends accumulated on all shares of AT&T Preferred Stock to the latest dividend payment date will have been paid or declared and set apart for payment.

  No holder of shares of AT&T Preferred Stock of any series, irrespective of any voting or other right of shares of such series, will have, as such holder, any preemptive right to purchase any other shares of AT&T or any securities convertible into or entitling the holder to purchase such other shares.

  If, in any case, the amounts payable with respect to any requirements to retire shares of AT&T Preferred Stock are not paid in full in the case of all series with respect to which such requirements exist, the number of shares to be retired in each series will be in proportion to the respective amounts that would be payable on account of such requirements if all amounts payable were paid in full.

  Upon consummation of the Merger, AT&T will have available for issuance
approximately     authorized shares of AT&T Common Stock, approximately 1.97 billion authorized shares of New Liberty Media Group Class A Tracking Stock, approximately 195 million authorized shares of New Liberty Media Group Class B Tracking Stock and 100 million authorized shares of AT&T Preferred Stock. Such authorized shares of AT&T Common Stock and AT&T Preferred Stock and New Liberty Media Group Tracking Stock, subject to certain limitations set forth in the Inter-Group Agreement described under "--AT&T Tracking Stock Amendment," are available for issuance without further action by AT&T's shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which AT&T's

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

securities may be listed or traded. If the approval of AT&T's shareholders is not required for the issuance of shares of AT&T Common Stock, AT&T Preferred Stock or New Liberty Media Group Tracking Stock, the AT&T Board may determine not to seek shareholder approval prior to issuing such shares.

  Although the AT&T Board has no intention at the present time of doing so, it could issue common stock, warrants or a series of AT&T Preferred Stock that could, depending on the terms of such securities, impede the completion of a merger, tender offer or other takeover attempt. The AT&T Board will make any determination to issue such shares based on its judgment as to the best interests of AT&T and its shareholders. The AT&T Board, in so acting, could issue securities having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the AT&T Board, including a tender offer or other transaction that some, or a majority, of AT&T's shareholders might believe to be in their best interests or in which AT&T's shareholders might receive a premium for their stock over the then-current market price of such stock.

  The authorized number of shares of AT&T Preferred Stock and the relative rights, preferences and limitations of the AT&T Preferred Stock will remain unchanged by the AT&T Tracking Stock Amendment.

 TRANSFER AGENT AND REGISTRAR

  Boston Equiserve Trust Company, N.A. is the transfer agent and registrar for the AT&T Common Stock.

AT&T TRACKING STOCK AMENDMENT

  The following is a description of the material terms of the AT&T Tracking Stock Amendment, which is attached as Appendix B to this Proxy
Statement/Prospectus and incorporated herein by reference. We urge you to read the AT&T Tracking Stock Amendment in its entirety.

 GENERAL

  If the AT&T Merger Proposal is adopted, AT&T's Charter will be amended to authorize AT&T to issue 8.85 billion shares, consisting of 100 million shares of AT&T Preferred Stock and 8.75 billion common shares, of which 6 billion common shares will be AT&T Common Stock, 2.5 billion common shares will be New Liberty Media Group Class A Tracking Stock and 250 million common shares will be New Liberty Media Group Class B Tracking Stock.

  The AT&T Charter would also be amended to provide that the authorized shares of New Liberty Media Group Class B Tracking Stock will only be issued (a) pursuant to the Merger Agreement, (b) upon conversion, exercise or exchange of securities convertible, exercisable or exchangeable for shares of New Liberty Media Group Tracking Stock immediately following the Effective Time, (c) in a subdivision (by stock split or otherwise) of outstanding shares of New Liberty Media Group Class B Tracking Stock, or (d) subject to certain conditions, as a stock dividend or share distribution.

 VOTING RIGHTS

  Holders of AT&T Common Stock and New Liberty Media Group Class B Tracking Stock will be entitled to one vote for each share of such stock held, and holders of New Liberty Media Group Class A Tracking Stock will be entitled to 1/10 of a vote for each share of such stock held, on all matters presented to such shareholders.

  The AT&T Tracking Stock Amendment provides that, except as otherwise required by New York law or any special voting rights of AT&T Preferred Stock, the holders of AT&T Common Stock, New Liberty Media Group Tracking Stock and AT&T Preferred Stock, if any, entitled to vote with the common shareholders, will

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

vote together as one class. No separate class vote will be required for the approval of any matter except as described below.

  The following circumstances will require the separate class approval of the New Liberty Media Group Tracking Stock:

  . any amendment to the AT&T Charter that would change the total number of authorized shares or the par value of New Liberty Media Group Tracking Stock or that would adversely change the rights of New Liberty Media Group Tracking Stock;

  . a Covered Disposition, which generally includes a sale or transfer by AT&T of its equity interest in Liberty Media Corporation or Liberty Media Group LLC or a grant of a pledge or other security interest in the equity interest of AT&T in Liberty Media Corporation or Liberty Media Group LLC; and

  . any merger or similar transaction in which New Liberty Media Group
   Tracking Stock is converted, reclassified or changed into or otherwise exchanged for any consideration unless specified requirements are met that are generally intended to ensure that the rights of the holders are not materially altered and the composition of the holders is not changed.

  Notwithstanding the foregoing, the separate approval of the holders of New Liberty Media Group Tracking Stock is not required in the case of a redemption described under "--Redemption--Redemption in Exchange for Stock of Qualifying Subsidiaries."

  The AT&T Tracking Stock Amendment also includes an anti-dilution adjustment provision so that the aggregate voting rights of AT&T Common Stock, on the one hand, and New Liberty Media Group Tracking Stock, on the other hand, will not change as a result of stock splits, reverse stock splits, stock dividends or distributions.

 CONVERSION RIGHTS

  Each share of New Liberty Media Group Class B Tracking Stock will be convertible, at the option of the holder thereof, into one share of New Liberty Media Group Class A Tracking Stock. Shares of New Liberty Media Group Class A Tracking Stock will not be convertible into shares of New Liberty Media Group Class B Tracking Stock. AT&T will, from time to time, set aside and reserve for issuance a number of shares of New Liberty Media Group Class A Tracking Stock equal to the number of shares of New Liberty Media Group Class B Tracking Stock outstanding.

 DIVIDENDS

  General. Provided that AT&T has sufficient assets to pay a dividend, the AT&T Tracking Stock Amendment provides that dividends on New Liberty Media Group Tracking Stock are limited to an "available dividend amount" that is designed to be equivalent to the amount that would legally be available for dividends on that stock if the New Liberty Media Group were a stand-alone corporation. Dividends on AT&T Common Stock are limited to the amount of legally available funds less the "available dividend amount" for the New Liberty Media Group Tracking Stock. The AT&T Tracking Stock Amendment also generally provides that holders of New Liberty Media Group Class A Tracking Stock and New Liberty Media Group Class B Tracking Stock will receive equal dividends per share. The exceptions to this are described under "--Share Distributions--Distributions on New Liberty Media Group Tracking Stock."

  Discrimination between Classes of Common Stock. The AT&T Tracking Stock Amendment does not provide for mandatory dividends. Provided that there are sufficient assets to pay a dividend on a class of stock as described in the preceding paragraph, the AT&T Board will have the sole authority and discretion to declare and pay dividends, in equal or unequal amounts, on AT&T Common Stock or New Liberty Media Group Tracking Stock. The AT&T Board has this power, regardless of the respective available dividend amounts,

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

prior dividend amounts declared, liquidation rights or any other factor. This means that the AT&T Board could declare dividends on AT&T Common Stock while not declaring dividends on New Liberty Media Group Tracking Stock or vice versa.

  Policy Statement. The Policy Statement sets forth the AT&T Board's dividend policy as it relates to New Liberty Media Group Tracking Stock. This policy generally provides that AT&T will distribute, subject to limitations in the AT&T Charter, any dividends AT&T receives from an entity included in the New Liberty Media Group to the holders of New Liberty Media Group Tracking Stock. This dividend policy may be amended, modified or rescinded only by the unanimous consent of the AT&T Board.

 SHARE DISTRIBUTIONS

  AT&T may declare and pay a distribution consisting of shares of AT&T Common Stock, New Liberty Media Group Tracking Stock or any other securities of AT&T or any other person (herein sometimes called a "SHARE DISTRIBUTION") only as set forth below.

  Distributions on New Liberty Media Group Tracking Stock. AT&T may declare and pay share distributions to holders of New Liberty Media Group Tracking Stock that consist of shares of (a) New Liberty Media Group Class A Tracking Stock on an equal per share basis to all holders, (b) AT&T Common Stock on an equal per share basis to all holders, (c) New Liberty Media Group Class A Tracking Stock to Class A holders and New Liberty Media Group Class B Tracking Stock to Class B holders, in each case, on an equal per share basis, and (d) other AT&T securities or stock of any other person on an equal per share basis or, to the extent practicable, on a basis that gives shares having greater relative voting rights and related differences to the Class B holders.

  AT&T will not reclassify, subdivide or combine one class of New Liberty Media Group Tracking Stock without reclassifying, subdividing or combining the other class of New Liberty Media Group Tracking Stock on an equal per share basis. AT&T will not effect a share distribution to the holders of New Liberty Media Group Tracking Stock of any securities of a subsidiary of AT&T or any other person unless such share distribution is tax free to the holders of New Liberty Media Group Tracking Stock (except with respect to cash received in lieu of fractional shares).

  Distributions on AT&T Common Stock. AT&T may declare and pay share distributions to holders of AT&T Common Stock that consist of any securities of AT&T, any subsidiary of AT&T or any other person, except for shares of New Liberty Media Group Tracking Stock, securities attributed to the New Liberty Media Group, securities of any person included in the New Liberty Media Group or securities convertible, exercisable or exchangeable for any of the New Liberty Media Group securities described in this paragraph.

 REDEMPTION

  Redemption in Exchange for Stock of Qualifying Subsidiaries. The AT&T Tracking Stock Amendment provides that AT&T may, at any time, redeem all of the outstanding shares of New Liberty Media Group Tracking Stock in exchange for all of the shares of common stock of a Qualifying Subsidiary that holds all of the assets and liabilities of the New Liberty Media Group and holds no other material assets and liabilities. Any such redemption may only be made on a pro rata basis and must be tax free to holders of New Liberty Media Group Tracking Stock. AT&T shall:

  . if and to the extent practicable, redeem shares of New Liberty Media
    Group Class A Tracking Stock and New Liberty Media Group Class B Tracking Stock in exchange for shares of separate classes or series of common stock of each such Qualifying Subsidiary with relative voting and related rights not greater than the corresponding differences in such rights between the two classes of New Liberty Media Group Tracking Stock.


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

  Mandatory Dividend or Redemption in Case of a Disposition of New Liberty Media Group Assets. The AT&T Tracking Stock Amendment provides that, in the event of a sale, transfer, assignment or other disposition (with certain exceptions, a "DISPOSITION") by AT&T of all or substantially all of the properties and assets of the New Liberty Media Group, AT&T will take one of the following two actions.

  . AT&T may declare and pay a dividend in cash and/or in securities or other properties to holders of New Liberty Media Group Tracking Stock equal to the net proceeds of such Disposition. If such Disposition involves all (not merely substantially all) of the properties and assets of the New Liberty Media Group, the amount of the dividend will be reduced by an amount to be reserved for payment to the holders of securities outstanding immediately following the Effective Time that are convertible, exercisable or exchangeable for shares of New Liberty Media Group Tracking Stock. To the extent that the proceeds of any Disposition include any securities or other property, the AT&T Board will determine the value of such securities or property.

  . Alternatively, AT&T may redeem shares of New Liberty Media Group Tracking
   Stock as follows:

     (a) if such Disposition involves all (not merely substantially all) of the properties and assets of the New Liberty Media Group, AT&T may redeem all of the outstanding shares of New Liberty Media Group Tracking Stock in exchange for a redemption price equal to the net proceeds of such Disposition reduced by an amount to be reserved for payment to the holders of securities outstanding immediately following the Effective Time that are convertible, exercisable or exchangeable for shares of New Liberty Media Group Tracking Stock; or

     (b) if such Disposition involves substantially all (but not all) of the properties and assets of the New Liberty Media Group, AT&T may redeem a number of outstanding shares of New Liberty Media Group Tracking Stock in exchange for a redemption price equal to the net proceeds of such Disposition. The number of shares of each class of New Liberty Media Group Tracking Stock to be redeemed would be determined by dividing the amount of net proceeds allocated to the redemption of such class by the average market value of one share of New Liberty Media Group Class Tracking Stock during the 10-trading day period beginning on the 16th trading day following the completion of the Disposition.

  For purposes of this section "--Mandatory Dividend or Redemption in Case of Disposition of New Liberty Media Group Assets:"

  . "substantially all of the properties and assets" of the New Liberty Media
   Group means at least 80% of the then-current market value (as determined by the AT&T Board) of such properties and assets;

  . except as described in the following bullet point, holders of New Liberty
   Media Group Class A Tracking Stock and holders of New Liberty Media Group Class B Tracking Stock will receive the same consideration per share; and

  . AT&T will pay the dividend or redemption price in the same form as the proceeds received in the Disposition. If the proceeds consist of securities of an issuer other than AT&T:

    . if more than one class or series of securities is to be distributed and the securities differ only with respect to relative voting and related rights, to the extent practicable, AT&T will pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series paid to holders of New Liberty Media Group Class A Tracking Stock and another class or series paid to holders of New Liberty Media Group Class B Tracking Stock, with holders of New Liberty Media Group Class B Tracking Stock receiving the securities with the higher relative rights; and

    . otherwise, AT&T will pay the dividend or redemption price in the form of a single class of securities to holders of New Liberty Media Group Class A Tracking Stock and New Liberty Media Group Class B Tracking Stock on an equal per share basis.


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

  The provisions described in this section "--Mandatory Dividend or Redemption in Case of Disposition of New Liberty Media Group Assets" will not apply in certain circumstances, including the following: (a) as part of a Disposition of all of AT&T's properties and assets in connection with a liquidation of AT&T,
(b) a dividend, other distribution or redemption in accordance with any provision described in any other section under "AT&T Tracking Stock Amendment"
(c) a Disposition to any person or group that the New Liberty Media Group, after giving effect to such Disposition, controls and is included in the New Liberty Media Group, or (d) as part of a "related business transaction," which generally means a Disposition of all or substantially all of the properties and assets of the New Liberty Media Group in which AT&T receives equity securities of an entity that engages in or proposes to engage primarily in one or more businesses similar or complementary to those conducted by the New Liberty Media Group prior to such Disposition and is a part of the New Liberty Media Group following the transaction.

  Certain Provisions Respecting Convertible Securities. If all of the outstanding shares of New Liberty Media Group Tracking Stock are redeemed, the following provisions will apply with respect to securities convertible into or exercisable or exchangeable for shares of New Liberty Media Group Tracking
Stock:

  . Pre-Merger Convertible Securities. After any date on which all outstanding shares of New Liberty Media Group Tracking Stock were redeemed, any share of New Liberty Media Group Tracking Stock that is issued on conversion, exercise or exchange of any securities convertible, exercisable or exchangeable for shares of New Liberty Media Group Tracking Stock immediately following the Effective Time will automatically be redeemed in exchange for the kind and amount of consideration that would have been received had such securities been converted into New Liberty Media Group Tracking Stock immediately prior to the redemption of all New Liberty Media Group Tracking Stock.

  . Other Convertible Securities. After any date on which all outstanding shares of New Liberty Media Group Tracking Stock were redeemed, any share of New Liberty Media Group Tracking Stock that is issued on conversion, exercise or exchange of any convertible security issued following the Effective Time will, automatically be redeemed in exchange for $.01 per share in cash.

 GENERAL

  Public Announcement; Notices. The AT&T Tracking Stock Amendment provides that, in the case of a Disposition or redemption, as specified in the AT&T Charter, AT&T will publicly announce or otherwise provide certain information to holders of New Liberty Media Group Tracking Stock.

  Fractional Shares. AT&T will not be required to issue or deliver any fractional shares to any holder of New Liberty Media Group Tracking Stock upon any redemption, dividend or other distribution pursuant to the provisions described under "--Redemption." In lieu thereof, AT&T will pay a cash adjustment in respect of such fractional share in an amount equal to the fair market value of such fractional share (without interest).

  Adjustments in Respect of Dividends or Other Distributions. No adjustments in respect of dividends will be made upon the redemption of any shares of New Liberty Media Group Tracking Stock; provided, however, that, if a redemption date with respect to the New Liberty Media Group Tracking Stock will be subsequent to the record date for the payment of a dividend or other distribution to be paid on such stock, the holders of shares of New Liberty Media Group Tracking Stock at the close of business on such record date will be entitled to receive such dividend or other distribution, notwithstanding the redemption of such shares or AT&T's default in payment of such dividend or distribution.

  Payment of Certain Taxes. AT&T will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on redemption of shares of New Liberty Media Group Tracking Stock pursuant to the foregoing. AT&T will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of New Liberty Media Group Tracking Stock so redeemed were registered, and no such issue or delivery will be made

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unless and until the person requesting such issue has paid to AT&T the amount of any such tax or has established to the satisfaction of AT&T that such tax has been paid.

 LIQUIDATION RIGHTS

  In the event of a voluntary or involuntary liquidation, dissolution or winding up of AT&T (collectively, "LIQUIDATION"), payment or provision for payment shall first be made for the debts and other liabilities of AT&T, including the liquidation preferences of AT&T Preferred Stock. Thereafter, holders of AT&T Common Stock and holders New Liberty Media Group Tracking Stock will share in the funds of AT&T remaining for distribution to its common shareholders in proportion to the aggregate market capitalization of AT&T Common Stock, or the aggregate market capitalization of New Liberty Media Group Tracking Stock as applicable, to the aggregate market capitalization of the AT&T Common Stock and the New Liberty Media Group Tracking Stock. The market capitalizations will be calculated based on the 20-trading-day period ending on the trading day prior to the public announcement of the liquidation. Holders of New Liberty Media Group Class A Tracking Stock and Liberty Media Group Class B Tracking Stock will share equally, on a share for share basis.

  Neither the consolidation or merger of AT&T with another corporation nor the sale, transfer or lease of all or substantially all of the assets of AT&T will itself constitute a liquidation. In addition, any transaction or series of related transactions that results in all of the assets and liabilities included in the New Liberty Media Group being held by one or more Qualifying Subsidiaries included in the New Liberty Media Group, and the distribution of such Qualifying Subsidiary (and no other material assets or liabilities) to the holders of New Liberty Media Group Tracking Stock will not constitute a liquidation, but will be subject to the provisions described under "-- Redemption--Redemption in Exchange for Stock of Qualifying Subsidiaries."

 OTHER CLASSES OF COMMON SHARES

  There currently are no other classes of common stock of AT&T outstanding. If any such other classes were created, references to the rights of AT&T Common Stock would, as a general matter, also include rights for such other class of common stock of AT&T.

 DETERMINATIONS BY THE AT&T BOARD

  Any determinations made by the AT&T Board under any provision described under "Description of AT&T Capital Stock" will be final and binding on all shareholders of AT&T, except as may otherwise be required by law. AT&T will prepare a statement of any such determination by the AT&T Board respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of AT&T.

 RELATIONSHIP BETWEEN THE GROUPS

  Neither the New Liberty Media Group, on the one hand, nor the AT&T Common Stock Group, on the other hand will have any duty, responsibility or obligation to refrain from (a) engaging in the same or similar activities or lines of business as any member of the other group, (b) doing business with any potential or actual supplier or customer of any member of the other group, or
(c) engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of the other group. None of the directors or officers of the AT&T Common Stock Group or the Liberty Media Group will have any duty, responsibility or obligation to cause the respective groups to refrain from doing any of the foregoing.

  Neither the New Liberty Media Group, on the one hand, nor the AT&T Common Stock Group, on the other hand will have any duty, responsibility or obligation
(a) to communicate or offer any business or other corporate opportunity to any other person (including any business or other corporate opportunity that may arise that either group may be financially able to undertake, and that are, from their nature, in the line of more than

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

one group's business and are of practical advantage to more than one group),
(b) to provide financial support to the other group (or any member thereof), or
(c) otherwise to assist the other group. None of the directors or officers of the AT&T Common Stock Group or the Liberty Media Group will have any duty, responsibility or obligation to cause the respective groups to do any of the foregoing.

  No director or officer of AT&T will be liable to AT&T or any holder of any securities of AT&T in respect of any failure or alleged failure of such officer or director to offer to (or to cause the New Liberty Media Group or the AT&T Common Stock Group to offer to) either group any corporate opportunity of any kind or nature that is pursued by the other group.

  Nothing set forth in the three immediately preceding paragraphs will prevent any member of the New Liberty Media Group from entering into written agreements with the AT&T Common Stock Group to define or restrict any aspect of the relationship between the groups.

 NO PREEMPTIVE RIGHTS

  Holders of AT&T Common Stock or New Liberty Media Group Tracking Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by AT&T.

  For a discussion of certain differences between the NYBCL and the DGCL applicable to shareholders generally, see "Comparison of Certain Rights of Shareholders of AT&T and TCI."

                  COMPARISON OF CERTAIN RIGHTS OF SHAREHOLDERS
                                OF AT&T AND TCI

  Upon consummation of the Merger, the shareholders of TCI will become shareholders of AT&T and their rights will be governed by the AT&T Charter and the AT&T By-Laws, which differ in certain material respects from the TCI Charter after giving effect to the TCI Charter Amendment (the "AMENDED TCI CHARTER") and the TCI By-Laws. As shareholders of AT&T, the rights of former TCI shareholders will also be governed by the NYBCL instead of the DGCL. New York is the jurisdiction of incorporation of AT&T and Delaware is the jurisdiction of incorporation of TCI.

  The following comparison of the NYBCL, the AT&T Charter and the AT&T By-Laws, on the one hand, and the DGCL, the Amended TCI Charter and the TCI By-Laws, on the other hand, summarizes the material differences but is not intended to list all differences.

BUSINESS COMBINATIONS

  Generally, under the DGCL, the approval by the affirmative vote of the holders of a majority of the outstanding stock (or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock) of a corporation entitled to vote on the matter is required for a merger or consolidation or sale, lease or exchange of all or substantially all the corporation's assets to be consummated. The Amended TCI Charter requires, subject to the rights, if any, of any class or series of TCI Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of then-outstanding TCI Voting Securities, voting together as a single class, to approve (a) a merger or consolidation of TCI with, or into, another corporation, other than a merger or consolidation that does not require the consent of shareholders under the DGCL or a merger or consolidation that has been approved by at least 75% of the members of the TCI Board (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding capital stock entitled to vote would, with certain exceptions, be required for approval), or (b) the sale, lease or exchange of all or substantially all of the property and assets of TCI.


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

  Under the NYBCL, a plan of merger or consolidation, a plan of share exchange or a sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation is required to be approved (a) in the case of corporations like AT&T that were in existence on February 22, 1998 and that do not expressly provide in their certificates of incorporation for majority approval of such transactions, by two-thirds of the votes of all outstanding shares entitled to vote thereon, and (b) in the case of all other corporations, by a majority of the votes of all outstanding shares entitled to vote thereon. The AT&T Charter does not contain a provision expressly providing for majority approval of such transactions.

  The NYBCL also provides that the holders of shares of a class, or series of a class, of capital stock of a corporation shall be entitled to vote together and to vote as a separate class on any merger or consolidation in which (a) such shares will remain outstanding after the merger or consolidation or will be converted into the right to receive shares of stock of the surviving or consolidated corporation or another corporation and (b) the charter of the surviving or consolidated corporation or such other corporation immediately after the effectiveness of the merger or consolidation would contain any provision that is not contained in the charter of the pre-merger corporation and that, if contained in an amendment thereto, would entitle the holders of shares of such class or series of a class to vote as a separate class pursuant to the procedures under the NYBCL for class voting on charter amendments discussed under "--Amendments to Charters."

STATE TAKEOVER LEGISLATION

 DELAWARE BUSINESS COMBINATION LAW

  DGCL Section 203 (the "DELAWARE BUSINESS COMBINATION LAW"), in general, prohibits a business combination between a corporation and an interested shareholder within three years of the time such shareholder became an interested shareholder, unless:

  . prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

  . upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

  . at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a shareholders' meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder.

  The term "business combination" is defined to include, among other transactions between an interested shareholder and a corporation or any direct or indirect majority owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested shareholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested shareholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through such person's affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock

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

pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

  The restrictions of the Delaware Business Combination Law do not apply to corporations that have elected, in the manner provided therein, not to be subject to the Delaware Business Combination Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on NASDAQ/NM or held of record by more than 2,000 shareholders. Because the Amended TCI Charter and the TCI By-Laws do not opt out of the Delaware Business Combination Law, the Delaware Business Combination Law is applicable to the Merger. The TCI Board has unanimously approved the Merger and the transactions contemplated by the Merger Agreement and resolved that AT&T and Merger Sub shall not be interested shareholders as a result thereof for purposes of the Delaware Business Combination Law. See "The Transaction Agreements--The Merger Agreement-- Representations and Warranties."

 NEW YORK BUSINESS COMBINATION LAW

  Section 912 of the NYBCL (the "NEW YORK BUSINESS COMBINATION LAW") prohibits any "business combination" (defined to include a variety of transactions, including mergers, sales or dispositions of assets, issuances of stock, liquidations, reclassifications and benefits from the corporation, including loans or guarantees) with, involving or proposed by any "interested shareholder" for a period of five years after the date on which the interested shareholder became an interested shareholder. An "interested stockholder" is defined generally as any person who, directly or indirectly, beneficially owns 20% or more of the outstanding voting stock of a New York corporation. After such five-year period, a business combination between a New York corporation and such interested shareholder is prohibited unless either certain "fair price" provisions are complied with or the business combination is approved by a majority of the outstanding voting stock not beneficially owned by such interested shareholder or its affiliates. The restrictions of the New York Business Combination Law do not apply, however, to any business combination with an interested shareholder if such business combination, or the purchase of stock by the interested shareholder that caused such shareholder to become such, is approved by the board of directors of the New York corporation prior to the date on which the interested shareholder becomes such.

  A New York corporation may adopt an amendment to its by-laws, approved by the affirmative vote of a majority of votes of the outstanding voting stock, excluding the voting stock of interested shareholders and their affiliates and associates, expressly electing not to be governed by the New York Business Combination Law. Such amendment will not, however, be effective until 18 months after such shareholder vote and will not apply to any business combination with an interested shareholder who was such on or prior to the effective date of such amendment. AT&T has not amended the AT&T By-Laws to elect not to be governed by the New York Business Combination Law.

APPRAISAL RIGHTS

  Under the DGCL, except as otherwise provided by the DGCL, shareholders of a constituent corporation in a merger or consolidation have the right to demand and receive payment of the fair value of their stock in a merger or consolidation. However, except as otherwise provided by the DGCL, shareholders do not have appraisal rights in a merger or consolidation if, among other things, their shares are:

  . listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc.; or

  . held of record by more than 2,000 shareholders;

and, in each case, the consideration such shareholders receive for their shares in a merger or consolidation consists solely of:

  . shares of stock of the corporation surviving or resulting from such merger or consolidation;


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

  . shares of stock of any other corporation that at the effective date of the merger or consolidation will be either listed on a national securities exchange, which is true in the case of each class of AT&T common stock to be issued pursuant to the Merger, or designated as a national market system security on an inter-dealer quotation system by the NASD or held of record by more than 2,000 shareholders;

  . cash in lieu of fractional shares of the corporations described in the two immediately preceding bullet points; or

  . any combination of shares of stock and cash in lieu of fractional shares described in the three immediately preceding bullet points.

See "The Proposed Transactions--Appraisal Rights."

  Shareholders of a New York corporation have the right to dissent and receive payment of the fair value of their shares, except as otherwise provided by the NYBCL, in the event of certain amendments or changes to the certificate of incorporation adversely affecting their shares, certain mergers or consolidations, certain sales, leases, exchanges or other dispositions of all or substantially all the corporation's assets and certain share exchanges.

AMENDMENTS TO CHARTERS

  Under the DGCL, unless the certificate of incorporation requires a greater vote, a proposed amendment to the certificate of incorporation requires an affirmative vote of a majority of the voting power of the outstanding stock entitled to vote thereon and a majority of the voting power of the outstanding stock of each class entitled to vote thereon. The Amended TCI Charter requires the affirmative vote of 66 2/3% of the total voting power of then-outstanding TCI Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the Amended TCI Charter or the addition or insertion of other provisions therein. The approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required under the DGCL to approve a proposed amendment to a corporation's certificate of incorporation, whether or not entitled to vote on such amendment by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class (except as provided in the last sentence of this paragraph), increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. For this purpose, if a proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote as a separate class on the amendment. Accordingly, a proposed amendment the adverse effect of which on the powers, preferences or special rights of any series of common stock does not differ from its adverse effect on the powers, preferences or special rights of any other series of common stock would not entitle such series to vote as a class separately from the other series of common stock. The authorized number of shares of any class of stock may be increased or decreased (but not below the number of shares of such class outstanding) by the requisite vote described above if so provided in the original certificate of incorporation or in any amendment thereto that created such class of stock or that was adopted prior to the issuance of any shares of such class, or in an amendment authorized by a majority vote of the holders of shares of such class.

  Under the NYBCL, amendments to a certificate of incorporation generally must be approved by vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders. The approval of a majority of the votes of all outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve a proposed amendment to a corporation's certificate of incorporation, whether or not such holders are otherwise entitled to vote on such amendment by the certificate of incorporation, that:

  . would decrease the par value of the shares of such class, change any shares of such class into a different number of shares of the same class or into the same or a different number of shares of a different class, alter or change the designation, relative rights, preferences or limitations of the shares of such class,

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

   including the provision of new conversion rights or the alteration of any existing conversion rights, so as to affect them adversely;

  . would exclude or limit the voting rights of such shares, except as such rights may be limited by voting rights given to new shares then being authorized of any existing or new class or series of shares; or

  . would subordinate their rights by authorizing shares having preferences superior to the rights of such existing shares.

  For this purpose, if a proposed amendment would have any of the effects listed in the immediately preceding sentence on one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote as a separate class on the amendment. Accordingly, a proposed amendment the adverse effect of which on the powers, preferences or special rights of any series of common stock of AT&T does not differ from its adverse effect on the powers, preferences or special rights of any other series of common stock of AT&T would not entitle such series to vote separately from the other classes of common stock of AT&T. The holders of New Liberty Media Group Tracking Stock will also have a class vote under certain other circumstances as described under "Description of AT&T Capital Stock--AT&T Tracking Stock Amendment--Voting Rights."

AMENDMENTS TO BY-LAWS

  Under the DGCL, the power to adopt, alter and repeal by-laws is vested in the shareholders, except to the extent that a corporation's certificate of incorporation vests concurrent power in the board of directors.

  The Amended TCI Charter provides that, subject to the rights of the holders of any class of TCI Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of then-outstanding TCI Voting Securities, voting together as a single class, is required to approve the adoption, amendment or repeal of any provision of the TCI By-Laws; provided, however, that this voting requirement shall not apply to, and no vote of the shareholders of TCI is required to authorize, the adoption, amendment or repeal of the TCI By-Laws by the TCI Board by action taken by the affirmative vote of not less than 75% of the members of the TCI Board then in office.

  Under the NYBCL, except as otherwise provided in the certificate of incorporation, by-laws may be amended, repealed or adopted by a majority of the votes cast by the shares at the time entitled to vote in the election of any directors. When so provided in the certificate of incorporation or a by-law adopted by the shareholders, by-laws also may be amended, repealed or adopted by the board of directors by such vote as may be therein specified, which vote may be greater than the vote otherwise prescribed by the NYBCL, but any by-law adopted by the board of directors may be amended or repealed by the shareholders entitled to vote thereon as provided by the NYBCL.

  The AT&T By-Laws may be amended by the shareholders of AT&T at any meeting, or by the AT&T Board at any meeting by a majority vote of the full AT&T Board or at two successive meetings by a majority vote of a quorum present.

NO PREEMPTIVE RIGHTS

  Under the DGCL, a shareholder does not possess preemptive rights unless such rights are specifically granted in the certificate of incorporation. The Amended TCI Charter does not provide for preemptive rights to shareholders to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may be issued by TCI.

  Under the NYBCL, except as otherwise provided in the NYBCL or in the certificate of incorporation, the holders of equity shares are granted certain preemptive rights. The AT&T Charter provides that no holder of AT&T common stock has any preemptive rights to purchase any shares or other securities of AT&T.

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DURATION OF PROXIES

  Under the DGCL, no proxy is valid more than three years after its date unless otherwise provided in the proxy. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

  Under the NYBCL, no proxy is valid more than 11 months after its date unless otherwise provided in the proxy. Irrevocable proxies may be created for:

  . a pledgee;

  . a person who has purchased or agreed to purchase the shares;

  . a creditor of the corporation who extends credit in consideration of the proxy;

  . a person who has contracted to perform services as an officer of the corporation if a proxy is required by the employment contract; and

  . a person designated under a voting agreement.

SHAREHOLDER ACTION

  Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted. The Amended TCI Charter provides that, except as otherwise provided in the terms of any class or series of TCI Preferred Stock, no action required to be taken or that may be taken at any annual or special meeting of the shareholders may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, is specifically denied.

  The NYBCL provides that shareholder action may be taken without a meeting upon the written consent of the holders of all outstanding shares entitled to vote, and also allows, if the certificate of incorporation so provides, shareholder action without a meeting upon the written consent of holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. The AT&T Charter does not contain such a provision.

NOMINATION PROCEDURES AND SHAREHOLDER PROPOSALS

  Subject to the rights of any class or series of TCI Preferred Stock, the TCI By-Laws require that written notice of the intent to make a nomination for the election of directors at a meeting of shareholders and that contains certain other specified information must be received by TCI not later than (a) 90 days in advance of such meeting, with respect to an election of directors to be held at an annual meeting of shareholders, and (b) the close of business on the seventh day following the day on which notice of such meeting is first given to shareholders, with respect to an election of directors to be held at a special meeting of shareholders. In addition, in order to cause TCI to include a proposal regarding matters other than the election of directors, a shareholder must comply with the requirements of SEC Rule 14a-8.

  The AT&T By-Laws require that, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have delivered notice thereof to AT&T (containing certain information specified in the AT&T By-Laws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. This requirement is separate and apart from and in addition to the

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

requirements that a shareholder must meet to have a shareholder proposal included in AT&T's proxy statement under SEC Rule 14a-8.

SPECIAL SHAREHOLDER MEETINGS

  The DGCL provides that a special meeting of shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws. The Amended TCI Charter and the TCI By-Laws provide that a special meeting of shareholders will be held at any time, subject to the rights of the holders of any class or series of TCI Preferred Stock, upon the call of the Secretary of TCI upon (a) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding TCI Voting Securities or (b) the request of at least 75% of the members of the TCI Board then in office.

  The NYBCL provides that, if, for a period of one month after the date fixed by or under the by-laws for the annual meeting of shareholders or, if no date has been so fixed, for a period of 13 months after the last annual meeting, there is a failure to elect a sufficient number of directors to conduct the business of the corporation, the board of directors shall call a special meeting for the election of directors. If such special meeting is not called by the board of directors within two weeks after the expiration of such period or if it is called but there is a failure to elect such directors for a period of two months after the expiration of such period, holders of 10% of the votes of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors.

  The NYBCL provides that special meetings of shareholders may be called by the board of directors and by such persons as may be authorized in the certificate of incorporation or the by-laws. The AT&T By-Laws provide that special meetings of the shareholders may be called at any time by the Chairman of the AT&T Board, by the AT&T Board or upon a request signed by shareholders representing at least one-third of the AT&T common stock.

CUMULATIVE VOTING

  Under the DGCL, the certificate of incorporation may provide that at all elections of directors, or at elections held under specified circumstances, each shareholder is entitled to cumulate such shareholder's votes. The Amended TCI Charter does not provide for cumulative voting for the election of directors.

  Under the NYBCL, the certificate of incorporation may provide that in all elections of directors each shareholder is entitled to cumulate such shareholder's votes. The AT&T Charter does not contain such a provision.

SIZE OF THE BOARD OF DIRECTORS AND CLASSIFICATION OF THE TCI BOARD

  The DGCL permits the certificate of incorporation or the by-laws of a corporation to contain provisions governing the number and terms of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, such number may not be changed without amending the certificate of incorporation. The DGCL permits the certificate of incorporation of a corporation or a by-law adopted by the shareholders to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. The DGCL also permits the certificate of incorporation to confer upon holders of any class or series of stock the right to elect one or more directors to serve for such terms and have such voting powers as are stated in the certificate of incorporation. The terms of office and voting powers of directors so elected may be greater or less than those of any other director or class of directors.

  The Amended TCI Charter provides for a TCI Board of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term. The exact number of directors is fixed by the TCI Board by resolution.

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  Subject to certain limitations, the NYBCL permits the number of directors of a corporation to be fixed by its by-laws, by action of the shareholders or by action of the board of directors under the specific provision of a by-law adopted by the shareholders. At each annual meeting of the shareholders, directors are to be elected to hold office until the next annual meeting, except as described below for corporations with classified boards. In addition, the NYBCL permits the certificate of incorporation or the specific provisions of a by-law adopted by the shareholders to provide that directors be divided into either two, three or four classes. All classes must be as nearly equal in number as possible. The term of office of one class of directors shall expire each year, with the terms of office of no two classes expiring the same year.

  The AT&T Charter provides that the number of directors shall be as provided for in the AT&T By-Laws. The AT&T By-Laws provide that the number of directors shall be not less than 10 nor more than 25, the exact number of directors within such minimum and maximum limits to be fixed and determined by the vote of a majority of the entire AT&T Board. AT&T does not have a classified board of directors.

REMOVAL OF DIRECTORS

  The DGCL provides that a director or directors may be removed with or without cause by the holders of a majority in voting power of the shares then entitled to vote at an election of directors, except that (a) members of a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise, and (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors or of the class of directors of which such director is a part.

  The Amended TCI Charter provides that directors may be removed only for cause (as defined in the Amended TCI Charter) upon the affirmative vote of 66 2/3% of the total voting power of then-outstanding shares of TCI Group Series A Tracking Stock, TCI Group Series B Tracking Stock, Liberty/Ventures Group Series A Tracking Stock, Liberty/Ventures Group Series B Tracking Stock and any class or series of TCI Preferred Stock entitled to vote in an election of directors, voting together as a single class.

  The NYBCL provides that any or all of the directors may be removed for cause by vote of the shareholders, and, if the certificate of incorporation or the specific provisions of a by-law adopted by the shareholders so provides, directors may be removed by action of the board of directors. If the certificate of incorporation or the by-laws so provide, any or all of the directors may be removed without cause by vote of the shareholders. The removal of directors, with or without cause, is subject to the following: (a) in the case of a corporation having cumulative voting, no director may be removed when the votes cast against such director's removal would be sufficient to elect the director if voted cumulatively and (b) if a director is elected by the holders of shares of any class or series, such director may be removed only by the applicable vote of the holders of the shares of that class or series voting as a class. An action to procure a judgment removing a director for cause may be brought by the attorney general or by the holders of 10% of the outstanding shares, whether or not entitled to vote.

  Neither the AT&T Charter nor the AT&T By-Laws provide that directors may be removed without cause by action of the shareholders or that directors may be removed by the AT&T Board.

VACANCIES

  Under the DGCL, unless otherwise provided in the certificate of incorporation or the by-laws, vacancies on a board of directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, provided that, in the case of a classified board of directors, such vacancies and newly created directorships may be filled by a majority of the directors elected by such class or by the sole remaining director so elected. In the case of a classified board of directors, directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors have been chosen, and until their successors have been duly elected and qualified. In addition, if, at the time of the filling of any such vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of outstanding shares entitled to vote for such directors, summarily order an election to fill any such vacancy or newly created directorship, or replace the directors chosen by the directors then in office.

  The Amended TCI Charter and the TCI By-Laws provide that, subject to the rights of the holders of any class or series of TCI Preferred Stock, any vacancies on the TCI Board caused by death, resignation, removal or otherwise and newly created directorships resulting from an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or the sole remaining director. The Amended TCI Charter and the TCI By-Laws also provide that any directors chosen to fill a vacancy on the TCI Board or newly created directorship will serve for the remainder of the full term of the class for which such director was chosen and until his successor shall be duly elected and shall have qualified.

  Under the NYBCL, newly created directorships resulting from an increase in the number of directors and vacancies occurring on the board of directors for any reason, except the removal of directors without cause, may be filled by vote of the board of directors. Unless the certificate of incorporation or by-laws provide otherwise, a vacancy in a directorship elected by holders of a particular class of shares shall be filled by a vote of the other directors elected by holders of the same class of shares. However, the certificate of incorporation or by-laws may provide that such newly created directorships or vacancies are to be filled by vote of the shareholders. Unless the certificate of incorporation or the specific provisions of a by-law adopted by the shareholders provide that the board of directors may fill vacancies occurring on the board of directors by reason of the removal of directors without cause, such vacancies may be filled only by vote of the shareholders. A director elected to fill a vacancy, unless elected by the shareholders, will hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until his or her successor has been elected and qualified.

  Neither the AT&T Charter nor the AT&T By-Laws provide for the removal of directors without cause. The AT&T By-Laws provide that any vacancy on the AT&T Board may be filled by a majority vote of the remaining directors, though less than a quorum.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Delaware law generally permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Such determination shall be made, in the case of an individual who is a director or officer at the time of such determination:

  . by a majority of the disinterested directors, even though less than a quorum;

  . by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

  . by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or

  . by a majority vote of the shareholders, at a meeting at which a quorum is present.

  Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

  Delaware law requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

  Delaware law permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals' commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

  Under Delaware law, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by by-law, agreement, vote of shareholders, disinterested directors or otherwise.

  The Amended TCI Charter provides that TCI officers and directors shall be indemnified to the fullest extent permitted by applicable law, and that TCI shall pay the expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon the receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified. TCI has entered into indemnification agreements with each of its directors.

  Under the NYBCL, a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, if such director or officer acted in good faith, for a purpose that he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, and, in criminal proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose that he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (a) a threatened action, or a pending action that is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such individual has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the individual is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

  Any individual who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraph may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by the disinterested directors if a quorum is available, or, if such a quorum so directs or is unavailable, (a) the board of directors upon the written opinion of independent legal counsel or (b) the shareholders.

  The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws, or, when authorized by such certificate of incorporation or by-laws, (a) a resolution of shareholders, (b) a resolution of directors or (c) an agreement providing for indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

  The AT&T By-Laws provide that AT&T is authorized, by (a) a resolution of shareholders, (b) a resolution of directors or (c) an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with the corporation or at the request of AT&T in any capacity with any other enterprise. AT&T has entered into indemnification agreements with certain of its officers and directors in accordance with the AT&T By-Laws.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling AT&T or TCI pursuant to the foregoing provisions, AT&T and TCI have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

  The DGCL provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

  . any breach of the director's duty of loyalty to the corporation or its shareholders;

  . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

  . violation of certain provisions of the DGCL;

  . any transaction from which the director derived an improper personal benefit; or

  . any act or omission prior to the adoption of such a provision in the certificate of incorporation.

  The Amended TCI Charter provides that, to the fullest extent permitted by the DGCL, a director of TCI shall not be liable to TCI or any of its shareholders for monetary damages for breach of fiduciary duty as a director.

  The NYBCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity. However, no such provision can eliminate or limit the liability of any director:

  . if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that the director personally gained in fact a financial profit or other advantage to which such director was not legally entitled, or that the director's acts violated certain provisions of the NYBCL; or

  . for any act or omission prior to the adoption of such a provision in the certificate of incorporation.

  The AT&T Charter provides that no director will be personally liable to AT&T or any of its shareholders for damages for any breach of duty as a director; provided, however, that the liability of a director will not be eliminated or limited:

  . if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or that his or her acts violated
   Section 719 of the NYBCL (which includes declaration of dividends, purchase of capital stock, distribution of assets to shareholders after dissolution of the corporation and loans to directors to the extent contrary to New York law); or

  . for any act or omission prior to the adoption of this provision by the shareholders of AT&T.

 SUMMARY COMPARISON OF TERMS OF TCI GROUP TRACKING STOCK AND AT&T COMMON STOCK

  The following is a summary of certain selected terms of TCI Group Tracking Stock and AT&T Common Stock, which description is qualified by reference to the more complete description of such terms contained elsewhere in this Proxy Statement/Prospectus and to the definitive terms of TCI Group Tracking Stock and AT&T Common Stock contained in the Amended TCI Charter and the AT&T Charter, respectively. Except as otherwise indicated, the following discussion assumes that (a) the Liberty/Ventures Combination Proposal has been approved and the Amended TCI Charter has been filed and become effective and (b) the AT&T Merger Proposal has been approved and the AT&T Charter has been filed and become effective.

--------------------------------------------------------------------------------
                                   TCI GROUP
                                 TRACKING STOCK
--------------------------------------------------------------------------------
DIVIDENDS
AND SHARE
DISTRIBUTIONS..
                Under the DGCL, a board of directors may authorize a corporation to make dividends and other distributions to its shareholders, subject to any restrictions in its certificate of incorporation, either (a) out of surplus (defined as net assets less statutory capital) or (b) if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Under the DGCL, no distribution out of net profits is permitted, however, if a corporation's capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until such deficiency has been repaired. In addition, under the DGCL, subject to certain limitations, a corporation's stock may be made subject to redemption by the corporation at its option, at the option of the holders of such stock or upon the happening of a specified event.

                TCI has never paid cash dividends on TCI Common Stock and does not currently intend to pay cash dividends on any series of TCI Common Stock, including TCI Group Tracking Stock.

                Dividends on TCI Group Tracking Stock are payable out of the lesser of assets of TCI legally available therefor and an available dividend amount that is designed to be equivalent to the amount
--------------------------------------------------------------------------------
                                      AT&T
                                  COMMON STOCK
--------------------------------------------------------------------------------

DIVIDENDS
AND SHARE
DISTRIBUTIONS..
                Under the NYBCL, except as otherwise provided in the NYBCL, dividends may be declared and paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution must at least equal the amount of its stated capital. A corporation may declare and pay dividends or make other distributions, except when the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation. In addition, under the NYBCL, subject to certain limitations, a corporation's certificate of incorporation may provide for one or more classes or series of shares to be redeemable at the option of the corporation or the holders thereof at such prices, within such times and under such conditions as are stated in the certificate of incorporation.

                AT&T currently pays a quarterly cash dividend of $0.33 per share of AT&T Common Stock.

                Dividends on AT&T Common Stock are payable only to the extent of legally available funds less the available dividend amount for New Liberty Media Group Tracking Stock. AT&T may declare and

--------------------------------------------------------------------------------
                                   TCI GROUP
                                 TRACKING STOCK
--------------------------------------------------------------------------------
                that would legally be available for dividends on such stock if the TCI Group were a stand-alone corporation. If dividends on TCI Group Tracking Stock are paid, equivalent per share dividends will be concurrently paid on both TCI Group Series A Tracking Stock and TCI Group Series B Tracking Stock. For this purpose, equivalent per share dividends include, in the case of distributions of securities, either distributions of identical securities or distributions of securities having differences in voting rights and in certain related rights (which differences are, in the case of distributions of securities of TCI or its subsidiaries (including stock dividends consisting of TCI Group Tracking Stock), not greater than the corresponding differences between TCI Group Series A Tracking Stock and TCI Group Series B Tracking Stock). TCI may, subject to prescribed limitations, declare and pay a share distribution with respect to TCI Group Tracking Stock consisting of shares of Liberty/Ventures Group Tracking Stock. TCI may not declare and pay a share distribution with respect to Liberty/Ventures Group Tracking Stock consisting of TCI
                Group Tracking Stock.

                Subject to the foregoing provisions, dividends may be declared and paid on TCI Group Tracking Stock and/or Liberty/Ventures Group Tracking Stock in equal or unequal amounts, notwithstanding the relationship between the TCI Group Available Dividend Amount and the available dividend amount for the Liberty/Ventures Group, the respective amounts of prior dividends paid on, or liquidation rights of, TCI Group Tracking Stock or Liberty/Ventures Group Tracking Stock, or any other factor.

--------------------------------------------------------------------------------
                                      AT&T
                                  COMMON STOCK
--------------------------------------------------------------------------------
                pay a share distribution with respect to AT&T Liberty Media Group Tracking Stock consisting of AT&T Common Stock. AT&T may not declare and pay a share distribution with respect to AT&T Common Stock consisting of shares of New Liberty Media Group Tracking Stock.

                Subject to the foregoing provisions, dividends may be declared and paid on AT&T Common Stock and/or New Liberty Media Group Tracking Stock in equal or unequal amounts, notwithstanding the relationship between the AT&T Common Stock Group Available Dividend Amount and New Liberty Media Group Available Dividend Amount, the respective amounts of prior dividends paid on, or liquidation rights of, the AT&T Common Stock or New Liberty Media Group Tracking Stock, or any other factor.

--------------------------------------------------------------------------------
                                   TCI GROUP
                                 TRACKING STOCK
--------------------------------------------------------------------------------
                Any decision to pay dividends in the future will depend on the financial condition, results of operations and business requirements of TCI as a whole. In making a determination as to the allocation of any future dividends between TCI Group Tracking Stock and Liberty/Ventures Group Tracking Stock, the TCI Board expects to follow a policy under which it will consider, among other factors, the relative financial condition, results of operations and business requirements of the respective groups.

CONVERSION
AT OPTION
OF HOLDER...
                Shares of TCI Group Series B Tracking Stock are convertible, at any time, at the option of the holder only, into the same number of shares of TCI Group Series A Tracking Stock. Shares of TCI Group Series A Tracking Stock are not convertible into shares of TCI Group Series B Tracking Stock.

CONVERSION
AT OPTION
OF
TCI/AT&T,
AS
APPLICABLE..
                Shares of TCI Group Tracking Stock are not convertible into any other security of TCI. TCI may, in the sole discretion of the TCI Board, elect, at any time, to convert each outstanding share of Liberty/Ventures Group Tracking Stock into a number (or fraction) of shares of TCI Group Tracking Stock.

VOTING
RIGHTS......
                TCI Group Series A Tracking Stock is entitled to one vote per share and TCI Group Series B Tracking Stock is entitled to 10 votes per share, voting as one class with Liberty/Ventures
                Group Tracking Stock and any TCI Preferred Stock entitled to vote, except to the extent separate class or series votes are required by law or the Amended TCI
--------------------------------------------------------------------------------
                                      AT&T
                                  COMMON STOCK
--------------------------------------------------------------------------------

                Any decision to pay dividends on AT&T Common Stock in the future will depend on the financial condition, results of operations and business requirements of AT&T as a whole.
CONVERSION
AT OPTION
OF HOLDER...
                None. Shares of AT&T Common Stock are not convertible into any other security of AT&T.

CONVERSION
AT OPTION
OF
TCI/AT&T,
AS
APPLICABLE..
                Shares of AT&T Common Stock are not convertible into any other security of AT&T. AT&T's Charter does not provide for conversion of shares of New Liberty Media Group Tracking Stock into shares of AT&T Common Stock.

VOTING
RIGHTS......
                AT&T Common Stock is entitled to one vote per share, voting as one class with New Liberty Media Group Tracking Stock and any AT&T Preferred Stock entitled to vote, except to the extent separate class votes are required by law or the AT&T Charter. The AT&T Charter does not provide for any rights for AT&T Common Stock to vote separately

--------------------------------------------------------------------------------
                                   TCI GROUP
                                 TRACKING STOCK
--------------------------------------------------------------------------------
                Charter. The Amended TCI Charter does not provide for any rights for TCI Group Tracking Stock to vote separately from Liberty/Ventures Group Tracking Stock.

LIQUIDATION.    Holders of shares of TCI Group Series A Tracking Stock and TCI
                Group Series B Tracking Stock will be entitled to share (on an equal per share basis) a portion of the funds of TCI remaining for distribution to its common shareholders based on the average daily ratio over a period of 20 trading days prior to the announcement of the liquidation, dissolution or winding up of TCI of the aggregate market capitalization of TCI Group
                Tracking Stock to the aggregate market capitalization of TCI Group Tracking Stock and Liberty/Ventures Group Tracking
                Stock.

TRADING.....    TCI Group Tracking Stock trades on NASDAQ/NM.

NO INITIAL
INTER-GROUP
INTEREST....
                The TCI Group does not currently have any inter-group interest in the Liberty/Ventures Group, and the TCI Group currently has no plan or proposal to create such an inter-group interest prior to the Merger. The Liberty/Ventures Group is not allowed to create an inter-group interest in the TCI Group. An "INTER-GROUP INTEREST" of one group in another group means the interest that the first group has at any relevant time in the common equity value of the issuing corporation that is attributable to the second group, which interest is not represented by outstanding shares of tracking stock intended to reflect the performance of such second group.
--------------------------------------------------------------------------------
                                      AT&T
                                  COMMON STOCK
--------------------------------------------------------------------------------
                from New Liberty Media Group Tracking Stock.

LIQUIDATION.
                Holders of shares of AT&T Common Stock will be entitled to share in the aggregate a portion of the funds of AT&T remaining for distribution to its common shareholders based on the average daily ratio over a period of 20 trading days prior to the announcement of the liquidation, dissolution or winding up of AT&T of the aggregate market capitalization of the AT&T Common Stock to the aggregate market capitalization of AT&T Common Stock and New Liberty Media Group Tracking Stock.

TRADING.....
                AT&T Common Stock trades on the NYSE.


NO INITIAL
INTER-GROUP
INTEREST....
                The AT&T Charter does not provide for any inter-group interest between the AT&T Common Stock Group and the New Liberty Media Group.

 SUMMARY COMPARISON OF TERMS OF LIBERTY/VENTURES GROUP TRACKING STOCK AND NEW LIBERTY MEDIA GROUP TRACKING STOCK

  The following is a summary of certain selected terms of Liberty/Ventures Group Tracking Stock and New Liberty Media Group Tracking Stock, which description is qualified by reference to the more complete description of such terms contained elsewhere in this Proxy Statement/Prospectus and to the definitive terms of Liberty/Ventures Group Tracking Stock and New Liberty
Media Group Tracking Stock contained in the Amended TCI Charter and the AT&T Charter, respectively. Except as otherwise indicated, the following discussion assumes that (i) the Liberty/Ventures Combination Proposal has been approved and the Amended TCI Charter has been filed and become effective and (ii) the AT&T Merger Proposal has been approved and the AT&T Charter has been filed and become effective.
-------------------------------------------------------------------------------
                            LIBERTY/VENTURES GROUP
                                TRACKING STOCK
-------------------------------------------------------------------------------

DIVIDENDS
AND SHARE
DISTRIBUTIONS.
                Under the DGCL, a board of directors may authorize a corpora-tion to make dividends and other distributions to its share-holders, subject to any restrictions in its certificate of in-corporation, either (a) out of surplus (defined as net assets less statutory capital) or (b) if there is no surplus, out of net profits for the fiscal year in which the dividend is de-clared and/or the preceding fiscal year. Under the DGCL, no distribution out of net profits is permitted, however, if a corporation's capital is less than the amount of capital rep-resented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until such deficiency has been repaired. In addition, under the DGCL, subject to certain limitations, a corporation's stock may be made subject to redemption by the corporation at its option, at the option of the holders of such stock or upon the happen-ing of a specified event.

                TCI has never paid cash dividends on TCI Common Stock and does not currently intend to pay cash dividends on any series of TCI Common Stock, including the Liberty/Ventures Group Track-ing Stock.

                Dividends on Liberty/Ventures Group Tracking Stock are payable only to the extent of an available dividend amount that is de-signed to be equivalent to the
-------------------------------------------------------------------------------
                            NEW LIBERTY MEDIA GROUP
                                TRACKING STOCK
-------------------------------------------------------------------------------
DIVIDENDS
AND SHARE
DISTRIBUTIONS.

                Under the NYBCL, except as otherwise provided in the NYBCL, dividends may be declared and paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or dis-tribution must at least equal the amount of its stated capi-tal. A corporation may declare and pay dividends or make other distributions, except when the corporation is insolvent or would thereby be made insolvent, or when the declaration, pay-ment or distribution would be contrary to any restrictions contained in the corporation's certificate of incorporation. In addition, under the NYBCL, subject to certain limitations, a corporation's certificate of incorporation may provide for one or more classes or series of shares to be redeemable at the option of the corporation or the holders thereof at such prices, within such times and under such conditions as are stated in the certificate of incorporation.

                Because New Liberty Media Group Tracking Stock is a newly cre-ated class of AT&T capital stock, there is no dividend history associated with such shares.

                Dividends on New Liberty Media Group Tracking Stock are pay-able only to the extent of an available dividend amount that is designed to be equivalent to the

-------------------------------------------------------------------------------
                            LIBERTY/VENTURES GROUP
                                TRACKING STOCK
-------------------------------------------------------------------------------
                amount that would legally be available for dividends on such stock if the Liberty/Ventures Group were a stand-alone corpo-ration. If dividends on Liberty/Ventures Group Tracking Stock are paid, equivalent per share dividends will be concurrently paid on both Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock. For this purpose, equivalent per share dividends include, in the case of distributions of securities, either distributions of iden-tical securities or distributions of securities having differ-ences in voting rights and in certain related rights (which differences are, in the case of distributions of securities of TCI or its subsidiaries (including stock dividends consisting of Liberty/Ventures Group Tracking Stock), not greater than the corresponding differences between Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock). TCI may, subject to prescribed limitations, declare and pay a share distribution with respect to TCI Group Tracking Stock consisting of shares of Liberty/Ventures Group Tracking Stock.

                Subject to the foregoing provisions, dividends may be declared and paid on TCI Group Tracking Stock and/or Liberty/Ventures Group Tracking Stock in equal or unequal amounts, notwith-standing the relationship between the TCI Group Available Div-idend Amount and the Liberty/Ventures Group Available Dividend Amount, the respective amounts of prior dividends paid on, or liquidation rights of, the TCI Group Tracking Stock or the Liberty/Ventures Group Tracking Stock, or any other factor.

                Any decision to pay dividends in the future will depend on the financial condi-
-------------------------------------------------------------------------------
                            NEW LIBERTY MEDIA GROUP
                                TRACKING STOCK
-------------------------------------------------------------------------------
                amount that would legally be available for dividends on such stock if the New Liberty Media Group were a stand-alone corpo-ration. If dividends on New Liberty Media Group Tracking Stock are paid, equivalent per share dividends will be concurrently paid on both New Liberty Media Group Class A Tracking Stock and New Liberty Media Group Class B Tracking Stock. For this purpose, equivalent per share dividends include, in the case of distributions of securities, either distributions of iden-tical securities or distributions of securities having differ-ences in voting rights and in certain related rights (which differences are, in the case of distributions of securities of AT&T or its subsidiaries (including stock dividends consisting of New Liberty Media Group Tracking Stock), not greater than the corresponding differences between New Liberty Media Group Class A Tracking Stock and New Liberty Media Group Class B Tracking Stock). AT&T may not declare and pay a share distri-bution with respect to AT&T Common Stock, or any other class of common stock of AT&T (excluding the New Liberty Media Group Tracking Stock), consisting of shares of New Liberty Media Group Tracking Stock.

                Subject to the foregoing provisions, dividends may be declared and paid on AT&T Common Stock and/or New Liberty Media Group Tracking Stock in equal or unequal amounts, notwithstanding the relationship between the AT&T Common Stock Group Available Dividend Amount and the New Liberty Media Group Available Div-idend Amount, the respective amounts of prior dividends paid on, or liquidation rights of, AT&T Common Stock or New Liberty Media Group Tracking Stock, or any other factor.

                Any decision to pay dividends in the future will depend on the financial condi-

--------------------------------------------------------------------------------
                             LIBERTY/VENTURES GROUP
                                 TRACKING STOCK
--------------------------------------------------------------------------------
                tion, results of operations and business requirements of TCI as a whole. In making a determination as to the allocation of any future dividends between TCI Group Tracking Stock and Liberty/Ventures Group Tracking Stock, the TCI Board expects to follow a policy under which it will consider, among other factors, the relative financial condition, results of opera-tions and business requirements of the respective groups.

DIVIDEND,
REDEMPTION
AND
CONVERSION
RIGHTS
APPLICABLE ON
DISPOSITION
OF
LIBERTY/VENTURES
GROUP ASSETS..
                If TCI disposes of all or substantially all of the assets at-tributed to the Liberty/Ventures Group (defined as 80% or more on a current market value basis), other than in a transaction referred to in the following sentence, TCI is required, at its option, either to (a) distribute to holders of
                Liberty/Ventures Group Tracking Stock an amount in cash and/or securities or other property equal to their proportionate in-terest in the net proceeds of such disposition, either by spe-cial dividend or by redemption of all or part of the outstand-ing shares of Liberty/Ventures Group Tracking Stock, or
                (b) convert each outstanding share of Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock into a number (or fraction) of fully paid and nonassessable shares of TCI Group Series A Track-
--------------------------------------------------------------------------------
                            NEW LIBERTY MEDIA GROUP
                                 TRACKING STOCK
--------------------------------------------------------------------------------
                tion, results of operations and business requirements of AT&T as a whole. However, subject to the limitations in the AT&T Charter, it is the AT&T Board's intent to distribute any cash or non-cash dividends received by AT&T from any entity in-cluded in the New Liberty Media Group to holders of New Lib-erty Media Group Tracking Stock. See "Relationship between the AT&T Common Stock Group and the New Liberty Media Group--Pol-icy Statement--Dividend Policy." In making a determination as to the allocation of any future dividends between the AT&T Common Stock and the New Liberty Media Group Tracking Stock, the AT&T Board expects to follow a policy under which it will consider, among other factors, the relative financial condi-tion, results of operations and business requirements of the respective groups.

DIVIDEND,
REDEMPTION
AND
CONVERSION
RIGHTS
APPLICABLE
ON
DISPOSITION
OF
LIBERTY/VENTURES
GROUP
ASSETS.......
                If AT&T, subject to certain restrictions, disposes of all or substantially all of the assets attributed to the New Liberty Media Group (defined as 80% or more on a current market value basis), other than in a transaction referred to in the follow-ing sentence, AT&T is required to distribute to holders of New Liberty Media Group Tracking Stock an amount in cash and/or securities or other property equal to their proportionate in-terest in the net proceeds of such disposition, either by spe-cial dividend or by redemption of all or part of the outstand-ing shares of New Liberty Media Group Tracking Stock; provid-ed, however, that AT&T pay such dividend or redemption price in the same form as the proceeds of such disposition were re-ceived. See "The Proposed Transactions--Interests of Certain Persons in the Transactions--Management of the New

-------------------------------------------------------------------------------
                            LIBERTY/VENTURES GROUP
                                TRACKING STOCK
-------------------------------------------------------------------------------
                ing Stock or TCI Group Series B Tracking Stock, respectively, equal, in each case to 110% of the average daily ratio over the 10-trading day period beginning on the 16th trading day after consummation of the transaction of the market value of one share of Liberty/Ventures Group Series A Tracking Stock to the market value of one share of TCI Group Series A Tracking Stock. TCI will not be required to take any of the foregoing actions if the disposition of all or substantially all of the assets attributed to the Liberty/Ventures Group occurs in a transaction in which TCI receives primarily equity securities of an entity engaged or proposing to engage primarily in a similar or complementary business or occurs in connection with the disposition of all of the assets of TCI. The proportionate interest in the net proceeds of a disposition that would be distributed to holders of Liberty/Ventures Group Tracking
                Stock would be based on (a) in the case of a special dividend or partial redemption following the disposition of less than all the properties and assets of the Liberty/Ventures Group, the Liberty/Ventures Group Outstanding Interest Fraction (a measure of the percentage interest in the Liberty/Ventures Group represented by outstanding shares of Liberty/Ventures Group Tracking Stock, taking into account any inter-group in-terest of the TCI Group), or (b) in the case of a complete re-demption following the disposition of all of the properties and assets of the Liberty/Ventures Group, the Adjusted Liberty/Ventures Group Outstanding Interest Fraction (a simi-lar measure that differs in that it also takes into account the dilutive effect of pre-existing convertible securities). Such a partial redemption could be effected pro rata among the holders of such shares or by such other method as may be de-termined by the TCI Board to be equitable. A holder of shares of Liberty/Ventures Group Tracking Stock
-------------------------------------------------------------------------------
                            NEW LIBERTY MEDIA GROUP
                                TRACKING STOCK
-------------------------------------------------------------------------------
                Liberty Media Group." AT&T will not be required to take any of the foregoing actions if the disposition of all or substan-tially all of the assets attributed to the New Liberty Media Group occurs in a transaction in which AT&T receives primarily equity securities of an entity engaged or proposing to engage primarily in a similar or complementary business or occurs in connection with the disposition of all of the assets of AT&T. The proportionate interest in the New Liberty Media Group Net Proceeds of a disposition that would be distributed to holders of New Liberty Media Group Tracking Stock would equal (a) in the case of a special dividend or partial redemption following the disposition of less than all the properties and assets of the New Liberty Media Group, 100%, or (b) in the case of a special dividend or complete redemption following the disposi-tion of all of the properties and assets of the New Liberty Media Group, the percentage that the outstanding shares of New Liberty Media Group Tracking Stock represent of the sum of such outstanding shares and the number of shares of New Lib-erty Media Group Tracking Stock issuable upon conversion, ex-ercise or exchange of convertible securities existing immedi-ately following the Merger. Such a partial redemption could be effected pro rata among the holders of such shares or by such other method as may be determined by the AT&T Board to be eq-uitable. A holder of shares of New Liberty Media Group Track-ing Stock who had not disposed of such shares prior to the ap-plicable record date or effective date of such dividend or re-demption would be required to participate in the distribution of New Liberty Media Group Net Proceeds (whether as a special dividend on or redemption of New Liberty Media Group Tracking Stock), unless, in the case of a partial redemption effected in a manner that was not pro rata (but was otherwise permit-

--------------------------------------------------------------------------------
                             LIBERTY/VENTURES GROUP
                                 TRACKING STOCK
--------------------------------------------------------------------------------
                who had not disposed of such shares prior to the applicable record date or effective date of such dividend, redemption or conversion would be required to participate in the distribu-tion of net proceeds (whether as a special dividend on or re-demption of Liberty/Ventures Group Tracking Stock) or in the conversion of Liberty/Ventures Group Tracking Stock into TCI Group Tracking Stock, as applicable, described above, unless, in the case of a partial redemption effected in a manner that was not pro rata (but was otherwise permitted by the Amended
                TCI Charter), such holder's shares were not selected for re-demption.

CONVERSION AT
OPTION OF
HOLDER........  Shares of Liberty/Ventures Group Series B Tracking Stock are
                convertible at any time, at the option of the holder only, into the same number of shares of Liberty/Ventures Group Se-ries A Tracking Stock. Shares of Liberty/Ventures Group Series A Tracking Stock are not convertible into shares of Liberty/Ventures Group Series B Tracking Stock.

CONVERSION AT
OPTION OF
TCI/AT&T, AS
APPLICABLE....
                TCI may, in the sole discretion of the TCI Board, elect at any time to convert each outstanding share of Liberty/Ventures
                Group Tracking Stock into a number (or fraction) of shares of TCI Group Tracking Stock equal to the ratio of the private market value (as determined by appraisal) of one share of Liberty/Ventures Group Tracking Stock to the average market value over a 20-trading day period prior to the commencement of such appraisal process of one share of TCI Group Series A Tracking Stock.
--------------------------------------------------------------------------------
                            NEW LIBERTY MEDIA GROUP
                                 TRACKING STOCK
--------------------------------------------------------------------------------
                ted by the AT&T Charter), such holder's shares were not se-lected for redemption.

                Under the DGCL, the Liberty Board could arrange such a disposition subject to approval by AT&T as sole shareholder.
CONVERSION
AT OPTION
OF HOLDER...
                Shares of New Liberty Media Group Class B Tracking Stock are convertible at any time, at the option of the holder only, into the same number of shares of New Liberty Media Group Class A Tracking Stock. Shares of New Liberty Media Group Class A Tracking Stock are not convertible into shares of New Liberty Media Group Class B Tracking Stock.
CONVERSION
AT OPTION OF
TCI/AT&T, AS
APPLICABLE...
                None. The AT&T Charter does not provide for the conversion of shares of New Liberty Media Group Tracking Stock into shares of AT&T Common Stock.

-------------------------------------------------------------------------------
                            LIBERTY/VENTURES GROUP
                                TRACKING STOCK
-------------------------------------------------------------------------------

REDEMPTION IN
EXCHANGE FOR
STOCK OF SUB-
SIDIARY.......
                Subject to certain restrictions, TCI could, at any time, in the sole discretion of the TCI Board, redeem (without premium) all outstanding shares of Liberty/Ventures Group Tracking
                Stock in exchange for a proportionate interest in the out-standing shares of any one or more Liberty/Ventures Group Qualifying Subsidiaries that hold all of the assets and lia-bilities attributed to the Liberty/Ventures Group. The per-centage of the stock of the Liberty/Ventures Group Qualifying Subsidiary or Liberty/Ventures Group Qualifying Subsidiaries owned by TCI that is distributable in the redemption would be based on the Adjusted Liberty/Ventures Group Outstanding In-terest Fraction. In such a case, the TCI Board could elect to distribute, with respect to each such Liberty/Ventures Group Qualifying Subsidiary, either a single class of subsidiary stock or two classes of subsidiary stock having relative vot-ing rights and differences in certain related rights not greater than the corresponding differences between Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock. All shares of any such Liberty/Ventures Group Qualifying Subsidiary so dis-tributed would be fully paid and nonassessable. A holder of shares of Liberty/Ventures Group Tracking Stock who had not disposed of such shares prior to the redemption date would be required to participate in such redemption of shares of Liberty/Ventures Group Tracking Stock for stock of such Liberty/Ventures Group Qualifying Subsidiary.
-------------------------------------------------------------------------------
                            NEW LIBERTY MEDIA GROUP
                                TRACKING STOCK
-------------------------------------------------------------------------------
REDEMPTION
IN EXCHANGE
FOR STOCK
OF
SUBSIDIARY..
                Subject to certain restrictions, AT&T could, at any time, in the sole discretion of the AT&T Board, redeem (without premi-um) all outstanding shares of New Liberty Media Group Tracking Stock in exchange for an aggregate number of the outstanding shares of common stock of a Qualifying Subsidiary of AT&T that holds all of the assets and liabilities attributed to the New Liberty Media Group and no other material assets or liabili-ties, equal to the number of such outstanding shares held by AT&T. See "The Proposed Transactions--Interests of Certain Persons in the Transactions--Management of the New Liberty Me-dia Group." In such a case, the AT&T Board shall, if and to the extent practicable, redeem New Liberty Media Group Track-ing Stock for shares of separate classes or series of stock of such Qualifying Subsidiary having relative voting rights and differences in certain related rights not greater than the corresponding differences between New Liberty Media Group
                Class A Tracking Stock and New Liberty Media Group Class B Tracking Stock, with holders of New Liberty Media Group Class
                B Tracking Stock receiving the class or series having the higher relative voting rights or, to the extent such redemp-tion is impracticable, redeem New Liberty Media Tracking Stock for shares of a single class of common stock of such Qualify-ing Subsidiary, without distinction between the shares so dis-tributed. All shares of any such Qualifying Subsidiary so dis-tributed would be fully paid and non-assessable. A holder of shares of New Liberty Media Group Tracking Stock who had not disposed of such shares prior to the redemption date would be required to participate in such redemption of shares of New Liberty Media Group Tracking Stock for stock of such Qualify-ing Subsidiary.

--------------------------------------------------------------------------------
                             LIBERTY/VENTURES GROUP
                                 TRACKING STOCK
--------------------------------------------------------------------------------

                A Liberty/Ventures Group Qualifying Subsidiary may include an existing subsidiary of TCI that may in the future hold, di-rectly or indirectly, all of the assets and liabilities at-tributed to the Liberty/Ventures Group or any future subsidi-ary of TCI that meets the definition of Liberty/Ventures Group Qualifying Subsidiary and holds such assets and liabilities, whether or not created exclusively for such purpose. To the extent that any such Liberty/Ventures Group Qualifying Subsid-iary held assets and/or liabilities in addition to those at-tributed to the Liberty/Ventures Group, it is expected that, in connection with any such redemption, such additional assets or liabilities would either be attributed to the Liberty/Ven-tures Group or transferred by such Liberty/Ventures Group Qualifying Subsidiary to TCI or to another subsidiary of TCI attributed to the TCI Group. In each case, either (a) any then-existing Inter-Group Interest of the TCI Group in the Liberty/Ventures Group would be appropriately adjusted or (b) other consideration that the TCI Board may determine, in its discretion, to be appropriate would be paid by one group to the other group.

                TCI does not currently have any plans or proposals to effect any redemption of the Liberty/Ventures Group Tracking Stock in exchange for shares of one or more Liberty/Ventures Group Qualifying Subsidiaries. Further, the TCI Board has not deter-mined under what circumstances it might be appropriate for TCI to do so.

                TCI believes that, under current law, a holder of Liberty/Ventures Group Tracking Stock generally would not be entitled to money damages or other remedies against TCI or the TCI Board based on a decision by the TCI Board to redeem the outstanding shares of Liberty/Ventures Group Tracking Stock in accordance with the procedures described above, unless such redemption otherwise repre-
--------------------------------------------------------------------------------
                            NEW LIBERTY MEDIA GROUP
                                 TRACKING STOCK
--------------------------------------------------------------------------------

                A Qualifying Subsidiary for purposes of this section may in-clude an existing subsidiary of AT&T that may in the future hold, directly or indirectly, all of the assets and liabili-ties attributed to the New Liberty Media Group or any future subsidiary that meets the definition of Qualifying Subsidiary and holds such assets and liabilities, whether or not created exclusively for such purpose. To the extent that any such Qualifying Subsidiary held assets and/or liabilities in addi-tion to those attributed to the New Liberty Media Group, it is expected that, in connection with any such redemption, such additional assets or liabilities would either be attributed to the New Liberty Media Group or transferred by such Qualifying Subsidiary to AT&T or to another subsidiary of AT&T attributed to a group other than the New Liberty Media Group. In each case, appropriate consideration as determined by the AT&T Board and the board of directors of the applicable subsidiary, in its discretion, to be appropriate would be paid by one group to the other group.

                AT&T does not currently have any plans or proposals to effect any redemption of New Liberty Media Group Tracking Stock in exchange for shares of one or more Qualifying Subsidiaries. Further, the AT&T Board has not determined under what circum-stances it might be appropriate for AT&T to do so.

                AT&T believes that, under current law, a holder of New Liberty Media Group Tracking Stock generally would not be entitled to money damages or other remedies against AT&T or the AT&T Board based on a decision by the AT&T Board to redeem the outstand-ing shares of New Liberty Media Group Tracking Stock in accor-dance with the procedures described above, unless such redemp-tion otherwise

-------------------------------------------------------------------------------
                            LIBERTY/VENTURES GROUP
                                TRACKING STOCK
-------------------------------------------------------------------------------
                sented a breach by such directors of their respective fidu-ciary or other duties to the shareholders of TCI as a whole.

VOTING          Liberty/Ventures Group Series A Tracking Stock will be enti-
RIGHTS........  tled to one vote per share and Liberty/Ventures Group Series B
                Tracking Stock will be entitled to 10 votes per share, voting as one class with the TCI Group Tracking Stock and any TCI
                Preferred Stock entitled to vote, except to the extent sepa-rate class or series votes are required by law or the Amended
                TCI Charter. The Amended TCI Charter does not provide for any rights for Liberty/Ventures Group Tracking Stock to vote sepa-rately from TCI Group Tracking Stock.

LIQUIDATION...  Holders of shares of Liberty/Ventures Group Series A Tracking
                Stock and Liberty/Ventures Group Series B Tracking Stock will be entitled to share (on an equal per share basis) a portion of the funds of TCI remaining for distribution to its common shareholders based on the average daily ratio over a period of 20
-------------------------------------------------------------------------------
                            NEW LIBERTY MEDIA GROUP
                                TRACKING STOCK
-------------------------------------------------------------------------------
                represented a breach by such directors of their respective fi-duciary or other duties to the shareholders of AT&T as a whole.

VOTING
RIGHTS......
                New Liberty Media Group Class A Tracking Stock will be enti-tled to 1/10 of a vote per share and New Liberty Media Group Class B Tracking Stock will be entitled to one vote per share, voting as one class with AT&T Common Stock, any other class of common stock of AT&T and any AT&T Preferred Stock entitled to vote, except to the extent separate class votes are required by law or the AT&T Charter. The AT&T Charter provides for New Liberty Media Group Tracking Stock to vote separately from AT&T Common Stock and any other class of common stock of AT&T with respect to, among other things, (a) any amendment, alter-ation or repeal of any provision of the AT&T Charter that would adversely affect New Liberty Media Group Tracking Stock,
                (b) certain direct or indirect sales, transfers or conveyances by AT&T of any of its equity interest in the New Liberty Media Group or certain grants of pledges or other security interests in the capital stock thereof, and (c) subject to prescribed limitations, transactions in which New Liberty Media Group Tracking Stock would be converted, reclassified or changed into or otherwise exchanged for any consideration (except for conversions of New Liberty Media Group Class B Tracking Stock into New Liberty Media Group Class A Tracking Stock at the op-tion of the holders and redemptions provided for under the AT&T Charter).

LIQUIDATION..
                Holders of shares of New Liberty Media Group Class A Tracking Stock and New Liberty Media Group Class B Tracking Stock will be entitled to share (on an equal per share basis) a portion of the funds of AT&T remaining for distribution to its common shareholders based on the average daily ratio over a period of 20

--------------------------------------------------------------------------------
                             LIBERTY/VENTURES GROUP
                                 TRACKING STOCK
--------------------------------------------------------------------------------
                trading days prior to the announcement of the liquidation, dissolution or winding up of TCI of the aggregate market capi-talization of the Liberty/Ventures Group Tracking Stock to the aggregate market capitalization of TCI Group Tracking Stock and Liberty/Ventures Group Tracking Stock.

TRADING.......  If the Liberty/Ventures Combination is effected, it is ex-
                pected that Liberty/Ventures Group Tracking Stock will trade on NASDAQ/NM under the same symbols as the Liberty Media Group Tracking Stock currently trades ("LBTYA" and "LBTYB").

NO INITIAL
INTER-GROUP
INTEREST......
                The TCI Group does not currently have any inter-group interest in the Liberty/Ventures Group, and the TCI Group currently has no plan or proposal to create such an inter-group interest prior to the Merger. The Liberty/Ventures Group is not allowed to create an inter-group interest in the TCI Group.
--------------------------------------------------------------------------------
                            NEW LIBERTY MEDIA GROUP
                                 TRACKING STOCK
--------------------------------------------------------------------------------
                trading days prior to the announcement of the liquidation, dissolution or winding up of AT&T of the aggregate market cap-italization of the New Liberty Media Group Tracking Stock to the aggregate market capitalization of the AT&T Common Stock, any other class of common stock of AT&T (excluding the New Liberty Media Group Tracking Stock) and the New Liberty Media Group Tracking Stock.

TRADING.....
                If the Merger is effected, it is expected that New Liberty Me-dia Group Tracking Stock will trade on the NYSE.

NO INITIAL
INTER-GROUP
INTEREST.....
                The AT&T Charter does not provide for any inter-group interest between the AT&T Common Stock Group and the New Liberty Media Group.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

EXPLANATORY NOTE: These additional pages 142-190 relate solely to matters to be considered at the TCI Special Meeting and will be included in the Proxy Statement/Prospectus to be delivered to TCI shareholders only. These additional pages contain TCI proxy statement information only and shall not be deemed to constitute prospectus information.

                          LIBERTY/VENTURES COMBINATION

  This section of the Proxy Statement/Prospectus describes the material aspects of the proposed Liberty/Ventures Combination. The following descriptions of the Liberty/Ventures Tracking Stock do not purport to be complete and are qualified in their entirety by reference to the TCI Charter Amendment. A copy of the TCI Charter Amendment is attached as Appendix H to this Proxy Statement/Prospectus and is incorporated herein by reference. TCI shareholders are urged to read the TCI Charter Amendment in its entirety.

BACKGROUND OF AND REASONS FOR THE LIBERTY/VENTURES COMBINATION

  During 1998, the type and characteristics of several significant assets of the TCI Ventures Group were changed in a manner that caused management of TCI and the TCI Board to begin to re-evaluate the business of the TCI Ventures Group and resulted in the TCI Board concluding that a combination of the TCI Ventures Group and the Liberty Media Group would be in the best interests of TCI and its shareholders. In particular, in January 1998 AT&T entered into an agreement to acquire Teleport in exchange for AT&T Common Stock (which transaction was consummated in July 1998, resulting in the TCI Ventures Group becoming the owner of approximately 47 million shares of AT&T Common Stock). In May 1998, TCI and the other partners in certain partnerships holding Sprint Corporation's PCS business entered into a restructuring agreement with Sprint Corporation pursuant to which Sprint Corporation would acquire all of the equity interests in these Sprint PCS partnerships in exchange for shares of Sprint PCS Stock. (This restructuring of Sprint Corporation's PCS business was consummated in November 1998.) In addition, @Home had gone public in July 1997 and was becoming a more mature company with a significant market capitalization and, as a result of significant equity issuances to third parties, an expanding distribution footprint. Thus, since the initial distribution of TCI Ventures Group Tracking Stock in September 1997, a number of assets of the TCI Ventures Group had changed, or were proposed to be changed, from privately held or newly public companies in which the TCI Ventures Group actively participated and guided management to publicly held investment securities in which the TCI Ventures Group had less management involvement.

  In addition, TCI management noted that a number of the TCI Ventures Group's assets are "content" oriented, making such assets complementary to the various programming assets held by the Liberty Media Group. For example, both United Video Satellite Group, Inc. ("UVSG") and Tele-Communications International, Inc. ("TINTA") hold programming-related assets. Other assets and businesses of the TCI Ventures Group, while not traditional "programming" assets of the type held by the Liberty Media Group, are content oriented and are interrelated with various programming services.

  Management of TCI had noted its concerns relating to the changing nature of the TCI Ventures Group's assets to the TCI Board from time to time during early 1998. In mid-June 1998, management of TCI proposed to the TCI Board that the Liberty Media Group and the TCI Ventures Group be combined. The TCI Board reviewed this proposal at its June 16, 1998 Board meeting and directed the Special Committee to review the proposal and to consider an appropriate structure for such a combination as well as an appropriate ratio for reclassifying TCI Ventures Group Tracking Stock into Liberty Media Group Tracking Stock which, in connection with such reclassification, is referred to herein as "Liberty/Ventures Group Tracking Stock." The TCI Board also directed that DLJ, which had been engaged to consider the proposed merger with AT&T, be engaged to provide financial advice to the Special Committee and the TCI Board regarding the terms of any combination of the TCI Ventures Group and the Liberty Media Group.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


  Prior to the June 23, 1998 TCI Board meeting, the Special Committee met on several occasions to consider the terms of the proposed Liberty/Ventures Combination. Management of the TCI Ventures Group and the Liberty Media Group met with the Special Committee to present the proposed terms of the Liberty/Ventures Combination and the proposed Liberty/Ventures Combination Exchange Ratios. These ratios had been negotiated by the executive officers of the Liberty Media Group and the TCI Ventures Group. Following these management presentations, on June 23, 1998, DLJ, TCI's financial advisor, delivered to the TCI Board its oral opinion, which opinion was subsequently confirmed in writing in the Liberty/Ventures Opinion, to the effect that, as of such date, and based on and subject to the assumptions, limitations and qualifications set forth in such opinion, with respect to the holders of Liberty Media Group Tracking Stock (other than shareholders who are affiliates of TCI), each Liberty/Ventures Combination Exchange Ratio was fair to such holders from a financial point of view and, with respect to the holders of each series of TCI Ventures Group Tracking Stock (other than shareholders who are affiliates of TCI), the Liberty/Ventures Combination Exchange Ratio relating to such series was fair to such holders from a financial point of view.

  Following these presentations to the Special Committee and after discussion and analysis, the Special Committee determined that the terms of the Liberty/Ventures Combination were advisable and fair to and in the best interests of the holders of TCI Common Stock and the holders of Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock and the Special Committee recommended that the TCI Board approve the terms of the Liberty/Ventures Combination.

  At its meeting on June 23, 1998, the TCI Board, based upon the recommendation of the Special Committee, determined that the combination of the Liberty Media Group and the TCI Ventures Group would be in the best interests of TCI and its shareholders, because of, among other reasons, the complementary nature of certain of the assets of the TCI Ventures Group and the Liberty Media Group and the management efficiencies which would result from the combination. In making its unanimous recommendation, the TCI Board determined that a single management group would be better able to take advantage of the complementary aspects of the individual assets of each group and that a single management group would result in management efficiencies. In addition, each of the Special Committee and the TCI Board believed that the Liberty Media Group's management's experience in dealing with its diverse assets and businesses could be applied successfully to the assets and businesses of the TCI Ventures Group. The TCI Board also noted that many of the officers of the TCI Ventures Group had significant experience in the management of operating assets which could be easily transferred to the assets and businesses of the Liberty Media Group.

  For further information regarding the background of the Liberty/Ventures Combination, see "The Proposed Transactions--TCI's Reasons for the Transactions; Recommendation of the Special Committee and the TCI Board."

BUSINESS OF THE LIBERTY MEDIA GROUP AND THE TCI VENTURES GROUP

  The Liberty Media Group is presently comprised of TCI's businesses and investments in entities that are engaged in the production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software, including multimedia products, and investments in entities engaged in electronic retailing, direct marketing, advertising sales related to programming services, infomercials and transaction processing. The TCI Ventures Group includes TCI's principal international assets and substantially all of TCI's non-cable and non-programming domestic assets. Pursuant to the Liberty/Ventures Combination, all of the assets and businesses of the TCI Ventures Group would be combined with those of the Liberty Media Group, thereby forming the Liberty/Ventures Group. See "Business of the Liberty Media Group--Description of the Liberty Media Group" and "Business of the TCI Ventures Group--Description of the TCI Ventures Group."

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

  Liberty/Ventures Group Tracking Stock is intended to reflect the separate performance of the Liberty/Ventures Group. However, holders of Liberty/Ventures Group Tracking Stock will be subject to all of the risks associated with an investment in TCI and all of its businesses, assets and liabilities. There is no assurance as to the degree to which the market value of Liberty/Ventures Group Tracking Stock will reflect the separate performance of the Liberty/Ventures Group.

TERMS OF THE LIBERTY/VENTURES COMBINATION

  If the Liberty/Ventures Combination is approved at the TCI Special Meeting, TCI anticipates filing the TCI Charter Amendment with the Secretary of State of the State of Delaware promptly thereafter. However, if the Merger is expected to be completed promptly after the TCI Special Meeting, TCI does not intend to complete the combination of the Liberty Media Group and the TCI Ventures Group, and will instead have such combination occur as part of the Merger. TCI currently intends to file the TCI Charter Amendment and combine the Liberty Media Group and the TCI Ventures Group regardless of whether the Merger Agreement is approved at the TCI Special Meeting or the Merger is consummated. The TCI Board has determined that the completion of the Liberty/Ventures Combination will be subject to the condition that TCI has received the opinion of Baker & Botts, LLP, as to the tax-free nature of the Liberty/Ventures Combination. See "The Proposed Transactions--Material Federal Income Tax Consequences--Material Federal Income Tax Consequences of the Liberty/Ventures Combination to Holders of TCI Ventures Group Stock" for a description of such opinion and the tax effects of the Liberty/Ventures Combination.

  Effective upon such filing, each outstanding share of TCI Ventures Group Series A Tracking Stock will be reclassified as and changed into 0.52 of a share of Liberty Media Group Series A Tracking Stock, which is referred to herein as "Liberty/Ventures Group Series A Tracking Stock," and each outstanding share of TCI Ventures Group Series B Tracking Stock will be reclassified as and changed into 0.52 of a share of Liberty Media Group Series B Tracking Stock, which is referred to herein as "Liberty/Ventures Group Series B Tracking Stock." Each outstanding option to purchase a share of TCI Ventures Group Tracking Stock will be converted into an option to purchase 0.52 of a share of Liberty/Ventures Group Tracking Stock at an exercise price per share equal to the quotient of (i) the exercise price per share of the existing option to purchase shares of TCI Ventures Group Tracking Stock divided by (ii)
0.52. The TCI Charter Amendment will also amend and restate certain provisions of the TCI Charter to delete references to the TCI Ventures Group and the TCI Ventures Group Tracking Stock currently contained therein, to redefine the "Liberty Media Group" to include the assets and businesses included in each of the Liberty Media Group and the TCI Ventures Group immediately prior to the effectiveness of the TCI Charter Amendment, to provide for the authorized number of shares of Liberty/Ventures Group Tracking Stock to be 1.5 billion shares of Liberty/Ventures Group Series A Tracking Stock and 150 million shares of Liberty/Ventures Group Series B Tracking Stock, representing the sum of the previously authorized numbers of shares of Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock, and to make certain other conforming changes necessary to effect the Liberty/Ventures Combination. If the Increased Authorization Proposal is approved, the TCI Charter Amendment will provide for the authorized number of shares of Liberty/Ventures Group Tracking Stock to be
2.5 billion shares of Liberty/Venture Group Series A Tracking Stock and 250 million shares of Liberty/Ventures Group Series B Tracking Stock.

  Upon the effectiveness of the TCI Charter Amendment, TCI will cause all of the capital stock of Liberty Media Corporation, the entity that holds substantially all of the assets attributed to the Liberty Media Group, to be contributed to TCI Ventures Group, LLC, the entity that holds substantially all of the assets attributed to the TCI Ventures Group. The name of TCI Ventures Group, LLC will then be changed to "Liberty Ventures, LLC."

  If the TCI Charter Amendment is approved by shareholders at the TCI Special Meeting and the TCI Charter Amendment is filed and becomes effective, TCI will instruct The Bank of New York, the transfer agent

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

for TCI Common Stock, to send each holder of TCI Ventures Group Tracking Stock a letter of transmittal regarding the surrender of certificates for TCI Ventures Group Tracking Stock and the issuance to such holder of new certificates representing shares of Liberty/Ventures Group Tracking Stock in connection with the Liberty/Ventures Combination. Current holders of shares of Liberty Media Group Tracking Stock will continue to hold their certificates representing such shares.

  The combined Liberty Media Group and TCI Ventures Group, following the Liberty/Ventures Combination, will be called the "Liberty Media Group;" however, for purposes of this Proxy Statement/Prospectus, the combined group is referred to as the "Liberty/Ventures Group." Dr. Malone, Chairman and Chief Executive Officer of TCI, will serve as Chairman of the Liberty/Ventures Group, Mr. Bennett, President and Chief Executive Officer of Liberty Media Corporation, will be President and Chief Executive Officer of the Liberty/Ventures Group and Mr. Howard, President of the TCI Ventures Group, will be Executive Vice President and Chief Operating Officer of the Liberty/Ventures Group.

 NO INITIAL INTER-GROUP INTEREST

  An "inter-group interest" refers to the interest that one group may have in the common equity value of the other group. The amount of the inter-group interest is reflected in terms of a number of shares of the tracking stock intended to reflect the performance of the second group. An inter-group interest is not evidenced by issued and outstanding shares.

  When the Liberty Media Group was created, the TCI Board decided that the TCI Group would not retain an inter-group interest in such group. The TCI Board determined a number of shares of Liberty Media Group Tracking Stock that represented 100% of the common equity value of TCI that was attributable to the Liberty Media Group's assets. TCI then distributed all of such shares as a dividend to the holders of TCI Group Tracking Stock. Similarly, the TCI Board determined that the TCI Group would not retain an inter-group interest in the TCI Ventures Group. No inter-group interest of the TCI Group in the other groups has since been created and none is intended to be created prior to the Liberty/Ventures Combination. The Liberty/Ventures Combination will not result in the creation of an inter-group interest. The Amended TCI Charter does not allow for an inter-group interest of the Liberty/Ventures Group in the TCI Group.

  Following the effectiveness of the Liberty/Ventures Combination, the TCI Group could create an inter-group interest in the Liberty/Ventures Group only if:

  . the TCI Group made a subsequent transfer of cash or other property to the Liberty/Ventures Group and such transfer was specifically designated by the TCI Board as being made to create an inter-group interest in the Liberty/Ventures Group (in contrast to other transfers such as loans or purchase and sale transactions) or

  . outstanding shares of Liberty/Ventures Group Tracking Stock were purchased with funds attributed to the TCI Group and were then retired or otherwise ceased to be outstanding.

  If the TCI Group were to create an inter-group interest in the Liberty/Ventures Group that interest would be represented by a "NUMBER OF SHARES ISSUABLE WITH RESPECT TO THE LIBERTY/VENTURES GROUP INTER-GROUP INTEREST." This is intended to express the inter-group interest as an investment in shares of Liberty/Ventures Group Tracking Stock. By way of example, if the TCI Group were to transfer funds to the Liberty/Ventures Group in creation of an inter-group interest (rather than as a loan), the Number of Shares Issuable with Respect to the Liberty/Ventures Inter-Group Interest so created would be the number determined by dividing the amount of such funds by the market value of a share of Liberty/Ventures Group Tracking Stock at the time of such transfer. Any subsequent transfer of funds of assets by the TCI Group to the Liberty/Ventures Group would increase the Number of Shares Issuable with Respect to the Liberty/Ventures Group Inter-Group Interest

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

in the same manner. If the Liberty/Ventures Group transferred funds or assets to the TCI Group and the TCI Board decided that the transfer was in reduction of the inter-group interest, the Number of Shares Issuable with Respect to the Liberty/Ventures Group Inter-Group Interest would similarly be reduced.

  If shares of Liberty/Ventures Group Tracking Stock were purchased with funds of the TCI Group and canceled or added to treasury, the Number of Shares Issuable with Respect to the Liberty/Ventures Group Inter-Group Interest would increase on a share for share basis. If the shares so purchased remained outstanding as a result of being held by a subsidiary included in the TCI Group, no inter-group interest would be created nor would any existing inter-group interest be increased. Instead, the TCI Group would hold outstanding shares of Liberty/Ventures Group Tracking Stock.

  If shares of Liberty/Ventures Group Tracking Stock are sold at a time when the TCI Group has an inter-group interest in the Liberty/Ventures Group, the TCI Board may determine to designate such sale as being in respect of such inter-group interest. In that event, the Number of Shares Issuable with Respect to the Liberty/Ventures Group Inter-Group Interest would be reduced, on a share for share, basis and the sale proceeds would be allocated to the TCI Group. The TCI Board has the discretion to determine that the shares to be issued in respect of any inter-group interest will be Liberty/Ventures Group Series A Tracking Stock or Liberty/Ventures Group Series B Tracking Stock or both, subject to there being a sufficient number of authorized and unissued shares of the applicable series.

  The Number of Shares Issuable with Respect to the Liberty/Ventures Group Inter-Group Interest, if any would also be:

  . adjusted as appropriate to reflect

    (a) subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of Liberty/Ventures Group Tracking Stock,

    (b) dividends or distributions payable in shares of Liberty/Ventures Group Tracking Stock to holders of such stock, and

    (c)  reclassifications of Liberty/Ventures Group Tracking Stock, and

  .  decreased by the number of shares of Liberty/Ventures Group Tracking
     Stock

    (a) issued upon conversion, exercise or exchange of TCI Convertible Securities (other than Pre-Existing Convertible Securities) that are not attributed to the Liberty/Ventures Group, or

    (b) issued by TCI as a dividend or distribution or by reclassification or exchange to holders of TCI Group Tracking Stock.

  "TCI CONVERTIBLE SECURITIES" means any securities of TCI (other than any series of TCI Common Stock) or any TCI subsidiary that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of TCI Common Stock. "PRE-EXISTING CONVERTIBLE SECURITIES" means (a) the convertible notes due December 12, 2021, issued by TCI UA, Inc, a subsidiary of TCI, (b) TCI Series C-Liberty Media Group Preferred Stock, (c) TCI Series H Preferred Stock, (d) certain options granted or assumed by TCI or its predecessor or a subsidiary that, immediately following the initial distribution of Liberty Media Group Tracking Stock, evidenced the right to purchase shares of Liberty Media Group Tracking Stock, and (e) options to purchase TCI Ventures Group Tracking Stock which were issued upon the September 10, 1997 consummation of the offers to exchange shares of TCI Group Tracking Stock for shares of TCI Ventures Group Tracking Stock in adjustment of certain options to purchase shares of TCI Group Series A Tracking Stock.

  Because an inter-group interest is not represented by outstanding shares, no voting rights are associated with the Number of Shares Issuable with Respect to the Liberty/Ventures Group Inter-Group Interest.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

  DESCRIPTION OF LIBERTY/VENTURES GROUP TRACKING STOCK AND EFFECTS ON EXISTING
                                TCI COMMON STOCK

  THE FOLLOWING DESCRIPTION IS QUALIFIED BY REFERENCE TO APPENDIX H TO THIS PROXY STATEMENT/PROSPECTUS, WHICH CONTAINS THE FULL TEXT OF THE TCI CHARTER AMENDMENT.

GENERAL

  The TCI Charter currently provides that TCI is authorized to issue 3,602,375,096 shares of capital stock, including

  . 3,550,000,000 shares of TCI Common Stock, of which

   --1,750,000,000 shares are designated TCI Group Series A Tracking Stock,

   --150,000,000 shares are designated TCI Group Series B Tracking Stock,

   --750,000,000 shares are designated Liberty Media Group Series A Tracking
    Stock,

   --75,000,000 shares are designated Liberty Media Group Series B Tracking
    Stock,

   --750,000,000 shares are designated TCI Ventures Group Series A Tracking
    Stock, and

   --75,000,000 shares are designated TCI Ventures Group Series B Tracking
    Stock, and

  . 52,375,096 shares of TCI Preferred Stock.

  If the Liberty/Ventures Combination Proposal is approved, the TCI Charter will be amended to reclassify the TCI Ventures Group Series A Tracking Stock and TCI Ventures Group Series B Tracking Stock as Liberty Media Group Series A Tracking Stock and Liberty Media Group Series B Tracking Stock, respectively. Pursuant to the Liberty/Ventures Combination Proposal, each share of TCI Ventures Group Series A Tracking Stock would be reclassified as 0.52 of a share of Liberty/Ventures Group Series A Tracking Stock, and each share of TCI Ventures Group Series B Tracking Stock would be reclassified as 0.52 of a share of Liberty/Ventures Group Series B Tracking Stock. Pursuant to the Amended TCI Charter, TCI would be authorized to issue 3,602,375,096 shares of capital stock, including

  . 3,550,000,000 shares of TCI Common Stock, of which

   --1,750,000,000 shares would be designated TCI Group Series A Tracking
    Stock,

   --150,000,000 shares would be designated TCI Group Series B Tracking
    Stock,

   --1,500,000,000 shares would be designated Liberty/Ventures Group Series
    A Tracking Stock, and

   --150,000,000 would be designated Liberty/Ventures Group Series B
    Tracking Stock, and

  . 52,375,096 shares of TCI Preferred Stock.


  If both the Liberty/Ventures Combination Proposal and the Increased Authorization Proposal are approved, the TCI Charter will, in addition to the amendment discussed in the previous paragraph, be amended to increase the authorized number of shares of Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock. Pursuant to the Amended TCI Charter, TCI would be authorized to issue 4,702,375,096 shares of capital stock, including:

  . 4,650,000,000 shares of TCI Common Stock, of which

   --1,750,000,000 shares would be designated TCI Group Series A Tracking
   Stock,

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


   --150,000,000 shares would be designated TCI Group Series B Tracking
   Stock,

   --2,500,000,000 shares would be designated Liberty/Ventures Group Series A Tracking Stock, and

   --250,000,000 shares would be designated Liberty/Ventures Group Series B Tracking Stock, and

  . 52,375,096 shares of TCI Preferred Stock.

  Any remaining authorized but unissued shares of Liberty/Ventures Group Tracking Stock will be available for issuance by TCI from time to time, as determined by the TCI Board, for any proper corporate purpose, which could include effecting stock dividends or splits, raising capital, acquiring other companies or making investments, or providing compensation or benefits to employees. The issuance of such shares would not be subject to approval by the shareholders of TCI, unless deemed advisable by the TCI Board or required by applicable law, regulation or NASDAQ/NM requirements.

VOTING RIGHTS

 GENERAL

  Under the Amended TCI Charter, holders of Liberty/Ventures Group Series A Tracking Stock are entitled to one vote for each share held and holders of Liberty/Ventures Group Series B Tracking Stock are entitled to 10 votes for each share held. Holders of TCI Group Series A Tracking Stock will continue to be entitled to one vote for each share held and holders of TCI Group Series B Tracking Stock will continue to be entitled to 10 votes for each share held. Except as described under "--Limited Class or Series Voting," holders of TCI capital stock entitled to vote will vote as one class with respect to all matters.

  If the Liberty/Ventures Combination Proposal is approved, the aggregate voting power of the former holders of TCI Ventures Group Tracking Stock will be reduced. Because each share of TCI Ventures Group Tracking Stock will be converted into 0.52 of a share of the corresponding series of Liberty/Ventures Group Tracking Stock in the Liberty/Ventures Combination, each share of TCI Ventures Group Series A Tracking Stock, as reclassified, would effectively be entitled to 0.52 of a vote, rather than one vote, per share, and each share of TCI Ventures Group Series B Tracking Stock, as reclassified, would effectively be entitled to 5.2 votes, rather than 10 votes, per share.

 SUPER-MAJORITY REQUIREMENTS

  The affirmative vote of holders of at least 66 2/3% of the total voting power of the outstanding TCI Voting Securities, voting together as a single class, is required for:

  . the amendment, alteration or repeal of any provision of, or the addition or insertion of new provisions to, the TCI Charter;

  . the adoption, amendment or repeal of any provision of the TCI By-Laws, unless the adoption, amendment or repeal is approved by at least 75% of the members of the TCI Board, in which case no shareholder vote will be required;

  . the merger or consolidation of TCI with or into any other corporation, other than a merger or consolidation that does not require the consent of shareholders under the DGCL or which at least 75% of the members of the TCI Board then in office have approved (in which case such merger or consolidation would require the approval of a majority of the total voting power of then-outstanding TCI Voting Securities),

  . the sale, lease or exchange of all or substantially all of the property and assets of TCI; or

  .  the dissolution of TCI.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


  In addition, the TCI Charter provides that a director may only be removed for "cause," (as defined in the TCI Charter). Other than where a director has been convicted of a felony, a 66 2/3% majority of the TCI Board must determine that there is cause for removal. The removal of the director must be approved by the holders of 66 2/3% of the total voting power of then-outstanding shares of TCI capital stock entitled to vote in the election of directors.

 LIMITED CLASS OR SERIES VOTING

  Under the TCI Charter, the holders of TCI Group Tracking Stock, Liberty Media Group Tracking Stock, TCI Ventures Group Tracking Stock and TCI Preferred Stock, if any, entitled to vote on a matter will vote as one class, except as otherwise required by the DGCL and except for any special voting rights of any class or series of TCI Preferred Stock. The Liberty/Ventures Combination Proposal will not effect any change in such class voting of shareholders, except that holders of TCI Ventures Group Tracking Stock will become holders of Liberty/Ventures Group Tracking Stock. The DGCL does not require a separate class or series vote of the holders of TCI Group Common Stock or Liberty/Ventures Group Common Stock to approve any matter except:

  .  a change in par value;

  . in certain circumstances not applicable in the case of TCI's outstanding stock, an increase or decrease in the authorized shares of such class or series; or

  . an amendment to the TCI Charter that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

Notwithstanding the last bullet point above, if an amendment to the TCI Charter would alter or change the powers, preferences or special rights of one or more series of a class of TCI capital stock so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to a separate series vote on the amendment. Because most matters brought to a shareholder vote will require the approval of only a specified percentage of TCI's outstanding capital stock entitled to vote (including TCI Group Tracking Stock and Liberty/Ventures Group Tracking Stock) voting together as a single class, if the holders of one or more series of TCI Common Stock have more than the number of votes required to approve any such matter, such holders would be in a position to control the outcome of the vote on such matter.

DIVIDENDS

 GENERAL

  The DGCL limits the amount of dividends or distributions that TCI can make to holders of TCI Common Stock. Such amount is determined on the basis of TCI as a whole and not on the basis of any individual group. The amount of TCI's funds available for distribution will be affected by the amount of (a) any net losses of any group, (b) any dividends or distributions on, or repurchases of, TCI Common Stock, and (c) dividends on, or certain repurchases of, TCI Preferred Stock. Dividends or distributions on TCI Common Stock are also subject to the prior payment of any dividends due on outstanding shares of TCI Preferred Stock. Certain subsidiaries of TCI are subject to loan agreements which contain provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements may also contain similar restrictions and limits.

 DIVIDENDS ON LIBERTY/VENTURES GROUP TRACKING STOCK

  In addition to the general limits on dividends by TCI discussed above, dividends on Liberty/Ventures Group Tracking Stock will be further limited to an amount not in excess of the Liberty/Ventures Group

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

Available Dividend Amount. This amount is intended to be similar to the amount that would be legally available for the payment of dividends on Liberty/Ventures Group Tracking Stock under the DGCL if the Liberty/Ventures Group were a separate Delaware corporation. The "LIBERTY/VENTURES GROUP AVAILABLE DIVIDEND AMOUNT" means, as of any date, the product of the Liberty/Ventures Group Outstanding Interest Fraction and either:

    (a) the excess of (1) an amount equal to the total assets of the Liberty/Ventures Group less the total liabilities (not including preferred stock) of the Liberty/Ventures Group as of such date over (2) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty/Ventures Group Tracking Stock and each class or series of TCI Preferred Stock attributed to the Liberty/Ventures Group; or

    (b) in case there is no such excess, an amount equal to the Earnings
  (Loss) Attributable to the Liberty/Ventures Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

  "EARNINGS (LOSS) ATTRIBUTABLE TO THE LIBERTY/VENTURES GROUP," means, for any period, the net earnings or loss of the Liberty/Ventures Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty/Ventures Group for such period as presented in the combined financial statements of the Liberty/Ventures Group, including income and expenses of TCI attributed to the operations of the Liberty/Ventures Group on a substantially consistent basis.

  The "LIBERTY/VENTURES GROUP OUTSTANDING INTEREST FRACTION" is the fraction that the outstanding shares of Liberty/Ventures Group Tracking Stock represents as of any date of the sum of such outstanding shares and the Number of Shares Issuable with Respect to the Liberty/Ventures Group Inter-Group Interest, if any.

  If the Liberty/Ventures Combination Proposal is approved, the Liberty/Ventures Group Available Dividend Amount would reflect the combined assets and liabilities of the TCI Ventures Group and the Liberty Media Group. There can be no assurance that there will be a Liberty/Ventures Group Available Dividend Amount.

  Except for dividends declared or paid as described under "--Share Distributions" and "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty/Ventures Group Tracking Stock," any dividends paid on Liberty/Ventures Group Series A Tracking Stock or Liberty/Ventures Group Series B Tracking Stock will be paid only on both series, in equal amounts per share.

  At the time of any dividend or other distribution on the outstanding shares of Liberty/Ventures Group Tracking Stock, including any dividend paid upon a Disposition of all or substantially all of the assets and businesses of the Liberty/Ventures Group, as described below, if the TCI Group then has an inter-group interest in the Liberty/Ventures Group, the TCI Group will be credited, and the Liberty/Ventures Group will be charged, with an amount equal to (a) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of Liberty/Ventures Group Tracking Stock multiplied by (b) a fraction the numerator of which is the Liberty/Ventures Group Inter-Group Interest Fraction and the denominator of which is the Liberty/Ventures Group Outstanding Interest Fraction. "LIBERTY/VENTURES GROUP INTER-GROUP INTEREST FRACTION" is the fraction that the Number of Shares Issuable with Respect to the Liberty/Ventures Group Inter-Group Interest, if any, represents as of any date of the sum of such Number of Shares Issuable with Respect to the Liberty/Ventures Group Inter-Group Interest and the aggregate number of shares of Liberty/Ventures Group Tracking Stock outstanding on such date.

  If a subsidiary of TCI attributed to the TCI Group acquired shares of Liberty/Ventures Group Tracking Stock and these shares were not canceled, they would continue to be outstanding and would entitle the holder

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

to receive dividends and distributions paid on the Liberty/Ventures Group Tracking Stock. An interest of the TCI Group in the Liberty/Ventures Group that is represented by outstanding shares of Liberty/Venture Group Tracking Stock is not an inter-group interest.

 DIVIDENDS ON TCI GROUP TRACKING STOCK

  In addition to the general limitations on dividends by TCI discussed above, dividends on TCI Group Tracking Stock will be further limited to an amount not in excess of the TCI Group Available Dividend Amount, which is intended to be similar to the amount that would be legally available for the payment of dividends on TCI Group Tracking Stock under the DGCL if the TCI Group were a separate Delaware Corporation. The "TCI GROUP AVAILABLE DIVIDEND AMOUNT" means, as of any date, either:

    (a) the excess of (1) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group over (2) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Group Tracking Stock and each class or series of TCI Preferred Stock attributed to the TCI Group; or

    (b) if there is no such excess, an amount equal to the Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

  The "EARNINGS (LOSS) ATTRIBUTABLE TO THE TCI GROUP" means, for any period, the net earnings or loss of the TCI Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group for such period, including income and expenses of TCI attributed to the operations of the TCI Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

  The provisions of the TCI Charter regarding dividends on TCI Group Tracking Stock will not be affected by the Liberty/Ventures Combination Proposal because the assets and liabilities attributed to the TCI Group will not change.

 DISCRIMINATION BETWEEN OR AMONG SERIES OF TCI COMMON STOCK

  The TCI Board, subject to the restrictions as to amounts available for dividends and the types of share distributions which are permitted, as described below, will have the authority and discretion to declare and pay dividends on TCI Group Tracking Stock or Liberty/Ventures Group Tracking Stock in equal or unequal amounts, notwithstanding the relationship between the TCI Group Available Dividend Amount and the Liberty/Ventures Group Available Dividend Amount, the respective amounts of prior dividends declared on, or liquidation rights of, TCI Group Tracking Stock or Liberty/Ventures Group Tracking Stock or any other factor. This could include declaring and paying no dividends on the Liberty/Ventures Group Tracking Stock while declaring and paying dividends on the TCI Group Tracking Stock or vice versa.

SHARE DISTRIBUTIONS

  TCI may declare and pay a distribution consisting of shares of TCI Group Tracking Stock, Liberty/Ventures Group Tracking Stock or any other securities of TCI or any other person (sometimes referred to as a "share distribution") to holders of TCI Common Stock only as provided below.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


 DISTRIBUTIONS ON LIBERTY/VENTURES GROUP TRACKING STOCK

  If at any time a share distribution is paid on Liberty/Ventures Group Tracking Stock, such share distribution will be declared and paid only as follows or as permitted with respect to redemptions and other distributions referred to herein:

  . share distributions consisting of shares of Liberty/Ventures Group Series A Tracking Stock (or related TCI Convertible Securities) may be made to holders of Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock, on an equal per share basis;

  . share distributions consisting of shares of Liberty/Ventures Group Series B Tracking Stock (or related TCI Convertible Securities) may be made to holders of Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock, on an equal per share basis;

  . share distributions consisting of shares of Liberty/Ventures Group Series A Tracking Stock (or related TCI Convertible Securities) may be made to holders of Liberty/Ventures Group Series A Tracking Stock and, on an equal per share basis, shares of Liberty/Ventures Group Series B Tracking Stock (or related TCI Convertible Securities) may be made to holders of Liberty/Ventures Group Series B Tracking Stock; or

  . share distributions consisting of any other securities of TCI (other than TCI Group Tracking Stock or Liberty/Ventures Group Tracking Stock) or any other person (or related TCI Convertible Securities), may be made either as:

      -- a distribution of identical securities to holders of Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock, on an equal per share basis; or

      -- a distribution of one class or series of securities to holders of Liberty/Ventures Group Series A Tracking Stock and another class or series of securities to holders of Liberty/Ventures Group Series B Tracking Stock, provided that (a) the securities distributed do not differ in any respect other than their relative voting rights and related differences, and holders of shares of Liberty/Ventures Group Series B Tracking Stock receive the class or series having the higher relative voting rights and (b) if the securities so distributed constitute capital stock of a subsidiary of TCI, such rights do not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock.

  Because the Liberty/Ventures Group is not permitted to have an inter-group interest in the TCI Group, no distributions on Liberty/Ventures Group Tracking Stock of shares of TCI Group Tracking Stock (or related TCI Convertible Securities) are permitted.

  TCI will not reclassify, subdivide or combine one series of Liberty/Ventures Group Tracking Stock without reclassifying, subdividing or combining the other series, on an equal per share basis.

 DISTRIBUTIONS ON TCI GROUP TRACKING STOCK

  If at any time a share distribution is to be made with respect to the TCI Group Tracking Stock, such share distribution will be declared and paid only as follows:

  . share distributions consisting of shares of TCI Group Series A Tracking Stock or, if the TCI Group has an inter-group interest in the Liberty/Ventures Group, Liberty/Ventures Group Series A Tracking Stock (or related TCI Convertible Securities) to holders of TCI Group Series A Tracking Stock and TCI Group Series B Tracking Stock, on an equal per share basis;

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


  . share distributions consisting of shares of TCI Group Series B Tracking Stock or, if the TCI Group has an inter-group interest in the Liberty/Ventures Group, Liberty/Ventures Group Series B Tracking Stock (or related TCI Convertible Securities), to holders of TCI Group Series A Tracking Stock and TCI Group Series B Tracking Stock, on an equal per share basis; or

  . share distributions consisting of shares of TCI Group Series A Tracking Stock or, if the TCI Group has an inter-group interest on the Liberty/Ventures Group, Liberty/Ventures Group Series A Tracking Stock (or related TCI Convertible Securities), to holders of TCI Group Series A Tracking Stock and, on an equal per share basis, shares of TCI Group Series B Tracking Stock or Liberty/Ventures Group Series B Tracking Stock (or related TCI Convertible Securities) to holders of TCI Group Series B Tracking Stock; or

  . share distributions consisting of shares or other securities of TCI (other than TCI Group Tracking Stock or Liberty/Ventures Group Tracking Stock) or any other person (or related TCI Convertible Securities), either as:

      -- a distribution of identical securities, on an equal per share basis, to holders of TCI Group Series A Tracking Stock and TCI Group Series B Tracking Stock; or

      -- a distribution of one class or series of securities to holders of TCI Group Series A Tracking Stock and another class or series of securities to holders of TCI Group Series B Tracking Stock, provided that (a) the securities distributed do not differ in any respect other than their relative voting rights and related differences and holders of shares of TCI Group Series B Tracking Stock receive the class or series having the higher relative voting rights and (b) if the securities so distributed constitute capital stock of a subsidiary of TCI, such rights do not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between TCI Group Series A Tracking Stock and TCI Group Series B Tracking Stock.

  If TCI distributes shares of Liberty/Ventures Tracking Stock to the holders of TCI Group Tracking Stock, the sum of (x) the number of shares of Liberty/Ventures Group Tracking Stock to be distributed (or the number of such shares issuable upon conversion of any related TCI Convertible Securities so distributed) and (y) the number of shares of Liberty/Ventures Group Tracking Stock that are subject to issuance upon conversion of any TCI Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Existing Convertible Securities), shall not exceed the Number of Shares Issuable with Respect to the Liberty/Ventures Group Inter-Group Interest.

  TCI will not reclassify, subdivide or combine one series of TCI Group Tracking Stock without reclassifying, subdividing or combining the other series, on an equal per share basis.

CONVERSION AND REDEMPTION

 CONVERSION AT THE OPTION OF THE HOLDER

  Each share of Liberty/Ventures Group Series B Tracking Stock will be convertible, at the option of the holder thereof, into one share of Liberty/Ventures Group Series A Tracking Stock. Shares of Liberty/Ventures Group Series A Tracking Stock will not be convertible into shares of Liberty/Ventures Group Series B Tracking Stock.

 CONVERSION AT THE OPTION OF TCI

  The TCI Board may at any time declare that all of the outstanding shares of Liberty/Ventures Group Series A Tracking Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

TCI Group Tracking Stock of the corresponding series. Such conversion would be made at the Liberty/Ventures Optional Conversion Ratio, which is the ratio of the private market value of a share of Liberty/Ventures Group Tracking Stock, determined by appraisal, to the public trading price of a share of TCI Group Tracking Stock.

  The "LIBERTY/VENTURES GROUP OPTIONAL CONVERSION RATIO" means the quotient (calculated to the nearest five decimal places) obtained by dividing (a) Liberty/Ventures Group Tracking Stock Per Share Value by (b) the average market value of one share of TCI Group Series A Tracking Stock over the 20-trading day period ending on the trading day preceding the Appraisal Date. The "LIBERTY/VENTURES GROUP TRACKING STOCK PER SHARE VALUE" will equal the quotient obtained by dividing the Liberty/Ventures Group Private Market Value by the Adjusted Outstanding Shares of Liberty/Ventures Group Tracking Stock, which will be determined in the manner provided below. The Amended TCI Charter generally defines the "MARKET VALUE" of any class or series of TCI capital stock on any given trading day as the average of the high and low reported sale prices of a share of such class or series on the NASDAQ/NM or other stock exchange on such trading day. The market value calculation will be appropriately adjusted to reflect changes in prices resulting from dividends, stock splits, reverse splits and similar events. These adjustments are set forth in detail in the Amended TCI Charter.

  The "LIBERTY/VENTURES GROUP PRIVATE MARKET VALUE" means an amount equal to the private market value of the Liberty/Ventures Group as of the last day of the calendar month preceding the month in which the last of the two appraisers referred to below are selected (the last day of such calendar month is referred to as the "APPRAISAL DATE").

  In the event that TCI determines to establish the Liberty/Ventures Group Private Market Value, TCI will designate an investment banking firm of recognized national standing (the "FIRST APPRAISER") and a committee composed of independent directors (as determined under NASDAQ/NM rules) of the TCI Board will designate a second investment banking firm of recognized national standing (the "SECOND APPRAISER"). The date the last of such appraisers is selected is referred to as the "SELECTION DATE." Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to the private market value of the Liberty/Ventures Group as of the Appraisal Date. If the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value (the "HIGHER APPRAISED AMOUNT") is not more than 120% of the lower of such respective final views (the "LOWER APPRAISED AMOUNT"), the Liberty/Ventures Group Private Market Value (subject to any adjustment as to the shares deemed outstanding as described below) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate a third investment banking firm of recognized national standing (the "MUTUALLY DESIGNATED APPRAISER") to determine such private market value. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine such private market value (the "MUTUALLY APPRAISED AMOUNT"), and the Liberty/Ventures Group Private Market Value (subject to any adjustment as to the shares deemed outstanding as described below) will be:

  . if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (1) the average of (x) the Mutually Appraised Amount and (y) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (2) the Mutually Appraised Amount if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount; or

  . if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


  For these purposes, if any such investment banking firm expresses its final view of the private market value of the Liberty/Ventures Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

  Each of the investment banking firms referred to above will be instructed to determine the private market value of the Liberty/Ventures Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the Liberty/Ventures Group, as if the Liberty/Ventures Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Liberty/Ventures Group, other than regulatory constraints which would have existed if the Liberty/Ventures Group were a publicly traded non-controlled entity.

  Following the determination of the Liberty/Ventures Group Private Market Value, the investment banking firms whose final views of the private market value of the Liberty/Ventures Group were used in the calculation of the Liberty/Ventures Group Private Market Value will determine the Adjusted Outstanding Shares of Liberty/Ventures Group Tracking Stock together with any further appropriate adjustments to the Liberty/Ventures Group Private Market Value resulting from such determination. The "ADJUSTED OUTSTANDING SHARES OF LIBERTY/VENTURES GROUP TRACKING STOCK" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of Liberty/Ventures Group Tracking Stock outstanding, the Number of Shares Issuable with Respect to the Liberty/Ventures Group Inter-Group Interest, the number of shares of Liberty/Ventures Group Tracking Stock issuable upon the conversion, exercise or exchange of all Pre-Existing Convertible Securities that continue to be outstanding, and the number of shares of Liberty/Ventures Group Tracking Stock issuable upon the conversion, exercise or exchange of those TCI Convertible Securities (other than Pre-Existing Convertible Securities) the holders of which would derive an economic benefit from conversion, exercise or exchange of such TCI Convertible Securities that exceeds the economic benefit of not converting, exercising or exchanging such TCI Convertible Securities. If such investment banking firms do not agree on the number of shares deemed outstanding as provided in this paragraph, the Liberty/Ventures Group Tracking Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

  TCI is not required to convert shares of Liberty/Ventures Group Tracking Stock into TCI Group Tracking Stock even if it has gone through the process of determining the Liberty/Ventures Group Tracking Stock Per Share Value. If TCI determines to convert shares of Liberty/Ventures Group Series A Tracking Stock into TCI Group Series A Tracking Stock and shares of Liberty/Ventures Group Series B Tracking Stock into TCI Group Series B Tracking Stock at the Liberty/Ventures Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If TCI determines not to undertake such conversion, TCI may at any time thereafter undertake to reestablish the Liberty/Ventures Group Tracking Stock Per Share Value as of a subsequent date.

  Any such conversion would dilute the interests of holders of TCI Group Tracking Stock and would preclude holders of Liberty/Ventures Group Tracking Stock from retaining their interest in a security reflecting separately the business of the Liberty/Ventures Group. In addition, the adjustments in respect of Pre-Existing Convertible Securities would dilute the interests of holders of Liberty/Ventures Group Tracking Stock upon any conversion of shares of Liberty/Ventures Group Tracking Stock into TCI Group Tracking Stock at the Liberty/Ventures Group Optional Conversion Ratio.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

 MANDATORY DIVIDEND, REDEMPTION OR CONVERSION OF LIBERTY/VENTURES GROUP TRACKING STOCK

  Upon the Disposition in one transaction or a series of related transactions by TCI and its subsidiaries of all or substantially all of the properties and assets of the Liberty/Ventures Group to any one or more persons, entities or groups, TCI will, on or prior to the 85th trading day following the consummation of such Disposition, take one of the following actions:

    (a) Subject to the limitations described under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of TCI Common Stock) to the holders of the outstanding shares of Liberty/Ventures Group Tracking Stock, equally on a share for share basis (subject to the provisions described in the last sentence of the following paragraph), in an aggregate amount equal to the product of the Liberty/Ventures Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Liberty/Ventures Group Net Proceeds of such Disposition. The "LIBERTY/VENTURES GROUP NET PROCEEDS" generally means an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or provision for any taxes, liabilities and other obligations of the Liberty/Ventures Group borne by TCI in respect of such Disposition and preferential amounts, accumulated and unpaid dividends and other obligations in respect of TCI Preferred Stock attributed to the Liberty/Ventures Group. To the extent the proceeds of any Disposition include any securities or other property other than cash, the TCI Board will determine the value of such securities or property.

    (b) Provided there are assets of TCI legally available therefor and the Liberty/Ventures Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described above, then:

    . if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty/Ventures Group, TCI may redeem all outstanding shares of Liberty/Ventures Group Tracking Stock in exchange for cash and/or securities or other property (other than TCI Common Stock) in an aggregate amount equal to the product of the Adjusted Liberty/Ventures Group Outstanding Interest Fraction as of the date of such redemption and the Liberty/Ventures Group Net Proceeds of such Disposition. Such aggregate amount would be allocated (subject to the provisions described in the last sentence of the following paragraph) to shares of Liberty/Ventures Group Tracking Stock so that the amount of consideration paid for the redemption of each share of Liberty/Ventures Group Series A Tracking Stock and each share of Liberty/Ventures Group Series B Tracking Stock is the same; or

    . if such Disposition involves substantially all (but not all) of the properties and assets of the Liberty/Ventures Group, TCI may apply an aggregate amount of cash and/or securities or other property (other than TCI Common Stock) equal to the product of the Liberty/Ventures Group Outstanding Interest Fraction as of the date shares are selected for redemption and the Liberty/Ventures Group Net Proceeds of such Disposition to the redemption of outstanding shares of Liberty/Ventures Group Tracking Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the following paragraph) to shares of Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock in the ratio of the number of shares of each such series outstanding. The number of shares of each such series to be redeemed would equal the lesser of (1) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average market value of one share of Liberty/Ventures Group Series A Tracking Stock during the 10-trading day period beginning on the 16th trading day following the consummation of such Disposition and (b) the number of shares of such series outstanding, so that the amount of consideration paid for the redemption of each share of Liberty/Ventures Group Series A Tracking Stock and each share of Liberty/Ventures Group Series B Tracking Stock is the same; or

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

    . convert (1) each outstanding share of Liberty/Ventures Group Series A Tracking Stock into a number (or fraction) of shares of TCI Group Series A Tracking Stock and (2) each outstanding share of Liberty/Ventures Group Series B Tracking Stock into a number (or fraction) of shares of TCI Group Series B Tracking Stock, in each case, equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the market value of one share of Liberty/Ventures Group Series A Tracking Stock to the market value of one share of TCI Group Series A Tracking Stock during the 10-trading day period referred to in the preceding bullet of this paragraph.

  TCI may elect to pay the dividend or redemption price referred to in clause
(a) or (b) above either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than TCI Common Stock) that the TCI Board determines will have an aggregate market value on a fully distributed basis, of not less than the amount equal to the product of the Liberty/Ventures Group Net Proceeds and, in the case of a dividend or partial redemption, the Liberty Ventures Group Outstanding Interest Fraction, or, in the case of a complete redemption, the Adjusted Liberty/Ventures Group Outstanding Interest Fraction.

  If the dividend or redemption price is paid in the form of securities of an issuer other than TCI, the TCI Board may determine either to:

    (a) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Liberty/Ventures Group Series A Tracking Stock and another class or series of securities to holders of Liberty/Ventures Group Series B Tracking Stock, provided that such securities (and any other securities issuable upon conversion, exercise or exchange of such securities) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions with holders of shares of Liberty/Ventures Group Series B Tracking Stock receiving the class or series having the higher relative voting rights; or

    (b) pay the dividend or redemption price in the form of a single class of securities on an equal per share basis.

  If the securities referred to in clause (a) above constitute capital stock of a subsidiary of TCI, the rights of such securities will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock.

  For purposes of the foregoing, the "ADJUSTED LIBERTY/VENTURES GROUP OUTSTANDING INTEREST FRACTION" is the fraction that the outstanding shares of Liberty/Ventures Group Tracking Stock represents as of any date of the sum of
(a) such outstanding shares, (b) the Number of Shares Issuable with Respect to the Liberty/Ventures Group Inter-Group Interest, and (c) the number of shares of Liberty/Ventures Group Tracking Stock issuable upon conversion, exercise or exchange of Pre-Existing Convertible Securities.

  In addition, for the purposes of the foregoing, "substantially all of the properties and assets of the Liberty/Ventures Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the TCI Board) of the properties and assets of the Liberty/Ventures Group as of such date. The assets to be transferred to the TCI Group in connection with the Merger will not constitute a disposition of all or substantially all of the assets of the Liberty/Ventures Group and the Asset Transfers will not result in TCI being required to take any of the foregoing actions with respect to the Liberty/Ventures Group Tracking Stock.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

  Notwithstanding anything to the contrary in this section "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty/Ventures Group Tracking Stock," the provisions of this section will not apply to:

    (a) the Disposition by TCI of all of TCI's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of TCI;

    (b) a dividend, other distribution or redemption in accordance with any provision described under "--Dividends," "--Share Distributions," "-- Redemption in Exchange for Stock of Subsidiary" or "--Liquidation Rights;"

    (c) a Disposition to any person, entity or group that TCI, directly or indirectly, after giving effect to the Disposition, controls; or

    (d) a Disposition in connection with a TCI Related Business Transaction.

  A "TCI RELATED BUSINESS TRANSACTION" generally means any Disposition of all or substantially all of the properties and assets of a group in which TCI receives as proceeds of such Disposition primarily equity securities of the purchaser or acquiror of such properties and assets, any entity that succeeds to such properties and assets or a third-party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the applicable group prior to such Disposition, as determined in good faith by the TCI Board.

  The TCI Related Business Transaction exception to the foregoing requirements would enable TCI to enter into transactions in which the properties or assets of the Liberty/Ventures Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary businesses to those of the Liberty/Ventures Group while maintaining the capital structure and delineation of business groups contemplated by the Liberty/Ventures Combination Proposal.

  The effect of using the Adjusted Liberty/Ventures Group Outstanding Interest Fraction instead of the Liberty/Ventures Group Outstanding Interest Fraction in the determination of amounts to be paid in redemption of shares of Liberty/Ventures Group Tracking Stock following a Disposition of all of the properties and assets of the Liberty/Ventures Group is to allocate to the TCI Group a portion of the Liberty/Ventures Group Net Proceeds of the Disposition, in addition to the amount so allocated in respect of any inter-group interest, sufficient to provide for the delivery of the portion of the consideration deliverable by TCI upon any post-Disposition conversion, exercise or exchange of Pre-Existing Convertible Securities that is in substitution for shares of Liberty/Ventures Group Tracking Stock that would have been issuable upon such exchange if it had occurred prior to such Disposition. To the extent such Pre-Existing Convertible Securities are included in the determination of the Adjusted Liberty/Ventures Group Outstanding Interest Fraction, TCI's obligations in respect of such securities would not be a reduction in the calculation of the Liberty/Ventures Group Net Proceeds.

  In the event any redemption of Liberty/Ventures Group Tracking Stock or conversion of Liberty/Ventures Group Tracking Stock into TCI Group Tracking Stock is made in circumstances in which securities or property are allocated to the TCI Group in respect of Pre-Existing Convertible Securities entitled to receive such securities or property upon conversion, exercise or exchange (such securities or other property, the "RESERVED PROPERTY"), the TCI Group will segregate and hold such property separate (in the case of any Reserved Property other than TCI Group Tracking Stock), or duly reserve shares of TCI Group Tracking Stock issuable upon such conversion, exercise or exchange, for the benefit of the holders of Pre-Existing Convertible Securities. In the event the holders of any such Pre-Existing Convertible Securities do not convert, exercise or exchange such securities prior to the expiration of any conversion or exercise right or the retirement of such

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

security, then the Reserved Property shall revert to the TCI Group and the former holders of Liberty/Ventures Group Tracking Stock shall have no interest in the Reserved Property.

  The option to convert Liberty/Ventures Group Tracking Stock into TCI Group Tracking Stock in the event of a Disposition provides TCI with additional flexibility by allowing TCI to deliver consideration in the form of shares of TCI Group Tracking Stock rather than cash, securities or other property. This alternative could be used, for example, in circumstances when TCI did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when TCI desired to retain such proceeds.

  If TCI disposed of less than substantially all of the properties and assets of the Liberty/Ventures Group in one transaction, TCI would not be required to pay a dividend on, redeem or convert the outstanding shares of Liberty/Ventures Group Tracking Stock, even if TCI later disposed of additional properties and assets of the Liberty/Ventures Group, which, together with the properties and assets disposed of in the first transaction would have constituted substantially all of the properties and assets of the Liberty/Ventures Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if the properties and assets disposed of in the second transaction constituted at least substantially all of the properties and assets of the Liberty/Ventures Group at such time. If TCI disposed of less than substantially all of the properties and assets of the Liberty/Ventures Group, the holders of Liberty/Ventures Group Tracking Stock would not be entitled to receive any dividend or have their shares redeemed or converted for TCI Group Tracking Stock, although the TCI Board could determine, in its sole discretion, to pay a dividend on the Liberty/Ventures Group Tracking Stock in an amount related to the proceeds of such Disposition.

  At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Liberty/Ventures Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Liberty/Ventures Group Tracking Stock), with an amount equal to the product of (a) the aggregate amount paid in respect of such dividend times (b) a fraction the numerator of which is the Liberty/Ventures Group Inter-Group Interest Fraction and the denominator of which is the Liberty/Ventures Group Outstanding Interest Fraction.

 REDEMPTION IN EXCHANGE FOR STOCK OF SUBSIDIARY

  At any time at which all of the assets and liabilities attributed to the Liberty/Ventures Group have become and continue to be held directly or indirectly by any one or more Liberty/Ventures Group Qualifying Subsidiaries, the TCI Board may, subject to the availability of assets of TCI legally available therefor, redeem on a pro rata basis, all of the outstanding shares of Liberty/Ventures Group Tracking Stock in exchange for an aggregate number of outstanding, fully paid and nonassessable shares of common stock of each Liberty/Ventures Group Qualifying Subsidiary equal to the product of the Adjusted Liberty/Ventures Group Outstanding Interest Fraction and the number of outstanding shares of common stock of such Liberty/Ventures Group Qualifying Subsidiary that are owned by TCI. "LIBERTY/VENTURES GROUP QUALIFYING SUBSIDIARY" means a subsidiary of TCI that holds, directly or indirectly, assets or liabilities attributed to the Liberty/Ventures Group in which (a) TCI's ownership and voting interest is sufficient to satisfy the requirements of the IRS for a distribution of TCI's interest in such subsidiary to holders of Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock that is tax free to such holders or (b) TCI owns, directly or indirectly, all of the issued and outstanding capital stock. In order for such a subsidiary to be a Liberty/Ventures Group Qualifying subsidiary under clause (a) of the previous sentence, TCI or a subsidiary of TCI would have to own at least 80% of the total combined voting power of all classes of stock of such subsidiary entitled to vote and at least 80% of the total number of all other classes of shares of such subsidiary.

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                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


  The effect of using the Adjusted Liberty/Ventures Group Outstanding Interest Fraction instead of the Liberty/Ventures Group Outstanding Interest Fraction in the determination of shares of the Liberty/Ventures Group Qualifying Subsidiaries deliverable in such a redemption is to allocate to the TCI Group a portion of the shares of the Liberty/Ventures Group Qualifying Subsidiaries, in addition to the number of such shares so allocated in respect of any inter-group interest, sufficient to provide for the delivery of the consideration deliverable by TCI upon any post-redemption conversion, exercise or exchange of Pre-Existing Convertible Securities or other TCI Convertible Securities (other than Pre-Existing Convertible Securities) that become so payable in substitution for shares of Liberty/Ventures Group Tracking Stock that would have been issuable upon such exchange if it had occurred prior to such redemption.

  In effecting such a redemption, the TCI Board may determine either to:

  . redeem shares of Liberty/Ventures Group Tracking Stock in exchange for shares of separate classes or series of common stock of each Liberty/Ventures Group Qualifying Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock, with holders of shares of Liberty/Ventures Group Series B Tracking Stock receiving the class or series having the higher relative voting rights, or

  . redeem shares of Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock in exchange for shares of a single class of common stock of each Liberty/Ventures Group Qualifying Subsidiary without distinction between the shares distributed to the holders of the two series of Liberty/Ventures Group Tracking Stock.

 CERTAIN PROVISIONS RESPECTING CONVERTIBLE SECURITIES

  If all the outstanding shares of Liberty/Ventures Group Tracking Stock are redeemed or converted, the following provisions will apply with respect to securities convertible into or exercisable or exchangeable for shares of Liberty/Ventures Media Group Tracking Stock:

  . Pre-Existing Convertible Securities. Unless the provisions of any class or series of Pre-Existing Convertible Securities provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of Liberty/Ventures Group Tracking Stock were converted or redeemed, any shares of Liberty/Ventures Group Tracking Stock that are issued on conversion, exercise or exchange of any Pre-Existing Convertible Securities will, immediately upon issuance, be converted into or redeemed in exchange for, as applicable, the kind and amount of consideration that would have been received had such Pre-Existing Convertible Securities been converted, exercised or exchanged into Liberty/Ventures Group Tracking Stock immediately prior to such action.

  . Other TCI Convertible Securities. Unless the provisions of any class or series of TCI Convertible Securities (other than Pre-Existing Convertible Securities) provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of Liberty/Ventures Group Tracking Stock were converted or redeemed, any share of Liberty/Ventures Group Tracking Stock that is issued on conversion, exercise or exchange of any such TCI Convertible Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange, be redeemed in exchange for, to the extent assets of TCI are legally available therefor, $0.01 per share in cash.

 GENERAL CONVERSION AND REDEMPTION PROVISIONS

  Public Announcement Required in Connection with Dispositions. Not later than the 10th trading day following the consummation of a Disposition in one transaction or a series of transactions of all or substantially all of the properties and assets of the Liberty/Ventures Group to any one or more persons, entities or groups,

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                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

TCI will issue a press release stating (a) the Liberty/Ventures Group Net Proceeds of such Disposition, (b) the number of outstanding shares of each series of Liberty/Ventures Group Tracking Stock, (c) the number of shares of each series of Liberty/Ventures Group Tracking Stock into or for which TCI Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such TCI Convertible Securities are Pre-Existing Convertible Securities),
(d) the Liberty/Ventures Group Outstanding Interest Fraction as of a recent date preceding the date of such notice and (e) the Adjusted Liberty/Ventures Group Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th trading day and not later than the 30th trading day following the consummation of such Disposition, TCI will issue a press release stating which of the actions described in clause (a), (b) or (c) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty/Ventures Group Tracking Stock" it has irrevocably determined to take.

  Notices Required in Connection with Certain Dividends. If TCI determines to pay a dividend described in clause (a) of the first paragraph under "-- Mandatory Dividend, Redemption or Conversion of Liberty/Ventures Group Tracking Stock," TCI will, not later than the 30th trading day following the consummation of such Disposition, cause to be given to each holder of outstanding shares of Liberty/Ventures Group Tracking Stock a notice setting forth (a) the record date for determining holders entitled to receive such dividend, which will be not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition, (b) the anticipated payment date of such dividend (which will not be more than 85 trading days following the consummation of such Disposition), (c) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of each series of Liberty/Ventures Group Tracking Stock, (d) the Liberty/Ventures Group Net Proceeds of such Disposition, (e) the Liberty/Ventures Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, and (f) the number of outstanding shares of each series of Liberty/Ventures Group Tracking Stock and the number of shares of each series of Liberty/Ventures Group Tracking Stock into or for which outstanding TCI Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof.

  Notices Required in Connection with Redemptions Involving Dispositions of All Liberty/Ventures Group Assets. If TCI determines to undertake a redemption of shares of Liberty/Ventures Group Tracking Stock following a Disposition of all (not merely substantially all) of the properties and assets of the Liberty/Ventures Group as described in the first bullet of clause (b) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty/Ventures Group Tracking Stock," TCI will cause to be given to each holder of outstanding shares of Liberty/Ventures Group Tracking Stock a notice setting forth (a) a statement that all shares of Liberty/Ventures Group Tracking Stock outstanding on the redemption date will be redeemed, (b) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition), (c) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Liberty/Ventures Group Tracking Stock outstanding on the redemption date, (d) the Liberty/Ventures Group Net Proceeds of such Disposition, (e) the Adjusted Liberty/Ventures Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (f) the place or places where certificates for shares of Liberty/Ventures Group Tracking Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property, and (g) the number of outstanding shares of each series of Liberty/Ventures Group Tracking Stock and the number of shares of each series of Liberty/Ventures Group Tracking Stock into or for which outstanding TCI Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such TCI Convertible Securities are Pre-Existing Convertible Securities). Such notice will be sent not less than 35 trading days nor more than 45 trading days prior to the redemption date.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

  Notices Required in Connection with Redemptions Involving Dispositions of Substantially All Liberty/Ventures Group Assets. If TCI determines to undertake a redemption of shares of Liberty/Ventures Group Tracking Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty/Ventures Group as described in the second bullet point of clause
(b) of the first paragraph under "--Mandatory Dividend, Redemption or Conversion of Liberty/Ventures Group Tracking Stock," TCI will, not later than the 30th trading day following the consummation of such Disposition, cause to be given to each holder of record of outstanding shares of Liberty/Ventures Group Tracking Stock a notice setting forth (a) a date not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition, which will be the date on which shares of Liberty/Ventures Group Tracking Stock then outstanding will be selected for redemption, (b) the anticipated redemption date (which will not be more than 85 trading days following the consummation of such Disposition), (c) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Liberty/Ventures Group Tracking Stock selected for redemption, (d) the Liberty/Ventures Group Net Proceeds of such Disposition, (e) the Liberty/Ventures Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (f) the number of outstanding shares of each series of Liberty/Ventures Group Tracking Stock and the number of shares of each series of Liberty/Ventures Group Tracking Stock into or for which outstanding TCI Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof, and (g) a statement that TCI will not be required to register a transfer of any shares of Liberty/Ventures Group Tracking Stock for a period of 15 trading days next preceding the date referred to in clause (a) of this sentence. Promptly following the date referred to in clause (a) of the preceding sentence, but not earlier than the 40th trading day and not later than the 50th trading day following the consummation of such Disposition, TCI will cause to be given to each holder of shares of Liberty/Ventures Group Tracking Stock to be redeemed, a notice setting forth (a) the number of shares of each series of Liberty/Ventures Group Tracking Stock held by such holder to be redeemed, (b) a statement that such shares of Liberty/Ventures Group Tracking Stock will be redeemed, (c) the redemption date (which will not be more than 85 trading days following the consummation of such Disposition), (d) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Liberty/Ventures Group Tracking Stock to be redeemed, including details as to the calculation thereof, and (e) the place or places where certificates for shares of such Liberty/Ventures Group Tracking Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The outstanding shares of Liberty/Ventures Group Tracking Stock to be redeemed will be redeemed by TCI pro rata among the holders of Liberty/Ventures Group Tracking Stock or by such other method as may be determined by the TCI Board to be equitable.

  Notices in Connection with Conversion. In the event of any conversion as described under "--Conversion at the Option of TCI" or "--Mandatory Dividend, Redemption or Conversion of Liberty/Ventures Group Tracking Stock," TCI will cause to be given to each holder of outstanding shares of Liberty/Ventures Group Tracking Stock a notice setting forth (a) a statement that all outstanding shares of Liberty/Ventures Group Tracking Stock will be converted,
(b) the conversion date (which will not be more than 85 trading days following the consummation of such Disposition in the event of a conversion pursuant to the provisions described under "--Mandatory Dividend, Redemption or Conversion of Liberty/Ventures Group Tracking Stock" and which will not be more than 120 days after the Appraisal Date in the event of a conversion pursuant to the provisions described under "--Conversion at the Option of TCI"), (c) the per share number (or fraction) of shares of TCI Group Series A Tracking Stock or TCI Group Series B Tracking Stock, as applicable, to be received with respect to each share of Liberty/Ventures Group Series A Tracking Stock or Liberty/Ventures Group Series B Tracking Stock, including details as to the calculation thereof, (d) the place or places where certificates for shares of Liberty/Ventures Group Tracking Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered, and (e) the number of outstanding shares of each series of Liberty/Ventures Group Tracking Stock, and the number of shares of each series of

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

Liberty/Ventures Group Tracking Stock into or for which outstanding TCI Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof. Such notice will be sent not less than 35 trading days nor more than 45 trading days prior to the conversion date.

  Notices Required in Connection with Redemptions in Exchange for Stock of Liberty/Ventures Group TCI Qualifying Subsidiaries. If TCI determines to redeem shares of Liberty/Ventures Group Tracking Stock as described under "-- Redemption in Exchange for Stock of Subsidiary," TCI will promptly cause to be given to each holder of Liberty/Ventures Group Tracking Stock a notice setting forth (a) a statement that all outstanding shares of Liberty/Ventures Group Tracking Stock will be redeemed in exchange for shares of common stock of the Liberty/Ventures Group Qualifying Subsidiaries, (b) the redemption date, (c) the Adjusted Liberty/Ventures Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (d) the place or places where certificates for shares of Liberty/Ventures Group Tracking Stock, properly endorsed or assigned for transfer (unless TCI waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty/Ventures Group Qualifying Subsidiaries, and (e) the number of outstanding shares of each series of Liberty/Ventures Group Tracking Stock and the number of shares of each series of Liberty/Ventures Group Tracking Stock into or for which outstanding TCI Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such TCI Convertible Securities are Pre-Existing Convertible Securities). Such notice will be sent not less than 35 trading days nor more than 45 trading days prior to the redemption date.

  Notices to Holders of TCI Convertible Securities. In each case in which a notice is required to be given to holders of outstanding shares of Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock in accordance with the preceding five paragraphs (other than a notice to holders of shares selected for redemption), notice shall also be given, within the required time period, to each holder of TCI Convertible Securities that are convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such TCI Convertible Securities), which notice shall include, in addition to all of the information set forth in the corresponding notice to holders of Liberty/Ventures Group Tracking Stock, a statement to the effect that the holders of such TCI Convertible Securities will be entitled to receive the dividend, participate in the redemption of shares following a Disposition or in the selection of shares for redemption, participate in the conversion of shares or participate in the redemption of shares in exchange for stock of the Liberty/Ventures Group Qualifying Subsidiaries only if such holder appropriately converts, exercises or exchanges such TCI Convertible Securities on or prior to the record date for the dividend, redemption date, date fixed for selection of shares to be redeemed or conversion date, as applicable, set forth in such notice. In the case of a redemption or conversion of shares of Liberty/Ventures Group Tracking Stock, the notice to holders of TCI Convertible Securities shall also state what, if anything, such holders will be entitled to receive pursuant to the terms of such TCI Convertible Securities or, if applicable, the provision described under "--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such TCI Convertible Securities following the redemption date or conversion date, as applicable.

  Method of Notice. All notices required to be given in accordance with the preceding paragraphs will be sent to a holder by first class mail, postage prepaid, at the holder's address as the same appears on the transfer books of TCI. Neither the failure to mail any notice to any particular holder of Liberty/Ventures Group Tracking Stock or of TCI Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty/Ventures Group Tracking Stock or of TCI Convertible Securities, or the validity of any conversion or redemption.

  Fractional Shares. TCI will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Liberty/Ventures Group Tracking Stock upon any conversion, redemption, dividend or other distribution described above. In connection with the determination of the number

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), TCI may aggregate the number of shares of Liberty/Ventures Group Tracking Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Liberty/Ventures Group Tracking Stock is a fraction, TCI will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth trading day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be (a) in the case of any fraction of a share of capital stock of TCI, the product of such fraction and the Market Value of one share of such capital stock and (b) in the case of any other fractional security, such value as is determined by the TCI Board.

  Adjustments for Dividends and Other Distributions. No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty/Ventures Group Tracking Stock; provided, however, that, if the conversion date or the redemption date with respect to the Liberty/Ventures Group Tracking Stock is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Liberty/Ventures Group Tracking Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or TCI's default in payment of the dividend or distribution due on such date.

  Surrender of Certificates. Before any holder of shares of Liberty/Ventures Group Tracking Stock will be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any conversion or redemption of shares of Liberty/Ventures Group Tracking Stock, such holder is required to surrender at such place as TCI will specify certificates for such shares, properly endorsed or assigned for transfer (unless TCI waives such requirement). TCI will as soon as practicable after surrender of certificates representing shares of Liberty/Ventures Group Tracking Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person is entitled, together with any payment for fractional securities referred to above. If less than all of the shares of Liberty/Ventures Group Tracking Stock represented by any one certificate are to be redeemed, TCI will issue and deliver a new certificate for the shares of Liberty/Ventures Group Tracking Stock not redeemed. TCI will not be required to register a transfer of (a) any shares of Liberty/Ventures Group Tracking Stock for a period of 15 trading days next preceding any selection of shares of Liberty/Ventures Group Tracking Stock to be redeemed or (b) any shares of Liberty/Ventures Group Tracking Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to the provisions described under "--Conversion at the Option of the Holder."

  Limited Rights Following a Conversion or Redemption. From and after any applicable conversion date or redemption date, all rights of a holder of shares of Liberty/Ventures Group Tracking Stock that were converted or redeemed will cease except for the right, upon surrender of the certificates representing shares of Liberty/Ventures Group Tracking Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities, and such holder will have no other or further rights in respect of the shares of Liberty/Ventures Group Tracking Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other property that are reserved or otherwise designated by TCI as being held for the satisfaction of TCI's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any TCI Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate that, immediately prior to the

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

applicable conversion date or redemption date for the Liberty/Ventures Group Tracking Stock, represented shares of Liberty/Ventures Group Tracking Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty/Ventures Group Tracking Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) that theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, of Liberty/Ventures Group Tracking Stock, TCI will, however, be entitled to treat the certificates for shares of Liberty/Ventures Group Tracking Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty/Ventures Group Tracking Stock represented by such certificates have been converted or redeemed, notwithstanding the failure to surrender such certificates.

  Payment of Certain Taxes. TCI will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of Liberty/Ventures Group Tracking Stock. TCI will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Liberty/Ventures Group Tracking Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to TCI the amount of any such tax, or has established to the satisfaction of TCI that such tax has been paid.

LIQUIDATION RIGHTS

  In the event of a voluntary or involuntary liquidation, dissolution or winding up of TCI, payment or provision for payment shall first be made for the debts and other liabilities of TCI, including the liquidation preferences of any class or series of TCI Preferred Stock. Thereafter, holders of TCI Group Tracking Stock and holders of Liberty/Ventures Group Tracking Stock will be entitled to share in the funds of TCI remaining for distribution to its common shareholders in proportion to the aggregate market capitalization of TCI Group Tracking Stock to the aggregate market capitalization of Liberty/Ventures Group Tracking Stock, calculated based on the 20-trading day period ending on the trading day prior to the public announcement of the liquidation, dissolution or winding up. Holders of each series of TCI Group Tracking Stock, on the one hand, and Liberty/Ventures Group Tracking Stock, on the other, will share equally, on a share for share basis. Neither the consolidation or merger nor the sale, transfer or lease of all or substantially all of the assets of TCI will be deemed to be a "liquidation," "dissolution," or "winding up" of TCI.

  For purposes of the Amended TCI Charter, "MARKET CAPITALIZATION" is defined as the product of (a) the market value of one share of the relevant class or series of TCI Common Stock, and (b) the number of shares of such class or series of TCI Common Stock outstanding. If the Liberty/Ventures Combination Proposal is approved, the market capitalization of the Liberty/Ventures Group Tracking Stock should reflect the combined market capitalizations of the TCI Ventures Group Tracking Stock and the Liberty Media Group Tracking Stock. However, no assurance can be made as to how the market will value the Liberty/Ventures Group Tracking Stock.

  No holder of Liberty/Ventures Group Tracking Stock will have any special right to receive specific assets of the Liberty/Ventures Group in the case of any dissolution, liquidation or winding up of TCI.


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

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

DETERMINATIONS BY THE TCI BOARD

  Any determinations made by the TCI Board under any provision described in this section "Description of Liberty/Ventures Group Tracking Stock and Effects on Existing TCI Common Stock" will be final and binding on all shareholders of TCI, except as may otherwise be required by law. Such a determination would not be binding if it were established that the determination was made in breach of a fiduciary duty of the TCI Board. TCI will prepare a statement of any such determination by the TCI Board respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of TCI.

NO PREEMPTIVE RIGHTS

  The holders of TCI Group Tracking Stock and Liberty/Ventures Group Tracking Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by TCI.

DIVIDEND POLICY

  TCI has never paid cash dividends on TCI Common Stock. The TCI Board does not currently intend to pay dividends on TCI Group Tracking Stock or Liberty/Ventures Group Tracking Stock. However, the TCI Board reserves the right to pay such dividends at any time and from time to time out of funds legally available therefor.

  Any decision to pay dividends in the future will depend on the financial condition, results of operations and business requirements of TCI as a whole. Any future dividends on TCI Group Tracking Stock and Liberty/Ventures Group Tracking Stock would be paid on such basis as the TCI Board determines, subject to the provisions described under "--Dividends." In making its determination, the TCI Board expects to follow a policy under which it will consider, among other factors, the relative financial condition, results of operations and business requirements of the respective Groups. See TCI's Current Report on Form 8-K filed on January 7, 1999 for the consolidated financial information of TCI and the combined financial information of the Liberty/Ventures Group.

  For information concerning dividends on the TCI Group Tracking Stock and the Liberty/Ventures Group Tracking Stock, see "--Dividends."

STOCK TRANSFER AGENT AND REGISTRAR

  The Bank of New York will act as transfer agent and registrar for the shares of Liberty/Ventures Group Tracking Stock.

INCLUSION IN NASDAQ/NM

  Liberty Media Group Series A Tracking Stock and Liberty Media Group Series B Tracking Stock trade on NASDAQ/NM under the symbols "LBTYA" and "LBTYB," respectively. If the Liberty/Ventures Combination Proposal is approved and implemented, it is expected that Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock will continue to trade on NASDAQ/NM under the symbols "LBTYA" and "LBTYB," respectively. TCI Group Series A Tracking Stock and TCI Group Series B Tracking Stock will continue to trade on NASDAQ/NM under the symbols "TCOMA" and "TCOMB," respectively.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


EXISTING CAPITAL STOCK

  Each series of TCI Common Stock (except for TCI Ventures Group Series A Tracking Stock and TCI Ventures Group Series B Tracking Stock) and each class and series of TCI Preferred Stock currently outstanding will remain authorized following approval of the Liberty/Ventures Combination Proposal.

DESCRIPTION OF TCI CAPITAL STOCK

  The TCI Charter currently provides that TCI is authorized to issue 3,602,375,096 shares of capital stock, including:

  . 3,550,000,000 shares of TCI Common Stock, of which
   --1,750,000,000 shares are designated TCI Group Series A Tracking Stock,

   --150,000,000 shares are designated TCI Group Series B Tracking Stock, 750,000,000 shares are designated Liberty Media Group Series A Tracking Stock,

   --75,000,000 shares are designated Liberty Media Group Series B Tracking
   Stock,

   --750,000,000 shares are designated TCI Ventures Group Series A Tracking Stock and

   --75,000,000 shares are designated TCI Ventures Group Series B Tracking Stock, and

  . 52,375,096 shares of TCI Preferred Stock, of which
   --700,000 shares are designated Class A Preferred Stock, par value $.01 per share ("TCI CLASS A PREFERRED STOCK"),

   --1,675,096 shares are designated TCI Class B Preferred Stock, and 50,000,000 shares ("TCI SERIES PREFERRED STOCK") were undesignated as to series and were available for issuance pursuant to resolutions adopted by the TCI Board.

  . Of the original 50,000,000 shares of TCI Series Preferred Stock, 70,575 shares have been designated TCI Series C-TCI Group Preferred Stock, --70,575 shares have been designated TCI Series C-Liberty Media Group Preferred Stock,

   --500,000 shares have been designated Series F Preferred Stock,

   --7,259,380 shares have been designated TCI Series G Preferred Stock, and

   --7,259,380 shares have been designated TCI Series H Preferred Stock. All of the shares of TCI Class A Preferred Stock have previously been redeemed and retired and may not be reissued, thereby reducing the number of authorized shares of TCI Preferred Stock.

 COMMON STOCK

  . As of December 31, 1998, the following shares had been issued and were outstanding:
   --473,657,007 shares of TCI Group Series A Tracking Stock (net of treasury stock and shares held by subsidiaries of TCI),

   --64,444,193 shares of TCI Group Series B Tracking Stock (net of treasury stock and shares held by subsidiaries of TCI),

   --335,674,724 shares of Liberty Media Group Series A Tracking Stock (net of treasury stock and shares held by subsidiaries of TCI),

   --31,698,895 shares of Liberty Media Group Series B Tracking Stock (net of treasury stock and shares held by subsidiaries of TCI),

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


   --377,191,780 shares of TCI Ventures Group Series A Tracking Stock (net of treasury stock) and

   --45,318,338 shares of TCI Ventures Group Series B Tracking Stock (net of treasury stock) had been issued and were outstanding;

  . As of December 31, 1998, the following shares were held by TCI as treasury stock:
   --11,362,365 shares of TCI Group Series A Tracking Stock,

   --330,902 shares of TCI Group Series B Tracking Stock,

   --25,561,455 shares of Liberty Media Group Series A Tracking Stock,

   --82,074 shares of Liberty Media Group Series B Tracking Stock,

   --61,450 shares of TCI Ventures Group Series A Tracking Stock and

   --432,196 shares of TCI Ventures Group, Series B Tracking Stock, and

  . As of December 31, 1998, the following shares were held by subsidiaries of TCI:
   --125,728,816 shares of TCI Group Series A Tracking Stock,

   --9,154,134 shares of TCI Group Series B Tracking Stock,

   --6,654,367 shares of Liberty Media Group Series A Tracking Stock and

   --3,417,187 shares of Liberty Media Group Series B Tracking Stock.

  . As of December 31, 1998, the following shares were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities (other than TCI Group Series B Tracking Stock, Liberty Media Group Series B Tracking Stock and TCI Ventures Group Series B Tracking Stock, and other than TCI Series F Preferred Stock held by subsidiaries of TCI) and options (all as adjusted for stock dividends issued with respect to Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock on February 6, 1998):

   --99,871,669 shares of TCI Group Series A Tracking Stock,

   --55,533,238 shares of Liberty Media Group Series A Tracking Stock,

   --32,989,606 shares of TCI Ventures Group Series A Tracking Stock,

   --2,800,000 shares of TCI Ventures Group Series B Tracking Stock.

  . In addition, TCI has reserved a number of shares of TCI Group Series A
   Tracking Stock equal to the number of shares of Liberty Media Group Series B Tracking Stock outstanding and a number of shares of TCI Ventures Group Series A Tracking Stock equal to the number of shares of TCI Ventures Group Series B Tracking Stock outstanding and a number of shares of TCI Ventures Group Series A Tracking Stock equal to the number of shares of TCI Ventures Group Series B Tracking Stock outstanding, in either case for issuance upon conversion, at the option of the holder, of TCI Group Series B Tracking Stock, Liberty Media Group Series B Tracking Stock and TCI Ventures Group Series B Tracking Stock, respectively. Additionally, subsidiaries of TCI own shares of TCI Series F Preferred Stock, which are convertible into an aggregate of 416,528,172 shares of TCI Group Series A Tracking Stock.

 No Preemptive Rights

  Holders of TCI Group Tracking Stock, Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by TCI.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]
 PREFERRED STOCK

  As of December 31, 1998, 1,552,490 shares of TCI Class B Preferred Stock (net of shares held by subsidiaries of TCI), 43,575 shares of TCI Series C-TCI Group Preferred Stock, 70,575 shares of TCI Series C-Liberty Media Group Preferred Stock, 278,307 shares of TCI Series F Preferred Stock, 6,444,244 shares of TCI Series G Preferred Stock and 6,564,794 shares of TCI Series H Preferred Stock were outstanding. All of the outstanding shares of TCI Series F Preferred Stock and 67,536 shares of TCI Class B Preferred Stock are held by subsidiaries of TCI. As of December 31, 1998, 35,061,783 shares of TCI Series Preferred Stock remain available for designation pursuant to the TCI Charter. The rights evidenced by the TCI Common Stock are subject to the prior preferences and rights of the TCI Preferred Stock.

  Subject to antidilution adjustments, as of the date of this Proxy Statement/Prospectus, the liquidation preference of each class and series of TCI Preferred Stock is as follows:

  . $100 per share for TCI Class B Preferred Stock,

  . $2,208.35 per share for TCI Series C-TCI Group Preferred Stock,

  . $579.31 per share for Series C-Liberty Media Group Preferred Stock,

  . $.01 per share for the TCI Series F Preferred Stock,

  . $21.60 per share for TCI Series G Preferred Stock, and

  . $5.40 per share for TCI Series H Preferred Stock.

  After receipt of their liquidation preference, holders of TCI Series F Preferred Stock are entitled to receive from the assets of TCI available for distribution to common stockholders an amount equal to the amount per share to be distributed to holders of TCI Group Series A Tracking Stock in such liquidation, multiplied by the number of shares of TCI Group Series A Tracking Stock into which their shares of TCI Series F Preferred Stock are then convertible.

  As of the date of this Proxy Statement/Prospectus, each share of TCI Convertible Preferred Stock is convertible at the option of the holder into TCI Common Stock as indicated in the following table:

                SERIES                        CONVERSION RATIO/1/
                ------                        -------------------
   TCI Series C-TCI Group Preferred  132.86 shares of TCI Group Series A
    Stock                             Tracking Stock
   TCI Series C-Liberty Media Group  37.5 shares of Liberty Media Group
    Preferred Stock                   Series A Tracking Stock/2/
   TCI Series F Preferred Stock      1,496.65 shares of TCI Group Series A
                                      Tracking Stock
   TCI Series G Preferred Stock      1.190 shares of TCI Group Series A
                                      Tracking Stock
   TCI Series H Preferred Stock      .2625 shares of Liberty Media Group
                                      Series A Tracking Stock/3/

--------
/1/ In each case, subject to antidilution adjustments.
/2/ As a result of a stock dividend, an additional share will be issued for every two shares received upon conversion.
/3/ As a result of stock dividends, (a) .2625 shares will be issued, plus (b) one additional share will be issued for every two shares received upon such conversion, plus (c) one additional share will be issued for every two shares held as a result of the calculations in (a) and (b).

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


  TCI Series C-TCI Group Preferred Stock and TCI Series C-Liberty Media Group Preferred Stock are required to be redeemed by TCI at any time on or after August 8, 2001, in each case, at the option of the holder, in whole or in part (provided that the aggregate liquidation value of the shares to be redeemed is in excess of $1 million). TCI Series G Preferred Stock and TCI Series H Preferred Stock are required to be redeemed by TCI out of legally available funds on February 1, 2016.

  The TCI Class B Preferred Stock, TCI Series F Preferred Stock, TCI Series G Preferred Stock and TCI Series H Preferred Stock are each entitled to vote, on the basis of one vote per share, together with the TCI Common Stock and any class or series of TCI Preferred Stock entitled to vote thereon, in the general election of directors of TCI. The holders of shares of TCI Series C-TCI Group Preferred Stock and TCI Series C-Liberty Media Group Preferred Stock are entitled to vote such shares on an as-converted basis on all matters submitted to a vote of holders of the capital stock of TCI entitled to vote generally on the election of directors. Except as described above and as otherwise required by the DGCL or the TCI Charter, the currently outstanding TCI Preferred Stock has no voting rights. The terms of the various classes and series of TCI Preferred Stock include provisions that restrict the redemption or repurchase of and the payment of dividends or the making of distributions on TCI Common Stock if any dividends are in arrears on TCI Preferred Stock or if TCI has failed to redeem any shares of TCI Preferred Stock that it was required to redeem.

  The foregoing description of certain terms of the outstanding classes and series of TCI Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the TCI Charter (including the Certificate of Designation with respect to each outstanding series of TCI Preferred Stock). For a more complete description of the existing terms of TCI Group Tracking Stock, Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock, reference is made to TCI's Registration Statement on Form 8-A dated July 11, 1995, as amended by Amendment No. 1 dated September 29, 1995, Amendment No. 2 dated October 25, 1995, and Amendment No. 3 dated October 9, 1997 filed by TCI with the SEC under the Exchange Act, and to the TCI Charter.

ANTI-TAKEOVER CONSIDERATIONS

  The DGCL, the TCI Charter and the TCI By-Laws contain provisions that may serve to discourage or make more difficult a change in control of TCI without the support of the TCI Board or without meeting various other conditions. The principal provisions of the DGCL, the TCI Charter and the TCI By-Laws with respect to the foregoing are outlined below.

  The Delaware Business Combination Law, in general, prohibits a business combination between a corporation and an interested shareholder within three years of the time such shareholder became an interested shareholder, unless (a) prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, (b) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a shareholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder. The restrictions of the Delaware Business Combination Law do not apply to corporations that have elected, in the manner provided therein, not to be subject to the Delaware Business Combination Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on NASDAQ/NM or held of record by more than 2,000 shareholders.

  The TCI Charter does not contain any provision "opting out" of the application of the Delaware Business Combination Law and TCI has not taken any of the actions necessary for it to "opt out" of such provision. As

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

a result, the provisions of the Delaware Business Combination Law will remain applicable to transactions between TCI and any of its interested shareholders.

  The TCI Charter also contains certain provisions which could make a change in control of TCI more difficult. For example, the TCI Charter requires, subject to the rights, if any, of any class or series of TCI Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of TCI Voting Securities, voting together as a single class, to approve (a) a merger or consolidation of TCI with, or into, another corporation, other than a merger or consolidation that does not require the consent of shareholders under the DGCL or a merger or consolidation that has been approved by 75% of the members of the TCI Board (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding TCI Voting Securities would, with certain exceptions, be required for approval),
(b) the sale, lease or exchange of all or substantially all of the property and assets of TCI or (c) the dissolution of TCI. The TCI Charter also provides for a TCI Board of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of shareholders. The exact number of directors, currently 10, is fixed by the TCI Board. The holders of TCI Voting Securities and of TCI Class B Preferred Stock, TCI Series G Preferred Stock and TCI Series H Preferred Stock, voting together as a single class, vote in elections for directors. (The holders of TCI Series F Preferred Stock are entitled to vote in the election of directors; however, the DGCL prohibits the voting of such shares because such shares are held by subsidiaries of TCI.) Shareholders of TCI do not have cumulative voting rights.

  The TCI Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of TCI Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the TCI Charter or the addition or insertion of other provisions therein.

  The TCI Charter and the TCI By-Laws provide that a special meeting of shareholders will be held at any time, subject to the rights of the holders of any class or series of TCI Preferred Stock, upon the call of the Secretary of TCI upon (a) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding shares of TCI Voting Securities or (b) at the request of not less than 75% of the members of the TCI Board. Subject to the rights of any class or series of TCI Preferred Stock, the TCI By-Laws require that written notice of the intent to make a nomination at a meeting of shareholders must be received by the Secretary of TCI, at TCI's principal executive offices, not later than (a) with respect to an election of directors to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (b) with respect to an election of directors to be held at a special meeting of shareholders, the close of business on the seventh day following the day on which notice of such meeting is first given to shareholders. The notice must contain: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of TCI Voting Securities entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each proposed nominee been nominated, or intended to be nominated, by the TCI Board; and (e) the consent of each nominee to serve as a director of TCI if so elected. Any action to remove directors is required to be for "cause" (as defined in the TCI Charter) and be approved by the holders of 66 2/3% of the total voting power of the outstanding shares entitled to vote in the election of directors.

  TCI believes that the Liberty/Ventures Combination and the Increased Authorization, if approved by the shareholders, should not make a change in control of TCI more difficult. The cost to an acquiring person of obtaining majority control would depend on the aggregate market value and the terms of the outstanding shares. TCI cannot predict whether, to what extent or during what periods of time such cost may increase or decrease.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


  Nevertheless, TCI's capital structure presents complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. For example, a potential acquiror would have to take into consideration that holders of different series of TCI Common Stock might be more or less receptive to the acquiror's proposal, that a tender offer would have to be structured so as to take into account different prices at which shares of the different series might be acquired, that a merger would require allocation of consideration among the different series of TCI Common Stock and the effects of actions TCI might take such as causing a conversion of the Liberty/Ventures Group Tracking Stock.

                      THE INCREASED AUTHORIZATION PROPOSAL

  The shareholders of TCI are being asked to consider and approve the Increased Authorization Proposal. The Increased Authorization Proposal would increase the number of authorized shares of Liberty/Ventures Group Series A Tracking Stock to 2,500,000,000 and the number of authorized shares of Liberty/Ventures Group Series B Tracking Stock to 250,000,000. The Increased Authorization Proposal is conditioned upon approval of the Liberty/Ventures Combination Proposal by the requisite vote of TCI shareholders. If both the Increased Authorization Proposal and the Liberty/Ventures Combination Proposal are approved by the requisite vote of TCI shareholders, TCI's authorized shares of common stock would consist of 1,750,000,000 authorized shares of TCI Group Series A Tracking Stock, 150,000,000 authorized shares of TCI Group Series B Tracking Stock, 2,500,000,000 authorized shares of Liberty/Ventures Group Series A Tracking Stock and 250,000,000 authorized shares of Liberty/Ventures Group Series B Tracking Stock. Approval of the Increased Authorization Proposal will provide additional shares of capital stock to be available for issuance by TCI from time to time, as determined by the TCI Board, for any proper corporate purpose, including, but not limited to, effecting stock dividends or splits, raising capital, acquiring other companies or making investments, or providing compensation or benefits to employees. Assuming the Increased Authorization Proposal is approved, the number of shares of Liberty/Ventures Group Series A Tracking Stock and Liberty/Ventures Group Series B Tracking Stock authorized by the Amended TCI Charter will be the same as the number of shares of New Liberty Media Group Class A Tracking Stock and New Liberty Media Group Class B Tracking Stock to be authorized by the AT&T Charter.

  The TCI Board would be authorized to reserve and, without further approval of the shareholders, issue the additional shares of Liberty Media Group Tracking Stock that would be authorized under the Increased Authorization Proposal at such time or times, to such persons and for such consideration as it may determine, except as may otherwise be required by applicable law, regulation or NASDAQ/NM requirements. NASDAQ/NM, on which Liberty Media Group Series A Tracking Stock and Liberty Media Group Series B Tracking Stock now trade, currently requires shareholder approval of the issuance of shares in certain instances, including transactions where the issuance could increase the number of outstanding shares by 20% or more.

  Other than as described herein, TCI has no present understanding or agreement with respect to the issuance for any purpose of any of the additional shares that will be authorized for issuance if the Increased Authorization Proposal is approved. Although the TCI Board has no present intention of doing so, the additional shares of Liberty/Ventures Group Tracking Stock that would be authorized for issuance if the Increased Authorization Proposal is approved could be issued in one or more transactions (within limitations imposed by applicable law) that would make a takeover of TCI more difficult and, therefore, less likely, even though such a takeover might be economically beneficial to TCI and its shareholders. The TCI Board and TCI's management have no knowledge of any person or entity, other than AT&T, that intends to seek a controlling interest in, or to make a takeover proposal with respect to, TCI.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

                      BUSINESS OF THE LIBERTY MEDIA GROUP

OVERVIEW OF THE LIBERTY MEDIA GROUP

  The Liberty Media Group, through Liberty Media Corporation, and its attributed subsidiaries and affiliates, produces, acquires and distributes entertainment, sports and informational programming services, as well as electronic retailing services. Such programming is delivered via cable television and other distribution technologies to viewers in the United States and overseas. The Liberty Media Group's principal assets include interests in Encore Media Group LLC, Discovery Communications, Inc., Fox/Liberty regional and national sports networks, Time Warner Inc., QVC, Inc., and USA Networks, Inc. The Liberty Media Group also has interests in certain other domestic and international programming networks and businesses as indicated on the table below. This table sets forth the Liberty Media Group's attributed programming interests which are held directly and indirectly through partnerships, joint ventures, common stock investments and instruments convertible or exchangeable into common stock. Ownership percentages in the table are approximate, calculated as of November 30, 1998 and, where applicable and except as otherwise noted, assume conversion to common equity by the Liberty Media Group and, to the extent known by the Liberty Media Group, other holders. In some cases, the Liberty Media Group's interest may be subject to buy/sell procedures, repurchase rights or, under certain circumstances, dilution.

                                                               ATTRIBUTED
                                       SUBSCRIBERS AT          OWNERSHIP
                                          9/30/98       YEAR      % AT
                ENTITY                    (000'S)     LAUNCHED  11/30/98
                ------                 -------------- -------- ----------

                         ENTERTAINMENT AND INFORMATION
Encore Media Group LLC................                            100%
  Encore..............................     12,205       1991
  MOVIEplex...........................      8,239       1995
  Thematic Multiplex (aggregate
   units).............................     15,849       1994
    Love Stories
    Westerns
    Mystery
    Action
    True Stories
    WAM! Americas Kidz Network
  STARZ!..............................      8,353       1994
    STARZ!2...........................                  1996
    BET Movies/STARZ!3................                  1997       88%
Viewer's Choice.......................    111,911/1/    1985       10%
ACTV, Inc. (NASDAQ: IATV).............        N/A                   8%
Bay TV................................      1,372       1994       49%
BET Holdings II, Inc..................                             35%
  BET Cable Network...................     55,223       1980
  BET Action Pay-Per-View.............     10,661/1/    1990
  BET on Jazz.........................      4,000       1996
Canales n.............................           /2/    1998      100%
Court TV..............................     33,255       1991       42% /3/
Discovery Communications, Inc.........                             49%
  Discovery Channel...................     79,057       1985
  The Learning Channel................     66,798       1980
  Animal Planet.......................     42,767       1996       40%
  Animal Planet Asia..................        400       1998       25%
  Animal Planet Europe................      5,138       1998
  Animal Planet Latin America.........      2,750       1998       25%
  Discovery Science...................           /2/    1996
  Discovery Civilization..............           /2/    1996

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

                                                               ATTRIBUTED
                                       SUBSCRIBERS AT          OWNERSHIP
                                          9/30/98       YEAR      % AT
                ENTITY                    (000'S)     LAUNCHED  11/30/98
                ------                 -------------- -------- ----------

                   ENTERTAINMENT AND INFORMATION (CONTINUED)

  Discovery Travel & Living...........           /2/    1996
  Discovery Kids......................           /2/    1996
  Discovery Health....................           /2/    1998
  Discovery Wings.....................           /2/    1998
  Discovery Asia......................     23,234       1994
  Discovery India.....................      9,500       1996
  Discovery Japan.....................        687       1996       29%/4/
  Discovery Europe....................     16,631       1989
  Discovery Germany...................        204       1996       25%
  Discovery Italy/Africa..............        645       1996
  Discovery Latin America.............      9,932       1996
  Discovery Latin America Kids
   Network............................      5,511       1996
  Travel Channel......................     18,763       1987       35%
  People & Arts (Latin America).......      7,241       1995       25%
  Discovery Channel Online............     Online       1995
E! Entertainment Television...........     51,942       1990       10%
Fox Kids Worldwide, Inc...............                                /5/
Health TV.............................         20       1997      100%
  Kaleidoscope........................      7,983       1995       12%
  Recovery Net........................     Online       1997       50%
International Channel.................      7,417       1990       90%
MacNeiI/Lehrer Productions............        N/A        N/A       67%
Odyssey...............................     30,135       1988       33%
TCI Music, Inc. (NASDAQ: TUNE/TUNEP)..                             86%
  Digital Music Express...............      3,521/6/    1991
  THE BOX.............................     29,351       1985
  THE BOX SET.........................        144       1997
  THE BOX--International Services.....     24,245
  SonicNet............................     Online       1997
  Addicted to Noise...................     Online       1997
  Streamland..........................     Online       1997
Telemundo Network.....................           /7/               50%
Telemundo Station Group...............           /8/               25%
Time Warner Inc. (NYSE: TWX)..........                              9%
  Time Warner/Turner Programming
   Services/9......................./.
USA Networks, Inc. (NASDAQ/NM: USAI)..                             21%/10/
  HSN.................................     67,618/11/   1985
  America's Store.....................     10,255/11/   1986
  ISN.................................     Online       1995
  HSN en Espanol......................      2,500       1998       11%
  HOT (Germany).......................     18,000       1995        9%
  Shop Channel (Japan)................      2,400       1996       11%/12/
  SciFi Channel.......................     50,951       1992
  USA Network.........................     74,624       1980
  Ticketmaster........................        N/A
  Studios USA.........................        N/A
  USA Broadcasting....................     27,500/13/   1986
Superstar/Netlink Group LLC...........      1,198        N/A       40%/14/

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
                                                          ATTRIBUTED
                                  SUBSCRIBERS AT          OWNERSHIP
                                     9/30/98       YEAR      % AT
             ENTITY                  (000'S)     LAUNCHED  11/30/98
             ------               -------------- -------- ----------

                   ENTERTAINMENT AND INFORMATION (CONTINUED)

Netlink USA......................      5,016/15/    N/A      100%/14/
United Video Satellite Group,
 Inc. (NASDAQ/NM: UVSGA).........        N/A                  17%/14/,/16/
  Prevue Channel.................     49,211       1988
  Sneak Prevue...................     34,983       1991       12%

                              ELECTRONIC RETAILING

QVC, Inc.........................                             43%
  QVC Network....................     63,444       1986
  QVC-The Shopping Channel (UK)..      6,917       1993
  QVC-Germany....................     11,464       1996
  iQVC...........................     Online       1995

                                SPORTS SERVICES

REGIONAL SPORTS NETWORKS
  Fox Sports Arizona.............        970       1996       50%
  Fox Sports Bay Area............      2,758       1990       35%
  Fox Sports Chicago.............      3,054       1984       35%
  Fox Sports Cincinnati..........      2,387       1989       20%
  Fox Sports Detroit.............      2,329       1984       50%
  Fox Sports Intermountain West..        632       1990       50%
  Fox Sports Midwest.............      1,529       1989       50%
  Fox Sports New England.........      2,934       1984       20%
  Fox Sports New York............      4,286       1982       19%
  Fox Sports Northwest...........      2,194       1988       50%
  Fox Sports Ohio................      2,031       1989       20%
  Fox Sports Pittsburgh..........      2,019       1985       50%
  Fox Sports Rocky Mountain......      2,133       1988       50%
  Fox Sports South...............      6,251       1990       44%
  Fox Sports Southwest...........      5,209       1983       50%
  Fox Sports West................      4,098       1985       50%
  Fox Sports West 2..............      2,250       1997       50%
  Home Team Sports...............      3,994       1984       17%
  MSG Network....................      6,962       1969       19%
  SportsChannel Florida..........      2,921       1993        6%
  Sunshine Network...............      3,852       1988       27%
  Metro Learning.................      1,542       1998       20%
  Metro Guide....................      1,542       1998       20%
  Metro Traffic..................      1,542       1998       20%
NATIONAL SPORTS NETWORKS
  FiT TV.........................      8,300       1993       45%
  Fox Sports Americas (US).......      2,081       1993       29%/17/
  Fox Sports Direct..............      5,240       1989       50%
  Fox Sports Net.................     62,300       1996       25%
  FX.............................     36,900       1994       50%
  Outdoor Life...................     13,803       1995       17%
  Speedvision....................     15,763       1995       17%

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                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

                          SPORTS SERVICES (CONTINUED)

                                                                      ATTRIBUTED
                                             SUBSCRIBERS AT           OWNERSHIP
                                                9/30/98        YEAR      % AT
                   ENTITY                       (000'S)      LAUNCHED  11/30/98
                   ------                    --------------  -------- ----------
INTERNATIONAL SPORTS PROGRAMMING
  Fox Sports Americas (Latin America).......      8,064        1995       29%/17/
  Fox Sports World..........................      1,176        1997       29%/17/
  STAR TV/18............................../.    220,000/18/                4%/19/
  Torneos y Competencias, SA. (Argentina)...        N/A                   23%/19/
  J-Sports (Japan)..........................        N/A        1998       39%/20/
OTHER
  New York Knicks...........................                              19%
  New York Rangers..........................                              19%
  Madison Square Garden Arena...............                              19%
  Radio City Music Hall.....................                              19%
  Pepsi Center..............................                               7%
  Colorado Avalanche........................                               7%/21/
  Denver Nuggets............................                               7%/21/
  Staples Center............................                              20%

                  INTERNATIONAL PROGRAMMING, CABLE & TELEPHONY

  TINTA.....................................        N/A         N/A       15%/22/

--------
 (1) Number of subscribers to whom service is available.
 (2) Digital services. Subscriber information not currently available.
 (3) The Liberty Media Group and Time Warner have the right to purchase the National Broadcasting Corporation's ("NBC") interest in Court TV and NBC has the right to require the Liberty Media Group and Time Warner to purchase NBC's interest in Court TV. If either of these rights is exercised, the Liberty Media Group's ownership will increase to 50%.
 (4) Jupiter Programming Co., Ltd. ("JUPITER PROGRAMMING"), of which TINTA owns 50%, has a 50% interest in Discovery Japan.
 (5) Liberty's interest consists of shares of 30-year 9% preferred stock which have a stated aggregate value of $345 million and are not convertible into common stock.
 (6) Includes residential and commercial addressable digital cable and direct broadcast satellite subscribers.
 (7) Telemundo Network is a 24-hour broadcast network serving 61 markets in the United States, including the 37 largest Hispanic markets.
 (8) Telemundo Station Group, Inc. owns and operates seven full power broadcast stations serving the seven largest Hispanic markets in the United States.
 (9) Includes CNN, Cartoon Network, Headline News, TNT, Turner Classic Movies, TBS Superstation, CNNfn, CNN/SI, CNN International, TNT Latin America, Cartoon Network Latin America, TNT & Cartoon Network Europe, TNT and Cartoon Network Asia, HBO, Cinemax, Comedy Central, HBO Ole, HBO Asia, TVKO and WB Television Network. Following consummation of the Time Warner/Turner Broadcasting System, Inc. ("TBS") merger (the "TBS/TIME WARNER MERGER") on October 10, 1996, the Liberty Media Group is no longer reporting subscriber numbers for these programming services.
(10) The Liberty Media Group owns direct and indirect interests in various USA Networks, Inc. ("USAI") and Home Shopping Network, Inc. ("HSN") securities which may be exchanged for USAi common stock. Assuming the exchange of such securities and the exchange of certain securities owned by Universal Studios, Inc. and certain of its affiliates for USAi common stock, the Liberty Media Group would own approximately 21% of USAi.
(11) Includes broadcast households and cable subscribers.
(12) Jupiter Programming holds a 70% interest in Shop Channel.

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(13) Number of television households in areas of USA Broadcasting's owned and operated broadcast stations.
(14) The Liberty Media Group has agreed to sell its interest in Superstar/Netlink LLC Group ("SNG") and Netlink USA ("NETLINK") to UVSG for 12,750,000 shares of UVSG Class B common stock. If consummated, this transaction would increase the aggregate number of UVSG shares owned by the Liberty Media Group to approximately 25 million and increase the Liberty Media Group's equity interest in UVSG to approximately 29%.
(15) Aggregate number of units. Netlink USA uplinks six broadcast stations.
(16) The TCI Ventures Group currently owns approximately a 57% equity interest and an 89% voting interest in UVSG.
(17) Held by a 50/50 joint venture between News Corp. and a 50/50 joint venture between the Liberty Media Group and TINTA ("LIBERTY/TINTA").
(18) STAR TV is a satellite-delivered television platform. Programming services on STAR TV'S platform include STAR Sports, STAR Plus, Phoenix Chinese Channel, STAR Movies and ZEE TV, among others. STAR TV reaches approximately 220 million people in Asia, India and the Middle East.
(19) Held by Liberty/TINTA. The ownership interest in the table reflects only the attributed interest of the Liberty Media Group.
(20) The remaining interest is held by Jupiter Programming.
(21) Interests represent rights to receive payments equal to approximately 7% of distributions by, and approximately 7% of proceeds from the sale of, the entities owning the Colorado Avalanche and the Denver Nuggets, rather than ownership interests in those entities.
(22) The remaining interest in TINTA is attributed to the TCI Ventures Group.

  Cable television networks distribute their programming via cable and other distribution technologies, including direct-to-home satellite ("DTH") companies, broadcast television stations, satellite master antenna television ("SMATV"), multi-channel multi-point distribution systems ("MMDS"), and the Internet. Both basic cable networks and pay television programming services generally enter into separate multi-year agreements, known as "affiliation agreements," with operators of cable television systems, SMATV, MMDS and DTH distribution companies that have agreed to carry such networks. With the proliferation of new cable networks and services, competition for cable carriage on the limited available channel capacity has intensified. Basic cable networks generate their revenue principally from the sale of advertising time on the networks and from receipt of monthly per subscriber fees paid by cable operators, DTH distribution companies and other customers, who have contracted to receive and distribute such networks. Pay-TV networks do not sell advertising and generate their revenue principally from monthly subscriber fees.

  Relationship with the TCI Group. Most of the networks affiliated with the Liberty Media Group have entered into affiliation agreements with Satellite Services, Inc. ("SSI") a company within the TCI Group. SSI purchases programming services from programming suppliers and then makes such services available to cable television systems owned by or affiliated with the TCI Group ("SSI AFFILIATES"). Customers served by SSI Affiliates ("SSI SUBSCRIBERS") represented approximately 23% of U.S. households which received cable or satellite delivered programming at December 31, 1997 (based on estimates by Paul Kagan Associates, Inc. of cable, DTH and MMDS subscribers). In some cases, particularly regional networks, such as Bay TV and some of the regional sports networks, where an SSI Affiliate is the predominant cable provider in the region, the ratio of SSI Subscribers to overall subscribers to such networks significantly exceeds 23%. For example, at December 31, 1997, approximately 83.4% of the subscribers of Bay TV, a regional network for the San Francisco region, were SSI Affiliates. The following details each network (other than regional networks and regional sports networks) which had a number of SSI Subscribers, as a percentage of total subscribers, in excess of 23% as of December 31, 1997: FX (38.2%), Encore Media Group LLC ("EMG") (36.2%), Animal Planet (32.6%), International Channel (26.0%) and Odyssey (25.3%). Each of EMG and TCI Music, Inc. ("TCI MUSIC") has entered into long term, fixed rate affiliation agreements with the TCI Group pursuant to which the TCI Group pays monthly fixed amounts in exchange for unlimited access to certain programming services of such companies.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


DESCRIPTION OF THE LIBERTY MEDIA GROUP

  The principal assets attributed to the Liberty Media Group are described in greater detail below.

 PROGRAMMING SERVICES

  Encore Media Group LLC. EMG provides 25 channels of cable and satellite-delivered premium movie services, including Encore, which predominantly airs hit movies from the '60's, '70's and '80's as well as first run movies; six thematic multiplexed channels--Love Stories, Westerns, Mystery, Action, True Stories and WAM!, a 24-hour youth oriented education and entertainment service; STARZ! a first-run movie service; STARZ!2, offering "prime time movies all the time," and BET Movies/STARZ!3 featuring African American actors and directors. EMG also offers MOVIEplex, a "theme by day" channel featuring a different Encore or thematic multiplex channel each day, on a weekly rotation.

  Discovery Communications, Inc. ("DISCOVERY") Discovery is the largest originator of documentary, non-fiction programming in the world. Discovery operates several business units. The first of these, Discovery Networks, US, consists of four basic cable networks: Discovery Channel, The Learning Channel, Animal Planet, and the recently acquired Travel Channel, and six networks created for the digital platform: Discovery Science, Discovery Civilization, Discovery Home & Leisure, Discovery Kids, Discovery Health and Discovery Wings. Discovery Channel and The Learning Channel provide nature, science, technology and other non-fiction programming, and are distributed in virtually all U.S. pay-television homes. Animal Planet offers a range of animal programming, including children's programs, game shows, feature films, wildlife documentaries and how-to pet shows.

  Discovery Networks International distributes various Discovery networks in Latin America, Europe, Asia and Africa. Discovery's international networks serve more than 66 million customers in more than 50 countries outside the United States. Discovery Retail operates over 115 retail stores in the United States and the United Kingdom. These include The Nature Company stores, Discovery Channel Stores and one Discovery Channel Destination flagship store. Discovery also markets and distributes BBC America, which launched in March 1998. Discovery recently purchased Eye on People, a 24-hour cable channel focused on people and personalities, from CBS Corporation.

  Time Warner Inc. Time Warner is the world's leading media company, and has interests in four fundamental areas of business: Entertainment, consisting primarily of interests in filmed entertainment, television production, television broadcasting, recorded music and music publishing; Cable Networks, consisting principally of interests in cable television programming; Publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing; and Cable, consisting principally of interests in cable television systems. Time Warner is a holding company which derives its operating income and cash flow from its investments in its direct subsidiaries, Time Warner Companies, Inc. and TBS.

  In connection with the TBS/Time Warner Merger in which the Liberty Media Group received Time Warner common shares, Time Warner, TBS, TCI and the Liberty Media Group entered into an Agreement Containing Consent Order with the FTC, dated August 14, 1996, as amended on September 4, 1996 (the "FTC CONSENT DECREE"). Pursuant to the FTC Consent Decree, among other things, the Liberty Media Group agreed to exchange its shares of Time Warner common stock for shares of a separate series of Time Warner common stock with limited voting rights designated as Series LMCN-V Common Stock (the "TW EXCHANGE STOCK"). The TW Exchange Stock entitles the holder to one one-hundredth (1/100th) of a vote for each share with respect to the election of directors. The Liberty Media Group holds 57 million shares of the TW Exchange Stock, which represent less than 1% of the voting power of Time Warner's outstanding common stock.

  ACTV, Inc. On September 21, 1998 the Liberty Media Group purchased a 7.5% interest in ACTV, Inc., a company which produces tools for the creation of programming that allows viewer participation for both television and internet platforms.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


  BET Holdings II, Inc. BET's primary operations are conducted by BET Cable Network, an advertiser-supported basic cable network which provides a broad mix of music videos, off-network situation comedies and original programming targeted to the interests and concerns of African-American viewers. BET also operates BET on Jazz featuring jazz concerts and music videos, as well as BET Action Pay-Per-View, which distributes films produced by major studios and independent film companies. In addition, BET has interests in magazine and book publishing, as well as motion picture production.

  Court TV. Court TV is a basic cable network which provides live and/or tape delayed coverage and analysis of selected criminal and civil legal proceedings. The Liberty Media Group and Time Warner have the right to purchase NBC's remaining interest in Court TV, and NBC has the right to require the Liberty Media Group and Time Warner to purchase NBC's remaining interest in Court TV, which would increase each remaining partner's interest to 50%.

  TCI Music, Inc. TCI Music is a diversified music entertainment company delivering audio and video music services to commercial and residential customers via television, the Internet and other distribution technologies. TCI Music's principal services include THE BOX, an interactive all music video channel; Digital Music Express, a premium digital audio music service; and SonicNet, a leading music site on the Internet.

  E! Entertainment Television. E! Entertainment Television is a 24-hour basic cable network devoted to the world of celebrities and entertainment. The network's programming mix includes entertainment news reports, original programs, and exclusive live coverage of major awards shows and celebrity events.

  International Cable Channels Partnership, Ltd. ICCP distributes and markets ethnic programming in the United States. Its basic network, International Channel, provides news, sports, music, movies and general entertainment programming from around the world in more than 20 different languages. ICCP also operates Premium Networks, a digital tier of single-language channels, such as Chinese and French. In addition, ICCP markets and distributes Canales n, a newly launched digital tier of Spanish-language cable television channels designed to serve the growing Latino market in the United States.

  Odyssey. Odyssey, a national basic cable network, provides viewers with non-denominational religious and values-based entertainment and informational programming. Hallmark Entertainment and The Jim Henson Company, both leaders in the production of family entertainment, recently invested in Odyssey, reducing the Liberty Media Group's ownership interest from 49% to 32.5%. Both Hallmark Entertainment and The Jim Henson Company will make their programming available to Odyssey.

  MacNeil/Lehrer Productions. MacNeil/Lehrer Productions is the primary producer of the News Hour on the Public Broadcasting System and a producer of other high-quality documentary and public affairs programming.

  Superstar/Netlink Group LLC. SNG is a joint venture owned 40% by the Liberty Media Group, 40% by UVSG and 20% by Turner-Vision, Inc. SNG markets packages of satellite entertainment programming to C-Band satellite dish owners in North America.

  Netlink USA. Netlink uplinks the signals of six broadcast television stations to C-Band packagers such as SNG, in the United States and Canada and to cable systems in the United States. The C-Band packagers and cable companies pay Netlink a fee for the right to sell these services to their customers.

  United Video Satellite Group, Inc. UVSG, which is currently controlled by TCI, provides satellite-delivered video, audio, data and program promotion services to cable television systems, satellite dish owners, radio stations and private network users primarily throughout North America. UVSG operates in five business segments: program promotion and guide services, DTH services, satellite distribution of video services, software development and systems integration services and satellite transmission services for private networks.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


  In February 1998, the Liberty Media Group and UVSG announced an agreement in principle to transfer Netlink and the Liberty Media Group's interest in SNG to UVSG (the "NETLINK TRANSACTION") in exchange for 12,750,000 shares of UVSG Class B common stock.

  UVSG has also announced an agreement with The News Corporation ("NEWS CORP.") to acquire from News Corp. certain assets, the principal businesses of which are publishing TV Guide magazine and other print and electronic television programming guides and distributing through the Internet an entertainment service known as TV Guide Entertainment Network, which includes an electronic television programming guide in exchange for shares of UVSG common stock (the "TV GUIDE ACQUISITION").

  Assuming consummation of the Netlink Transaction and the TV Guide Acquisition, TCI would own approximately 44% of the equity and 48% of the voting power of UVSG (through the Liberty Media Group and the TCI Ventures Group). The Netlink Transaction and the TV Guide Acquisition are both subject to shareholder and regulatory approval.

  USA Networks, Inc. USAi, formerly known as HSN, Inc., is a diversified media and electronic commerce company that is engaged in five principal areas of business: HSN, which primarily engages in the electronic retailing business; Networks and television production, which operates the USA Network, a general entertainment basic cable television network, and The Sci-Fi Channel, which features classic science fiction movies, science fact, fiction, movies and original production; Studios USA, which produces and distributes television programming; USA Broadcasting, which owns and operates a group of UHF and low power television stations; Ticketmaster Group, Inc., which is the leading provider of automated ticketing services in the United States; and Internet Services.

  The Liberty Media Group's interest in USAi consists of shares of USAi common stock held by Liberty Media Group and its subsidiaries, shares of USAi common stock held by certain entities in which Liberty Media Group has an equity interest but only limited voting rights, and securities of certain subsidiaries of USAi which are exchangeable for shares of USAi common stock. In general, until the occurrence of certain events and with the exception of certain negative controls, Mr. Barry Diller has voting power over the Liberty Media Group's interest in USAi.

  Fox Sports Networks. In April 1996, the Liberty Media Group and News Corp., formed Fox/Liberty Networks ("FOX SPORTS"), a joint venture to hold the Liberty Media Group's national and regional sports networks and the FX network. In December 1997, Fox Sports completed a series of transactions (the "RAINBOW TRANSACTIONS") with Rainbow Media Sports Holdings, Inc. ("RAINBOW") in which Fox Sports acquired a 40% interest in Rainbow's eight regional sports networks, the Madison Square Garden entertainment complex, Radio City Productions LLC, the New York Rangers, a professional hockey team, and the New York Knicks, a professional basketball team. As of November 30, 1998, Fox Sports owned interests in, or was affiliated with, 25 regional sports networks, 17 of which operate under the Fox Sports name. These regional sports networks have rights to telecast live games of professional sports teams in the National Basketball Association, the National Hockey League and/or Major League Baseball, and numerous collegiate sports teams.

  As part of the Rainbow Transaction, Fox Sports and Rainbow established a 50-50 partnership to operate Fox Sports Net, which provides affiliated regional sports networks, 24 hours per day, with national sports programming to supplement their regional sports offerings. Fox Sports Net features live and replayed sporting events, as well as other original sports programming, including a national sports news program, Fox Sports News. Fox Sports and Rainbow also established a national advertising representative firm to sell advertising time during both the regional affiliates' local programming and national network programming provided by Fox Sports Net.

  Fox Sports also operates several national networks in addition to Fox Sports Net, including FX, a general entertainment network which also carries various sporting events; FiT TV, which features health and fitness

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

programming; Speedvision, which provides coverage of the automotive, motorcycle, aviation and marine industries; and Outdoor Life Network, which is devoted to adventure, wildlife and environmental issues and the outdoor lifestyle.

  At the international level, the Liberty Media Group and TINTA formed a joint venture with News Corp. to hold their international sports interests. These include Fox Sports Americas, a Spanish language sports network, distributed in the United States and in Latin America, and STAR TV, a satellite-delivered programming platform available to 220 million viewers in Asia, India and the Middle East. Outside of the venture with News Corp., Liberty and TINTA own an interest in J-Sports, a sports network in Japan featuring coverage of SUMO wrestling, soccer, baseball and other international sporting events; and Torneos y Competencias S.A. ("TYC"), Argentina's dominant sports programming service. TyC also owns an interest in Canal 9, a general entertainment broadcast channel in Buenos Aires, Argentina which has become an international superchannel, providing programming to the United States and, via cable, to outlying areas of Argentina.

  The sports programming networks typically enter into rights agreements with one or more professional sports teams in their regions and acquire rights to collegiate and other sporting events through arrangements with regional conferences, individual schools, programming syndicators and event organizers. Fox Sports also acquires national rights agreements with professional leagues, such as Major League Baseball, and with regional collegiate conferences. Programming acquired under national rights agreements may be exhibited on Fox Sports Net and FX in addition to the regional sports networks. The duration of the rights agreements with the professional teams ranges from one to 14 years. The rights agreements for collegiate sporting events typically range from two to 10 years. Certain factors such as player strikes, bankruptcy of leagues or individual teams or team relocations may have an adverse effect on the revenue of the regional sports networks.

  Telemundo. On August 12, 1998, the Liberty Media Group, in a 50-50 partnership with Sony Pictures Entertainment, acquired 100% of the Telemundo network and approximately 50% of the Telemundo station group. The Telemundo network is a broadcast network which provides 24-hour Hispanic language programming to 61 markets in the United States, including the 37 largest Hispanic markets, and reaches approximately 85% of all Hispanic households in the United States. The Telemundo station group owns and operates eight full power UHF stations and 15 low power television stations serving some of the largest Hispanic markets in the United States and Puerto Rico. While the Liberty Media Group has approximately a 25% interest in the Telemundo station group, its voting power is less than 5% to meet certain regulatory requirements.

  Electronic Retailing. The Liberty Media Group has significant investments in the two largest home shopping companies in the United States--QVC and HSN. These companies market and sell a wide variety of consumer products and services primarily by means of televised shopping programs on the QVC and HSN networks and via the Internet through iQVC and Internet Shopping Network. QVC also operates shopping networks in the United Kingdom and Germany, while HSN operates home shopping networks in Japan and Germany.

  TINTA. On November 19, 1998 TINTA completed its merger with a wholly owned subsidiary of TCI and, as a result, TCI now owns 100% of TINTA. Prior to the TINTA merger the TCI Ventures Group owned approximately 83% of TINTA's Series A Common Stock and all of TINTA's Series B Common Stock. Until the completion of the Liberty/Ventures Combination, approximately 85% of TINTA will be attributed to the TCI Ventures Group and 15% will be attributed to the Liberty Media Group. See "Business of the TCI Ventures Group--Description of the TCI Ventures Group" for more details on the business of TINTA.

 REGULATION-PROGRAMMING COMPANIES

  The FCC regulates the providers of satellite communications services and facilities for the transmission of programming services, the cable television systems that carry such services, and, to some extent, the

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

availability of the programming services themselves through its regulation of program licensing. Cable television systems are also regulated by municipalities or other state and local government authorities. Continued rate regulation or other franchise conditions could place downward pressure on subscriber fees earned by the programming companies described above in which Liberty Media Group has interests (the "PROGRAMMING COMPANIES") and regulatory carriage requirements could adversely affect the number of channels available to carry the Programming Companies.

  Regulation of Program Licensing. The Cable Television Consumer Protection and Competition Act of 1992, (the "1992 CABLE ACT") directed the FCC to promulgate regulations regarding the sale and acquisition of cable programming between multi-channel video programming distributors (including cable operators) and satellite-delivered programming services in which a cable operator has an attributable interest. The legislation and the implementing regulations adopted by the FCC preclude virtually all exclusive programming contracts between cable operators and satellite programmers affiliated with any cable operator (unless the FCC first determines the contract serves the public interest) and generally prohibit a cable operator that has an attributable interest in a satellite programmer from improperly influencing the terms and conditions of sale to unaffiliated multi-channel video programming distributors. Further, the 1992 Cable Act requires that such affiliated programmers make their programming services available to cable operators and competing multi-channel video programming distributors such as MMDS and direct broadcast satellite distributors on terms and conditions that do not unfairly discriminate among such distributors. The Telecommunications Act has extended these rules to programming services in which telephone companies and other common carriers have attributable ownership interests. The FCC recently revised its program licensing rules, by implementing a damages remedy in situations where the defendant knowingly violates the regulations and by establishing a timeline for the resolution of such complaints, among other things.

  Regulation of Carriage of Programming. Under the Telecommunications Act, the FCC has adopted regulations prohibiting cable operators from requiring a financial interest in a programming service as a condition to carriage of such service, coercing exclusive rights in a programming service or favoring affiliated programmers so as to restrain unreasonably the ability of unaffiliated programmers to compete.

  Regulation of Ownership. The 1992 Cable Act required the FCC, among other things, (a) to prescribe rules and regulations establishing reasonable limits on the number of channels on a cable system that will be allowed to carry programming in which the owner of such cable system has an attributable interest and (b) to consider the necessity and appropriateness of imposing limitations on the degree to which multi-channel video programming distributors (including cable operators) may engage in the creation or production of video programming. In 1993, the FCC adopted regulations limiting carriage by a cable operator of national programming services in which that operator holds an attributable interest to 40% of the first 75 activated channels on each of the cable operator's systems. The rules provide for the use of two additional channels or a 45% limit, whichever is greater, provided that the additional channels carry minority-controlled programming services. The regulations also grandfather existing carriage arrangements that exceed the channel limits, but require new channel capacity to be devoted to unaffiliated programming services until the system achieves compliance with the regulations. These channel occupancy limits apply only up to 75 activated channels on the cable system, and the rules do not apply to local or regional programming services. These rules may limit carriage of the Programming Companies on certain systems of affiliated cable operators. In the same rulemaking, the FCC concluded that additional restrictions on the ability of multi-channel distributors to engage in the creation or production of video programming were then unwarranted.

  Regulation of Carriage of Broadcast Stations. The 1992 Cable Act granted broadcasters a choice of must carry rights or retransmission consent rights. The rules adopted by the FCC generally provided for mandatory carriage by cable systems of all local full-power commercial television broadcast signals selecting must carry rights and, depending on a cable system's channel capacity, non-commercial television broadcast signals. Such

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

statutorily mandated carriage of broadcast stations coupled with the provisions of the Cable Communications Policy Act of 1984, which require cable television systems with 36 or more "activated" channels to reserve a percentage of such channels for commercial use by unaffiliated third parties and permit franchise authorities to require the cable operator to provide channel capacity, equipment and facilities for public, educational and government access channels access, could adversely affect some or substantially all of the Programming Companies by limiting the carriage of such services in cable systems with limited channel capacity. The FCC recently initiated a proceeding asking to what extent cable operators must carry all digital signals transmitted by broadcasters. The imposition of such additional must carry regulation, in conjunction with the current limited cable system channel capacity, would make it likely that cable operators will be forced to drop cable programming services, which may have an adverse impact on the Programming Companies' programming interests.

  Closed Captioning Regulation. The 1992 Cable Act also required the FCC to establish rules and an implementation schedule to ensure that video programming is fully accessible to the hearing impaired through closed captioning. The rules adopted by the FCC will require substantial closed captioning over an eight to 10 year phase-in period with only limited exemptions. As a result, the Programming Companies are expected to incur significant additional costs for closed captioning.

  Copyright Regulation. Under regulations adopted by the Copyright Office, satellite carriers such as Netlink are not "cable systems" within the meaning of the Copyright Revision Act of 1976 as amended. Accordingly, satellite carriers are not permitted to provide superstation or network station broadcast signals to home satellite dish owners under the separate compulsory license extended to cable systems. Instead, Congress granted a statutory copyright license to satellite carriers retransmitting the broadcast signals of "superstations," such as KWGN and WGN, and of network stations to the public for private home viewing under the Satellite Home Viewer Act of 1994 (the "SHV ACT"), which license is scheduled to expire on December 31, 1999. If the license granted under the SHV Act is not further extended, satellite carriers will be required to negotiate private licenses for the retransmission of copyright material to home satellite dish owners after 1999. Satellite carriers may only distribute the signals of network broadcast stations, as distinguished from superstations, to "unserved households" that are outside the Grade B contours of a primary station affiliated with such network. Under the SHV Act, satellite carriers must pay a monthly fee for each subscriber. To the extent that satellite carriers transmit superstation or network station signals to cable operators, such cable operators pay the copyright fee under the separate compulsory license.

  Satellites and Uplink. In general, authorization from the FCC must be obtained for the construction and operation of a communications satellite. The FCC authorizes utilization of satellite orbital slots assigned to the United States by the World Administrative Radio Conference. Such slots are finite in number, thus limiting the number of carriers that can provide satellite transponders and the number of transponders available for transmission of programming services. At present, however, there are numerous competing satellite service providers that make transponders available for video services to the cable industry.

  Proposed Changes in Regulation. The regulation of programming services, cable television systems, satellite carriers and television stations is subject to the political process and has been in constant flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated and there can be no assurance that the Liberty Media Group's business will not be affected adversely by future legislation, new regulation or deregulation.

 COMPETITION-PROGRAMMING COMPANIES

  The business of distributing programming for cable television is highly competitive. The Programming Companies directly compete with other programming services for distribution on a limited number of cable

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

television channels and on other distribution media. In addition to competition for cable distribution, viewers and advertisers, the Programming Companies also compete, to varying degrees, for programming.

  SNG competes with other C-Band program packagers, some of which are affiliated with well-known, large programmers and cable television system operators. Because a significant portion of sales are generated through C-Band home satellite dish dealers, SNG also competes for dealer relationships on the basis of commission rates and quality of service offered to the dealer and its customers.

  Netlink faces competition from multiple satellite carriers which uplink other superstation and network signals, using C-Band (analog) and Ku-Band (digital) frequencies.

  HSN and QVC operate in direct competition with businesses which are engaged in retail merchandising.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

                       BUSINESS OF THE TCI VENTURES GROUP

  The assets attributed to the TCI Ventures Group, a new business unit created in 1997, include interests in Internet services; satellite communications; wired and wireless domestic telephony; international cable, telephony and programming; digital services; and other technology investments, listed in the table below. Such table lists the assets attributed to the TCI Ventures Group which are held directly and indirectly through partnerships, joint ventures, common stock investments and instruments convertible or exchangeable into common stock. In some cases, the TCI Ventures Group's interest may be subject to buy-sell procedures, repurchase rights, performance guarantees and other restrictions. Ownership percentages in the table are approximate, calculated as of November 30, 1998:

                                  ATTRIBUTED
          COMPANY                OWNERSHIP/1/                BUSINESS
          -------            --------------------- ----------------------------
                             INTERNET SERVICES
At Home Corporation          39% equity            High-speed multimedia
(NASDAQ/NM: ATHM)            72% voting            Internet services
Sportsline USA, Inc.         3%                    Internet provider of branded
(NASDAQ/NM: SPLN)                                  inter-active sports
                                                   information, programming and
                                                   merchandise
iVillage, Inc.               4%                    Developer and Internet and
                                                   on-line provider of branded
                                                   communications and
                                                   information services for
                                                   adult women
KPCB Java Fund, L.P.         5%                    Investor in Java application
                                                   development

                     DIVERSIFIED SATELLITE COMMUNICATIONS
United Video Satellite       57% equity            Satellite distribution of
Group, Inc.                  89% voting            video, audio, data and
(NASDAQ/NM: UVSGA)                                 program promotion services

                              DOMESTIC TELEPHONY
Sprint PCS Group             24% equity/2          Digital PCS under the
(NYSE: PCS)                  / less than 1% voting "Sprint" brand name
Western Tele-                100%                  Provider of microwave and
 Communications, Inc.                              wireline transport of
                                                   telecommunications services
AT&T (NYSE: T)               3%                    Telecommunications

                INTERNATIONAL CABLE, TELEPHONY AND PROGRAMMING
Tele-Communications          85% equity            International cable,
International, Inc.          92% voting            telephony and programming

                               DIGITAL SERVICES
National Digital Television  100%                  Provider of television
 Center, Inc.                                      production, digital
                                                   compression, and
                                                   transmission and
                                                   authorization services to
                                                   programmers, cable systems
                                                   and other video distributors

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

      COMPANY        ATTRIBUTED OWNERSHIP/1/           BUSINESS
      -------        ----------------------- ----------------------------

                     OTHER ASSETS

Academic Systems     5%                      Provider of higher education
 Corporation                                 multimedia instruction
                                             manuals

Antec Corporation    19%                     Manufacturer of products for
(NASDAQ/NM: ANTC)                            hybrid fiber/coaxial
                                             broadband networks

CSG Systems          5.5%/3/                 Provider of processing
International, Inc.                          software and other customer
(NYSE: CSG)                                  management services to video
                                             and data distributors

General Instrument   13%/4/                  World-wide supplier of
Corporation                                  systems and equipment for
(NYSE: GIC)                                  high performance networks
                                             delivering video, voice and
                                             data/Internet services

Intessera, Inc.      100%                    Provider of database
                                             management software

The Lightspan        8%                      Developer of educational
 Partnership, Inc.                           programming

MCNS Holdings, L.P.  25%                     Developer of multimedia
                                             communications network and
                                             associated technologies

--------
(1)Unless otherwise noted, ownership percentages represent both equity and voting interests.
(2) The TCI Ventures Group holds securities of Sprint which are exercisable for or convertible into Sprint PCS Stock.
(3) The TCI Ventures Group holds warrants which are exercisable for 1.5 million shares of common stock and which are subject to certain vesting requirements.
(4) Excludes warrants to purchase approximately 21.4 million additional shares of General Instrument Corporation ("GI") common stock at $14.25 per share, subject to certain vesting requirements and the payment to the TCI Group of approximately $176 million.

  As described elsewhere in this Proxy Statement/Prospectus, TCI is proposing to combine the businesses and assets of the TCI Ventures Group with the businesses and assets of the Liberty Media Group. Such combination is subject to shareholder approval; however, such combination is not contingent upon consummation of the Merger. In addition, the Merger Agreement provides that, immediately prior to the consummation of the Merger, the TCI Ventures Group (or the Liberty/Ventures Group, if the Liberty/Ventures Combination has been completed) will transfer or attribute to TCI Group its interest in @Home, NDTC, WTCI, AT&T and certain other assets in exchange for approximately $5.5 billion in cash. If the Merger is not consummated, however, the TCI Ventures Group (or the Liberty/Ventures Group, if the Liberty/Ventures Combination has been completed) will continue to have such assets and businesses attributed to it.

DESCRIPTION OF THE TCI VENTURES GROUP

  The principal assets attributed to the TCI Ventures Group are described in greater detail below.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

 INTERNET SERVICE

  The TCI Ventures Group's primary Internet service asset is its investment in @Home, a provider of Internet services over the cable television infrastructure to consumers and businesses.

  At Home Corporation. @Home, which became a public company in July 1997, is the creator and operator of an Internet "backbone" that delivers data to homes and businesses through the cable infrastructure and a cable modem at speeds up to 100 times faster than traditional telephone dial-up alternatives.

  @Home currently offers two Internet services: @Home for residential consumers and @Work for businesses and tele-commuters. @Home's primary offering "the @Home service" allows residential subscribers to connect their personal computers via cable modem to a new high-speed network developed and managed by @Home. @Home has entered into distribution arrangements with cable companies whose cable systems pass approximately 10.0 million homes. @Home's residential offering had approximately 210,000 cable modem subscribers across North America at September 30, 1998 representing an increase of approximately 43% from the 147,000 subscribers reported at June 30, 1998. The base of homes with two-way upgraded plant increased to approximately 57.3 million at September 30, 1998 from 7.9 million at June 30, 1998. For businesses, @Home's @Work service provides a platform for Internet, intranet and extranet connectivity solutions and networked business applications over both cable infrastructure and leased digital telecommunications lines. As of September 30, 1998, @Work had over 1,200 corporate customers, and the @Work service was available in 21 metropolitan markets.

  TCI was a founding partner of @Home and the TCI Ventures Group currently holds a 39% equity interest and a 72% voting interest in @Home. Four officers or directors of TCI currently serve on @Home's 12 member board; however, the TCI Ventures Group has the right, at any time, to increase the size of @Home's Board of Directors and elect a majority of the directors of the @Home Board of Directors. The TCI Ventures Group's controlling position in @Home is, however, subject to certain negative controls. TCI has agreed that @Home will be the exclusive high-speed Internet service provider distributed over TCI's cable systems, subject to certain exceptions, until at least June 4, 2002 subject to early termination in certain circumstances. In February 1998, NDTC, on behalf of TCI, entered into a Memorandum of Understanding with @Home pursuant to which @Home agreed to develop software and provide integration services for TCI's advanced set top devices that will deliver both digital television and data services.

  Competition. The markets for consumer and business Internet services and online content are extremely competitive, and the TCI Ventures Group expects that competition in these areas will intensify in the future. @Home's most direct competitors in these markets are Internet service providers ("ISPS"), national long-distance carriers and local exchange carriers, wireless service providers, online service providers ("OSPS") and Internet content aggregators.

  Government Regulation. The law relating to liability of OSPs and ISPs for information carried on or disseminated through their networks is currently unsettled. A number of lawsuits have sought to impose liability for defamatory speech and infringement of copyrights. Some courts have held OSPs/ISPs liable for the copyright infringement of others accomplished using the OSP/ISP's facility, while other courts have held that such providers would be liable only upon taking affirmative steps in furtherance of the infringement. In addition, copyright and trademark laws are evolving both domestically and internationally, and there is uncertainty concerning how broadly the rights afforded under these laws will be applied to online environments. Various legislative proposals addressing copyright liability for OSPs/ISPs have been introduced in Congress, which may be considered in conjunction with U.S. Congress's consideration of legislation to implement the World Intellectual Property Organization Copyright Treaty.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


 DIVERSIFIED SATELLITE COMMUNICATIONS

  UVSG. The TCI Ventures Group currently has a 57% equity interest and an 89% voting interest in UVSG. UVSG provides satellite video, audio, data and program promotion services to multi-channel providers, satellite dish owners, radio stations and private network users throughout North America, and software development and systems integration services to commercial entities, the federal government and defense related agencies in locations throughout the United States. UVSG operates the following related satellite transmission businesses: (a) Prevue Networks, Inc., a wholly owned subsidiary that develops and distributes on-screen television program promotion and guide services, (b) Superstar Satellite Entertainment, a division that markets and distributes programming to C-Band DTH satellite dish owners in North America through SNG
(c) UVTV, a division that markets and distributes three superstations primarily to cable operators, and (d) SpaceCom Systems, Inc., a wholly owned subsidiary that provides audio and data satellite transmission services to the paging industry and others. UVSG also has a 70% interest in SSDS, Inc., which provides information technology consulting, integration and software development services to large organizations with complex computer needs. UVSG is a leading provider of electronic program guide information, the primary distributor of Superstation WGN and the largest distributor of programming via C-Band satellite. UVSG also provides systems integration services to businesses and to the U.S. federal government on a nationwide basis. For further information on UVSG, see "Description of the Liberty Media Group--Programming Services."

 DOMESTIC TELEPHONY

  The TCI Ventures Group's telephony assets consist primarily of its ownership of (a) an approximately 24% equity interest in the "SPRINT PCS GROUP," consisting of shares of Sprint PCS Stock (which have limited voting rights) and certain warrants and shares of convertible preferred stock exercisable for or convertible into such shares; (b) 100% of WTCI; and (c) approximately 47 million shares of AT&T Common Stock.

  The Sprint PCS Group, which markets its wireless telephony products and services under the "Sprint"(R) and "Sprint PCS"(R) brand names, operates the only 100% digital PCS wireless network in the United States, with licenses to provide service nationwide utilizing a single frequency band and a single technology. The Sprint PCS Group owns licenses to provide service to the entire United States population, including Puerto Rico and the U.S. Virgin Islands.

  WTCI provides long-distance transport of video, voice and data traffic and other telecommunications services to telecommunications carriers on wholesale basis. WTCI provides these services primarily through a digital broadband microwave network located in a 12-state region.

  Competition. There is substantial competition in the domestic wireless telecommunications industry, and the Sprint PCS Group has stated its expectation that such competition will intensify as a result of the entrance of new competitors and the increasing pace of development of new technologies, products and services. Each of the markets in which the Sprint PCS Group competes is served by other two-way wireless service providers, including cellular and PCS operators and resellers.

  Government Regulation. The FCC regulates the licensing, construction, operation, acquisition, resale and interconnection arrangements of domestic wireless telecommunications systems. The activities of wireless service providers are subject to regulation in varying degrees, depending on the jurisdiction, by state and local regulatory agencies as well. The FCC, in conjunction with the U.S. Federal Aviation Administration, also regulates tower marking and lighting, and FCC environmental rules may cause certain PCS network facilities to become subject to regulation under the National Environmental Policy Act.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


 INTERNATIONAL CABLE AND PROGRAMMING AND TELEPHONY

  TINTA. TCI owns 100% of the equity in TINTA, of which 85% is attributed to the TCI Ventures Group and 15% is attributed to the Liberty Media Group. TINTA provides diversified programming services and operates broadband cable television and telephony distribution networks in selected markets outside the United States. At September 30, 1998, TINTA had ownership interests in or managed 61 cable and satellite programming services, which are received by subscribers in various countries outside the United States. TINTA also has ownership interests in companies operating broadband networks that, at September 30, 1998, provided cable television service to an aggregate of approximately 4.6 million basic subscribers and, primarily in the United Kingdom, provided telephone service over approximately 1.3 million telephone lines.

  TINTA has recently placed greater emphasis on the acquisition and development of multi-channel programming businesses, while maintaining meaningful and complementary interests in cable distribution assets. TINTA's distribution and programming ventures are concentrated in the United Kingdom, Europe, Latin America, Asia, Australia and the Caribbean, with particular focus, at present, on the United Kingdom, Argentina and Japan.

  Included among TINTA's cable and telephony distribution assets are an indirect 21% interest in Telewest Communications plc ("TELEWEST") and a 40% interest in Jupiter Telecommunications Co. Ltd ("JUPITER"). Telewest is a leading provider of cable television and cable telephony services in the United Kingdom providing cable television services over a broadband (i.e., high capacity) network and uses such network, together with twisted-pair copper wire connections for final delivery to the customer premises, to provide telephony services to its customers. Jupiter provides residential and business cable telephony in Japan.

  TINTA also currently has an approximate 28% ownership interest and certain conditional management rights in Cablevision S.A. ("CABLEVISION"), which is the second largest cable television company in Argentina. At September 30, 1998, Cablevision provided cable television service to an aggregate of approximately
1.5 million subscribers.

  TINTA's programming interests include a 37% equity interest (representing a 50% voting interest) in Flextech p.l.c. ("FLEXTECH"), a 33% interest in MultiThematiques, S.A. ("MULTITHEMATIQUES") and a 50% interest in Jupiter Programming. Through its subsidiaries and affiliates, Flextech creates, packages and markets entertainment and information programming for distribution on cable television and DTH satellite providers throughout the United Kingdom and parts of continental Europe. Flextech's ordinary shares trade on the London Stock Exchange. MultiThematiques and Jupiter Programming provide multi-channel programming to cable television and DTH satellite providers in continental Europe and Japan, respectively. In addition, in August 1998, TINTA purchased Pramer S.R.L., an Argentine company which programs, markets and distributes 16 cable channels in Argentina, of which 10 are distributed throughout Latin America, and which markets one terrestrial station to operators in Argentina and neighboring countries.

  Competition. The various cable operators in which TINTA has interests directly compete for customers and advertisers in local markets with other providers of entertainment, news and information. Such cable operators also compete with companies who use alternative methods of distributing the same or similar video programming offered by cable television systems.

  The business of distributing programming for cable and satellite television is also highly competitive. TINTA's programming subsidiaries and affiliates directly compete with other programming services for distribution on a limited number of television channels and, when distribution is obtained, they compete for viewers and advertisers with other programming services.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]


  Government Regulation. Substantially every country in which TINTA has, or proposes to make, an investment regulates, in varying degrees, (a) the granting of cable and telephony franchises, the construction of cable and telephony systems and the operations of cable, other multi-channel television operators and telephony operators and service providers, as well as the acquisition of, and foreign investments in, such operators and service providers, and (b) the broadcast and content of programming and Internet services and foreign investment in programming companies. Regulations or laws may cover wireline and wireless telephony, satellite and cable communications and Internet services, among others. Regulations or laws that exist at the time TINTA makes an investment in a subsidiary or affiliate may thereafter change, and there can be no assurance that material and adverse changes in the regulation of the services provided by TINTA's subsidiaries and affiliates will not occur in the future. Regulation can take the form of price controls, service requirements and programming and other content restrictions, among others. Moreover, some countries do not issue exclusive licenses to provide multi-channel television services within a geographic area, and in those instances TINTA may be adversely affected by an overbuild by a competing cable operator. In certain countries where multi-channel television is less developed, there is minimal regulation of cable television, and, hence, the protections of the cable operator's investment available in the United States and other countries (such as rights to renewal of franchises and utility pole attachment) may not be available in these countries.

  National Digital Television Center, Inc., NDTC, which operates through a number of wholly owned subsidiaries of TCI, provides a wide range of analog and digital television services to programmers, cable operators and satellite distributors.

  NDTC's Video Services unit, through its state-of-the-art facilities outside of Denver and additional facilities in New York, Los Angeles and Hong Kong, provides services such as studio production, post-production, on-air origination, digital compression, encryption and authorization, and satellite uplink services. NDTC's HITS unit manages a package of compressed digital signals and sells this service along with GI's authorization services to United States cable operators. The HITS programming lineup consists of over 130 program channels and 40 digital music channels. Currently, most of the major United States cable operators, representing approximately 42 million potential customers, utilize HITS. HITS currently has approximately 1.3 million digital subscribers. NDTC's Technology unit manages a team developing an advanced digital settop terminal. This team consists primarily of GI, Microsoft Corporation, Sun Mircrosystems, Inc., Prevue Networks, Inc. and @Home. Scheduled for quantity delivery in late 1999, the advanced digital settop terminal is expected to combine traditional television services with high-speed interactive services. NDTC is also managing the Internet-like services that will be offered on the advanced digital settop terminal and, under contract with GI, the national settop authorization system service.

  On July 17, 1998, NDTC acquired approximately 21.4 million shares of restricted common stock of GI in exchange for (a) certain assets of NDTC's settop authorization business, (b) the license of certain related technology to GI, (c) a $50 million promissory note from the TCI Ventures Group, and (iv) a nine-year revenue guarantee in favor of GI. NDTC has also entered into a service agreement pursuant to which it provides certain services to GI's settop authorization business.

  Pursuant to an agreement between NDTC and GI, the TCI Group holds warrants to purchase approximately 21.4 million additional shares of GI common stock at $14.25 per share which vest upon the purchase of certain quantities of advanced digital settop terminals. The TCI Ventures Group will pay the TCI Group an aggregate of approximately $176 million in cash and the TCI Ventures Group will retain these warrants. If any warrants are forfeited solely because the TCI Group fails to purchase the required number of advanced digital settop terminals, the TCI Group will pay to the TCI Ventures Group an amount equal to $8.25 for each warrant forfeited, adjusted as appropriate for any changes in the capitalization of GI.

                              THE SPECIAL MEETINGS

  This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (a) from the holders of AT&T Common Stock by the AT&T Board for use at the AT&T Special Meeting; and (b) from the holders of TCI Voting Securities for use at the TCI Special Meeting. This Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to the respective shareholders of AT&T and TCI on or about January 11, 1999.

  This Proxy Statement/Prospectus is also furnished to TCI shareholders as a prospectus in connection with the issuance by AT&T of the shares of AT&T Common Stock and New Liberty Media Group Tracking Stock in connection with the Merger.

AT&T SPECIAL MEETING

 TIME AND PLACE; PURPOSES

  The AT&T Special Meeting will be held at the Meadowlands Exposition Center, 355 Plaza Drive, Secaucus, New Jersey, on Wednesday, February 17, 1999, at 8:00 a.m. local time. At the AT&T Special Meeting (and any adjournment or postponement thereof), AT&T shareholders will be asked to consider and vote upon the AT&T Merger Proposal. Representatives from PricewaterhouseCoopers LLP, independent accountants for AT&T, are expected to be present at the AT&T Special Meeting, to have the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

 SPECIAL MEETING ADMISSION

  Registered AT&T shareholders planning to attend the AT&T Special Meeting in person should detach and retain the admission ticket and map which are attached to the proxy card. AT&T shareholders choosing to vote by mail and attend the AT&T Special Meeting should be sure to mark the "Special Meeting" box when returning the proxy card. AT&T beneficial shareholders who plan to attend the meeting may obtain an admission ticket in advance by sending a written request, with proof of ownership, such as a bank or brokerage firm account statement, to: Manager-Proxy, AT&T Corp., 295 North Maple Avenue, Room 1216L2, Basking Ridge, New Jersey 07920-1002. Admittance to the AT&T Special Meeting will be based upon availability of seating.

  AT&T shareholders who do not present admission tickets at the AT&T Special Meeting will be admitted upon verification of ownership at the admissions counter.

 RECORD DATE; VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

  The AT&T Board has fixed the close of business on December 24, 1998 as the record date (the "AT&T RECORD DATE") for the determination of the holders of AT&T Common Stock entitled to receive notice of and to vote at the AT&T Special Meeting.

  Only holders of record of shares of AT&T Common Stock on the AT&T Record Date are entitled to notice of and to vote at the AT&T Special Meeting. Each holder of record of AT&T Common Stock as of the AT&T Record Date is entitled to cast one vote per share on all matters submitted to AT&T's shareholders.

  On January 1, 1999, there were 1,753,579,504 shares of AT&T Common Stock outstanding and entitled to vote at the AT&T Special Meeting held by approximately 1,696,638 holders of record.

  The presence, in person or by proxy, of the holders of 40% of the outstanding shares of AT&T Common Stock entitled to vote is necessary to constitute a quorum at the AT&T Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of AT&T Common Stock is required to approve and adopt the AT&T Merger Proposal. No individual director or officer of AT&T beneficially owns, nor do the directors and executive officers as a group own, 1% or more of AT&T Common Stock.

 VOTING AND REVOCATION OF PROXIES

  All shares of common stock of AT&T represented by properly executed proxies received prior to or at the AT&T Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of the AT&T Merger Proposal. Proxies voted against the AT&T Merger Proposal will not be voted in favor of any adjournment or postponement of the AT&T Special Meeting for the purpose of soliciting additional proxies.

  Abstentions may be specified on all proposals. A properly executed proxy marked "ABSTAIN" with respect to any proposal will be counted as present for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the AT&T Special Meeting with respect to the indicated proposal. Because the affirmative votes described above are required for approval of the AT&T Merger Proposal, a proxy marked "ABSTAIN" with respect to the AT&T Merger Proposal will have the effect of a vote against the AT&T Merger Proposal. In addition, the failure of a shareholder of AT&T to return a proxy will have the effect of a vote against the AT&T Merger Proposal.

  Under NYSE rules, brokers who hold shares in street name for customers have the authority to vote on certain "routine" proposals when they have not received instructions from beneficial owners. Under NYSE rules, such brokers are precluded from exercising their voting discretion with respect to proposals for non-routine matters such as the AT&T Merger Proposal. Thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the approval and adoption of the AT&T Merger Proposal (i.e. "broker non-votes"). Since the affirmative votes described above are required for approval of the AT&T Merger Proposal, a broker non-vote with respect to the AT&T Merger Proposal will have the effect of a vote against the AT&T Merger Proposal.

  A shareholder may revoke such shareholder's proxy at any time prior to its use by delivering to the Secretary of AT&T, a signed notice of revocation or a later-dated, signed proxy, or by executing a later-dated proxy by telephone or Internet, or by attending the AT&T Special Meeting and voting in person. Attendance at the AT&T Special Meeting will not in itself constitute the revocation of a proxy.

  The cost of solicitation of proxies will be paid by AT&T for AT&T proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners; and AT&T will, upon request, reimburse such brokerage houses and custodians for their reasonable expenses in so doing. AT&T has retained Morrow & Co., Inc., for a fee of $75,000 (plus expenses), to aid in the solicitation of proxies and to verify certain records related to the solicitations. In addition, AT&T has retained Shareholder Communications Corporation to answer telephone inquiries from shareholders in connection with the Merger for a variable fee equal to $1.50 to $2.75 per call, depending on volume. To the extent necessary in order to ensure sufficient representation at the AT&T Special Meeting, AT&T or its proxy solicitors may request the return of proxy cards by personal interview, mail, telephone, facsimile or other means of electronic transmission. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Shareholders are urged to send in their proxies without delay.

  If an AT&T shareholder wishes to give such shareholder's proxy to someone other than the AT&T proxy committee, all three names appearing on the proxy card must be crossed out and the name of another individual or individuals (not more than three) inserted. The signed card must be presented at the meeting by the individual or individuals representing such shareholder.

  As a matter of policy, proxies, ballots, and voting tabulations that identify individual shareholders are kept private by AT&T. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

 VOTING OF SHARES OF AT&T COMMON STOCK HELD IN DIVIDEND REINVESTMENT AND SAVINGS PLANS

  If an AT&T shareholder is a participant in the AT&T Shareowner Dividend Reinvestment and Stock Purchase Plan ("DRISPP") or the AT&T Employee Stock Purchase Plan ("ESPP"), the proxy card will represent the number of full shares in the DRISPP and the ESPP accounts on the AT&T Record Date, as well as shares registered in the participant's name. If an AT&T employee shareholder is a participant in the AT&T Employee Stock Ownership Plan, AT&T Long Term Savings Plan for Management Employees, AT&T Long Term Savings and Security Plan, AT&T Retirement Savings and Profit Sharing Plan, AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, or AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, the proxy card will also serve as a voting instruction for the trustees of those plans where all accounts are registered in the same name. If proxy cards representing shares in the above-named plans are not returned, those shares will not be voted except for shares in the employer shares fund in the AT&T Long Term Savings and Security Plan which will be voted by the trustee of the plan.

 TELEPHONE PROXIES--AN ADDITIONAL VOTING CHOICE

  AT&T shareholders may use a toll-free telephone number to authorize the Proxy Committee to vote their shares. The enclosed proxy card contains the specific instructions to be followed by AT&T shareholders for telephone voting. AT&T shareholders whose shares are held in the name of a bank or broker should follow the voting instructions provided by the bank or broker. The availability of telephone voting will depend on the voting processes of the bank or broker.

 INTERNET VOTING--AN ADDITIONAL VOTING CHOICE

  AT&T shareholders may submit a proxy by Internet in lieu of returning an executed proxy card. In order to use this voting service, AT&T shareholders should log onto AT&T's voting web site (att.proxyvoting.com) and follow the instructions. The enclosed proxy card also contains instructions for Internet voting. The availability of Internet voting to AT&T shareholders whose shares are held in the name of a bank or broker will depend on the voting processes of the bank or broker.

TCI SPECIAL MEETING

 TIME AND PLACE; PURPOSES

  The TCI Special Meeting will be held at TCI's National Digital Television Center, 4100 East Dry Creek Road, Littleton, Colorado, on February 17, 1999, at 10:00 a.m. local time. At the TCI Special Meeting (and any adjournment or postponement thereof), TCI shareholders will be asked to consider and vote upon:

  . the TCI Merger Proposal;

  . the Liberty/Ventures Combination Proposal; and

  . the Increased Authorization Proposal.

  Representatives from KPMG LLP, independent certified public accountants for TCI, are expected to be present at the TCI Special Meeting, to have an opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

 RECORD DATE; VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

  The TCI Board has fixed the close of business on December 31, 1998 as the record date (the "TCI RECORD DATE") for the determination of the holders of TCI Voting Securities entitled to receive notice of and to vote at the TCI Special Meeting.

  Only holders of record of shares of TCI Voting Securities on the TCI Record Date are entitled to vote at the TCI Special Meeting. Each holder of record of TCI Group Series A Tracking Stock, Liberty Media Group Series A Tracking Stock and TCI Ventures Group Series A Tracking Stock as of the TCI Record Date is entitled to cast one vote per share on all matters submitted to TCI's shareholders. Each holder of record of TCI Group Series B Tracking Stock, Liberty Media Group Series B Tracking Stock and TCI Ventures Group Series B Tracking Stock as of the TCI Record Date is entitled to cast 10 votes per share on all matters submitted to TCI shareholders. Each holder of record of TCI Series C-TCI Group Preferred Stock and TCI Series C-Liberty Media Group Preferred Stock as of the TCI Record Date is entitled to vote its shares on an as-converted into TCI Common Stock basis on all matters submitted to TCI's shareholders.

  On December 31, 1998, there were:

  . 473,657,007 shares of TCI Group Series A Tracking Stock outstanding and entitled to vote at the TCI Special Meeting held by approximately 5,579 holders of record;

  . 64,444,193 shares of TCI Group Series B Tracking Stock outstanding and entitled to vote at the TCI Special Meeting held by approximately 349 holders of record;

  . 335,674,724 shares of Liberty Media Group Series A Tracking Stock outstanding and entitled to vote at the TCI Special Meeting held by approximately 4,364 holders of record;

  . 31,698,895 shares of Liberty Media Group Series B Tracking Stock outstanding and entitled to vote at the TCI Special Meeting held by approximately 292 holders of record;

  . 377,191,780 shares of TCI Ventures Group Series A Tracking Stock outstanding and entitled to vote at the TCI Special Meeting held by approximately 1,244 holders of record;

  . 45,318,338 shares of TCI Ventures Group Series B Tracking Stock outstanding and entitled to vote at the TCI Special Meeting held by approximately 123 holders of record;

  . 43,575 shares of TCI Series C-TCI Group Preferred Stock outstanding and entitled to vote at the TCI Special Meeting held by approximately 1 holder of record; and

  . 70,575 shares of TCI Series C-Liberty Media Group Preferred Stock outstanding and entitled to vote at the TCI Special Meeting held by approximately 1 holder of record.

  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of TCI Voting Securities is necessary to constitute a quorum at the TCI Special Meeting. The affirmative vote of the holders of a majority of the combined voting power of the outstanding TCI Voting Securities is required to approve and adopt the TCI Merger Proposal. The affirmative vote of the holders of 66 2/3% of the combined voting power of the outstanding TCI Voting Securities, as well as the affirmative vote of a majority of the voting power of the outstanding shares of each of Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock, each voting as a separate class of stock, is required to approve and adopt the Liberty/Ventures Combination Proposal. The affirmative vote of the holders of 66 2/3% of the combined voting power of the outstanding TCI Voting Securities is required to approve and adopt the Increased Authorization Proposal. The directors and officers of TCI beneficially own approximately 1,732,189 shares of TCI Group Series A Tracking Stock, 54,393,529 shares of TCI Group Series B Tracking Stock, 10,482,500 shares of Liberty Media Group Series A Tracking Stock, 27,139,000 shares of Liberty Media Group Series B Tracking Stock, 1,185,304 shares of TCI Ventures Group Series A Tracking Stock, 41,811,508 shares of TCI Ventures Group Series B Tracking

Stock, no shares of TCI Series C-TCI Group Preferred Stock and no shares of TCI Series C-Liberty Media Group Preferred Stock, representing approximately 47.8% of the total voting power of the TCI Voting Securities.

 VOTING AND REVOCATION OF PROXIES

  All TCI Voting Securities represented by properly executed proxies received prior to or at the TCI Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of each of the TCI Proposals. Proxies voted against the TCI Proposals will not be voted in favor of any adjournment or postponement of the TCI Special Meeting for the purpose of soliciting additional proxies.

  Abstentions may be specified on all proposals. A properly executed proxy marked "ABSTAIN" with respect to any proposal will be counted as present for purposes of determining whether there is a quorum. Because the affirmative votes required for approval of the TCI Proposals are, as described above, a percentage of the combined voting power of the outstanding shares, whether or not voted, a proxy marked "ABSTAIN" with respect to any proposal will have the effect of a vote against such proposal. In addition, the failure of a shareholder of TCI to return a proxy and to vote in person at the TCI Special Meeting will have the effect of a vote against the TCI Proposals.

  Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees that are represented at a meeting but with respect is to which the broker or nominee is not empowered is to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the TCI Special Meeting but will not be voted. Such shares will be counted for purposes of determining the combined voting power of each class and series of TCI Voting Securities outstanding on the TCI Record Date and, accordingly, will have the same effect as a vote cast against the TCI Proposals.

  A shareholder may revoke such shareholder's proxy at any time prior to its use by delivering to the Secretary of TCI a signed notice of revocation or a later-dated, signed proxy or by attending the TCI Special Meeting and voting in person. Attendance at the TCI Special Meeting will not in itself constitute the revocation of a proxy.

  The cost of solicitation of proxies will be paid by TCI for TCI proxies. In addition to solicitation by mail, officers and regular employees of TCI may solicit proxies in person or by mail, telephone, facsimile or other means of electronic transmission. The extent as to which this is necessary depends entirely upon how promptly proxy cards are returned. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners; and TCI will, upon request, reimburse such brokerage houses and custodians for their reasonable expenses in so doing. Shareholders are urged to send in their proxies without delay.

  SHAREHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE MERGER, A TRANSMITTAL LETTER WILL BE SENT TO FORMER SHAREHOLDERS OF TCI WITH INSTRUCTIONS FOR SURRENDERING THEIR CERTIFICATES IN EXCHANGE FOR AT&T COMMON STOCK OR NEW LIBERTY MEDIA GROUP TRACKING STOCK, AS APPROPRIATE.

                                    EXPERTS

  The consolidated balance sheets of AT&T as of December 31, 1997 and 1996 and the consolidated statements of income, changes in shareowners' equity and cash flows for AT&T for each of the three years in the period ended December 31, 1997, incorporated by reference in this Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

  The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedules, which appear in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 1), of Tele-Communications, Inc. have been incorporated by reference herein in reliance upon the reports, dated March 20, 1998, except for note 19 which is as of January 6, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined balance sheets of TCI Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 1), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP covering the combined financial statements above refers to the effects of not consolidating the TCI Group's interest in the Liberty Media Group and the TCI Ventures Group for all periods that the TCI Group has an interest in the Liberty Media Group and the TCI Ventures Group.

  The combined balance sheets of Liberty/Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Current Report on Form 8-K, dated January 7, 1999, of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, except for notes 2 and 14, which are as of September 14, 1998, and January 6, 1999, respectively, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined balance sheets of Liberty Media Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 1), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined balance sheets of TCI Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 1), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, except for note 18 which is as of January 6, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 1), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 19, 1998, of KPMG Audit Plc, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule, which report appears in the Current Report on Form 8-K, as amended on Form 8-K/A (Amendment No. 2) of Tele-Communications, Inc., dated March 6, 1998, have been incorporated by reference herein in reliance upon the report, dated April 1, 1997, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated balance sheets of Sprint Spectrum Holding Company, L.P. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1997 incorporated in this Proxy Statement/Prospectus by reference, which appear in the Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 1), of Tele-Communications, Inc. for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the shares of AT&T Common Stock and New Liberty Media Group Tracking Stock to be issued in connection with the Merger is being passed upon for AT&T by Robert S. Feit, General Attorney and Assistant Secretary of AT&T. As of December 15, 1998, Mr. Feit owned 3,043 shares of AT&T Common Stock (including restricted shares) and held options to purchase an additional 17,500 shares of AT&T Common Stock.

  Certain of the tax consequences of the Merger will be passed upon at the Effective Time, as a condition to the Merger, by Wachtell, Lipton, Rosen & Katz, New York, New York, on behalf of AT&T, and by Baker &
Botts, L.L.P., on behalf of TCI. See "The Proposed Transactions--Material Federal Income Tax Consequences."

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  Due to the contemplated consummation of the Merger, TCI does not currently intend to hold a 1999 Annual Meeting of Shareholders. In the event that such a meeting is held, any proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must have been received by the Secretary of TCI no later than December 31, 1998.

  AT&T's 1999 Annual Meeting of Shareholders is expected to be held in May 1999. Any AT&T shareholder who intended to submit a proposal for inclusion in the proxy materials for AT&T's 1999 Annual Meeting of Shareholders must have submitted such proposal to the Vice President-Law and Secretary of AT&T by November 26, 1998. The AT&T By-Laws require shareholders who intend to propose business to be considered by shareholders at an annual meeting, other than shareholder proposals included in the proxy statement, to give written notice to the Secretary of AT&T not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. Matters to be raised by a shareholder at AT&T's 1999 Annual Meeting of Shareholders must be submitted on or after January 20, 1999 but no later than February 19, 1999. The written notice should be sent to the address above and must include a brief description of the business, the reasons for conducting such business, any material interest in such business by the shareholder, the name and address of the shareholder as they appear on AT&T's books and the class and number of shares of AT&T beneficially owned by the shareholder.

  SEC rules set forth standards as to what shareholder proposals are required to be included in a proxy statement for an annual meeting.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This Proxy Statement/Prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing products, benefits from new technology, plans and objectives of management, markets for stock of AT&T, the AT&T Common Stock Group, TCI, the TCI Group, and the Liberty/Ventures Group (or the New Liberty Media Group) and other matters. Statements in this document that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and
Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, in each case relating to AT&T, the AT&T Common Stock Group, TCI, the TCI Group and the Liberty/Ventures Group (or the New Liberty Media Group), wherever they occur in this Proxy Statement/Prospectus, are necessarily estimates reflecting the best judgment of the senior management of AT&T and TCI and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefor, be considered in light of various important factors, including those set forth in this Proxy Statement/Prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

  . the effects of vigorous competition in the markets in which these entities operate;

  . the ability to enter into agreements to, and the cost of, entering new markets necessary to provide nationwide services;

  . the ability of AT&T to establish a significant market presence in the new geographic and service markets; and

  . requirements imposed on these entities or latitude allowed to their competitors by the FCC or state regulatory commissions under the Telecommunications Act or other applicable laws and regulations. See "The AT&T Tracking Stock Amendment--Special Considerations Relating to the Issuance of Tracking Stock and the Merger."

  The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Proxy Statement/Prospectus and the other documents incorporated herein by reference, including, but not limited to, the December 31, 1997 Annual Report on Form 10-K of AT&T (including any amendments thereto) and the December 31, 1997 Annual Report on Form 10-K of TCI (including any amendments thereto). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Neither AT&T nor TCI undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                             INDEX OF DEFINED TERMS

                                                                            PAGE
                                                                            NO.
                                                                            ----
1992 Cable Act............................................................. 182
@Home......................................................................  25
Adjusted Liberty/Ventures Group Outstanding Interest Fraction.............. 157
Adjusted Outstanding Shares of Liberty/Ventures Group Tracking
 Stock..................................................................... 155
Adjusted Transaction Value.................................................  43
Amended TCI Charter........................................................ 118
Antitrust Division.........................................................  60
Appraisal Date............................................................. 154
Asset Transfers............................................................  25
AT&T Alternative Case......................................................  43
AT&T Common Stock..........................................................  24
AT&T Common Stock Group....................................................  23
AT&T Management Case.......................................................  43
AT&T Merger Proposal.......................................................  24
AT&T Preferred Stock.......................................................  98
AT&T Record Date........................................................... 191
AT&T Tracking Stock Amendment..............................................  24
By-Law Amendment........................................................... 104
Cablevision................................................................ 189
Call Agreements............................................................  52
Certificates...............................................................  71
Class A Directors..........................................................  81
Class B Directors..........................................................  81
Class C Directors..........................................................  81
Closing....................................................................  25
Closing Date...............................................................  68
Code.......................................................................  57
Comparable Cable Companies.................................................  46
Contribution Agreement.....................................................  51
Covered Shares.............................................................  80
CSFB.......................................................................  29
DCF........................................................................  48
Delaware Business Combination Law.......................................... 119
DGCL.......................................................................  26
Discovery.................................................................. 178
Disposition................................................................ 115
DLJ........................................................................  28
DLJ Engagement Letter......................................................  48
DLJ Opinions...............................................................  30
DRISPP..................................................................... 193
DTH........................................................................ 177
Earnings (Loss) Attributable to the Liberty/Ventures Group................. 150

                                                                            PAGE
                                                                            NO.
                                                                            ----
Earnings (Loss) Attributable to the TCI Group.............................. 151
EBITDA.....................................................................  43
Effective Time.............................................................  27
EMG........................................................................ 177
EPS........................................................................  43
ESPP....................................................................... 193
European Commission........................................................  63
Excess AT&T Common Stock...................................................  70
Excess New Liberty Media Group Tracking Stock..............................  71
Excess Stock...............................................................  71
Exchange Act...............................................................  76
Exchange Agent.............................................................  70
FCC........................................................................  21
First Appraiser............................................................ 154
Flextech................................................................... 189
Fox Sports................................................................. 180
FTC........................................................................  60
FTC Consent Decree......................................................... 178
GI......................................................................... 186
Higher Appraised Amount.................................................... 154
HITS.......................................................................  48
HSN........................................................................ 176
HSR Act....................................................................  60
Increased Authorization....................................................  28
Increased Authorization Proposal...........................................  25
Inter-Group Agreement......................................................  52
inter-group interest....................................................... 132
Intercompany Agreements.................................................... 108
ISPs....................................................................... 187
Jupiter.................................................................... 189
Jupiter Programming........................................................ 176
Liberty Board..............................................................  36
Liberty Charter Documents..................................................  67
Liberty Media Group........................................................  24
Liberty Media Group Exchange Ratios........................................  27
Liberty Media Group LLC....................................................  51
Liberty Media Group Series A Tracking Stock................................  25
Liberty Media Group Series B Tracking Stock................................  25
Liberty Media Group Tracking Stock.........................................  25
Liberty/TINTA.............................................................. 177
Liberty/Ventures Combination...............................................  28
Liberty/Ventures Combination Proposal......................................  25
Liberty/Ventures Combination Exchange Ratios...............................  27

                                                                            PAGE
                                                                            NO.
                                                                            ----
Liberty/Ventures Group.....................................................  28
Liberty/Ventures Group Available Dividend Amount........................... 150
Liberty/Ventures Group Exchange Ratios.....................................  26
Liberty/Ventures Group Inter-Group Interest Fraction....................... 150
Liberty/Ventures Group Net Proceeds........................................ 156
Liberty/Ventures Group Optional Conversion Ratio........................... 154
Liberty/Ventures Group Outstanding Interest Fraction....................... 150
Liberty/Ventures Group Private Market Value................................ 154
Liberty/Ventures Group Qualifying Subsidiary............................... 159
Liberty/Ventures Group Series A Tracking Stock.............................  26
Liberty/Ventures Group Series B Tracking Stock.............................  26
Liberty/Ventures Group Tracking Stock......................................  26
Liberty/Ventures Group Tracking Stock Per Share Value...................... 154
Liberty/Ventures Opinion...................................................  30
liquidation................................................................ 117
Lower Appraised Amount..................................................... 154
M&A Comparable Companies...................................................  47
Magness Group..............................................................  52
Magness Group Call Agreement...............................................  52
Malone Call Agreement......................................................  52
Malones....................................................................  52
market capitalization...................................................... 165
market value............................................................... 154
Merger.....................................................................  24
Merger Agreement...........................................................  25
Merger Exchange Ratio......................................................  29
Merger Sub.................................................................  23
Merrill Lynch..............................................................  49
MMDS....................................................................... 177
MultiThematiques........................................................... 189
Mutually Appraised Amount.................................................. 154
Mutually Designated Appraiser.............................................. 154
NASDAQ/NM..................................................................   9
NBC........................................................................ 176
NDTC.......................................................................  25
Netlink.................................................................... 177
Netlink Transaction........................................................ 180
New Liberty Media Group....................................................  23
New Liberty Media Group Allocated NOL......................................  80
New Liberty Media Group Class A
 Tracking Stock............................................................  24
New Liberty Media Group Class B
 Tracking Stock............................................................  24

                                                                           PAGE
                                                                           NO.
                                                                           ----
New Liberty Media Group Tracking Stock....................................  24
News Corp................................................................. 180
New York Business Combination Law......................................... 120
Number of Shares Issuable with Respect to the Liberty/Ventures Group
 Inter-Group Interest..................................................... 145
NYBCL.....................................................................  98
NYSE......................................................................   9
OSPs...................................................................... 187
Policy Statement.......................................................... 104
Pre-Existing Convertible Securities....................................... 146
Programming Companies..................................................... 182
Proposals.................................................................  97
Proposed Final Judgment...................................................  60
Qualifying Subsidiary..................................................... 106
Rainbow................................................................... 180
Rainbow Transactions...................................................... 180
Registration Statement....................................................  19
Required Majority Vote....................................................  81
Reserved Property......................................................... 158
SEC.......................................................................  19
Second Appraiser.......................................................... 154
Securities Act............................................................  66
Selection Date............................................................ 154
share distribution........................................................ 114
Shareholders' Agreement...................................................  53
SHV Act................................................................... 183
SMATV..................................................................... 177
SNG....................................................................... 177
Special Committee.........................................................  28
Sprint PCS Group.......................................................... 188
Sprint PCS Stock..........................................................  60
SSI....................................................................... 177
SSI Affiliates............................................................ 177
SSI Subscribers........................................................... 177
Stipulation...............................................................  60
Superior Proposal.........................................................  76
Synergies.................................................................  41
Takeover Proposal.........................................................  76
Tax Sharing Agreement.....................................................  80
TBS....................................................................... 176
TBS/Time Warner Merger.................................................... 176
TCI Affiliated Group......................................................  80
TCI Alternative Case......................................................  43
TCI Charter Amendment.....................................................  25
TCI Class A Preferred Stock............................................... 167
TCI Class B Preferred Stock...............................................  26
TCI Common Stock..........................................................  44
TCI Convertible Preferred Stock...........................................  26
TCI Convertible Securities................................................ 146
TCI Group.................................................................  24
TCI Group Available Dividend Amount....................................... 151

                                                                            PAGE
                                                                            NO.
                                                                            ----
TCI Group Exchange Ratios..................................................  26
TCI Group Series A Tracking Stock..........................................  26
TCI Group Series B Tracking Stock..........................................  26
TCI Group Tracking Stock...................................................  26
TCI Management Case........................................................  43
TCI Merger Opinion.........................................................  30
TCI Merger Proposal........................................................  25
TCI Music.................................................................. 177
TCI Preferred Stock........................................................  26
TCI Proposals..............................................................  25
TCI Record Date............................................................ 194
TCI Related Business Transaction........................................... 158
TCI Restricted Stock Awards................................................  55
TCI SARs...................................................................  54
TCI Selected Companies.....................................................  42
TCI Selected Transactions..................................................  43
TCI Series A Tracking Stock................................................  56
TCI Series B Tracking Stock................................................  56
TCI Series C Preferred Stock...............................................  26
TCI Series C-Liberty Media Group Exchange Ratio............................  26
TCI Series C-Liberty Media Group Preferred Stock...........................  26
TCI Series C-TCI Group Exchange Ratio......................................  26
TCI Series C-TCI Group Preferred Stock.....................................  26
TCI Series F Preferred Stock...............................................  70
TCI Series G Exchange Ratio................................................  26
TCI Series G Preferred Stock...............................................  26

                                                                            PAGE
                                                                            NO.
                                                                            ----
TCI Series H Preferred Stock...............................................  26
TCI Series Preferred Stock................................................. 167
TCI Ventures Group.........................................................  24
TCI Ventures Group Exchange Ratios.........................................  27
TCI Ventures Group Series A Tracking Stock.................................  25
TCI Ventures Group Series B Tracking Stock.................................  25
TCI Ventures Group Tracking Stock..........................................  25
TCI Voting Securities......................................................  77
Telecommunications Act.....................................................  31
Teleport...................................................................  25
Teleport Merger............................................................  25
Telewest................................................................... 189
Termination Date...........................................................  80
TINTA...................................................................... 142
Transaction Agreements.....................................................  29
Transactions...............................................................  25
Triggering Event...........................................................  51
Trust Agreement............................................................  61
Trustee....................................................................  60
TV Guide Acquisition....................................................... 180
TW Exchange Stock.......................................................... 178
TyC........................................................................ 181
USAi....................................................................... 176
UVSG....................................................................... 142
Voting Agreement...........................................................  76
WTCI.......................................................................  25

                                                                      APPENDIX A


                 AGREEMENT AND PLAN OF RESTRUCTURING AND MERGER

                                     AMONG

                                   AT&T CORP.

                               ITALY MERGER CORP.

                                      AND

                           TELE-COMMUNICATIONS, INC.

                           DATED AS OF JUNE 23, 1998

                               TABLE OF CONTENTS

                                   ARTICLE I

 Definitions.............................................................   A-5

                                   ARTICLE II

 The Restructuring and the Merger........................................  A-13
    2.1.  The Restructuring..............................................  A-13
    2.2.  The Merger.....................................................  A-14
    2.3.  Effective Time.................................................  A-14
    2.4.  Closing........................................................  A-14

                                  ARTICLE III

 Terms of Merger.........................................................  A-14
    3.1   Certificate of Incorporation...................................  A-14
    3.2.  The By-Laws....................................................  A-14
    3.3.  Directors......................................................  A-15
    3.4.  Officers.......................................................  A-15

                                   ARTICLE IV

 Share Consideration; Conversion or Cancellation of Shares in the Merger.  A-15
          Share Consideration; Conversion or Cancellation of Shares in
    4.1.  the Merger.....................................................  A-15
    4.2.  Payment for Shares in the Merger...............................  A-18
    4.3.  Fractional Shares..............................................  A-20
    4.4.  Transfer of Shares after the Effective Time....................  A-22
    4.5.  Treatment of Series F Preferred Stock..........................  A-22
    4.6.  Company Series Preferred Stock.................................  A-22

                                   ARTICLE V

 Representations and Warranties of the Company...........................  A-22
    5.1.  Organization, Etc. of the Company..............................  A-22
    5.2.  Subsidiaries...................................................  A-22
    5.3.  Agreement......................................................  A-23
    5.4.  Permits; Compliance............................................  A-23
    5.5.  Opinion of the Company's Financial Advisor.....................  A-23
    5.6.  Capital Stock..................................................  A-23
    5.7.  Litigation.....................................................  A-25
    5.8.  Compliance with Other Instruments, Etc.........................  A-25
    5.9.  Employee Benefit Plans.........................................  A-26
    5.10. Taxes..........................................................  A-27
    5.11. Intellectual Property..........................................  A-28
    5.12. Reports and Financial Statements...............................  A-28
    5.13. Absence of Certain Changes or Events...........................  A-29
    5.14. Affiliated Transactions and Certain Other Agreements...........  A-29
    5.15. Brokers and Finders............................................  A-29
    5.16. Registration Statement.........................................  A-29
    5.17. Separation of Assets and Liabilities...........................  A-29

                                   ARTICLE VI

 Representations and Warranties of Parent and Merger Sub.................   A-30
    6.1.  Organization, Etc. of Parent...................................   A-31
    6.2.  Subsidiaries...................................................   A-31
    6.3.  Agreement......................................................   A-31
    6.4.  Permits; Compliance............................................   A-31
    6.5.  Opinions of Parent's Financial Advisors........................   A-31
    6.6.  Capital Stock..................................................   A-31
    6.7.  Parent Shares..................................................   A-32
    6.8.  Litigation.....................................................   A-32
    6.9.  Compliance with Other Instruments, Etc.........................   A-32
    6.10. Taxes..........................................................   A-32
    6.11. Intellectual Property..........................................   A-33
    6.12. Reports and Financial Statements...............................   A-33
    6.13. Brokers and Finders............................................   A-33
    6.14. Registration Statement.........................................   A-34
    6.15. Ownership of Merger Sub; No Prior Activities; Assets of Merger
          Sub............................................................   A-34
    6.16. Ownership of Company Stock.....................................   A-34

                                  ARTICLE VII

 Additional Covenants and Agreements.....................................   A-34
    7.1.  Conduct of Business of the Company.............................   A-34
    7.2.  Other Transactions.............................................   A-38
    7.3.  Stockholder Approval...........................................   A-38
    7.4.  Registration Statement and Proxy Statement.....................   A-39
    7.5.  Reasonable Efforts.............................................   A-40
    7.6.  Access to Information..........................................   A-41
    7.7.  Indemnification of Directors and Officers......................   A-41
    7.8.  Registration and Listing of Parent Common Shares...............   A-42
    7.9.  Affiliates of Parent and the Company...........................   A-43
    7.10. Tax Matters....................................................   A-43
    7.11. New York Real Property Transfer Tax............................   A-43
    7.12. Employee Matters...............................................   A-43
    7.13. Tax Sharing Agreement..........................................   A-44
    7.14. Other Intercompany Agreements..................................   A-44
    7.15. Parent Board of Directors......................................   A-44
    7.16. Parent Charter Amendment, Bylaw Amendment and Policy Statement.   A-45
    7.17. Intercompany Transactions......................................   A-45
    7.18. Certain Inter-Group Relationships..............................   A-45
    7.19. Cable Joint Ventures...........................................   A-45
    7.20. Certain Actions by Parent and the Surviving Corporation........   A-45

                                  ARTICLE VIII

 Conditions..............................................................   A-45
    8.1.  Conditions to Each Party's Obligations.........................   A-45
    8.2.  Conditions to Obligations of Parent and Merger Sub.............   A-46
    8.3.  Conditions to Obligations of the Company.......................   A-47

                                   ARTICLE IX

 Termination............................................................  A-48
    9.1.        Termination by Mutual Consent...........................  A-48
    9.2.        Termination by Either Parent or the Company.............  A-48
    9.3.        Termination by the Company..............................  A-48
    9.4.        Termination by Parent and Merger Sub....................  A-48
    9.5.        Effect of Termination and Abandonment...................  A-49
    9.6.        Payment of Certain Fees.................................  A-49

                                   ARTICLE X

 Miscellaneous and General..............................................  A-49
    10.1.       Expenses................................................  A-49
    10.2.       Notices, Etc............................................  A-49
    10.3.       Amendments, Waivers, Etc................................  A-50
    10.4.       No Assignment...........................................  A-50
    10.5.       Entire Agreement........................................  A-50
    10.6.       Specific Performance....................................  A-50
    10.7.       Remedies Cumulative.....................................  A-50
    10.8.       No Waiver...............................................  A-50
    10.9.       No Third Party Beneficiaries............................  A-51
    10.10.      Jurisdiction............................................  A-51
    10.11.      Public Announcements....................................  A-51
    10.12.      Governing Law...........................................  A-51
    10.13.      Name, Captions, Etc.....................................  A-51
    10.14.      Counterparts............................................  A-51
    10.15.      Survival of Representations, Warranties, Covenants and
                Agreements..............................................  A-51
    10.16.      Severability............................................  A-51
    10.17.      Disclosure Statements...................................  A-52

 EXHIBITS

    A           Form of Amendment to the Parent Charter
    B           Form of Affiliate Letter
    C           Terms of Amendment to Tax Sharing Agreement
    D           Form of Bylaw Amendment and Policy Statement

 SCHEDULES

    2.1(a)      Terms of the Company Restructuring
    2.1(c)(i)   Form of Certificate of Incorporation and Bylaws of
                Liberty Media Corporation
    2.1(c)(ii)  Form of Contribution Agreement
    2.1(c)(iii) Form of LLC Agreement of Liberty Group LLC
    2.1(c)(iv)  Form of Section 2.1(c)(iv) Letter
    7.12(b)     Definitions of "Good Reason" and "Cause"
    7.12(e)     Form of Tax Protection Agreement
    7.14        Intercompany Agreement Principles
    7.18        Certain Terms of Inter-Group Relationship

                          AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 23, 1998, among AT&T Corp., a New York corporation ("Parent"), Italy Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and Tele-Communications, Inc., a Delaware corporation (the "Company").

                                    RECITALS

  WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company each have determined that it is advisable and in the best interests of their respective stockholders for Merger Sub to merge with and into the Company, upon the terms and subject to the conditions of this Agreement (the "Merger");

  WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of
Section 368(a) of the Code;

  WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

  WHEREAS, Parent and Merger Sub have required, as a condition to their willingness to enter into this Agreement, that the Stockholders contemporaneously enter into the Voting Agreement concurrently with the execution and delivery of this Agreement.

  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  Definitions

  As used in this Agreement, the following terms shall have the respective meanings set forth below:

  "Adjusted Liberty Media Group Outstanding Interest Fraction": As defined in the Company Charter.

  "Adjusted TCI Ventures Group Outstanding Interest Fraction": As defined in the Company Charter.

  "Affiliate": As defined in Rule 12b-2 under the Exchange Act.

  "@Home": At Home Corporation, a Delaware corporation.

  "@Home Class A Shares": Series A Common Stock, par value $.01 per share, of @Home.

  "@Home Class B Shares": Series B Common Stock, par value $.01 per share, of @Home.

  "@Home Shares": Collectively, @Home Class A Shares and @Home Class B Shares.

  "Authorization": Any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR
Act) by, or filing, registration, qualification, declaration or designation with, any Governmental Body.

  "Benefit Arrangement": As defined in Section 5.9(a).

  "Capital Spending Plan": As defined in Section 7.1.

  "Certificate of Merger": The certificate of merger with respect to the merger of Merger Sub with and into the Company, containing the provisions required by, and executed in accordance with, Section 251 of the DGCL.

  "Certificates": Collectively, TCI Group Certificates, Liberty Media Certificates and, if applicable, TCI Ventures Certificates.

  "Claim": As defined in Section 7.7(a).

  "Closing": The closing of the Merger.

  "Closing Date": The date on which the Closing occurs.

  "Code": The Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

  "Committed Acquisition Shares": As defined in the Company Charter.

  "Company": Tele-Communications, Inc., a Delaware corporation.

  "Company Charter": The Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and as it may be further amended prior to the Effective Date with the consent of Parent pursuant to Section 7.1.

  "Company Class A Preferred Stock": As defined in Section 5.6(c).

  "Company Class B Junior Preferred Stock": As defined in Section 5.6(c).

  "Company Common Stock": As defined in Section 5.6(a).

  "Company Disclosure Statement": The disclosure statement, dated the date of this Agreement, delivered by the Company to Parent.

  "Company Employees": As defined in Section 7.12(d).

  "Company Permits": As defined in Section 5.4.

  "Company Preferred Stock": As defined in Section 5.6(a).

  "Company Representatives": As defined in Section 7.6.

  "Company SEC Reports": As defined in Section 5.12.

  "Company Series Preferred Stock": As defined in Section 5.6(c).

  "Company Stockholders Meeting": The stockholders meeting of the Company in connection with the transactions contemplated hereby, including any adjournments or postponements thereof.

  "Confidentiality Agreement": The Nondisclosure Agreement, dated as of May 26, 1998, between Parent and the Company.

  "Contribution Agreement": As defined in Section 2.1(c).

  "Control": With respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

  "Controlled Group Liability": As defined in Section 5.9(e).

  "DGCL": The Delaware General Corporation Law.

  "Effective Time": As defined in Section 2.3.

  "Employee Plan": As defined in Section 5.9(a).

  "Employees": As defined in Section 5.9(a).

  "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

  "ERISA Affiliates": Any trade or business, whether or not incorporated, that is treated as a single employer with the Company or any of its Subsidiaries under Section 414(b) or (c) of the Code.

  "Excess Parent Common Shares": As defined in Section 4.3(a).

  "Excess Parent Liberty Tracking (Liberty) Shares": As defined in Section
4.3(b).

  "Excess Parent Liberty Tracking (Ventures) Shares": As defined in Section 4.3(c).

  "Exchange Act": The Securities Exchange Act of 1934, as amended.

  "Exchange Agent": As defined in Section 4.2(a).

  "Exchange Fund": The TCI Group Exchange Fund, the Liberty Media Exchange Fund or, if applicable, the TCI Ventures Exchange Fund.

  "Exchange Ratios": The TCI Group Exchange Ratios, the Liberty Media Exchange Ratios and, if applicable, the TCI Ventures Exchange Ratios.

  "Executive Agreements": As defined in Section 7.12(a).

  "FCC": The Federal Communications Commission.

  "FCC Consent": Actions by the FCC granting its consent to the transfer of control of the FCC Licenses in connection with the consummation of the transactions contemplated hereby.

  "FCC Licenses": All licenses, permits, construction permits and other authorizations issued by the FCC in connection with the business and operations of the Company and its Subsidiaries.

  "Fractional Fund": The Fractional Parent Common Fund, the Fractional Parent Liberty Tracking (Liberty) Fund or, if applicable, the Fractional Parent Liberty Tracking (Ventures) Fund.

  "Fractional Parent Common Fund": As defined in Section 4.3(a).

  "Fractional Parent Liberty Tracking (Liberty) Fund": As defined in Section 4.3(b).

  "Fractional Parent Liberty Tracking (Ventures) Fund": As defined in Section 4.3(c).

  "Governmental Body": Any federal, state, municipal, political subdivision or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

  "Group": The TCI Group, the Liberty Media Group or the TCI Ventures Group.

  "HSR Act": The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  "Indemnified Parties": As defined in Section 7.7(a).

  "Intellectual Property": All industrial and intellectual property rights, including Proprietary Technology, patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, know-how, licenses, trade secrets, proprietary processes, formulae and customer lists.

  "knowledge": With respect to the Company, the actual knowledge of any executive officer (determined in accordance with Rule 16a-1(f) under the Exchange Act as in effect on the date hereof) of the Company and, with respect to Parent or Merger Sub, the actual knowledge of any executive officer (determined in accordance with Rule 16a-1(f) under the Exchange Act as in effect on the date hereof) of Parent or Merger Sub, as the case may be.

  "Law": Any foreign or domestic law, statute, code, ordinance, rule, regulation promulgated, or order, judgment, writ, stipulation, award, injunction or decree entered by a Governmental Body.

  "Liberty Media Corporation": Liberty Media Corporation, a Delaware corporation.

  "Liberty/Ventures Group": Collectively, the TCI Ventures Group and the Liberty Media Group.

  "Liberty Group LLC": As defined in the Contribution Agreement.

  "Liberty Media Certificates": As defined in Section 4.2(b).

  "Liberty Media Class A Exchange Ratio": As defined in Section 4.1(b).

  "Liberty Media Class A Stock": Series A Liberty Media Group Common Stock, par value $1.00 per share, of the Company.

  "Liberty Media Class B Exchange Ratio": As defined in Section 4.1(b).

  "Liberty Media Class B Stock": Series B Liberty Media Group Common Stock, par value $1.00 per share, of the Company.

  "Liberty Media Exchange Fund": As defined in Section 4.2(a).

  "Liberty Media Exchange Ratios": As defined in Section 4.1(b).

  "Liberty Media Group": The assets, liabilities and businesses of the Company known as "Liberty Media Group" (as represented by the Liberty Media Tracking Shares).

  "Liberty Media Group Outstanding Interest Fraction": As defined in the Company Charter.

  "Liberty Media Members": Those Subsidiaries of the Company whose assets, businesses and results of operations are attributed to the Liberty Media Group (assuming that the Restructuring had occurred as contemplated by Section 2.1).

  "Liberty Media Option": As defined in Section 4.1(f).

  "Liberty Media Share Consideration": As defined in Section 4.1(d).

  "Liberty Media Tracking Shares": Collectively, shares of Liberty Media Class A Stock and shares of Liberty Media Class B Stock.

  "Material Adverse Effect": With respect to Parent, a material adverse effect on the business, properties, operations or financial condition of Parent and its Subsidiaries taken as a whole, other than any such effect arising out of or resulting from general economic conditions or from changes in or affecting the long-distance telecommunications industry generally. With respect to the Company, a material adverse effect on the business, properties, operations or financial condition of the Company and its Subsidiaries taken as a whole, other than any such effect arising out of or resulting from general economic conditions or from changes in or affecting the cable television industry generally. With respect to the TCI Group, a material adverse effect on the business, properties, operations or financial condition of the TCI Group taken as a whole (and assuming that the Restructuring had occurred as contemplated by Section 2.1), other than any such effect arising out of or resulting from general economic conditions or from changes in or affecting the cable television industry generally. With respect to the Liberty/Ventures Group, a material adverse effect on the business, properties, operations or financial condition of the Liberty Media Group and the TCI Ventures Group, taken as a whole, other than any such effect arising out of or resulting from general economic conditions or from changes in or affecting the cable television programming industry generally.

  "Merger": As defined in the Recitals.

  "Merger Sub": Italy Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent.

  "NDTC": The assets and business of the Company's National Digital Television Center.

  "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest": As defined in the Company Charter.

  "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest": As defined in the Company Charter.

  "NASDAQ": The Nasdaq Stock Market.

  "NYSE": The New York Stock Exchange, Inc.

  "Parent": AT&T Corp., a New York corporation.

  "Parent Charter": The Certificate of Incorporation of Parent, as amended to the date hereof.

  "Parent Charter Amendment": The proposed amendment to the Parent Charter set forth as Exhibit A hereto and approved by Parent's Board of Directors pursuant to this Agreement.

  "Parent Common Option": As defined in Section 4.1(f).

  "Parent Common Shares": Shares of common stock, par value $1.00 per share, of Parent.

  "Parent Disclosure Statement": The disclosure statement, dated the date of this Agreement, delivered by Parent to the Company.

  "Parent Liberty Class A Stock": The Class A Liberty Group Common Stock, par value $1.00 per share, of Parent having the terms set forth in the Parent Charter Amendment.

  "Parent Liberty Class B Stock": The Class B Liberty Group Common Stock, par value $1.00 per share, of Parent having the terms set forth in the Parent Charter Amendment.

  "Parent Liberty Group": The Liberty Group as defined in the Parent Charter Amendment.

  "Parent Liberty Tracking Option": As defined in Section 4.1(f).

  "Parent Liberty Tracking Shares": Collectively, the shares of Parent Liberty Class A Stock and the shares of Parent Liberty Class B Stock.

  "Parent Permits": As defined in Section 6.4.

  "Parent Representatives": As defined in Section 7.6.

  "Parent SEC Reports": As defined in Section 6.12(a).

  "Parent Shares": Collectively, the Parent Common Shares and the Parent Liberty Tracking Shares.

  "Parent Stockholders Meeting": The stockholders meeting of Parent in connection with the transactions contemplated hereby, including any adjournments or postponements thereof.

  "Permit": Any franchise, grant, authorization, license, permit, easement, variance, exception, consent, certificate, approval, clearance or order of any Governmental Body.

  "Person": Any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

  "Proprietary Technology": All proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, pertaining to any product, software or service manufactured, marketed, licensed or sold by the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, in the conduct of their business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, know-how, notebooks, software, records and disclosures.

  "Proxy Statement": The joint proxy statement to be sent to stockholders of Parent and of the Company to solicit proxies for use at the Stockholders Meetings.

  "Registration Statement": As defined in Section 7.4.

  "Restructuring": As defined in Section 2.1(d).

  "Rule 145 Affiliate": As defined in Section 7.9.

  "SEC": The Securities and Exchange Commission.

  "Securities Act": The Securities Act of 1933, as amended.

  "Series C-Liberty Media Conversion Rate": 56.25 per share.

  "Series C-Liberty Media Exchange Ratio": As defined in Section 4.1(i).

  "Series C-Liberty Media Preferred Stock": As defined in Section 5.6(c).

  "Series C Preferred Stock": As defined in Section 5.6(c).

  "Series C-TCI Group Preferred Conversion Rate": 132.86 per share.

  "Series C-TCI Group Preferred Exchange Ratio": As defined in Section 4.1(h).

  "Series C-TCI Group Preferred Stock": As defined in Section 5.6(c).

  "Series D Preferred Stock": As defined in Section 5.6(c).

  "Series E Preferred Stock": As defined in Section 5.6(c).

  "Series F Preferred Stock": As defined in Section 5.6(c).

  "Series G Conversion Rate": 1.19 per share.

  "Series G Exchange Ratio": As defined in Section 4.1(j).

  "Series G Preferred Stock": As defined in Section 5.6(c).

  "Series H Conversion Rate": 0.590625 per share.

  "Series H Exchange Ratio": As defined in Section 4.1(k).

  "Series H Preferred Stock": As defined in Section 5.6(c).

  "Series Preferred Exchange Ratios": Collectively, the Series C-TCI Group Preferred Exchange Ratio, the Series C-Liberty Media Exchange Ratio, the Series G Exchange Ratio and the Series H Exchange Ratio.

  "Share Consideration": The TCI Group Share Consideration, the Liberty Media Share Consideration or, if applicable, the TCI Ventures Share Consideration.

  "Shares": Collectively, the TCI Group Shares, the Liberty Media Tracking Shares and the TCI Ventures Tracking Shares.

  "Significant Subsidiary": As defined in Section 7.2(a).

  "Sprint PCS Investment": The interests held by the Company in the Sprint Spectrum partnerships.

  "Stockholders": Collectively, Dr. John C. Malone and Leslie Malone.

  "Stockholders Meetings": The Company Stockholders Meeting and the Parent Stockholders Meeting.

  "Subsidiary": As to any Person, any other Person of which at least (i) 50% of the equity and (ii) 50% of the voting interests are owned, directly or indirectly, by such first Person; provided that, for purposes of the covenants set forth in Article VII, references to Subsidiaries shall not include any Person as to which such first Person's voting interests are subject to a voting agreement, proxy, management contract or other arrangement as a result of which such first Person does not Control such other Person.

  "Superior Proposal": As defined in Section 7.2(b).

  "Surviving Corporation": The surviving corporation in the Merger.

  "Takeover Proposal": As defined in Section 7.2(a).

  "Tax": As defined in Section 5.10(d).

  "Tax Return": As defined in Section 5.10(d).

  "Tax Sharing Agreement": The Tax Sharing Agreement, dated as of October 1, 1997, by and among the Company, TCI Communications, Inc., Liberty Media Corporation and TCI Ventures Group L.L.C.

  "TCI Group": As defined in the Company Charter (assuming that the Restructuring had occurred as contemplated by Section 2.1).

  "TCI Group Class B Stock": Series B TCI Group Common Stock, par value $1.00 per share, of the Company.

  "TCI Group Certificates": As defined in Section 4.2(b).

  "TCI Group Class A Exchange Ratio": As defined in Section 4.1(a).

  "TCI Group Class A Stock": Series A TCI Group Common Stock, par value $1.00 per share, of the Company.

  "TCI Group Class B Exchange Ratio": As defined in Section 4.1(a).

  "TCI Group Class B Stock": Series B TCI Group Common Stock, par value $1.00 per share, of the Company.

  "TCI Group Exchange Fund": As defined in Section 4.2(a).

  "TCI Group Exchange Ratios": As defined in Section 4.1(a).

  "TCI Group Members": Those Subsidiaries of the Company whose assets, businesses and results of operations are attributed to the TCI Group (assuming that the Restructuring had occurred as contemplated by Section 2.1).

  "TCI Group Option": As defined in Section 4.1(f).

  "TCI Group Share Consideration": As defined in Section 4.1(d).

  "TCI Group Shares": Collectively, the shares of TCI Group Class A Stock and the shares of TCI Group Class B Stock.

  "TCI Ventures Certificates": As defined in Section 4.2(b).

  "TCI Ventures Class A Exchange Ratio": As defined in Section 4.1(c).

  "TCI Ventures Class A Stock": Series A TCI Ventures Group Common Stock, par value $1.00 per share, of the Company.

  "TCI Ventures Class B Exchange Ratio": As defined in Section 4.1(c).

  "TCI Ventures Class B Stock": Series B TCI Ventures Group Common Stock, par value $1.00 per share, of the Company.

  "TCI Ventures Exchange Fund": As defined in Section 4.2(a).

  "TCI Ventures Exchange Ratios": As defined in Section 4.1(c).

  "TCI Ventures Group": The assets, liabilities and businesses of the Company known as "TCI Ventures Group" (as represented by the TCI Ventures Tracking Shares).

  "TCI Ventures Group Outstanding Interest Fraction": As defined in the Company Charter.

  "TCI Ventures Members": Those Subsidiaries of the Company whose assets, businesses and results of operations are attributed to the TCI Ventures Group (assuming that the Restructuring had occurred as contemplated by Section 2.1).

  "TCI Ventures Option": As defined in Section 4.1(f).

  "TCI Ventures Group Preferred Interest": As defined in the Company Charter.

  "TCI Ventures Share Consideration": As defined in Section 4.1(d).

  "TCI Ventures Tracking Shares": Collectively, shares of TCI Ventures Class A Stock and shares of TCI Ventures Class B Stock.

  "Teleport": Teleport Communications Group Inc., a Delaware corporation.

  "UA Notes": As defined in Section 5.6(e).

  "Voting Agreement": The Voting Agreement, dated the date hereof, by and among Parent and each of the Stockholders.

  "Westmarc Preferred": As defined in Section 7.20(b).

  "Wholly Owned Subsidiary": As to any Person, a Subsidiary of such Person 100% of the equity and voting interest in which is owned, directly or indirectly, by such Person.

                                   ARTICLE II

                        The Restructuring and the Merger

  2.1. The Restructuring. (a) Subject to the terms and conditions of this Agreement, prior to the Effective Time, and provided that all of the conditions set forth in Article VIII to be satisfied prior to the Closing have been satisfied or duly waived, the Company shall take the actions set forth in
Schedule 2.1(a). By virtue of the transfers contemplated by Schedule 2.1(a), TCI Group will obtain ownership of, among other things, (i) 31,060,000 @Home Class A Shares and 15,400,000 @Home Class B Shares (representing all of the shares of capital stock of @Home owned directly or indirectly by the Company), together with any dividends, distributions or other consideration whatsoever paid or distributed in respect thereof after the date of this Agreement, (ii) 1,011,528 shares of Class A common stock of Teleport and 48,779,388 shares of Class B common stock of Teleport (representing all of the shares of capital stock of Teleport owned directly or indirectly by the Company), together with any dividends, distributions or other consideration whatsoever paid or distributed in respect thereof or in exchange therefor after the date of this Agreement, and (iii) all of the assets of or outstanding equity interests in NDTC, together with any dividends, distributions or other consideration whatsoever paid or distributed in respect thereof after the date of this Agreement. The actions contemplated by Schedule 2.1(a) will be effected on a tax-free basis to the extent feasible, without creating any deferred intercompany gain or other tax consequences, in a manner reasonably satisfactory to Parent.

  (b) To the extent practicable prior to the Effective Time, and subject to the reasonable satisfaction of Parent with the form and substance of such transactions, the Company shall use its reasonable best efforts to cause direct or indirect TCI Group Subsidiaries owning TCI Group Shares to merge into the Company (or their respective parent corporations) or otherwise to liquidate so that such TCI Group Shares are not outstanding for federal income tax purposes at the Effective Time, provided that any such merger or liquidation is tax-free.

  (c) At or prior to the Effective Time, to the extent the Board of Directors of the Company so determines, the Company may, but shall not be required to:
(i) amend and restate the certificate of incorporation and bylaws of Liberty Media Corporation to be in substantially the form set forth in Schedule 2.1(c)(i), (ii) cause Liberty

Media Corporation to enter into a Contribution Agreement in the form set forth in Schedule 2.1(c)(ii) with the other parties set forth in such agreement (the "Contribution Agreement"), and (iii) create the Liberty Group LLC pursuant to an LLC Agreement in the form set forth in Schedule 2.1(c)(iii). In the event the Company takes the foregoing actions, the rights and obligations of Liberty Media Corporation under the agreement contemplated by Section 7.18 shall be assignable to the Liberty Group LLC. In the event the Company causes Liberty Media Corporation to execute the Contribution Agreement, Parent will execute and deliver a letter at the Closing in the form attached as Schedule 2.1(c)(iv).

  (d) Subject to the terms and conditions of this Agreement, prior to the Effective Time, provided that all of the conditions set forth in Article VIII to be satisfied prior to the Closing have been satisfied or duly waived, the Company and its appropriate Affiliates shall, on a tax-free basis, make such other transfers of assets and businesses, and assumptions of liabilities, if any, as are reasonably necessary in order to cause the representations and warranties in Section 5.17 to be true and correct in all material respects.

The actions described in this Section 2.1 are collectively referred to as the "Restructuring."

  2.2. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the provisions of Section 251 of the DGCL and with the effect provided in Sections 259 and 261 of the DGCL. The separate corporate existence of Merger Sub shall thereupon cease and the Company shall be the Surviving Corporation and shall continue its corporate existence as a Subsidiary of Parent and shall continue to be governed by the laws of the State of Delaware. At the election of Parent, any direct Wholly Owned Subsidiary of Parent with respect to which the representation and warranty set forth in Section 6.15 is true and correct may be substituted for Merger Sub as a constituent corporation in the Merger by an appropriate amendment to this Agreement complying with the provisions of the DGCL.

  2.3. Effective Time. The Merger shall become effective on the date and at the time (the "Effective Time") that the Certificate of Merger shall have been accepted for filing by the Secretary of State of the State of Delaware (or such later date and time as may be specified in the Certificate of Merger by mutual agreement of Parent, Merger Sub and the Company), which shall be on the Closing Date or as soon as practicable thereafter.

  2.4. Closing. Subject to the fulfillment or waiver of the conditions set forth in Article VIII, the Closing shall take place (a) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, at 10:00 a.m. on the earliest practicable date (but no later than the fifth business day) following the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions to be satisfied or waived at the Closing) or (b) at such other place and/or time and/or on such other date as Parent, Merger Sub and the Company may agree.

                                  ARTICLE III

                                Terms of Merger

  3.1. Certificate of Incorporation. At the Effective Time, the Company Charter shall be amended pursuant to the Certificate of Merger to be identical to the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article FIRST thereof shall read as follows:
"The name of the Corporation (which is hereinafter called the "Corporation") is Tele-Communications, Inc." Such Company Charter as so amended shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

  3.2. The By-Laws. The By-Laws of the Company shall be amended as of the Effective Time to be identical to the By-Laws of Merger Sub immediately prior to the Effective Time and, in such amended form, shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the Certificate of Incorporation of the Surviving Corporation and of the DGCL.

  3.3. Directors. The directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

  3.4. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

                                   ARTICLE IV

                       Share Consideration; Conversion or
                      Cancellation of Shares in the Merger

  4.1. Share Consideration; Conversion or Cancellation of Shares in the
Merger. Subject to the provisions of this Article IV, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted or cancelled as follows:

    (a) Each share of TCI Group Class A Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive .7757 of a Parent Common Share (the "TCI Group A Exchange Ratio") and each share of TCI Group Class B Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive .8533 of a Parent Common Share (the "TCI Group B Exchange Ratio" and, together with the TCI Group A Exchange Ratio, the "TCI Group Exchange Ratios"). If, prior to the Effective Time, Parent should split or combine the Parent Common Shares, or pay a stock dividend or other stock distribution in Parent Common Shares, or otherwise effect any transaction that changes the Parent Common Shares into any other securities (including securities of another corporation), or make any other dividend or distribution on the Parent Common Shares (other than normal quarterly cash dividends as the same may be adjusted from time to time in the ordinary course consistent with past practice), then the TCI Group Exchange Ratios and the terms of the foregoing exchanges will be appropriately adjusted to reflect such split, combination, transaction, dividend or other distribution or change.

    (b) Each share of Liberty Media Class A Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Parent Liberty Class A Stock (the "Liberty Media Class A Exchange Ratio") and each share of Liberty Media Class B Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Parent Liberty Class B Stock (the "Liberty Media Class B Exchange Ratio" and, together with the Liberty Media Class A Exchange Ratio, the "Liberty Media Exchange Ratios"). If, prior to the Effective Time, Parent should effect any transaction that changes the Parent Common Shares into the securities of another corporation, the Liberty Media Exchange Ratios and the terms of the foregoing exchanges will be appropriately adjusted to provide for the issuance of shares of such other corporation having terms identical to the appropriate series of Parent Liberty Tracking Shares.

    (c) To the extent that any TCI Ventures Tracking Shares remain outstanding as of the Effective Time, each share of TCI Ventures Class A Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive .52 of a share of Parent Liberty Class A Stock (the "TCI Ventures Class A Exchange Ratio") and each share of TCI Ventures Class B Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive .52 of a share of Parent Liberty Class B Stock (the "TCI Ventures Class B Exchange Ratio" and, together with the TCI Ventures Class A Exchange Ratio, the "TCI Ventures Exchange Ratios"); provided that the Company may, in its discretion, adjust the TCI Ventures Exchange Ratios as it deems appropriate to reflect the relative values of the TCI Ventures Group and the Liberty Media Group. If, prior to the Effective Time, Parent should effect any transaction that changes the Parent Common Shares into the securities of another corporation, the Liberty Media Exchange Ratios and the terms of the foregoing exchanges will be appropriately adjusted to provide for the issuance of shares of such other corporation having terms identical to the appropriate series of Parent Liberty Tracking Shares.

    (d) All Shares converted into the right to receive Parent Common Shares or Parent Liberty Tracking Shares pursuant to this Section 4.1 shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive for each of the Shares, upon the surrender of such certificate in accordance with Section 4.2, (i) in the case of each series of TCI Group Shares, the amount of Parent Common Shares with respect to each such series specified above (the "TCI Group Share Consideration") and cash in lieu of fractional Parent Common Shares as contemplated by Section 4.3, (ii) in the case of Liberty Media Tracking Shares, the amount of Parent Liberty Tracking Shares specified above (the "Liberty Media Share Consideration") and cash in lieu of fractional Parent Liberty Tracking Shares as contemplated by Section 4.3 and (iii) in the case of TCI Ventures Tracking Shares, if applicable, the amount of Parent Liberty Tracking Shares specified above (the "TCI Ventures Share Consideration") and cash in lieu of fractional Parent Liberty Tracking Shares as contemplated by
  Section 4.3.

    (e) Each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

    (f) (i) Each of the then outstanding stock options, if any, to purchase TCI Group Shares (each, a "TCI Group Option") issued by the Company pursuant to any stock option or similar plan of the Company, and any non-plan options to acquire TCI Group Shares set forth in Section 5.6 of the Company Disclosure Statement issued by the Company pursuant to an option agreement or otherwise issued by the Company, shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and converted into a option (a "Parent Common Option") to purchase that number of Parent Common Shares determined by multiplying the number of TCI Group Shares subject to such TCI Group Option at the Effective Time by the appropriate TCI Group Exchange Ratio, at an exercise price per Parent Common Share equal to the exercise price per share of such TCI Group Option immediately prior to the Effective Time divided by such TCI Group Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an assumed TCI Group Option being exercisable for a fraction of a Parent Common Share, then the number of Parent Common Shares subject to such option shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Parent Common Option shall otherwise remain as set forth in the TCI Group Option converted into such Parent Common Option.

    (ii) Each of the then outstanding stock options, if any, to purchase Liberty Media Tracking Shares (each, a "Liberty Media Option") issued by the Company pursuant to any stock option or similar plan of the Company, and any non-plan options to acquire Liberty Media Tracking Shares set forth in Section 5.6 of the Company Disclosure Statement issued by the Company pursuant to an option agreement or otherwise issued by the Company, shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and converted into an option (a "Parent Liberty Tracking Option") to purchase a number of Parent Liberty Tracking Shares equal to the number of Liberty Media Tracking Shares subject to such Liberty Media Option at the Effective Time, at an exercise price per Parent Liberty Tracking Share equal to the exercise price per share of such Liberty Media Option immediately prior to the Effective Time. The terms and conditions of each Parent Liberty Tracking Option shall otherwise remain as set forth in the Liberty Media Option converted into such Parent Liberty Tracking Option.

    (iii) Each of the then outstanding stock options, if any, to purchase TCI Ventures Tracking Shares (each, a "TCI Ventures Option") issued by the Company pursuant to any stock option or similar plan of the Company, and any non-plan options to acquire TCI Ventures Tracking Shares set forth in
  Section 5.6 of the Company Disclosure Statement issued by the Company pursuant to an option agreement or otherwise issued by the Company, shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and converted into a Parent Liberty Tracking Option to purchase that number of Parent Liberty Tracking Shares determined by multiplying the number of TCI Ventures Tracking Shares subject to such TCI Ventures Option at the Effective Time by the appropriate TCI Ventures Exchange Ratio, at an exercise price per Parent Liberty Tracking Share equal to the exercise price per share of such TCI Ventures Option immediately prior to the Effective Time divided by such TCI Ventures Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an assumed TCI Ventures Option being exercisable for a fraction of a Parent Liberty Tracking Share, then the number of Parent Liberty Tracking Shares subject to such option shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Parent Liberty Tracking Option shall otherwise remain as set forth in the TCI Ventures Option converted into such Parent Liberty Tracking Option.

    (iv) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

    (v) All restricted Shares granted pursuant to any Employee Plan or Benefit Arrangement, and all individual awards of restricted Shares not granted pursuant to any Employee Plan or Benefit Arrangement, shall be converted into restricted Parent Common Shares or Parent Liberty Tracking Shares, as the case may be, pursuant to this Section 4.1 and will remain subject to the same restrictions applicable to such restricted Shares immediately prior to the Effective Time.

    (vi) The Company shall take all action necessary to provide that all outstanding awards of any type granted pursuant to any Employee Plan or Benefit Arrangement, and all outstanding individual awards not granted pursuant to any Employee Plan or Benefit Arrangement, will not vest or become exercisable on an accelerated basis in connection with the Merger and will not terminate if not exercised prior to the Closing Date.

    (g) Each share of Company Class B Junior Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any shares with respect to which appraisal rights are perfected under the DGCL, shall remain outstanding in the Merger as one share of Class B Junior Preferred Stock of the Surviving Corporation.

    (h) Each share of Series C-TCI Group Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any shares with respect to which appraisal rights are perfected under the DGCL, shall be converted into the right to receive a number of Parent Common Shares equal to the product of (i) the Series C-TCI Group Preferred Conversion Rate, and (ii) the TCI Group A Exchange Ratio (the "Series C-TCI Group Preferred Exchange Ratio").

    (i) Each share of Series C-Liberty Media Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of shares of Parent Liberty Class A Stock equal to the product of (i) the Series C-Liberty Media Conversion Rate, and
  (ii) the Liberty Media Class A Exchange Ratio (the "Series C-Liberty Media Exchange Ratio").

    (j) Each share of Series G Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any shares with respect to which appraisal rights are perfected under the DGCL, shall be converted into the right to receive a number of Parent Common Shares equal to the product of (i) the Series G Conversion Rate, and (ii) the TCI Group A Exchange Ratio (the "Series G Preferred Ratio").

    (k) Each share of Series H Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of shares of Parent Liberty Class A Stock equal to the product of (i) the Series H Conversion Rate, and (ii) the Liberty Media Class A Exchange Ratio (the "Series H Preferred Ratio").

    (l) If, prior to the Effective Time, Parent should split or combine the Parent Common Shares, or pay a stock dividend or other stock distribution in Parent Common Shares, or otherwise effect any transaction that changes the Parent Common Shares into any other securities (including securities of another corporation), or make any other dividend or distribution on the Parent Common Shares (other than normal quarterly cash dividends as the same may be adjusted from time to time in the ordinary course consistent with past practice), the Series Preferred Exchange Ratios and the terms of the exchanges described in Sections 4.1(h) through (k) will be appropriately adjusted to provide for the issuance of shares of such other corporation having terms substantially identical to the Parent Common Shares or identical to the appropriate series of Parent Liberty Tracking Shares, as appropriate.

  4.2. Payment for Shares in the Merger. The manner of making payment for Shares in the Merger shall be as follows:

    (a) At the Effective Time, Parent shall make available to an exchange agent selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), (i) for the benefit of those Persons who immediately prior to the Effective Time were the holders of TCI Group Shares, a sufficient number of certificates representing Parent Common Shares required to effect the delivery of the aggregate TCI Group Share Consideration required to be issued pursuant to Section 4.1 (the certificates representing Parent Common Shares comprising such aggregate TCI Group Share Consideration being hereinafter referred to as the "TCI Group Exchange Fund"), (ii) for the benefit of those Persons who immediately prior to the Effective Time were the holders of Liberty Media Tracking Shares, a sufficient number of certificates representing the appropriate series of Parent Liberty Tracking Shares required to effect the delivery of the aggregate Liberty Media Share Consideration required to be issued pursuant to Section 4.1 (the certificates representing Parent Liberty Tracking Shares comprising such aggregate Liberty Media Share Consideration being hereinafter referred to as the "Liberty Media Exchange Fund"), and (iii) if applicable, for the benefit of those Persons who immediately prior to the Effective Time were the holders of TCI Ventures Tracking Shares, a sufficient number of certificates representing the appropriate series of Parent Liberty Tracking Shares required to effect the delivery of the aggregate TCI Ventures Share Consideration required to be issued pursuant to Section 4.1 (the certificates representing Parent Liberty Tracking Shares comprising such aggregate TCI Ventures Share Consideration being hereinafter referred to as the "TCI Ventures Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Shares and the Parent Liberty Tracking Shares contemplated to be issued pursuant to Section 4.1 and effect the sales provided for in Section 4.3 out of the applicable Exchange Fund. The Exchange Funds shall not be used for any other purpose.

    (b) (i) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding TCI Group Shares (the "TCI Group Certificates") (1) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the TCI Group Certificates shall pass, only upon proper delivery of the TCI Group Certificates to the Exchange Agent) and (2) instructions for use in effecting the surrender of the TCI Group Certificates for payment therefor. Upon surrender of TCI Group Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such TCI Group Certificates shall be entitled to receive for each of the TCI Group Shares represented by such TCI Group Certificates the appropriate TCI Group Share Consideration and the TCI Group Certificates so surrendered shall forthwith be canceled. Until so surrendered, TCI Group Certificates shall represent solely the right to receive the appropriate TCI Group Share Consideration and any cash in lieu of fractional Parent Common Shares as contemplated by Section 4.3 with respect to each of the TCI Group Shares represented thereby. No dividends or other distributions that are declared on the Parent Common Shares and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Common Shares until such Persons surrender their TCI Group Certificates. Upon such surrender, there shall be paid to the Person in whose name the Parent Common Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Common Shares between the Effective Time and the time of such surrender. After such surrender, there shall be paid on the applicable payment date, to the Person in whose name the Parent Common Shares are issued, any dividends or other distributions on such Parent Common Shares, as applicable, which shall have a record date after the

  Effective Time and prior to such surrender and a payment date after such surrender. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

    (ii) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Liberty Media Tracking Shares (the "Liberty Media Certificates") (1) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Liberty Media Certificates shall pass, only upon proper delivery of the Liberty Media Certificates to the Exchange Agent) and (2) instructions for use in effecting the surrender of the Liberty Media Certificates for payment therefor. Upon surrender of Liberty Media Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Liberty Media Certificates shall be entitled to receive for each of the Liberty Media Tracking Shares represented by such Liberty Media Certificates the appropriate Liberty Media Share Consideration and the Liberty Media Certificates so surrendered shall forthwith be canceled. Until so surrendered, Liberty Media Certificates shall represent solely the right to receive the appropriate Liberty Media Share Consideration and any cash in lieu of fractional Parent Liberty Tracking Shares as contemplated by Section 4.3 with respect to each of the Liberty Media Tracking Shares represented thereby. No dividends or other distributions that are declared on the Parent Liberty Tracking Shares and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Liberty Tracking Shares until such Persons surrender their Liberty Media Certificates. Upon such surrender, there shall be paid to the Person in whose name the Parent Liberty Tracking Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Liberty Tracking Shares between the Effective Time and the time of such surrender. After such surrender, there shall be paid on the applicable payment date, to the Person in whose name the Parent Liberty Tracking Shares are issued, any dividends or other distributions on such Parent Liberty Tracking Shares, as applicable, which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

    (iii) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record, if any, of a certificate or certificates which immediately prior to the Effective Time represented outstanding TCI Ventures Tracking Shares (the "TCI Ventures Certificates") (1) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the TCI Ventures Certificates shall pass, only upon proper delivery of the TCI Ventures Certificates to the Exchange Agent) and (2) instructions for use in effecting the surrender of the TCI Ventures Certificates for payment therefor. Upon surrender of TCI Ventures Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such TCI Ventures Certificates shall be entitled to receive for each of the TCI Ventures Tracking Shares represented by such TCI Ventures Certificates the appropriate TCI Ventures Share Consideration and the TCI Ventures Certificates so surrendered shall forthwith be canceled. Until so surrendered, TCI Ventures Certificates shall represent solely the right to receive the appropriate TCI Ventures Share Consideration and any cash in lieu of fractional Parent Liberty Tracking Shares as contemplated by
  Section 4.3 with respect to each of the TCI Ventures Tracking Shares represented thereby. No dividends or other distributions that are declared on the Parent Liberty Tracking Shares and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Liberty Tracking Shares until such Persons surrender their TCI Ventures Certificates. Upon such surrender, there shall be paid to the Person in whose name the Parent Liberty Tracking Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Liberty Tracking Shares between the Effective Time and the time of such surrender. After such surrender, there shall be paid on the applicable payment date, to the Person in whose name the Parent Liberty Tracking Shares are issued, any dividends or other distributions on such Parent Liberty Tracking Shares, as applicable, which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender.

  In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

    (iv) If any cash or any certificate representing Parent Common Shares or Parent Liberty Tracking Shares is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Common Shares or Parent Liberty Tracking Shares, as applicable, in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Parent Common Shares or Parent Liberty Tracking Shares, as applicable, or dividends thereon or other distributions with respect thereto or, in accordance with Section 4.3, proceeds of the sale of fractional interests, delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Shares or Parent Liberty Tracking Shares held by it from time to time hereunder, except that, subject to applicable escheat law, it shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Common Shares or Parent Liberty Tracking Shares, as applicable, for the account of the Persons entitled thereto.

    (c) Certificates surrendered for exchange by any Person constituting a Rule 145 Affiliate of the Company shall not be exchanged for certificates representing Parent Common Shares or Parent Liberty Tracking Shares, as applicable, until Parent has received a written agreement from such Person as provided in Section 7.9.

    (d) Any portion of the applicable Exchange Fund and the applicable Fractional Fund (and any dividends or other distributions with respect to such portion of the applicable Exchange Fund) which remains unclaimed by the former stockholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company shall thereafter look only to Parent for payment of their claim for the applicable Share Consideration (and any such dividends or other distributions) or for any cash in lieu of fractional Parent Common Shares or Parent Liberty Tracking Shares, as applicable.

    (e) In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent will, in exchange for such lost, stolen or destroyed Certificate, issue or cause to be issued the number of Parent Common Shares or Parent Liberty Tracking Shares, as applicable, and pay or cause to be paid any amounts deliverable in respect thereof pursuant to this Article IV.

  4.3. Fractional Shares. (a) No fractional Parent Common Shares shall be issued in the Merger. In lieu of any such fractional securities, each holder of TCI Group Shares who would otherwise have been entitled to a fraction of a Parent Common Share upon surrender of TCI Group Certificates for exchange pursuant to this Article IV will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Common Shares issued pursuant to this Article IV. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full Parent Common Shares delivered to the Exchange Agent by Parent over (ii) the aggregate number of full Parent Common Shares to be distributed to holders of TCI Group Shares (such excess being herein called the "Excess Parent Common Shares"). The Exchange Agent, as agent for the former holders of TCI Group Shares, shall sell the Excess Parent Common Shares at the prevailing prices on the NYSE. The sales of the Excess Parent Common Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Parent Common Shares. Until the net proceeds of such sale have been distributed to the former holders of TCI Group Shares, the Exchange Agent will hold such proceeds in trust for such former holders (the "Fractional Parent Common Fund"). As soon as practicable after the determination of the amount of cash to be paid to former holders of TCI Group Shares in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

  (b) No fractional Parent Liberty Tracking Shares shall be issued in the Merger to any former holder of Liberty Media Tracking Shares. In lieu of any such fractional securities, each holder of Liberty Media Tracking Shares who would otherwise have been entitled to a fraction of a Parent Liberty Tracking Share upon surrender of Liberty Media Certificates for exchange pursuant to this Article IV will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Liberty Tracking Shares attributable to the Liberty Media Tracking Shares and issued pursuant to this Article IV. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full Parent Liberty Tracking Shares delivered to the Exchange Agent by Parent over (ii) the aggregate number of full Parent Liberty Tracking Shares to be distributed to holders of Liberty Media Tracking Shares (such excess being herein called the "Excess Parent Liberty Tracking (Liberty) Shares"). The Exchange Agent, as agent for the former holders of Liberty Media Tracking Shares, shall sell the Excess Parent Liberty Tracking (Liberty) Shares at the prevailing prices on the NYSE (or on such other exchange or trading system on which the Parent Liberty Tracking Shares are authorized). The sales of the Excess Parent Liberty Tracking (Liberty) Shares by the Exchange Agent shall be executed in such manner as determined reasonably by the Exchange Agent. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Parent Liberty Tracking (Liberty) Shares. Until the net proceeds of such sale have been distributed to the former holders of Liberty Media Tracking Shares, the Exchange Agent will hold such proceeds in trust for such former holders (the "Fractional Parent Liberty Tracking (Liberty) Fund"). As soon as practicable after the determination of the amount of cash to be paid to former holders of Liberty Media Tracking Shares in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

  (c) If applicable, no fractional Parent Liberty Tracking Shares shall be issued in the Merger to any former holder of TCI Ventures Tracking Shares. In lieu of any such fractional securities, each holder of TCI Ventures Tracking Shares who would otherwise have been entitled to a fraction of a Parent Liberty Tracking Share upon surrender of TCI Ventures Certificates for exchange pursuant to this Article IV will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Liberty Tracking Shares attributable to the TCI Ventures Tracking Shares and issued pursuant to this
Article IV. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full Parent Liberty Tracking Shares delivered to the Exchange Agent by Parent over (ii) the aggregate number of full Parent Liberty Tracking Shares to be distributed to holders of TCI Ventures Tracking Shares (such excess being herein called the "Excess Parent Liberty Tracking (Ventures) Shares"). The Exchange Agent, as agent for the former holders of TCI Ventures Tracking Shares, shall sell the Excess Parent Liberty Tracking (Ventures) Shares at the prevailing prices on the NYSE (or on such other exchange or trading system on which the Parent Liberty Tracking Shares are authorized). The sales of the Excess Parent Liberty Tracking (Ventures) Shares by the Exchange Agent shall be executed in such manner as determined reasonable by the Exchange Agent. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Parent Liberty Tracking (Ventures) Shares. Until the net proceeds of such sale have been distributed to the former holders of TCI Ventures Tracking Shares, the Exchange Agent will hold such proceeds in trust for such former holders (the "Fractional Parent Liberty Tracking (Ventures) Fund"). As soon as practicable after the determination of the amount of cash to be paid to former holders of TCI Ventures Tracking Shares in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

  4.4. Transfer of Shares after the Effective Time. No transfers of Shares shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

  4.5. Treatment of Series F Preferred Stock. Prior to the Effective Time, the Company shall take all action necessary either (a) to cause each share of Series F Preferred Stock beneficially owned by it or any of its Subsidiaries to be converted into 1,496.65 shares of TCI Group Class A Stock in accordance with the terms of the Company Charter, or (b) to redeem all shares of Series F Preferred Stock in exchange for an aggregate of 416,528,172 shares of TCI Group Class A Stock, plus any additional shares of TCI Group Class A Stock issuable in accordance with the Company Charter as a result of the accrual of dividends thereon after the date hereof.

  4.6. Company Series Preferred Stock. After the Effective Time, Parent and the Surviving Corporation shall establish reasonable procedures to facilitate the exchange of the Company Series Preferred Stock for Parent Common Shares or Parent Liberty Tracking Shares as contemplated by Sections 4.1(g) through (l). All shares of Company Series Preferred Stock converted into the right to receive Parent Common Shares or Parent Liberty Tracking Shares pursuant to
Section 4.1 shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Series Preferred Stock shall thereafter cease to have any rights with respect to such shares of Company Series Preferred Stock, except the right to receive therefor, upon the surrender of such certificate in accordance with such procedures, the Parent Common Shares or Parent Liberty Tracking Shares specified therein and cash in lieu of any fractional shares as reasonably determined by the Surviving Corporation.

                                   ARTICLE V

                 Representations and Warranties of the Company

  The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the Company Disclosure Statement:

  5.1. Organization, Etc. of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and proposed by the Company to be conducted. The Company is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified or in good standing has or would have, individually or in the aggregate, a Material Adverse Effect on the Company or on the TCI Group.

  5.2. Subsidiaries. Section 5.2 of the Company Disclosure Statement contains a complete and accurate list of all of the Subsidiaries of the Company (by Group) as of the date hereof. Each Subsidiary of the Company (a) is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own its properties and conduct its business and operations as currently conducted, except where the failure to be duly organized, validly existing and in good standing or to have such power and authority does not and would not have, individually or in the aggregate, a Material Adverse Effect on the Company or on the TCI Group, and (b) is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing does not and would not have, individually or in the aggregate, a Material Adverse Effect on the Company or on the TCI Group.

  5.3. Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been approved by the Board of Directors of the Company and have been duly authorized by all other necessary corporate action on the part of the Company, except for the approval of the Company's stockholders contemplated by Section 7.3. This Agreement has been duly executed and delivered by a duly authorized officer of the Company and (assuming the due execution and delivery of this Agreement by the other parties hereto) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company has approved the transactions contemplated by this Agreement and the Voting Agreement, including the Merger, so as to render the provisions of Section 203 of the DGCL inapplicable to the transactions contemplated by this Agreement and to Parent and Merger Sub in connection with this Agreement and the Voting Agreement. The Board of Directors of the Company has directed that this Agreement be submitted to the stockholders of the Company for their approval. The affirmative approval, by vote or written consent, of the holders of Shares representing a majority of the votes that may be cast by the holders of all outstanding Shares (voting as a single class) is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Merger.

  5.4. Permits; Compliance. Each of the Company and its Subsidiaries is in possession of all Permits from appropriate Governmental Bodies (including the FCC) necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on their respective businesses as they are now being conducted (the "Company Permits"), and all such Company Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Company Permits does not and would not, individually or in the aggregate, (a) have a Material Adverse Effect on the Company or on the TCI Group or (b) prevent or materially delay the consummation of the Merger. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits does not and would not, individually or in the aggregate, (x) have a Material Adverse Effect on the Company or on the TCI Group or (y) prevent or materially delay the consummation of the Merger. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of,
(i) any Law applicable to the Company or any of its Subsidiaries or by which any property, asset or operation of the Company or any of its Subsidiaries is bound or affected or (ii) any Company Permits, except for such conflicts, defaults or violations that do not and would not, individually or in the aggregate, (A) have a Material Adverse Effect on the Company or on the TCI Group or (B) prevent or materially delay the consummation of the Merger.

  5.5. Opinion of the Company's Financial Advisor. The Board of Directors of the Company has received the opinion, dated as of the date hereof, of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that the Exchange Ratios are fair to the stockholders of the Company from a financial point of view.

  5.6. Capital Stock. (a) The authorized capital stock of the Company consists of 3,602,375,096 shares, consisting of 3,550,000,000 shares of common stock, par value $1.00 per share ("Company Common Stock"), and 52,375,096 shares of preferred stock, par value $.01 per share ("Company Preferred Stock").

  (b) The authorized Company Common Stock consists of (1) 1,750,000,000 shares of TCI Group Class A Stock, (2) 150,000,000 shares of TCI Group Class B Stock,
(3) 750,000,000 shares of Liberty Media Class A Stock, (4) 75,000,000 shares of Liberty Media Class B Stock, (5) 750,000,000 shares of TCI Ventures Class A Stock, and (6) 75,000,000 shares of TCI Ventures Class B Stock. As of the close of business on April 30, 1998, there were issued and outstanding (net of shares held in treasury and shares held by Subsidiaries all of the common stock of which is beneficially owned by the Company): 472,207,363 shares of TCI Group Class A Stock, 50,126,345 shares of TCI Group Class B Stock, 326,076,668 shares of Liberty Media Class A Stock, 31,745,757 shares of Liberty Media Class B Stock, 377,114,654 shares of TCI Ventures Class A Stock and 45,367,134 shares of TCI Ventures Class B Stock. As of the close of business on April 30, 1998, there were held in the treasury of the Company (including shares held by Subsidiaries): 137,008,021 shares of TCI Group Class A Stock, 23,954,972 shares of TCI Group Class B Stock, 31,780,822 shares of Liberty Media Class A

Stock, 3,499,261 shares of Liberty Media Class B Stock, 61,450 shares of TCI Ventures Class A Stock and 432,196 shares of TCI Ventures Class B Stock. Except for one share of TCI Group Class A Stock owned by a Liberty Media Member, there are no TCI Group Shares, shares of Company Class B Junior Preferred Stock, Series C-TCI Group Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or any other securities convertible into or exchangeable or exercisable for TCI Group Shares held by any Liberty Media Member or TCI Ventures Member.

  (c) The Company Preferred Stock consists of (1) 700,000 shares of Class A Preferred Stock ("Company Class A Preferred Stock"), (2) 1,675,096 shares of Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock ("Company Class B Junior Preferred Stock"), and (3) 50,000,000 shares of Series Preferred Stock ("Company Series Preferred Stock"). Of the Company Series Preferred Stock, 80,000 shares have been designated Convertible Preferred Stock, Series C ("Series C Preferred Stock"), 70,575 shares have been designated Convertible Preferred Stock, Series C-TCI Group ("Series C-TCI Group Preferred Stock"), 70,575 shares have been designated Convertible Preferred Stock, Series C-Liberty Media ("Series C-Liberty Media Preferred Stock"), 1,000,000 shares have been designated Convertible Preferred Stock, Series D ("Series D Preferred Stock"), 400,000 shares have been designated Redeemable Convertible Preferred Stock, Series E ("Series E Preferred Stock"), 500,000 shares have been designated Convertible Redeemable Participating Preferred Stock, Series F ("Series F Preferred Stock"), 7,259,380 shares have been designated Redeemable Convertible TCI Group Preferred Stock, Series G ("Series G Preferred Stock"), and 7,259,380 shares have been designated Redeemable Convertible Liberty Media Group Common Stock, Series H ("Series H Preferred Stock"). As of the close of business on April 30, 1998, there were issued and outstanding no shares of Company Class A Preferred Stock, 1,552,490 shares of Company Class B Junior Preferred Stock, no shares of Series C Preferred Stock, 53,120 shares of Series C-TCI Group Preferred Stock, 70,575 shares of Series C-Liberty Media Preferred Stock, no shares of Series D Preferred Stock, no shares of Series E Preferred Stock, 278,307 shares of Series F Preferred Stock, 6,547,294 shares of Series G Preferred Stock and 6,567,794 shares of Series H Preferred Stock.

  (d) All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of the Company is entitled to preemptive rights.

  (e) As of March 31, 1998, there were no options, warrants or other rights to acquire capital stock (or securities convertible into or exercisable or exchangeable for capital stock) from the Company, other than (i) the right of the holders of (A) TCI Group Class B Stock to convert shares of TCI Group Class B Stock into TCI Group Class A Stock, (B) Liberty Media Class B Stock to convert shares of Liberty Media Class B Stock into Liberty Media Class A Stock, and (C) TCI Ventures Class B Stock to convert shares of TCI Group Class B Stock into TCI Group Class A Stock, in each case, pursuant to the Company Charter,
(ii) options or other rights outstanding as of the close of business on March 31, 1998 representing in the aggregate the right to purchase or otherwise acquire up to 15,256,188 shares of TCI Group Class A Stock, 14,511,570 shares of TCI Group Class B Stock, 11,986,412 shares of Liberty Media Class A Stock, no shares of Liberty Media Class B Stock, 13,700,856 shares of TCI Ventures Class A Stock, and 2,800,000 shares of TCI Ventures Class B Stock, pursuant to Employee Plans or Benefit Arrangements or otherwise, (iii) 24,163,259 shares of TCI Group Class A Stock, 19,416,910 shares of Liberty Media Class A Stock, and 20,711,373 shares of TCI Ventures Class A Stock issuable upon exchange of the TCI UA, Inc. Convertible Notes due December 12, 2021 (the "UA Note"), and
(iv)(A) 7,057,523 shares of TCI Group Class A Stock issuable upon conversion of the Series C-TCI Group Preferred Stock, at a conversion rate equal to the Series C-TCI Group Preferred Conversion Rate, (B) 3,969,844 shares of Liberty Media Class A Stock issuable upon conversion of the Series C-Liberty Media Preferred Stock, at a conversion rate equal to the Series C-Liberty Media Conversion Rate, (C) 60,210 shares of TCI Group Class A Stock and 33,868 shares of Liberty Media Class A Stock issuable upon conversion of the Series D Preferred Stock, (D) 7,791,280 shares of TCI Group Class A Stock issuable upon conversion of the Series G Preferred Stock, at a conversion rate equal to the Series G Conversion Rate, (E) 3,879,103 shares of Liberty Media Class A Stock issuable upon conversion of the Series H Preferred Stock, at a conversion rate equal to the Series H Conversion Rate, (F) 9,747,400 shares of TCI Group Class A Stock issuable upon exchange of the shares of Series A Preferred Stock, par value $.01 per share, of TCI Communications, Inc., (G) 34,087,114 shares of TCI Group Class A Stock issuable upon exchange of the shares of Class A Senior Cumulative Exchangeable Preferred Stock, par value $100 per share, of TCI Pacific Communications, Inc., and (H) 1,084,056 shares of TCI Group Class A Stock issuable upon exchange of the Exchangeable Preferred Stock, Series A, par value $.01 per share, of ETC NSCI Holdings, Inc. Upon consummation of the Merger, none of such options or convertible securities will be exercisable for or convertible into any shares of capital stock of the Company, but instead, will either be exchanged in the Merger or be adjusted to be exercisable for or convertible into Parent Common Shares or Parent Liberty Tracking Shares (and, if applicable, will continue to be exercisable for or convertible into TSATA shares) in accordance with the terms of this Agreement and of such securities.

  (f) Since March 31, 1998 until the execution of this Agreement, the Company has not issued any capital stock or any options, warrants or other rights to acquire capital stock (or securities convertible into or exercisable or exchangeable for capital stock) other than (i) the issuance of shares of Company Common Stock pursuant to options referred to in clause (ii) of the foregoing paragraph (e) that were outstanding as of March 31, 1998 or that were issued subsequently as set forth in clause (ii) of this paragraph (f), and (ii) the award of options to purchase or restricted shares under Employee Plans and Benefits Arrangements with respect to an aggregate of not more than 1,350,000 shares of TCI Group Class A Stock (and grants of options and awards with respect to Liberty Media Class A Stock or TCI Ventures Class A Stock). Except as disclosed in Section 5.6 of the Company Disclosure Statement, all outstanding shares of capital stock of, or other equity or voting interest in, the Significant Subsidiaries of the Company are owned by the Company or a direct or indirect Wholly Owned Subsidiary of the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature and no Person has any right to acquire any shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company.

  (g) As of March 31, 1998 and the date hereof, the following were all zero:
Number of Shares Issuable with Respect to the Italy Programming Group Inter-Group Interest, the Number of Shares Issuable with Respect to the Italy Ventures Inter-Group Interest, the Committed Acquisition Shares and the Italy Ventures Preferred Interest.

  5.7. Litigation. Except as disclosed in the Company SEC Reports filed prior to the date hereof, there are, as of the date hereof, no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (or any Employee Plan or Benefit Arrangement), or any property of the Company or any such Subsidiary (including Intellectual Property), before any arbitrator of any kind or in or before or by any Governmental Body, except actions, suits, investigations or proceedings which, individually or in the aggregate, would not, if adversely determined, (a) have a Material Adverse Effect on the Company or on the TCI Group or (b) prevent or materially delay the consummation of the Merger.

  5.8. Compliance with Other Instruments, Etc. Neither the Company nor any Subsidiary of the Company is in violation of any term of (a) its charter, by-laws or other organizational documents, or (b) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, the consequences of which violation, whether individually or in the aggregate, do or would (i) have a Material Adverse Effect on the Company or on the TCI Group or (ii) prevent or materially delay the consummation of the Merger. Assuming the approval of the Company's stockholders as contemplated by Section 7.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or conflict with, or constitute a default under, the charter, bylaws or other organizational documents of the Company (or any of its Subsidiaries). Except as set forth in
Section 5.8 of the Company Disclosure Statement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation under, any agreement, note, bond, mortgage, indenture, contract, lease, Permit or other obligation or right (excluding options, restricted stock, employment contracts and other employee related obligations or rights which are addressed in Section 5.9(f)) to which the Company or any of its Subsidiaries is a party or by which any of the assets or properties of the Company or any of its Subsidiaries is bound, or any instrument or Law, or result in the creation of (or impose any obligation on the Company or any of its Subsidiaries to create) any mortgage, lien, charge, security interest or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to any such term, except where any of the foregoing, individually or in the aggregate, does not and would not (i) have a Material Adverse Effect on the Company or on the TCI Group or (ii) prevent or materially delay the consummation of the Merger.

  5.9. Employee Benefit Plans. (a) The Company Disclosure Statement sets forth as of the date hereof a true and complete list of each material "employee benefit plan" (as defined in Section 3(3) of ERISA) of the Company and its Subsidiaries in which current or former employees, agents, directors, or independent contractors of the Company or its Subsidiaries ("Employees") participate or pursuant to which the Company or any of its Subsidiaries may have a liability with respect to Employees (each, an "Employee Plan"), and each other material plan, program, policy, contract or arrangement of the Company and its Subsidiaries providing for bonuses, pensions, deferred pay, stock or stock related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any Employees or any beneficiaries or dependents of any Employees (other than directors' and officers' liability policies), whether or not insured or funded (each, a "Benefit Arrangement"). Except as disclosed on the Company Disclosure Statement, neither the Company nor any of its Subsidiaries has any commitment to establish any material additional Employee Plans or Benefit Arrangements or to modify or change materially any existing Employee Plan or Benefit Arrangement. The Company has made available to Parent with respect to each Employee Plan and Benefit Arrangement: (i) a true and complete copy of all written documents comprising such Employee Plan or Benefit Arrangement (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of such Employee Plan or Benefit Arrangement; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any. For purposes of the Company Disclosure Statement and for making available documents with respect to Employee Plans and Benefit Arrangements, but not for purposes of the remainder of this Section 5.9, Employee Plans and Benefit Arrangements shall be limited to Employee Plans and Benefit Arrangements of the Company and its ERISA Affiliates.

  (b) Each Employee Plan and Benefit Arrangement has been established and maintained in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code (and the prohibited transaction provisions of ERISA and the Code), and all contributions required to be made to the Employee Plans and Benefit Arrangements have been made in a timely fashion, except where such failure to establish, maintain or comply, or to make such contributions, individually or in the aggregate, does not and would not have a Material Adverse Effect on the Company or on the TCI Group. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable notification letter from the Internal Revenue Service, and, to the knowledge of the Company, no event has occurred which results or would result in a revocation of such letter.

  (c) Except as set forth in Section 5.9 of the Company Disclosure Statement, no Employee Plan is subject to Title IV of ERISA.

  (d) Except as set forth in Section 5.9 of the Company Disclosure Statement, no Employee Plan is a "multiemployer plan" (as defined in Section 3(37) of ERISA) or a "multiple employer plan" described in Section 4063(a) of ERISA, and the Company has not at any time in the past five years, contributed to or been obligated to contribute to such a multiemployer plan or multiple employer plan.

  (e) Neither the Company nor any ERISA Affiliate has any Controlled Group Liability, nor do any circumstances exist that could result in any of them having any Controlled Group Liability, which would have a Material Adverse Effect on the Company or on the TCI Group. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA,
(iii) Sections 412 and 4971 of the Code, or (iv) the continuation coverage requirements of Sections 601 et seq. of ERISA and section 4980B of the Code.

  (f) Except as set forth in Section 5.9 of the Company Disclosure Statement, none of the execution or delivery of this Agreement, the Voting Agreement, stockholder approval of the Merger by the stockholders of the Company at the Company Stockholders Meeting or otherwise, or the consummation of the transactions contemplated hereby or thereby (either alone or together with any additional or subsequent events), constitutes an event under any Employee Plan, Benefit Arrangement, loan to, or individual agreement or contract with, an Employee that may result in any material payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any Employee Plan or Benefit Agreement, acceleration of payment or vesting, increase in benefits or compensation, or required funding, with respect to any Employee, or the forgiveness of any loan or other commitment of any Employees.

  (g) There are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to the Company's knowledge, threatened, with respect to any Employee Plan or Benefit Arrangement, except for any of the foregoing that do not and would not have, individually or in the aggregate, a Material Adverse Effect on the Company or on the TCI Group.

  (h) Except as disclosed on the Company Disclosure Statement, no material amounts paid or payable by the Company or any ERISA Affiliate to or with respect to any Employee (including any such amounts that may be payable as a result of the execution and delivery of this Agreement or the Voting Agreement or the consummation of the transactions contemplated hereby or thereby) will fail to be deductible for United States federal income tax purposes by reason of Section 280G of the Code.

  (i) Except as set forth in Section 5.9 of the Company Disclosure Statement, no Employees and no beneficiaries or dependents of Employees are entitled under any Employee Plan or Benefit Arrangement to post-employment welfare benefits of any kind, including death or medical benefits, other than coverage mandated by
Section 4980B of the Code.

  (j) Except as set forth in Section 5.9 of the Company Disclosure Statement, there are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any of the employees of the Company or any of its Subsidiaries; no such petitions have been pending at any time within two years of the date of this Agreement and, to the knowledge of the Company, there has not been any organizing effort by any union or other group seeking to represent any employees of the Company or any of its Subsidiaries as their exclusive bargaining agent at any time within two years of the date of this Agreement. There are no labor strikes, work stoppages or other labor troubles, other than routine grievance matters, now pending, or, to the Company's knowledge, threatened, against the Company or any of its Subsidiaries which have or would have, individually or in the aggregate, a Material Adverse Effect on the Company or on the TCI Group, and there have not been any such labor strikes, work stoppages or other labor troubles, other than routine grievance matters, with respect to the Company or any of its Subsidiaries at any time within two years of the date of this Agreement.

  5.10. Taxes. (a) The Company and its Subsidiaries have filed all income Tax Returns and all material other United States federal, state, county, local and foreign Tax Returns required to be filed by them. The Company and its Subsidiaries have paid all material Taxes due, other than Taxes appropriate reserves for which have been made in the Company's financial statements (and, to the extent material, such reserves have been accurately described in the Company SEC Reports). There are no material assessments or adjustments that have been asserted in writing against the Company or its Subsidiaries for any period for which the Company has not made appropriate reserves in the Company's financial statements included in the Company SEC Reports.

  (b) There are no material claims or assessments pending against the Company or any of its Subsidiaries for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed material Tax claims or assessments against the Company or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the Company financial statements have been established or which are being contested in good faith or are immaterial in amount). Except as set forth in Section 5.10(b) of the Company Disclosure Statement and subject to the qualifications set forth therein, there are no material "deferred intercompany transactions" or "intercompany transactions" the gain or loss in which has not yet been taken into account under the consolidated return Treasury Regulations currently or previously in effect.

  (c) There are no liens for Taxes on the assets of the Company or any of its Subsidiaries, except for statutory liens for current Taxes not yet due and payable (and except for liens which do not and would not, individually or in the aggregate, have a Material Adverse Effect on the Company or on the TCI Group).

  (d) For purposes of this Agreement, the term "Tax" means any United States federal, state, county or local, or foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, value added, alternative or added minimum, ad valorem or transfer tax, or any other tax, custom, duty or governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Body. The term "Tax Return" means a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Body with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

  5.11. Intellectual Property. The Company and its Subsidiaries own, have the defensible right to use, or are indemnified for or otherwise protected from any material risk for using, the Intellectual Property used in their respective businesses, except where the failure to own, have the right to use or be indemnified for or protected from any material risk of using such Intellectual Property, individually or in the aggregate, does not and would not have a Material Adverse Effect on the Company or on the TCI Group.

  5.12. Reports and Financial Statements. (a) The Company has filed all Reports on Form 10-K, Form 10-Q and Form 8-K, registration statements and proxy statements required to be filed with the SEC since January 1, 1996 (collectively, the "Company SEC Reports"). The Company has previously furnished or made available to Parent true and complete copies of all the Company SEC Reports filed prior to the date hereof. None of the Company SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the Company SEC Reports present fairly, in all material respects, the results of operations and the changes in financial position of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. All of the Company SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the applicable rules and regulations thereunder.

  (b) The Company and its Subsidiaries have not made any misstatements of fact, or omitted to disclose any fact, to any Governmental Body, or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, subject or would subject any Company Permits referred to in Section 5.4 to revocation or failure to renew, except where such revocation or failure to renew, individually or in the aggregate, does not and would not have a Material Adverse Effect on the Company or on the TCI Group.

  (c) Except (i) as and to the extent disclosed or reserved against on the balance sheet of the Company as of December 31, 1997 included in the Company SEC Reports, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, the Company does not have any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would have a Material Adverse Effect on the Company or on the TCI Group.

  5.13. Absence of Certain Changes or Events. During the period since December 31, 1997, except as disclosed in the Company SEC Reports filed prior to the date hereof, (a) the business of the Company and its Subsidiaries has been conducted only in the ordinary course, consistent with past practice, except for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and except as otherwise expressly permitted or required by this Agreement, (b) neither the Company nor any of its Subsidiaries has taken any action or omitted to take any action, or entered into any contract, agreement, commitment or arrangement to take any action or omit to take any action, which, if taken or omitted after the date hereof, would violate Section 7.1, and (c) there has not been, and, to the best knowledge of the Company, nothing has occurred that would have, a Material Adverse Effect on the Company or on the TCI Group.

  5.14. Affiliated Transactions and Certain Other Agreements. Set forth in
Section 5.14 of the Company Disclosure Statement is an accurate and complete listing, as of the date hereof, of (a) all contracts, leases, agreements or understandings, whether written or oral, to which the Company or any of its Subsidiaries is a party or is otherwise bound which contain any restriction or limitation on the ability of the Company or any of its Affiliates (other than the Stockholders and their non-Company Affiliates) to engage in any business anywhere in the world, other than any such contracts, leases, agreements or understandings the loss or breach of which, individually or in the aggregate, does not and would not have a Material Adverse Effect on the Company or on the TCI Group, and (b) all contracts, leases, agreements or understandings, whether written or oral, giving any Person the right to require the Company to register Shares or to participate in any registration of Shares. The Company has previously provided or made available to Parent true and complete copies of each of the foregoing agreements. Except as disclosed in the Company SEC Reports, there are no relationships or transactions of a type required to be disclosed in the Company SEC Reports pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

  5.15. Brokers and Finders. Except for the fees and expenses payable to Donaldson, Lufkin & Jenrette Securities Corporation, which fees and expenses are reflected in its agreements with the Company, copies of which have been furnished to Parent, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

  5.16. Registration Statement. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in the Registration Statement will at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required to be described in an amendment of, or a supplement to the Registration Statement, the Company shall notify Parent thereof by reference to this Section 5.16 and such event shall be so described. Any such amendment or supplement shall be promptly filed with the SEC and, as and to the extent required by law, disseminated to the stockholders of the Company, and such amendment or supplement shall comply in all material respects with all provisions of the Securities Act.

  5.17. Separation of Assets and Liabilities. (a) Each of the combined balance sheets (including the related notes) of each of the TCI Group, the Liberty Media Group and the TCI Ventures Group included in the Company SEC Reports presents fairly, respectively, in all material respects, the combined financial position of each of the TCI Group, the Liberty Media Group and the TCI Ventures Group as of the respective dates thereof, and the other related statements (including the related notes) included in the Company SEC Reports present fairly, respectively, in all material respects, the results of operations and the changes in financial position of each of the TCI Group, the Liberty Media Group and the TCI Ventures Group for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. Except (i) as and to the extent disclosed or reserved against on the balance sheet of the TCI Group, the Liberty Media Group or the TCI Ventures Group as of December 31, 1997 included in the Company SEC Reports, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, none of the TCI Group, the Liberty Media Group or the TCI Ventures Group has any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would have a Material Adverse Effect on the Company or on the TCI Group.

  (b) Set forth in Section 5.17(b) of the Company Disclosure Statement is an accurate and complete listing, as of the date hereof, of all contracts, leases, agreements or understandings, whether written or oral, that are material to TCI Group taken as a whole, with or on behalf of any Liberty Media Member or TCI Ventures Member to which any TCI Group Member is a party or is otherwise bound, or by which any of their respective properties or assets is subject or bound, other than contracts or agreements between any Liberty Media Member or TCI Ventures Member, on the one hand, and any TCI Group Member, on the other hand, entered into in the ordinary course of business and having terms and conditions that are no less favorable to TCI Group than those available to unaffiliated third parties generally. Section 5.17(b) of the Company Disclosure Statement also sets forth a summary as of March 31, 1998 and the date hereof of the material debt and equity interests of any TCI Group Member, Liberty Media Member or TCI Ventures Member in any member of any other Group.

  (c) (i) Except as set forth in Section 5.17(c)(i) of the Company Disclosure Statement, all of the material properties and assets (tangible, intangible or otherwise) and obligations and liabilities of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that are reflected on the financial statements referred to in Section 5.17(a) relate to the respective business and operations of the TCI Group, the Liberty Media Group and the TCI Ventures Group (as such businesses and operations are described in Note 1 to the Company's consolidated audited financial statements for the year ended December 31, 1997) (respectively, the "TCI Group Business," the "Liberty Media Business," and the "TCI Ventures Business").

  (ii) As of the Effective Time, except as set forth in Section 5.17(c)(ii) of the Company Disclosure Statement or as otherwise expressly permitted or required pursuant to this Agreement, and assuming that the Restructuring has occurred, (A) TCI Ventures LLC, directly or through its Subsidiaries, will own all of the material properties and assets (tangible, intangible or otherwise) of the Company or any of its Subsidiaries primarily relating to the Liberty Media Business or the TCI Ventures Business, and will have primary liability for, or will have assumed, all material obligations and liabilities of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, primarily relating to the Liberty Media Business or the TCI Ventures Business, and (B) the Company and its Subsidiaries, other than TCI Ventures LLC and its Subsidiaries, will own all of the material properties and assets (tangible, intangible or otherwise) of the Company or any of its Subsidiaries primarily relating to the TCI Group Business, and will have primary liability for, or will have assumed, all material obligations and liabilities of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, primarily relating to the TCI Group Business; provided that the shares of Teleport (or the Parent Common Shares into which they may be exchanged) will be held by TCI Ventures LLC but will be attributed to the TCI Group.

                                   ARTICLE VI

            Representations and Warranties of Parent and Merger Sub

  Parent and Merger Sub each represents and warrants to the Company that, except as set forth in the Parent Disclosure Statement (each section of which qualifies the correspondingly numbered representation and warranty or covenant as specified therein):

  6.1. Organization, Etc. of Parent. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and proposed by Parent to be conducted. Parent is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified or in good standing has or would have, individually or in the aggregate, a Material Adverse Effect on Parent.

  6.2. Subsidiaries. Each Subsidiary of Parent (a) is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own its properties and conduct its business and operations as currently conducted, except where the failure to be duly organized, validly existing and in good standing or to have such power and authority does not and would not have, individually or in the aggregate, a Material Adverse Effect on Parent, and (b) is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing does not and would not have, individually or in the aggregate, a Material Adverse Effect on Parent.

  6.3. Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been approved by the respective Boards of Directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub, and have been duly authorized by all other necessary corporate action on the part of Parent or Merger Sub, except for the approval of the Parent's stockholders contemplated by Section 7.3. This Agreement has been duly executed and delivered by a duly authorized officer of Parent and of Merger Sub and (assuming the due execution and delivery of this Agreement by the Company) constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

  6.4. Permits; Compliance. Each of Parent and its Subsidiaries is in possession of all Permits from appropriate Governmental Bodies (including the FCC) necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on their respective businesses as they are now being conducted (the "Parent Permits"), and all such Parent Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits does not and would not, individually or in the aggregate, (a) have a Material Adverse Effect on Parent or (b) prevent or materially delay the consummation of the Merger. No suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits does not and would not, individually or in the aggregate, (x) have a Material Adverse Effect on Parent or (y) prevent or materially delay the consummation of the Merger. Neither Parent nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any of its Subsidiaries or by which any property, asset or operation of Parent or any of its Subsidiaries is bound or affected or (ii) any Parent Permits, except for such conflicts, defaults or violations that do not and would not, individually or in the aggregate, (A) have a Material Adverse Effect on Parent or (B) prevent or materially delay the consummation of the Merger.

  6.5. Opinions of Parent's Financial Advisors. The Board of Directors of Parent has received the opinions, dated as of the date of this Agreement, of Goldman Sachs & Co. and Credit Suisse First Boston Corporation to the effect that, as of such date, the Exchange Ratios, collectively, are fair to Parent from a financial point of view.

  6.6. Capital Stock. As of the date hereof, the authorized capital stock of Parent consists of (a) 6,000,000,000 Parent Common Shares and (ii) 100,000,000 shares of preferred stock, $1.00 par value per share. All of the outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of Parent is entitled to preemptive rights. As of the close of business on April 30, 1998, 1,624,198,000 Parent Common Shares and no shares of Parent preferred stock were issued and outstanding. Except as disclosed in the Parent SEC Reports, all outstanding shares of capital stock of the Significant Subsidiaries (as defined for purposes of Regulation S-X under the Exchange Act) of Parent are owned by Parent or a direct or indirect Wholly Owned Subsidiary of Parent, free and clear of all liens, charges, encumbrances, claims and options of any nature. As of the close of business on April 30, 1998, there were outstanding options to acquire no more than 69,000,000 Parent Common Shares.

  6.7. Parent Shares. The Parent Common Shares and the Parent Liberty Tracking Shares to be issued pursuant to Article IV will, when issued, be duly authorized, validly issued, fully paid and nonassessable and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Shares and the Parent Liberty Tracking Shares to be issued in the Merger will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws.

  6.8. Litigation. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, there are, as of the date hereof, no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any Benefit Plans of Parent or any of its Subsidiaries, or any property of Parent or any such Subsidiary (including Intellectual Property), in any court or before any arbitrator of any kind or in or before or by any Governmental Body, except actions, suits, investigations or proceedings or which, individually or in the aggregate, would not, if adversely determined,
(a) have a Material Adverse Effect on Parent or (b) prevent or materially delay the con-summation of the Merger.

  6.9. Compliance with Other Instruments, Etc. Neither Parent nor any Subsidiary of Parent is in violation of any term of (a) its charter, by-laws or other organizational documents, or (b) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, the consequences of which violation, whether individually or in the aggregate, do or would (i) have a Material Adverse Effect on Parent or (ii) prevent or materially delay the consummation of the Merger. Assuming the approval of Parent's stockholders as contemplated by
Section 7.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or conflict with, or constitute a default under, the charter, bylaws or other organizational documents of Parent (or any of its Subsidiaries). Except as set forth in Section 6.9 of the Parent Disclosure Statement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any obligation under, any agreement, note, bond, mortgage, indenture, contract, lease, Permit or other obligation or any instrument to which Parent or any of its Subsidiaries is a party or by which any of the assets or properties of Parent or any of its Subsidiaries is bound or any instrument or Law, or result in the creation of (or impose any obligation on Parent or any of its Subsidiaries to create) any mortgage, lien, charge, security interest or other encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries pursuant to any such term, except where any of the foregoing, individually or in the aggregate, does not and would not (i) have a Material Adverse Effect on Parent or (ii) prevent or materially delay the consummation of the Merger.

  6.10. Taxes. (a) Parent and its Subsidiaries have filed all income Tax Returns and all material other United States federal, state, county, local and foreign Tax Returns required to be filed by them. Parent and its Subsidiaries have paid all material Taxes due, other than Taxes appropriate reserves for which have been made in Parent's financial statements (and, to the extent material, such reserves have been accurately described in the Parent SEC Reports). There are no material assessments or adjustments that have been asserted in writing against Parent or its Subsidiaries for any period for which Parent has not made appropriate reserves in Parent's financial statements included in Parent SEC Reports.

  (b) There are no material claims or assessments pending against Parent or any of its Subsidiaries for any alleged deficiency in any Tax, and Parent has not been notified in writing of any proposed material Tax claims or assessments against Parent or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in Parent financial statements have been established or which are being contested in good faith or are immaterial in amount).

  (c) There are no liens for Taxes on the assets of Parent or any of its Subsidiaries, except for statutory liens for current Taxes not yet due and payable (and except for liens which do not and would not, individually or in the aggregate, have a Material Adverse Effect on Parent).

  6.11. Intellectual Property. Parent and its Subsidiaries own, have the defensible right to use, or are indemnified for or otherwise protected from any material risk for using the Intellectual Property used in their respective businesses, except where the failure to own, have the right to use or be indemnified for or protected from any material risk of using such Intellectual Property, individually or in the aggregate, does not and would not have a Material Adverse Effect on Parent.

  6.12. Reports and Financial Statements. (a) Parent has filed all Reports on Form 10-K, Form 10-Q and Form 8-K, registration statements and proxy statements required to be filed with the SEC since January 1, 1996 (collectively, the "Parent SEC Reports"). Parent has previously furnished or made available to the Company true and complete copies of all Parent SEC Reports filed prior to the date hereof. None of the Parent SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the Parent SEC Reports present fairly, in all material respects, the results of operations and the changes in financial position of Parent and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. All of the Parent SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the applicable rules and regulations thereunder.

  (b) Parent and its Subsidiaries have not made any misstatements of fact, or omitted to disclose any fact, to any Governmental Body, or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, subject or would subject any Parent Permits referred to in Section 6.4 to revocation or failure to renew, except where such revocation or failure to renew, individually or in the aggregate, does not and would not have a Material Adverse Effect on Parent.

  (c) Except (i) as and to the extent disclosed or reserved against on the balance sheet of Parent as of December 31, 1997 included in the Parent SEC Reports, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, Parent does not have any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would have a Material Adverse Effect on Parent.

  (d) During the period since December 31, 1997, except as disclosed in the Parent SEC Reports filed prior to the date hereof, there has not been, and, to the best knowledge of Parent, nothing has occurred that would have, a Material Adverse Effect on Parent.

  6.13. Brokers and Finders. Except for the fees and expenses payable to Credit Suisse First Boston Corporation and Goldman Sachs & Co., which fees and expenses will be paid by Parent, Parent has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

  6.14. Registration Statement. None of the information to be supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference in the Registration Statement will at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in an amendment of, or a supplement to the Registration Statement, Parent shall notify the Company thereof by reference to this Section 6.14 and such event shall be so described. Any such amendment or supplement shall be promptly filed with the SEC and, as and to the extent required by law, disseminated to the stockholders of the Company, and such amendment or supplement shall comply in all material respects with all provisions of the Securities Act. The Registration Statement will comply (with respect to Parent and Merger Sub and information provided in writing therefor by Parent or Merger Sub) as to form in all material respects with the provisions of the Securities Act.

  6.15. Ownership of Merger Sub; No Prior Activities; Assets of Merger Sub.

    (a) Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated hereby.

    (b) As of the date hereof and the Effective Time, the capital stock of Merger Sub is and will be owned 100% by Parent directly. Further, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character to or by which Merger Sub is a party or may be bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

    (c) As of the date hereof and immediately prior to the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby and by the Voting Agreement, Merger Sub has not and will not have incurred, directly or indirectly through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

    (d) Parent will take all action necessary to ensure that Merger Sub at no time prior to the Effective Time owns any material assets other than an amount of cash necessary to incorporate Merger Sub and to pay the expenses of the Merger attributable to Merger Sub if the Merger is consummated.

  6.16. Ownership of Company Stock. Neither Parent nor any Subsidiary of Parent (excluding any employee benefit plan, or related trust, of Parent or its Subsidiaries) owns or, to the knowledge of Parent, has owned within the last two years, any shares of the capital stock of the Company. Between the date of this Agreement and the Effective Time, neither Parent nor any Subsidiary of Parent (excluding any employee benefit plan, or related trust, of Parent or its Subsidiaries) will purchase or otherwise acquire any shares of the capital stock of the Company (except pursuant to the terms of this Agreement).

                                  ARTICLE VII

                      Additional Covenants and Agreements

  7.1. Conduct of Business of the Company. Except as set forth in Section 7.1 of the Company Disclosure Statement, as expressly permitted by this Agreement (any transaction permitted by Schedule 7.18 or pursuant to the Restructuring being deemed expressly permitted), as described in the Company's Capital Spending Plan, dated June 2, 1998, previously delivered by the Company to Parent (the "Capital Spending Plan"), as required by any change in applicable Law, or as otherwise agreed by Parent in writing, during the period from the date of this Agreement to the Effective Time, (i) the Company will, and will cause each of the TCI Group Members to, conduct the TCI Group Business in the ordinary course of business consistent with past practice, and (ii) to the extent consistent with the foregoing, the Company will, and will cause each of the TCI Group Members to, seek to preserve intact its current business organizations, keep available the service of its current officers and employees, and preserve its relationships with customers, suppliers and others having business dealings with it, in each case with respect to the TCI Group Business, with the objective that the goodwill and ongoing businesses of the TCI Group shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, from and including the date hereof to the Effective Time, the Company will not, and will not permit any of the TCI Group Members to, without the prior written consent of Parent (except to the extent set forth in Section 7.1 of the Company Disclosure Statement):

    (a) except for (i) TCI Group Shares issued upon exercise of options or other rights outstanding as of the date hereof under Employee Plans or Benefit Arrangements in accordance with the terms thereof, (ii) TCI Group Shares issued in connection with the conversion of convertible or exchangeable securities of the Company or its Subsidiaries outstanding as of the date hereof in accordance with the terms of such securities, (iii) shares of TCI Group Class A Stock issued upon conversion of shares of TCI Group Class B Stock outstanding on the date hereof or issued pursuant to convertible securities to acquire TCI Group Class B Stock outstanding on the date hereof, in accordance with the terms of the Company Charter as in effect on the date hereof, (iv) with respect to Liberty Media Tracking Shares or TCI Ventures Tracking Shares to the extent permitted pursuant to
  Section 7.18, (v) options to purchase, restricted stock awards of, or other compensation payable in shares of, TCI Group Class A Stock, up to an aggregate of 3,000,000 shares of TCI Group Class A Stock, and (vi) issuance of up to 14,511,570 shares of TCI Group Class B Stock which John C. Malone and certain members of the Magness family have the right to acquire from the Company, upon exercise of such right in accordance with the terms thereof, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

    (b) except with respect to Liberty Media Tracking Shares or TCI Ventures Tracking Shares to the extent permitted pursuant to Section 7.18, redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including the Shares), other than pursuant to existing agreements requiring the Company to repurchase or acquire any shares of its capital stock (provided that such repurchase or acquisition is in accordance with the terms of such agreement as in effect on the date hereof);

    (c) except for conversions of shares of TCI Group Class B Stock outstanding on the date hereof into shares of TCI Group Class A Stock, in accordance with the terms of the Company Charter as in effect on the date hereof, split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such (other than dividends or distributions paid by any Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary within the same Group);

    (d) (i) grant any increases in the compensation of any of its directors, officers or employees, except in the ordinary course of business consistent with past practice, (ii) pay or award or agree to pay or award any pension, retirement allowance, or other nonequity incentive awards, or other employee benefit, not required by any of the Employee Plans or Benefit Arrangements to any current or former director, officer or employees, whether past or present, or to any other Person, except for payments or awards that are in the ordinary course of business, consistent with past practice, and that are not material, (iii) pay or award or agree to pay or award any stock option or equity incentive awards, except to the extent permitted by

  Section 7.1(a)(v) and except for options to purchase or awards of Liberty Media Shares or TCI Ventures Shares (subject to the limitations of Section 7.18), (iv) enter into any new or amend any existing employment agreement with any director, officer or employee, except for employment agreements with new employees entered into in the ordinary course of business consistent with past practice and except for amendments in the ordinary course of business, consistent with past practice, that do not materially increase benefits or payments, (v) enter into any new or amend any existing severance agreement with any current or former director, officer or employee, except for agreements or amendments in the ordinary course of business, consistent with past practice, that do not provide for material benefits, or (vi) become obligated under any new Employee Plan or Benefit Arrangement, which was not in existence on the date hereof, or amend or exercise discretion pursuant to any such Employee Plan or Benefit Arrangement in existence on the date hereof, except for any such amendment or exercise of discretion in the ordinary course of business, consistent with past practice, that does not provide for material benefits; provided, however, that the foregoing shall not be applicable to any such payment or increase, or any such agreement, so long as the associated costs and expenses related thereto are attributed to the Liberty/Ventures Group; and provided, further, that the Company is expressly authorized to enter into tax protection agreements in the form set forth in Schedule 7.12(e) with those employees listed on Schedule 7.12(e);

    (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any TCI Group Member not constituting an inactive Subsidiary (other than the Merger or as provided in Section 2.1(b), and other than (i) with respect to TCI Group Member such of the foregoing as do not change the beneficial ownership interest of the Company in such TCI Group Member and
  (ii) with respect to the Company, any such merger, consolidation, restructuring, recapitalization or other reorganization that is used to effect an acquisition permitted pursuant to Section 7.1(f) and which does not result in a change of control of the Company or change the Shares into a different number or kind of securities);

    (f) make any acquisition, by means of merger, consolidation or otherwise (other than any acquisition by any Liberty Media Member or any TCI Ventures Member to the extent permitted under Section 7.18), of (i) any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (ii) except in the ordinary course and consistent with past practice, any other assets; provided, however, that the Company may make such acquisitions for cash in an amount not to exceed $10 million in the case of any single acquisition or $50 million for all such acquisitions in the aggregate during any 12-month period; provided further that such acquisitions do not and would not prevent or materially delay the consummation of the Merger; and provided further that the foregoing shall not prevent the Company from exploring on a preliminary basis and conducting diligence investigations (including having discussions with any potential acquisition target) with respect to any potential acquisition that would require Parent's consent hereunder, for the purpose of determining the desirability of such potential acquisition and developing the basis on which to seek Parent's consent, so long as the Company does not submit any formal proposal or indication of interest with respect to such an acquisition to such acquisition target, or make any binding commitments with respect to such potential acquisition, without obtaining Parent's consent; and provided further that in the event the Company is offered an opportunity under which it is required either to acquire or dispose of certain of its cable television system and related assets or related investments prior to the Effective Time and the taking of such action requires Parent's consent hereunder, Parent will not withhold its consent unreasonably;

    (g) (i) dispose of any controlling interest in any material business enterprise or operation of the TCI Group, (ii) make any other disposition of any other direct or indirect ownership interest in or assets comprising a material business enterprise or operation of the TCI Group (except for the replacement or upgrade of assets, or disposition of unnecessary assets, in the ordinary course and consistent with past practice), or (iii) except in the ordinary course and consistent with past practice, dispose of any other assets of the TCI Group;

    (h) adopt any amendments to the Company Charter or the By-Laws of the Company or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any TCI Group Member not constituting an inactive Subsidiary of the Company;

    (i) incur any indebtedness for borrowed money or guarantee any indebtedness of any other Person or make any loans, advances or capital contributions to, or investments in, any other Person (other than to the Company or any Wholly Owned Subsidiary of the Company), except that (A) the Company may incur additional indebtedness after the date hereof, under existing credit facilities (or any renewals thereof), resulting in aggregate net proceeds to the Company from such additional indebtedness not exceeding $50 million, (B) the Company may refinance outstanding indebtedness (including indebtedness incurred pursuant to this Section 7.1), without increase in the amount thereof, so long as the terms thereof are no less favorable to the Company and the maturity thereof is no more than one year or such debt is prepayable without penalty, and (C) any Subsidiary of the Company that is not a member of the TCI Group shall be permitted to do any of the foregoing to the extent permitted pursuant to
  Section 7.18;

    (j) engage in the conduct of any business other than the Company's existing businesses (except that the Liberty Media Group and the TCI Ventures Group may engage in other businesses to the extent permitted pursuant to Section 7.18);

    (k) enter into any agreement or exercise any discretion providing for acceleration of payment or performance as a result of a change of control of the Company or its Subsidiaries; provided that this paragraph (k) shall not restrict the Company's right to respond or take action in response to any such acceleration so long as such action is permitted under this
  Section 7.1;

    (l) enter into any contracts, arrangements or understandings requiring in the aggregate the purchase of equipment, materials, supplies or services in excess of $50 million (or, with respect to the Liberty Media Group and the TCI Ventures Group, as permitted pursuant to Section 7.18), other than any such contracts, arrangements or understandings providing for capital spending of the Company or the TCI Group Members in accordance with the Capital Spending Plan;

    (m) enter into or amend or waive any right under any agreement with any Affiliates of the Company (other than its Subsidiaries) or with any Stockholder or any Affiliate of any Stockholder (other than as set forth in the Voting Agreement), other than any of the foregoing as may be done in the ordinary course of business and that is not material, individually or in the aggregate, to TCI Group;

    (n) settle or compromise any material litigation with respect to TCI Group or waive, release or assign any material rights or claims with respect to TCI Group, except in the ordinary course of business consistent with past practice;

    (o) take any action (other than the Merger and as specified in Section 4) that would result in a change in any of the following: (i) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, (ii) the Adjusted Liberty Media Group Outstanding Interest Fraction, (iii) the Liberty Media Group Outstanding Interest Fraction, (iv) the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, (v) the Adjusted TCI Ventures Group Outstanding Interest Fraction, (vi) the TCI Ventures Group Outstanding Interest Fraction, (vii) the Committed Acquisition Shares (other than a reduction thereof) and
  (viii) the TCI Ventures Group Preferred Interest;

    (p) except as expressly contemplated by the Restructuring or except as expressly permitted by Section 7.17, (i) engage in or allow any direct or indirect transfer of any material properties or assets or obligations or liabilities between any of the TCI Group Members, on the one hand, and any Liberty Media Member or TCI Ventures Member, on the other hand, or (ii) engage in any other transaction involving any TCI Group Member, on the one hand, and any Liberty Media Member or TCI Ventures Member, on the other hand;

    (q) authorize, recommend or propose (other than to Parent), or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

  7.2. Other Transactions. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its respective Subsidiaries to, (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal, (ii) enter into any agreement with respect to a Takeover Proposal or
(iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the members thereof (after receipt of advice from Richards, Layton & Finger, outside legal counsel to the Board of Directors), the Company may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to a confidentiality agreement no less favorable to such party than the Confidentiality Agreement to, any Person who indicates a willingness to make a Superior Proposal. For all purposes of this Agreement, "Takeover Proposal" means any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its Significant Subsidiaries or any proposal or offer to acquire, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement and other than any transaction involving solely Liberty Media Members or TCI Ventures Members which would not prevent or materially delay consummation of the Merger. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal. As used herein, a "Significant Subsidiary" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

  (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing, (A) the Board of Directors of the Company or any committee thereof, to the extent required by its fiduciary obligations, as determined in good faith by a majority of the members thereof (after receipt of advice from Richards, Layton & Finger, outside legal counsel to the Board of Directors), may approve or recommend a Superior Proposal (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) and (B) nothing contained in this Agreement shall prevent the Board of Directors of Parent or the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a Takeover Proposal. For all purposes of this Agreement, "Superior Proposal" means a bona fide written proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which a majority of the members of the Board of Directors of the Company determines in good faith (taking into account the advice of independent financial advisors) to be more favorable to the Company and its stockholders than the Merger (and any revised proposal made by Parent) and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors of the Company.

  7.3. Stockholder Approval. (a) Parent and the Company each shall call its respective Stockholders Meeting to be held as promptly as practicable for the purpose of voting upon, in the case of Parent, the Parent Charter Amendment and the issuance of Parent Common Shares and Parent Liberty Tracking Shares in connection with the Merger and, in the case of the Company, this Agreement and the transactions contemplated hereby. Except as otherwise required by the fiduciary duties of its Board of Directors (as determined in good faith by such Board following the receipt of advice of its outside legal counsel to such effect), (i)(A) the Company will, through the Board of Directors (based on the recommendation of its Special Committee), recommend to its stockholders the approval and adoption of this Agreement and the Merger, and (B) Parent will, through its Board of Directors, recommend to its stockholders the approval of the Parent Charter Amendment and the approval of the issuance of the Parent Common Shares and Parent Liberty Tracking Shares in connection with the Merger, and (ii) each of the Company and Parent will use their respective best efforts to obtain the foregoing approval of their respective stockholders. Parent and the Company shall coordinate and cooperate with respect to the timing of the Stockholders Meetings and shall use their respective reasonable best efforts to hold the Stockholders Meeting on the same day as soon as practicable after the date on which the Registration Statement becomes effective.

  (b) Notwithstanding the provisions of Section 7.3(a), after the adoption of this Agreement by the stockholders of the Company, without the affirmative approval, by vote or written consent, of the holders of Shares representing a majority of the votes that may be cast by the holders of all then outstanding Shares, the Company will not (i) enter into any amendment to this Agreement that would alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Shares, or (ii) waive any condition set forth in Section 8.1 or Section 8.3 if such waiver would materially adversely affect the holders of Shares.

  (c) Parent, as the sole stockholder of Merger Sub, hereby consents to the adoption of this Agreement by Merger Sub and agrees that such consent shall be treated for all purposes as a vote duly adopted at a meeting of the stockholders of Merger Sub held for this purpose.

  7.4. Registration Statement and Proxy Statement. (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and file with the SEC a preliminary joint proxy statement in form and substance reasonably satisfactory to each of Parent and the Company and Parent shall prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement"), in which the joint proxy statement will be included as part of a prospectus, in connection with the registration under the Securities Act of the Parent Common Shares and Parent Liberty Tracking Shares issuable upon conversion of the Shares (and any securities convertible into or exchangeable for Shares) and the other transactions contemplated hereby. Each of Parent and the Company shall use its reasonable best efforts to respond to any comments of the SEC, to have the Registration Statement to be declared effective as promptly as practicable after such filing and to cause the Proxy Statement approved by the SEC to be mailed to the Company's stockholders at the earliest practicable time. The Company and Parent will notify the other party promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Registration Statement, the Proxy Statement or any other filing or for additional information, and will supply the other with copies of all correspondence between it and any of its representatives, on the one hand, and the SEC, or its staff or any other governmental officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Restructuring, the Merger or any other filing relating thereto. The Proxy Statement, the Registration Statement and such other filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any other filing, Parent or the Company, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. The Company and Parent each shall promptly provide the other (or its counsel) copies of all filings made by it with any Governmental Body in connection with this Agreement and the transactions contemplated hereby. Each party hereto agrees to cooperate reasonably with each other party in connection with the preparation and filing of the Registration Statement, including providing information to the other party with respect to itself as may be reasonably required in connection therewith.

  (b) The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval and adoption of this Agreement and the Merger except to the extent the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 7.2(b) or 7.3(a), and the recommendation of the Board of Directors of Parent in favor of approval of the issuance of Parent Shares in the Merger and the Parent Charter Amendment, except to the extent the Board of Directors of Parent shall have withdrawn or modified its approval or recommendation of the issuance of Parent Shares in the Merger or the Parent Charter Amendment as permitted by Section 7.3(a). The Company shall use its reasonable best effort to cause the Proxy Statement to be mailed to its stockholders, and Parent shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders, in each case as promptly as practicable after the Registration Statement becomes effective.

  7.5. Reasonable Efforts. (a) Subject to Section 7.5(c), the Company and Parent shall, and shall use all reasonable efforts to cause their respective Subsidiaries, as applicable, to: (i) promptly make all filings and seek to obtain all Authorizations required under all applicable Laws with respect to the Merger and the other transactions contemplated hereby and will reasonably consult and cooperate with each other with respect thereto; (ii) not take any action (including effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination or other transaction except as set forth in the Parent Disclosure Statement or the Company Disclosure Statement, as the case may be) which would impair the ability of the parties to consummate the Merger (regardless of whether such action would otherwise be permitted or not prohibited hereunder); and (iii) use all reasonable efforts to promptly (x) take, or cause to be taken, all other actions and (y) do, or cause to be done, all other things reasonably necessary, proper or appropriate to satisfy the conditions set forth in Article VIII (unless waived) and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation). Each party shall promptly notify the other party of any communication to that party from any Governmental Body in connection with any required filing with, or approval or review by, such Governmental Body in connection with the Merger and permit the other party to review in advance any proposed communication to any Governmental Body in such connection to the extent permitted by applicable law. Notwithstanding the foregoing, in connection with any filing or submission required or action to be taken by either the Company or Parent or any of their respective Subsidiaries to effect the Merger and to consummate the other transactions contemplated hereby, (A) neither the Company nor any of its Subsidiaries shall, without Parent's prior written consent, commit to any divestiture or hold separate or similar transaction with respect to any asset or business of TCI Group, and each of the Company and the TCI Group Members shall commit to, and shall use reasonable efforts to effect, such thereof (which commitments may, at the Company's option, be conditioned upon and effective as of the Effective Time) as Parent shall reasonably request, and (B) neither Parent nor any of its Subsidiaries shall be required to divest or hold separate or otherwise take (or refrain from taking) or commit to take (or refrain from taking) any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of its Subsidiaries or any material portion of the assets of the Company and its Subsidiaries, or any of the business, product lines or assets of Parent or any of its Subsidiaries, if any of the foregoing, individually or in the aggregate, would have a Material Adverse Effect on the Company or on the TCI Group (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material Adverse Effect on the Company or on the TCI Group).

  (b) In addition to the foregoing, the Company agrees that, in connection with obtaining any Authorization required in connection with the Merger and the transactions contemplated hereby, the Company will and will cause its Subsidiaries (i) to commit to the divestiture by the Company and its Subsidiaries of their entire interest in the Spectrum PCS Investment, and (ii) following stockholder approval of the Parent Charter Amendment and the issuance of Parent Shares in the Merger, (x) to place such interest in a trust or other arrangement acceptable to the applicable Governmental Bodies pending such divestiture, and (y) otherwise to comply with such requirements in connection with such divestiture as may be imposed by the applicable Governmental Bodies.

  (c) Nothing in this Agreement shall prevent or restrict Parent and its Subsidiaries from engaging in any merger, acquisition, business combination or other transaction (whether or not Parent is the surviving corporation); provided that such merger, acquisition, business combination or other transaction would not (i) prevent, or delay beyond September 30, 1999, the ability of Parent to consummate the Merger or (ii) cause the Merger to fail to qualify as a tax-free reorganization; and provided, further, that the parties will not delay the Closing in order to obtain any Authorizations to close another subsequently announced transaction, or until such other Authorizations are obtained.

  7.6. Access to Information. Subject to currently existing contractual and legal restrictions applicable to the Company (which the Company represents and warrants are not material with respect to TCI Group), and upon reasonable notice, the Company shall (and shall cause each TCI Group Member to) afford to officers, employees, counsel, accountants and other authorized representatives of Parent ("Parent Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books and records (including, subject to execution of appropriate access letters, the work papers of independent accountants), such access not to unreasonably interfere with the Company's business or operations, and, during such period, shall (and shall cause each of the TCI Group Members to) furnish promptly to such Parent Representatives all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 7.6 shall affect or be deemed to modify any of the respective representations or warranties made by the Company. Subject to currently existing contractual and legal restrictions applicable to Parent (which Parent represents and warrants are not material), and upon reasonable notice, Parent shall (and shall cause its Significant Subsidiaries to) furnish to officers, employees, counsel, accountants and other authorized representatives of the Company ("Company Representatives") such information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 7.6 shall affect or be deemed to modify any of the respective representations or warranties made by Parent. Each of Parent and the Company agrees that it will not, and will cause the Parent Representatives or Company Representatives, as the case may be, not to, use any information obtained pursuant to this Section
7.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All information obtained pursuant to this
Section 7.6 shall be subject to the Confidentiality Agreement, which shall remain in full force and effect until consummation of the Merger or, if the Merger is not consummated, for the period specified therein; provided, however, that neither Parent nor the Company shall be precluded from making any disclosure which it deems required by law in connection with the Merger. All requests for access to the Company and the TCI Group Members pursuant to this
Section 7.6 shall be made through the representatives of the Company named in
Section 7.6 of the Company Disclosure Statement, and all requests for information to Parent and its Significant Subsidiaries pursuant to this Section
7.6 shall be made through the representatives of Parent named in Section 7.6 of the Parent Disclosure Statement.

  7.7. Indemnification of Directors and Officers. (a) From and after the Effective Time, Parent and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and any of its Subsidiaries, and any Person who is or was serving at the request of the Company as an officer, director or employee or agent of another Person, against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under applicable Law (and shall also, subject to Section 7.7(b), advance expenses as incurred to the fullest extent permitted under applicable Law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); provided, however, that such indemnification shall be provided only to the extent any directors' and officers' liability insurance policy of the Company or its Subsidiaries does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder (it being understood that Parent or the Surviving Corporation shall, subject to Section 7.7(b), advance expenses on a current basis as provided in this paragraph (a) notwithstanding such insurance coverage to the extent that payments thereunder have not yet been made, in which case Parent or the Surviving Corporation, as the case may be, shall be entitled to repayment of such advances from the proceeds of such insurance coverage); and provided, further, that (subject to Parent not causing the Surviving Corporation to divest the assets of the Parent Liberty Group) Parent's indemnification obligation will not apply to any losses, expenses, claims, damages or liabilities arising out of actions or omissions, whether occurring on, prior to or following the Effective Time, that relate to the Liberty Media Group or the TCI Ventures Group (including with respect to the Liberty Media Exchange Ratios or, if applicable, the TCI Ventures Exchange Ratios, the Restructuring insofar as it relates to the Liberty Media Group and the TCI Ventures Group, disclosures with respect to the Liberty Media Group or the TCI Ventures Group, or any other decisions with respect to the Liberty Media Group or the TCI Ventures Group); provided that the foregoing shall not be deemed to affect the obligations of the Surviving Corporation hereunder. Parent and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any of its Subsidiaries, and any Person who is or was serving at the request of the Company as an officer, director or employee or agent of another Person (collectively, the "Indemnified Parties") as provided in the Company Charter or By-Laws or pursuant to other agreements, or certificates of incorporation or by-laws or similar documents of any of the Company's Subsidiaries, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted, made or commenced within such period shall continue until the final disposition of such Claim. The Surviving Corporation shall maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and the Company's Subsidiaries with respect to matters occurring prior to the Effective Time; provided, however, that (i) the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties with an insurance company or companies, the claims paying ability of which is substantially equivalent to the claims paying ability of the insurance company or companies providing such insurance coverage for directors and officers of Parent and (ii) the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of three times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

  (b) In the event that any Claim relating hereto or to the transactions contemplated by this Agreement is commenced, before the Effective Time, the parties hereto agree to co-operate and use their respective reasonable efforts to vigorously defend against and respond thereto. Any Indemnified Party wishing to claim indemnification under paragraph (a) of Section 7.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, whereupon Parent or the Surviving Corporation shall have the right, from and after the Effective Time, to assume and control the defense thereof, and upon such assumption, the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof. Notwithstanding the foregoing, if counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain separate counsel and the Surviving Corporation will pay all reasonable fees and expenses of such counsel; provided that the Surviving Corporation will not be obligated pursuant to this sentence to pay for more than one firm of counsel for all Indemnified Parties in any jurisdiction. The Surviving Corporation shall not be liable for any settlement effected without its prior written consent.

  (c) This Section 7.7 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of Parent, Merger Sub and the Surviving Corporation.

  7.8. Registration and Listing of Parent Common Shares. (a) Parent will use all reasonable efforts to register the Parent Common Shares and Parent Liberty Tracking Shares to be issued pursuant to this Agreement, and upon exercise of stock options granted to employees of the Company and its Subsidiaries (or upon conversion of any convertible or exchangeable securities), under the applicable provisions of the Securities Act and, if required, under any applicable state securities laws.

  (b) Parent will use all reasonable efforts to cause the Parent Common Shares and Parent Liberty Tracking Shares to be issued pursuant to this Agreement and upon exercise of stock options granted to employees of the Company and its Subsidiaries (or upon conversion of any convertible or exchangeable securities), to be listed for trading on the NYSE or, in the case of the Parent Liberty Tracking Shares, at Parent's option, on the National Market System of NASDAQ.

  7.9. Affiliates of Parent and the Company. Concurrently with the execution of this Agreement, each of the directors of the Company has executed an agreement to the effect set forth in this Section 7.9. Prior to the Effective Time, the Company shall deliver to Parent a letter identifying all other Persons who, to the Company's knowledge, at the time of the Company Stockholders Meeting or at the Effective Time, may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act or who may otherwise be deemed to be Affiliates of the Company (the "Rule 145 Affiliates"). The Company shall use all reasonable efforts to cause each Person who is identified as a Rule 145 Affiliate in such list to deliver to Parent on or prior to the 30th day prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit B, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any Parent Common Shares or Parent Liberty Tracking Shares issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 under the Securities Act or an exemption from the registration requirements of the Securities Act.

  7.10. Tax Matters. Each of the parties shall use all reasonable efforts to cause the Merger to constitute a tax-free "reorganization" under Section 368(a) of the Code. None of the parties will knowingly take any action, and none of the parties will permit any of its Subsidiaries or Affiliates knowingly to take any action, that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code. Each of the parties shall use all reasonable efforts to permit Wachtell, Lipton, Rosen & Katz and Baker & Botts, L.L.P. to issue their opinions provided in Sections 8.2(d) and 8.3(d), respectively. Each party agrees to report the Merger on all tax returns and other filings as a tax-free reorganization under Section 368(a) of the Code. Except as otherwise provided herein, without the prior written consent of Parent or unless the Liberty/Ventures Group agrees to assume the tax burden thereof, the Company shall not (and shall not permit any Subsidiary to) take any action that would cause a material acceleration of income under any "deferred intercompany transaction" or "intercompany transaction" that is disclosed in Part 2 of Section 5.10(b) of the Company Disclosure Statement.

  7.11. New York Real Property Transfer Tax. Any liability arising out of New York State and/or New York City Real Property Transfer Taxes, with respect to interests in real property owned, directly or indirectly, by the Company immediately prior to the Merger, if applicable and due with respect to the Merger, shall be borne by the Surviving Corporation and expressly shall not be a liability of the stockholders of the Company.

  7.12. Employee Matters. (a) From and after the Effective Time, Parent will cause the Surviving Corporation to honor, in accordance with their terms, the executive, employment and other agreements and arrangements relating to officers and employees of TCI Group set forth in Section 7.12(a) of the Company Disclosure Statement (the "Executive Agreements") and all the Employee Plans and Benefit Arrangements relating to TCI Group; provided, however, that nothing herein shall preclude any change in any Executive Agreement, Employee Plan or Benefit Arrangement effective on a prospective basis that is permitted pursuant to the terms of the applicable Employee Plan or Benefit Arrangement. Company performance in respect of any performance or other programs shall be calculated without taking into account any expenses or costs directly associated with or arising as a result of the transactions contemplated by this Agreement or any non-recurring charges that would not reasonably be expected to have been incurred had the transactions contemplated by this Agreement not occurred. With respect to employees of TCI Group, Parent shall assume the obligations of the Company under the Employee Plans and Benefit Arrangements as in effect immediately prior to the Effective Time and will provide employee benefit plans with aggregate employee benefits to Company Employees that are no less favorable than the aggregate benefits provided to them immediately prior to the Effective Time; provided that Parent at its sole option may provide employee benefits to Company Employees which, in the aggregate, are no less favorable than those applicable to similarly situated employees of Parent. With respect to any plans established by Parent, to the extent a Company Employee becomes eligible to participate in any such plans, Parent shall grant to such Company Employee from and after the Effective Time, credit for all service with the Company and its affiliates and predecessors (and any other service credited by the Company under similar Employee Plans and Benefit Arrangements) prior to the Effective Time for eligibility to participate, benefit accrual and vesting purposes (except that no such credit shall be required for (i) benefit accrual purposes under defined benefit pension plans, or the schedule of benefits under Parent's severance pay and short-term disability plans and programs, (ii) eligibility to receive post-retirement ancillary benefits (consisting at this time of medical, dental, death and telephone concession benefits) or (iii) calculating Parent service for purposes of "bridging" prior Parent service under Parent benefit plans). To the extent Parent benefit plans provide medical or dental welfare benefits, such plans shall waive any preexisting conditions and actively at-work exclusions with respect to Company Employees (but only to the extent such Company Employees were provided coverage under the Employee Plans and Benefit Arrangements) and shall provide that any expenses incurred on or before the Effective Time in the applicable plan year by or on behalf of any Company Employees shall be taken into account under the Parent benefit plans for the purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket provisions for such Company Employees.

  (b) The Company may amend and/or take action with respect to its 1996 Stock Incentive Plan prior to the Effective Time to provide that upon a termination of employment by a Company Employee with good reason or by the Company without cause (in each case as defined in Schedule 7.12(b) attached hereto) following the Effective Time, that options, stock appreciation rights or other awards granted under such plan in 1997 and outstanding as of the Effective Time shall be fully vested, and in the case of stock options or stock appreciation rights be immediately exercisable, and will remain outstanding for their full original term as if the individual had remained employed by the Company.

  (c) Parent agrees to maintain the Company's severance plans as in effect on the date hereof for a period of two years from the Effective Time, without adverse amendment, for the benefit of Company Employees.

  (d) For purposes of this Section 7.12, the term "Company Employees" shall mean all individuals employed by the TCI Group (including those on lay-off, disability or leave of absence, paid or unpaid) immediately prior to the Effective Time.

  (e) The Company may enter into excise tax protective agreements with certain of its employees and consultants (including non-employee directors) in substantially the form attached as Schedule 7.12(e); provided that the TCI Group shall assume the obligations under such agreements solely for Company Employees, and the obligations under such agreements for employees of the Liberty/Ventures Group shall be assumed by the Liberty/Ventures Group.

  7.13. Tax Sharing Agreement. Concurrently with the Closing, the parties shall enter into an amendment to the Tax Sharing Agreement consistent with the transactions contemplated by this Agreement, with respect to taxable periods (or portions thereof) beginning on or after the Effective Time, on the terms set forth in Exhibit C hereto.

  7.14. Other Intercompany Agreements. The TCI Group, the Liberty Media Group and the TCI Ventures Group will comply with the principles set forth in
Schedule 7.14 with respect to any agreements between any TCI Group Member, on the one hand, and any Liberty Media Member or TCI Ventures Member, on the other hand. At the Effective Time, the Company, on behalf of the TCI Group, and the appropriate Subsidiary or Subsidiaries of the Company, on behalf of the Parent Liberty Group, will enter into an agreement having the terms set forth in
Schedule 7.14.

  7.15. Parent Board of Directors. At the Effective Time, Parent will expand the size of its Board of Directors by one and will appoint Dr. John C. Malone (or, in the event Dr. Malone is unable to serve, such other person as may be designated by the Company and reasonably satisfactory to Parent) to the Parent Board of Directors. From the Effective Time until the third anniversary thereof, Parent will nominate Dr. Malone (or such other person) for reelection to the Parent Board of Directors at each subsequent annual or special meeting of the stockholders of Parent at which Dr. Malone's (or such other person's) term is to expire. Thereafter (and during such period to the extent Dr. Malone or such other person is unable to serve as a director), so long as any Parent Liberty Tracking Shares remain outstanding, Parent will nominate and recommend the election to the Parent Board of Directors a person (who may be Dr. Malone) who, in the Parent Board of Directors' reasonable judgment, by virtue of his or her background and experience, will understand and reflect issues of concern to the Parent Liberty Group and the holders of Parent Liberty Tracking Shares.

  7.16. Parent Charter Amendment, Bylaw Amendment and Policy Statement. The Board of Directors of Parent has approved the Parent Charter Amendment in the form attached hereto as Exhibit A which amendment, subject to the approval of the holders of a majority of the Parent Common Shares outstanding at the special meeting of stockholders referred to in Section 7.3 and the filing thereof with the Secretary of State of New York, will become effective immediately prior to the Effective Time. The Board of Directors has also approved the amendment to Parent's bylaws, and the policy statement with respect to Parent Liberty Tracking Shares, in the form attached hereto as Exhibit D, each of which will become effective as of the Effective Time.

  7.17. Intercompany Transactions. Except as otherwise expressly provided by the Restructuring, in the event that after the date hereof and prior to the Effective Time, the Company or any of its Subsidiaries engages in any action or transaction contemplated by clause (i) or (ii) of Section 7.1(p), the applicable entities shall establish a commercially reasonable arms' length inter-company loan or other non-equity based account to reflect such transactions.

  7.18. Certain Inter-Group Relationships. From and including the date hereof to the Effective Time, the Company will and will cause its Subsidiaries to comply with the provisions set forth in Schedule 7.18. At the Effective Time, Parent, on behalf of the Common Stock Group (as defined in Schedule 7.18), the Company, on behalf of TCI Group, and the appropriate Subsidiary or Subsidiaries of the Company, on behalf of the Parent Liberty Group, will enter into an agreement having the terms set forth in Schedule 7.18, which agreement shall be valid, binding and in full force and effect at the Effective Time.

  7.19. Cable Joint Ventures. The Company is currently in the process of restructuring certain of its cable television system assets by contributing certain assets to partnerships and other joint ventures. The Company agrees that as and when reasonably requested by Parent, the Company will consult with Parent regarding the status of such restructuring transactions, including the terms and conditions upon which such joint ventures would assume certain indebtedness associated with such cable systems.

  7.20. Certain Actions by Parent and the Surviving Corporation. (a) Prior to the Effective Time, neither Parent nor its Subsidiaries will enter into any exchange offer or similar transaction in which the holders of Parent Common Shares become entitled to exchange shares of Parent Common Shares for other securities of Parent or any Subsidiary of Parent.

  (b) For a period of 15 years following the Effective Time, neither Parent nor the Surviving Corporation shall directly or indirectly take any action to redeem or change or modify the terms and provisions of the preferred stock of Westmarc, Inc. (the "Westmarc Preferred") or cause the holders of the Westmarc Preferred to become entitled to rights of appraisal, including, without limitation, by merger, consolidation, binding share exchange or otherwise, or sell, transfer or dispose of all or substantially all of the assets of Westmarc, or take any other action the effect of which is to impair Westmarc's ability to pay dividends on the Westmarc Preferred in accordance with its terms.

  (c) Prior to the Effective Time, Parent will not issue or sell any Parent Liberty Tracking Shares, or issue or grant any options, warrants or other rights to acquire Parent Liberty Tracking Shares or issue or sell any security which is convertible into or exercisable or exchangeable for Parent Liberty Tracking Shares.

                                  ARTICLE VIII

                                   Conditions

  8.1. Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefitted thereby, to the extent permitted by applicable Law:

    (a) Stockholder Approval. The Parent Charter Amendment and Parent's issuance of Parent Shares as contemplated hereby shall have been duly approved and adopted by the requisite holders of Parent Common Shares at the Parent Stockholders Meeting, and this Agreement and the transactions contemplated hereby shall have been duly approved and adopted by the requisite holders of Shares at the Company Stockholders Meeting, in each case, in accordance with applicable Law and the Certificates of Incorporation and By-Laws of the Parent and the Company, respectively (it being agreed that the condition set forth in this Section 8.1(a) shall not be waived by the parties), and the Parent Charter Amendment, and the amendment to Parent's bylaws and policy statement set forth in Exhibit D, shall each be in full force and effect;

    (b) HSR Act; FCC. Any waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or early termination thereof shall have been granted, and the FCC Consent shall have been granted, in each case without limitation, restriction or condition that has or would have a Material Adverse Effect on the Company or on the TCI Group or on the Liberty/Ventures Group (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material Adverse Effect on the Company or on the TCI Group).

    (c) No Injunction. There shall not be in effect any judgment, writ, order, injunction or decree of any court or Governmental Body of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or would have a Material Adverse Effect on the Company or on the TCI Group or on the Liberty/Ventures Group (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material Adverse Effect on the Company or on the TCI Group).

    (d) Registration Statement. The Registration Statement shall have been declared effective and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the Securities Act or Exchange Act relating to the issuance or trading of the Parent Common Shares or the Parent Liberty Tracking Shares shall have been received.

    (e) Listing of Parent Shares. The Parent Common Shares and the Parent Liberty Tracking Shares required to be issued hereunder shall have been approved for listing on the NYSE (or, in the case of the Parent Liberty Tracking Shares, at Parent's option, on the National Market System of NASDAQ), subject only to official notice of issuance.

  8.2. Conditions to Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent to the extent permitted by applicable Law:

    (a) Representations and Warranties True. The representations and warranties of the Company contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of the Company pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

    (b) Performance. The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

    (c) Compliance Certificate. The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 8.2(a) and 8.2(b).

    (d) Tax Opinion. Parent shall have received an opinion of Wachtell, Lipton, Rosen & Katz, dated the Effective Time, to the effect that (i) the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Merger Sub and the Company should be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss should be recognized by the Company, Parent or Merger Sub as a result of the Merger; and (iv) no gain or loss should be recognized by a stockholder of the Company as a result of the Merger with respect to the Shares converted solely into Parent Common Shares or Parent Liberty Tracking Shares. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may receive and rely upon representations contained in certificates of the Company, Parent, Merger Sub and others, in each case in form and substance reasonably acceptable to Wachtell, Lipton, Rosen & Katz.

    (e) Other Authorizations. All Authorizations (other than those specified in Section 8.1(b) hereof) required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained, without any limitation, restriction or condition that has or would have a Material Adverse Effect on the Company (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material Adverse Effect on the Company), except for such Authorizations the failure of which to have been made or obtained does not and would not, individually or in the aggregate, have a Material Adverse Effect on the Company (or an effect on Parent and its Subsidiaries that, were such effect applied to the Company and its Subsidiaries, would constitute a Material Adverse Effect on the Company).

  8.3. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

    (a) Representations and Warranties True. The representations and warranties of Parent and Merger Sub contained herein or otherwise required to be made after the date hereof in a writing expressly referred to herein by or on behalf of Parent and Merger Sub pursuant to this Agreement, to the extent qualified by materiality or Material Adverse Effect, shall have been true and, to the extent not qualified by materiality or Material Adverse Effect, shall have been true in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true, or true in all material respects, as the case may be, only as of the specified date).

    (b) Performance. Parent shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

    (c) Compliance Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or any Vice President of Parent (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 8.3(a) and 8.2(b).

    (d) Tax Opinion. The Company shall have received an opinion of Baker & Botts, L.L.P., dated the Effective Time, to the effect that (i) the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent, Merger Sub and the Company should be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss should be recognized by the Company as a result of the Merger; and (iv) no gain or loss should be recognized by a stockholder of the Company as a result of the Merger with respect to the Shares converted solely into Parent Common Shares or Parent Liberty Tracking Shares. In rendering such opinion, Baker & Botts, L.L.P. may receive and rely upon representations contained in certificates of Parent and Merger Sub, the Company and others, in each case in form and substance reasonably acceptable to Baker & Botts, L.L.P.

                                   ARTICLE IX

                                  Termination

  9.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, either by the mutual written consent of Parent and the Company, or by mutual action of their respective Boards of Directors.

  9.2. Termination by Either Parent or the Company. This Agreement may be terminated (upon notice from the terminating party to the other parties) and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company if: (a) the Merger shall not have been consummated by March 31, 1999, provided that the right to terminate this Agreement under this clause (a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date, and provided, further, that in the event that the failure of the Merger to occur on or before March 31, 1999 is the result of (i) a delay attributable to any transaction permitted pursuant to Section 7.5(c) or (ii) the failure of any of the conditions set forth in Section 8.1(b), 8.1(c) or 8.2(e) to be satisfied or waived prior to March 31, 1999, either Parent or the Company may extend such date to June 30, 1999 and, if such conditions have not been satisfied or waived by such date, to further extend such date to September 30, 1999 (so long as the party extending such date believes in good faith that such conditions are capable of being satisfied by such date), (b) any court of competent jurisdiction in the United States or Governmental Body in the United States shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, (c) the amendment to the Parent Charter and Parent's issuance of Parent Common Shares and Parent Liberty Tracking Shares as contemplated hereby are not duly approved and adopted by the requisite holders of Parent Common Shares on or prior to March 31, 1999, or (d) this Agreement and the transactions contemplated hereby are not duly approved and adopted by the requisite holders of Shares on or prior to March 31, 1999. In addition, this Agreement may be terminated by Parent (upon notice from Parent to the Company) and the Merger may be abandoned by action of the Board of Directors of Parent if any of the Stockholders shall have breached any of their representations, covenants or obligations under the Voting Agreement in any material respect and such breach shall not be curable.

  9.3. Termination by the Company. This Agreement may be terminated (upon notice to Parent) by the Company and the Merger may be abandoned by action of the Board of Directors of the Company if (a) the Board of Directors of Parent shall have withdrawn or modified its approval or recommendation of the issuance of Parent Shares in the Merger or the Parent Charter Amendment as permitted by
Section 7.3(a) or (b) Parent or Merger Sub breaches or fails in any material respect to perform or comply with its covenants and agreements contained herein or breaches its representations and warranties, in each case that is not curable, such that the conditions set forth in Sections 8.3(a) and (b) cannot be satisfied.

  9.4. Termination by Parent and Merger Sub. This Agreement may be terminated (upon notice to the Company) by Parent and Merger Sub, and the Merger may be abandoned by action of the Board of Directors of Parent if (a) the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 7.2(b) or 7.3(a) or (b) the Company breaches or fails in any material respect to perform or comply with its covenants and agreements contained herein or breaches its representations and warranties, in each case that is not curable, such that the conditions set forth in Section 8.2(a) and (b) cannot be satisfied.

  9.5. Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article IX, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in
Section 7.6 or Section 9.6, and except that nothing herein will relieve any party from liability for any breach of this Agreement.

  9.6. Payment of Certain Fees. (a) In the event that (i) Parent announces or effects a merger, acquisition, joint venture, business combination or other transaction, as contemplated by Section 7.5(c), that involves the acquisition of significant businesses, assets or properties, (ii) such announcement or transaction is a significant factor in the failure of any of the conditions set forth in Section 8.1(b), 8.1(c) or 8.2(e) to be satisfied or waived prior to September 30, 1999 (which test will not be met if such announcement or transaction would not have been a significant factor but for a transaction or transactions announced by the Company following execution of this Agreement),
(iii) this Agreement is terminated pursuant to Section 9.2(a), and (iv) Parent would have been obligated to consummate the Merger but for the failure of any of the conditions set forth in Section 8.1(b), 8.1(c) or 8.2(e) to be satisfied or waived prior to the date of such termination, then promptly following such termination Parent will pay to the Company the sum of $1.75 billion in cash.

  (b) In the event that this Agreement is terminated pursuant to Section 9.2(c) or 9.3(a), promptly following such termination Parent will pay to the Company the sum of $1.75 billion in cash. In the event that this Agreement is terminated pursuant to Section 9.2(d) or 9.4(a), promptly following such termination the Company will pay to Parent the sum of $1.75 billion in cash.

                                   ARTICLE X

                           Miscellaneous and General

  10.1. Expenses. Except as set forth in Sections 7.11 and 7.18, each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby.

  10.2. Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or upon receipt after being mailed by first-class mail, postage prepaid and return receipt requested in each case to the applicable addresses set forth below:

    If to the Company:

      Tele-Communications, Inc.
      Terrance Tower II
      5619 DTC Parkway
      Englewood, Colorado 80111-3000
      Attn: Stephen M. Brett, Esq.
              Facsimile: (303) 488-3245

    with a copy to:

      Baker & Botts L.L.P.
      599 Lexington Avenue
      New York, New York 10022
      Attn: Elizabeth M. Markowski, Esq.
              Frederick H. McGrath, Esq.
      Facsimile: (212) 705-5125

    If to Parent or Merger Sub:

      AT&T Corp.
      295 North Maple Avenue
      Basking Ridge, New Jersey 07920
      Attn: Vice President-Law
              and Secretary
      Telephone: (212) 387-5400

    with a copy to:

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Attn: Richard D. Katcher, Esq.
              Steven A. Rosenblum, Esq.
      Facsimile: (212) 403-2000

or to such other address as such party shall have designated by notice so given to each other party.

  10.3. Amendments, Waivers, Etc. This Agreement may be amended, changed, supplemented, waived or otherwise modified only by an instrument in writing signed by the party (or, in the case of Section 7.7, the Indemnified Party) against whom enforcement is sought; provided that, after the adoption of this Agreement by the stockholders of the Company, no such amendment, change, supplement or waiver shall be made without the further requisite approval of such stockholders if such amendment, change, supplement or waiver by law requires the further approval by such stockholders.

  10.4. No Assignment. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided that, except as otherwise expressly set forth in this Agreement, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other party.

  10.5. Entire Agreement. Except as otherwise provided herein, this Agreement (together with the Confidentiality Agreement between Parent and the Company and the other agreements expressly contemplated hereby) embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement (including the Company Disclosure Statement and the Parent Disclosure Statement) and any writings expressly required hereby.

  10.6. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law, each party waives any objection to the imposition of such relief.

  10.7. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

  10.8. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

  10.9. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person or entity who or which is not a party hereto, except for the indemnification provisions contained in Section 7.7, which provisions may be enforced by any Indemnified Party referred to therein and except that the provisions of Section 7.3(b) may be enforced by holders of Shares. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 7.7 of this Agreement may not be amended or altered in any manner with respect to any Indemnified Party without the written consent of such Indemnified Party. No assignment of this Agreement shall relieve Parent from its obligations to any Indemnified Party contained in Section 7.7 of this Agreement.

  10.10. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware or the Chancery Court of the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 10.10 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Delaware other than for such purpose. Parent, Merger Sub and the Company hereby waive any right to a trial by jury in connection with any such action, suit or proceeding.

  10.11. Public Announcements. Parent and the Company will agree upon the timing and content of the initial press release to be issued describing the transactions contemplated by this Agreement, and will not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable Law or regulation. To the extent reasonably requested by either party, each party will thereafter consult with and provide reasonable cooperation to the other in connection with the issuance of further press releases or other public documents describing the transactions contemplated by this Agreement.

  10.12. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws.

  10.13. Name, Captions, Etc. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Unless otherwise specified, (a) the terms "hereof", "herein" and similar terms refer to this Agreement as a whole and (b) references herein to Articles or Sections refer to articles or sections of this Agreement. Wherever appearing herein, the word "including" shall be deemed to be followed by the words "without limitation."

  10.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

  10.15. Survival of Representations, Warranties, Covenants and Agreements. The respective representations and warranties of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other parties, but shall terminate at the Effective Time. The respective covenants and agreements of the parties contained herein or in any other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement and shall only terminate in accordance with their respective terms.

  10.16. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

  10.17. Disclosure Statements. The parties acknowledge that the Company Disclosure Statement and the Parent Disclosure Statement to this Agreement (i) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) are qualified in their entirety by reference to specific provisions of this Agreement, (iii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company or Parent, as the case may be, except to the extent required by this Agreement, and (iv) disclosure of the information contained in one section or part of the Company Disclosure Statement or the Parent Disclosure Statement shall be deemed as proper disclosure for all sections or parts of the Company Disclosure Statement or the Parent Disclosure Statement, as the case may be, only if appropriately cross-referenced or if the relevance thereof is reasonably apparent from the context in which it appears.

  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.

                                          AT&T CORP.

                                                 /s/ C. Michael Armstrong
                                          By:__________________________________
                                          Name:  C. Michael Armstrong
                                          Title: Chairman and Chief Executive

                                          ITALY MERGER CORP.

                                                   /s/ Daniel E. Somers
                                          By:__________________________________
                                          Name:  Daniel E. Somers
                                          Title: Senior Executive Vice
                                                 President and Chief
                                                 Financial Officer

                                          TELE-COMMUNICATIONS, INC.

                                                    /s/ John C. Malone
                                          By:__________________________________
                                          Name:  John C. Malone
                                          Title: Chairman of the Board

                                                                      APPENDIX B

                                    FORM OF
          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

  We, the undersigned, being a Vice President and an Assistant Secretary respectively, of AT&T Corp., do hereby certify as follows:

    FIRST: The name of the corporation is AT&T Corp.

    SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on March 3, 1885.

    THIRD: (a) The Certificate of Incorporation of the corporation is hereby amended to create two new classes of common stock, Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, each having the number, designation, relative rights, preferences, and limitations as set forth herein.

    (b) To effect the foregoing, Article THIRD is hereby amended and restated in its entirety as set forth in Exhibit A hereto.

    FOURTH: The manner in which the foregoing amendment of said Certificate of Incorporation of the corporation was authorized was by the vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of the Board of Directors.

  IN WITNESS WHEREOF, we have subscribed this document on       , 1999 and do
hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                                          By: _________________________________
                                            Name:
                                            Title:Vice President

                                          By: _________________________________
                                            Name:
                                            Title:Assistant Secretary

                                                                       Exhibit A

                                 ARTICLE THIRD

                                 CAPITAL STOCK

PART A--AUTHORIZED SHARES

  The aggregate number of shares which the corporation is authorized to issue is eight billion eight hundred fifty million (8,850,000,000) shares, consisting of one hundred million (100,000,000) preferred shares having a par value of $1.00 per share ("Preferred Stock") and eight billion seven hundred fifty million (8,750,000,000) common shares, of which six billion (6,000,000,000) common shares shall be Common Stock having a par value of $1.00 per share ("Common Stock"), two billion five hundred million (2,500,000,000) common shares shall be Class A Liberty Media Group Common Stock having a par value of $1.00 per share ("Class A Liberty Media Group Common Stock") and two hundred fifty million (250,000,000) common shares shall be Class B Liberty Media Group Common Stock having a par value of $1.00 per share ("Class B Liberty Media Group Common Stock"). The Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock are collectively referred to herein as the "Liberty Media Group Common Stock".

  The authorized shares of Class B Liberty Media Group Common Stock will only be issued (i) pursuant to the Agreement and Plan of Restructuring and Merger, dated June 23, 1998 (the "Merger Agreement"), among Tele-Communications, Inc., Italy Merger Corp. and the corporation, (ii) upon conversion, exercise or exchange of Pre-Merger Convertible Securities, (iii) in a subdivision (by stock split or otherwise) of outstanding shares of Class B Liberty Media Group Common Stock, or (iv) as a stock dividend or share distribution (as defined in paragraph 4 of Part B of this Article Third).

PART B--COMMON STOCK AND LIBERTY GROUP COMMON STOCK

  Each share of Common Stock, each share of Class A Liberty Media Group Common Stock and each share of Class B Liberty Media Group Common Stock shall, except as otherwise provided in this Article Third, be identical in all respects and shall have equal rights, powers and privileges.

1. Voting Rights.

  (a) Holders of Common Stock shall be entitled to one vote for each share of such stock held, holders of Class A Liberty Media Group Common Stock shall be entitled to one-tenth of a vote for each share of such stock held, and holders of Class B Liberty Media Group Common Stock shall be entitled to one vote for each share of such stock held, on all matters presented to such shareholders.

  (b) Except as may otherwise be required by the laws of the State of New York or, with respect to additional or special voting rights (which may include, without limitation, rights of any such holders of any such class or series to elect one or more directors voting separately as a class) of any class or series of Preferred Stock or any other class of common shares, in the Certificate of Incorporation of the corporation as the same may be amended from time to time (this "Certificate") (including the terms of any class or series of Preferred Stock and any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the Board of Directors by this Certificate and the terms of any other class of common shares), the holders of shares of Common Stock, the holders of shares of each other class of common shares, if any, entitled to vote thereon, the holders of shares of Class A Liberty Media Group Common Stock and the holders of shares of Class B Liberty Media Group Common Stock, and the holders of shares of each class or series of Preferred Stock, if any, entitled to vote thereon, shall vote as one class with respect to all matters to be voted on by shareholders of the corporation, and no separate vote or consent of the holders of shares of Common Stock, the holders of shares of Class A Liberty Media Group Common Stock, the holders of shares of Class B Liberty Media Group Common Stock or the holders of shares of any such class of common shares or any such class or series of Preferred Stock shall be required for the approval of any such matter, except that:

    (i) any amendment, alteration or repeal of any of the provisions of this Certificate which would (x) increase or decrease the aggregate number of authorized shares of Liberty Media Group Common Stock, (y) increase or decrease the par value of the shares of Liberty Media Group Common Stock or
  (z) alter or change the powers, preferences, privileges or special rights of the shares of Liberty Media Group Common Stock so as to affect them adversely shall require the approval of both (A) the holders of a majority of the combined voting power of the shares of Common Stock, Liberty Media Group Common Stock and any other class of common shares entitled to vote with respect to such matter and any class or series of Preferred Stock entitled to vote with respect to such matter then outstanding, voting together as a single class, and (B) the holders of a majority of the combined voting power of the shares of Liberty Media Group Common Stock, voting separately as a class (without any vote of the holders of the Common Stock, any other class of common shares or any class or series of Preferred Stock of the corporation);

    (ii) a Covered Disposition shall require, in addition to any other approval that may be required pursuant to law or this Certificate, the approval of the holders of a majority of the combined voting power of the shares of Liberty Media Group Common Stock, voting separately as a class; and

    (iii) any merger, consolidation, combination, binding share exchange, reclassification, reorganization or other transaction in or pursuant to which the Liberty Media Group Common Stock is converted, reclassified or changed into or otherwise exchanged for any consideration (other than a conversion described in paragraph 2 of this Part B of this Article Third or a redemption described in paragraph 5 of this part B of this Article Third) shall be subject to approval by both (x) the holders of a majority of the combined voting power of the shares of Common Stock, Liberty Media Group Common Stock, any other class of common shares entitled to vote with respect to such matter and any class or series of Preferred Stock entitled to vote with respect to such matter then outstanding, voting together as a single class, and (y) the holders of a majority of the combined voting power of the shares of Liberty Media Group Common Stock then outstanding, voting separately as a class (without any vote of the holders of the Common Stock, any other class of common shares or any class or series of Preferred Stock of the corporation), unless each of the following requirements is met (in which event the approval set forth in subclause (y) of this clause
  (iii) shall not be required): (A) the consideration into which the Liberty Media Group Common Stock is converted, reclassified or changed or for which it is exchanged in such transaction includes shares of a class of the common stock of the surviving, resulting or acquiring corporation in such transaction or of the corporation, if applicable, (it being understood that if the Common Stock will be converted in such transaction into any class or series of common shares of any Person, then the term "acquiring corporation" shall mean such Person if such Person directly or indirectly owns the assets comprising the Liberty Media Group after giving effect to such transaction), (B) such class of common stock is intended to reflect the separate performance of the businesses, assets and liabilities comprising the Liberty Media Group (as it existed prior to such transaction and no other material businesses, assets or liabilities) and has powers, preferences, privileges and special rights equivalent to those of the shares of Liberty Media Group Common Stock, (C) such businesses, assets and liabilities comprising the Liberty Media Group are owned directly or indirectly by the issuer of the shares of such class of common stock and if prior to such transaction all of the businesses, assets and liabilities comprising the Liberty Media Group were held, directly or indirectly, by one or more Qualifying Subsidiaries of the corporation (or by Subsidiaries that are not held directly by the corporation but would be Qualifying Subsidiaries if they were held directly by the corporation) that hold no other material assets or liabilities, then immediately following such transaction, such businesses, assets and liabilities comprising the Liberty Media Group are owned, directly or indirectly, by one or more Qualifying Subsidiaries of the issuer of the shares of such class of common stock (or by Subsidiaries of such issuer that are not held directly by such issuer but would be Qualifying Subsidiaries if they were held directly by such issuer) that hold no other material assets or liabilities, and (D) the shares of such class of common stock immediately after such transaction are held only by Persons that were holders of shares of Liberty

  Media Group Common Stock (or Convertible Securities that were convertible into or exercisable or exchangeable for Liberty Media Group Common Stock) immediately prior to such transaction.

  (c) If the corporation shall in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock or Liberty Media Group Common Stock, or pay a stock dividend in shares of any class to holders of that class or shall otherwise effect a share distribution (as defined in paragraph 4 of this Part B of this Article Third) of Common Stock or Liberty Media Group Common Stock, the per share voting rights specified in paragraph 1(a) of this Part B of this Article Third of Liberty Media Group Common Stock relative to Common Stock shall be appropriately adjusted so as to avoid any dilution in the aggregate voting rights of any class.

2. Conversion Rights of Liberty Media Group Common Stock.

  Each share of Class B Liberty Media Group Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Liberty Media Group Common Stock. Any such conversion may be effected by any holder of Class B Liberty Media Group Common Stock by surrendering such holder's certificate or certificates for the Class B Liberty Media Group Common Stock to be converted, duly endorsed, at the office of the corporation or any transfer agent for the Class B Liberty Media Group Common Stock, together with a written notice to the corporation at such office that such holder elects to convert all or a specified number of shares of Class B Liberty Media Group Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Class A Liberty Media Group Common Stock to be issued. If so required by the corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Liberty Media Group Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the person or persons entitled to receive the Class A Liberty Media Group Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Liberty Media Group Common Stock on that date. A number of shares of Class A Liberty Media Group Common Stock equal to the number of shares of Class B Liberty Media Group Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Class B Liberty Media Group Common Stock. Shares of Class A Liberty Media Group Common Stock shall not be convertible into shares of Class B Liberty Media Group Common Stock.

3. Dividends.

  (a) DIVIDENDS ON COMMON STOCK. Dividends on the Common Stock may be declared and paid only to the extent of (i) the assets of the corporation legally available therefor minus (ii) the Liberty Media Group Available Dividend Amount (such amount, the "Common Stock Available Dividend Amount").

  (b) DIVIDENDS ON CLASS A LIBERTY MEDIA GROUP COMMON STOCK AND CLASS B LIBERTY MEDIA GROUP COMMON STOCK. Dividends on the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock may be declared and paid only out of the lesser of (i) assets of the corporation legally available therefor and (ii) the Liberty Media Group Available Dividend Amount. Subject to paragraph 4 of this Part B of this Article Third, whenever a dividend is paid to the holders of Class A Liberty Media Group Common Stock, the corporation shall also pay to the holders of Class B Liberty Media Group Common Stock a dividend per share equal to the dividend per share paid to the holders of Class A Liberty Media Group Common Stock, and whenever a dividend is paid to the holders of Class B Liberty Media Group Common Stock, the corporation shall also pay to the holders of Class A Liberty Media Group Common Stock a dividend per share equal to the dividend per share paid to the holders of Class B Liberty Media Group Common Stock.

  (c) DISCRIMINATION BETWEEN OR AMONG CLASSES OF COMMON SHARES. The Board of Directors, subject to the provisions of paragraphs 3(a) and 3(b) of this Part B of this Article Third, shall have the sole authority and discretion to declare and pay dividends on (i) the Common Stock, (ii) any other class of common shares or (iii) the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, in equal or unequal amounts (including declaring and paying no dividends on the Liberty Media Group Common Stock while declaring and paying dividends on the Common Stock or any other class of common shares and declaring and paying no dividends on the Common Stock or any other class of common shares while declaring and paying dividends on the Liberty Media Group Common Stock), notwithstanding the relationship between the Common Stock Available Dividend Amount and the Liberty Media Group Available Dividend Amount, the respective amounts of prior dividends declared on, or the liquidation rights of, the Common Stock, any other class of common shares or the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock, or any other factor.

4. Share Distributions.

  The corporation may declare and pay a distribution consisting of shares of Common Stock, Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock or any other securities of the corporation or any other Person (hereinafter sometimes called a "share distribution") to holders of the Common Stock, Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock only in accordance with the provisions of this paragraph 4 of this Part B of this Article Third.

  (a) DISTRIBUTIONS ON CLASS A LIBERTY MEDIA GROUP COMMON STOCK AND CLASS B LIBERTY MEDIA GROUP COMMON STOCK. If at any time a share distribution is to be made with respect to the Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, such share distribution may be declared and paid only as follows (or as permitted by paragraph 5 of this Part B of this Article Third with respect to the redemptions and other distributions referred to therein):

    (i) a share distribution consisting of shares of Class A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock) to holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, on an equal per share basis; or consisting of shares of Class A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock) to holders of Class A Liberty Media Group Common Stock and, on an equal per share basis, shares of Class B Liberty Media Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Class B Liberty Media Group Common Stock) to holders of Class B Liberty Media Group Common Stock;

    (ii) a share distribution consisting of shares of Common Stock or any other class of common shares of the corporation (other than Liberty Media Group Common Stock), or Convertible Securities convertible into or exercisable or exchangeable for shares of Common Stock or any other class of common shares of the corporation (other than Liberty Media Group Common Stock), to holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, on an equal per share basis;

    (iii) a share distribution consisting of any class or series of securities of the corporation or any other Person other than Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock, Common Stock or any other class of common shares of the corporation (or Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock or Common Stock or any other class of common shares of the corporation), (x) if a single class or series of securities is to be distributed, on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and (y) if more than one class or series of securities is to be distributed, then, if and to the extent practicable, in accordance with the following provisions of this clause (y) and, otherwise, in accordance with clause (x) above: on the basis of a distribution of one class or series of securities to holders of Class A Liberty Media Group Common Stock and another class or series of securities to holders of Class B Liberty Media Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Class B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  The corporation shall not reclassify, subdivide or combine the Class A Liberty Media Group Common Stock without reclassifying, subdividing or combining the Class B Liberty Media Group Common Stock, on an equal per share basis, and the corporation shall not reclassify, subdivide or combine the Class B Liberty Media Group Common Stock without reclassifying, subdividing or combining the Class A Liberty Media Group Common Stock, on an equal per share basis. The corporation shall not effect a share distribution to the holders of Liberty Media Group Common Stock of any class or series of securities of a Subsidiary of the corporation or any other Person unless such share distribution is tax-free to the holders of Liberty Media Group Common Stock (except with respect to cash received by such holders in lieu of fractional shares).

  (b) DISTRIBUTIONS ON COMMON STOCK. The corporation shall not declare and pay a share distribution with respect to the Common Stock or any other class of common shares (other than the Liberty Media Group Common Stock) consisting of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock, any class or series of Preferred Stock attributed to the Liberty Media Group or securities of any Person included in the Liberty Media Group (or Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock, any such class or series of Preferred Stock or securities of any such Person). Except as set forth in the immediately preceding sentence, the corporation may declare and pay a share distribution to holders of Common Stock or any other class of common shares (other than Liberty Media Group Common Stock) consisting of any securities of the corporation, any Subsidiary of the corporation, or any other Person, including without limitation a share distribution consisting of shares of any class or series of Preferred Stock or shares of Common Stock or any other class of common shares (other than Liberty Media Group Common Stock) (or Convertible Securities convertible into or exercisable or exchangeable for shares of any class or series of Preferred Stock or shares of Common Stock or any other class of common shares (other than Liberty Media Group Common Stock)).

5. Redemption and Other Provisions Relating to the Liberty Media Group Common Stock.

  (a) REDEMPTION IN EXCHANGE FOR STOCK OF QUALIFYING SUBSIDIARIES. At any time at which all of the assets and liabilities included in the Liberty Media Group are held directly or indirectly by one or more Qualifying Subsidiaries of the corporation that hold no other material assets or liabilities (the "Liberty Media Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the corporation legally available therefor, redeem, on a pro rata basis, all of the outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of a Liberty Media Group Subsidiary that is the beneficial owner of all other Liberty Media Group Subsidiaries (or, if applicable, of each Liberty Media Group Subsidiary that is not a Subsidiary of one or more other Liberty Media Group Subsidiaries) equal to the number of outstanding shares of common stock of such Liberty Media Group Subsidiary (or Liberty Media Group Subsidiaries, as the case may be) held by the corporation; provided that no such redemption pursuant to this paragraph 5(a) of this Part B of this Article Third may occur unless the redemption is tax-free to the holders of Liberty Media Group Common Stock (except with respect to cash received by such holders in lieu of fractional shares). Any such redemption shall occur on a Redemption Date set forth in a notice to holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities) pursuant to paragraph 5(d)(v) of this Part B of this Article Third. In effecting such a redemption, the corporation shall (i) if and to the extent practicable, redeem shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, with holders of shares of Class B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights, and (ii) to the extent redemption in accordance with clause (i) above is not practicable, redeem shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock.

  (b) MANDATORY DIVIDEND OR REDEMPTION IN CASE OF DISPOSITION OF LIBERTY MEDIA GROUP ASSETS. In the event of the Disposition, in one transaction or a series of related transactions, by the corporation and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more Persons or groups (other than (w) in connection with the Disposition by the corporation of all of the corporation's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the corporation within the meaning of paragraph 6 of this Part B of this Article Third, (x) a dividend, other distribution or redemption in accordance with any provision of paragraph 3, paragraph 4, paragraph 5(a) or paragraph 6 of this Part B of this Article Third, (y) to any Person or group which the Liberty Media Group, directly or indirectly, after giving effect to the Disposition, controls and which is included in the Liberty Media Group or (z) in connection with a Related Business Transaction), the corporation shall, on or prior to the 85th Trading Day following the consummation of such Disposition, either:

    (i) subject to paragraph 3(b) of this Part B of this Article Third, declare and pay a dividend in cash and/or in securities or other property (determined as provided below) to the holders of the outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock equally on a share for share basis (subject to the last sentence of this paragraph 5(b) of this Part B of this Article Third), in an aggregate amount equal to the Liberty Media Group Net Proceeds of such Disposition (provided that if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, then the aggregate amount of such dividend shall equal the product of the Liberty Media Group Full Dilution Fraction and the Liberty Media Group Net Proceeds of such Disposition and the difference between the aggregate amount of such dividend and such Liberty Media Group Net Proceeds shall be reserved by the corporation for payment or delivery to holders of Pre-Merger Convertible Securities on conversion, exercise or exchange thereof); or

    (ii) provided that there are assets of the corporation legally available therefor and to the extent the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof pursuant to clause (i) of this paragraph 5(b) of this Part B of this Article Third, then:

      (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in exchange for cash and/or securities or other property (determined as provided below) in an aggregate amount equal to the product of the Liberty Media Group Full Dilution Fraction and the Liberty Media Group Net Proceeds, such aggregate amount to be allocated (subject to the last sentence of this paragraph 5(b) of this Part B of this Article Third) to shares of Class A Liberty Media Group Common Stock and Class B Liberty

    Media Group Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Class A Liberty Media Group Common Stock and each share of Class B Liberty Media Group Common Stock is the same); or

      (B) if such Disposition involves substantially all (but not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (determined as provided below) equal to the Liberty Media Group Net Proceeds to the redemption of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, such aggregate amount to be allocated (subject to the last sentence of this paragraph 5(b) of this Part B of this Article Third) to shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Class A Liberty Media Group Common Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Class A Liberty Media Group Common Stock and each share of Class B Liberty Media Group Common Stock is the same);

  such redemption to be effected in accordance with the applicable provisions of paragraph 5(d) of this Part B of this Article Third;

  For purposes of this paragraph 5(b):

    (x) as of any date, "substantially all of the properties and assets of the Liberty Media Group" shall mean a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the Board of Directors) of the properties and assets of the Liberty Media Group as of such date;

    (y) in the case of a Disposition of properties and assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

    (z) the corporation shall pay the dividend or redemption price referred to in clause (i) or (ii) of this paragraph 5(b) of this Part B of this Article Third in the same form as the proceeds of the Disposition were received. If the dividend or redemption price is paid in the form of securities of an issuer other than the corporation, the corporation shall
  (1) if more than one class or series of securities is to be distributed, if and to the extent practicable, pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Class A Liberty Media Group Common Stock and another class or series of securities to holders of Class B Liberty Media Group Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Class B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock), provided that if such securities constitute capital stock of a Subsidiary of the corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, and otherwise such securities shall be distributed on an equal per share basis, and (2) otherwise pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock.

  (c) CERTAIN PROVISIONS RESPECTING CONVERTIBLE SECURITIES. Unless the provisions of any class or series of Pre-Merger Convertible Securities provide specifically to the contrary, after any Redemption Date on which all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock were redeemed, any share of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Merger Convertible Securities shall, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the corporation or its Board of Directors or the holder of such share of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, be redeemed in exchange for the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Merger Convertible Securities would have been entitled to receive pursuant to the terms of such securities had such terms provided that the conversion, exercise or exchange privilege in effect immediately prior to any such redemption of all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock would be adjusted so that the holder of any such Pre-Merger Convertible Securities thereafter surrendered for conversion, exercise or exchange would be entitled to receive the kind and amount of shares of capital stock, cash and/or other securities or property such holder would have received as a result of such redemption had such securities been converted, exercised or exchanged immediately prior thereto. Unless the provisions of any class or series of Convertible Securities (other than Pre-Merger Convertible Securities) which are or become convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock provide specifically to the contrary, after any Redemption Date on which all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock were redeemed, any share of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities shall, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the corporation or its Board of Directors or the holder of such share of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, be redeemed in exchange for, to the extent assets of the corporation are legally available therefor, the amount of $.01 per share in cash.

  (d) GENERAL.

    (i) Not later than the 10th Trading Day following the consummation of a Disposition referred to in paragraph 5(b) of this Part B of this Article Third, the corporation shall announce publicly by press release (A) the Liberty Media Group Net Proceeds of such Disposition, (B) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, (C) the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Merger Convertible Securities), and (D) if the Disposition is of all (not merely substantially all) of the properties and assets of the Liberty Media Group, the Liberty Media Group Full Dilution Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the corporation shall announce publicly by press release which of the actions specified in clauses (i) or (ii) of paragraph 5(b) of this Part B of this Article Third it has irrevocably determined to take.

    (ii) If the corporation determines to pay a dividend pursuant to clause
  (i) of paragraph 5(b) of this Part B of this Article Third, the corporation shall, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (B) the anticipated payment date of such dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition), (C) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, (D) the Liberty Media Group Net Proceeds of such Disposition, (E) if the Disposition is of all (not merely substantially all) the properties and assets of the Liberty Media Group, the Liberty Media Group Full Dilution Fraction as of a recent date preceding the date of such notice, (F) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof, (G) in the case of a notice to holders of Convertible Securities (other than Pre-Merger Convertible Securities, in the case of a Disposition of all (not merely substantially all) the properties and assets of the Liberty Media Group), a statement to the effect that holders of such Convertible Securities shall be entitled to receive such dividend only if they appropriately convert, exercise or exchange such Convertible Securities prior to the record date referred to in clause (A) of this sentence, and
  (H) if the Disposition is of all (not merely substantially all) the properties and assets of the Liberty Media Group, in the case of a notice to holders of Pre-Merger Convertible Securities, a statement to the effect that the holders of such Pre-Merger Convertible Securities shall be entitled to receive such dividend (without interest) upon conversion, exercise or exchange of such Pre-Merger Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, at such holder's address as the same appears on the transfer books of the corporation.

    (iii) If the corporation determines to undertake a redemption of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock following a Disposition of all (not merely substantially all) of the properties and assets of the Liberty Media Group pursuant to clause
  (ii) (A) of paragraph 5(b) of this Part B of this Article Third, the corporation shall cause to be given to each holder of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) a statement that all shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock outstanding on the Redemption Date shall be redeemed, (B) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (C) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock outstanding on the Redemption Date, (D) the Liberty Media Group Net Proceeds of such Disposition, (E) the Liberty Media Group Full Dilution Fraction as of a recent date preceding the date of such notice, (F) the place or places where certificates for shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the corporation waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property, (G) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Merger Convertible Securities), and (H) in the case of a notice to holders of Convertible Securities (other than Pre-Merger Convertible Securities), a statement to the effect that holders of such Convertible Securities shall be entitled to participate in such redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the Redemption Date referred to in clause

  (B) of this sentence and a statement as to what, if anything, such holders shall be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, paragraph 5(c) of this Part B of this Article Third if such holders convert, exercise or exchange such Convertible Securities following such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, not less than 35 Trading Days nor more than 45 Trading Days prior to the Redemption Date, at such holder's address as the same appears on the transfer books of the corporation.

    (iv) If the corporation determines to undertake a redemption of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group pursuant to clause
  (ii)(B) of paragraph 5(b) of Part B of this Article Third, the corporation shall, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of record of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition which shall be the date on which shares of the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock then outstanding shall be selected for redemption, (B) the anticipated Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (C) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock selected for redemption, (D) the Liberty Media Group Net Proceeds of such Disposition, (E) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion or exercise prices thereof, and (F) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities shall be entitled to participate in such selection for redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the date referred to in clause (A) of this sentence and a statement as to what, if anything, such holders shall be entitled to receive pursuant to the terms of such Convertible Securities if such holders convert, exercise or exchange such Convertible Securities following such date. Promptly following the date referred to in clause (A) of the preceding sentence, but not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, the corporation shall cause to be given to each holder of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock to be so redeemed, a notice setting forth (A) the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock held by such holder to be redeemed, (B) a statement that such shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock shall be redeemed, (C) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition),
  (D) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock to be redeemed, including details as to the calculation thereof, and (E) the place or places where certificates for shares of such Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the corporation waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The notices referred to in this clause (iv) shall be sent by first-class mail, postage prepaid, at such holder's address as the same appears on the transfer books of the corporation. The outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock to be redeemed shall be redeemed by the corporation pro rata among the holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

    (v) If the corporation determines to redeem shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock pursuant to paragraph 5(a) of this Part B of this Article Third, the corporation shall promptly cause to be given to each holder of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) a statement that all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock shall be redeemed in exchange for shares of common stock of the Liberty Media Group Subsidiaries, (B) the Redemption Date, (C) the place or places where certificates for shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries, (D) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Merger Convertible Securities) and (E) in the case of a notice to holders of Convertible Securities (other than Pre-Merger Convertible Securities), a statement to the effect that holders of such Convertible Securities shall be entitled to participate in such redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the Redemption Date referred to in clause (B) of this sentence and a statement as to what, if anything, such holders shall be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, paragraph 5(c) of this Part B of this Article Third if such holders convert, exercise or exchange such Convertible Securities following the Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, not less than 35 Trading Days nor more than 45 Trading Days prior to the Redemption Date, at such holder's address as the same appears on the transfer books of the corporation.

    (vi) Neither the failure to mail any notice required by this paragraph 5(d) to any particular holder of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock or of Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock or of Convertible Securities, or the validity of any redemption.

    (vii) The corporation shall not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock upon any redemption, dividend or other distribution pursuant to this paragraph 5. In connection with the determination of the number of shares of any class of capital stock that shall be issuable or the amount of securities that shall be deliverable to any holder of record upon any such redemption, dividend or other distribution (including any fractions of shares or securities), the corporation may aggregate the number of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock is a fraction, the corporation shall, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction shall be (A) in the case of any fraction of a share of capital stock of the corporation, the product of such fraction and the Market Value of one share of such capital stock and (B) in the case of any other fractional security, such value as is determined by the Board of Directors.

    (viii) No adjustments in respect of dividends shall be made upon the redemption of any shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock; provided, however, that if the Redemption Date with respect to the Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the redemption of such shares or the corporation's default in payment of the dividend or distribution due on such date.

    (ix) Before any holder of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock shall be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock pursuant to this paragraph 5 of this Part B of this Article Third, such holder shall surrender at such place as the corporation shall specify certificates for such shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the corporation shall waive such requirement). The corporation shall as soon as practicable after such surrender of certificates representing shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock deliver to the person for whose account shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person shall be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph 5(d)(vii) of this Part B of this Article Third. If less than all of the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock represented by any one certificate are to be redeemed, the corporation shall issue and deliver a new certificate for the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock not redeemed. The corporation shall not be required to register a transfer of any shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock selected or called for redemption.

    (x) From and after any applicable Redemption Date, all rights of a holder of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock that were redeemed shall cease except for the right, upon surrender of the certificates representing shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were redeemed, together with any payment for fractional securities contemplated by paragraph 5(d)(vii) of this Part B of this Article Third and such holder shall have no other or further rights in respect of the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock so redeemed, including, but not limited to, any rights with respect to any cash, securities or other properties which are reserved or otherwise designated by the corporation as being held for the satisfaction of the corporation's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities that were convertible into or exercisable or exchangeable for Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock and outstanding as of the date of such redemption. No holder of a certificate that, immediately prior to the applicable Redemption Date for the Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, represented shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock shall be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock was redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Redemption Date but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Redemption Date for any shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, the corporation shall, however, be entitled to treat the certificates for shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock that have not yet been surrendered for redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock represented by such certificates shall have been redeemed, notwithstanding the failure to surrender such certificates.

    (xi) The corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on redemption of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock pursuant to this Part B of this Article Third. The corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock so redeemed were registered and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established to the satisfaction of the corporation that such tax has been paid.

6. Liquidation.

  In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, (a) the holders of the shares of Common Stock and (on the basis that may be set forth in this Certificate with respect to any such shares) the holders of any other class of common shares (other than the Liberty Media Group Common Stock) shall share in the aggregate in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for the 20-Trading Day period ending on the Trading Day prior to the date of the public announcement of such liquidation, dissolution or winding up, and
(b) the holders of the shares of Class A Liberty Media Group Common Stock and the holders of the shares of Class B Liberty Media Group Common Stock shall share equally, on a share for share basis, in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-Trading Day period, where X is the aggregate Market Capitalization of the Common Stock and any other class of common shares (other than the Liberty Media Group Common Stock), Y is the aggregate Market Capitalization of the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock, and Z is the aggregate Market Capitalization of the Common Stock, any other class of common shares (other than the Liberty Media Group Common Stock), the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock. Neither the consolidation or merger of the corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the corporation shall itself be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph 6 of this Part B of this Article Third. Notwithstanding the foregoing, any transaction or series of related transactions which results in all of the assets and liabilities included in the Liberty Media Group being held by one or more Liberty Media Group Subsidiaries, and the distribution of such Liberty Media Group Subsidiaries (and no other material assets or liabilities) to the holders of the outstanding Liberty Media Group Common Stock shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the corporation for purposes of this paragraph 6 of this Part B of this Article Third, but shall be subject to paragraph 5(a) of this Part B of this Article Third.

7. Determinations by the Board of Directors.

  Any determinations made by the Board of Directors under any provision in this Part B of this Article Third shall be final and binding on all shareholders of the corporation, except as may otherwise be required by law. The corporation shall prepare a statement of any such determination by the Board of Directors respecting the fair market value of any properties, assets or securities and shall file such statement with the Secretary of the corporation.

8. Relationship Between the Liberty Media Group and the Common Stock Group.

  (a) In furtherance and not in limitation of the provisions of Article Ninth, neither the Liberty Media Group on the one hand, nor the Common Stock Group on the other hand, shall have any duty, responsibility or obligation to refrain from (and none of the directors or officers of the corporation, the Liberty Media Group or the Common Stock Group shall have any duty, responsibility or obligation to cause the Liberty Media Group or the Common Stock Group to refrain from) (i) engaging in the same or similar activities or lines of business as any member of the other Group, (ii) doing business with any potential or actual supplier or customer of any member of any other Group or
(iii) engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of the other Group.

  (b) In furtherance and not in limitation of the provisions of Article Ninth, neither the Liberty Media Group on the one hand, nor the Common Stock Group on the other hand, shall have any duty, responsibility or obligation (and none of the directors or officers of the corporation, the Liberty Media Group or the Common Stock Group shall have any duty, responsibility or obligation to cause the Liberty Media Group or the Common Stock Group) (i) to communicate or offer any business or other corporate opportunity to any other Person (including any business or other corporate opportunity which may arise which either Group may be financially able to undertake, and which is, from its nature, in the line of more than one Group's business and is of practical advantage to more than one Group), (ii) to provide financial support to the other Group (or any member thereof) or (iii) otherwise to assist the other Group.

  (c) In furtherance and not in limitation of the provisions of Article Ninth, no director or officer of the corporation shall be liable to the corporation or any holder of any securities of the corporation in respect of any failure or alleged failure of such officer or director to offer to (or to cause the Liberty Media Group or the Common Stock Group to offer to) either Group any corporate opportunity of any kind or nature that is pursued by the other Group.

  (d) Nothing in this paragraph 8 of this Part B of this Article Third shall prevent any members of the Liberty Media Group from entering into written agreements with the Common Stock Group to define or restrict any aspect of the relationship between the Groups.

9. Certain Definitions.

  Unless the context otherwise requires, the terms defined in this Part B of this Article Third shall have, for all purposes of this Part B of this Article Third, the meanings herein specified:

  "Common Stock Group" shall mean, as of any date, the interest of the corporation or any of its subsidiaries in all of the businesses in which the corporation or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of the corporation or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group.

  "Convertible Securities" shall mean any securities of the corporation (other than the Liberty Media Group Common Stock) or any Subsidiary thereof that are convertible into, exchangeable for or evidence the right to purchase any shares of Common Stock or of any series of Liberty Media Group Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

  "Covered Disposition" shall mean (x) any direct or indirect sale, transfer or conveyance by the corporation of any of its equity interest in Liberty Media Corporation or any Covered Entity or (y) any grant of any pledge or other security interest in the equity interest of the corporation in Liberty Media Corporation or any Covered Entity; provided, however, that the foregoing shall not apply to (i) any issuance or sale by the corporation of its own securities,
(ii) any issuance or sale by Liberty Media Corporation of its own securities or any sale, transfer or conveyance by Liberty Media Corporation or any other Person included in the Liberty Media Group of any securities of any Person included in the Liberty Media Group, (iii) with respect to any Covered Entity, any transaction duly authorized by the board of directors of such Covered Entity, or (iv) any merger, consolidation, exchange of shares or other business combination transaction involving the corporation in which the corporation (or its successors) continues immediately following such transaction to hold the same direct or indirect interest in the business, assets and liabilities comprising the Liberty Media Group that it held immediately prior to such transaction (other than as a result of any action by any Person included in the Liberty Media Group). If a contribution of assets of Liberty Media Corporation to Liberty Media Group LLC occurs (other than the initial contribution made on formation thereof), then from and after the date of such contribution all references in the preceding sentence of this definition of Covered Disposition to Liberty Media Corporation shall be deemed to refer to Liberty Media Group LLC.

  "Covered Entity" shall mean, as of any date of determination, each of the following Persons (and any successor to such Person, by merger, consolidation, sale of all or substantially all of its assets or otherwise, whether or not in connection with a Related Business Transaction) unless all of the Corporation's equity interest in such Person or all of the assets of such Person are held by
(i) Liberty Media Corporation, if such date of determination is prior to the contribution of assets of Liberty Media Corporation to Liberty Media Group LLC (other than the initial contribution made on formation thereof) or (ii) Liberty Media Group LLC, if such date of determination is after the contribution referred to in clause (i): Tele-Communications International, Inc., TCI Wireless Holdings, Inc., TCIP, Inc., Silver Spur Land and Cattle Co., and TCI Interactive, Inc.

  "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) by the corporation (or its successors) or any of its Subsidiaries of properties or assets. Disposition shall not include a merger, consolidation, exchange of shares or other business combination transaction involving the corporation in which the corporation (or its successors) continues immediately following such transaction to hold the same direct and indirect interest in the business, assets and liabilities comprising the Liberty Media Group that it held immediately prior to such transaction (other than as a result of any action by any Person included in the Liberty Media Group).

  "Group" shall mean either the Common Stock Group or the Liberty Media Group.

  "Liberty Media Group" shall mean, as of any date that any shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock have been issued and continue to be outstanding, each of the following, without duplication: (a) the proceeds of any issuances or sales of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock or any Convertible Securities that are convertible into or exercisable or exchangeable for Liberty Media Group Common Stock or of any Preferred Stock that is attributed to the Liberty Media Group; (b) the interest of the corporation or any of its subsidiaries in the Associated Group, Inc., a Delaware corporation, and the proceeds of any disposition thereof; (c) the interest of the Corporation or any of its subsidiaries in each Covered Entity or any subsidiary of a Covered Entity and their respective properties and assets (including, without limitation, the Sprint PCS Investment) and the proceeds of any disposition thereof; and (d) the interest of the corporation or of any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets and the proceeds of any disposition thereof; provided, however, that if a contribution of assets of Liberty Media Corporation to Liberty Media Group LLC occurs (other than the initial contribution made on formation thereof), then from and after the date of such contribution, the Liberty Media Group shall mean, as of any date that any shares of Class A Liberty Media

Group Common Stock or Class B Liberty Media Group Common Stock continue to be outstanding, in addition to the assets referred to in clauses (a), (b) and (c) above and in clause (e) below, the interest of the corporation or any of its subsidiaries in (i) the Retained Business and (ii) Liberty Media Group LLC or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets and the proceeds of any disposition thereof; and (e) the interest of the corporation in all dividends and distributions from Liberty Media Group LLC to Liberty Media Corporation or any of its subsidiaries (including any such successor) or from Liberty Media Corporation (or any such successor) to its shareholders or from any Covered Entity to its shareholders. For purposes hereof, "Retained Businesses" means the businesses, assets and liabilities of Liberty Media Corporation immediately following the contribution referred to in the preceding sentence (or, if there is more than one such contribution after the initial contribution made on formation, then the first of such contributions).

  "Liberty Media Group Available Dividend Amount," as of any date, shall mean the excess of (i) the amount by which the total assets of the Liberty Media Group exceed the total liabilities of the Liberty Media Group as of such date over (ii) the sum of (A) the par value of all issued shares of Liberty Media Group Common Stock and each class or series of Preferred Stock attributed to the Liberty Media Group, (B) the amount of the consideration received for any shares of Preferred Stock attributed to the Liberty Media Group without par value that have been issued, except such part of the consideration therefor as may have been allocated to surplus in a manner permitted by law, and (C) any amount not included in clauses (A) and (B) that the corporation (by appropriate action of its Board of Directors) has transferred to stated capital specifically in respect of Liberty Media Group Common Stock, minus (D) all reductions from such sums set forth in clauses (A), (B) and (C) as have been effected in a manner permitted by law; provided, however, that in the event that the law governing the corporation changes from that governing the corporation on the date of the adoption of the Amendment to this Certificate pursuant to which the Liberty Media Group Common Stock was authorized (whether because of amendment of the applicable law or because of a change in the jurisdiction of incorporation of the corporation through merger or otherwise), the Liberty Media Group Available Dividend Amount shall mean that amount of dividends, as determined by the Board of Directors, that could be paid by a corporation (governed under such applicable law) having the assets and liabilities of the Liberty Media Group, an amount of outstanding common stock (and having an aggregate par value) equal to the amount (and aggregate par value) of the outstanding Liberty Media Group Common Stock and of each class or series of Preferred Stock attributed to the Liberty Media Group and having an amount of earnings or loss or other relevant corporate attributes as reasonably determined by the Board of Directors in light of all factors deemed relevant by the Board.

  "Liberty Media Group Full Dilution Fraction" shall mean, as of any date, a fraction the numerator of which is the aggregate number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock outstanding on such date and (b) the aggregate number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock issuable, determined as of such date, upon conversion, exercise or exchange of Pre-Merger Convertible Securities.

  "Liberty Media Group LLC" shall mean Liberty Media Group LLC, a Delaware limited liability company, of which Liberty Media Corporation and Liberty Management LLC are the members, and any successor thereto (by merger, consolidation, sale of all or substantially all of its assets or otherwise, whether or not in connection with a Related Business Transaction).

  "Liberty Media Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Liberty Media Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the corporation in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of paragraph 5(b) of this Part B of this Article Third (or which would have been payable but for the utilization of tax benefits attributable to the Common Stock Group) reduced by any offset to such liability of the Liberty Media Group allowed pursuant to the Tax Sharing Agreement entered into pursuant to the Merger Agreement, (b) any transaction costs borne by the Common Stock Group in connection with such Disposition, including, without limitation, any legal, investment banking and accounting fees and expenses borne by the Common Stock Group in connection with such Disposition, (c) any liabilities and other obligations (contingent or otherwise) of the Liberty Media Group borne by the Common Stock Group in connection with such Disposition, including, without limitation, any indemnity or guarantee obligations incurred by the Common Stock Group in connection with the Disposition or any liabilities assumed by the Common Stock Group for future purchase price adjustments, and (d) any preferential amounts, accumulated and unpaid dividends and other obligations (other than with respect to Pre-Merger Convertible Securities) in respect of Preferred Stock attributed to the Liberty Media Group; provided, however, that the net amount determined in accordance with the foregoing provisions of this sentence shall, without duplication, be increased by the net amount, if any, payable by the Common Stock Group to the Liberty Media Group, or decreased by the net amount, if any, payable by the Liberty Media Group to the Common Stock Group, pursuant to the Tax Sharing Agreement referred to above, as applicable, as a result of the deconsolidation of the properties and assets of the Liberty Media Group disposed of in such Disposition. For purposes of this definition, any properties and assets of the Liberty Media Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property.

  "Liberty Media Corporation" shall mean Liberty Media Corporation, a Delaware corporation, and any successor thereto (by merger, consolidation, sale of all or substantially all of its assets or otherwise, whether or not in connection with a Related Business Transaction).

  "Market Capitalization" of any class or series of capital stock of the corporation on any Trading Day shall mean the product of (i) the Market Value of one share of such class or series on such Trading Day and (ii) the number of shares of such class or series outstanding on such Trading Day.

  "Market Value" of any class or series of capital stock of the corporation on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case on the New York Stock Exchange or, if the shares of such class or series are not quoted on the New York Stock Exchange on such Trading Day, on the Nasdaq National Market, or if the shares of such class or series are not quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day (including without limitation because such securities are not publicly held), the market value of a share of such class or series as determined by the Board of Directors; provided that for purposes of determining the ratios set forth in paragraph 6 of this Part B of this Article Third, (a) the "Market Value" of any share of Common Stock or of any class of Liberty Media Group Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to the Common Stock or such class of Liberty Media Group Common Stock, as applicable, shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors and (b) the "Market Value" of any share of Common Stock or of any class of Liberty Media Group Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of Common Stock or of such class of Liberty Media Group Common Stock, as applicable, or (ii) the "ex" date or any similar date for any dividend or distribution with respect to the

Common Stock or any such class of Liberty Media Group Common Stock in shares of the Common Stock or such class of Liberty Media Group Common Stock, as applicable, shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

  "Pre-Merger Convertible Securities" shall mean Convertible Securities that were outstanding immediately following the Effective Time (as such term is defined in the Merger Agreement) and were, at such date convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock.

  "Qualifying Subsidiary" of a Person shall mean a Subsidiary of such Person in which such Person's ownership and voting interest is sufficient to satisfy the ownership and voting requirements of the Internal Revenue Code and the regulations thereunder for a distribution of such Person's interest in such Subsidiary to the holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock to be tax free to such holders.

  "Redemption Date" shall mean any date fixed for a redemption or purchase of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock as set forth in a notice to holders of such series pursuant to this Certificate.

  "Related Business Transaction" shall mean any Disposition of all or substantially all of the properties and assets of the Liberty Media Group in which the corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests, limited liability company membership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Liberty Media Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group, or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group prior to such Disposition, as determined in good faith by the Board of Directors, and upon consummation of such transaction is included in the Liberty Media Group.

  "Sprint PCS Investment" shall mean the common equity securities (and securities convertible into or exercisable or exchangeable for such common equity securities) of Sprint Corporation acquired by Tele-Communications, Inc. ("TCI") and its affiliates pursuant to that certain Restructuring and Merger Agreement, dated as of May 26, 1998, among TCI, Sprint Corporation, Comcast Corporation and Cox Communications, Inc. (the "PCS Restructuring Agreement") (as well as any indebtedness of Sprint Corporation or any of its affiliates to TCI or any of its affiliates remaining following the consummation of the transactions contemplated by the PCS Restructuring Agreement).

  "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or partnership 50% or more of whose outstanding voting securities or membership or partnership interests, as the case may be, are directly or indirectly owned by such Person.

  "Trading Day" shall mean each weekday other than any day on which any relevant class or series of capital stock of the corporation is not traded on the New York Stock Exchange or the Nasdaq National Market or in the over-the-counter market.

PART C--PREFERRED STOCK

  The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock of all series shall rank equally and be identical in all respects except that the Board of Directors is authorized to fix the number of shares in each series, the designation thereof and, subject to the provisions of this Article Third, the relative rights, preferences and limitations of each series and the variations in such rights, preferences and limitations as between series and specifically is authorized to fix with respect to each series:

    (a) the dividend rate on the shares of such series and the date or dates from which dividends shall be cumulative;

    (b) the times when, the prices at which, and all other terms and conditions upon which, shares of such series shall be redeemable;

    (c) the amounts which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding up of the corporation, which amounts may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates;

    (d) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of the said fund or funds;

    (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or series or for any class of common shares and, if so, the price of prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

    (f) the restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase or other acquisition of, common shares;

    (g) the restrictions, if any, upon the creation of indebtedness, and the restrictions, if any, upon the issue of any additional shares ranking on a parity with or prior to the shares of such series in addition to the restrictions provided for in this Article Third;

    (h) the voting powers, if any, of the shares of such series in addition to the voting powers provided for in this Article Third; and

    (i) such other rights, preferences and limitations as shall not be inconsistent with this Article Third.

  All shares of any particular series shall rank equally and be identical in all respects except that shares of any one series issued at different times may differ as to the date from which dividends shall be cumulative.

  Dividends on shares of Preferred Stock of each series shall be cumulative from the date or dates fixed with respect to such series and shall be paid or declared or set apart for payment for all past dividend periods and for the current dividend period before any dividends (other than dividends payable in common shares) shall be declared or paid or set apart for payment on common shares. Whenever, at any time, full cumulative dividends for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment on all then outstanding shares of Preferred Stock and all requirements with respect to any purchase, retirement or sinking fund or funds for all series of Preferred Stock shall have been complied with, the Board of Directors may declare dividends on the common shares and the shares of Preferred Stock shall not be entitled to share therein.

  Upon any liquidation, dissolution or winding up of the corporation, the holders of shares of Preferred Stock of such series shall be entitled to receive the amounts to which such holders are entitled as fixed with respect to such series, including all dividends accumulated to the date of final distribution, before any payment or distribution of assets of the corporation shall be made to or set apart for the holders of common shares and after such payments shall have been made in full to the holders of shares of Preferred Stock, the holders of common shares shall be entitled to receive any and all assets remaining to be paid or distributed to shareholders and the holders of shares of Preferred Stock shall not be entitled to share therein. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the corporation or a consolidation or merger of the corporation with one or more other corporations (whether or not the corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

  The aggregate amount which all shares of Preferred Stock outstanding at any time shall be entitled to receive on involuntary liquidation, dissolution or winding up shall not exceed $8,000,000,000.

  So long as any shares of Preferred Stock are outstanding, the corporation will not (a) without the affirmative vote or consent of the holders of at least 66 2/3% of all the shares of Preferred Stock at the time outstanding, (i) authorize shares of stock ranking prior to the shares of Preferred Stock, or
(ii) change any provision of this Article Third so to affect adversely the shares of Preferred Stock; (b) without the affirmative vote or consent of the holders of at least 66 2/3% of any series of Preferred Stock at the time outstanding, change any of the provisions of such series so as to affect adversely the shares of such series; (c) without the affirmative vote or consent of the holders of at least a majority of all the shares of Preferred Stock at the time outstanding, (i) increase the authorized number of shares of Preferred Stock or (ii) increase the authorized number of shares of any class of stock ranking on a parity with the Preferred Stock.

  Whenever, at any time or times, dividends payable on shares of Preferred Stock shall be in default in an aggregate amount equivalent to six full quarterly dividends on any series of Preferred Stock at the time outstanding, the number of directors then constituting the Board of Directors of the corporation shall ipso facto be increased by two, and the outstanding shares of Preferred Stock shall, in addition to any other voting rights, have the exclusive right, voting separately as a class and without regard to series, to elect two directors of the corporation to fill such newly created directorships and such right shall continue until such time as all dividends accumulated on all shares of Preferred Stock to the latest dividend payment date shall have been paid or declared and set apart for payment.

  No holder of shares of Preferred Stock of any series, irrespective of any voting or other right of shares of such series, shall have, as such holder, any preemptive right to purchase any other shares of the corporation or any securities convertible into or entitling the holder to purchase such other shares.

  If in any case the amounts payable with respect to any requirements to retire shares of Preferred Stock are not paid in full in the case of all series with respect to which such requirements exist, the number of shares to be retired in each series shall be in proportion to the respective amounts which would be payable on account of such requirements if all amounts payable were paid in full.

                                                                      APPENDIX C

                        FORM OF BYLAW AMENDMENT FOR THE
                            CAPITAL STOCK COMMITTEE

[NOTE: THE CAPITAL STOCK COMMITTEE WILL BE ADDED TO THE BYLAW PROVISIONS ESTABLISHING STANDING COMMITTEES SUCH AS THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE.]

  Section    Capital Stock Committee. The Board of Directors shall form a
Capital Stock Committee, which committee shall consist of one director elected pursuant to Section 7.15 of the Agreement and Plan of Restructuring and Merger, dated June 23, 1998, among the Corporation, Italy Merger Corp. and Tele-Communications, Inc. and two directors who are not current or former officers, directors or employees of the Corporation or any of its affiliates, or otherwise affiliated with the Corporation (other than as members of the Board of Directors or any committee thereof). The Board of Directors shall delegate to the Capital Stock Committee the authority to, and the Capital Stock Committee will have the authority to, (i) interpret, make determinations under, and oversee the implementation of the policies set forth in the Policy Statement Regarding Liberty Media Group Tracking Stock Matters and to (ii) to the extent permitted by law, take all actions required to be taken by the Board of Directors of the Corporation in connection with authorization of the issuance of shares of Liberty Media Group Common Stock.

                                   AT&T CORP.
                               BOARD OF DIRECTORS

     POLICY STATEMENT REGARDING LIBERTY MEDIA GROUP TRACKING STOCK MATTERS

  1. GENERAL POLICY. It is the policy of the Board of Directors of AT&T Corp. (the "BOARD") that:

    (i) all material matters as to which the holders of the Common Stock and the holders of the Liberty Media Group Common Stock may have potentially divergent interests shall be resolved in a manner that is in the best interests of AT&T Corp. and all of its common shareholders after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of common stock of AT&T Corp., and

    (ii) a process of fair dealing shall govern the relationship between the Common Stock Group and the Liberty Media Group and the means by which the terms of any material transaction between them will be determined.

  2. ROLE OF THE CAPITAL STOCK COMMITTEE WITH RESPECT TO THESE POLICIES. The Capital Stock Committee of the Board shall have authority to interpret, make determinations under, and oversee the implementation of these policies.

  3. FIDUCIARY OBLIGATIONS. In making any and all determinations in connection with this policy, either directly or by appropriate delegation of authority, the members of the Capital Stock Committee shall act in accordance with their fiduciary duties as members of the Board.

  4. DIVIDEND POLICY.

   4.1. Cash Dividends.

  The dividend policy of the Board with respect to the Liberty Media Group Common Stock shall be to declare and pay cash dividends on the Liberty Media Group Common Stock, subject to the limitations in the Charter, in an amount equal to the aggregate amount of any cash dividend payments received by AT&T Corp. or any of the non-Liberty Media Group subsidiaries from a member of the Liberty Media Group in respect of the interest of AT&T Corp. or any such subsidiary in such member of the Liberty Media Group.

   4.2. Non-Cash Dividends.

  The dividend policy of the Board with respect to non-cash dividends on the Liberty Media Group Common Stock shall be that in the event that any member of the Liberty Media Group makes any distribution (other than a cash dividend) to AT&T Corp. or any of its non-Liberty Media Group subsidiaries in respect of the interest in such member of the Liberty Media Group held by AT&T Corp. or any such subsidiary, subject to the limitations in the Charter, the Board shall declare and pay a dividend or make other provision with respect to a distribution on the Liberty Media Group Common Stock so that there shall be distributed to the holders of Liberty Media Group Common Stock, subject to the limitations in the Charter, the amount and type of the proceeds of such distribution in an aggregate amount equal to the proceeds of such distribution received from the applicable member of the Liberty Media Group.

   4.3. Declaration and Payment.

  The declaration and payment of all dividends and distributions by the Board on the Liberty Media Group Common Stock shall be made as promptly as practicable in connection with the declaration and payment of the corresponding dividend or distribution by the applicable member of the Liberty Media Group, provided that the payment of any such dividend or distribution shall be net of taxes incurred by the Common Stock Group as a result of such dividend or distribution and shall be reduced by any past due amounts owed to the Common Stock Group by the Liberty Media Group under the Tax Sharing Agreement.

  5. FINANCIAL REPORTING.

   5.1. Financial Reporting.

  AT&T Corp. will prepare and include in its filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934 consolidated financial statements of AT&T Corp. and combined financial statements of the Liberty Media Group (for so long as the Liberty Media Group Common Stock is outstanding). The combined financial statements of the Liberty Media Group will reflect the combined financial position, results of operations and cash flows of the businesses attributed thereto and in the case of annual financial statements shall be audited.

  6. DEFINITIONS. Capitalized terms not defined in this policy shall have the meanings set forth in the Charter. References throughout this policy to "ARTICLES," set in all capital letters, are references to ARTICLES in the Charter.

   6.1. Charter.

  "Charter" means the Restated Certificate of Incorporation of AT&T Corp., as amended from time to time.

   6.2. Group.

  "Group" means any of the Common Stock Group or the Liberty Media Group, as the context requires.

   6.3. Common Stock Group.

  "Common Stock Group" has the meaning set forth in ARTICLE THIRD of the Charter (but shall include any other "tracking stock" group that AT&T Corp. may designate by future amendment to the Charter).

   6.4. Common Stock.

  "Common Stock" means the Common Stock as defined in ARTICLE THIRD of the Charter.

   6.5. Liberty Media Group.

  "Liberty Media Group" has the meaning set forth in ARTICLE THIRD of the Charter.

   6.6. Liberty Media Group Common Stock.

  "Liberty Media Group Common Stock" means the Class A Liberty Media Group Common Stock and the Class B Liberty Group Common Stock, each as defined in ARTICLE THIRD of the Charter.

   6.7. Tax Sharing Agreement.

  "Tax Sharing Agreement" means the Tax Sharing Agreement among AT&T Corp. and the "Liberty Group Entities" as defined therein, the principal terms of which are set forth in an exhibit to the Agreement and Plan of Restructuring and Merger, dated June 23, 1998, among the AT&T Corp., Italy Merger Corp. and Tele-Communications, Inc.

  7. AMENDMENT AND MODIFICATION OF THESE POLICIES. These policies and any resolution implementing the provisions hereof may at any time and from time to time be amended, modified or rescinded by the Board, and the Board may adopt additional or other policies or make exceptions with respect to the application of these policies in connection with particular facts and circumstances, all as the Board may determine, consistent with its fiduciary duties to AT&T and all of its shareholders; provided that the policies set forth in paragraph 4 of this Policy Statement shall not be amended, modified or rescinded without the unanimous consent of the Board.

            [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

                                                                      APPENDIX D

June 23, 1998

Board of Directors
AT&T Corp.
295 North Maple Avenue
Basking Ridge, New Jersey  07920

Members of the Board:

You have asked us to advise you with respect to the fairness to AT&T Corp. from a financial point of view of the collective Exchange Ratio (as herein defined), taken as a whole, set forth in the Agreement and Plan of Restructuring and Merger dated as of June 23, 1998 (the "Merger Agreement"), among AT&T, Italy Merger Corp. ("Sub"), a wholly owned subsidiary of AT&T, and Tele-Communications, Inc. ("TCI"). The Merger Agreement provides for, among other things, the merger of Sub with and into TCI (the "Merger") pursuant to which each outstanding share of (i) TCI Group Class A Stock, par value $1.00 per share, of TCI will be converted into the right to receive 0.7757 of a share of AT&T common stock, par value $1.00 per share (the "AT&T Common Stock"), (ii) TCI Group Class B Stock, par value $1.00 per share, of TCI will be converted into the right to receive 0.8533 of a share of AT&T Common Stock, (iii) Liberty Media Class A Stock, par value $1.00 per share, of TCI will be converted into the right to receive one share of AT&T Liberty Class A Stock, par value $1.00 per share (the "AT&T Liberty Class A Stock"), (iv) Liberty Media Class B Stock, par value $1.00 per share, of TCI will be converted into the right to receive one share of AT&T Liberty Class B Stock, par value $1.00 per share (the "AT&T Liberty Class B Stock" and, together with the AT&T Liberty Class A Stock, the "AT&T Liberty Tracking Shares"), (v) TCI Ventures Class A Stock, par value $1.00 per share, of TCI will be converted into the right to receive 0.52 of a share of AT&T Liberty Class A Stock, and (vi) TCI Ventures Class B Stock, par value $1.00 per share, of TCI will be converted into the right to receive 0.52 of a share of AT&T Liberty Class B Stock (such exchange ratios, taken as a whole, being collectively referred to herein as the "Exchange Ratio," and the shares of AT&T Common Stock and the AT&T Liberty Tracking Shares issuable in the Merger being collectively referred to herein as the "AT&T Shares").

In arriving at our opinion, we have reviewed the Merger Agreement and certain publicly available business and financial information relating to AT&T and TCI. We have also reviewed certain other information relating to AT&T and TCI, including financial forecasts, provided to or otherwise discussed with us by AT&T and TCI, and have met with the managements of AT&T and TCI to discuss the businesses and prospects of AT&T and TCI.

We have also considered certain financial and stock market data of AT&T and TCI, and we have compared those data with similar data for other publicly held companies in businesses similar to AT&T and TCI, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, you have informed us, and we have assumed, that

            [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

Board of Directors
AT&T Corp.
June 23, 1998
Page 2

they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of AT&T and TCI as to the future financial performance of AT&T and TCI and the potential strategic benefits and synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of AT&T or TCI, nor have we been furnished with any such evaluations or appraisals. In addition, we have assumed with your consent that, with regard to the proposed issuance of the AT&T Liberty Tracking Shares and the governance arrangements and corporate structure relating to Parent Liberty Group (as defined in the Merger Agreement), the financial condition of AT&T will not be affected by the financial condition of Parent Liberty Group. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to the actual value of the AT&T Shares when issued pursuant to the Merger or the prices at which the AT&T Shares will trade subsequent to the Merger.

We have acted as financial advisor to AT&T in connection with the Merger and will receive a fee for our services, a portion of which is contingent upon the consummation of the Merger. In the past, we have provided financial services to AT&T, TCI and certain of their respective affiliates unrelated to the proposed Merger, for which services we have received compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of AT&T, TCI and their respective affiliates for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

It is understood that this letter is for the information of the Board of Directors of AT&T in connection with its evaluation of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matter relating to the proposed Merger, and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to AT&T from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

--------------------------------------------------------------------------------

    Goldman, Sachs & Co. | 85 Broad Street |  New York, New York 10004
    Tel: 212-902-1000
--------------------------------------------------------------------------------

                                                                      APPENDIX E

                                                                         Goldman
                                                                         Sachs

PERSONAL AND CONFIDENTIAL

June 23, 1998

Board of Directors
AT&T Corp.
295 North Maple Avenue
Basking Ridge, NJ 07920

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to AT&T Corp. ("AT&T") of the collective exchange ratios, taken as a whole (collectively, the "Exchange Ratio"), under the Agreement and Plan of Restructuring and Merger (the "Agreement"), dated as of June 23, 1998, among AT&T, Italy Merger Corp., a wholly owned subsidiary of AT&T, and Tele-Communications, Inc. ("TCI"), which provides for a merger (the "Merger") in which (a) each outstanding share of Series A TCI Group Common Stock, par value $1.00 per share, of TCI will be converted into the right to receive 0.7757 shares of Common Stock, par value $1.00 per share, of AT&T (the "AT&T Common Stock"), (b) each outstanding share of Series B TCI Group Common Stock, par value $1.00 per share, of TCI will be converted into the right to receive
0.8533 shares of AT&T Common Stock, (c) each outstanding share of Series A Liberty Media Group Common Stock, par value $1.00 per share, of TCI will be converted into the right to receive one share of AT&T Class A Liberty Group Common Stock, par value $1.00 per share, of AT&T (the "AT&T Class A Liberty Group Common Stock"), (d) each outstanding share of Series B Liberty Media Group Common Stock, par value $1.00 per share, of TCI will be converted into the right to receive one share of AT&T Class B Liberty Group Common Stock, par value $1.00 per share, of AT&T (the "AT&T Class B Liberty Group Common Stock" and, together with the AT&T Class A Liberty Group Common Stock, the "AT&T Liberty Group Tracking Shares"), (e) each outstanding share of Series A TCI Ventures Group Common Stock, par value $1.00 per share, of TCI will be converted into the right to receive 0.52 of a share of AT&T Class A Liberty Group Common Stock, and (f) each outstanding share of Series B TCI Ventures Group Common

AT&T Corp.
June 23, 1998
Page Two
Stock, par value $1.00 per share, of TCI will be converted into the right to receive 0.52 of a share of AT&T Class B Liberty Group Common Stock.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with, mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with AT&T, having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. In addition, we have provided certain investment banking services to AT&T from time to time, including having acted as its financial advisor in connection with its pending acquisition of Teleport Communications Group, Inc. and as Joint Global Coordinator in the initial public offering of and subsequent spin-off of the common stock of Lucent Technologies Inc. in April 1996 and September 1996, respectively.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of AT&T and TCI for the five years ended December 31, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of AT&T and TCI; certain other communications from AT&T and TCI to their respective stockholders; certain internal financial analyses and forecasts for AT&T and TCI prepared by their respective managements; and certain analyses and forecasts of cost savings and operating synergies anticipated to result from the Merger prepared by the management of AT&T (the "Synergies"). We have also held discussions with members of the senior management of AT&T and TCI regarding the strategic rationale for, and expected benefits of, the Merger; the possible combination of AT&T's consumer services business and certain businesses of TCI; and the past and current business operations, financial condition and future prospects of AT&T and TCI. In addition, we have reviewed the reported price and trading activity for AT&T Common Stock and the different classes of publicly traded common stock of TCI, compared certain financial and stock market information for AT&T and TCI with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the cable television and telecommunications services industries specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. With respect to the financial forecasts for AT&T and TCI, you have informed us, and we have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of AT&T and TCI as to the future financial performance of AT&T and TCI on a combined basis and the potential strategic benefits and Synergies (including the amount, timing and achievability thereof) anticipated to

AT&T Corp.
June 23, 1998
Page Three

result from the Merger. We have also assumed, with your consent, that, with regard to the proposed issuance of the AT&T Liberty Group Tracking Shares and the governance arrangements and corporate structure relating to the Parent Liberty Group (as defined in the Agreement), the financial condition of AT&T will not be affected by the financial condition of the Parent Liberty Group. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of AT&T or TCI or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of AT&T in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of AT&T Common Stock should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to AT&T from a financial point of view.

Very truly yours,

/s/ Goldman Sachs & Co.
---------------------
(GOLDMAN, SACHS & CO.)

                   [LETTERHEAD DONALDSON, LUFKIN & JENRETTE]

                                                                   APPENDIX F-1


                                                                  June 23, 1998

Board of Directors
Tele-Communications, Inc.
5619 DTC Parkway
Englewood, Colorado 80111

Dear Sirs:

  You have requested our opinion as to the fairness from a financial point of view to the holders of Liberty Stock and Ventures Stock (each as defined below) of Tele-Communications, Inc. (the "Company") (other than stockholders who are affiliates of the Company) of each Exchange Ratio (as defined below) as it relates to the relevant stockholders of Liberty A Stock, Liberty B Stock, Ventures A Stock and Ventures B Stock (each as defined below) pursuant to the terms of the share exchange (the "Share Exchange") referred to in the first sentence of paragraph 1 of Schedule 2.1(a) to the Agreement and Plan of Merger, dated as of June 23, 1998, among AT&T Corp. ("Parent"), Italy Merger Corp., a direct wholly owned subsidiary of Parent ("Merger Sub"), and the Company (the "Agreement"). Pursuant to the Agreement, Merger Sub will be merged with and into the Company upon the terms and subject to the conditions of the Agreement, and the Company will become a wholly owned subsidiary of Parent (the "Merger"). It is our understanding that the Share Exchange will occur prior to and whether or not the Merger takes place.

  We understand that pursuant to the Share Exchange, (i) each share of the Company's Series A TCI Ventures Group Common Stock, par value $1.00 per share ("Ventures A Stock"), will be converted into 0.52 shares (the "Ventures A Exchange Ratio") of the Company's Series A Liberty Media Group Common Stock, par value $1.00 per share (the "Liberty A Stock" and after the consummation of the Share Exchange, the "LV A Stock"); and (ii) each share of the Company's Series B TCI Ventures Group Common Stock, par value $1.00 per share ("Ventures B Stock"), will be converted into 0.52 shares (the "Ventures B Exchange Ratio") of the Company's Series B Liberty Media Group Common Stock, par value $1.00 per share (the "Liberty B Stock" and after the consummation of the Share Exchange, the "LV B Stock"). References herein to the "Liberty Stock" shall mean the collective reference to the Liberty A Stock and the Liberty B Stock; references herein to the "Ventures Stock" shall mean the collective reference to the Ventures A Stock and the Ventures B Stock; references herein to the LV Stock shall mean the collective reference to the LV A Stock and the LV B Stock; references herein to each "Exchange Ratio" shall mean the Ventures A Exchange Ratio or the Ventures B Exchange Ratio, as the case may be; and references herein to the "Company Common Stock" shall mean the collective reference to the Liberty Stock and the Ventures Stock.

  We understand that the LV Stock will track substantially the same assets of the Company as the Liberty Stock and Ventures Stock collectively track pursuant to the Company's Restated Certificate of Incorporation (as amended, the "Certificate of Incorporation").


                                     F1-1

Board of Directors
Tele-Communications, Inc.
Page 2                                                     June 23, 1998

  In arriving at our opinion, we have discussed the Share Exchange with the Company and counsel to the Company. We also have reviewed financial and other information that was publicly available or furnished to us by the Company, including information provided during discussions with management of the Company. Included in the information provided during such discussions with management was certain financial analyses of the Company prepared by the management of the Company. In addition, we have reviewed the historical stock prices and trading volumes of each series of Company Common Stock and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring all or any part of Liberty Media Group or TCI Ventures Group (each as defined in the Certificate of Incorporation).

  In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives, or that was otherwise reviewed by us. With respect to the financial analyses supplied to us by the Company, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the operating and financial performance of the Company. We have not assumed any responsibility for making an independent evaluation of any of the Company's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have further assumed that any transactions undertaken by the Company before or in connection with the consummation of the Share Exchange (including any part of the Restructuring (as defined in the Agreement)) will not affect the relative valuations of the Liberty Stock and the Ventures Stock. We have relied as to all legal matters, including that the Share Exchange will be free of federal tax to the Company and holders of each series of the Company Common Stock, on advice of counsel to the Company.

  Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us, as of the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the relative merits of the proposed transaction and any other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the proposed transaction. We are expressing no opinion as to the prices at which the LV A Stock or LV B Stock will actually trade at any time. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

  Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has been compensated for such services.

                                     F1-2

Board of Directors
Tele-Communications, Inc.
Page 3                                                     June 23, 1998

  Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that, with respect to the holders of the Liberty Stock (other than stockholders who are affiliates of the Company), each Exchange Ratio is fair to such holders from a financial point of view and, with respect to the holders of each series of the Ventures Stock (other than stockholders who are affiliates of the Company), the Exchange Ratio relating to such series is fair to such holders from a financial point of view.

                                       Very truly yours,

                                       DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION

                                                 /s/ Jill A. Greenthal
                                       By: ___________________________________
                                                    Jill A. Greenthal
                                                    Managing Director

                                     F1-3

                   [LETTERHEAD DONALDSON, LUFKIN & JENRETTE]

                                                                   APPENDIX F-2


                                                                 June 23, 1998

Board of Directors
Tele-Communications, Inc.
5619 DTC Parkway
Englewood, Colorado 80111

Dear Sirs:

  You have requested our opinion as to the fairness from a financial point of view to the stockholders of Tele-Communications, Inc. (the "Company") (other than stockholders who are affiliates of the Company) of each Exchange Ratio (as defined below) as it relates to the relevant stockholders of Group A Stock, Group B Stock, LV A Stock and LV B Stock (each as defined below) pursuant to the terms of the Agreement and Plan of Merger, dated as of June 23, 1998, among AT&T Corp. ("Parent"), Italy Merger Corp., a direct wholly owned subsidiary of Parent ("Merger Sub"), and the Company (the "Agreement"). Pursuant to the Agreement, Merger Sub will be merged with and into the Company upon the terms and subject to the conditions of the Agreement (the "Merger") and the Company will become a wholly owned subsidiary of Parent. In addition, the first sentence of paragraph 1 of Schedule 2.1(a) to the Agreement contemplates a share exchange (the "Share Exchange") involving certain series of common stock of the Company. It is our understanding that the Share Exchange will occur prior to and whether or not the Merger takes place.

  We understand that pursuant to the Share Exchange, (i) each share of the Company's Series A TCI Ventures Group Common Stock, par value $1.00 per share ("Ventures A Stock"), will be converted into 0.52 shares of the Company's Series A Liberty Media Group Common Stock, par value $1.00 per share (the "Liberty A Stock" and after the consummation of the Share Exchange, the "LV A Stock"); and (ii) each share of the Company's Series B TCI Ventures Group Common Stock, par value $1.00 per share ("Ventures B Stock"), will be converted into 0.52 shares of the Company's Series B Liberty Media Group Common Stock, par value $1.00 per share (the "Liberty B Stock" and after the consummation of the Share Exchange, the "LV B Stock"). References herein to the "Liberty/Ventures Stock" shall mean the collective reference to the Liberty A Stock, the Liberty B Stock, the Ventures A Stock and the Ventures B Stock.

  Pursuant to the Agreement, (i) each share of the Company's Series A TCI Group Common Stock, par value $1.00 per share ("Group A Stock"), will be converted into the right to receive 0.7757 shares (the "Group A Exchange Ratio") of Parent's common stock, par value $1.00 per share ("Parent Common Stock"); (ii) each share of the Company's Series B TCI Group Common Stock, par value $1.00 per share ("Group B Stock"), will be converted into the right to receive 0.8533 shares (the "Group B Exchange Ratio") of Parent Common Stock;
(iii) each share of the LV A Stock will be converted into one share (the "LV A Exchange Ratio") of Parent's Class A Liberty Group Common Stock, par value $1.00 per share

                                     F2-1

Board of Directors
Tele-Communications, Inc.
Page 2                                                        June 23, 1998

("Parent LV A Stock"), and (iv) each share of LV B Stock will be converted into one share (the "LV B Exchange Ratio") of Parent's Class B Liberty Group Common Stock, par value $1.00 per share ("Parent LV B Stock"), all as set forth more fully in the Agreement. References herein to each "Exchange Ratio" shall mean the Group A Exchange Ratio, the Group B Exchange Ratio, the LV A Exchange Ratio or the LV B Exchange Ratio, as the case may be; and references herein to the "Company Common Stock" shall mean the collective reference to the Group A Stock, Group B Stock, LV A Stock and LV B Stock.

  In arriving at our opinion, we have reviewed the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Parent, including information provided during discussions with management of the Company and of Parent. Included in the information provided during discussions with management were certain financial analyses of the Company and Parent, certain projections of the Company (relating solely to the business of the Company which is not tracked by the Liberty/Ventures Stock) for the period beginning January 1, 1998 and ending on December 31, 2002 prepared by the management of the Company and certain projections of Parent for the period beginning January 1, 1998 and ending on December 31, 2002 prepared by the management of Parent. In addition, we have compared certain financial and securities data of the Company and Parent with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Group A Stock, Group B Stock, Ventures A Stock, Ventures B Stock, Liberty A Stock, Liberty B Stock and Parent Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company or any of its assets.

  In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all the financial and other information that was available to us from public sources, that was provided to us by the Company, Parent or their respective representatives, or that was otherwise reviewed by us. With respect to the financial analyses and projections supplied to us by the Company and Parent, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and Parent, respectively, as to the future operating and financial performance of the Company and Parent, respectively. Additionally, we have assumed that the Share Exchange and the Restructuring (as defined in the Agreement) will be completed prior to the consummation of the Merger. We have not assumed any responsibility for making an independent evaluation of the Company's or Parent's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to all legal matters, including that the Share Exchange, the Restructuring and the Merger will be free of federal tax to the Company, Parent and holders of each series of the Company Common Stock, on advice of counsel to the Company.

  In rendering our opinion, we have also assumed that obtaining the necessary regulatory and governmental approvals for the proposed Merger will not significantly delay consummation of the Merger, and that, in the course of obtaining such approvals, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the proposed Merger.

  Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us, as of the date of this letter. It should be understood that,

                                     F2-2

Board of Directors
Tele-Communications, Inc.
Page 3                                                        June 23, 1998

although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the relative merits of the proposed transaction and any other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the proposed transaction. We are expressing no opinion as to the prices at which the Parent Common Stock, Parent LV A Stock or Parent LV B Stock will actually trade at any time. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

  Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has been compensated for such services.

  Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that, with respect to the holders of each series of Company Common Stock (other than stockholders who are affiliates of the Company), the Exchange Ratio relating to such series is fair to such holders from a financial point of view.

                                       Very truly yours,

                                       DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION

                                       By: /s/ Jill Greenthal
                                           -----------------------------------
                                                    Jill A. Greenthal
                                                    Managing Director

                                     F2-3

                                                                      APPENDIX G

                          THE GENERAL CORPORATION LAW
                                       OF
                             THE STATE OF DELAWARE

  SECTION 262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title, (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or
(S) 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each constituent corporation, either before the effective data of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair market value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertified stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]
                                                                    APPENDIX H-1

                              PROPOSED AMENDMENTS

                                     TO THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           TELE-COMMUNICATIONS, INC.
            (Implementing the Liberty/Ventures Combination Proposal)

  Section E of Article IV of the Restated Certificate of Incorporation of the Corporation is proposed to be amended pursuant to the Liberty/Ventures Combination Proposal to read in its entirety as follows:

                                   "SECTION E

           SERIES A TCI GROUP COMMON STOCK, SERIES B TCI GROUP COMMON
              STOCK, SERIES A LIBERTY MEDIA GROUP COMMON STOCK AND
                   SERIES B LIBERTY MEDIA GROUP COMMON STOCK

  One billion seven hundred fifty million (1,750,000,000) shares of Common Stock shall be of a series designated Tele-Communications, Inc. Series A TCI Group Common Stock (the "Series A TCI Group Common Stock"), one hundred fifty million (150,000,000) shares of Common Stock shall be of a series designated Tele-Communications, Inc. Series B TCI Group Common Stock (the "Series B TCI Group Common Stock"), one billion five hundred million (1,500,000,000) shares of Common Stock shall be of a series designated Tele-Communications, Inc. Series A Liberty Media Group Common Stock (the "Series A Liberty Media Group Common Stock") and one hundred fifty million (150,000,000) shares of Common Stock shall be of a series designated Tele-Communications, Inc. Series B Liberty Media Group Common Stock (the "Series B Liberty Media Group Common Stock").

  If both the Liberty/Ventures Combination Proposal and the Increased Authorization Proposal are approved by the shareholders, the first paragraph of Section E of Article IV of the Restated Certificate of Incorporation will instead be amended to read in its entirety as set forth in the final paragraph of Appendix H-2.

  Effective at the time of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment to the Restated Certificate of Incorporation, as amended, of the Corporation (the "Effective Time") adding this paragraph thereto: (i) each share of the Corporation's Series A TCI Ventures Group Common Stock, par value $1.00 per share ("Series A TCI Ventures Group Common Stock"), issued and outstanding or held in treasury immediately prior to such time shall, without any action on the part of the respective holders thereof, be reclassified and converted into fifty-two hundredths (0.52) of a share of Series A Liberty Media Group Common Stock, and each stock certificate that, immediately prior to the time of such filing, represented shares of the Corporation's Series A TCI Ventures Group Common Stock shall, from and after such time and without the necessity of presenting the same for exchange, represent the number of shares of Series A Liberty Media Group Common Stock into which the shares of Series A TCI Ventures Group Common Stock represented by such stock certificate were reclassified and converted pursuant hereto, and (ii) each share of the Corporation's Series B TCI Ventures Group Common Stock, par value $1.00 per share ("Series B TCI Ventures Group Common Stock" and together with the Series A TCI Ventures Group Common Stock, the "TCI Ventures Group Common Stock"), issued and outstanding or held in treasury immediately prior to such time shall, without any action on the part of the respective holders thereof, be reclassified and converted into fifty-two hundredths (0.52) of a share of Series B Liberty Media Group Common Stock (the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock sometimes hereinafter referred to collectively as the "Liberty Media Group Common Stock"), and each stock certificate that, immediately prior to the time of such filing, represented shares of the Corporation's Series B TCI Ventures Group Common Stock shall, from and after such time and without the necessity of presenting the same for exchange, represent the number of shares of Series B Liberty Media Group

                                      H1-1

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

Common Stock into which the shares of Series B TCI Ventures Group Common Stock represented by such stock certificate were reclassified and converted pursuant hereto (collectively, the "Reclassification"). Fractional shares of Liberty Media Group Common Stock will not be issued to any holder of TCI Ventures Group Common Stock or reflected on the stock transfer records of the Corporation by reason of the Reclassification. In lieu thereof, the Corporation will, as provided in the immediately following paragraph, pay a cash amount to the stockholders otherwise entitled to such fractional shares equal to the total fractional amount represented by such shares times the closing price of a share of the applicable series of Liberty Media Group Common Stock on the Nasdaq National Market tier of The Nasdaq Stock Market on the Trading Day immediately preceding the date on which the Effective Time occurs.

  Each holder of a certificate representing issued and outstanding shares of TCI Ventures Group Common Stock at the Effective Time ("TCI Ventures Group Certificate") shall be entitled upon surrender of such certificate to the Corporation's transfer agent for cancellation, together with a properly completed letter of transmittal in the form prescribed by the Corporation, to receive new certificates representing the number of whole shares of Liberty Media Group Common Stock into which such shares of TCI Ventures Group Common Stock are reclassified and changed, together with a check for the cash amount to be paid in lieu of fractional shares of Liberty Media Group Common Stock that would otherwise have been issuable, each determined as provided in the immediately preceding paragraph.

  Until the surrender of a TCI Ventures Group Certificate to the Corporation's transfer agent as provided herein, dividends or distributions, if any, in respect of the Liberty Media Group Common Stock the ownership of which is represented by such TCI Ventures Group Certificate will be accumulated and not paid or delivered, but (i) any such dividends or distributions that shall have become payable with respect to such Liberty Media Group Common Stock between the Effective Time and the time of such surrender will be paid upon surrender (without interest) to the person in whose name the surrendered TCI Ventures Group Certificate is registered and (ii) any such dividends or distributions the record date for which is prior to such surrender and the payment date for which is after such surrender will be paid on such payment date to the person in whose name the surrendered TCI Ventures Group Certificate is registered. After the Effective Time, the holder of record of a TCI Ventures Group Certificate on any record date for a meeting of stockholders of the Corporation will be entitled to vote the shares of Liberty Media Group Common Stock the ownership of which is evidenced by such TCI Ventures Group Certificate as of such record date on all matters submitted to a vote of the holders of Common Stock of the Corporation at such meeting.

  Each share of Series A TCI Group Common Stock and each share of Series B TCI Group Common Stock shall, except as otherwise provided in this Section E, be identical in all respects and shall have equal rights, powers and privileges.

  Each share of Series A Liberty Media Group Common Stock and each share of Series B Liberty Media Group Common Stock shall, except as otherwise provided in this Section E, be identical in all respects and shall have equal rights, powers and privileges.

1. Voting Rights.

  Holders of Series A TCI Group Common Stock shall be entitled to one vote for each share of such stock held, holders of Series B TCI Group Common Stock shall be entitled to ten votes for each share of such stock held, holders of Series A Liberty Media Group Common Stock shall be entitled to one vote for each share of such stock held and holders of Series B Liberty Media Group Common Stock shall be entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class of Preferred Stock or any series of such a class, in this Certificate (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the Board of Directors by this Certificate), the holders of shares

                                      H1-2

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

of Series A TCI Group Common Stock, the holders of shares of Series B TCI Group Common Stock, the holders of shares of Series A Liberty Media Group Common Stock, the holders of shares of Series B Liberty Media Group Common Stock and the holders of shares of each class or series of Preferred Stock, if any, entitled to vote thereon, shall vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of Common Stock or any series thereof or of any other class or series of stock or decrease the number of authorized shares of any class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Series A TCI Group Common Stock, the holders of shares of Series B TCI Group Common Stock, the holders of shares of Series A Liberty Media Group Common Stock, the holders of shares of Series B Liberty Media Group Common Stock or the holders of shares of any such class or series of Preferred Stock shall be required for the approval of any such matter.

2. Conversion Rights.

  (a) CONVERSION OF SERIES B TCI GROUP COMMON STOCK INTO SERIES A TCI GROUP COMMON STOCK. Each share of Series B TCI Group Common Stock shall be convertible, at the option of the holder thereof, into one share of Series A TCI Group Common Stock. Any such conversion may be effected by any holder of Series B TCI Group Common Stock by surrendering such holder's certificate or certificates for the Series B TCI Group Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Series B TCI Group Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Series B TCI Group Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Series A TCI Group Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Series A TCI Group Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the person or persons entitled to receive the Series A TCI Group Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Series A TCI Group Common Stock on that date. A number of shares of Series A TCI Group Common Stock equal to the number of shares of Series B TCI Group Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Series B TCI Group Common Stock. Shares of Series A TCI Group Common Stock shall not be convertible into shares of Series B TCI Group Common Stock.

  (b) CONVERSION OF SERIES B LIBERTY MEDIA GROUP COMMON STOCK INTO SERIES A LIBERTY MEDIA GROUP COMMON STOCK. Each share of Series B Liberty Media Group Common Stock shall be convertible, at the option of the holder thereof, into one share of Series A Liberty Media Group Common Stock. Any such conversion may be effected by any holder of Series B Liberty Media Group Common Stock by surrendering such holder's certificate or certificates for the Series B Liberty Media Group Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Liberty Media Group Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Series B Liberty Media Group Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Series A Liberty Media Group Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such

                                      H1-3

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Series A Liberty Media Group Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the person or persons entitled to receive the Series A Liberty Media Group Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Series A Liberty Media Group Common Stock on that date. A number of shares of Series A Liberty Media Group Common Stock equal to the number of shares of Series B Liberty Media Group Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Series B Liberty Media Group Common Stock. Shares of Series A Liberty Media Group Common Stock shall not be convertible into shares of Series B Liberty Media Group Common Stock.

  (c) CONVERSION OF SERIES A LIBERTY MEDIA GROUP COMMON STOCK INTO SERIES A TCI GROUP COMMON STOCK AND SERIES B LIBERTY MEDIA GROUP COMMON STOCK INTO SERIES B TCI GROUP COMMON STOCK AT THE OPTION OF THE CORPORATION. (i) At the option of the Corporation by action of its Board of Directors, (A) all shares of Series A Liberty Media Group Common Stock shall be converted into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock equal to the Liberty Media Group Optional Conversion Ratio, and (B) all shares of Series B Liberty Media Group Common Stock shall be converted into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock equal to the Liberty Media Group Optional Conversion Ratio.

  (ii) For purposes of this paragraph 2(c), the "Liberty Media Group Optional Conversion Ratio" shall mean the quotient (calculated to the nearest five decimal places) obtained by dividing (A) the Liberty Media Group Common Stock Per Share Value by (B) the average Market Value of one share of Series A TCI Group Common Stock over the 20-Trading Day period ending on the Trading Day preceding the Appraisal Date.

  (iii) In the event that the Corporation determines to establish the Liberty Media Group Private Market Value, the Corporation shall designate the First Appraiser, and the Independent Committee shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser shall each determine its initial view as to the private market value of the Liberty Media Group as of the Appraisal Date and shall consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser shall each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the Liberty Media Group Private Market Value (subject to any adjustment provided in subparagraph (iv) of this paragraph 2(c)) shall be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser shall agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser shall not be provided with any of the work of the First Appraiser and Second Appraiser. The Mutually Designated Appraiser shall, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the Liberty Media Group Private Market Value (subject to any adjustment provided in subparagraph (iv) of this paragraph 2(c)) shall be (A) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (I) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (II) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (B) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such Appraiser expresses its final view of the private market value of the Liberty Media Group as a range of values, such Appraiser's final view of such private market value shall be deemed to be the midpoint of such range of values.

                                      H1-4

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

  (iv) Following the determination of the Liberty Media Group Private Market Value, the Appraiser or Appraisers whose final views of the private market value of the Liberty Media Group were used in the calculation of the Liberty Media Group Private Market Value shall determine the Adjusted Outstanding Shares of Liberty Media Group Common Stock together with any further appropriate adjustments to the Liberty Media Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of Liberty Media Group Common Stock" shall mean a number, as determined by such Appraiser(s) as of the Appraisal Date, equal to the sum of the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock outstanding, the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Existing Convertible Securities that continue to be outstanding and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Existing Convertible Securities) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "Liberty Media Group Common Stock Per Share Value" shall mean the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, provided that if such Appraiser(s) do not agree on the determinations provided for in this subparagraph (iv), the Liberty Media Group Common Stock Per Share Value shall be the average of the quotients so obtained on the basis of the respective determinations of such firms.

  (v) If the Corporation determines to convert shares of Series A Liberty Media Group Common Stock into Series A TCI Group Common Stock and shares of Series B Liberty Media Group Common Stock into Series B TCI Group Common Stock at the Liberty Media Group Optional Conversion Ratio, such conversion shall occur on a Conversion Date on or prior to the 120th day following the Appraisal Date. If the Corporation determines not to undertake such conversion, the Corporation may at any time thereafter undertake to reestablish the Liberty Media Group Common Stock Per Share Value as of a subsequent date.

  (vi) The Corporation shall not convert shares of Series A Liberty Media Group Common Stock into shares of Series A TCI Group Common Stock without converting shares of Series B Liberty Media Group Common Stock into shares of Series B TCI Group Common Stock, and the Corporation shall not convert shares of Series B Liberty Media Group Common Stock into shares of Series B TCI Group Common Stock without converting shares of Series A Liberty Media Group Common Stock into shares of Series A TCI Group Common Stock. The Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock shall also be convertible at the option of the Corporation in accordance with paragraph 5(b)(iii) of this Section E.

3. Dividends.

  (a) DIVIDENDS ON SERIES A TCI GROUP COMMON STOCK AND SERIES B TCI GROUP COMMON STOCK. Dividends on the Series A TCI Group Common Stock and the Series B TCI Group Common Stock may be declared and paid only out of the lesser of (i) assets of the Corporation legally available therefor and (ii) the TCI Group Available Dividend Amount. Subject to paragraph 4 of this Section E, whenever a dividend is paid to the holders of Series A TCI Group Common Stock, the Corporation shall also pay to the holders of Series B TCI Group Common Stock a dividend per share equal to the dividend per share paid to the holders of Series A TCI Group Common Stock, and whenever a dividend is paid to the holders of Series B TCI Group Common Stock, the Corporation shall also pay to the holders of Series A TCI Group Common Stock a dividend per share equal to the dividend per share paid to the holders of Series B TCI Group Common Stock.

  (b) DIVIDENDS ON SERIES A LIBERTY MEDIA GROUP COMMON STOCK AND SERIES B LIBERTY MEDIA GROUP COMMON STOCK. Dividends on the Series A Liberty Media Group Common Stock and the Series B Liberty

                                      H1-5

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

Media Group Common Stock may be declared and paid only out of the lesser of (i) assets of the Corporation legally available therefor and (ii) the Liberty Media Group Available Dividend Amount. Subject to paragraph 4 and the last sentence of paragraph 5(b) of this Section E, whenever a dividend is paid to the holders of Series A Liberty Media Group Common Stock, the Corporation shall also pay to the holders of Series B Liberty Media Group Common Stock a dividend per share equal to the dividend per share paid to the holders of Series A Liberty Media Group Common Stock, and whenever a dividend is paid to the holders of Series B Liberty Media Group Common Stock, the Corporation shall also pay to the holders of Series A Liberty Media Group Common Stock a dividend per share equal to the dividend per share paid to the holders of Series B Liberty Media Group Common Stock.

  (c) DISCRIMINATION BETWEEN OR AMONG SERIES OF COMMON STOCK. The Board of Directors, subject to the provisions of paragraph 3(a) and 3(b) of this Section E, shall have the authority and discretion to declare and pay dividends on (i) the Series A TCI Group Common Stock and Series B TCI Group Common Stock or (ii) the Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, in equal or unequal amounts, notwithstanding the relationship between the TCI Group Available Dividend Amount and the Liberty Media Group Available Dividend Amount, the respective amounts of prior dividends declared on, or the liquidation rights of, the Series A TCI Group Common Stock and Series B TCI Group Common Stock or the Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, or any other factor.

4. Share Distributions.

  The Corporation may declare and pay a distribution consisting of shares of Series A TCI Group Common Stock, Series B TCI Group Common Stock, Series A Liberty Media Group Common Stock, Series B Liberty Media Group Common Stock or any other securities of the Corporation or any other Person (hereinafter sometimes called a "share distribution") to holders of the Common Stock only in accordance with the provisions of this paragraph 4.

  (a) DISTRIBUTIONS ON SERIES A TCI GROUP COMMON STOCK AND SERIES B TCI GROUP COMMON STOCK. If at any time a share distribution is to be made with respect to the Series A TCI Group Common Stock or Series B TCI Group Common Stock, such share distribution may be declared and paid only as follows:

    (i) a share distribution consisting of shares of Series A TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock) to holders of Series A TCI Group Common Stock and, on an equal per share basis, shares of Series B TCI Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Group Common Stock) to holders of Series B TCI Group Common Stock;

    (ii) a share distribution consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series B Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Group Common Stock) to holders of Series A TCI Group Common Stock and

                                      H1-6

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

  Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A TCI Group Common Stock and, on an equal per share basis, shares of Series B Liberty Media Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Group Common Stock) to holders of Series B TCI Group Common Stock; provided that the sum of (A) the aggregate number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock to be so distributed (or the number of such shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed) and (B) the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Existing Convertible Securities), is less than or equal to the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest;

    (iii) a share distribution consisting of any class or series of securities of the Corporation or any other Person other than Series A TCI Group Common Stock, Series B TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock, Series B TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A TCI Group Common Stock and another class or series of securities to holders of Series B TCI Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Group Common Stock and the Series B TCI Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Group Common Stock and the Series B TCI Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  The Corporation shall not reclassify, subdivide or combine the Series A TCI Group Common Stock without reclassifying, subdividing or combining the Series B TCI Group Common Stock, on an equal per share basis, and the Corporation shall not reclassify, subdivide or combine the Series B TCI Group Common Stock without reclassifying, subdividing or combining the Series A TCI Group Common Stock, on an equal per share basis.

  (b) DISTRIBUTIONS ON SERIES A LIBERTY MEDIA GROUP COMMON STOCK AND SERIES B LIBERTY MEDIA GROUP COMMON STOCK. If at any time a share distribution is to be made with respect to the Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, such share distribution may be declared and paid only as follows (or as permitted by paragraph 5 of this Section E with respect to the redemptions and other distributions referred to therein):

                                      H1-7

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

    (i) a share distribution consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, on an equal per share basis; or consisting of shares of Series B Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Group Common Stock) to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, on an equal per share basis; or consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A Liberty Media Group Common Stock and, on an equal per share basis, shares of Series B Liberty Media Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Group Common Stock) to holders of Series B Liberty Media Group Common Stock; and

    (ii) a share distribution consisting of any class or series of securities of the Corporation or any other Person other than as described in clause
  (i) of this paragraph 4(b) and other than Series A TCI Group Common Stock or Series B TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock or Series B TCI Group Common Stock ) either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A Liberty Media Group Common Stock and another class or series of securities to holders of Series B Liberty Media Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  The Corporation shall not reclassify, subdivide or combine the Series A Liberty Media Group Common Stock without reclassifying, subdividing or combining the Series B Liberty Media Group Common Stock, on an equal per share basis, and the Corporation shall not reclassify, subdivide or combine the Series B Liberty Media Group Common Stock without reclassifying, subdividing or combining the Series A Liberty Media Group Common Stock, on an equal per share basis.

5. Redemption and Other Provisions Relating to the Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock

  (a) REDEMPTION IN EXCHANGE FOR STOCK OF LIBERTY MEDIA GROUP QUALIFYING SUBSIDIARIES. At any time at which all of the assets and liabilities attributed to the Liberty Media Group have become and continue to be held directly or indirectly by any one or more Liberty Media Group Qualifying Subsidiaries, the Board of Directors may, subject to the availability of assets of the Corporation legally available therefor, redeem, on a pro rata basis, all of the outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for an aggregate number of outstanding fully paid and

                                      H1-8

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

nonassessable shares of common stock of each Liberty Media Group Qualifying Subsidiary equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction and the number of outstanding shares of common stock of such Liberty Media Group Qualifying Subsidiary held by the Corporation. Any such redemption shall occur on a Redemption Date set forth in a notice to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities) pursuant to paragraph 5(d)(vi). In effecting such a redemption, the Board of Directors may determine either to (i) redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Qualifying Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Qualifying Subsidiary without distinction between the shares distributed to the holders of the Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock.

  (b) MANDATORY DIVIDEND, REDEMPTION OR CONVERSION IN CASE OF DISPOSITION OF LIBERTY MEDIA GROUP ASSETS. In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more persons, entities or groups (other than (w) in connection with the Disposition by the Corporation of all of the Corporation's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Corporation within the meaning of paragraph 6 of this Section E, (x) a dividend, other distribution or redemption in accordance with any provision of paragraph 3, paragraph 4, paragraph 5(a) or paragraph 6 of this Section E, (y) to any person, entity or group which the Corporation, directly or indirectly, after giving effect to the Disposition, controls or (z) in connection with a Related Business Transaction), the Corporation shall, on or prior to the 85th Trading Day following the consummation of such Disposition, either:

    (i) subject to paragraph 3(b) of this Section E, declare and pay a dividend in cash and/or in securities or other property (other than a dividend or distribution of Common Stock) to the holders of the outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock equally on a share for share basis (subject to the last sentence of this Section 5(b)), in an aggregate amount equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Liberty Media Group Net Proceeds of such Disposition; or

    (ii) provided that there are assets of the Corporation legally available therefor and the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof pursuant to clause (i) of this paragraph 5(b), then:

      (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for cash and/or securities or other property (other than Common Stock) in an aggregate amount equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction as of the date of such redemption and the Liberty Media Group Net Proceeds, such aggregate amount to be allocated (subject to the last sentence of this paragraph 5(b)) to shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in the ratio of the number of shares of each such

                                      H1-9

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

    series outstanding (so that the amount of consideration paid for the redemption of each share of Series A Liberty Media Group Common Stock and each share of Series B Liberty Media Group Common Stock is the same); or

      (B) if such Disposition involves substantially all (but not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (other than Common Stock) equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the date shares are selected for redemption and the Liberty Media Group Net Proceeds to the redemption of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, such aggregate amount to be allocated (subject to the last sentence of this paragraph 5(b)) to shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Series A Liberty Media Group Common Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A Liberty Media Group Common Stock and each share of Series B Liberty Media Group Common Stock is the same);

  such redemption to be effected in accordance with the applicable provisions of paragraph 5(d) of this Section E; or

    (iii) convert (A) each outstanding share of Series A Liberty Media Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock and (B) each outstanding share of Series B Liberty Media Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Series A Liberty Media Group Common Stock to the Market Value of one share of Series A TCI Group Common Stock during the ten-Trading Day period referred to in clause (ii)(B) of this paragraph 5(b).

  For purposes of this paragraph 5(b):

    (x) as of any date, "substantially all of the properties and assets of the Liberty Media Group" shall mean a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the Board of Directors) of the properties and assets of the Liberty Media Group as of such date;

    (y) in the case of a Disposition of properties and assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

    (z) the Corporation may pay the dividend or redemption price referred to in clause (i) or (ii) of this subparagraph 5(b) either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Liberty Media Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than the Corporation, the Board of Directors may determine either to (1) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Series A Liberty Media Group Common Stock and another class or series of securities to holders of Series B Liberty Media Group Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not

                                     H1-10

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

  differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock), provided that if such securities constitute capital stock of a Subsidiary of the Corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, and otherwise such securities shall be distributed on an equal per share basis, or (2) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock.

  (c) CERTAIN PROVISIONS RESPECTING CONVERTIBLE SECURITIES. Unless the provisions of any class or series of Pre-Existing Convertible Securities provide specifically to the contrary, after any Conversion Date or Redemption Date on which all outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock were converted or redeemed, any share of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Existing Convertible Securities shall, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, be converted into (in case all such outstanding shares were converted) or redeemed in exchange for (in case all such outstanding shares were redeemed) the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Existing Convertible Securities would have been entitled to receive pursuant to the terms of such securities had such terms provided that the conversion, exercise or exchange privilege in effect immediately prior to any such conversion or redemption of all outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock would be adjusted so that the holder of any such Pre-Existing Convertible Securities thereafter surrendered for conversion, exercise or exchange would be entitled to receive the kind and amount of shares of capital stock, cash and/or other securities or property such holder would have received as a result of such action had such securities been converted, exercised or exchanged immediately prior thereto. Unless the provisions of any class or series of Convertible Securities (other than Pre-Existing Convertible Securities), which are or become convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, provide specifically to the contrary, following any Conversion Date or Redemption Date on which all outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock were converted or redeemed, any share of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities shall, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, be redeemed in exchange for, to the extent assets of the Corporation are legally available therefor, the amount of $.01 per share in cash.

  (d) GENERAL.

  (i) Not later than the 10th Trading Day following the consummation of a Disposition referred to in subparagraph 5(b) of this Section E, the Corporation shall announce publicly by press release (A) the Liberty Media Group Net Proceeds of such Disposition, (B) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock,
(C) the number of shares of

                                     H1-11

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Existing Convertible Securities), (D) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice and (E) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Corporation shall announce publicly by press release which of the actions specified in clauses (i), (ii) or (iii) of paragraph 5(b) of this Section E it has irrevocably determined to take.

  (ii) If the Corporation determines to pay a dividend pursuant to clause (i) of subparagraph 5(b) of this Section E, the Corporation shall, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth
(A) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (B) the anticipated payment date of such dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition), (C) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, (D) the Liberty Media Group Net Proceeds of such Disposition, (E) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (F) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (G) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities shall be entitled to receive such dividend only if they appropriately convert, exercise or exchange such Convertible Securities prior to the record date referred to in clause (A) of this sentence. Such notice shall be sent by first-class mail, postage prepaid, at such holder's address as the same appears on the transfer books of the Corporation.

  (iii) If the Corporation determines to undertake a redemption of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock following a Disposition of all (not merely substantially all) of the properties and assets of the Liberty Media Group pursuant to clause (ii)
(A) of paragraph 5(b) of this Section E, the Corporation shall cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth
(A) a statement that all shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock outstanding on the Redemption Date shall be redeemed, (B) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (C) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock outstanding on the Redemption Date, (D) the Liberty Media Group Net Proceeds of such Disposition,
(E) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (F) the place or places where certificates for shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of

                                     H1-12

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

certificates for shares of such capital stock, cash and/or other securities or property, (G) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Existing Convertible Securities), and (H) in the case of a notice to holders of Convertible Securities (other than Pre-Existing Convertible Securities), a statement to the effect that holders of such Convertible Securities shall be entitled to participate in such redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the Redemption Date referred to in clause (B) of this sentence and a statement as to what, if anything, such holders shall be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, paragraph 5(c) of this Section E if such holders convert, exercise or exchange such Convertible Securities following such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, not less than 35 Trading Days nor more than 45 Trading Days prior to the Redemption Date, at such holder's address as the same appears on the transfer books of the Corporation.

  (iv) If the Corporation determines to undertake a redemption of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group pursuant to clause (ii)(B) of paragraph 5(b) of this Section E, the Corporation shall, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of record of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition which shall be the date on which shares of the Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock then outstanding shall be selected for redemption, (B) the anticipated Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition),
(C) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock selected for redemption, (D) the Liberty Media Group Net Proceeds of such Disposition, (E) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (F) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion or exercise prices thereof, (G) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities shall be entitled to participate in such selection for redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the date referred to in clause (A) of this sentence and a statement as to what, if anything, such holders shall be entitled to receive pursuant to the terms of such Convertible Securities if such holders convert, exercise or exchange such Convertible Securities following such date and (H) a statement that the Corporation will not be required to register a transfer of any shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (A) of this sentence. Promptly following the date referred to in clause (A) of the preceding sentence, but not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, the Corporation shall cause to be given to each holder of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock to be so redeemed, a notice setting forth (A) the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock held by such holder to be redeemed, (B) a statement that such shares of Series A Liberty

                                     H1-13

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

Media Group Common Stock and Series B Liberty Media Group Common Stock shall be redeemed, (C) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (D) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock to be redeemed, including details as to the calculation thereof, and (E) the place or places where certificates for shares of such Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The notices referred to in this clause (iv) shall be sent by first-class mail, postage prepaid, at such holder's address as the same appears on the transfer books of the Corporation. The outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock to be redeemed shall be redeemed by the Corporation pro rata among the holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

  (v) In the event of any conversion pursuant to paragraph 2(c) of this Section E or pursuant to this paragraph 5 (other than pursuant to paragraph 5(c)), the Corporation shall cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) a statement that all outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock shall be converted, (B) the Conversion Date (which shall not be more than 85 Trading Days following the consummation of such Disposition in the event of a conversion pursuant to paragraph 5(b) and which shall not be more than 120 days after the Appraisal Date in the event of a conversion pursuant to paragraph 2(c)), (C) the per share number of shares of Series A TCI Group Common Stock or Series B TCI Group Common Stock, as applicable, to be received with respect to each share of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, including details as to the calculation thereof, (D) the place or places where certificates for shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered, (E) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (F) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities shall be entitled to participate in such conversion only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the Conversion Date referred to in clause (B) of this sentence and a statement as to what, if anything, such holders shall be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, paragraph 5(c) of this Section E if such holders convert, exercise or exchange such Convertible Securities following such Conversion Date. Such notice shall be sent by first-class mail, postage prepaid, not less than 35 Trading Days nor more than 45 Trading Days prior to the Conversion Date, at such holder's address as the same appears on the transfer books of the Corporation.

  (vi) If the Corporation determines to redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock pursuant to subparagraph (a) of this paragraph 5, the Corporation shall promptly cause to be given to each holder of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) a statement that all

                                     H1-14

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock shall be redeemed in exchange for shares of common stock of the Liberty Media Group Qualifying Subsidiaries, (B) the Redemption Date, (C) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (D) the place or places where certificates for shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Qualifying Subsidiaries, (E) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Existing Convertible Securities), and (F) in the case of a notice to holders of Convertible Securities (other than Pre-Existing Convertible Securities), a statement to the effect that holders of such Convertible Securities shall be entitled to participate in such redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the Redemption Date referred to in clause (B) of this sentence and a statement as to what, if anything, such holders shall be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, paragraph 5(c) of this Section E if such holders convert, exercise or exchange such Convertible Securities following the Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, not less than 35 Trading Days nor more than 45 Trading Days prior to the Redemption Date, at such holder's address as the same appears on the transfer books of the Corporation.
  (vii) Neither the failure to mail any notice required by this paragraph 5(d) to any particular holder of Series A Liberty Media Group Common Stock, Series B Liberty Media Group Common Stock or of Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock or of Convertible Securities, or the validity of any conversion or redemption.

  (viii) The Corporation shall not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock upon any conversion, redemption, dividend or other distribution pursuant to paragraph 2(c) of this Section E or pursuant to this paragraph 5. In connection with the determination of the number of shares of any class of capital stock that shall be issuable or the amount of securities that shall be deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Corporation may aggregate the number of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock is a fraction, the Corporation shall, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction shall be (A) in the case of any fraction of a share of capital stock of the Corporation, the product of such fraction and the Market Value of one share of such capital stock and (B) in the case of any other fractional security, such value as is determined by the Board of Directors.

  (ix) No adjustments in respect of dividends shall be made upon the conversion or redemption of any shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock; provided, however, that if the Conversion Date or the Redemption Date with respect to the Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock shall be subsequent to the

                                     H1-15

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or the Corporation's default in payment of the dividend or distribution due on such date.

  (x) Before any holder of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock shall be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock pursuant to paragraph 2(c) of this Section E or pursuant to this paragraph 5, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after such surrender of certificates representing shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock deliver to the person for whose account shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person shall be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph 5(d)(viii). If less than all of the shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock represented by any one certificate are to be redeemed, the Corporation shall issue and deliver a new certificate for the shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock not redeemed. The Corporation shall not be required to register a transfer of
(1) any shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock for a period of 15 Trading Days next preceding any selection of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock to be redeemed or (2) any shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to paragraph 2(b) of this Section E.

  (xi) From and after any applicable Conversion Date or Redemption Date, all rights of a holder of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock that were converted or redeemed shall cease except for the right, upon surrender of the certificates representing shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities contemplated by paragraph 5(d)(viii) of this Section E and such holder shall have no other or further rights in respect of the shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other properties which are reserved or otherwise designated by the Corporation as being held for the satisfaction of the Corporation's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate that, immediately prior to the applicable Conversion Date or Redemption Date for the Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, represented shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock shall be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there shall be

                                     H1-16

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Conversion Date or Redemption Date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Conversion Date or Redemption Date, as the case may be, for any shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, the Corporation shall, however, be entitled to treat the certificates for shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock represented by such certificates shall have been converted or redeemed, notwithstanding the failure to surrender such certificates.

  (xii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock pursuant to this Section E. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock so converted or redeemed were registered and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

6. Liquidation.

  In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, (a) the holders of the shares of Series A TCI Group Common Stock and the holders of the shares of Series B TCI Group Common Stock shall share equally, on a share for share basis, in a percentage of the funds of the Corporation remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for the 20-Trading Day period ending on the Trading Day prior to the date of the public announcement of such liquidation, dissolution or winding up, and (b) the holders of the shares of Series A Liberty Media Group Common Stock and the holders of the shares of Series B Liberty Media Group Common Stock shall share equally, on a share for share basis, in a percentage of the funds of the Corporation remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-Trading Day period, where X is the aggregate Market Capitalization of the Series A TCI Group Common Stock and the Series B TCI Group Common Stock, Y is the aggregate Market Capitalization of the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, and Z is the aggregate Market Capitalization of the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 6.

7. Determinations by the Board of Directors.

  Any determinations made by the Board of Directors under any provision in this Section E shall be final and binding on all stockholders of the Corporation, except as may otherwise be required by law. The Corporation shall prepare a statement of any such determination by the Board of Directors respecting the fair market value of any properties, assets or securities and shall file such statement with the Secretary of the Corporation.


                                     H1-17

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

8. Certain Definitions.

  Unless the context otherwise requires, the terms defined in this paragraph 8 shall have, for all purposes of this Section E, the meanings herein specified:

  "Adjusted Liberty Media Group Outstanding Interest Fraction," as of any date, shall mean a fraction the numerator of which is the aggregate number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock outstanding on such date,
(b) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date and (c) the aggregate number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock issuable, determined as of such date, upon conversion, exercise or exchange of Pre-Existing Convertible Securities outstanding on such date.

  "Appraisal Date" with respect to any determination of the Liberty Media Group Private Market Value, shall mean the last day of the calendar month preceding the month in which the Selection Date occurs.

  "Appraiser" means each of the First Appraiser, the Second Appraiser and the Mutually Designated Appraiser.

  "Conversion Date" shall mean any date fixed by the Board of Directors for a conversion of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, as set forth in a notice to holders of the applicable series of Common Stock pursuant to paragraph 5(d) of this Section E.

  "Convertible Securities" shall mean any securities of the Corporation (other than any series of Common Stock) or any Subsidiary thereof that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

  "Corporation Earnings (Loss) Attributable to the Liberty Media Group" for any period, shall mean the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group for such period, including income and expenses of the Corporation attributed to the operations of the Liberty Media Group on a substantially consistent basis, including without limitation, corporate administrative costs, net interest and income taxes.

  "Corporation Earnings (Loss) Attributable to the TCI Group" for any period, shall mean the net earnings or loss of the TCI Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group for such period, including income and expenses of the Corporation attributed to the operations of the TCI Group on a substantially consistent basis, including without limitation, corporate administrative costs, net interest and income taxes.

  "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

  "Exchange Offers" means those certain offers made by the Corporation to exchange shares of TCI Ventures Group Common Stock for shares of TCI Group Common Stock, on the terms and subject to the conditions set forth in the Offering Circular, dated August 7, 1997, and the related letter of transmittal, which were consummated on September 10, 1997.


                                     H1-18

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

  "First Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value, an investment banking firm of recognized national standing selected by the Corporation to make such determination.

  "Higher Appraised Amount," with respect to any determination of the Liberty Media Group Private Market Value, shall mean the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

  "Independent Committee" means a committee of the Board of Directors of the Corporation formed in order to select the Second Appraiser, all of whose members are "independent directors" as determined under Nasdaq National Market rules.

  "Liberty Media Group" means, as of any date that any shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock have been issued and continue to be outstanding:

    (a) the interest of the Corporation or of any of its subsidiaries in any of the following Persons or any of their respective subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets:
  Liberty Media Corporation and TCI Ventures Group, LLC;

    (b) all assets and liabilities of the Corporation or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (a) of this sentence, whether or not such assets or liabilities are assets and liabilities of any of the Persons named in clause (a) or any of their respective subsidiaries (or any successor as described in clause (a) of this sentence);

    (c) the proceeds of exercise of the Pre-Existing Options and the expense of exercise of any related stock appreciation rights;

    (d) all assets and properties contributed or otherwise transferred to the Liberty Media Group from the TCI Group; and

    (e) the interest of the Corporation or any of its subsidiaries in the businesses, assets and liabilities acquired by the Corporation or any of its subsidiaries for the Liberty Media Group, as determined by the Board of Directors;

provided that (i) from and after any dividend or other distribution with respect to any shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, with respect to which adjustment shall be made as provided in clause (a) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of the Corporation attributed to the Liberty Media Group for which provision shall be made as set forth in the penultimate sentence of this definition), the Liberty Media Group shall no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (ii) from and after any transfer of assets or properties from the Liberty Media Group to the TCI Group, the Liberty Media Group shall no longer include the assets or properties so transferred. If the Corporation shall pay a dividend or make any other distribution with respect to shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock payable in securities of the Corporation attributed to the Liberty Media Group other than Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, the TCI Group

                                     H1-19

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

shall be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (i) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, the Liberty Media Group shall no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. The Corporation may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Liberty Media Group shall in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities shall no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

  "Liberty Media Group Available Dividend Amount," as of any date, shall mean the product of the Liberty Media Group Outstanding Interest Fraction and either: (a) the excess of (i) an amount equal to the total assets of the Liberty Media Group less the total liabilities (not including preferred stock) of the Liberty Media Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Series A Liberty Media Group Common Stock, Series B Liberty Media Group Common Stock and each class or series of Preferred Stock attributed to the Liberty Media Group or (b) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the Liberty Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

  "Liberty Media Group Distribution" shall mean the share distribution of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock made to the holders of record of Series A TCI Group Common Stock and Series B TCI Group Common Stock as of the close of business on August 4, 1995.

  "Liberty Media Group Inter-Group Interest Fraction," as of any date, shall mean a fraction the numerator of which is the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date and (b) the aggregate number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock outstanding as of such date.

  "Liberty Media Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Liberty Media Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the Corporation in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of paragraph 5(b) of this Section E (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Liberty Media Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of the Corporation's obligations with respect to Pre-Existing Convertible Securities which are included in the determination of the Adjusted Liberty Media Group Outstanding Interest Fraction) in respect of Preferred Stock attributed to the Liberty Media Group. For purposes of this definition, any properties and assets of the Liberty Media Group remaining after such

                                     H1-20

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the Board of Directors determines to pay a dividend or redemption price in cash or securities or other property as provided in clause (z) of paragraph 5(b) of this Section E.

  "Liberty Media Group Outstanding Interest Fraction," as of any date, shall mean a fraction the numerator of which is the aggregate number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock outstanding on such date and (b) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date.

  "Liberty Media Group Private Market Value" shall mean an amount equal to the private market value of the Liberty Media Group as of the Appraisal Date. Each of the First Appraiser, the Second Appraiser and the Mutually Designated Appraiser, if any, shall be instructed to determine the private market value of the Liberty Media Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's length transaction, if it were acquiring the Liberty Media Group, as if the Liberty Media Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation, and without consideration of any potential regulatory constraints limiting the potential purchasers of the Liberty Media Group other than that which would have existed if the Liberty Media Group were a publicly traded non-controlled entity.

  "Liberty Media Group Qualifying Subsidiary" shall mean a Subsidiary of the Corporation, that holds, directly or indirectly, assets or liabilities attributed to the Liberty Media Group, in which (i) the Corporation's ownership and voting interest is sufficient to satisfy the requirements of the Internal Revenue Service for a distribution of the Corporation's interest in such Subsidiary to the holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock that is tax free to such holders or
(ii) the Corporation owns, directly or indirectly, all of the issued and outstanding capital stock.

  "Lower Appraised Amount," with respect to any determination of the Liberty Media Group Private Market Value, shall mean the lower of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

  "Market Capitalization" of any class or series of capital stock of the Corporation on any Trading Day shall mean the product of (i) the Market Value of one share of such class or series on such Trading Day and (ii) the number of shares of such class or series outstanding on such Trading Day.

  "Market Value" of any class or series of capital stock of the Corporation on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case on the Nasdaq National Market, or if the shares of such class or series are not quoted on such Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such class or series as determined by the Board of Directors; provided that for purposes of determining the ratios set forth in paragraphs 2(c), 5(b) and 6 of this Section E, (a) the "Market Value" of any share of any series of

                                     H1-21

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of Common Stock shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors and
(b) the "Market Value" of any share of any series of Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of Common Stock in shares of such series of Common Stock shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

  "Mutually Appraised Amount," with respect to any determination of the Liberty Media Group Private Market Value, shall mean the determination by the Mutually Designated Appraiser of such private market value.

  "Mutually Designated Appraiser" shall mean, if required with respect to any determination of the Liberty Media Group Private Market Value, the investment banking firm of recognized national standing jointly designated by the First Appraiser and the Second Appraiser to make such determination.

  "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest" shall be zero, as of the date of this Certificate, and shall thereafter from time to time, as applicable, be

    (a) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and dividends or distributions of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and other reclassifications of the Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock,

    (b) decreased (but not to less than zero) by (i) the aggregate number of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock issued or sold by the Corporation after the date of this Certificate, the proceeds of which are attributed to the TCI Group,
  (ii) the aggregate number of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Existing Convertible Securities), the proceeds of which are attributed to the TCI Group, (iii) the aggregate number of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock issued or delivered by the Corporation as a dividend or distribution to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, (iv) the aggregate number of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Existing Convertible Securities) issued or delivered by the Corporation after the date of this Certificate as a dividend or distribution or by reclassification or exchange to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock and (v) the aggregate number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Board of Directors) of assets or properties attributed to the Liberty Media Group that are transferred from the Liberty Media Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of Series A Liberty Media Group Common Stock as of the date of such transfer, and

    (c) increased by (i) the aggregate number of any shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock which are retired or otherwise cease to be

                                     H1-22

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

  outstanding following their purchase with funds attributed to the TCI Group, (ii) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the Board of Directors) of assets or properties theretofore attributed to the TCI Group that are contributed to the Liberty Media Group in consideration of an increase in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of Series A Liberty Media Group Common Stock as of the date of such contribution and (iii) the aggregate number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group" in this paragraph 8.

  Whenever a change in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest occurs, the Corporation shall prepare and file a statement of such change with the Secretary of the Corporation.

  "Pre-Existing Convertible Securities" shall mean (i) the convertible notes due December 12, 2021 issued by TCI UA, Inc., a Subsidiary of the Corporation,
(ii) the Corporation's Convertible Preferred Stock, Series C--Liberty Media Group, par value $.01 per share, (iii) the Corporation's Redeemable Convertible Liberty Media Group Preferred Stock, Series H, par value $.01 per share, and
(iv) the Pre-Existing Options.

  "Pre-Existing Options" shall mean (i) those options granted or assumed by the Corporation or a predecessor or Subsidiary thereof that immediately following the Liberty Media Group Distribution evidenced the right to purchase shares of Liberty Media Group Common Stock subject to the terms and conditions thereof and (ii) those options to purchase shares of TCI Ventures Group Common Stock that were issued effective upon the consummation of the Exchange Offers in connection with the adjustment of those certain options to purchase shares of Series A TCI Group Common Stock that were outstanding immediately prior to the consummation of the Exchange Offers under an Existing Stock Plan. The term "Existing Stock Plan" for this purpose means each of the following: Tele-Communications, Inc. 1994 Stock Incentive Plan, the Tele-Communications, Inc. 1995 Employee Stock Incentive Plan and the Tele-Communications, Inc. 1996 Incentive Plan.

  "Redemption Date" shall mean any date fixed for a redemption or purchase of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock as set forth in a notice to holders of such series pursuant to this Certificate.

  "Related Business Transaction" shall mean any Disposition of all or substantially all of the properties and assets of the Liberty Media Group in which the Corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Liberty Media Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group prior to such Disposition, as determined in good faith by the Board of Directors.

  "Second Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value, an investment banking firm of recognized national standing selected by the Independent Committee to make such determination.


                                     H1-23

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

  "Selection Date," with respect to any determination of the Liberty Media Group Private Market Value, shall mean the date upon which the Second Appraiser for such determination is selected by the Independent Committee.

  "Subsidiary" shall mean, with respect to any person or entity, any corporation or partnership 50% or more of whose outstanding voting securities or partnership interests, as the case may be, are directly or indirectly owned by such person or entity.

  "TCI Group" shall mean, as of any date:

    (a) the interest of the Corporation or any of its subsidiaries in all of the businesses in which the Corporation or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of the Corporation or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group;

    (b) a proportionate interest in the businesses, assets and liabilities of the Liberty Media Group equal to the Liberty Media Group Inter-Group Interest Fraction as of such date;

    (c) from and after any dividend or other distribution with respect to shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, with respect to which adjustment shall be made as provided in clause (a) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of the Corporation attributed to the Liberty Media Group, for which provision shall be made as set forth in the penultimate sentence of this definition), an amount of assets or properties theretofore included in the Liberty Media Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution; and

    (d) any assets or properties transferred from the Liberty Media Group to the TCI Group;

provided that, from and after any contribution or transfer of any assets or properties from the TCI Group to the Liberty Media Group, the TCI Group shall no longer include such assets or properties so contributed or transferred (other than pursuant to its interest in the businesses, assets and liabilities of the Liberty Media Group pursuant to clause (b) above). If the Corporation shall pay a dividend or make any other distribution with respect to shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock payable in other securities of the Corporation attributed to the Liberty Media Group, the TCI Group shall be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (c) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, the TCI Group shall include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. The Corporation may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Group shall in such case no longer include an amount of the kind of properties or assets required to be paid or delivered as

                                     H1-24

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities shall no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

  "TCI Group Available Dividend Amount," as of any date, shall mean either: (a) the excess of (i) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group as of such date over (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Series A TCI Group Common Stock, Series B TCI Group Common Stock and each class or series of Preferred Stock attributed to the TCI Group or (b) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year.

  "Trading Day" shall mean each weekday other than any day on which any relevant class or series of capital stock of the Corporation is not traded on the Nasdaq National Market System or in the over-the-counter market."

  Section C of Article V of the Restated Certificate of Incorporation of the Corporation is proposed to be amended pursuant to the Liberty/Ventures Combination Proposal to read in its entirety as follows:

                                   "SECTION C

                              REMOVAL OF DIRECTORS

  Subject to the rights of the holders of any class or series of Preferred Stock, directors may be removed from office only for cause (as hereinafter defined) upon the affirmative vote of the holders of 66 2/3% of the total voting power of the then outstanding shares of Series A TCI Group Common Stock, Series B TCI Group Common Stock, Series A Liberty Media Group Common Stock, Series B Liberty Media Group Common Stock and any class or series of Preferred Stock entitled to vote at an election of directors, voting together as a single class. Except as may be provided by law, "cause" for removal, for purposes of this Section C, shall exist only if: (i) the director whose removal is proposed has been convicted of a felony, or has been granted immunity to testify in an action where another has been convicted of a felony, by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetence directly affects his ability as a director of the Corporation, as determined by at least 66 2/3% of the members of the Board of Directors then in office (other than such director); or (iii) such director's actions or failure to act have been determined by at least 66 2/3% of the members of the Board of Directors then in office (other than such director) to be in derogation of the director's duties."

                                     H1-25

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]

  Section A of Article VIII of the Restated Certificate of Incorporation of the Corporation is proposed to be amended pursuant to the Liberty/Ventures Combination Proposal to read in its entirety as follows:

                                 "ARTICLE VIII

                            MEETINGS OF STOCKHOLDERS

                                   SECTION A

                          ANNUAL AND SPECIAL MEETINGS

  Subject to the rights of the holders of any class or series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in the terms of any class or series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding Voting Securities (as hereinafter defined) or
(ii) at the request of at least 75% of the members of the Board of Directors then in office. The term "Voting Securities" shall include the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock, the Series B Liberty Media Group Common Stock and any class or series of Preferred Stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof."

                                     H1-26

                   [ADDITIONAL PAGE TO TCI SHAREHOLDERS ONLY]
                                                                    APPENDIX H-2

                              PROPOSED AMENDMENTS
                                     TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           TELE-COMMUNICATIONS, INC.
              (IMPLEMENTING THE INCREASED AUTHORIZATION PROPOSAL)

  The first paragraph of Article IV of the Restated Certificate of Incorporation is proposed to be amended pursuant to the Increased Authorization Proposal to read in its entirety as follows:

                               "AUTHORIZED STOCK

  The total number of shares of capital stock which the Corporation shall have authority to issue is four billion seven hundred two million three hundred seventy-five thousand and ninety six (4,702,375,096) shares, which shall be divided into the following classes:

    (a) Four billion six hundred fifty million (4,650,000,000) shares shall be of a class designated Common Stock, par value $1.00 per share ("Common Stock"), such class to be divided into series as provided in Section E of this Article IV;

    (b) Seven hundred thousand (700,000) shares shall be of a class designated Class A Preferred Stock, par value $1.00 per share ("Class A Preferred Stock");

    (c) One million six hundred seventy-five thousand ninety-six (1,675,096) shares shall be of a class designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share ("Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock"); and

    (d) Fifty million (50,000,000) shares shall be of a class designated Series Preferred Stock, par value $.01 per share ("Series Preferred Stock"), such class to be issuable in series as provided in Section D of this Article IV.

  The Class A Preferred Stock, the Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock and the Series Preferred Stock are collectively referred to as "Preferred Stock."

  The first paragraph of Section E of Article IV of the Restated Certificate of Incorporation is proposed to be amended pursuant to the Increased Authorization Proposal as follows:

  "One billion seven hundred fifty million (1,750,000,000) shares of Common Stock shall be of a series designated Tele-Communications, Inc Series A TCI Group Common Stock (the "Series A TCI Group Common Stock"), one hundred fifty million (150,000,000) shares of Common Stock shall be of a series designated Tele-Communications, Inc. Series B TCI Group Common Stock (the "Series B TCI Group Common Stock"), two billion five hundred million (2,500,000,000) shares of Common Stock shall be of a series designated Tele-Communications, Inc. Series A Liberty Media Group Common Stock (the "Series A Liberty Media Group Common Stock") and two hundred fifty million (250,000,000) shares of Common Stock shall be of a series designated Tele-Communications, Inc. Series B Liberty Media Group Common Stock (the "Series B Liberty Media Group Common Stock")."

                                      H2-1

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorneys' fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he was such a director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose such director or officer reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the New York Business Corporation Law ("NYBCL").

  The by-laws of the Registrant provide that the Registrant is authorized, by
(i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers in respect of claims, actions, suits, or proceedings based upon, arising from, relating to, or by reason of the fact that any such director or officer serves or served in such capacity with the corporation or at the request of the Registrant in any capacity with any other enterprise.

  The Registrant has entered into contracts with its officers and directors, pursuant to the provisions of NYBCL Section 721, by which it will be obligated to indemnify such persons, to the fullest extent permitted by the NYBCL, against expenses, fees, judgments, fines, and amounts paid in settlement in connection with any present or future threatened, pending or completed action, suit or proceeding based in any way upon or related to the fact that such person was an officer or director of the Registrant or, at the request of the Registrant, an officer, director or other partner, agent, employee, or trustee of another enterprise. The contractual indemnification so provided will not extend to any situation where a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty or that there inured to such person a financial profit or other advantage.

  The directors and officers of the Registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) The following exhibits are filed herewith or incorporated herein by reference:

 EXHIBIT
   NO.
 -------
  2.01   Agreement and Plan of Restructuring and Merger, dated as of June 23,
         1998, among the Registrant, Italy Merger Corp. and Tele-
         Communications, Inc. ("TCI") (the "Merger Agreement") (included as
         Appendix A to the Proxy Statement/Prospectus). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the
         Commission upon request.
  2.02   Terms of Tax Sharing Agreement between the Registrant and TCI.
  2.03   Form of Certificate of Incorporation and Bylaws of Liberty Media
         Corporation.

 EXHIBIT
   NO.
 -------
   2.04  Form of Contribution Agreement.
   2.05  Form of LLC Agreement of Liberty Media Group LLC.
   2.06  Intercompany Agreement Principles.
   2.07  Certain Terms of Inter-Group Agreement.
   2.08  Voting Agreement, dated as of June 23, 1998, and amended and restated
         as of October 9, 1998, among the Registrant, Dr. John C. Malone and
         Leslie Malone.
   4.01  No instrument which defines the rights of holders of long term debt, of the Registrant and all of its consolidated subsidiaries, is filed herewith pursuant to Regulation S-K, Item 601(b)(4)(iii)(A). Pursuant to this regulation, the Registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request.
   5.01  Opinion of Robert S. Feit, General Attorney and Assistant Secretary of
         the Registrant, as to the legality of the securities being registered.
   8.01  Opinion of Wachtell, Lipton, Rosen & Katz as to certain U.S. federal income tax matters.*
   8.02  Opinion of Baker & Botts, L.L.P. as to certain U.S. federal income tax matters.*
  23.01  Consent of Robert S. Feit (included in Exhibit 5.01).
  23.02  Consent of Credit Suisse First Boston Corporation.
  23.03  Consent of Goldman, Sachs & Co.
  23.04  Consent of Donaldson, Lufkin & Jenrette Securities Corporation.
  23.05  Consent of PricewaterhouseCoopers LLP.
  23.06  Consent of KPMG LLP.
  23.07  Consent of KPMG LLP.
  23.08  Consent of KPMG LLP.
  23.09  Consent of KPMG LLP.
  23.10  Consent of KPMG LLP.
  23.11  Consent of KPMG Audit Plc.
  23.12  Consent of Deloitte & Touche LLP.
  23.13  Consent of KPMG LLP.
  23.14  Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.01).
  23.15  Consent of Baker & Botts, L.L.P. (included in Exhibit 8.02).
  24.01  Powers of attorney.
  99.01  Form of Proxy Card to be used in connection with the Special Meeting of Shareholders of the Registrant.
  99.02  Form of Proxy Card to be used in connection with the Special Meeting of Shareholders of TCI.

--------
* To be filed by a post-effective amendment upon consummation of the Merger.

  ITEM 22. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

  That for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  That every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JANUARY 7, 1999.

                                          AT&T CORP.

                                             /s/ Marilyn J. Wasser
                                          By:
                                            -----------------------------------
                                          MARILYN J. WASSER VICE PRESIDENT--
                                          LAW AND SECRETARY

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

       SIGNATURE                           CAPACITY
       ---------                           --------
   PRINCIPAL EXECUTIVE OFFICER:
   ----------------------------
C. Michael Armstrong*            Chairman and Chief Executive
                                  Officer
   PRINCIPAL FINANCIAL OFFICER:
   ----------------------------
Daniel E. Somers*                Senior Executive Vice
                                  President and Chief
                                  Financial Officer
   PRINCIPAL ACCOUNTING OFFICER:
   -----------------------------
Nicholas S. Cyprus*              Controller and Chief
                                  Accounting Officer
   DIRECTORS
   ---------
C. Michael Armstrong*
Kenneth T. Derr*
M. Kathryn Eickhoff*
Walter Y. Elisha*
George M.C. Fisher*
Donald V. Fites*
Ralph S. Larsen*
Donald F. McHenry*
Michael I. Sovern*
Sanford I. Weill*
Thomas H. Wyman*
John D. Zeglis*

   /s/ Marilyn J. Wasser
*By: ____________________________
  MARILYN J. WASSER
  (ATTORNEY-IN-FACT)

January 7, 1999

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                       DOCUMENT DESCRIPTION                      PAGE NO.
 -------                     --------------------                      --------
   2.01  Agreement and Plan of Restructuring and Merger, dated as of
         June 23, 1998, among the Registrant, Italy Merger Corp. and
         Tele-Communications, Inc. ("TCI") (the "Merger Agreement")
         (included as Appendix A to the Proxy Statement/Prospectus).
         The Registrant agrees to furnish supplementally a copy of
         any omitted schedule to the Commission upon request.
   2.02  Terms of Tax Sharing Agreement between the Registrant and
         TCI.
   2.03  Form of Certificate of Incorporation and Bylaws of Liberty
         Media Corporation.
   2.04  Form of Contribution Agreement.
   2.05  Form of LLC Agreement of Liberty Media Group LLC.
   2.06  Intercompany Agreement Principles.
   2.07  Certain Terms of Inter-Group Agreement.
   2.08  Voting Agreement, dated as of June 23, 1998, and amended and restated as of October 9, 1998, among the Registrant,
         Dr. John C. Malone and Leslie Malone.
   4.01  No instrument which defines the rights of holders of long term debt, of the Registrant and all of its consolidated
         subsidiaries, is filed herewith pursuant to Regulation S-K,
         Item 601(b)(4)(iii)(A). Pursuant to this regulation, the
         Registrant hereby agrees to furnish a copy of any such
         instrument to the Commission upon request.
   5.01  Opinion of Robert S. Feit, General Attorney and Assistant
         Secretary of the Registrant, as to the legality of the
         securities being registered.
   8.01  Opinion of Wachtell, Lipton, Rosen & Katz as to certain
         U.S. federal income tax matters.*
   8.02  Opinion of Baker & Botts, L.L.P. as to certain U.S. federal income tax matters.*
  23.01  Consent of Robert S. Feit (included in Exhibit 5.01).
  23.02  Consent of Credit Suisse First Boston Corporation.
  23.03  Consent of Goldman, Sachs & Co.
  23.04  Consent of Donaldson, Lufkin & Jenrette Securities
         Corporation.
  23.05  Consent of PricewaterhouseCoopers LLP.
  23.06  Consent of KPMG LLP.
  23.07  Consent of KPMG LLP.
  23.08  Consent of KPMG LLP.
  23.09  Consent of KPMG LLP.
  23.10  Consent of KPMG LLP.
  23.11  Consent of KPMG Audit Plc.
  23.12  Consent of Deloitte & Touche LLP.
  23.13  Consent of KPMG LLP.
  23.14  Consent of Wachtell, Lipton, Rosen & Katz (included in
         Exhibit 8.01).
  23.15  Consent of Baker & Botts, L.L.P. (included in Exhibit
         8.02).
  24.01  Powers of attorney.
  99.01  Form of Proxy Card to be used in connection with the
         Special Meeting of Shareholders of the Registrant.
  99.02  Form of Proxy Card to be used in connection with the
         Special Meeting of Shareholders of TCI.

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* To be filed by a post-effective amendment upon consummation of the Merger.